 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LIN MEDIA LLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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To the shareholders of Media General, Inc. and LIN Media LLC:

On March 21, 2014, Media General, Inc. (“Media General”) and LIN Media LLC (“LIN”) entered into a merger agreement providing for a business combination of Media General and LIN. We are excited about the prospects for the combined company, which will be the second largest pure-play television broadcasting company in the U.S. The combined company will own and operate or provide services to 74 television stations across 46 markets, reaching approximately 26.5 million, or approximately 23%, of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations).

Under the terms of the merger agreement, Media General will form a new holding company, which after closing will be the publicly traded parent company of Media General and LIN, and will be named “Media General, Inc.” In the transaction, Media General shareholders will receive one share of the new holding company for each share of Media General that they own upon closing. All LIN shareholders will receive for each LIN share that they own upon closing, at their election, $27.82 in cash or 1.5762 shares of the new holding company, subject to proration procedures described in the merger agreement. The maximum cash amount that will be paid to the LIN shareholders is $763 million. It is anticipated that, upon the closing of the transaction, Media General’s former shareholders will own approximately 64%, and LIN’s former shareholders will own approximately 36%, of the fully-diluted shares of the new holding company. The voting common stock of Media General trades, and after completion of the transaction, the voting common stock of the new holding company is expected to trade, on the New York Stock Exchange under the symbol “MEG.”

Each of Media General and LIN will hold a special meeting of its shareholders to consider and vote on matters necessary to complete the transaction contemplated by the merger agreement. Information about the special meetings, the proposals to be voted on at each company’s special meeting, the proposed transaction and other related matters is contained in this joint proxy statement/prospectus, which we urge you to read carefully and in its entirety, including the Annexes and exhibits and the information incorporated into this joint proxy statement/prospectus by reference. In addition, Media General and LIN have entered into voting agreements with Media General shareholders holding approximately 30% of the outstanding shares of common stock of Media General and LIN shareholders holding substantially all of the outstanding LIN Class B common shares and approximately 70% of the combined voting power of the LIN Class A and Class C common shares. In each case, such shareholders of Media General and LIN have agreed to vote in favor of the proposals to be voted on by such shareholders at their company’s special meeting.

In particular, you should consider the matters discussed under “Risk Factors” beginning on page 23 of this joint proxy statement/prospectus.

Your vote is very important. To ensure your representation at your company’s special meeting, please complete and return the enclosed proxy card or, if you are a Media General shareholder, submit your proxy by telephone or through the Internet.

The Board of Directors of Media General has approved the merger agreement and the transactions contemplated thereby, and recommends that the Media General shareholders vote “FOR” the approval of each of the proposals to be voted on by the Media General shareholders at the Media General special meeting, as described in this joint proxy statement/prospectus.

The Board of Directors of LIN has approved the merger agreement and the transactions contemplated thereby, and recommends that the LIN shareholders vote “FOR” the approval of each of the proposals to be voted on by the LIN shareholders at the LIN special meeting, as described in this joint proxy statement/prospectus.

Sincerely,	Sincerely,

George L. Mahoney	Vincent L. Sadusky
President and Chief Executive Officer	President and Chief Executive Officer
Media General, Inc.	LIN Media LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the mergers or the securities issuable in connection with the mergers, or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated July 24, 2014 and is first being mailed or otherwise delivered to shareholders of Media General and shareholders of LIN on or about July 24, 2014.

          Media General, Inc.

333 E. Franklin St.

Richmond, Virginia 23219

(804) 887-5000

NOTICE OF SPECIAL MEETING OF MEDIA GENERAL’S SHAREHOLDERS

To be held on August 20, 2014

To the Holders of Common Stock of Media General, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Media General will be held on August 20, 2014 at 11:00 a.m., local time, at 111 North 4th Street, Richmond, Virginia, for the following purposes:

1.            To consider and vote on a proposal to approve the issuance of shares of the combined company pursuant to the combination of Media General and LIN; and

2.            To consider and vote on a proposal to amend and restate the Articles of Incorporation of Media General to provide for certain governance arrangements of the combined company. See “Summary – Officers and Directors of New Media General after the Transaction” beginning on page 11 of this joint proxy statement/prospectus for a description of the proposed amendments and the governance of the combined company.

The approval by the holders of voting common stock of Media General of the foregoing proposals is required in order to complete the combination of Media General and LIN under the terms of the merger agreement. The proposals are described in more detail in this joint proxy statement/prospectus, which you should read carefully in its entirety before you submit a proxy or otherwise vote your shares.

The holders of non-voting common stock of Media General are receiving this Notice for informational purposes and are not entitled to vote their shares of non-voting common stock of Media General on any proposals being submitted to the shareholders of Media General for approval.

This joint proxy statement/prospectus provides detailed information about these items of business. The Media General Board of Directors has established July 18, 2014 as the record date for the special meeting. If you were a holder of record of any shares of voting common stock at the close of business on the record date of July 18, 2014, you are entitled to attend and vote at the special meeting. If you are present at the special meeting, you may vote in person even though you have previously returned a proxy card or submitted a proxy or voting instructions in another manner.

Whether or not you expect to attend the special meeting in person, we value your vote. Most shareholders have a choice of submitting a proxy over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to submit a proxy, please do so at your earliest convenience.

The shareholders of Media General will not have appraisal rights under the Virginia Stock Corporation Act with respect to any of the matters subject to the proposals referred to above. Please see “Appraisal Rights” beginning on page 164 of this joint proxy statement/prospectus.

The Board of Directors of Media General has approved the merger agreement and the transactions contemplated thereby, and recommends that you vote “FOR” the approval of each of the proposals described above.

Thank you for being a Media General shareholder. I look forward to seeing you on August 20, 2014.

By the Order of the Board of Directors,

Andrew C. Carington

Secretary

Richmond, Virginia

July 24, 2014

LIN Media LLC

701 Brazos Street

Suite 800

Austin, Texas 78701

(512) 774-6110

NOTICE OF SPECIAL MEETING OF LIN’S SHAREHOLDERS

To be held on August 20, 2014

To the Holders of Common Shares of LIN Media LLC:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of LIN will be held on August 20, 2014 at 9:00 a.m., local time, at Weil, Gotshal & Manges LLP’s office, 767 Fifth Avenue, New York, NY 10153 for the following purposes:

1.     To consider and vote on a proposal to adopt the merger agreement as it may be amended from time to time, which is attached to this joint proxy statement/prospectus as Annex A, and approve of LIN Merger; and

2.     To consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters. See “The Transaction – Interests of LIN’s Directors and Officers in the Transaction” beginning on page 100 of this joint proxy statement/prospectus.

The approval by LIN’s shareholders of the proposal to adopt the merger agreement, and approve the LIN Merger, is required in order to complete the combination of Media General and LIN under the terms of the merger agreement. The proposals are described in more detail in this joint proxy statement/prospectus, which you should read carefully in its entirety before you vote.

This joint proxy statement/prospectus provides detailed information about these items of business. The LIN Board of Directors has established July 18, 2014 as the record date for the special meeting. If you were a holder of record of any LIN common shares at the close of business on the record date of July 18, 2014, you are entitled to attend and vote at the special meeting. If you are present at the special meeting, you may vote in person even though you have previously returned a proxy card or submitted a proxy or voting instruction in another manner.

Whether or not you expect to attend the special meeting in person, we value your vote. Shareholders can submit a proxy by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record. Please submit your proxy or voting instructions at your earliest convenience.

Under certain circumstances, the shareholders of LIN may have the right to seek appraisal in connection with the LIN Merger to the extent such rights are available under Delaware law with respect to their LIN common shares. Please see “Appraisal Rights” beginning on page 164 of this joint proxy statement/prospectus.

The Board of Directors of LIN has approved the merger agreement and the transactions contemplated thereby, and recommends that you vote “FOR” the approval of each of the proposals described above.

Thank you for being a LIN shareholder. I look forward to seeing you on August 20, 2014.

By the Order of the Board of Directors,

Denise M. Parent

Secretary

Austin, Texas

July 24, 2014

REFERENCES TO ADDITIONAL INFORMATION

Mercury New Holdco, Inc. has filed a registration statement on Form S-4 of which this joint proxy statement/prospectus is a part. This joint proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement.

This joint proxy statement/prospectus also incorporates by reference important business and financial information about Media General, Inc. (“Media General”) from documents previously filed with the Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this joint proxy statement/prospectus. In addition, Media General and LIN Media LLC (“LIN”) file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC.

The registration statement of which this joint proxy statement/prospectus is a part and the exhibits thereto, the information incorporated by reference herein, and the other information filed by Media General and LIN with the SEC is available for you to review at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can also obtain these documents through the SEC’s website at www.sec.gov or on Media General’s website at http://www.mediageneral.com in the Investor Relations section and on LIN’s website at http://www.linmedia.com in the Investor Relations section. By referring to Media General’s website, LIN’s website, and the SEC’s website, Media General and LIN do not incorporate any such websites or its contents into this joint proxy statement/prospectus.

In addition, LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 is attached hereto as Annex G, LIN’s Proxy Statement for its Annual Meeting of Shareholders Held May 6, 2014 is attached hereto as Annex H, LIN’s Current Report on Form 8-K/A filed with the SEC on April 21, 2014 is attached hereto as Annex I, LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 is attached hereto as Annex J, and LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 is attached hereto as Annex K.

You can also obtain those documents that incorporate by reference important business and financial information about Media General in this joint proxy statement/prospectus by requesting them in writing or by telephone from Media General at the following addresses and telephone numbers:

Media General, Inc.
333 E. Franklin St.
Richmond, Virginia 23219
(804) 887-5120
Attn: Lou Anne Nabhan - Corporate Communications

You may also obtain these documents at no charge by requesting them in writing or by telephone from Media General’s proxy solicitor, D.F. King & Co., Inc., at the address and telephone numbers below.

If you have questions or need assistance voting your shares please contact:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
mediageneral@dfking.com
Call Collect: (212) 269-5550
Or
Toll-Free: (800) 848-3416

See “Where You Can Find More Information” beginning on page 171 for more information about the documents referenced in this joint proxy statement/prospectus.

In addition, if you have any questions about the transaction, this joint proxy statement/prospectus, voting your shares, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact:

IF YOU ARE A MEDIA GENERAL SHAREHOLDER:	IF YOU ARE A LIN SHAREHOLDER:

D.F. King & Co., Inc.	LIN Media LLC
48 Wall Street, 22nd Floor, New York, NY 10005	Attn: Denise M. Parent, Secretary
mediageneral@dfking.com	701 Brazos Street, Suite 800, Austin, Texas 78701
Call Collect: (212) 269-5550	(512) 774-6110
Toll-Free: (800) 848-3416

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS	iv

SUMMARY	1
Parties to the Transaction	1
The Transaction	2
Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors	5
LIN’s Reasons for the Transaction and Recommendation of LIN’s Board of Directors	5
Opinion of Media General’s Financial Advisor	5
Opinion of LIN’s Financial Advisor	6
Key Terms of the Merger Agreement	6
Listing of New Media General Voting Common Stock	9
Voting Agreements	9
Financing of the Transaction	10
Regulatory Approvals	10
Material U.S. Federal Income Tax Consequences of the Mergers	10
Officers and Directors of New Media General after the Transaction	11
Interests of Media General’s Directors and Officers in the Transaction	11
Interests of LIN’s Directors and Officers in the Transaction	11
Voting by Media General’s Directors and Executive Officers	11
Voting by LIN’s Directors and Executive Officers	12
Appraisal Rights	12

MEDIA GENERAL SELECTED HISTORICAL FINANCIAL DATA	14

LIN SELECTED HISTORICAL FINANCIAL DATA	16

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	17
Pro Forma Condensed Combined Balance Sheet	18
Pro Forma Condensed Combined Statement of Operations	18

COMPARATIVE PER SHARE DATA	20

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION	21

RISK FACTORS	23
Risks Related to the Transaction	23
Risks Related to New Media General’s Business	29
Risks Related to the Ownership of New Media General Common Stock	39
Risks Related to Media General and LIN and New Media General After the Transaction	42

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	43

THE MEDIA GENERAL SPECIAL MEETING	45
Date, Time and Place of the Special Meeting	45
Purpose of the Special Meeting	45
Record Date; Outstanding Shares Entitled to Vote	45
Quorum	45
Vote Required	45
Recommendation of Media General’s Board of Directors	46
Voting by Media General’s Directors and Executive Officers	46
How to Vote	46

i

Attending the Special Meeting	47
Voting of Proxies	47
Voting of Media General Shares Held in Street Name	47
Revoking Your Proxy	47
Proxy Solicitations	47
Other Business	48
Adjournments	48

MEDIA GENERAL PROPOSALS	49
MG Share Issuance Proposal	49
MG Amendment Proposal	49

THE LIN SPECIAL MEETING	51
Date, Time and Place of the Special Meeting	51
Purpose of the Special Meeting	51
Record Date; Outstanding Shares Entitled to Vote	51
Quorum	51
Vote Required	51
Recommendation of LIN’s Board of Directors	52
Voting by LIN’s Directors and Executive Officers	52
How to Vote	52
Attending the Special Meeting	52
Voting of Proxies	52
Voting of LIN Shares Held in Street Name	52
Revoking Your Proxy	53
Proxy Solicitation	53
Other Business	53
Adjournments	53

LIN PROPOSALS	54
LIN Merger Proposal	54
LIN Compensation Proposal	54

PARTIES TO THE TRANSACTION	57

THE TRANSACTION	59
General Description of the Transaction	59
Media General Merger Consideration	59
LIN Merger Consideration	60
Proration and Allocation Procedures for the LIN Merger Consideration	60
Making an Election	62
Background of the Transaction	62
Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors	72
Opinion of Media General’s Financial Advisor	75
LIN’s Reasons for the Transaction and Recommendation of LIN’s Board of Directors	82
Opinion of LIN’s Financial Advisor	86
Media General Management’s Unaudited Prospective Financial Information	92
LIN Management’s Unaudited Prospective Financial Information	95
Interests of Media General’s Directors and Officers in the Transaction	99
Interests of LIN’s Directors and Officers in the Transaction	100
Accounting Treatment of the Transaction	102
Listing of New Media General’s Common Stock	102
Delisting and Deregistration of LIN Common Shares	103
Resale of New Media General Common Stock	103
Regulatory Approvals	103
Financing of the Transaction	103
Description of Certain Indebtedness of Media General and LIN	105

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS		107

THE AGREEMENTS		110

LITIGATION RELATED TO THE MERGERS		132

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION		133

MANAGEMENT OF NEW MEDIA GENERAL		144

DESCRIPTION OF NEW MEDIA GENERAL’S CAPITAL STOCK		145

COMPARISON OF SHAREHOLDER RIGHTS		150

LEGAL MATTERS		160

EXPERTS		161

MEDIA GENERAL ANNUAL MEETING SHAREHOLDER PROPOSALS		162

LIN ANNUAL MEETING SHAREHOLDER PROPOSALS		163

APPRAISAL RIGHTS		164

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE		170

WHERE YOU CAN FIND MORE INFORMATION		171

ANNEXES
Annex A:	Agreement and Plan of Merger, dated as of March 21, 2014, by and among Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and LIN Media LLC
Annex B:	Plan of Merger merging Mercury Merger Sub 1, Inc. with and into Media General, Inc.
Annex C:	Proposed Amendments to the Articles of Incorporation of Media General, Inc.
Annex D:	Opinion, dated March 20, 2014, of RBC Capital Markets, LLC
Annex E:	Opinion, dated March 20, 2014 of J.P. Morgan Securities LLC
Annex F:	Section 262 of the Delaware General Corporation Law – Appraisal Rights
Annex G:	Annual Report on Form 10-K for the year ended December 31, 2013 of LIN Media LLC (the financial statements and related audit opinion have been superseded by the financial statements and related audit opinion in Annex K)
Annex H:	Proxy Statement of LIN Media LLC for its Annual Meeting of Shareholders Held May 6, 2014
Annex I:	Current Report on Form 8-K/A filed with the SEC on April 21, 2014 of LIN Media LLC
Annex J:	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of LIN Media LLC
Annex K:	Current Report on Form 8-K filed with the SEC on June 13, 2014 of LIN Media LLC

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS

The following are brief answers to common questions that you may have regarding the merger agreement, the proposed transaction, the special meetings and the consideration to be received in the proposed transaction. The questions and answers in this section may not address all questions that might be important to you as a shareholder of LIN Media LLC (“LIN”) or Media General, Inc. (“Media General”). To better understand these matters, and for a description of the legal terms governing the proposed transaction, we urge you to read carefully and in its entirety this joint proxy statement/prospectus, including the Annexes to, and the documents incorporated by reference in, this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 171.

Q:	What is the proposed transaction?

A:

Media General, certain of Media General’s subsidiaries, and LIN entered into an Agreement and Plan of Merger, which, as it may be amended from time to time, we refer to as the “merger agreement,” on March 21, 2014. The merger agreement provides for a business combination of Media General and LIN by means of a two-step merger process. As a result of the transactions contemplated by the merger agreement, Media General and LIN's businesses will be owned by a new holding company, which we refer to as “New Media General” or the “combined company.” We sometimes refer to the mergers and the other transactions contemplated by the merger agreement, taken as a whole, as the “transaction.”

In the first merger, Media General will merge with a subsidiary of New Media General. Media General will be the surviving company in this merger. We refer to this merger as the “Media General Merger.” The Media General Merger is a holding company merger not requiring a vote of the shareholders of Media General under Section 13.1-719.1 of the Virginia Stock Corporation Act, which we refer to as the “VSCA.”

In the second merger, immediately following the Media General Merger, LIN will merge with a subsidiary of New Media General. LIN will be the surviving company in this merger. We refer to this merger as the “LIN Merger.”

Upon completion of the transaction, New Media General will be named “Media General, Inc.” and its voting common stock is expected to be listed for trading on the New York Stock Exchange, which we refer to as the “NYSE,” under Media General’s current ticker symbol, “MEG.” We expect that the former Media General shareholders will hold approximately 64%, and the former LIN shareholders will hold approximately 36%, of the outstanding shares of common stock of New Media General, calculated on a fully-diluted basis, immediately following the closing of the transaction.

In connection with the Media General Merger and the LIN Merger, LIN Television Corporation, currently a direct, wholly-owned subsidiary of LIN, will become a direct, wholly owned subsidiary of New Media General, and Media General will become a direct, wholly-owned subsidiary of LIN Television Corporation.

Q:	Why am I receiving this document?

A:

In order to complete the transaction, the shareholders of LIN must adopt the merger agreement and approve the LIN Merger and the shareholders of Media General must approve the issuance of shares of New Media General pursuant to the transaction and certain amendments to Media General’s Articles of Incorporation. Media General and LIN will hold separate special shareholders’ meetings to obtain these approvals. We are sending you these materials to help you decide how to vote your shares with respect to the matters to be considered at the special meetings. This joint proxy statement/prospectus contains important information about the transaction, including the special meetings of the respective shareholders of Media General and LIN. You should read it carefully and in its entirety. The enclosed proxy cards allow you to authorize the voting of your shares without attending your company’s special meeting.

Your vote is important. We encourage you to submit a proxy as soon as possible.

Q:	What will Media General shareholders receive in the Media General Merger?

A:

As a result of the Media General Merger, each share of Media General’s voting common stock will automatically be converted into one share of voting common stock of New Media General, and each share of Media General’s non-voting common stock will automatically be converted into one share of non-voting common stock of New Media General.

Q:	What will LIN shareholders receive in the LIN Merger?

A:

In the LIN Merger, each holder of Class A common shares of LIN, Class B common shares of LIN or Class C common shares of LIN, which we collectively refer to as the “LIN common shares,” may elect to receive, for each LIN common share owned, and in each case subject to the proration procedures set forth in the merger agreement and described herein, either:

●	$27.82 in cash without interest, which we refer to as the “cash consideration;” or

●	1.5762 shares of voting common stock of New Media General, which we refer to as the “New Media General share consideration.”

Each LIN shareholder may not receive the form of consideration that such shareholder elects in the LIN Merger. The merger agreement provides that the total number of LIN common shares that will be converted into the right to receive the cash consideration is 27,426,312, less the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger. We refer to this number of LIN common shares as the “Cash Election Cap.” Pursuant to the allocation and proration procedures in the merger agreement, if holders of LIN common shares elect to receive cash for a number of LIN common shares in excess of the Cash Election Cap, then the shares held by each such holder will instead be converted into the right to receive a pro rata portion of cash and shares of New Media General common stock. Similarly, if holders of LIN common shares elect to receive cash for a number of LIN common shares less than the Cash Election Cap, then the shares for which the holders thereof elected to receive stock will be converted into the right to receive a pro rata portion of cash and shares of New Media General common stock. Generally, outstanding LIN common shares for which no election has been validly made will be converted to the undersubscribed form of consideration first. For more information, see “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60.

Q:	How do LIN shareholders make their election to receive the cash consideration or the New Media General share consideration for their shares? What if a LIN shareholder fails to make an election?

A:

An election form and transmittal materials will be mailed between 30-45 days prior to the anticipated closing date of the transaction to each holder of record of LIN common shares as of the close of business on a date prior to the date of mailing. Media General will also make an election form available, if reasonably requested, to each person that subsequently becomes a holder of LIN common shares prior to the close of business on the business day prior to the election deadline. The election deadline will be 5:00 p.m. New York time on the fifth business day prior to the closing date of the transaction (or on such later date agreed to by Media General and LIN). Media General will seek to publicly announce the election deadline at least five business days prior to such date. Each LIN shareholder should complete and return the election form, along with properly completed share transfer documentation, according to the instructions included with the election form.

If you own LIN common shares in “street name” through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the bank, broker or other nominee holding your shares concerning how to make an election.

If you do not send in the properly completed election form together with the proper share transfer documentation prior to the election deadline, you will be treated as though you did not make an election, and your LIN common shares will be converted into the right to receive either the cash consideration or the New Media General share consideration, or some mix of cash and shares of New Media General, according to the allocation and proration procedures specified in the merger agreement. Generally, in the event one form of consideration (cash consideration or shares of New Media General) is undersubscribed in the LIN Merger, LIN common shares for which no election has been validly made will be allocated to the undersubscribed form of consideration before LIN common shares for which the oversubscribed form of consideration has been elected will be required to receive a mixture of cash and shares of New Media General pursuant to such allocation and proration procedures. Accordingly, while electing one form of consideration will not guarantee you will receive that form for all of your LIN common shares, in the event proration is necessary, shares for which an election has been validly made will have a priority over shares for which no election has been made. For more information, see “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration”, beginning on page 60.

v

Q:	Does the LIN Board of Directors recommend that I elect the cash consideration or the New Media General share consideration?

A:	The LIN Board of Directors makes no recommendation as to whether any LIN shareholder should elect to receive the cash consideration or the New Media General share consideration.

Q:	May I submit an election form for my LIN common shares even if I do not vote to adopt the merger agreement?

A:

Yes. You may submit an election form even if you vote against the adoption of the merger agreement and the approval of the LIN Merger or abstain or do not register any vote with respect to the LIN merger proposal (defined below). However, to be valid your election form must be properly completed and received prior to the election deadline.

Q:	Can I make one election for some of my LIN common shares and another election for the rest?

A:

Yes. You may submit an election form in which you elect the cash consideration with respect to a portion, and the New Media General share consideration with respect to a portion, of your LIN common shares.

Q:	Can I change my election after I submit an election form?

A:

Yes. You may revoke your election to receive either the cash consideration or the New Media General share consideration by delivering written notice of your revocation to the exchange agent prior to the election deadline. You may change your election by delivering a properly completed revised election form that identifies the LIN common shares to which the revised election form applies. Delivery of a revised election form with respect to any LIN common shares, prior to the election deadline, will result in the revocation of all prior election forms with respect to those shares. You will not be entitled to revoke or change your election following the election deadline.

Q:	When do you expect the transaction to be completed?

A:

As of the date of this joint proxy statement/prospectus, the transaction is expected to close in early 2015. However, the closing of the transaction is subject to various conditions, including the approval of the MG share issuance proposal (defined below) and the MG amendment proposal (defined below) by the Media General shareholders, and the LIN merger proposal by the LIN shareholders, as well as necessary regulatory consents and approvals. No assurance can be provided as to when or if the transaction will be completed, and it is possible that factors outside the control of Media General and LIN could result in the transaction being completed at a later time, or not at all. See “The Agreements – Description of the Merger Agreement – Efforts to Consummate the Transaction” beginning on page 124 and “The Agreements – Description of the Merger Agreement – Conditions to the Transaction” beginning on page 126.

Q:	When and where will the special meetings be held?

A:	The Media General special meeting will be held at 111 North 4th Street, Richmond, Virginia on August 20, 2014 at 11:00 a.m., local time.

The LIN special meeting will be held at Weil, Gotshal & Manges LLP’s office, 767 Fifth Avenue, New York, NY 10153, on August 20, 2014 at 9:00 a.m., local time.

Q:

What are the proposals on which the Media General shareholders holding voting common stock of Media General are being asked to vote and what is the recommendation of the Board of Directors of Media General with respect to each proposal?

A:	At the special meeting, the Media General shareholders holding voting common stock of Media General are being asked to:

1.	consider and vote on a proposal to approve the issuance of shares of common stock of New Media General pursuant to the transaction, which we refer to as the “MG share issuance proposal;” and

2.

consider and vote on a proposal to amend and restate the Articles of Incorporation of Media General to provide for certain governance arrangements of Media General (and, as a result, New Media General), which we refer to as the “MG amendment proposal.” The proposed amendments to Media General’s Articles of Incorporation are shown in Annex C attached hereto. The form of amended and restated Articles of Incorporation of Media General is attached as an exhibit to the registration statement to which this joint proxy statement/prospectus relates.

The Board of Directors of Media General unanimously recommends a vote “FOR” each of the proposals referred to above.

Under Virginia law, the Media General Merger does not require the approval of Media General’s shareholders.

You may also be asked to act on other business, if any, that may properly come before the special meeting or any adjournment or postponement thereof. Media General currently does not contemplate that any other business will be presented at the special meeting of Media General shareholders.

Q:	What vote is required to approve the proposals being presented at the special meeting of Media General shareholders?

A:

To be approved at the special meeting, the MG share issuance proposal and the MG amendment proposal each requires the affirmative vote of the holders of a majority of all votes cast by holders of shares of Media General’s voting common stock.

Q:

Will the Media General shareholders holding voting common stock of Media General be asked to vote on the MG share issuance proposal and the MG amendment proposal at the special meeting if the Board of Directors of Media General has changed its recommendation of such proposals?

A:

Yes. Unless the merger agreement is terminated before the special meeting, Media General will notify its shareholders before the special meeting if the Board of Directors of Media General has changed its recommendation with respect to the MG share issuance proposal and/or the MG amendment proposal. Despite any such change of recommendation, Media General’s shareholders will be asked to vote on such proposals at the Media General special meeting.

Q:	Will the Media General shareholders holding voting common stock of Media General be asked to vote on the Media General Merger?

A:

No. The Media General Merger is a holding company merger not requiring a vote of the shareholders of Media General under Section 13.1-719.1 of the VSCA. However, Media General’s shareholders will be asked to vote on a proposal to approve the MG share issuance as required by the rules of the NYSE.

Q:	What are the proposals on which the LIN shareholders are being asked to vote and what is the recommendation of the Board of Directors of LIN with respect to each proposal?

A:	At the LIN special meeting, LIN shareholders are being asked:

1.

to consider and vote on a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and approve the LIN Merger, which we refer to as the “LIN merger proposal;” and

2.	to consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters, which we refer to as the “LIN compensation proposal.”

The Board of Directors of LIN unanimously recommends a vote “FOR” each of the proposals referred to above.

You may also be asked to act on other business, if any, that may properly come before the LIN special meeting or any adjournment or postponement thereof. LIN currently does not contemplate that any other business will be presented at the special meeting of LIN shareholders.

Q:	What vote is required to approve the proposals being presented at the special meeting of LIN shareholders?

A:

To be approved at the special meeting, the LIN merger proposal requires the affirmative vote of (i) the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the outstanding LIN Class B common shares, voting as a single class.

To be approved, on a non-binding and advisory basis, at the special meeting, the LIN compensation proposal requires the affirmative vote of the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares, voting together as a single class.

Q:	What is the effect if these proposals are not approved at the special meetings?

A:

If the MG share issuance proposal or the MG amendment proposal is not approved by the requisite vote at the special meeting of Media General’s shareholders, or if the LIN merger proposal is not approved by the requisite vote at the special meeting of LIN’s shareholders, then the transaction will not occur.

Q:	Who is entitled to vote at the special meetings?

A:

The Board of Directors of each of Media General and LIN have fixed July 18, 2014 as the record date for each of the special meetings. If you were a Media General shareholder or a LIN shareholder at the close of business on the record date, you are entitled to receive notice of, and vote at, your company’s special meeting.

Q:	If I am a Media General shareholder, how many votes do I have?

A:

If you are a Media General shareholder, on each of the proposals that will be voted upon at the Media General special meeting, you will be entitled to one vote per share of Media General voting common stock that you owned as of the record date. As of the close of business on the record date, there were 88,063,271 shares of voting common stock outstanding and entitled to vote. As of that date, approximately 32.66% of the outstanding shares of voting common stock were held by the Directors and executive officers of Media General.

Q:	If I am a LIN shareholder, how many votes do I have?

A:

If you are a holder of LIN Class A common shares, on each of the proposals that will be voted upon at the LIN special meeting, you will be entitled to one vote per LIN Class A common share that you owned as of the record date. As of the close of business on the record date, there were 37,692,400 LIN Class A common shares outstanding and entitled to vote.

The holders of LIN Class B common shares are generally not entitled to vote except with respect to the approval of certain specified matters as to which the holders of LIN Class B common shares vote as a separate class, in which case each LIN Class B common share is entitled to one vote. The LIN merger proposal is one of the specified matters that is required to be approved by the holders of LIN Class B common shares. Accordingly, if you are a holder of LIN Class B common shares, you are entitled to one vote at the special meeting for each LIN Class B common share that you owned as of the record date solely with respect to the LIN merger proposal.

The LIN Class C common shares constitute 70% of the voting power on all matters submitted to a vote of the holders of LIN Class A and Class C common shares. Each outstanding LIN Class C common share is entitled to a proportionate number of votes determined at the record date relative to the total number of LIN Class A common shares outstanding. As of the record date, there were two LIN Class C common shares outstanding and 37,692,400 LIN Class A common shares outstanding. As a result, on each of the proposals that will be voted upon at the LIN special meeting, the holders of LIN Class C common shares will be entitled to cast 43,974,467 votes per LIN Class C common share owned as of the record date. The LIN Class A and Class C common shares will vote together as a single class on all matters at the special meeting.

Q:	Are any Media General shareholders already committed to vote in favor of the MG share issuance proposal and the MG amendment proposal?

A:

Yes. Standard General Fund, L.P. and Standard General Communications, LLC have entered into a voting and support agreement with Media General and LIN, which we refer to as the “SG voting agreement,” in which they have agreed to vote their shares of Media General voting common stock representing approximately 30% of the aggregate voting power of all shares of Media General voting common stock in favor of the MG share issuance proposal and the MG amendment proposal. The SG voting agreement is attached as an exhibit to the registration statement to which this joint proxy statement/prospectus relates and is incorporated by reference into this joint proxy statement/prospectus.

Q:	Are any LIN shareholders already committed to vote in favor of the LIN merger proposal and the LIN compensation proposal?

A:

Yes. Carson LIN SBS L.P. and affiliates of Hicks Muse & Co. Partners, L.P., which we refer to as the “LIN supporting shareholders,” have each entered into a voting and support agreement with Media General and LIN, which we respectively refer to as the “Carson voting agreement” and the “HMC voting agreement,” in which they have agreed to vote LIN Class B common shares representing substantially all of the outstanding LIN Class B common shares in favor of the LIN merger proposal, and LIN Class A and Class C common shares representing approximately 70% of the aggregate voting power of the LIN Class A and Class C common shares in favor of the LIN merger proposal and the LIN compensation proposal. The affirmative votes by the LIN supporting shareholders pursuant to these commitments are sufficient to approve the LIN merger proposal and the LIN compensation proposal. The Carson voting agreement and the HMC voting agreement are attached as exhibits to the registration statement to which this joint proxy statement/prospectus relates and are incorporated by reference into this joint proxy statement/prospectus.

Approval of the “golden parachute compensation” proposal is not a condition to the completion of the LIN Merger. The vote with respect to the “golden parachute compensation” proposal is an advisory vote and will not be binding on LIN, Media General or New Media General. Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to LIN shareholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is adopted by the LIN shareholders and the LIN Merger is completed, LIN’s named executive officers will receive the “golden parachute compensation” to which they may be, or may become, entitled.

Q:	What constitutes a quorum for each special meeting?

A:	Holders of a majority of the outstanding shares of Media General’s voting common stock, represented in person or by proxy, will constitute a quorum for the Media General special meeting.

Holders of a majority of the voting power of the outstanding LIN Class A and Class C common shares, taken together, and holders of a majority of the outstanding LIN Class B common shares, in each case, represented in person or by proxy, will constitute a quorum for the LIN special meeting.

Q:	Who can attend each special meeting?

A:

If you held shares of Media General’s common stock or LIN common shares as of the record date, you may attend your company’s special meeting. If you are a beneficial owner of such shares held in “street name,” you must provide evidence of your ownership of such shares, which you can obtain from your broker, bank or other nominee, in order to attend your company’s special meeting.

Q:	What if my bank, broker or other nominee holds my shares in “street name”?

A:

If a bank, broker or other nominee holds your shares for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in order to instruct the vote of your shares. The availability of telephone and Internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to attend or vote in person at your company’s special meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the special meeting in order to vote in person. Your bank, broker or other nominee will not vote your shares unless you provide instructions on how to vote.

Q:	If I am a Media General shareholder holding shares of voting common stock, how do I vote?

A:

After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit a proxy or voting instructions for your shares of Media General voting common stock as promptly as possible so that your shares will be represented at the Media General special meeting. If you are a holder of record of shares of Media General voting common stock as of the close of business on the record date, you may submit your proxy before the Media General special meeting in one of the following ways:

By Internet. Use the Internet at www.proxyvote.com to transmit your voting instructions and for the electronic delivery of information up until 11:59 P.M. Eastern Time on August 19, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The availability of Internet voting instruction for beneficial owners holding shares of voting common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Phone. Use any touch-tone telephone to dial 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 19, 2014. Have your proxy card in hand when you call and then follow instructions. If you submit a proxy by telephone, do not return your proxy card. The availability of telephone voting instruction for beneficial owners holding shares of voting common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

In addition, all shareholders may vote in person at the Media General special meeting. For additional information on voting procedures, see “The Media General Special Meeting – How to Vote” beginning on page 46.

If you are a participant in the Employees’ MG Advantage 401(k) Plan and/or the Media General, Inc. Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as trustee of the applicable plan(s), regarding how to vote the shares of voting common stock credited to your account under such plan(s).

After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit your proxy or voting instructions as soon as possible even if you plan to attend the Media General special meeting.

Q:	Do the holders of Media General non-voting common stock have the right to vote on the proposals?

A:

No. The holders of Media General non-voting common stock are receiving this joint proxy/prospectus for informational purposes only and are not entitled to vote their shares of non-voting common stock of Media General on any proposals being submitted to the shareholders of Media General for approval.

Q:	If I am a LIN shareholder, how do I vote?

A:

After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit a proxy or voting instructions for your shares as promptly as possible so that your shares will be represented at the LIN special meeting. If you are a shareholder of record of LIN as of the close of business on the record date, you may submit your proxy before the LIN special meeting by marking, signing and dating your proxy card and returning it in the postage-paid envelope we have provided.

In addition, all shareholders may vote in person at the LIN special meeting. For additional information on voting procedures, see “The LIN Special Meeting” beginning on page 51.

After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit your proxy or voting instructions as soon as possible even if you plan to attend the LIN special meeting.

Q:	What do I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are held in more than one name, you will receive more than one proxy card. You may also receive multiple copies of this joint proxy statement/prospectus if you are a shareholder of Media General and LIN. Please complete, sign, date and return each proxy card and voting instruction card you receive, or, if you are a shareholder of Media General, you may submit a proxy by telephone or Internet by following the instructions on your proxy card.

Q:	How will my proxy be voted?

A:

If you submit a proxy or voting instructions by completing, signing, dating and mailing your proxy card or voting instruction card, or, if you are a Media General shareholder, by Internet or by telephone, your shares will be voted in accordance with your instructions. If you are a shareholder of record as of the record date and you sign, date, and return your proxy card but do not indicate how you want to vote on any particular proposal and do not indicate that you wish to abstain with respect to that proposal, the shares of Media General voting common stock represented by your proxy will be voted as recommended by the Media General Board of Directors with respect to that proposal or the LIN common shares represented by your proxy will be voted as recommended by the LIN Board of Directors with respect to that proposal.

Q:	What if I mark “abstain” when voting or do not vote on the proposals?

A:

If you fail to vote in person or by proxy any shares for which you are the record owner as of the record date or fail to instruct your broker or other nominee on how to vote the shares you hold in street name, your shares will not be counted in determining whether a quorum is present at your company’s special meeting.

x

If you mark abstain when voting your shares will still be counted in determining whether a quorum is present at your company’s special meeting.

If you are a Media General shareholder, because the MG share issuance proposal and the MG amendment proposal each requires the affirmative vote of the holders of a majority of all votes cast by the holders of shares of Media General voting common stock, if you fail to vote or abstain from voting on either proposal, it will not have the effect of a “FOR” or “AGAINST” vote with respect to either proposal.

If you are a holder of LIN Class A common shares or LIN Class C common shares, because the LIN merger proposal requires the affirmative vote of the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares, voting together as a single class, if you fail to vote or abstain with respect to the LIN merger proposal, it will have the same effect as a vote “AGAINST” the LIN merger proposal. If you are a holder of LIN Class B common shares, if you fail to vote or if you abstain with respect to the LIN merger proposal, it will have the same effect as a vote “AGAINST” the LIN merger proposal.

If you are a holder of LIN Class A or Class C common shares, because the LIN compensation proposal requires the affirmative vote of the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares voting together as a single class, if you do not vote or abstain with respect to the LIN compensation proposal, it will have the same effect as a vote “AGAINST” the LIN compensation proposal.

Q:	Can I change my vote after I have submitted a proxy or voting instruction card?

A:

Yes. If you are a shareholder of record as of the record date you can change your proxy at any time before your proxy is voted at the special meeting of your respective company. You can do this in one of three ways:

●	you can send a signed notice of revocation to the Secretary of Media General or LIN, as appropriate;

●	you can submit a revised proxy bearing a later date by mail, or, if you are a Media General shareholder, by Internet or telephone as described above; or

●

you can attend your company’s special meeting and vote in person, which will automatically cancel any proxy previously given, though your attendance alone will not revoke any proxy that you have previously given.

Q:	If I am a Media General shareholder, will I be required to exchange my shares in connection with the transaction?

A:

No. Media General shareholders will not be required to exchange their certificates or “book-entry” securities representing shares of Media General’s common stock. Upon completion of the Media General Merger, certificates and “book-entry” securities representing shares of Media General’s common stock prior to the Media General Merger will represent an equal number of shares of New Media General’s common stock following the Media General Merger.

Q:	If I am a LIN shareholder, should I send in my certificates now?

A:

No. If you hold certificates representing LIN common shares, we will send you written instructions informing you how to exchange your shares with the election form sent to shareholders prior to the closing.

Q:	Are there any risks that I should consider?

A:

Yes. There are risks associated with all business combinations, including the proposed transaction. There are also risks associated with the combined company’s business and the ownership of shares of the combined company’s common stock. We have described certain of these risks and other risks in more detail under “Risk Factors” beginning on page 23.

Q:	Are Media General or LIN shareholders entitled to appraisal rights?

A:	Media General shareholders are not entitled to appraisal rights in connection with the transaction.

Pursuant to the limited liability company agreement of LIN, holders of LIN common shares are entitled to rights of appraisal in the event of a merger of LIN that would give rise to appraisal rights under Delaware law if LIN were a Delaware corporation and the holders of LIN common shares were stockholders of such corporation. Accordingly, the LIN shareholders may seek appraisal rights in connection with the LIN Merger to the extent such rights are available under Delaware law with respect to their LIN common shares and, if such rights are perfected, such shareholders will be entitled to receive payment of the appraised value of such shares in accordance with Delaware law instead of receiving the merger consideration payable in respect of such shares in the LIN Merger.

As further described herein, appraisal rights will be available to holders of LIN common shares in connection with the LIN Merger only if the New Media General share consideration is oversubscribed, which will be determined following the completion of the LIN Merger. The New Media General share consideration will be considered “oversubscribed” in the event that the cash consideration is undersubscribed and the number of no election shares is less than the difference between the Cash Election Cap and the number of cash electing shares. See “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60. In order to preserve any appraisal rights that a LIN shareholder may have, in addition to otherwise complying with the applicable provisions of Delaware law, such LIN shareholder must not vote in favor of the LIN merger proposal, must not submit an election form (or, if submitted, must properly revoke any such election form before the election deadline), must not surrender LIN common shares for payment in the LIN Merger and must submit a written demand for appraisal prior to the vote at the LIN special meeting. For additional information on appraisal rights, see “Appraisal Rights” beginning on page 164.

Q:	What are the material U.S. federal income tax consequences of the mergers to holders of Media General common stock and LIN common shares?

A:

The obligation of Media General to complete the mergers is conditioned upon the receipt by Media General of an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Media General, to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The obligation of LIN to complete the mergers is conditioned upon the receipt by LIN of an opinion from Weil, Gotshal & Manges LLP, counsel to LIN, to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Mergers,” the U.S. federal income tax consequences of the mergers to U.S. holders (as defined herein) of Media General common stock or LIN common shares generally will be as described below.

●	U.S. holders of Media General common stock will not recognize gain or loss upon the exchange of their Media General common stock for New Media General common stock in the Media General Merger.

●

U.S. holders of LIN common shares who receive consideration including New Media General common stock in the LIN Merger will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the New Media General common stock and the amount of cash received by such holder in exchange for its LIN common shares exceeds the holder’s adjusted basis in its LIN common shares, and (2) the amount of cash (other than cash received instead of a fractional share interest in New Media General common stock) received by such holder in exchange for its LIN common shares. The LIN Merger will be a fully taxable transaction to U.S. holders of LIN common shares who receive solely cash in the LIN Merger.

The treatment of any cash received by a holder of LIN common shares instead of a fractional share interest in New Media General common stock is discussed in “Material U.S. Federal Income Tax Consequences of the Mergers –Tax Consequences to U.S. Holders of LIN Common Shares – Cash Received Instead of a Fractional Share of New Media General Common Stock.”

For a more detailed summary of the material U.S. federal income tax consequences of the mergers, see “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 107.

Q:	Whom should I contact if I have any questions about these materials or voting?

A:

If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares.

If you are a Media General shareholder, you should contact D.F. King & Co., Inc., the proxy solicitation agent for Media General, at (212) 269-5550, (800) 848-3416 or by email at mediageneral@dfking.com. Banks and brokerage firms should contact D.F. King & Co., Inc. at (212) 269-5550 or by email at mediageneral@dfking.com. If you are a LIN shareholder, you should contact Denise M. Parent at LIN Media LLC, at (512) 774-6110 or by email at investorrelations@linmedia.com with any questions .

SUMMARY

This summary highlights selected information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that may be important to you. Accordingly, we encourage you to read this joint proxy statement/prospectus carefully and in its entirety, including its Annexes and the documents incorporated by reference into this joint proxy statement/prospectus. The page references have been included in this summary to direct you to a more complete description of the topics presented below. See also the section entitled “Where You Can Find More Information” beginning on page 171.

References to “Media General” are references to Media General, Inc. References to “LIN” are references to LIN Media LLC, and references to “LIN Television” are references to LIN Television Corporation, a direct, wholly owned subsidiary of LIN. References to “we” or “our” and other first person references in this joint proxy statement/prospectus refer to both Media General and LIN, before completion of the transaction. References to “New Media General” or the “combined company” are references to the new holding company of which Media General and LIN will be wholly owned subsidiaries following the closing of the transaction. References to the “transaction,” unless the context requires otherwise, mean the transactions contemplated by the merger agreement, taken as a whole.

Parties to the Transaction (Page 57)

Media General, Inc.

Media General, Inc., a Virginia corporation founded in 1850 as a newspaper company in Richmond, Virginia, is now a leading local television broadcasting and digital media company, providing top-rated news, information and entertainment in high quality broadcast markets across the U.S. Media General owns and operates or provides services to 31 network-affiliated broadcast television stations, and their associated digital media and mobile platforms, in 28 markets. These stations reach approximately 16.5 million or approximately 14% of U.S. TV households. Media General’s primary network affiliations include CBS (12), NBC (9), ABC (7), Fox (1), MyNetwork TV (1) and CW Television (1). Twenty-two of the 31 stations are located in the top 100 designated market areas as grouped by Nielsen Media Research (“Nielsen”), which we refer to as “DMAs,” while eight of the 31 stations are located in the top 50 markets. Media General first entered the local television business in 1955 when Media General launched WFLA in Tampa, Florida as an NBC affiliate. Subsequently, Media General expanded its station portfolio through several acquisitions, first by purchasing high-quality, privately owned stations in the Southeast and later by purchasing four NBC-owned affiliates in 2006.

Media General entered the year 2013 as a newly minted pure-play broadcaster, following a rapid and complete transformation of the company, which included the sale of its newspapers and the sale or exit of certain advertising services businesses and a broadcast equipment company. On November 12, 2013, Media General and New Young Broadcasting Holding Co., Inc., which we refer to as “Young,” were combined in an all-stock, tax-free merger transaction, which we refer to as the “Young Merger,” uniting Media General’s 18 stations and Young’s 13 stations into the 31-member group that exists today. Media General’s television stations rank #1 or #2 in audience size in 20 out of 28 markets and #1 or #2 in revenue share in 22 out of 28 markets. In three of its markets, Media General owns or services more than one station (duopoly markets), allowing it to reach larger audiences and achieve operating efficiencies.

Media General’s voting common stock is traded on the NYSE under the trading symbol “MEG.” Media General’s principal executive office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

Additional information about Media General and its subsidiaries is included in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 171.

LIN Media LLC

LIN, a Delaware limited liability company, is a leading local media company that, through its subsidiaries, currently owns and operates or provides services to 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of websites, apps and mobile products that make it more convenient to access LIN’s unique and relevant content on multiple screens. LIN’s highly-rated television stations deliver superior local news, community service, and popular sports and entertainment programming to viewers, reaching 12.2 million or 10.5% of U.S. television homes. All of LIN’s television stations are affiliated with a national broadcast network and are primarily located in the top 75 DMA’s as measured by Nielsen. LIN’s digital media division operates from 31 markets across the country, including New York City, Los Angeles, San Francisco, Chicago, Atlanta, Dallas, Detroit and Washington D.C., and delivers measurable results to some of the nation's most respected agencies and companies.

LIN’s Class A common shares are traded on the NYSE under the symbol “LIN.” LIN’s headquarters are located at 701 Brazos Street, Suite 800, Austin, Texas 78701 (telephone number: (512) 774-6110).

Additional information about LIN and its subsidiaries is included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013, attached hereto as Annex G, and LIN’s Proxy Statement for its Annual Meeting of Shareholders Held May 6, 2014, attached hereto as Annex H. In addition, LIN’s Current Report on Form 8-K/A filed with the SEC on April 21, 2014, attached hereto as Annex I, LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 is attached hereto as Annex J, and LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 is attached hereto as Annex K. See “Where You Can Find More Information” beginning on page 171.

Mercury New Holdco, Inc.

Mercury New Holdco, Inc., which we sometimes refer to as “New Holdco,” is a Virginia corporation and a direct, wholly owned subsidiary of Media General. New Holdco was formed solely to effect the combination of Media General and LIN by merging Merger Sub 1, its direct, wholly owned subsidiary, with and into Media General, and merging Merger Sub 2, its direct, wholly owned subsidiary, with and into LIN, in each case, as provided for in the merger agreement. New Holdco has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Following the completion of the transaction, New Holdco, or “New Media General,” as it is also referred to herein, will be the parent company of Media General and LIN and will be named “Media General, Inc.” The voting common stock of New Media General is expected to be listed for trading on the NYSE under the symbol “MEG.”

New Holdco’s office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

Mercury Merger Sub 1, Inc.

Mercury Merger Sub 1, Inc., which we refer to as “Merger Sub 1,” is a Virginia corporation and a direct, wholly owned subsidiary of New Holdco. Merger Sub 1 was formed solely for the purpose of consummating the merger of Merger Sub 1 with and into Media General, as provided for in the merger agreement. Merger Sub 1 has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Merger Sub 1’s office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

Mercury Merger Sub 2, LLC

Mercury Merger Sub 2, LLC, which we refer to as “Merger Sub 2,” is a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco. Merger Sub 2 was formed solely for the purpose of consummating the merger of Merger Sub 2 with and into LIN, as provided for in the merger agreement. Merger Sub 2 has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Merger Sub 2’s office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

The Transaction (Page 59)

On March 21, 2014, Media General entered into the merger agreement with LIN, Merger Sub 1, Merger Sub 2 and New Holdco. The merger agreement provides for a business combination of Media General and LIN by means of a two-step merger process. As a result of the Media General Merger and the LIN Merger, Media General and LIN's businesses will be owned by New Media General.

In the Media General Merger, Media General will merge with Merger Sub 1. The LIN Merger will occur immediately following the Media General Merger. In the LIN Merger, LIN will merge with Merger Sub 2.

In the Media General Merger, each share of voting common stock and non-voting common stock of Media General will automatically be converted into one share of voting common stock or non-voting common stock of New Media General, as applicable. In the LIN Merger, each LIN common share will be converted into the right to receive either $27.82 in cash, or 1.5762 shares of voting common stock of New Media General, subject to the proration and allocation procedures set forth in the merger agreement, as described in “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60.

Each New Media General share will be issued in accordance with, and subject to the rights and obligations of, the Articles of Incorporation of New Media General, which will be substantially similar to the Articles of Incorporation of Media General immediately prior to the effective time of the Media General Merger. However, shortly prior to the Media General Merger, the amendments to Media General’s Articles of Incorporation shown in Annex C attached hereto will be adopted subject to approval of the Media General shareholders at the Media General special meeting. As such, these amendments to the Media General Articles of Incorporation will be reflected in the Articles of Incorporation of New Media General. For a comparison of the rights and privileges of a holder of shares of New Media General as compared to a holder of shares of LIN common shares and a holder of Media General common stock, please see “Comparison of Shareholder Rights” beginning on page 150.

Upon completion of the transaction, New Media General will be named “Media General, Inc.” and its voting common stock is expected to be listed for trading on the NYSE under Media General’s current ticker symbol, “MEG.” It is currently expected that the former Media General shareholders will hold approximately 64%, and the former LIN shareholders will hold approximately 36%, of the outstanding shares of common stock of New Media General, calculated on a fully-diluted basis, immediately following the closing of the transaction. In connection with the closing of the transaction, New Media General will take the following steps to restructure its holding of its subsidiaries: (i) LIN Television will become a direct, wholly owned subsidiary of New Media General, and (ii) Media General will become a direct, wholly owned subsidiary of LIN Television. The structure of the transaction, including the result of the subsidiary restructuring, is depicted below:

Media General and LIN chose not to structure the transaction as a merger of LIN directly into Media General to facilitate the parties’ business objectives, including in order to comply with the respective covenants of each of Media General’s and LIN Television’s credit facilities and indentures.

Election Procedures for LIN Merger Consideration

In the LIN Merger, each holder of LIN common shares may elect to receive, for each LIN common share owned, and in each case subject to the proration and allocation procedures set forth in the merger agreement and described in “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60, either cash consideration or New Media General share consideration.  An election form and transmittal materials will be mailed between 30-45 days prior to the anticipated closing date of the transaction to each holder of record of LIN common shares as of the close of business on a date prior to the date of mailing. Media General will also make an election form available, if reasonably requested, to each person that subsequently becomes a holder of LIN common shares prior to the close of business on the business day prior to the election deadline. The election deadline will be 5:00 p.m. New York time on the fifth business day prior to the closing date of the transaction (or on such later date agreed to by Media General and LIN). Media General will seek to publicly announce the election deadline at least five business days prior to such date. Each LIN shareholder should complete and return the election form, along with properly completed share transfer documentation, according to the instructions included with the election form.

Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors (Page 72)

Media General’s Board of Directors has determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Media General and its shareholders, and unanimously adopted and approved the merger agreement and the related transaction agreements and documents. The Board of Directors of Media General unanimously recommends that holders of Media General voting common stock vote “FOR” the MG share issuance proposal and “FOR” the MG amendment proposal.

The Media General Board of Directors considered many factors in making its determination that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Media General and its shareholders. For a more complete discussion of these factors, see “The Transaction – Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors” beginning on page 72.

LIN’s Reasons for the Transaction and Recommendation of LIN’s Board of Directors (Page 82)

LIN’s Board of Directors has determined that the merger agreement and the transactions contemplated thereby, including the LIN Merger, are consistent with and will further the business strategies and goals of LIN and are advisable, fair to and in the best interest of LIN and its shareholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the LIN Merger. For information on the factors considered by LIN’s Board of Directors in reaching its decision to approve the merger agreement and the related transaction agreements and documents, see “The Transaction – LIN’s Reasons for the Transaction and Recommendation of LIN Board of Directors” beginning on page 82. The LIN Board of Directors unanimously recommends that holders of LIN Class A common shares, LIN Class B common shares and LIN Class C common shares vote “FOR” the LIN merger proposal and “FOR” the LIN compensation proposal.

Opinion of Media General’s Financial Advisor (Page 75)

In connection with the transaction, Media General’s financial advisor, RBC Capital Markets, LLC, which we refer to as “RBC Capital Markets,” delivered a written opinion, dated March 20, 2014, to Media General’s Board of Directors as to the fairness, from a financial point of view and as of such date, of the Media General exchange ratio provided for in the Media General Merger to holders of Media General common stock, collectively as a group. For purposes of RBC Capital Markets’ opinion, the term “Media General exchange ratio” means the exchange ratio provided for in the Media General Merger of one share of New Media General voting common stock or non-voting common stock, as the case may be, for each outstanding share of Media General voting common stock or non-voting common stock. The full text of RBC Capital Markets’ written opinion, dated March 20, 2014, is attached as Annex D to this joint proxy statement/prospectus and sets forth, among other things, the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken by RBC Capital Markets in connection with its opinion. RBC Capital Markets delivered its opinion to Media General’s Board of Directors for the benefit, information and assistance of Media General’s Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the transaction. RBC Capital Markets’ opinion addressed only the Media General exchange ratio from a financial point of view and did not address any other aspect of the transaction or any related transactions. RBC Capital Markets’ opinion also did not address the underlying business decision of Media General to engage in the transaction or related transactions or the relative merits of the transaction or related transactions compared to any alternative business strategy or transaction that might be available to Media General or in which Media General might engage. Under the terms of its engagement, RBC Capital Markets has acted as an independent contractor, not as an agent or fiduciary. RBC Capital Markets does not express any opinion and does not make any recommendation to any shareholder of Media General as to how such shareholder should vote or act with respect to any proposal to be voted upon in connection with the transaction or any related transactions.

Opinion of LIN’s Financial Advisor (Page 86)

In connection with the transaction, J.P. Morgan Securities LLC, LIN’s financial advisor, which we refer to as “J.P. Morgan,” delivered to LIN’s Board of Directors on March 20, 2014, its oral opinion, which was subsequently confirmed in writing on March 20, 2014, as to the fairness, from a financial point of view and as of the date of such opinion and based upon and subject to the factors, assumptions, limitations and qualifications set forth in such opinion, to the holders of LIN’s common shares of the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid to such holders pursuant to the merger agreement. The full text of J.P. Morgan’s written opinion dated March 20, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. The shareholders of LIN are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to LIN’s Board of Directors, is directed only to the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid in the transaction and does not constitute a recommendation to any shareholder of LIN as to how such shareholder should vote or act with respect to the transaction or any other matter, including whether any shareholder should elect to receive the cash consideration or the New Media General share consideration or make no election in the transaction.

Key Terms of the Merger Agreement (Page 110)

Conditions to the Closing of the Transaction

As more fully described in this joint proxy statement/prospectus and as set forth in the merger agreement, the closing of the transaction depends on a number of conditions being satisfied or waived. These conditions include:

●	receipt of Media General shareholder approval of the MG share issuance proposal and the MG amendment proposal;

●	the filing and effectiveness of the MG amendment;

●

receipt of LIN shareholder approval of the LIN merger proposal (which will not require the affirmative vote of the LIN shareholders other than the LIN supporting shareholders in order to be approved at LIN’s special meeting);

●	the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act;”

●

the grant by the Federal Communications Commission, which we refer to as the “FCC,” of consent to the transfer of control of broadcast licensee subsidiaries of Media General and LIN in connection with the transaction;

●	the absence of any order or injunction that is in effect and that prevents the transaction;

●

the effectiveness of a registration statement on Form S-4 registering the shares of New Media General common stock to be issued to the Media General and LIN shareholders in connection with the transaction;

●

the listing on the NYSE of the shares of New Media General voting common stock to be issued to the shareholders of Media General in the Media General Merger and to the shareholders of LIN in the LIN Merger, subject to official notice of issuance;

●	the receipt of third party consents under certain of Media General’s and LIN’s material contracts;

●	the accuracy of each party’s representations and warranties in the merger agreement (subject generally to a material adverse effect standard);

●

receipt by each of Media General and LIN of a written opinion from its legal counsel to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code;

●	no material adverse effect with respect to the other party has occurred; and

●	the performance in all material respects by each party of all obligations required to be performed by it under the merger agreement.

Media General and LIN cannot be certain when, or if, the conditions to the merger agreement will be satisfied or waived, or whether the transaction will be completed. If permitted under applicable law, either of Media General or LIN may waive a condition for its own respective benefit and consummate the transaction even though one or more of these conditions has not been satisfied. Any determination whether to waive any condition will be made by Media General or LIN at the time of such waiver based on the facts and circumstances as they exist at that time. In the event that a condition to the merger agreement is waived, Media General and LIN, as applicable, currently intend to evaluate the materiality of any such waiver and its effect on Media General’s shareholders or LIN’s shareholders, as applicable, in light of the facts and circumstances at the time to determine whether any re-solicitation of proxies is required in light of such waiver.

No Solicitation

As more fully described in this joint proxy statement/prospectus and as set forth in the merger agreement, Media General and LIN and their respective subsidiaries and representatives may not solicit any acquisition inquiries or the making of any acquisition proposal for Media General or LIN, as applicable, and must cease any existing discussions with third parties relating to any such acquisition proposal.

The merger agreement provides that, in the event that LIN had received, prior to April 25, 2014, a bona fide written unsolicited inquiry that could have reasonably been expected to result in an acquisition proposal and which had not resulted from a violation of the merger agreement, LIN was permitted to contact the person making such inquiry to inquire as to the financial capability of such person to make a superior offer for LIN, and if the Board of Directors of LIN or a committee thereof determined in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that such party could reasonably be expected to have the financial capability necessary to make a superior offer, LIN was permitted, at any time prior to April 25, 2014, to:

●	furnish pre-approved information with respect to LIN and its subsidiaries to the person making such proposal, and such person’s representatives; and

●

participate in up to two telephone conferences (not to exceed, in each case, 90 minutes in length) with representatives of such person to answer questions regarding the information (upon the person’s execution of a confidentiality agreement).

LIN did not receive any such inquiry prior to April 25, 2014.

In the event that LIN receives, prior to the approval of the LIN merger proposal by the LIN shareholders, a bona fide written unsolicited acquisition proposal not resulting from a violation of the merger agreement, and if the Board of Directors of LIN determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that (i) such proposal constitutes or would reasonably be expected to lead to a superior offer for LIN and (ii) failing to take such actions would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties to LIN’s shareholders under applicable law, it may:

●

furnish information with respect to LIN and its subsidiaries to the person making such proposal, and such person’s representatives and potential financing sources (subject to the person’s execution of a confidentiality agreement); and

●	negotiate with such person regarding their proposal.

In the event that Media General receives, prior to approval of the MG share issuance proposal and MG amendment proposal by the Media General shareholders, a bona fide written unsolicited acquisition proposal not resulting from a violation of the merger agreement, and if the Board of Directors of Media General determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that (i) such proposal constitutes or would reasonably be expected to lead to a superior offer for Media General and (ii) failing to take such actions would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties to Media General’s shareholders under applicable law, it may:

●

furnish information with respect to Media General and its subsidiaries to the person making such proposal, and such person’s representatives and potential financing sources (subject to the person’s execution of a confidentiality agreement); and

●	negotiate with such person regarding their proposal.

Termination of the Merger Agreement; Termination Fee

The merger agreement may be terminated at any time prior to the closing in any of the following ways:

●	by mutual consent of Media General and LIN;

●	by either Media General or LIN:

●

if the transaction has not been consummated on or before the “outside date,” which is March 21, 2015, subject to an extension to June 21, 2015 in certain circumstances if the only outstanding unfulfilled conditions relate to HSR or FCC approval;

●	if after completion of the Media General special meeting the Media General shareholders have not approved the MG share issuance proposal and the MG amendment proposal; or

●

if there has been an uncured breach by the other party of any of the representations and warranties or covenants of the other party in the merger agreement and as a result of such breach the related closing conditions cannot be satisfied by the earlier of (x) 30 days following notice of such breach or (y) the outside date;

●	by Media General:

●	if after completion of the LIN special meeting the LIN shareholders have not approved the LIN merger proposal;

●

prior to the approval of the LIN merger proposal by LIN’s shareholders, if LIN breaches or fails to perform in any material respect its no solicitation covenant or its obligations with respect to the LIN special meeting;

●

prior to the approval of the LIN merger proposal by LIN’s shareholders, if LIN’s Board of Directors (x) fails to include its recommendation of the LIN merger proposal in this joint proxy statement/prospectus or changes its recommendation for the LIN merger proposal, or (y) fails to reaffirm its recommendation of the LIN merger proposal within 10 business days after both an acquisition proposal for LIN is made public and LIN receives a written request from Media General to do so; provided that Media General is only entitled to terminate the merger agreement pursuant to clause (x) within five business days after the occurrence of such event; or

●

if actions to obtain the approval or consent of the regulatory authorities, together with changes to the FCC’s rules occurring after the date of the merger agreement, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million;

●	by LIN:

●

prior to the approval of the MG share issuance proposal and the MG amendment proposal by Media General’s shareholders, if Media General breaches or fails to perform in any material respect its no solicitation covenant or its obligations with respect to the Media General special meeting;

●

prior to the approval of the MG share issuance proposal and the MG amendment proposal by Media General’s shareholders, if Media General’s Board of Directors (x) fails to include its recommendation of the MG share issuance proposal and the MG amendment proposal in this joint proxy statement/prospectus or changes its recommendation for the MG share issuance proposal and the MG amendment proposal, or (y) fails to reaffirm its recommendation of the MG share issuance proposal and the MG amendment proposal within 10 business days after both an acquisition proposal for Media General is made public and Media General receives a written request from LIN to do so; provided that LIN is only entitled to terminate the merger agreement pursuant to clause (x) within five business days after the occurrence of such event; or

●

prior to the approval of the LIN merger proposal by LIN’s shareholders, if the LIN Board of Directors determines to enter into a definitive agreement for an unsolicited alternative business combination transaction that the Board of Directors of LIN determines to be superior to the transaction, so long as LIN complies with certain notice and other requirements set forth in the merger agreement and LIN pays Media General a $57.3 million termination fee substantially concurrently with such termination (except under certain circumstances described in “The Agreements – Description of the Merger Agreement – Termination Fee” beginning on page 128, where LIN would have been entitled to pay Media General a lesser termination fee of $26.6 million).

Media General may be required to pay the holders of LIN common shares a $55.1 million termination fee, in the aggregate, if it enters into an alternative business combination transaction within one year of termination of the merger agreement and that transaction is consummated and (i) an acquisition proposal in respect of Media General is made public (and not withdrawn) at or prior to Media General’s special meeting and the merger agreement is terminated due to the failure of Media General’s shareholders to approve the MG share issuance proposal and the MG amendment proposal, or (ii) the merger agreement is terminated due to the transaction not being consummated by the outside date and an acquisition proposal was made known to Media General prior to such termination.

LIN may be required to pay Media General a $57.3 million termination fee if it enters into an alternative business combination transaction within one year of termination of the merger agreement and that transaction is consummated and (i) an acquisition proposal in respect of LIN is made public (and not withdrawn) at or prior to LIN’s special meeting and the merger agreement is terminated due to the failure of LIN’s shareholders to approve the LIN merger proposal, or (ii) the merger agreement is terminated due to the transaction not being consummated by the outside date and an acquisition proposal was made known to LIN prior to such termination.

For more information about the merger agreement, see “The Agreements – Description of the Merger Agreement,” beginning on page 110.

Listing of New Media General Voting Common Stock (Page 102)

New Media General intends to apply to list the shares of New Media General voting common stock to be issued to the shareholders of Media General in the Media General Merger and to the shareholders of LIN in the LIN Merger on the NYSE under the symbol “MEG.”

Voting Agreements (Page 130)

In connection with the execution of the merger agreement:

●

Standard General Fund, L.P. and Standard General Communications, LLC, which we refer to as the “SG shareholders” have entered into a voting agreement with Media General and LIN, pursuant to which, prior to the earlier of the completion of the LIN Merger or the termination of the merger agreement, the SG shareholders have agreed to vote the shares of Media General’s voting common stock owned by them (i) in favor of the approval of the MG share issuance proposal, the MG amendment proposal and the other transactions contemplated by the merger agreement and (ii) against other acquisition proposals, as further described in “The Agreements – Description of the Standard General Voting Agreement” beginning on page 130. The SG shareholders hold approximately 30% of the outstanding shares of common stock of Media General.

●

Carson LIN SBS L.P. and affiliates of Hicks Muse & Co. Partners, L.P. have entered into voting agreements with Media General and LIN, pursuant to which, prior to the earlier of the completion of the LIN Merger or the termination of the merger agreement, the LIN supporting shareholders have agreed to vote with respect to the LIN Class B and Class C common shares owned by them (i) in favor of the approval and adoption of the LIN merger proposal and the other transactions contemplated by the merger agreement and (ii) against other acquisition proposals and certain other actions and transactions, as described in the voting agreements. The LIN supporting shareholders also agreed to certain transfer restrictions with respect to their LIN common shares and to refrain from solicitation of other acquisition proposals prior to the earlier of the completion of the LIN Merger or the termination of the merger agreement. The affiliates of Hicks Muse & Co. Partners, L.P. also have agreed to certain post-closing restrictions, including transfer restrictions. See “The Agreements – Description of the LIN Shareholders’ Voting Agreements” beginning on page 131 for more detail. The LIN supporting shareholders collectively hold approximately 99% of the outstanding LIN Class B common shares and all of the outstanding LIN Class C common shares.

Financing of the Transaction (Page 103)

Pursuant to the merger agreement, LIN agreed to use commercially reasonable best efforts to provide to Media General such cooperation in connection with the transaction financing as may be reasonably requested by Media General. On March 21, 2014, in connection with signing the merger agreement, Media General entered into a commitment letter, which we refer to as the “debt commitment,” with Royal Bank of Canada  for a commitment with respect to the financing required by Media General to consummate the transaction. The financing under the debt commitment, the availability of which is contingent on the satisfaction of certain conditions, including the closing of the transaction, provides for an aggregate $1.6 billion senior secured credit facility, consisting of a $90 million incremental senior secured revolving facility, a $600 million, incremental senior secured five-year term loan and a $910 million, incremental senior secured term loan expected to mature on July 31, 2020. On April 23, 2014, the debt commitment was amended and restated in order to join the following financial institutions with Royal Bank of Canada as commitment parties and joint lead arrangers in connection with the debt financing for the transaction: Capital One, N.A., Deutsche Bank AG New York Branch, SunTrust Bank and U.S. Bank National Association (and certain of their respective affiliates), which we refer to with Royal Bank of Canada as the “debt commitment parties.” In connection with the transaction, it is currently expected that substantially all of LIN’s outstanding indebtedness will be repaid or satisfied and discharged at or prior to the closing date, other than the $290 million aggregate principal amount of LIN Television’s 6.375% Senior Notes due 2021, which it is currently expected will remain outstanding following the consummation of the transaction. See “The Transaction – Financing of the Transaction” beginning on page 103.

Regulatory Approvals (Page 103)

The closing of the transaction is conditioned on the expiration of the waiting period under the HSR Act, and receipt from the FCC of consent to the transfer of control of broadcast licensee subsidiaries of Media General and LIN in connection with the transaction. For additional information relating to the regulatory approvals, see “The Transaction – Regulatory Approvals” beginning on page 103, and “The Agreements – Description of the Merger Agreement – Efforts to Consummate the Transaction” beginning on page 124.

Media General and LIN both own television stations in the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets.  Regulatory authorities will require us to divest stations in these markets.  LIN also owns two television stations in the Albuquerque, NM market that are currently “top-four” stations in this market based on ratings.  Regulatory authorities may require LIN to divest one of the stations in this market and may further require us to divest assets in other markets, or to accept other restrictions or conditions with respect to the operation of television stations in such markets, in order to obtain the approval or consent of such regulatory authorities for the transaction.  We may replace, in whole or in part, the divested revenues and cash flow in these markets by agreeing to swap one or more stations owned by Media General and/or LIN with one or more stations owned by other broadcast companies.  Any such swaps may be consummated directly with the counterparty or may be structured in multiple transactions and qualify as “like-kind exchanges” under Section 1031 of the Code. We may also divest one or more stations in these markets by selling such stations for cash, the proceeds from which likely would be used for general corporate purposes, including reducing indebtedness.  Media General and LIN have not yet determined which stations in these markets will be divested, and whether such stations will be swapped or sold for cash.

Material U.S. Federal Income Tax Consequences of the Mergers (Page 107)

Media General and LIN intend that the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. The obligation of Media General to complete the mergers is conditioned upon the receipt by Media General of an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Media General, to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. The obligation of LIN to complete the mergers is conditioned upon the receipt by LIN of an opinion from Weil, Gotshal & Manges LLP, counsel to LIN, to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 107, the U.S. federal income tax consequences of the mergers to U.S. holders (as defined herein) of Media General common stock or LIN common shares generally will be as described below.

●	U.S. holders of Media General common stock will not recognize gain or loss upon the exchange of their Media General common stock for New Media General common stock in the Media General Merger.

●

U.S. holders of LIN common shares who receive consideration including New Media General common stock in the LIN Merger will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the New Media General common stock and the amount of cash received by such holder in exchange for its LIN common shares exceeds the holder’s adjusted basis in its LIN common shares, and (2) the amount of cash (other than cash received instead of a fractional share interest in New Media General common stock) received by such holder in exchange for its LIN common shares. The LIN Merger will be a fully taxable transaction to U.S. holders of LIN common shares who receive solely cash in the LIN Merger.

The treatment of any cash received by a holder of LIN common shares instead of a fractional share interest in New Media General common stock is discussed in “Material U.S. Federal Income Tax Consequences of the Mergers – Tax Consequences to U.S. Holders of LIN Common Shares – Cash Received Instead of a Fractional Share of New Media General Common Stock” beginning on page 109.

For a more detailed summary of the material U.S. federal income tax consequences of the mergers, see “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 107.

Officers and Directors of New Media General after the Transaction (Page 144)

Upon the closing of the transaction:

●	the Board of Directors of New Media General will be comprised of 11 members, seven of whom will be designated by Media General and four of whom will be designated by LIN;

●

the non-executive Chairman of the Board of Directors of New Media General will be one of the Media General designees selected by the current Board of Directors of Media General, who is expected to be J. Stewart Bryan III, Media General’s current non-executive Chairman; and

●

Vincent L. Sadusky, the current President and Chief Executive Officer of LIN, will be the President and Chief Executive Officer of New Media General, and cannot be terminated as President and Chief Executive Officer for a period of three years from the closing, other than for cause, without the approval of a majority of the Board of Directors of New Media General, including the affirmative vote of at least one LIN designee. Mr. Sadusky will be a member of the Board of Directors of New Media General, and will be considered a LIN designee.

For a further description of the governance of New Media General following the closing of the transaction, see “Description of New Media General Capital Stock” beginning on page 145, “Comparison of Shareholders Rights” beginning on page 150 and “The Agreements – Description of the Merger Agreement – Directors and Officers of New Media General” beginning on page 111.

Interests of Media General’s Directors and Officers in the Transaction (Page 99)

In considering the recommendation of the Media General Board of Directors, Media General shareholders should be aware that some of the Directors and executive officers of Media General may have interests in the transaction that are different from, or are in addition to, the interests of Media General’s shareholders generally. These interests include their designation as Directors or executive officers of New Media General following the completion of the transactions. For a description of the treatment of equity awards held by Directors and executive officers of Media General in the transaction, see “The Agreements – Description of the Merger Agreement – Treatment of Stock Options and Other Stock-Based Awards” beginning on page 113. For additional information on the interests of Media General’s Directors and officers in the transaction, see “Interests of Media General’s Directors and Officers in the Transaction.”

Interests of LIN’s Directors and Officers in the Transaction (Page 100)

In considering the recommendation of the LIN Board of Directors, LIN shareholders should be aware that certain of LIN’s executive officers and Directors may have interests in the transaction that are different from, or in addition to, those of LIN’s shareholders generally. These interests may present such executive officers and Directors with actual or potential conflicts of interest. The LIN Board of Directors was aware of these interests during its deliberations on the merits of the transaction and in deciding to recommend that LIN shareholders vote for the LIN merger proposal and LIN compensation proposal. For additional information on the interests of LIN’s Directors and officers in the transaction, see “The Transaction – Interests of LIN’s Directors and Officers in the Transaction” beginning on page 100.

Voting by Media General’s Directors and Executive Officers (Page 46)

As of February 28, 2014, the Directors and executive officers of Media General beneficially owned, in the aggregate, 29,217,747 shares (or approximately 33.3%) of the Media General voting common stock. For additional information regarding the votes required to approve the proposals to be voted on at the Media General special meeting, see “The Media General Special Meeting – Vote Required” beginning on page 45. The Directors and executive officers of Media General have informed Media General that they currently intend to vote all of their shares of Media General voting common stock for the MG share issuance proposal and the MG amendment proposal. In addition, pursuant to the SG voting agreement, the SG shareholders, who collectively hold approximately 30% of the outstanding shares of voting common stock of Media General, agreed to vote their shares in favor of the MG share issuance proposal and the MG amendment proposal. For additional information regarding the SG voting agreement, see “The Agreements – Description of the Standard General Voting Agreement” beginning on page 130.

Voting by LIN’s Directors and Executive Officers (Page 52)

As of February 27, 2014, the Directors and executive officers of LIN beneficially owned, in the aggregate, 4,537,423 shares (or approximately 13%) of the LIN Class A common shares, 20,876,325 shares (or approximately 99.9%) of the LIN Class B common shares and 2 shares (or 100%) of the LIN Class C common shares, representing approximately 70% of the voting power on all matters submitted to a vote of the holders of LIN’s Class A and Class C common shares. For additional information regarding the voting required to approve the proposals to be voted on at the LIN special meeting, see “The LIN Special Meeting” beginning on page 51. The Directors and executive officers of LIN have informed LIN that they currently intend to vote all of their LIN Class A common shares, LIN Class B common shares and LIN Class C common shares for the proposals to be voted on at the LIN special meeting. In addition, pursuant to the HMC and Carson voting agreements, the LIN supporting shareholders, who collectively hold approximately 99.9% of the issued and outstanding LIN Class B common shares and all of the issued and outstanding LIN Class C common shares, agreed to vote their LIN common shares in favor of the LIN merger proposal being presented at the LIN special meeting. For additional information regarding the voting agreements, see “The Agreements – Description of the LIN Shareholders’ Voting Agreement” beginning on page 131.

Appraisal Rights (Page 164)

Media General

Media General shareholders will not have appraisal rights under the VSCA with respect to the Media General Merger.

LIN

Pursuant to the LIN LLC Agreement, the holders of each LIN common share are entitled to rights of appraisal in the event of a merger of LIN that would give rise to appraisal rights under Delaware law if LIN were a Delaware corporation and the holders of LIN common shares were stockholders of such corporation. Accordingly, as described below, under certain circumstances, the LIN shareholders may have the right to seek appraisal in connection with the LIN Merger under Delaware law with respect to their LIN common shares.

Under Delaware law, LIN shareholders who do not vote in favor of the LIN merger proposal and who comply with the applicable requirements of Section 262 of the General Corporation Law of the State of Delaware may have the right, under certain circumstances, to seek appraisal of the fair value of their LIN common shares as determined by the Delaware Court of Chancery if the LIN Merger is completed. It is possible that the fair value as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration to be received by the LIN shareholders under the merger agreement.

Under Section 262, appraisal rights are available to stockholders of a publicly-traded Delaware corporation in connection with a merger only if, among other things, the stockholders of such corporation are required by the terms of a merger to accept as consideration for their shares anything other than stock of the surviving entity, publicly traded stock of any other corporation, cash in lieu of fractional shares, or a combination of the foregoing. Accordingly, pursuant to the LIN LLC Agreement (which incorporates Section 262), appraisal rights will be available to holders of LIN common shares in connection with the LIN Merger, subject to their compliance with the requirements of Section 262, only if the New Media General share consideration is oversubscribed. The New Media General share consideration will be considered “oversubscribed” in the event that the cash consideration is undersubscribed and the number of no election shares is less than the difference between the Cash Election Cap and the number of cash electing shares. See “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60. If the New Media General share consideration is oversubscribed, then, by reason of the proration and allocation procedures in the merger agreement, LIN shareholders that elected to receive the New Media General share consideration in exchange for their LIN common shares will be required to accept both cash and stock for their shares, and appraisal rights will be available. In such event, LIN shareholders may have the right to obtain payment in cash for the fair value of their LIN common shares as determined by the Delaware Court of Chancery, provided that such LIN shareholders comply in all respects with the requirements of Section 262 for making and perfecting a demand for appraisal.

If the New Media General share consideration is not oversubscribed, then appraisal rights will not be available in connection with the LIN Merger.

Because the final allocation of the cash and stock consideration to be received by the LIN shareholders in the LIN Merger will not be determined until the effective time of the LIN Merger, whether or not the New Media General share consideration is oversubscribed will not be known until the effective time of the LIN Merger, which will be after the LIN shareholder vote is taken on the LIN merger proposal at the LIN special meeting. However, any LIN shareholder wishing to preserve its rights to appraisal must make a demand for appraisal prior to such vote. In addition to submitting a demand for appraisal, in order to preserve any appraisal rights that a LIN shareholder may have, such LIN shareholder must not vote in favor of the LIN merger proposal, must not submit an election form (or, if submitted, must properly revoke any such election form before the election deadline), must not surrender LIN common shares for payment in the LIN Merger, and must otherwise follow the procedures prescribed by Section 262. In view of the complexity of Section 262, LIN shareholders who may wish to dissent from the LIN Merger and pursue appraisal rights should consult their legal advisors. For a summary of the material provisions of Section 262 required to be followed by LIN shareholders wishing to demand and perfect appraisal rights, please read the section titled “Appraisal Rights” beginning on page 164.

MEDIA GENERAL SELECTED HISTORICAL FINANCIAL DATA

On November 12, 2013, Media General and Young were combined in an all-stock, tax-free merger. Although Media General was the legal acquirer of Young in the transaction, the transaction was accounted for as a reverse merger whereby Young acquired Legacy Media General for accounting purposes only. Consequently, the consolidated financial statements of Media General, which we refer to for this purpose as “Legacy Media General,” the legal acquirer and a continuing public corporation in the transaction, have been prepared with Young as the surviving entity but named Media General, Inc. Accordingly, prior period financial information presented for Media General in the consolidated financial statements reflects the historical activity of Young for all periods through the date of the consummation of the transaction with Young. The financial statement data as of and for the year ended December 31, 2013, are derived from Media General’s audited financial statements that are incorporated by reference into this joint proxy statement/prospectus from Media General’s Annual Report on Form 10-K for the year ended December 31, 2013 and reflect the results of Young from January 1, 2013 to November 11, 2013, and the results of the combined Media General and Young for November 12, 2013, through December 31, 2013. The financial statement data as of December 31, 2012, and for the two years ended therein are derived from the audited financial statements of Media General incorporated by reference into this joint proxy statement/prospectus from Media General’s Annual Report on Form 10-K for the year ended December 31, 2013 and reflect the historical results of Young for those periods. The financial statement data as of December 31, 2011, as of and for the six months ended December 31, 2010, as of and for the six months ended June 30, 2010, and as of and for the year ended December 31, 2009, are derived from the audited financial statements of Media General not incorporated by reference into this joint proxy statement/prospectus and reflect the historical results of Young for those periods. Earnings per share was not previously presented in the audited financial statements of Young but is included for the successor periods below for comparison purposes.

The financial statement data as of and for the three months ended March 31, 2014 are derived from Media General’s unaudited interim condensed combined financial statements contained in Media General’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is incorporated by reference into this joint proxy statement/prospectus, and the financial statement data as of and for the three months ended March 31, 2013 are derived from the unaudited financial statements of Media General not incorporated into this joint proxy statement/prospectus and reflect the historical results of Young for those periods.

The financial data provided below is only a summary, and you should read it in conjunction with the historical consolidated financial statements of Media General and the related notes contains in the annual reports and the other information that Media General has previously filed with the SEC and which is incorporated into this joint proxy statement/ prospectus by reference. See “Where You Can Find More Information” beginning on page 171.

	Three Months Ended March 31,
	2014	2013(1)
	(In thousands, except per share amounts)
Statement of Operations Data:
Net operating revenue	$143,918	$50,045
Operating income	19,254	7,062
Net income (loss) attributable to Media General	5,385	3,114
Net earnings per common share (basic)	0.06	0.07
Net earnings per common share (assuming dilution)	0.06	0.05
Other Financial Data:
Total current assets	145,873	64,147
Total assets(2)	1,845,693	487,930
Total current liabilities, excluding current portion of long–term debt and capital lease obligations	77,613	30,326
Long–term debt, including current portion and capital lease obligations	882,664	160,081
Cash dividends per share	--	--

(1)

On November 12, 2013, Media General and Young were combined in an all-stock merger transaction. The Young Merger was accounted for as a reverse acquisition. For financial reporting purposes only, Young is the acquirer and the continuing reporting entity, but has been renamed Media General, Inc. Consequently, the consolidated financial statements of Media General, the legal acquirer and the continuing public corporation in the transaction, include the operating results for only Young for the three months ended March 31, 2013.

(2)

Consolidated assets as of March 31, 2014 and March 31, 2013 include total assets of variable interest entities (VIEs) of $38.9 million and $38.3 million, respectively, which can only be used to settle the obligations of the VIEs.

	Successor				Predecessor
	For the Year Ending December 31, 2013	For the Year Ending December 31, 2012	For the Year Ending December 31, 2011	For the Six Months Ending December 31, 2010	For the Six Months Ending June 30, 2010	For the Year Ending December 31, 2009
	(In thousands, except per share amounts)
Statement of Operations Data:
Net operating revenue	$269,912	$228,183	$174,520	$103,187	$84,307	$159,311
Operating income	33,827	55,493	21,304	25,108	13,497	18,839
Net income (loss) attributable to Media General(1)	6,140	35,921	103,924	15,091	609,627	(22,537)
Net earnings per common share (basic)(2)	0.11	0.82	1.91	0.28	-	-
Net earnings per common share (assuming dilution) (2)	0.10	0.53	1.14	0.17	-	-
Other Financial Data:
Total current assets	203,296	72,587	95,901	84,441	-	58,483
Total assets(3)	1,921,368	483,197	510,601	464,232		326,737
Total current liabilities, excluding current portion of long-term debt and capital lease obligations(4)	68,622	34,169	24,633	28,702	-	14,898
Long-term debt, including current portion and capital lease obligations	918,309	154,462	82,587	75,758	-	-
Liabilities subject to compromise(5)	-	-	-	-	-	875,920
Cash dividends per share	-	-	-	-	-	-

NOTE: The predecessor periods represent the financial information of Young Broadcasting Inc. prior to July 1, 2010. The successor periods represent the financial information of Young on or after July 1, 2010 (after the application of fresh-start reporting) until the completion of the transaction between Media General and Young on November 12, 2013.

(1)

In 2009, Young Broadcasting Inc. filed for Chapter 11 bankruptcy protection as a result of the continuing deterioration of the economic conditions. During the six months ended June 30, 2010, Young Broadcasting Inc. recorded $609 million in gains as a result of reorganization items and fresh start accounting adjustments related to the bankruptcy. In 2011, Young Broadcasting Inc. released the valuation allowance on its deferred tax assets in the amount of $96.8 million.

(2)

Earnings per share has been adjusted to reflect Young shares multiplied by the exchange ratio of 730.6171 shares of Media General for each share and share equivalent of Young. Periods before bankruptcy for the predecessor are not meaningful.

(3)

Total assets increased by $137 million from 2009 to 2010 due to the step up to fair value of Young’s assets and liabilities as a result of the application of fresh start accounting as of June 30, 2010, upon Young's emergence from bankruptcy. Total assets as of December 31, 2013 include the impact of the Young merger.

(4)

In 2010, Young Broadcasting Inc. extinguished $822 million of long-term debt as a result of the Chapter 11 bankruptcy proceedings. Post-bankruptcy, Young entered into a new term loan for $75 million which is included in long-term debt as of December 31, 2010. The increase in long-term debt during 2012 is primarily the result of draw downs from a new $175 million senior credit facility, which was put in place in December 2011. Long-term debt as of December 31, 2013 reflects the impact of the merger transaction and the refinancing of Media General’s long-term debt which includes an $885 million term loan under the Media General credit agreement and $32 million of term loans under the Shield Media credit agreement.

(5)

Liabilities subject to compromise as of December 31, 2009, consisted of Young Broadcasting Inc.’s pre-petition obligations, including all of its then outstanding debt, that were subject to compromise related to the Chapter 11 bankruptcy filing. These obligations were discharged upon emergence from bankruptcy during 2010 in accordance with the court-approved plan of reorganization upon emergence from bankruptcy during 2010.

***

LIN SELECTED HISTORICAL FINANCIAL DATA

Set forth below is selected consolidated financial data for LIN for each of the five years in the period ended December 31, 2013. The selected financial data as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 is derived from audited consolidated financial statements of LIN included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached as Annex G to this joint proxy statement/prospectus. LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 attached as Annex K to this joint proxy statement/prospectus recast certain segment information for all periods presented in LIN's Annual Report on Form 10-K for the year ended December 31, 2013. The selected financial data as of and for the three months ended March 31, 2014 are derived from unaudited interim consolidated financial statements of LIN included in LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is attached as Annex J to this joint proxy statement/prospectus. The financial statement data as of and for the years ended December 31, 2011, 2010 and 2009 are derived from the audited financial statements of LIN previously filed by LIN with the SEC, and the financial statement data as of and for the three months ended March 31, 2013 are derived from unaudited interim consolidated financial statements of LIN previously filed by LIN with the SEC. All financial information shown reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. The sale of WWHO-TV was completed on February 16, 2012 and the sale of WUPW-TV was completed on April 21, 2012.

The financial data provided below is only a summary, and you should read it in conjunction with the historical consolidated financial statements of LIN and the related notes contained in LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is attached as Annex J to this joint proxy statement/prospectus, LIN's Annual Report on Form 10-K for the year ended December 31, 2013 attached as Annex G to this joint proxy statement/prospectus and LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 attached as Annex K to this joint proxy statement/prospectus, and within the annual reports and the other information that LIN has previously filed with the SEC. See “Where You Can Find More Information” beginning on page 171.

	Three months ended March 31,
	2014	2013(1)
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenues	$166,241	$140,992
Operating income	16,382	11,776
Net income (loss)	1,059	(1,020)
Net income (loss) attributable to LIN	1,657	(856)
Basic income (loss) per common share attributable to LIN:
Net income (loss) attributable to LIN	$0.03	$(0.02)
Diluted income (loss) per common share attributable to LIN:
Net income (loss) attributable to LIN	$0.03	$(0.02)
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$20,887	$23,500
Total assets (2)	1,237,235	1,201,379
Total debt	950,456	952,493
Total LIN shareholders’ equity (deficit)	102,221	(89,740)

(1)

On July 30, 2013, LIN completed its merger with LIN TV Corp. Accordingly, the financial information for the three month period ended March 31, 2013 set forth above is the financial information of LIN TV Corp.

(2)

LIN’s consolidated assets as of March 31, 2014 and March 31, 2013 include total assets of $55.0 million and $61.1 million, respectively, of variable interest entities (“VIEs”) that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44.1 million and $46.1 million and program rights of $2.3 million and $3.4 million as of March 31, 2014 and March 31, 2013, respectively. LIN’s consolidated liabilities as of March 31, 2014 and March 31, 2013 include $4.0 million and $5.6 million, respectively, of total liabilities of the VIEs for which the VIEs’ creditors have no recourse to the Company, including $2.7 million and $4.0 million, respectively, of program obligations.

	Year Ended December 31,
	2013	2012	2011	2010	2009
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenues	$652,363	$553,462	$400,003	$408,190	$327,842
Operating income	89,944	171,061	89,104	111,839	22,294
Income (loss) from continuing operations(1)	156,601	(17,972)	49,701	36,181	9,704
Net income (loss)	156,601	(7,601)	48,781	36,498	9,113
Net income (loss) attributable to LIN	158,113	(7,045)	48,577	36,498	9,113
Basic income (loss) per common share attributable to LIN:
Income (loss) from continuing operations attributable to LIN	$3.02	$(0.32)	$0.89	$0.67	$0.19
Net income (loss) attributable to LIN	3.02	(0.13)	0.87	0.68	0.18
Diluted income (loss) per common share attributable to LIN:
Income (loss) from continuing operations attributable to LIN	$2.84	$(0.32)	$0.87	$0.65	$0.19
Net income (loss) attributable to LIN	2.84	(0.13)	0.85	0.66	0.18
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$12,525	$46,307	$18,057	$11,648	$11,105
Restricted cash	-	-	255,159	-	2,000
Total assets	1,216,850	1,241,414	1,081,944	790,469	790,503
Total debt	944,692	890,227	868,717	623,260	682,954
Total LIN shareholders’ equity (deficit)	89,127	(91,564)	(84,632)	(131,432)	(173,561)

(1)

Income from continuing operations during the year ended December 31, 2013 includes a $124.3 million tax benefit recognized as a result of the merger of LIN TV Corp. with and into LIN as well as an $18.2 million tax benefit recognized as a result of the reversal of LIN’s valuation allowance on deferred tax assets. For additional information, refer to Note 14 – “Income Taxes” to LIN’s consolidated financial statements included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached as Annex G to this joint proxy statement/prospectus.

***

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 12, 2013, Media General and Young were combined in an all-stock, tax-free merger. Although Media General was the legal acquirer in the Young Merger, the Young Merger was accounted for as a reverse merger whereby Young was deemed to have acquired Legacy Media General for accounting purposes. Consequently, the consolidated financial statements of Legacy Media General, the legal acquirer and a continuing public corporation in the Young Merger, have been prepared with Young as the surviving entity but named Media General, Inc. Accordingly, the statement of operations for the year ended December 31, 2013 reflects the results of Young from January 1, 2013 to November 11, 2013, and the results of the combined company from November 12, 2013 through December 31, 2013.

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN, acquired 100% of the capital stock of Federated Media Publishing, Inc., which we refer to as “Federated Media.” The purchase price of this acquisition totaled $22.3 million plus an adjustment for working capital delivered at closing, and was funded from cash on hand and amounts drawn on LIN’s revolving credit facility. We refer to this acquisition as the “Federated Media Acquisition.” LIN’s statement of operations for the three months ended March 31, 2014 includes the results of Federated Media for the period from February 3, 2014 through March 31, 2014. On March 21, 2014, Media General, certain of Media General's subsidiaries, and LIN entered into the merger agreement.

The unaudited pro forma condensed combined statement of operations that follows for the year ended December 31, 2013 has been derived from the historical consolidated financial statements of Media General for the year ended December 31, 2013, the historical consolidated financial statements of Legacy Media General for the period January 1, 2013 to November 11, 2013, which were previously filed by Media General with the SEC, and the historical consolidated financial statements of LIN, included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached as Annex G hereto, of which certain segment information was recast for all periods presented in LIN's Annual Report on Form 10-K for the year ended December 31, 2013 in LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 attached as Annex K to this joint proxy statement/prospectus, and the historical financial statements of Federated Media, included in LIN’s Current Report on Form 8-K/A filed with the SEC on April 21, 2014 attached as Annex I hereto, for the year ended December 31, 2013, along with certain adjustments. The unaudited pro forma condensed combined financial information that follows for the three months ended and as of March 31, 2014 has been derived from Media General’s unaudited interim condensed combined financial statements contained in Media General’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is incorporated by reference into this joint proxy statement/prospectus, and the unaudited interim consolidated financial statements of LIN included in LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is attached as Annex J to this joint proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 has been prepared as though the Young Merger and the LIN Merger occurred as of January 1, 2013. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 has been prepared as though the LIN Merger occurred as of January 1, 2013, and the unaudited pro forma condensed combined balance sheet information at March 31, 2014 has been prepared as if the LIN Merger occurred as of March 31, 2014. The pro forma adjustments are based on available information and assumptions that the management of Media General and LIN believe are reasonable. Such adjustments are estimates and are subject to change.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual results of operations or the financial position of the combined company would be had the transaction occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The unaudited pro forma condensed combined financial statements do not reflect any cost savings or other synergies that the management of Media General and LIN believe could have been achieved had the LIN Merger been completed on the dates indicated.

The LIN Merger will be accounted for using the acquisition method of accounting in accordance with ASC 805. Media General’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in this business combination and concluded, based on a consideration of the pertinent facts and circumstances, that Media General will acquire LIN for financial accounting purposes. Accordingly, Media General’s cost to acquire LIN has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values. The allocation of the purchase price is preliminary and is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a final allocation. In addition, the final purchase price of Media General’s acquisition of LIN will not be known until the date of closing of the transaction and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial statements as a result of several factors, including the following:

●

changes in LIN’s net assets between the pro forma balance sheet date of March 31, 2014 and the closing of the transaction, which could impact the preliminary estimated purchase price or the preliminary estimated fair value as of the effective date of the transaction;

●	changes in the price of Media General's common stock;

●	the value of the combined company at the effective date of the transaction; and

●	other changes in net assets that may have occurred prior to the completion of the transaction, which could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” beginning on page 23 and “Cautionary Note Regarding Forward Looking Statements” beginning on page 43. See also “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 133.

New Media General

Pro Forma Condensed Combined Balance Sheet

(Unaudited, in thousands)

	As of March 31, 2014
	Media General Historical	LIN Media Historical	Pro Forma Adjustments	Pro Forma Combined Company
Total current assets	$145,873	$181,414	$(6,751)	$320,536
Total assets	1,845,693	1,237,235	1,821,394	4,904,322
Total current liabilities	80,160	99,016	15,087	194,263
Total liabilities	1,104,058	1,122,759	1,151,880	3,378,697
Total stockholders' equity attributable to Company	743,325	102,221	669,514	1,515,060

New Media General

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Year Ended December 31, 2013
	Media General - Young Merger					LIN - Federated Media Transaction				Media General - LIN Merger
	Media General Historical	Legacy Media General Historical	Media General Pro Forma Adjustments		Pro Forma Media General	LIN Media Historical	Federated Media Historical	Federated Media Pro Forma Adjustments	Pro Forma LIN Media	Combined Company Pro Forma Adjustments	Pro Forma Combined Company

Net operating revenue	$269,912	$273,566	$-		$543,478	$652,363	$37,169	$-	$689,532	$-	$1,233,010
Total operating costs	236,085	255,391	(7,802)		483,674	562,419	43,472	(2,103)	603,788	64,388	1,151,850
Operating income	33,827	18,175	7,802		59,804	89,944	(6,303)	2,103	85,744	(64,388)	81,160
Income (loss) from continuing operations	4,354	(62,127)	34,500		(23,273)	156,601	(10,714)	3,478	149,365	(46,192)	79,900
Income (loss) from continuing operations attributable to Company	$6,140	$(62,127)	$32,859		$(23,128)	$158,113	$(10,714)	$3,478	$150,877	$(48,248)	$79,501
Income (loss) from continuing operations per common share (basic)	$0.11	$(2.25)			$(0.26)	$3.02			$2.88		$0.61
Weighted average common shares (basic)	53,337	27,575		(1)	88,524	52,439			52,439	(2)	129,983
Income (loss) from continuing operations per common share (assuming dilution)	$0.10	$(2.25)			$(0.26)	$2.84			$2.71		$0.59
Weighted average common shares (assuming dilution)	64,101	27,575		(1)	88,524	55,639			55,639	(2)	134,557

(1)

Assumes that 87.7 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock as of December 31, 2013 were outstanding for the entire period.

(2)

Assumes that 129 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 41.4 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger. Diluted common shares include an estimate of dilutive stock options of New Media General for the year ended December 31, 2013.

New Media General

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Three Months ended March 31, 2014
		LIN - Federated Media Transaction				Media General - LIN Merger
	Media General Historical	LIN Media Historical	Federated Media Historical (a)	Federated Media Pro Forma Adjustments	Pro Forma LIN Media	Combined Company Pro Forma Adjustments	Pro Forma Combined Company

Net operating revenue	$143,918	$166,241	$1,367	$-	$167,608	$-	$311,526
Total operating costs	124,664	149,859	2,745	(767)	151,837	9,759	286,260
Operating income (loss)	19,254	16,382	(1,378)	767	15,771	(9,759)	25,266
Net income (loss)	5,439	1,059	(1,788)	664	(65)	(7,656)	(2,282)
Net income (loss) attributable to Media General	$5,385	$1,657	$(1,788)	$664	$533	$(8,140)	$(2,222)
Income (loss) per common share (basic)	$0.06	$0.03			$0.01		$(0.02)
Weighted average common shares (basic)	88,324	53,669			53,669	(1)	129,983
Income (loss) per common share (assuming dilution)	$0.06	$0.03			$0.01		$(0.02)
Weighted average common shares (assuming dilution)	88,731	56,593			56,593	(1)	129,983

(a)	Figures provided under “Federated Media Historical” are for the period from January 1, 2014 to February 3, 2014.

(1)

Assumes that 129 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 41.4 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger.

****

The unaudited pro forma condensed combined financial information does not reflect certain events that have occurred or may occur after the LIN Merger. As such, the combined company’s financial statements may be materially different than the unaudited pro forma condensed combined financial information presented. The following material items are not reflected in the unaudited pro forma condensed combined financial information:

1.

Media General and LIN will be required to swap or otherwise divest certain television stations in certain markets as part of the process of obtaining regulatory approvals for the transaction. Such markets include the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets, in which Media General and LIN both own television stations, and may include the Albuquerque, NM market, in which LIN owns two television stations that are “top-four” stations in this market based on ratings. As it has not yet been determined whether television stations will be swapped or sold, the pro forma financial statements do not reflect any adjustments to pro forma revenue and expenses associated therewith.

2.

Total LIN Merger costs are estimated to be $67.5 million, which are excluded from the statements of operations and reflected on the balance sheet as an adjustment to retained earnings as required by the pro forma rules. U.S. GAAP requires these costs to be recorded as period expenses.

3.

The pro forma condensed combined statements of operations reflect historical income tax expense of the respective companies and the tax effect of pro forma adjustments at the statutory rate. Legacy Media General’s historical tax expense for the year ended December 31, 2013, of $8.5 million was primarily related to the need for additional valuation allowance in connection with the tax amortization of indefinite-lived intangible assets that was not available to offset existing deferred tax assets (termed a “naked credit”); this adjustment is no longer required following the Young Merger. During the year ended December 31, 2013, LIN recognized a $124.3 million tax benefit as a result of the merger of LIN Television with and into LIN and also recognized an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These tax benefits will not recur in future periods. Consequently, the effective tax rate of New Media General is expected to differ materially from the amount presented above for the year ended December 31, 2013.

4.

Following the LIN Merger, annualized operating synergies of approximately $70 million within three years are expected to be achieved. These operating synergies are not reflected in the pro forma condensed combined statement of operations.

***

COMPARATIVE PER SHARE DATA

The following table presents, for the year ended December 31, 2013 and for the three months ended March 31, 2014, selected historical per share information of Media General and LIN, as well as similar information for the combined company on an unaudited pro forma basis as if the transaction had been effective for the period presented, which we refer to as “pro forma combined” information. The LIN equivalent (cash and stock) per share information presented below is calculated by multiplying the pro forma combined amounts for the combined company by 0.7897, which represents the approximate number of shares of voting common stock of New Media General to be received on average for each LIN common share. In addition, the approximate amount of cash received per LIN common share would be $13.88. The LIN equivalent (stock only) per share information presented below is calculated by multiplying the pro forma combined amounts for the combined company by 1.5762, which represents the number of shares of voting common stock of New Media General that would be received for each LIN common share for which a stock election is made, assuming that no proration is applicable. See “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60.

	For the Year Ended December 31, 2013	For the Three Months Ended March 31, 2014
Basic Earnings Per Share
Media General historical	$0.11	$0.06
LIN historical	3.02	0.03
Pro forma combined	0.61	(0.02)
LIN equivalent (cash and stock)	0.48	(0.01)
LIN equivalent (stock only)	0.96	(0.03)
Diluted Earnings Per Share
Media General historical	$0.10	$0.06
LIN historical	2.84	0.03
Pro forma combined	0.59	(0.02)
LIN equivalent (cash and stock)	0.47	(0.01)
LIN equivalent (stock only)	0.93	(0.03)
Dividends Per Share
Media General historical	$-	$-
LIN historical	-	-
Pro forma combined	-	-
LIN equivalent (cash and stock)	-	-
LIN equivalent (stock only)	-	-
Book Value Per Share at Period End
Media General historical	$8.33	$8.39
LIN historical	1.62	1.85
Pro forma combined	10.99	11.66
LIN equivalent (cash and stock)	8.68	9.20
LIN equivalent (stock only)	17.32	18.38

This information is only a summary and it is not necessarily an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The December 31, 2013 selected comparative per share information of Media General and LIN presented above was derived from audited financial statements. The March 31, 2014 selected comparative per share information of Media General and LIN presented above was derived from unaudited financial statements. You should read the information in this section in conjunction with Media General’s historical consolidated financial statements and related notes that Media General has previously filed with the SEC and which are incorporated in this joint proxy statement/prospectus by reference, and in conjunction with LIN’s historical consolidated financial statements and related notes included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached hereto as Annex G and LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 attached as Annex K to this joint proxy statement/prospectus, and included in LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 attached hereto as Annex J. See “Where You Can Find More Information” beginning on page 171.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The table below sets forth, for the calendar quarters indicated, the high and low sale prices per share, as well as the dividend paid per share, of Media General voting common stock, which trades on the NYSE under the symbol “MEG,” and LIN Class A common shares, which trade on the NYSE under the symbol “LIN.” There is no established trading market for the non-voting common stock of Media General or for the LIN Class B or Class C common shares. After completion of the transaction, New Media General’s voting common stock is expected to trade on the NYSE under the symbol “MEG.”

The following table sets forth the closing sales prices per share of Media General’s voting common stock and LIN’s Class A common shares as reported on the NYSE on the following dates:

●	March 20, 2014, the last full trading day before the announcement of the execution of the merger agreement; and
●	July 21, 2014, the last full trading day for which this information could be calculated before the date of this joint proxy statement/prospectus.

	Media General		LIN		LIN equivalent (1)
	High	Low	High	Low	High	Low
March 20, 2014	$17.38	$16.90	$21.72	$20.99	$27.39	$26.64
July 21, 2014	22.41	21.91	27.85	27.46	35.32	34.53

(1)

The equivalent implied per share data for LIN Class A common shares has been determined by multiplying the high or low market price, as applicable, of a share of Media General’s voting common stock on each of the dates by the exchange ratio of 1.5762 shares of voting common stock of New Media General for each LIN common share in the LIN Merger. The LIN shareholders will not receive any consideration for their LIN common shares until the LIN Merger is completed, which may be a substantial time period after the special meetings. In addition, the New Media General share consideration will not be adjusted for changes in the market price of either the Media General common stock or the LIN common shares. Therefore, the market value of the New Media General common stock that the LIN shareholders will have the right to receive on the closing date of the transaction may vary significantly from the market value of the New Media General common stock that the LIN shareholders would receive if the transaction was completed on the date of this joint proxy statement/prospectus. In addition, because the consideration to be received by each LIN shareholder is subject to the allocation and proration procedures in the merger agreement, LIN shareholders that validly elect to receive the New Media General share consideration for all of their LIN common shares may be required to receive cash instead of New Media General shares for a portion of their shares.

The following table sets forth, for the periods indicated, the high and low sales prices per share of Media General’s voting common stock (or, for periods preceding November 12, 2013, Media General’s Class A common stock) and LIN’s Class A common shares as reported on the NYSE.

	Media General		LIN
	High	Low	High	Low
2014 Fiscal Year
Third Quarter (through July 21, 2014)	$23.75	$20.57	$28.58	$26.96
Second Quarter	21.13	14.60	28.13	23.18
First Quarter	23.97	15.39	28.88	19.44
2013 Fiscal Year
Fourth Quarter	23.55	12.61	29.24	20.24
Third Quarter	14.50	9.68	20.55	14.25
Second Quarter	11.45	5.78	16.64	10.01
First Quarter	5.97	3.97	13.40	7.69
2012 Fiscal Year
Fourth Quarter	5.44	3.80	7.80	4.35
Third Quarter	5.50	3.70	4.54	2.94
Second Quarter	5.58	3.02	4.15	2.64
First Quarter	6.84	3.48	5.00	3.88

As of July 18, 2014, the last date prior to printing this joint proxy statement/prospectus for which it was practicable to obtain this information, there were approximately 1,140 registered holders of Media General voting common stock and 2 registered holders of Media General non-voting common stock, and there were approximately 27 registered holders of LIN Class A common shares, approximately 13 registered holders of Class B common shares and 2 registered holders of Class C common shares.

Past price performance is not necessarily indicative of likely future performance. Shareholders of Media General and LIN are advised to obtain current market quotations for all common shares currently listed on the NYSE. The market price of Media General’s voting common stock and LIN’s Class A common shares will fluctuate between the date of this joint proxy statement/prospectus and the completion of the transaction. No assurance can be given concerning the market price of either Media General’s voting common stock or LIN's Class A common shares before the completion of the transaction, or the market prices of New Media General’s voting common stock after the completion of the transaction. See “Risk Factors – Risks Related to the Ownership of the Combined Company Capital Stock” beginning on page 39.

The voting common stock and the non-voting common stock of Media General participate equally in dividends to the extent that they are paid, and, following the completion of the transaction, both the voting common stock and the non-voting common stock of New Media General will participate equally in dividends to the extent that they are paid. Due to economic uncertainty, the Board of Directors of Media General suspended the payment of dividends indefinitely in January 2009. Further, Media General’s existing credit agreement prohibits the payment of dividends and the credit agreements for the combined company may also contain restrictions on the payment of cash dividends. Consequently, Media General and LIN do not expect the combined company to pay cash dividends for at least so long as it is prohibited from doing so under its credit agreements.

The LIN common shares participate equally in distributions to the extent that they are paid. LIN Television’s existing credit agreement contains restrictions on the amount of cash distributions that can be paid by LIN.

Any future determination to pay cash dividends will be at the discretion of the combined company’s Board of Directors and will be dependent upon then-existing conditions, including the financial condition and results of operations, contractual restrictions, business prospects of the combined company and other factors that the combined company’s Board of Directors determines to consider.

RISK FACTORS

In addition to the other information included in, incorporated by reference in, or found in the Annexes attached to, this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 43, you should carefully consider the following risk factors in deciding whether to vote for the proposals to be considered at your company’s special meeting in connection with the transaction. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page 171. Additional risks and uncertainties not presently known to Media General or LIN or that are not currently believed to be important also may adversely affect the transaction and New Media General following the transaction.

Risks Related to the Transaction

LIN shareholders cannot be certain of the form of merger consideration they will receive.

Under the terms of the merger agreement, in certain circumstances, a LIN shareholder may receive a combination of cash and shares of common stock of New Media General in exchange for such shareholder’s LIN common shares even if such shareholder made a valid election to receive either the cash consideration or the New Media General share consideration with respect to such shareholder’s LIN common shares. The merger agreement provides that the total number of LIN common shares that will be converted into the right to receive cash consideration is equal to the Cash Election Cap. If LIN shareholders elect to receive the cash consideration for a number of LIN common shares in excess of the Cash Election Cap, then the shares for which an election was made to receive the cash consideration will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis instead of solely the cash consideration.

Similarly, if LIN shareholders elect to receive the cash consideration for a number of LIN common shares less than the Cash Election Cap, then the shares for which an election was made to receive the New Media General share consideration will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis instead of solely the New Media General share consideration. However, if the number of LIN common shares for which no election is made is greater than the difference between the Cash Election Cap and the number of LIN common shares for which an election is made to receive the cash consideration, then shares for which no election is made will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis, and shares for which an election is made will receive the form of consideration elected. See “The Transaction – Proration and the Allocation Procedures for the LIN Merger Consideration” beginning on page 60.

The number of shares of New Media General common stock that LIN shareholders will receive in the LIN Merger is based on a fixed exchange ratio. Because the market price of Media General’s voting common stock will fluctuate, Media General and LIN shareholders cannot be certain of the value of the merger consideration that the LIN shareholders will receive in the LIN Merger.

Upon completion of the LIN Merger, each outstanding LIN common share (other than certain excluded shares and shares with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal) will be converted into the right to receive either the cash consideration or the New Media General share consideration subject to the proration and allocation procedures set forth in the merger agreement. The exchange ratio for determining the number of shares of New Media General common stock that LIN shareholders will receive in the LIN Merger is fixed and the New Media General share consideration will not be adjusted for changes in the market price of Media General’s voting common stock or LIN’s Class A common shares. The market value of the New Media General voting common stock that the LIN shareholders will be entitled to receive in the LIN Merger will in part depend on the market value of Media General’s voting common stock immediately before that merger is completed and could vary significantly from the market value on the date of the announcement of the merger agreement, the date that this joint proxy statement/prospectus was mailed to shareholders of LIN or Media General or the date of the LIN or Media General special meetings. The merger agreement does not provide for any adjustment to the New Media General share consideration based on fluctuations of the per share price of Media General’s voting common stock or LIN’s Class A common shares. In addition, the market value of the New Media General voting common stock will likely fluctuate after the completion of the merger.

Fluctuations in the share price of Media General, or New Media General following the closing of the transaction, could result from changes in the business, operations or prospects of Media General or LIN prior to the closing of the transaction or New Media General following the closing of the transaction, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Media General or LIN. The transaction may be completed a considerable amount of time after the date of the Media General or LIN special meetings. As such, at the time of the special meetings, Media General or LIN shareholders will not know the value of the New Media General share consideration that the LIN shareholders will receive in the LIN Merger for each LIN common share.

After making an election with respect to their shares, LIN shareholders will not be able to sell the LIN common shares covered by such election, unless they revoke such election at or prior to the election deadline or unless the merger agreement is terminated.

The deadline for making cash elections and stock elections is 5:00 p.m., New York time, on the fifth business day prior to the closing date for the transaction (or such other date as Media General and LIN mutually agree). Media General will seek to publicly announce the election deadline at least five business days prior to this election deadline. After LIN shareholders make an election with respect to their LIN common shares and prior to completion of the LIN Merger, the trading price of LIN Class A common shares or Media General’s voting common stock may decrease, and LIN shareholders may otherwise want to sell their LIN common shares to gain access to cash, make other investments, or eliminate the potential for a decrease in the value of the investment. However, once LIN shareholders make an election with respect to their LIN common shares, which includes delivering all proper transmittal documentation related to such shares, the LIN shareholders will not be able to sell those shares, unless they properly revoke their election at or prior to the election deadline or the merger agreement is terminated.

The transaction is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis, if at all.

Consummation of the transaction is subject to certain closing conditions which make the completion and timing of the transaction uncertain. The conditions include, among others, the obtaining of the requisite approvals by the shareholders of Media General and LIN for the consummation of the transaction, as described in this joint proxy statement/prospectus, the expiration of the waiting period under the HSR Act, as amended, the grant by the FCC of consent to the transfer of control of the broadcast licensee subsidiaries of Media General and LIN as a result of the transaction, the absence of any governmental order preventing the consummation of the transaction, the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, registering the shares of New Media General common stock to be issued in connection with the transaction, the listing of such shares on the NYSE and the receipt of third party consents under certain of Media General’s and LIN’s material contracts. See “The Agreements – Description of the Merger Agreement – Conditions to the Transaction” beginning on page 126.

Although Media General and LIN have agreed in the merger agreement to use their commercially reasonable best efforts to obtain the requisite approvals and consents, there can be no assurance that these approvals and consents will be obtained, and these approvals and consents may be obtained later than anticipated. In addition, Media General’s and LIN’s obligations to obtain the requisite consents and approvals from regulatory authorities are subject to certain limitations, including that Media General is not required to agree to take actions or to make divestitures that may be required by the regulatory authorities (both those expected to be divested and those expected not to be) if taking such actions or making such divestitures (whether or not in connection with the transaction) would reasonably be expected to result in the LIN television stations (both those expected to be divested and those expected not to be) losing annual broadcast cash flow exceeding $5 million. In addition, if permitted under applicable law, either of Media General or LIN may waive a condition for its own respective benefit and consummate the transaction even though one or more of these conditions has not been satisfied. Any determination whether to waive any condition will be made by Media General or LIN at the time of such waiver based on the facts and circumstances as they exist at that time. In the event that a condition to the merger agreement is waived, Media General and LIN, as applicable, currently intend to evaluate the materiality of any such waiver and its effect on Media General’s shareholders or LIN’s shareholders, as applicable, in light of the facts and circumstances at the time to determine whether any re-solicitation of proxies is required in light of such waiver.

The merger agreement contains provisions that restrict LIN’s ability to pursue alternatives to the transaction and, in specified circumstances, could require LIN to pay to Media General a termination fee.

Under the merger agreement, LIN is restricted, subject to certain exceptions, from soliciting, initiating, knowingly facilitating or negotiating, or furnishing non-public information with regard to, any inquiry, proposal or offer for an alternative business combination transaction from any person. LIN may terminate the merger agreement and enter into an agreement with respect to a superior proposal only if specified conditions have been satisfied, including a determination by the LIN Board of Directors (after consultation with a nationally recognized third party financial advisors and outside legal counsel) that such proposal is more favorable to the LIN shareholders than the transaction from a financial point of view. A termination in this instance would result in LIN being required to pay Media General a termination fee of $57.3 million in the aggregate. In addition, if the merger agreement is terminated in certain circumstances, LIN will be required to pay to Media General a termination fee of $57.3 million in the aggregate. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of LIN from considering or proposing an alternative business combination transaction with LIN, even if such third party were prepared to pay consideration with a higher value than the value of the transaction.

The merger agreement contains provisions that restrict Media General’s ability to pursue alternatives to the transaction and, in specified circumstances, could require Media General to pay to the holders of LIN common shares a termination fee.

Under the merger agreement, Media General is restricted, subject to certain exceptions, from soliciting, initiating, knowingly facilitating or negotiating, or furnishing non-public information with regard to, any inquiry, proposal or offer for an alternative business combination transaction from any person. Media General may not terminate the merger agreement in order to enter into an agreement with respect to a superior proposal. If the merger agreement is terminated in certain circumstances, Media General will be required to pay the holders of LIN common shares a termination fee of $55.1 million in the aggregate. These provisions could discourage a third party that may have an interest in entering into an alternative business combination transaction with Media General from pursuing such transaction.

Failure to complete the transaction may negatively impact the share price and the future business and financial results of each of Media General and LIN.

The merger agreement provides that either Media General or LIN may terminate the merger agreement if the transaction is not consummated on or before March 21, 2015 (which may be automatically extended to June 21, 2015, in the event all closing conditions have been satisfied or waived or are then capable of being satisfied other than those closing conditions related to regulatory approvals).  In addition, the merger agreement contains certain termination rights for both LIN and Media General including, among others, (i) by LIN, in the event the LIN Board of Directors determines to enter into a definitive agreement with respect to a LIN Superior Offer (as defined in the merger agreement) and (ii) by Media General, if, as a result of regulatory actions or divestitures required by the regulatory authorities (whether such regulatory actions or divestitures are in connection with the transaction or are due to rule changes adopted by the FCC following March 21, 2014 that have an adverse impact on the LIN stations), the LIN television stations (both those expected to be divested and those expected not to be) would reasonably be expected to lose annual broadcast cash flow exceeding $5 million. Upon termination of the merger agreement under specific circumstances, LIN will be required to pay Media General a termination fee of $57.3 million. The merger agreement also provides that Media General will be required to pay a termination fee to the holders of LIN common shares of $55.1 million in the aggregate if the merger agreement is terminated under certain circumstances.

If the transaction is not completed on a timely basis, Media General’s and LIN’s ongoing businesses may be adversely affected.  If the transaction is not completed at all, Media General and LIN will be subject to a number of risks, including the following:

●	being required to pay costs and expenses relating to the transaction, such as legal, accounting, financial advisory and printing fees, whether or not the transaction is completed; and

●	time and resources committed by each company’s management to matters relating to the transaction could otherwise have been devoted to pursuing other beneficial opportunities.

If the transaction is not completed, the price of Media General’s voting common stock and the price of the LIN Class A common shares may decline to the extent that the current market price reflects a market assumption that the transaction will be completed and that the related benefits will be realized, or a market perception that the transaction was not consummated due to an adverse change in the business of Media General or LIN.

Uncertainties associated with the transaction may cause employees to leave Media General, LIN or New Media General and may otherwise affect the future business and operations of New Media General.

New Media General’s success after the transaction will depend in part upon its ability to retain key employees of Media General and LIN. Prior to and following the transaction, current and prospective employees of Media General and LIN may experience uncertainty about their future roles with Media General and LIN and choose to pursue other opportunities, which could have an adverse effect on Media General or LIN. If key employees depart, the integration of the two companies may be more difficult and New Media General’s business following the transaction could be adversely affected.

Media General expects that it will incur additional indebtedness to finance the transaction and the agreements and instruments governing such debt may contain restrictions and limitations that could significantly impact the operation of New Media General and adversely affect the holders of New Media General’s common stock.

If the transaction is consummated, Media General expects to incur substantial additional indebtedness to, among other things, fund the cash consideration to be paid to the LIN shareholders in the LIN Merger and to refinance existing indebtedness.  This new indebtedness is expected to include a $90 million incremental revolving credit facility, a $910 million Term Loan B facility and a $600 million Term Loan A facility.  New Media General may also incur additional indebtedness in the future.

The terms of the new indebtedness will subject New Media General to a number of financial and operational covenants and will require compliance with certain financial ratios. For example, the covenants under the new indebtedness will impose restrictions on New Media General, including the restrictions on its ability to incur additional indebtedness and liens, make loans and investments, make capital expenditures, sell assets, engage in mergers, acquisitions and consolidations, enter into transactions with affiliates, purchase or redeem stock, enter into sale and leaseback transactions and pay dividends. A breach of any of the covenants imposed on New Media General by the terms of the new indebtedness, including any financial or operational covenants, and certain change of control events, may result in a default or event of default under the terms of the new indebtedness. Following an event of default, the lenders would have the right to terminate their commitments to extend credit in the future to New Media General and would be able to accelerate the repayment of all of New Media General’s indebtedness under the new indebtedness. In such case, New Media General may not have sufficient funds to pay the total amount of accelerated obligations, and the lenders could proceed against the collateral securing the new indebtedness, which will consist of substantially all of the assets of New Media General. Any acceleration in the repayment of indebtedness or related foreclosure could have an adverse effect on New Media General.

Further, New Media General is expected to have a significant degree of leverage after the transaction that could have important consequences, including:

●	making it more difficult for New Media General to satisfy its obligations, which could in turn result in an event of default;

●	impairing New Media General’s ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

●	diminishing New Media General’s ability to withstand a downturn in its business, the industry in which it operates, or the economy generally;

●	limiting the flexibility in planning for, or reacting to, changes in New Media General’s business and the industry in which it operates; and

●	placing New Media General at a competitive disadvantage compared to certain competitors that may have proportionately less debt.

Despite the current debt levels, and the debt levels anticipated following the transaction, New Media General may be able to incur significantly more debt in the future, which could increase the foregoing risks related to New Media General’s indebtedness.

Media General and LIN may not be able to obtain the required approval from the FCC.

Media General’s and LIN’s obligation to consummate the transaction is subject to obtaining receipt from the FCC of consent to the transfer of control of broadcast licensee subsidiaries of Media General and LIN in connection with the transaction. Under the merger agreement, Media General and LIN are each obligated to use commercially reasonable best efforts to obtain as promptly as practicable the necessary consents from the FCC to the transaction subject to certain limitations. Although Media General and LIN believe that they will be able to obtain the required approval from the FCC, they cannot be sure they will do so. Failure to obtain FCC clearance would prevent Media General and LIN from consummating the transaction.

Media General has the right to terminate the merger agreement if changes to FCC regulations or transaction-related regulatory requirements would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow exceeding $5 million.

The FCC may change or propose to change, its rules or the interpretation of its rules prior to the closing of the transaction in a manner that would be adverse to the manner in which LIN operates its television stations or provides certain services to television stations licensed to third parties. In addition, the FCC and other regulatory authorities may require that Media General and LIN agree to take certain actions, such as divesting assets or otherwise limiting the rights of LIN to provide certain services to television stations licensed to third parties, in order to obtain the approval or consent of such regulatory authorities to the transaction. Under the merger agreement, Media General is not required to agree to take actions to obtain the approval or consent of the regulatory authorities if such actions, together with any such changes to the FCC’s rules (whether or not in connection with the transaction), would result in the LIN television stations (both those expected to be divested and those expected not to be) losing annual broadcast cash flow in excess of $5 million. If it is determined that such actions, together with any such changes to the FCC’s rules (whether or not in connection with the transaction), would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million, Media General has the right to terminate the merger agreement.

Media General and LIN will be required to divest assets in certain markets in order to obtain approval from regulatory authorities and may not be able to realize the full benefit of the sold assets.

Media General and LIN both own television stations in the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets. Regulatory authorities will require Media General and LIN to divest stations in these markets. LIN also owns two television stations in the Albuquerque, NM market that are currently “top-four” stations in this market based on ratings. Regulatory authorities may require LIN to divest stations in this market and may further require Media General and LIN to divest assets in other markets, or to accept other restrictions or conditions with respect to the operation of television stations in such markets, in order to obtain the approval or consent of such regulatory authorities for the transaction. Any such divestitures or other restrictions could diminish the anticipated benefits of the transaction to New Media General and its shareholders by adversely affecting the operations of New Media General after the completion of the transaction, and may result in additional transaction costs.

Furthermore, in certain of its television markets, LIN owns more than one full-power television broadcast station based on waivers that the FCC re-evaluates in connection with review of an application for consent to a “substantial” transfer of control, such as the change of control that the LIN stations would undergo upon the consummation of the LIN Merger.  Pursuant to “satellite,” “failing station,” and similar waivers, LIN is permitted to own additional stations in the Austin, TX, Green Bay, WI, Hartford-New Haven, CT, Honolulu, HI, and Wichita-Hutchinson, KS markets.  In assessing whether to consent to a “substantial” transfer of control of such a combination, the FCC will seek to determine whether the circumstances warrant continuation of these waivers.

New Media General’s results of operations and financial condition following the transaction may materially differ from the pro forma information presented in this joint proxy statement/prospectus.

The pro forma financial information included in this joint proxy statement/prospectus is derived from the historical audited and unaudited consolidated financial statements of Media General, Legacy Media General, Young and LIN, as well as from certain internal, unaudited financial statements. The preparation of this pro forma information is based upon available information and certain assumptions and estimates that Media General and LIN believe are reasonable. However, this pro forma information may be materially different from what New Media General’s actual results of operations and financial condition would have been had the transaction occurred during the periods presented or what New Media General’s results of operations and financial position will be after the consummation of the proposed transaction. In particular, the assumptions used in preparing the pro forma financial information may not be realized, and other factors may affect New Media General’s financial condition and results of operations following the transaction.

The integration of Media General and LIN following the transaction will present significant challenges that may reduce the anticipated potential benefits of the transaction.

Media General and LIN will face significant challenges in consolidating functions and integrating the two companies’ organizations, procedures and operations in a timely and efficient manner, as well as retaining key personnel. The integration of Media General and LIN will be complex and time-consuming due to the locations of their corporate headquarters and the size and complexity of each organization. The principal challenges will include the following:

●	integrating information systems and internal controls over accounting and financial reporting;

●	integrating Media General’s and LIN’s existing businesses;

●	preserving significant business relationships;

●	consolidating corporate and administrative functions;

●	conforming standards, controls, procedures and policies, business cultures and compensation structures between Media General and LIN; and

●	retaining key employees.

The management of New Media General will have to dedicate substantial effort to integrating the businesses of Media General and LIN during the integration process. These efforts could divert management’s focus and resources from New Media General’s business, corporate initiatives or strategic opportunities. If New Media General is unable to integrate Media General’s and LIN’s organizations, procedures and operations in a timely and efficient manner, or at all, the anticipated benefits and cost savings of the transaction may not be realized fully, or at all, or may take longer to realize than expected, and the value of New Media General’s common stock may be affected adversely. An inability to realize the full extent of the anticipated benefits of the transaction, as well as any delays encountered in the integration process, could also have an adverse effect upon the revenues, level of expenses and operating results of New Media General.

Media General and LIN will incur significant transaction and merger-related integration costs in connection with the transaction.

Media General and LIN expect to pay significant transaction costs in connection with the transaction. These transaction costs include investment banking, legal and accounting fees and expenses, expenses associated with the new indebtedness that will be incurred in connection with the transaction, SEC filing fees, printing expenses, mailing expenses and other related charges.  A portion of the transaction costs will be incurred regardless of whether the transaction is consummated. Media General and LIN will each generally pay their own costs and expenses in connection with the transaction, except that each is obligated to pay 50% of the FCC and antitrust filing fees relating to the transaction irrespective of whether the transaction is consummated.  Media General will also reimburse LIN’s costs for assistance in connection with the financing Media General obtains in connection with the transaction.  New Media General may also incur costs associated with integrating the operations of the two companies, and these costs could be significant and could have an adverse effect on New Media General’s future operating results if the anticipated cost savings from the transaction are not achieved. Although Media General and LIN expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, should allow New Media General to offset incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

While the transaction is pending, Media General and LIN will be subject to business uncertainties, as well as contractual restrictions under the merger agreement that could have an adverse effect on the businesses of Media General and LIN.

Uncertainty about the effect of the transaction on Media General’s and LIN’s employees and business relationships may have an adverse effect on Media General and LIN and, consequently, on New Media General following the consummation of the transaction. These uncertainties could impair each of Media General’s and LIN’s ability to retain and motivate key personnel until and after the consummation of the transaction and could cause third parties who deal with Media General and LIN to seek to change existing business relationships with Media General and LIN. If key employees depart or if third parties seek to change business relationships with Media General and LIN, New Media General’s business following the consummation of the transaction could be adversely affected. In addition, the merger agreement restricts Media General and LIN, without the other party’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the transaction closes or the merger agreement terminates. These restrictions may prevent Media General and LIN from pursuing otherwise attractive business opportunities that may arise prior to completion of the transaction or termination of the merger agreement, and from making other changes to the businesses of Media General and LIN.

Some of Media General’s and LIN’s Directors and executive officers may have interests in the transaction that are different from the interests of the shareholders of each company generally.

Some of Media General’s and LIN’s Directors and executive officers may have interests in the transaction that are different from, or are in addition to, the interests of the shareholders of each company generally. These interests include their designation as Directors or executive officers of New Media General following the completion of the transaction. See “The Transaction – Interests of Media General Directors and Officers in the Transaction” beginning on page 99, and “The Transaction – Interests of LIN Directors and Officers in the Transaction” beginning on page 100.

Media General shareholders will have a reduced ownership and voting interest after the transaction and will exercise less influence over management.

Media General shareholders currently have the right to vote in the election of the Board of Directors of Media General and on other matters affecting Media General. Upon the completion of the transaction, each Media General shareholder will become a shareholder of New Media General with a percentage ownership of New Media General that is smaller than the shareholder’s percentage ownership of Media General immediately prior to the transaction. It is currently expected that, upon completion of the transaction Media General’s former shareholders will hold approximately 64%, and LIN’s former shareholders will hold approximately 36%, of the outstanding shares of New Media General common stock, calculated on a fully-diluted basis. Because of this, Media General’s shareholders will have less influence on the management and policies of New Media General than they now have on the management and policies of Media General.

Risks Related to New Media General’s Business

New Media General’s advertising revenue may vary substantially from period to period based on many factors beyond its control. This volatility may have an adverse impact on New Media General’s business, financial condition or results of operations.

New Media General will rely on sales of advertising time for most of its revenues and, as a result, its operating results will depend on the amount of advertising revenue that it generates. In 2013, 77% of Media General’s gross operating revenues were derived from spot advertising. If New Media General generates less advertising revenue, it may be more difficult for New Media General to repay its indebtedness and meet its working capital requirements, and the value of its business may decline. New Media General’s ability to sell advertising will depend on:

●	the levels of automobile advertising, which historically have represented approximately 20% of Media General’s gross advertising revenue;

●	the health of the economy in the areas where New Media General’s television stations are located and in the nation as a whole;

●	the popularity of New Media General’s programming and that of its competition;

●

the activities of New Media General’s competitors, including competitors that offer other forms of advertising-based media, such as other broadcast television stations, radio stations, Internet and broadband content providers, transit advertising, direct mail, local cable systems and other print and media outlets serving in the same markets;

●

the levels of political advertising, which are affected by campaign finance laws, and the ability of political candidates and political action committees to raise and spend funds, and are subject to seasonal fluctuations;

●	changes in the makeup of the population in the areas where New Media General’s stations are located; and

●	other factors that may be beyond New Media General’s control.

In addition, a high percentage of New Media General’s operating expenses will be fixed, and a small decrease in advertising revenue could significantly impact New Media General’s financial results. There can be no assurance that New Media General’s advertising revenue will not be volatile in the future, and such volatility may have an adverse impact on New Media General’s business, financial condition or results of operations.

Financial and economic conditions may have an adverse impact on New Media General’s industry, business, financial condition and/or results of operations.

Adverse financial and economic conditions could have an adverse effect on the fundamentals of New Media General’s business, financial condition and/or results of operations. Poor economic and industry conditions could have a negative impact on New Media General’s industry or the industry of those customers who advertise on New Media General’s stations, including, among others, the automotive industry and service businesses, each of which is a significant source of New Media General’s advertising revenue. Additionally, financial institutions, capital providers or other consumers may be adversely affected. Potential consequences of any financial and economic decline include:

●

the financial condition of those companies that advertise on New Media General’s stations may be adversely affected, causing them to spend less on advertising, which could result in a significant decline in New Media General’s advertising revenue;

●	New Media General’s ability to pursue acquisitions or divestitures of certain television and non-television assets at attractive values may be limited;

●	the possibility that New Media General’s business partners could be negatively impacted and its ability to maintain these business relationships could also be impaired; and

●	New Media General’s ability to make certain capital expenditures may be significantly impaired.

If New Media General is unable to secure or maintain carriage of its television stations’ signals over cable, telecommunication video and/or direct broadcast satellite systems, New Media General’s television stations may not be able to compete effectively.

Pursuant to rules adopted by the FCC, local television stations may elect every three years to either (1) require cable and/or direct broadcast satellite operators to carry the stations’ signals or (2) enter into retransmission consent agreements for carriage. If a station elects the latter, carriage is not guaranteed. Failure to reach timely retransmission consent agreements with the relevant operators may harm New Media General’s business. There is no assurance that New Media General will be able to agree on acceptable terms, which could lead to a reduction in its revenue from cable and satellite retransmission consent agreements and advertising revenues. If New Media General is unable to reach retransmission consent agreements with cable companies, satellite providers and telecommunication providers for the carriage of its stations’ signals, it could lose revenues and audience share. Media General and LIN now renegotiate retransmission agreements with cable and satellite providers as current contracts expire, and New Media General may not be able to negotiate future agreements on terms comparable to or more favorable than Media General and LIN’s current agreements. This may cause revenues and revenue growth from New Media General’s retransmission consent agreements to decrease under the renegotiated terms.

In an order released on March 31, 2014, the FCC amended its rules governing “good faith” retransmission consent negotiations to provide that it is a violation of the statutory duty to negotiate in good faith for a television broadcast station that is ranked among the top-four stations (as measured by audience share) in a DMA to negotiate retransmission consent jointly with another top-four station in the same DMA if the stations are not commonly owned. Under the new rules, top-four stations may not (1) delegate authority to negotiate or approve a retransmission consent agreement either (a) to another non-commonly owned top-four station located in the same DMA or (b) to a third party that negotiates on behalf of another top-four television station in the same DMA or (2) facilitate or agree to facilitate coordinated negotiation of retransmission consent terms between or among multiple top-four stations in the same DMA, including through the sharing of information. Retransmission consent agreements jointly negotiated prior to the effective date of the new rules will remain enforceable until the end of their terms, but contractual provisions for separately owned top-four stations to consult or jointly negotiate retransmission agreements are no longer enforceable. The new rules went into effect on June 18, 2014. The new rules may affect Media General’s arrangements with third-party licensees in the Lansing, MI; Albany-Schenectady-Troy, NY; and Augusta, GA television markets in which Media General has joint sales and shared services arrangements with third-party licensees and LIN’s arrangements with third party licensees in Albuquerque-Santa Fe, NM; Dayton, OH; Savannah, GA; Youngstown, OH; and Topeka, KS in which LIN has joint sales and/or shared services arrangements with third-party licensees. We cannot predict what effect, if any, the new rules may have on future negotiations for retransmission consent agreements.

In addition, on April 22, 2014, the U.S. Supreme Court heard a case captioned American Broadcasting Companies, Inc., et al. v. Aereo, Inc., which involves a challenge from several broadcasters of the Aereo service, which provides access for its subscribers to broadcast television programs over the Internet for a monthly subscription fee. At issue is whether Aereo’s service violates copyright law and whether Aereo must obtain permission to retransmit broadcasters’ programming. If Aereo should prevail in the pending litigation, it could have a negative impact on New Media General’s retransmission consent negotiations with multi-channel video programming distributors, or “MVPDs,” and its business and results of operations could be materially and adversely affected. We cannot predict the ultimate outcome of this proceeding.

As a television broadcaster, New Media General will be highly regulated, and continuation of its operations requires that it retain or renew a variety of government approvals and comply with changing federal regulations.

The FCC extensively regulates the ownership, operation and sale of broadcast television stations, including those licensed to Media General and LIN. The Communications Act of 1934, as amended, which we refer to as the “Communications Act,” requires broadcasters to serve the public interest. Among other things, the FCC assigns frequency bands; determines stations’ locations and operating parameters; issues, renews, revokes and modifies station licenses; regulates and limits changes in ownership or control of station licenses; regulates equipment used by stations; regulates station employment practices; regulates certain program content and commercial matters in children’s programming; has the authority to impose penalties for violations of its rules or the Communications Act; and imposes annual fees on stations. Reference should be made to the Communications Act, as well as to the FCC’s rules, public notices and rulings, for further information concerning the nature and extent of federal regulation of broadcast television station.

Congress and the FCC have under consideration, and in the future may adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership transferability and profitability of New Media General’s television stations and affect the ability of New Media General to acquire additional stations. In addition to the matters noted above, these may include, for example, spectrum use fees; reallocation of portions of the television broadcast spectrum to other uses or reductions in the amount of spectrum allotted to television stations; restrictions on the ability of same-market television stations to engage in shared services or other cooperative arrangements to reduce operating costs; changes in political advertising rates; potential restrictions on the advertising of certain products (such as alcoholic beverages); additional restrictions on program content; increased fines for rule violations; closed captioning requirements; and ownership rule changes.

Under an order that the FCC adopted on March 31, 2014, a television licensee that agrees to sell more than 15 percent of the weekly advertising inventory of another television station in the same market (DMA) will be deemed to have an attributable ownership interest in that station. The change will effectively ban joint services agreements, or “JSAs,” involving ad sales in excess of 15 percent between two stations in the same market unless the station selling the advertising time could own the other station under the FCC’s duopoly limitations or obtains a waiver of the rule. Stations with JSAs that would put them in violation of the new rules will have two years from the date on which the rules become effective to amend or terminate those arrangements or to obtain waivers. Although the FCC will consider waivers of the new JSA attribution rule, the FCC thus far has provided little guidance on what factors must be present for a waiver to be granted. These proposed changes will affect Media General’s present agreements to sell advertising inventory for independently owned stations in Augusta, GA, Albany, NY, and Lansing, MI, as well as similar agreements between LIN and third-party licensees for independently owned stations in Dayton, OH, Savannah, GA, Youngstown, OH, and Topeka, KS. We cannot now predict what actions the FCC may require regarding these agreements in connection with the processing of applications for FCC consent to the proposed merger of Media General and LIN.

In addition, uncertainty about media ownership regulations and adverse economic conditions has dampened the acquisition market from time to time, and changes in the regulatory approval process may make it materially more expensive, or may materially delay, New Media General’s ability to consummate further acquisitions or divestitures.

Media General and LIN require licenses from the FCC for their operations, and a rejection or reconsideration of license renewals by the FCC could have a material adverse effect on their businesses. Typically, the FCC begins processing renewal applications over the last month of the renewal term. However, for broadcasters to obtain license renewals (a necessary prerequisite to FCC consent for certain transactions), the FCC has required licensees to enter into tolling agreements extending the time that the FCC may prosecute indecency and other alleged violations beyond the date of the license renewals. Media General has entered into tolling agreements with the FCC, including tolling agreements in connection with the Media General’s obtaining FCC consent for the Young Merger, consummated in 2013. Further tolling agreements may be necessary in connection with the proposed merger of Media General and LIN.  Pending Media General and LIN renewal applications, for example, disclose various instances of non-compliance with FCC rules during the license term, such as errors in the scheduling of pre-filing announcements, delays in completing particular required reports and making them available in the station’s public inspection file, failure to provide adequate captioning for the hearing impaired, or failures to abide by publicity requirements and commercial limitations under the FCC’s rules governing television programming for children.  In addition, like most network-affiliated television stations, Media General and LIN’s television stations are subject to one or more pending program indecency complaints submitted by listeners and awaiting review by the FCC’s staff, as well as proceedings relating to allegedly indecent programming material provided in network programming. Media General and LIN filed all of their respective pending applications for renewal in a timely manner prior to the applicable expiration dates and expect applications that remain pending to be approved as the FCC works through its backlog. In these circumstances, the Communications Act provides that Media General and LIN may continue to operate under their broadcast licenses pending final action on any pending renewal applications. Historically, the FCC renews the vast majority of broadcast licenses, but there can be no assurance that Media General and LIN’s licenses will be renewed at their expiration dates or, if renewed, that the renewal terms will be for the maximum permitted period. The non-renewal or revocation of one or more of Media General and LIN’s primary licenses could have an adverse effect on their operations.

The FCC is considering possible mechanisms for spectrum reallocation that could affect the spectrum for New Media General’s stations and adversely impact its ability to compete.

The FCC is authorized to conduct a “reverse auction” at which television broadcast licensees could submit bids to receive compensation for relinquishing all or a portion of their rights in the television spectrum of their full-service and Class A stations.  A licensee could bid to relinquish its channel entirely, relocate to a different channel band (UHF to VHF) or relinquish its channel and share a different channel with another broadcaster.  Broadcasters choosing to share a channel would retain must-carry rights on cable systems.  Under the law, the FCC may hold only one reverse auction.  Concurrently with the reverse auction or after its completion, the FCC would conduct a forward auction of the newly freed spectrum.  The FCC must complete both auctions by 2022.

Even if a television licensee does not participate in the reverse auction, the FCC nevertheless may require that it relocate its station to another channel or make technical changes to facilitate repacking the band.  The FCC will have a $1.75 billion fund to compensate broadcasters and cable systems for the reasonable costs of repacking.  The legislation limits the ability of broadcasters to challenge FCC repacking decisions by denying a licensee the right to a hearing before the FCC modifies its license, a right that the Communications Act otherwise would provide.  The FCC issued a new rulemaking proposal on October 2, 2012, to develop rules to govern incentive auctions for television broadcast spectrum, re-auction of any reclaimed spectrum to wireless broadband providers and the repacking of broadcasters on the channels remaining dedicated to television broadcasting after the auction. The FCC’s Chairman has told Congress that the FCC hopes to complete this rulemaking in the spring of 2014 so that the auctions can take place in mid-2015. There is no assurance, however, that the FCC will meet this schedule.  Changes in FCC and Administration policies and changes in the Congress could affect this schedule and the ultimate shape of the auctions in ways that cannot now be predicted.

We further cannot predict the form of any final rules that the FCC may adopt for television spectrum reallocation or whether the rules ultimately adopted would have any adverse effect upon Media General and LIN’s ability to compete. Additionally, we cannot predict whether the FCC or the Congress might adopt even more stringent requirements or incentives to abandon current spectrum if the initiatives now being reviewed are adopted and implemented but do not have the desired result of freeing what the agency deems to be sufficient spectrum for wireless broadband use.

Changes in FCC ownership rules through FCC action, judicial review or federal legislation may limit New Media General’s ability to continue providing services to stations under sharing arrangements (such as local marketing agreements, joint sale agreements, shared services agreements and other similar agreements), may require Media General and LIN to amend or terminate certain agreements and/or may preclude New Media General from obtaining the full economic value of one or more of Media General and LIN’s duopoly, or two-station, operations upon a sale, merger or other similar transaction transferring ownership of such station or stations.

FCC ownership rules currently impose significant limitations on the ability of broadcast licensees to have attributable interests in multiple media properties. Federal law prohibits one company from owning broadcast television stations that collectively have service areas encompassing more than an aggregate 39% share of national television households. Ownership restrictions under FCC rules also include a variety of local limits on media ownership. The restrictions include an ownership limit of one television station in most medium and smaller television markets and two stations in most larger markets, known as the television duopoly rule. The regulations also include limits on the common ownership of a newspaper and television station in the same market (newspaper-television cross-ownership), limits on common ownership of radio and television stations in the same market (radio-television station ownership) and limits on radio ownership of five to eight radio stations in a local market.

If the FCC should loosen its media ownership rules, attractive opportunities may arise for additional television station and other media acquisitions, but these changes also would create additional competition for us from other entities, such as national broadcast networks, large station groups, newspaper chains and cable operators, which may be better positioned to take advantage of such changes and benefit from the resulting operating synergies both nationally and in specific markets.

On March 12, 2014, the FCC issued a public notice with respect to the processing of broadcast television applications proposing sharing arrangements and contingent interests. The public notice indicated that the FCC will closely scrutinize any application that proposes that two or more stations in the same market will enter into an agreement to share facilities, employees and/or services or to jointly acquire programming or sell advertising including through a JSA, LMA or similar agreement and enter into an option, right of first refusal, put/call arrangement or other similar contingent interest, or a loan guarantee. We cannot now predict what actions the FCC may require in connection with the processing of applications for FCC consent to the transaction. However, among other things, this may limit New Media General’s ability to create duopolies or other two-station operations.

In an order adopted in March 2014, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have two years from the date on which the rules become effective to amend or terminate those arrangements, unless they are able to obtain a waiver of such rules. Accordingly, absent further developments, or the grant of waivers, Media General and LIN will be required to modify or terminate their existing JSAs within such two year period.

Concurrent with such March 2014 order, the FCC issued a notice of proposed rulemaking in which it initiated its Quadrennial Review of its ownership rules. The rulemaking proposes, among other things, (i) eliminating the newspaper/radio cross ownership rule and the radio/television cross ownership rule, (ii) retaining the newspaper/television cross ownership rule but allowing for waivers on a case by case basis, (iii) retaining the local television rules, and (iv) prohibiting two television stations in the same market from swapping network affiliations if it would result in a single owner having two top 4 network affiliations in a market where it could not otherwise own both stations. The proposed rulemaking also seeks comment on how to define a television shared services agreement and whether television stations should be required to disclose shared services agreements and how best to achieve disclosure.

New Media General’s operating results will be dependent in part on the success of programming aired by its television stations, which depends in part upon factors beyond its control.

New Media General’s advertising revenues depend in part on the success of its local, network and syndicated programming. Media General and LIN make significant commitments to acquire rights to television programs under multi-year agreements. Whether these programs succeed depends upon unpredictable factors such as audience preferences, competing programming and the availability of other entertainment activities. If a particular program is not popular, it may not be possible to sell enough advertising to cover the program’s cost. In some instances, New Media General may have to replace or cancel programs before fully amortizing their costs and, as a result, may have impairments that increase operating costs.

In addition, FCC rules affect the network-affiliate relationship. Among other things, these rules require network affiliation agreements to: (i) prohibit networks from requiring affiliates to clear time previously scheduled for other use, (ii) permit an affiliate to preempt network programs it believes are unsuitable for its audience and (iii) permit affiliates to substitute programs believed to be of greater local or national importance than network programming. In 2008, the FCC resolved a petition to review certain of these rules by clarifying its limitations on the extent to which the networks can exert control over the operations of their affiliates. In March 2014, the FCC adopted a Further Notice of Proposed Rulemaking seeking comment on whether the FCC should eliminate its rules protecting stations’ network non-duplication (or “Non-Dup”) and syndicated programming exclusivity (or “Syndex”) rules. These rules establish a regulatory process by which local stations may seek to enforce their contractual exclusivity rights to network and syndicated programming within their markets. This rulemaking is still pending and we cannot predict its outcome.

In recent years, the national broadcast networks have streamed certain network programming on the Internet and other distribution platforms in close proximity in time to the broadcast of such programming on local television stations, including those that we own. These and other practices by the networks dilute the exclusivity and value of network programming originally broadcast by the local stations and could adversely affect the business, financial conditions and results of operations of New Media General’s stations.

The non-renewal or termination of a network affiliation agreement or a change in network affiliations could have a material adverse effect on New Media General. Media General and LIN periodically renegotiate their major network affiliation agreements. For example, Media General has a network affiliation agreement with ABC that expires in June of 2014, a network affiliation agreement with MyNetwork TV that expires in September of 2014 and network affiliation agreements with CBS that begin to expire in December of 2014. Media General anticipates that, going forward, it will be required to pay commercially reasonable fees to these networks for the right to carry their programming as a condition of renewal of their respective affiliation agreements. There can be no assurance, however, as to whether Media General’s and LIN’s affiliation agreements will be renewed or as to what effect, if any, these renewals may have on New Media General’s financial condition and results of operations.

If any of New Media General’s stations cease to maintain affiliation agreements with networks for any reason, New Media General would need to find alternative sources of programming, which may be less attractive and more expensive. A change in network affiliation in a given television market may have many short- and long-term consequences, depending upon the circumstances surrounding the change. Potential short-term consequences include: (a) increased marketing costs and increased internal operating costs, which can vary widely depending on the amount of marketing required to educate the audience regarding the change and to maintain the station’s viewing audience; (b) short-term loss of market share or slower market growth due to advertiser uncertainty about the switch; (c) costs of building a new or larger news operation; (d) other increases in station programming costs, if necessary; and (e) the cost of equipment needed to conform the station’s programming, equipment and logos to the new network affiliation. Long-term consequences are more difficult to assess, due to the cyclical nature of each of the major networks’ share of the audiences that changes from year-to-year with programs coming to the end of their production cycle, audience acceptance of new programs in the future and the fact that national network audience ratings do not necessarily indicate how a network’s programming may fare in a particular market. The circumstances that may surround a network affiliation switch cause uncertainty as to the actual costs that New Media General will incur, and if these costs are significant, the switch could have a material, adverse impact on the income New Media General will derive from the affected station.

In addition, syndication agreements are licenses to broadcast programs that are produced by production companies. Such programming can form a significant component of a station’s programming schedule. Syndication agreements are subject to cancellation, which may affect a station’s programming schedule, and we cannot be certain that New Media General will continue to be able to acquire rights to syndicated programs once Media General and LIN’s current contracts for these programs end.

The integration of Media General and Young (and, following the consummation of the transaction, of Media General and LIN) will present significant challenges that may reduce the anticipated potential benefits of the transactions.

The integration of Media General and Young is (and, following the consummation of the transaction, the integration of Media General and LIN will be) complex and time-consuming due to the size and complexity of each organization. New Media General will face significant challenges in consolidating functions and integrating organizations, procedures and operations in a timely and efficient manner, as well as retaining key personnel. The principal challenges include the following

●	integrating information systems and internal controls over accounting and financial reporting;

●	integrating Media General, Young and LIN’s existing businesses;

●	preserving significant business relationships;

●	consolidating corporate and administrative functions;

●	conforming standards, controls, procedures and policies, business cultures and compensation structures between Media General, Young and LIN; and

●	retaining key employees.

The management of Media General will have to dedicate substantial effort to integrating the businesses of Media General, Young and LIN. These efforts could divert management’s focus and resources from our business, corporate initiatives or strategic opportunities. If Media General and New Media General are unable to integrate Media General’s, Young’s and LIN’s organizations, procedures and operations in a timely and efficient manner, the anticipated benefits and cost savings of the transactions may not be realized fully, or may take longer to realize than expected, and the value of New Media General’s common stock may be affected adversely. An inability to realize the full extent of the anticipated benefits of the transaction, as well as any delays encountered in the integration process, could also have an adverse effect upon New Media General’s revenues, expenses and operating results.

New Media General’s future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that New Media General will be successful or that New Media General will realize the expected operating efficiencies, cost savings and other benefits currently anticipated.

The consummation and integration of acquisitions pose various risks and uncertainties.

New Media General intends to selectively continue to pursue strategic acquisitions, subject to market conditions, its liquidity, and the availability of attractive acquisition candidates. New Media General may not be successful in identifying attractive acquisition targets nor have the financial capacity to complete future acquisitions. Acquisitions involve inherent risks, such as increasing leverage, debt service requirements, future performance-based purchase obligations and combining company cultures and facilities, and we may not be able to successfully integrate acquired entities, which could have a material adverse effect on its operating results, particularly during the period immediately following any acquisition. New Media General may not be able to generate cost savings or increase revenues as a result of any acquisition. In addition, future acquisitions may result in New Media General’s assumption of unexpected liabilities and may result in the diversion of management’s attention from the operation of its core business.

Certain acquisitions, such as acquisitions of television stations, are subject to the approval of the FCC and, potentially, other regulatory authorities. The need for FCC and other regulatory approvals could restrict New Media General’s ability to consummate future transactions and potentially require New Media General to divest some television stations.

New Media General may not achieve all of the synergies and cost savings that are expected to be obtained from its acquisitions.

In connection with the Young Merger, LIN Merger and other acquisitions, Media General has disclosed, and New Media General may from time to time disclose or announce, potential synergies and cost savings that may be obtained in the future as a result of the acquisitions, including measures of revenue and profitability that give effect to potential synergies. Media General’s and New Media General’s determinations of potential synergies and cost savings (and such measures of revenue and profitability) are and will be based upon various assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their control, and are based upon specific assumptions with respect to future business decisions, some of which will change. We cannot guarantee that Media General and New Media General will necessarily generate all of the anticipated synergies from acquisitions, and the actual amount of synergies and cost savings Media General and New Media General successfully obtain could be significantly lower than the amounts expected. In addition, Media General and New Media General’s ability to generate synergies will be subject to governmental actions and policies which are outside of their control. All disclosures regarding anticipated synergies and cost savings (and any related measures of revenue and profitability) are forward-looking statements which should be reviewed together with the “Risk Factors” included in this joint proxy statement/prospectus.

New Media General’s substantial indebtedness could impair its financial condition and its ability to fulfill its debt obligations.

On a pro forma basis assuming consummation of the transaction, as of March 31, 2014, New Media General would have had total indebtedness of approximately $2.7 billion. This indebtedness can have significant consequences for New Media General’s creditors and investors. For example this indebtedness could:

●	make it more difficult for New Media General to satisfy its obligations, which could in turn result in an event of default on its indebtedness;

●	impair New Media General’s ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

●	diminish New Media General’s ability to withstand a downturn in its business, the industry in which it operates or the economy generally;

●	limit flexibility in planning for, or reacting to, changes in its business and the industry in which it operates; and

●	place New Media General at a competitive disadvantage compared to certain competitors that may have proportionately less debt.

If New Media General is unable to meet its debt service obligations or if it otherwise breaches a covenant, it could be forced to restructure or refinance its indebtedness, seek additional equity capital or sell assets. New Media General may be unable to obtain financing or sell assets on satisfactory terms, or at all.

In addition, New Media General debt agreements will subject it to a number of financial and operational covenants and require compliance with certain financial ratios. For example, covenants under its credit agreement will impose restrictions on its ability to incur additional indebtedness and liens, make loans and investments, make capital expenditures, sell assets, engage in mergers, acquisitions and consolidations, enter into transactions with affiliates, purchase or redeem stock, enter into sale and leaseback transactions and pay dividends. A breach of any of the covenants imposed on New Media General by the terms of its credit agreement, including any financial or operational covenants, and certain change of control events, may result in a default or event of default under the credit agreement. Following an event of default, the lenders would have the right to terminate their commitments to extend credit in the future to New Media General under the agreement’s revolving credit facility and could accelerate the repayment of all of New Media General’s indebtedness under its credit agreement. In such case, New Media General may not have sufficient funds to pay the total amount of accelerated obligations, and the lenders could proceed against the collateral securing the credit agreement, which will consist of substantially all of New Media General’s assets. Any acceleration in the repayment of indebtedness or related foreclosure could have an adverse effect on us.

Despite its debt levels, New Media General may be able to incur significantly more debt in the future, which could increase the foregoing risks.

New Media General will require a significant amount of cash to service its indebtedness. This cash may not be readily available to New Media General.

New Media General’s ability to make payments on, or repay or refinance, its indebtedness and fund planned capital expenditures will depend largely upon our future operating performance. New Media General’s future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. We cannot be certain New Media General will generate sufficient cash flow from operations or that future borrowings will be available in amounts sufficient to enable New Media General to pay its indebtedness or to fund its other liquidity needs.

Media General’s pension and postretirement benefit plans are currently underfunded. A declining stock market and lower interest rates could affect the value of Media General’s retirement plan assets and increase New Media General’s postretirement obligations.

Media General has qualified defined benefit retirement plans covering substantially all Legacy Media General employees hired before January 1, 2007 and the IBEW Local 45 employees of KRON-TV. As of December 31, 2013, these qualified retirement plans were underfunded by approximately $88 million. Media General made contributions of $5 million and $45 million to a Media General plan in December of 2013 and January of 2014, respectively, to reduce the funding gap. Media General also has non-contributory unfunded supplemental executive retirement and ERISA excess plans which supplement the coverage available to certain Legacy Media General executives. There is also an unfunded plan that provides certain health and life insurance benefits to retired Legacy Media General employees who were hired prior to 1992 and a retirement medical savings account established as of January 1, 2007. Although Media General has frozen participation and benefits under these plans, two significant elements in determining its pension expense are the expected return on plan assets and the discount rate used in projecting obligations. Large declines in the stock market (such as those seen in 2008) and lower discount rates (such as those seen in 2012) increase this expense and may necessitate higher cash contributions to the qualified retirement plans.

New Media General’s ability to use the NOL carryforwards of Legacy Media General and Young to offset future taxable income currently is subject to limitation under Section 382 of the Code. The mergers will result in an ownership change of LIN Television, and may result in an ownership change of Media General, in each case, under Section 382 of the Code, and may limit or further limit the ability of New Media General to use LIN Television, Media General, Legacy Media General and/or Young NOL carryforwards to offset its future taxable income for U.S. federal income tax purposes.

In general, under Section 382 of the Code, a corporation that undergoes an ownership change is subject to limitation on its ability to utilize its pre-change net operating loss carryforwards, which we refer to as “NOL carryforwards,” to offset future taxable income for U.S. federal income tax purposes. In general, an ownership change occurs if the aggregate stock ownership of certain shareholders increases by more than 50 percentage points over such shareholders’ lowest percentage ownership during the testing period (generally three years). An ownership change can result from, among other things, an offering of stock, the purchase or sale of stock by certain shareholders, or the issuance or exercise of rights to acquire stock.

For U.S. federal income tax purposes, as of December 31, 2013, the Media General consolidated group had approximately $362 million of NOL carryforwards attributable to Legacy Media General, approximately $226 million of NOL carryforwards attributable to Young and approximately $93 million of combined NOL carryforwards, for a total of $681 million. The estimated present value of these NOL carryforwards is approximately $160 million. Pursuant to Section 382 of the Code, the use of the Legacy Media General and Young NOL carryforwards currently is subject to annual use limitations.

The mergers will result in an ownership change of LIN Television pursuant to Section 382 of the Code, limiting the ability of New Media General to use LIN Television NOL carryforwards, if any, to offset future taxable income of New Media General for U.S. federal income tax purposes.

While the mergers, if viewed in isolation, would not result in an ownership change of Media General under Section 382 of the Code, an ownership change of Media General may result when the mergers are aggregated with other transactions involving Media General and its shareholders occurring during the applicable three-year period, potentially limiting or further limiting the ability of New Media General to use Media General, Legacy Media General and Young NOL carryforwards to offset future taxable income of New Media General for U.S. federal income tax purposes.

These Section 382 limitations may impact the timing of when cash is used to pay the taxes of New Media General and could cause some portion of its NOL carryforwards to expire unused, in each case, reducing or eliminating the benefit of such NOL carryforwards. Similar rules and limitations may apply for state income tax purposes.

As previously disclosed by LIN, the July 2013 restructuring of LIN TV Corp. into a limited liability company enabled LIN TV Corp. to significantly reduce its 2013 tax liability. No assurance can be given that the IRS will not challenge the U.S. federal income tax treatment of the restructuring.

In July 2013, LIN TV Corp. restructured by converting its form of organization from a corporation into a limited liability company, enabling it to significantly reduce its 2013 tax liability by allowing it to offset a tax loss recognized as a result of the restructuring against tax gains recognized in 2013, including the tax gain recognized upon completion of the transactions related to the sale of LIN TV Corp.’s indirect interest in the Station Venture Holdings, LLC joint venture. The July 2013 restructuring was effected by a merger of LIN TV Corp. with and into LIN.

For U.S. federal income tax purposes, LIN TV Corp. treated its merger with and into LIN as (1) a complete liquidation of LIN TV Corp., whereby each holder of LIN TV Corp. stock received its pro rata share of LIN TV Corp.’s sole asset, its 100% equity interest in LIN Television, followed by (2) a contribution by such holders of such equity interest in LIN Television to LIN in exchange for LIN common shares. Generally, U.S. federal income tax law requires a liquidating corporation to recognize gain or loss on the distribution of property in a complete liquidation as if the property were sold to the recipient at its fair market value. Thus, LIN TV Corp. recognized gain or loss equal to the difference between the fair market value of its assets (less any related liabilities) and the tax basis of those assets. Because LIN TV Corp.’s sole asset at the time of its merger with and into LIN was its 100% equity interest in LIN Television, LIN TV Corp. computed its gain or loss based on the trading price of the LIN TV Corp. class A common stock on the date of the merger. LIN TV Corp.’s tax basis in its shares of LIN Television exceeded the fair market value of such shares at the time of the merger.

The U.S. federal income tax treatment of the merger of LIN TV Corp. with and into LIN depended, in part, on LIN being treated as a partnership, and not as a corporation, for U.S. federal income tax purposes. An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. However, an exception to taxation as a corporation, referred to as the “qualifying income exception,” exists if at least 90% of the partnership's gross income for every taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act of 1940. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income. At the time of the merger of LIN TV Corp. with and into LIN, LIN indicated that it expected that all of its income would constitute qualifying income.

No rulings were requested from the IRS with respect to the tax consequences of the merger of LIN TV Corp. with and into LIN. Accordingly, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the intended tax consequences of such merger. Nor is the IRS bound by LIN TV Corp.’s valuation of the fair market value of the shares of LIN Television. As a result, the amount of any actual tax loss could vary, perhaps significantly, from the expected amount.

Impairment of the value of New Media General’s goodwill and other intangible assets is possible, depending on future operating results and the value of its stock.

We periodically evaluate our goodwill and other intangible assets (primarily broadcast licenses, network affiliations and advertiser relationships) to determine if their carrying values are recoverable. Factors which influence the evaluation include expected future operating results (including assumptions around revenue growth, compensation levels, capital expenditures and discount rates), our stock price and the market for buying/selling media assets. If the carrying value is no longer deemed to be recoverable, a charge to earnings may be necessary. Although those charges are non-cash in nature and do not affect our operations, they could affect future reported results of operations and reduce our shareholders’ equity.

Cybersecurity risks could affect New Media General’s operating effectiveness.

Media General and LIN use computers in substantially all aspects of their business operations.  Media General and LIN revenues are increasingly dependent on digital products. Such use exposes us to potential cyber incidents resulting from deliberate attacks or unintentional events. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. The results of these incidents could include, but are not limited to, business interruption, disclosure of nonpublic information, decreased advertising revenues, misstated financial data, liability for stolen assets or information, increased cybersecurity protection costs, litigation and reputational damage adversely affecting customer or investor confidence.  Media General and LIN have systems and processes in place to protect against risks associated with cyber incidents, and they maintain, and New Media General will maintain, insurance coverage to mitigate cyber-related risks; however, depending on the nature of an incident, these protections may not be fully sufficient.

Media General may be unable to sufficiently reduce operating costs to offset potential revenue declines.

Media General previously has taken measures to manage its operating costs by reducing headcount, freezing or limiting certain employee benefits and implementing other cost-control measures across the Company. In addition, during and following the disposition of its newspapers in 2012, Media General took aggressive actions to reduce its corporate overhead costs. While these expense reductions have not significantly impacted Media General’s ability to deliver news to its local markets or serve its advertisers, future expense reductions may diminish the quality of its products and limit its ability to generate revenue. If further reductions in employee compensation and benefits are necessary, Media General may not be able to attract and retain key employees. Furthermore, significant portions of Media General’s expenses are fixed in nature and may not be reduced easily if revenue declines occur, which could adversely affect our operating results.

New Media General will operate in a very competitive business environment.

The television industry is highly competitive, and this competition can draw viewers and advertisers from our stations. Cable providers, direct broadcast satellite companies and telecommunication companies are developing new technologies that allow them to transmit more channels on their existing equipment to highly targeted audiences, reducing the cost of creating channels and potentially leading to the division of the television industry into ever more specialized niche markets. Competitors who target programming to such sharply defined markets may gain an advantage in garnering television advertising revenues. In addition, technological advancements and the resulting increase in programming alternatives, such as pay-per-view, home video and entertainment systems, video-on-demand, mobile video and the Internet, have created new types of competition to television broadcast stations and will increase competition for household audiences and advertisers. Technologies that allow viewers to digitally record, store and play back television programming may decrease viewership of commercials as recorded by media measurement services and, as a result, may lower our advertising revenues. In addition, since digital television technology allows broadcasting of multiple channels within the additional allocated spectrum, this technology could expose us to additional competition from programming alternatives. We cannot provide any assurances that New Media General will remain competitive in light of these developing technologies.

New Media General will face competition from:

●	other local free over-the-air broadcast television and radio stations;

●	telecommunication companies;

●	cable and satellite system operators;

●	Internet search engines, Internet service providers and websites, and new technologies including mobile television; and

●	other sources of news, information and entertainment such as newspapers, movie theaters, live sporting events and home video products, including digital video disc players.

Furthermore, Internet programming services such as Aereo and FilmOnX have begun offering Internet-based program services in an attempt to retransmit existing broadcast stations without negotiating for carriage with the broadcaster or payment of any copyright or carriage fee. Aereo houses thousands of tiny antennas in its data center, and each customer is assigned a specific antenna to receive broadcast programming and a remote DVR to make a “copy” of the programming. Broadcasters have sued Aereo in multiple jurisdictions around the country seeking to shut down its service. The case is currently before the U.S. Supreme Court, and a decision is expected in 2014. The outcome of such litigation is not certain at the present time. A victory at the U.S. Supreme Court by Aereo could have an adverse effect on New Media General’s results of operations. New Media General’s ability to adapt to changes in technology in a timely manner may affect our business prospects and results of operations.

Media General and LIN’s television stations are located in highly competitive markets. Accordingly, the results of New Media General’s operations will be dependent upon the ability of each station to compete successfully in its market, and there can be no assurance that any of our stations will be able to maintain or increase its current audience share or revenue share. To the extent that certain of New Media General’s competitors have or may, in the future, obtain greater resources, New Media General’s ability to compete successfully in its broadcasting markets may be impeded.

New Media General may experience disruptions in its business due to natural disasters, terrorism or similar events.

Because New Media General will have a high concentration of television stations in the southeastern United States, its operations will be particularly susceptible to tropical storms, tornadoes and hurricanes. If natural disasters, acts of terrorism, political turmoil, or hostilities occur, one or more of our broadcast stations could experience a loss of technical facilities for an unknown period of time and would, in addition, lose advertising revenues during such time period. In addition, if natural disasters, acts of terrorism, political turmoil or hostilities occur, even if we do not experience a loss of technical facilities, our broadcast operations may switch to continual news coverage, which would cause the loss of advertising revenues due to the suspension of advertiser-supported commercial programming.

New Media General could be adversely affected by labor disputes and legislation and other union activity.

The cost of producing and distributing entertainment programming has increased substantially in recent years due to, among other things, the increasing demands of creative talent and industry-wide collective bargaining agreements. Media General and LIN’s program suppliers engage the services of writers, directors, actors and on-air and other talent, trade employees and others, some of whom are subject to these collective bargaining agreements. Also, as of December 31, 2013, approximately 200 of Media General’s employees are represented by labor unions under collective localized bargaining agreements with two different unions: the International Brotherhood of Electrical Workers and the American Federation of Television and Radio Artists. As of December 31, 2013, 331 of LIN’s employees are represented by labor unions. Failure to renew these agreements, higher costs in connection with these agreements or a significant labor dispute, including strikes or work stoppages, could adversely affect our business by causing, among other things, delays in production that lead to declining viewership, a significant disruption of operations and reductions in the profit margins of our programming and the amounts we can charge advertisers for time. Our stations also broadcast certain professional sporting events, including NBA basketball games, MLB baseball games, NFL football games and other sporting events, and our viewership may be adversely affected by player strikes or lockouts, which could adversely affect our advertising revenues and results of operations. Any changes in the existing labor laws may increase these risks.

Risks Related to the Ownership of New Media General Common Stock

Standard General will own approximately 20% of the voting power of New Media General’s outstanding common stock. This may allow Standard General to exercise influence over New Media General.

The SG shareholders currently control approximately 30% of the voting power of all of Media General’s outstanding common stock and will control approximately 20% of New Media General’s outstanding common stock following the consummation of the transaction. These percentages may be increased to the extent any shareholder of New Media General converts its voting common stock to non-voting common stock in accordance with the terms of New Media General’s Articles of Incorporation following the transaction. In addition, a representative of Standard General is a member of Media General’s Board of Directors and is expected to be a member of New Media General’s Board of Directors. As a result, the SG shareholders may have influence over New Media General’s management. In addition, the SG shareholders’ substantial share ownership may delay or prevent a change in control of New Media General. The SG shareholders’ interest may not be consistent with the interests of our other shareholders.

Provisions of New Media General’s Articles of Incorporation and Bylaws and the VSCA could make a merger, tender offer or proxy contest difficult and could deprive shareholders of the opportunity to obtain a takeover premium for shares of the New Media General voting common stock owned by them.

Upon the closing of the transaction New Media General’s Articles of Incorporation and Bylaws will contain provisions that could have the effect of delaying or preventing changes in control or changes in New Media General’s management without the consent of its Board of Directors, which could make a merger, tender offer or proxy contest difficult. These provisions include: (i) the ability of the Board of Directors of New Media General to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without shareholder approval, which could be used, to the extent consistent with its legal duties, to issue a series of stock to persons friendly to management in order to attempt to block an acquisition action by a hostile acquirer or to significantly dilute the ownership of a hostile acquirer, (ii) the requirement that a special meeting of shareholders may be called only by the Board of Directors of New Media General, the chairman of the Board of Directors of New Media General or the president of New Media General, which may delay the ability of New Media General’s shareholders to force consideration of a proposal or to take action and (iii) advance notice procedures with which shareholders must comply in order to nominate candidates to the Board of Directors of New Media General or to propose matters to be acted upon at a shareholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect such acquirer’s own slate of Directors or otherwise attempting to obtain control of us. In addition, under the VSCA, shareholders of New Media General will be prohibited from taking action by written consent unless the consent is unanimous, which makes action by written consent difficult to obtain and forces shareholder action to be taken at an annual or special meeting. These provisions, alone or together, could delay hostile takeovers and changes in control of New Media General or changes in management of New Media General.

Further, the “affiliated transaction” provisions of Virginia law prohibit, subject to certain exceptions, any person who becomes the beneficial owner of more than 10% of any class of a corporation’s voting securities, without the prior consent of that corporation’s board of directors, from engaging in specified transactions with such corporation for a period of three years following the date upon which the shareholder acquires the requisite number of securities. The types of transactions covered by the law include certain mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, dissolutions, reclassifications and recapitalizations. New Media General will not opt out of this law in its Articles of Incorporation.

New Media General’s Articles of Incorporation will contain provisions allowing it to restrict the ownership, conversion and proposed ownership of common stock for reasons related to compliance with the FCC’s rules and regulations.

Under New Media General’s Articles of Incorporation, New Media General may restrict the ownership, conversion or proposed ownership of shares of common stock by any person if such ownership, conversion or proposed ownership, either alone or in combination with other actual or proposed ownership of shares of capital stock of any other person, would cause New Media General or its subsidiaries to be subject to restrictions under, or cause a violation of, the laws, rules and regulations administered or enforced by the FCC, including the Communications Act, which are referred to as “federal communications laws.” New Media General may enforce such restrictions if it believes the ownership, conversion or proposed ownership by a holder of common stock:

●	would be in violation of any federal communications laws;

●	would (or could reasonably be expected to) materially limit or impair any existing or proposed business activity of us or our subsidiaries under the federal communications laws;

●

would materially limit or impair under the federal communications laws the acquisition of an attributable interest in a full-power television station by New Media General or any of its subsidiaries for which we have entered into a definitive agreement with a third party;

●

would (or could reasonably be expected to) cause New Media General or any of its subsidiaries to be subject to any rule, regulation, order or policy under the federal communications laws having or which reasonably could be expected to have a material effect on New Media General or any of its subsidiaries to which New Media General or any of its subsidiaries would not be subject but for such ownership, conversion or proposed ownership; or

●	would require prior approval from the FCC and such approval has not been obtained.

The restrictions that New Media General may enact include refusing to permit the transfer of shares, suspending rights of share ownership, requiring the conversion of voting common stock to non-voting common stock, and other remedies. These provisions may restrict the ability of shareholders to acquire, own and/or vote shares of New Media General’s voting common stock.

Sales of New Media General’s voting common stock by the former equityholders of Young may have an adverse effect on the price of New Media General’s voting common stock.

As part of the Young Merger, equityholders of Young received approximately 60.2 million shares of Media General’s voting common stock, which will become shares of New Media General’s voting common stock upon completion of the transaction. In accordance with the terms of a registration rights agreement entered into at the time of the Young Merger, Media General has filed a registration statement on Form S-3 which registered for resale approximately 58.5 million shares of its voting common stock for the benefit of certain of the former Young equityholders. The former Young equityholders who are party to the registration rights agreement have the right to demand registration of their shares for sale in underwritten offerings, subject to certain limitations, and the right to participate in registered underwritten offerings conducted by Media General and, following closing, New Media General. Of the 58.5 million shares which are registered on the Form S-3, former Young equityholders offered 4,213,433 shares of the Media General voting common stock they hold for sale in its offering conducted on or about May 7, 2014. Sales by the former Young equityholders of their shares of voting common stock, or the possibility of such sales, pursuant to an underwritten offering or otherwise, following the closing of the transaction may have an adverse effect on the per share price of New Media General’s voting common stock.

New Media General does not intend to pay cash dividends on its voting common stock for at least so long as it is prohibited from doing so under its credit agreement.

New Media General’s credit agreement at closing will contain restrictions on the payment of dividends, and any credit agreements it enters into in the future may contain similar limitations or restrictions. In addition, applicable state law may impose requirements that may impede New Media General’s ability to pay dividends on its voting common stock. Therefore, it is likely that any return on investment for New Media General’s shareholders, at least in the near term, will occur only if the market price of its voting common stock appreciates.

Former holders of LIN common shares may be deemed to hold “attributable interests” in New Media General.

The laws, rules and regulations administered by the FCC impose restrictions on the common ownership and control of radio and television broadcast licenses and daily newspapers. The FCC generally applies its ownership limits to persons who hold an “attributable interest” in a broadcast license or daily newspaper, which generally is deemed to be any direct or indirect holding of five percent or more of the voting stock of a corporation such as New Media General. Following the LIN Merger, the broadcast or newspaper interests of holders of five percent or more of the voting common stock of New Media General may limit its ability to acquire or own broadcast stations in particular markets. While New Media General’s Articles of Incorporation will have provisions that it may use to prevent such an effect by limiting the holding of attributable interests in New Media General to those shareholders lacking conflicting media interests, there can be no assurance that these provisions as applied will be completely effective.

New Media General will have the ability to issue preferred stock which could affect the rights of holders of its voting common stock.

New Media General’s Articles of Incorporation will allow the Board of Directors of New Media General to issue up to 50 million shares of preferred stock and set the terms of such preferred stock. The terms of any such preferred stock, if issued, may adversely affect the dividend, liquidation and other rights of holders of New Media General’s common stock.

The public price and trading volume of New Media General’s voting common stock may be volatile.

The price and trading volume of New Media General’s voting common stock may be volatile and subject to fluctuations. Some of the factors that could cause fluctuation in the stock price or trading volume of New Media General’s voting common stock include:

●	general market and economic conditions and market trends, including in the television broadcast industry and the financial markets generally;

●	the political, economic and social situation in the United States;

●	actual or expected variations in operating results;

●	variation in quarterly operating results;

●	inability to meet projections in revenue;

●	announcements by us or our competitors of significant acquisitions, strategic partnership, joint ventures, capital commitments or other business developments;

●	adoption of new accounting standards affecting the industry in which New Media General operates;

●	operations of competitors and the performance of competitors’ common stock;

●	litigation or governmental action involving or affecting New Media General or its subsidiaries;

●	changes in financial estimates and recommendations by securities analysts;

●	recruitment or departure of key personnel;

●	purchases or sales of blocks of New Media General’s voting common stock; and

●	operating and stock performance of the companies that investors may consider to be comparable.

There can be no assurance that the price of New Media General’s voting common stock will not fluctuate or decline significantly. The stock market in recent years has experienced considerable price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies and that could adversely affect the price of New Media General’s voting common stock, regardless of its operating performance. Stock price volatility might be worse if the trading volume of shares of New Media General’s voting common stock is low. Furthermore, shareholders may initiate securities class action lawsuits if the market price of New Media General’s voting common stock declines significantly, which may cause New Media General to incur substantial costs and could divert the time and attention of New Media General’s management.

Risks Related to Media General and LIN and New Media General after the Transaction.

Media General and LIN are subject to the risks described in (i) Item 1A – Risk Factors, in Media General’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC and is incorporated by reference in this joint proxy statement/prospectus, and (ii) Item 1A – Risk Factors, in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached hereto as Annex G. See “Where You Can Find More Information” beginning on page 171 for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the documents that are incorporated into this joint proxy statement/prospectus by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. We consider such statements to be “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast” and other similar words. These include, but are not limited to, statements relating to the strategy of the combined company, the synergies and the benefits that we expect to achieve in the transaction discussed herein, including future financial and operating results New Media General’s plans, objectives, expectations and intentions, Media General’s and LIN’s projections and financial information of Media General and LIN, including other statements that are not historical facts. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of New Media General, Media General and LIN, and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 23, those factors include:

●	those identified and disclosed in public filings with the SEC made by Media General and LIN;

●

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require Media General or LIN to pay a termination fee to the other party;

●

the inability to complete the transaction due to the failure to obtain the requisite shareholder approval or the failure to satisfy (or to have waived) other conditions to completion of the transaction, including receipt of required regulatory approvals;

●	the failure of the transaction to close for any other reason;

●	risks that the transaction disrupts current plans and operations of Media General and LIN, and the potential difficulties in employee retention, as a result of the transaction;

●	the outcome of any legal proceedings that may be instituted against Media General, LIN and/or others relating to the merger agreement;

●	diversion of each of Media General and LIN’s management’s attention from ongoing business concerns;

●	the effect of the announcement of the transaction on each of Media General’s and LIN’s business relationships, operating results and business generally;

●	the amount of the costs, fees, expenses and charges related to the transaction;

●	uncertainties as to the timing of the closing of the transaction;

●	risks that the respective businesses of Media General and LIN will have been adversely impacted during the pendency of the transaction;

●	the effects of disruption from the transaction making it more difficult to maintain business relationships;

●	risks that any shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability;

●	the risk that competing offers may be made;

●	the ability to integrate the Media General and LIN businesses successfully and to avoid problems which may result in the combined company not operating as effectively and efficiently as expected;

●	risks that expected synergies, operational efficiencies and cost savings from the transaction and from the planned refinancing may not be fully realized or realized within the expected time frame;

●	significant changes in the business environment in which Media General and LIN operate, including as a result of consolidation in the television broadcast industry;

●	the effects of future regulatory or legislative actions on Media General, LIN and the combined company;

●

the impact of the issuance of common stock of the combined company as consideration in connection with the transaction on the current holders of Media General’s common stock, including dilution of their ownership and voting interests;

●	the actual resulting credit ratings of the companies or their respective subsidiaries;

●	conduct and changing circumstances related to third-party relationships on which Media General and LIN rely for their respective businesses;

●	market risks from fluctuations in currency exchange rates and interest rates;

●	events that are outside of our control, such as political unrest in international markets, terrorist attacks, malicious human attacks, natural disasters, pandemics and other similar events; and

●	other economic, business, regulatory and/or competitive factors affecting Media General’s, LIN’s and New Media General’s businesses generally.

The areas of risk and uncertainty described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of this joint proxy statement/prospectus by Media General or LIN or anyone acting for any or all of them. Except for their ongoing obligations to disclose material information under the U.S. federal securities laws, neither Media General nor LIN undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this joint proxy statement/prospectus or to report the occurrence of unanticipated events.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, see the note regarding forward-looking statements in Item 7 of Media General’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC and incorporated by reference in this joint proxy statement/prospectus and the special note regarding forward-looking statement on page 4 of LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached hereto as Annex G. See “Where You Can Find More Information” on page 171.

Media General, LIN and New Media General also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. None of Media General, LIN or New Media General undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect actual outcomes.

THE MEDIA GENERAL SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held at 111 North 4th Street, Richmond, Virginia, on August 20, 2014, at 11:00 a.m., local time.

Purpose of the Special Meeting

At the special meeting, holders of Media General’s voting common stock will be asked to:

●	consider and vote on a proposal to approve the issuance of shares of common stock of New Media General pursuant to the transaction, which we refer to as the “MG share issuance proposal;” and

●

consider and vote on a proposal to amend and restate the Articles of Incorporation of Media General to provide for certain governance arrangements of Media General (and, as a result, New Media General), which we refer to as the “MG amendment proposal.” The proposed amendments to Media General’s Articles of Incorporation are shown in Annex C attached hereto. The form of amended and restated Articles of Incorporation of Media General is attached as an exhibit to the registration statement to which this joint proxy statement/prospectus relates.

Pursuant to a voting agreement, dated as of March 21, 2014, by and among LIN, Media General and the SG shareholders, (Standard General Fund, L.P. and Standard General Communications, LLC), the SG shareholders, who collectively hold approximately 30% of the outstanding shares of Media General’s voting common stock, have agreed to vote those shares in favor of the proposals being presented at the special meeting.

Record Date; Outstanding Shares Entitled to Vote

Media General’s Board of Directors has fixed July 18, 2014, as the record date for the special meeting. If you were a holder of shares of Media General’s voting common stock at the close of business on the record date, you are entitled to vote your shares at the special meeting. The holders of non-voting common stock of Media General are not entitled to vote on any proposal submitted to the shareholders of Media General for approval at the special meeting.

As of the record date, there were 88,063,271 shares of Media General’s voting common stock outstanding and entitled to vote at the special meeting.

Quorum

Holders of a majority of the outstanding shares of Media General’s voting common stock, represented in person or by proxy, will constitute a quorum for the special meeting. If a quorum is not present, the special meeting may be adjourned, without notice other than by announcement at the special meeting, until a quorum shall attend.

Holders of shares of Media General’s voting common stock present in person at the special meeting, but not voting, and shares of Media General’s voting common stock for which Media General has received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether a quorum is established.

Vote Required

The MG share issuance proposal requires for its approval the affirmative vote of the holders of a majority of all votes cast by the holders of shares of Media General’s voting common stock.

The MG amendment proposal requires for its approval the affirmative vote of the holders of a majority of all votes cast by the holders of shares of Media General’s voting common stock.

If you mark “abstain” or attend the special meeting and fail to vote with respect to either the MG share issuance proposal or the MG amendment proposal, or if you fail to return a proxy card, it will not have the effect of a vote “FOR” or “AGAINST” either proposal.

If the MG share issuance proposal or the MG amendment proposal is not approved by holders of the requisite number of shares of Media General’s voting common stock, then the transaction will not occur.

Recommendation of Media General’s Board of Directors

Media General’s Board of Directors unanimously recommends that:

●	the holders of Media General’s voting common stock vote “FOR” the approval of the MG share issuance proposal, and

●	the holders of Media General’s voting common stock vote “FOR” the approval of the MG amendment proposal.

Additional information on the recommendation of Media General’s Board of Directors is set forth in “The Transaction – Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors” beginning on page 72.

Media General’s shareholders should carefully read this joint proxy statement/prospectus in its entirety for additional information concerning the merger agreement and the transaction. In addition, Media General’s shareholders are directed to the merger agreement and plan of merger, which are attached as Annexes A and B, respectively, to this joint proxy statement/prospectus and are incorporated by reference as exhibits to the registration statement of which this joint proxy statement/prospectus is a part.

Voting by Media General’s Directors and Executive Officers

As of February 28, 2014, the Directors and executive officers of Media General beneficially owned, in the aggregate, 29,217,747 shares (or approximately 33.3%) of the Media General voting common stock. The Directors and executive officers of Media General have informed Media General that they currently intend to vote all of their shares of Media General voting common stock in favor of the MG share issuance proposal and in favor of the MG amendment proposal. In addition, pursuant to the SG voting agreement, the SG shareholders, who collectively hold approximately 30% of the outstanding shares of voting common stock of Media General, agreed to vote their shares in favor of the MG share issuance proposal and the MG amendment proposal. For additional information regarding the SG voting agreement, see “The Agreements – Description of the Standard General Voting Agreement” beginning on page 130.

How to Vote

After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit your proxy or voting instructions promptly. In order to ensure your vote is recorded, please submit your proxy or voting instructions as set forth below as soon as possible even if you plan to attend the Media General special meeting.

By Internet. Use the Internet at www.proxyvote.com to transmit your voting instructions and for the electronic delivery of information up until 11:59 P.M. Eastern Time on August 19, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The availability of Internet voting instruction for beneficial owners holding shares of voting common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Phone. Use any touch-tone telephone to dial 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 19, 2014. Have your proxy card in hand when you call and then follow instructions. If you submit a proxy by telephone, do not return your proxy card. The availability of telephone voting instruction for beneficial owners holding shares of voting common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a participant in the Employees’ MG Advantage 401(k) Plan and/or the Media General, Inc. Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as trustee of the applicable plan(s), regarding how to vote the shares of voting common stock credited to your account under such plan(s).

Attending the Special Meeting

All Media General shareholders as of the record date may attend the special meeting. If you are a beneficial owner of shares of Media General’s common stock held in street name, you must provide evidence of your ownership of such shares, which you can obtain from your broker, banker or nominee in order to attend the special meeting.

Voting of Proxies

If you submit a proxy or voting instructions by Internet, by telephone or by completing, signing, dating and mailing your proxy card or voting instruction card, your shares will be voted in accordance with your instructions. If you are a shareholder of record and you sign, date, and return your proxy card but do not indicate how you want to vote with respect to a proposal and do not indicate that you wish to abstain with respect to that proposal, your shares will be voted in favor of that proposal.

Voting of Media General Shares Held in Street Name

If a bank, broker or other nominee holds your shares of Media General’s voting common stock for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use for your shares. The availability of telephone and Internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person at the special meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the special meeting in order to vote in person.

Revoking Your Proxy

If you are a shareholder of record, you can revoke your proxy at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

●	you can send a signed notice of revocation to the Secretary of Media General;

●	you can submit a revised proxy bearing a later date by Internet, telephone or mail as described above; or

●

you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, though your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy no later than the beginning of the special meeting.

If you are a beneficial owner of shares of Media General’s voting common stock held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote at the special meeting.

Proxy Solicitations

Media General is soliciting proxies for the special meeting from Media General shareholders. Media General will bear the cost of soliciting proxies from Media General shareholders, including the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to this mailing, Media General’s Directors, officers and employees (who will not receive any additional compensation for such services) may solicit proxies by telephone or in-person meeting.

Media General has also engaged the services of D.F. King & Co., Inc. to assist in the distribution of the proxies. Media General estimates that it will pay D.F. King & Co., Inc. a fee of approximately $10,000 plus reasonable out-of-pocket expenses.

Media General will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of Media General’s voting common stock.

Other Business

Media General’s Board of Directors is not aware of any other business to be acted upon at the special meeting.

Adjournments

Any adjournment of the special meeting may be made from time to time by less than a quorum until a quorum shall attend the special meeting. Media General is not required to notify shareholders of any adjournment if the new date, time and place is announced at the special meeting before adjournment.

MEDIA GENERAL PROPOSALS

MG Share Issuance Proposal

Pursuant to the rules of the NYSE, Media General is requesting that holders of the outstanding shares of Media General’s voting common stock consider and vote on a proposal to approve the issuance of shares of common stock of New Media General pursuant to the transaction as described in the merger agreement.

Approval of the MG share issuance proposal is a condition to the completion of the transaction. If the MG share issuance proposal is not approved, the transaction will not occur.

Vote Required for Approval

Approval of the MG share issuance proposal requires the affirmative vote of the holders of a majority of all votes cast by the holders of shares of Media General’s voting common stock.

Recommendation of the Media General Board of Directors

THE MEDIA GENERAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MG SHARE ISSUANCE PROPOSAL.

MG Amendment Proposal

Media General is requesting that holders of the outstanding shares of Media General’s voting common stock consider and vote on a proposal to approve an amendment to and restatement of its Articles of Incorporation, which we refer to as the “MG amendment.” The proposed amendments to Media General’s Articles of Incorporation are shown in Annex C attached hereto. You are urged to read carefully this amendment to Media General’s Articles of Incorporation before voting on this proposal.

The MG amendment proposal is intended to provide for certain governance arrangements of Media General, which will become the governance arrangements of New Media General following completion of the transaction, as described below. Media General is amending and restating its Articles of Incorporation immediately prior to the effective time of the Media General Merger because the Media General Merger is a holding company merger not requiring a vote of the shareholders of Media General under Section 13.1-719.1 of the VSCA. In order to meet the requirements for a holding company merger under the VSCA, the Articles of Incorporation of New Media General will be substantially similar to the Articles of Incorporation of Media General immediately prior to the effective time of the Media General Merger.

In connection with the Young Merger in November of 2013, Media General amended its Articles of Incorporation to, among other things, provide for certain governance arrangements negotiated between Media General and Young including:

●	that the size of the Board of Directors of Media General would be fixed in the Articles of Incorporation;

●	that the Directors designated by Young would have approval rights with respect to certain matters prior to Media General’s 2014 annual meeting of shareholders; and

●	provisions regarding the composition of the Nominating and Governance Committee of the Board of Directors and the process for nominating Directors.

If the MG amendment proposal is approved, the provisions described above will be removed from Media General’s Articles of Incorporation.

In addition, the MG amendment proposal provides that, pursuant to the terms of the merger agreement, Vincent L. Sadusky, the President and Chief Executive Officer of LIN, will become the President and Chief Executive Officer of New Media General upon the closing of the transaction. The MG amendment proposal provides that, following the closing, Mr. Sadusky cannot be removed from office without cause (as determined under Mr. Sadusky’s employment agreement with New Media General, which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates) for three years following the closing, except with the approval of a majority of the Board of Directors of New Media General, including the affirmative vote of at least one Director who was designated by LIN (or if there is no such Director, with the approval of at least two-thirds of the Board of Directors).

Approval of the MG amendment proposal is a condition to the completion of the transaction. If the MG amendment proposal is not approved, the transaction will not occur.

Vote Required for Approval

Approval of the MG amendment proposal requires the affirmative vote of the holders of a majority of all votes cast by the holders of shares of Media General’s voting common stock.

Recommendation of the Media General Board of Directors

THE MEDIA GENERAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MG AMENDMENT PROPOSAL.

THE LIN SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held at Weil, Gotshal & Manges LLP’s office, 767 Fifth Avenue, New York, NY, 10153, on August 20, 2014, at 9:00 a.m., local time.

Purpose of the Special Meeting

At the special meeting, holders of LIN common shares will be asked to:

●

consider and vote on a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and approve the LIN Merger, which we refer to as the “LIN merger proposal;” and

●	consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters, which we refer to as the “LIN compensation proposal.”

Pursuant to voting agreements, dated as of March 21, 2014, by and among LIN, Media General, and LIN supporting shareholders (including Carson LIN SBS L.P. and affiliates of Hicks Muse & Co. Partners, L.P.), the LIN supporting shareholders, who collectively hold approximately 99.9% of the outstanding LIN Class B common shares and all of the outstanding LIN Class C common shares, have agreed to vote those shares in favor of the proposals being presented at the special meeting.

Record Date; Outstanding Shares Entitled to Vote

LIN’s Board of Directors has fixed July 18, 2014, as the record date for the special meeting. If you were a holder of LIN common shares at the close of business on the record date, you are entitled to vote your shares at the special meeting.

As of the record date, there were 55,594,128 LIN common shares outstanding and entitled to vote at the special meeting.

Quorum

Holders of a majority of the voting power of the outstanding LIN Class A and Class C common shares, taken together, and holders of a majority of the outstanding LIN Class B common shares, represented in person or by proxy, will constitute a quorum for the LIN special meeting. If a quorum is not present, the special meeting may be adjourned, without notice other than by announcement at the special meeting, until a quorum shall attend.

Holders of LIN common shares present in person at the special meeting, but not voting, and LIN common shares for which LIN has received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether a quorum is established.

Vote Required

The LIN merger proposal requires for its approval the affirmative vote of (i) the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the outstanding LIN Class B common shares, voting as a single class.

The LIN compensation proposal requires for its approval the affirmative vote of the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares present in person or by proxy, at the LIN special meeting, voting together as a single class.

If you mark “abstain” or attend the special meeting and fail to vote with respect to either the LIN merger proposal or the LIN compensation proposal, it will have the same effect as a vote “AGAINST” either proposal. A failure to return a proxy card will have the same effect as a vote “AGAINST” the LIN merger proposal, but, assuming a quorum is present at the meeting, it will have no effect on the LIN compensation proposal.

If the LIN merger proposal is not approved by holders of the requisite number of LIN common shares, then the transaction will not occur.

Recommendation of LIN’s Board of Directors

LIN’s Board of Directors unanimously recommends that:

●	the holders of LIN common shares vote “FOR” the approval of the LIN merger proposal, and

●	the holders of LIN common shares vote “FOR” the approval of the LIN compensation proposal.

Additional information on the recommendation of LIN’s Board of Directors is set forth in “The Transaction – LIN’s Reasons for the Transaction and Recommendation of LIN’s Board of Directors” beginning on page 82.

LIN’s shareholders should carefully read this joint proxy statement/prospectus in its entirety for additional information concerning the merger agreement and the transaction. In addition, LIN’s shareholders are directed to the merger agreement and plan of merger, which are attached as Annexes A and B, respectively, to this joint proxy statement/prospectus and are incorporated by reference as exhibits to the registration statement of which this joint proxy statement/prospectus is a part.

Voting by LIN’s Directors and Executive Officers

As of the record date, LIN Directors and executive officers and their affiliates, as a group, owned and were entitled to vote (i) 2,206,266 shares of LIN Class A common shares, (ii) 17,876,325 shares of LIN Class B common shares and (iii) two shares of LIN Class C common shares or approximately 5.9% of the outstanding LIN Class A common shares, 99.9% of LIN Class B common shares and 100% of LIN Class C common shares. The LIN Directors and executive officers have informed LIN that they currently intend to vote all of their shares of Class A common shares, Class B common shares and Class C common shares for the proposals to be voted on at the LIN special meeting. In addition, pursuant to the HMC and Carson voting agreements, the LIN supporting shareholders, who collectively hold approximately 99.9% of the issued and outstanding Class B common shares of LIN and all of the issued and outstanding Class C common shares of LIN have agreed to vote their LIN common shares in favor of the proposals being presented at the LIN special meeting. For additional information regarding the voting agreements, see “The Agreements – Description of the LIN Shareholders’ Voting Agreements” beginning on page 131.

How to Vote

After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit a proxy or voting instructions for your shares as promptly as possible so that your shares will be represented at the LIN special meeting. If you are a shareholder of record of LIN as of the close of business on the record date, you may submit your proxy before the LIN special meeting by marking, signing and dating your proxy card and returning it in the postage-paid envelope we have provided.

Attending the Special Meeting

All LIN shareholders as of the record date may attend the special meeting. If you are a beneficial owner of LIN common shares held in street name, you must provide evidence of your ownership of such shares, which you can obtain from your broker, banker or nominee in order to attend the special meeting.

Voting of Proxies

If you submit a proxy or voting instructions by completing, signing, dating and mailing your proxy card or voting instruction card, your shares will be voted in accordance with your instructions. If you are a shareholder of record and you sign, date, and return your proxy card but do not indicate how you want to vote with respect to a proposal and do not indicate that you wish to abstain with respect to that proposal, your shares will be voted in favor of that proposal.

Voting of LIN Shares Held in Street Name

If a bank, broker or other nominee holds your LIN common shares for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use for your shares. The availability of telephone and Internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person at the special meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the special meeting in order to vote in person.

Revoking Your Proxy

If you are a shareholder of record you can revoke your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

●	you can send a signed notice of revocation to the Secretary of LIN;

●	you can submit a revised proxy bearing a later date by mail as described above; or

●

you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, though your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy no later than the beginning of the special meeting.

If you are a beneficial owner of LIN common shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote at the special meeting.

Proxy Solicitations

LIN is soliciting proxies for the special meeting from LIN shareholders. LIN will bear the cost of soliciting proxies from LIN shareholders, including the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to this mailing, LIN’s Directors, officers and employees (who will not receive any additional compensation for such service) may solicit proxies by telephone or in person meeting.

LIN will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out of pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of LIN common shares.

Other Business

LIN’s Board of Directors is not aware of any other business to be acted upon at the special meeting.

Adjournments

Any adjournment may be made from time to time by less than a quorum until a quorum shall attend the special meeting. LIN is not required to notify shareholders of any adjournment if the new date, time and place are announced at the special meeting before adjournment.

LIN PROPOSALS

LIN Merger Proposal

LIN is requesting that holders of the outstanding LIN common shares consider and vote on a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and approve the LIN Merger.

Approval of the LIN merger proposal is a condition to the completion of the transaction. If the LIN merger proposal is not approved, the transaction will not occur.

Vote Required for Approval

Approval of the LIN merger proposal requires the affirmative vote of (i) the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the outstanding LIN Class B common shares, voting as a single class.

Recommendation of the LIN Board of Directors

THE LIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LIN MERGER PROPOSAL.

LIN Compensation Proposal

LIN is requesting that holders of the outstanding LIN common shares consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters.

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Exchange Act, which requires disclosure of information about compensation for each “named executive officer” of LIN that is based on or otherwise relates to the LIN Merger. The compensation described below is referred to as “golden parachute compensation.” Further details regarding the following forms of golden parachute compensation payable in connection with the LIN Merger can be found at “The Transaction – Interests of LIN’s Directors and Officers in the Transaction,” beginning on page 100, and the table below.

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that LIN seek a non-binding advisory vote from its shareholders to approve the golden parachute compensation payable to its named executive officers in connection with the LIN Merger. LIN is asking its shareholders to approve, on a non-binding advisory basis, the golden parachute compensation payable to its named executive officers in connection with the LIN Merger.

Equity Awards

Immediately prior to the consummation of the LIN Merger, certain outstanding equity-based awards held by employees and Directors of LIN will become equity-based awards of New Media General, on the same terms and conditions and will be exercisable for, convertible into or may be settled for New Media General voting common stock, provided that the number of New Media General voting common stock subject to such equity-based awards and the per share exercise price thereof will be adjusted as follows: (i) the number of shares of New Media General voting common stock subject to conversion from options to purchase LIN common shares will equal the product of the number of LIN common shares that were subject to such options immediately prior to the effective time of the LIN Merger multiplied by 1.5762, with the result rounded down to the nearest whole number, (ii) the per share exercise price of each option to purchase LIN common shares will be equal to the quotient determined by dividing the exercise price per share at which such option was exercisable immediately prior to effective time of the LIN Merger by 1.5762, with the result rounded up to the nearest whole cent and (iii) each restricted share of LIN and other awards or benefits measured by the value of a number of LIN common shares will be multiplied by 1.5762 to determine the number of shares of New Media General to be subject to such awards.

In addition, an employee holding certain unvested equity-based awards of LIN is involuntarily terminated by New Media General within twelve (12) months after the effective time of the LIN Merger (other than for cause), all of the then-unvested equity-based awards held by such holder shall become fully vested upon such termination.

Severance Payments and Benefits

LIN and Messrs. Sadusky, Schmaeling, Richter, Howell and Ms. Parent are parties to employment agreements, which provide for certain severance payments and benefits in connection with a qualifying termination following the proposed transaction. As a condition of an executive’s receipt of the severance payments and benefits, the executive is required to execute, and not revoke, a release of claims. In addition, the employment agreements provide that the executives will be subject to certain non-competition and non-solicitation restrictions for one (1) year following termination.

Estimated Payments and Benefits

The table below sets forth an estimate of the approximate values of golden parachute compensation that may become payable to LIN’s named executive officers in connection with the transaction. In accordance with SEC rules, the table assumes the closing of the transaction occurs on December 31, 2014, and the employment of LIN’s named executive officers is terminated without cause immediately following the closing on December 31, 2014. If the transaction was to close, and the associated terminations of employment were to occur, on a date other than December 31, 2014, certain amounts paid to the named executive officers may be higher or lower than the amounts shown in the table. The information below is based on the merger consideration of $27.82 per share.

Named Executive Officer	Cash (1) ($)	Equity (2) ($)	Pension/ Non-Qualified Deferred Compensation (3) ($)	Perquisites/ Benefits (4) ($)	Total (5) ($)
Vincent L. Sadusky	$2,696,100	$7,506,928	$–	$11,406	$10,214,434
Richard J. Schmaeling	1,680,000	1,754,317	–	22,812	3,457,129
Denise M. Parent	1,543,104	1,553,908	–	35,319	3,132,331
Robert S. Richter	1,489,800	1,783,427	–	22,812	3,296,039
John A. Howell IV	958,600	851,158	–	22,812	1,832,570

(1)

Cash. The value of the cash payment for Mr. Sadusky includes one (1) times the sum of Mr. Sadusky’s annual base salary and annual performance bonus for the year prior to the year of termination. Mr. Sadusky agreed, under his amended and restated employment agreement, that the proposed transaction would not constitute a Change in Control (as defined in Mr. Sadusky’s employment agreement) and therefore he is not entitled to enhanced severance payments in connection with the proposed transaction. Mr. Sadusky cannot be terminated for a period of three years from the closing of the transaction, other than for cause, without the approval of a majority of the Board of Directors of New Media General, including the affirmative vote of at least one LIN designee. The value of cash for Mr. Schmaeling, Ms. Parent, Mr. Richter and Mr. Howell represents the aggregate amount of double-trigger cash severance payments to be paid by LIN (including by LIN as the surviving company in the LIN Merger) following a qualifying termination of employment within 24 months following the date the Change in Control (as defined in the respective employment agreements) is consummated in an amount equal to two (2) times the sum of the executive’s annual base salary and annual performance bonus for the year prior to the year of termination, payable in a lump sum following termination. Ms. Parent is also entitled to additional retirement benefits that would have accrued to Ms. Parent in the 24 months following termination in accordance with her employment agreement.

(2)

Equity. Upon a qualifying termination, in the twelve months following the effective time of the LIN Merger, all option awards vest and become exercisable and all restrictions on restricted stock awards lapse. The value represents the aggregate amount of the merger consideration per share minus the exercise price per share with respect to options and the merger consideration per share with respect to restricted stock. All payments are double-trigger.

The amount for each named executive officer represents the following amounts: Mr. Sadusky: $1,604,915 for unvested options and $5,902,013 for restricted stock awards, Mr. Schmaeling: $374,445 for unvested options and $1,379,872 for restricted stock awards, Ms. Parent: $368,080 for unvested options and $1,185,828 for restricted stock awards, Mr. Richter: $410,510 for unvested options and $1,372,917 for restricted stock awards and Mr. Howell: $371,263 for unvested options and $479,895 for restricted stock awards.

The payment is determined on a pre-tax basis based on the number of shares underlying awards held as of December 31, 2014 multiplied by $27.82 minus the exercise price of the award with respect to options and $27.82 per share with respect to restricted stock awards.

(3)	Pension/Non-Qualified Deferred Compensation. None of the named executive officers will receive any increased pension or non-qualified deferred compensation benefits in connection with the transaction.

(4)

Perquisites/Benefits. The value for Mr. Sadusky represents the value of payment or reimbursement of premiums for medical and dental coverage under COBRA or a similar health insurance continuation program at the employer’s normal portion of the costs of executive’s medical and dental insurance premiums for a twelve (12) month period. As agreed upon in his amended and restated employment agreement the proposed transaction will not be considered a Change in Control (as defined in Mr. Sadusky’s employment Agreement) and therefore Mr. Sadusky will not be entitled to enhanced benefits. The values for Mr. Schmaeling, Ms. Parent, Mr. Richter and Mr. Howell represent the value of payment or reimbursement of the premiums described above for the twenty-four (24) month period following termination of employment pursuant to their employment agreements and such benefits are double-trigger. Additionally, for Ms. Parent, in accordance with her employment agreement, in addition to medical and dental costs, other executive benefits including company automobile, vision, life and pension benefits will be provided for the twenty-four (24) month period following termination.

(5)

Total. The table shows, for each named executive officer, the amounts of golden parachute compensation that are double-trigger in nature. As previously stated, the proposed transaction will not be considered a Change in Control with respect to Mr. Sadusky. The total amounts do not reflect any reductions which may be made to payments which constitute “parachute payments” under the Code.

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that LIN seek a non-binding advisory vote from its shareholders to approve the golden parachute compensation payable to its named executive officers in connection with the merger. Accordingly, LIN is asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation payable to the named executive officers of LIN that are based on or otherwise relate to the LIN Merger, as disclosed in the section of the joint proxy statement/prospectus entitled “‘LIN’s Proposals – LIN Compensation Proposal.’”

Vote Required for Approval

Approval of the LIN compensation proposal requires the affirmative vote of the holders of a majority of all votes entitled to be cast by holders of the outstanding LIN Class A common shares and the LIN Class C common shares present in person or by proxy, at the LIN special meeting, voting together as a single class.

Recommendation of the LIN Board of Directors

THE LIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LIN COMPENSATION PROPOSAL.

Approval of the “golden parachute compensation” proposal is not a condition to the completion of the LIN Merger. The vote with respect to the “golden parachute compensation” proposal is an advisory vote and will not be binding on LIN, Media General or New Media General. Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to LIN shareholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is adopted by the LIN shareholders and the LIN Merger is completed, LIN’s named executive officers will receive the “golden parachute compensation” to which they may be entitled.

PARTIES TO THE TRANSACTION

Media General, Inc.

Media General, Inc., a Virginia corporation founded in 1850 as a newspaper company in Richmond, Virginia, is now a leading local television broadcasting and digital media company, providing top-rated news, information and entertainment in high quality broadcast markets across the U.S. Media General owns and operates or provides services to 31 network-affiliated broadcast television stations, and their associated digital media and mobile platforms, in 28 markets. These stations reach approximately 16.5 million or approximately 14% of U.S. TV households. Media General’s network affiliations include CBS (12), NBC (9), ABC (7), Fox (1), MyNetwork TV (1) and CW Television (1). Twenty-two of the 31 stations are located in the top 100 designated market areas as grouped by Nielsen (“DMAs”), while eight of the 31 stations are located in the top 50 markets. Media General first entered the local television business in 1955 when Media General launched WFLA in Tampa, Florida as an NBC affiliate. Subsequently, Media General expanded its station portfolio through several acquisitions, first by purchasing high-quality, privately owned stations in the Southeast and later by purchasing four NBC-owned affiliates in 2006.

Media General entered the year 2013 as a newly minted pure-play broadcaster, following a rapid and complete transformation of the company, which included the sale of its newspapers and the sale or exit of certain advertising services businesses and a broadcast equipment company. On November 12, 2013, Media General and New Young Broadcasting Holding Co., Inc. were combined in an all-stock, tax-free merger transaction uniting Media General’s 18 stations and Young’s 13 stations into the 31-member group that exists today. Media General’s television stations rank #1 or #2 in audience size in 20 out of 28 markets and #1 or #2 in revenue share in 22 out of 28 markets. In three of its markets, Media General owns or services more than one station (duopoly markets), allowing it to reach larger audiences and achieve operating efficiencies.

Media General’s voting common stock is traded on the NYSE under the trading symbol “MEG.” Media General’s principal executive office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

Additional information about Media General and its subsidiaries is included in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 171.

LIN Media LLC

LIN, a Delaware limited liability company, is a leading local media company that, through its subsidiaries, currently owns and operates or provides services to 43 television stations and seven digital channels that are either owned, operated or serviced by LIN in 23 U.S. markets, along with a diverse portfolio of websites, apps and mobile products that make it more convenient to access LIN’s unique and relevant content on multiple screens. LIN’s highly-rated television stations deliver superior local news, community service, and popular sports and entertainment programming to viewers, reaching 12.2 million or 10.5% of U.S. television homes. All of LIN’s television stations are affiliated with a national broadcast network and are primarily located in the top 75 DMA’s as measured by Nielsen. LIN’s digital media division operates from 31 markets across the country, including New York City, Los Angeles, San Francisco, Chicago, Atlanta, Dallas, Detroit and Washington D.C., and delivers measurable results to some of the nation's most respected agencies and companies.

LIN’s Class A common shares are traded on the NYSE under the symbol “LIN.” LIN’s headquarters are located at 701 Brazos Street, Suite 800, Austin, Texas 78701 (telephone number: (512) 774-6110).

Additional information about LIN and its subsidiaries, including but not limited to information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, market risk, share ownership of beneficial owners and management, Directors and executive officers, executive compensation and related party transactions is set forth in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013, which is attached hereto as Annex G, and LIN’s Proxy Statement for its Annual Meeting of Shareholders Held May 6, 2014, which is as Annex H. See “Where You Can Find More Information” beginning on page 171.

Mercury New Holdco, Inc.

Mercury New Holdco, Inc., which we sometimes refer to as “New Holdco,” is a Virginia corporation and a direct, wholly owned subsidiary of Media General. New Holdco was formed solely to effect the combination of Media General and LIN by merging Merger Sub 1, its direct, wholly owned subsidiary, with and into Media General, and merging Merger Sub 2, its direct, wholly owned subsidiary, with and into LIN, in each case, as provided for in the merger agreement. New Holdco has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Following the completion of the transaction, New Holdco, or “New Media General,” as it is also referred to herein, will be the parent company of Media General and LIN and will be named “Media General, Inc.” The voting common stock of New Media General is expected to be listed for trading on the NYSE under the symbol “MEG.”

New Holdco’s office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

Mercury Merger Sub 1, Inc.

Mercury Merger Sub 1, Inc., which we refer to as “Merger Sub 1,” is a Virginia corporation and a direct, wholly owned subsidiary of New Holdco. Merger Sub 1 was formed solely for the purpose of consummating the merger of Merger Sub 1 with and into Media General, as provided for in the merger agreement. Merger Sub 1 has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Merger Sub 1’s office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

Mercury Merger Sub 2, LLC

Mercury Merger Sub 2, LLC, which we refer to as “Merger Sub 2,” is a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco. Merger Sub 2 was formed solely for the purpose of consummating the merger of Merger Sub 2 with and into LIN, as provided for in the merger agreement. Merger Sub 2 has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Merger Sub 2’s office is located at 333 E. Franklin Street, Richmond, Virginia 23219 (telephone number: (804) 887-5000).

THE TRANSACTION

The following is a description of certain material aspects of the transaction. This description may not contain all of the information that may be important to you. The discussion of the transaction in this joint proxy statement/prospectus is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement/prospectus as Annex A, the plan of merger, which is attached to this joint proxy statement/prospectus as Annex B, the proposed amendment to the Articles of Incorporation of Media General, Inc., which is attached to this joint proxy statement/prospectus as Annex C, the form of New Media General’s Articles of Incorporation and Bylaws that will be in effect as of the closing of the transaction, each of which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates, and the voting agreements, each of which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We encourage you to read carefully this entire proxy statement/prospectus, including the Annexes, and the exhibits to the registration statement to which this joint proxy statement/prospectus relates, for a more complete understanding of the transaction. This section is not intended to provide you with any factual information about Media General or LIN. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Media General and LIN make with the SEC, as described in “Where You Can Find More Information” beginning on page 171, and in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013, attached hereto as Annex G, LIN’s Proxy Statement for its Annual Meeting of Shareholders Held May 6, 2014, attached hereto as Annex H, and LIN's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, attached hereto as Annex J.

General Description of the Transaction

On March 21, 2014, Media General entered into the merger agreement with LIN, Merger Sub 1, Merger Sub 2 and New Holdco. The merger agreement provides for a business combination of Media General and LIN by means of a two-step merger process.

In the Media General Merger, Media General will merge with Merger Sub 1. The LIN Merger will occur immediately following the Media General Merger. In the LIN Merger, LIN will merge with Merger Sub 2. LIN will continue as the surviving company in this merger and as a wholly owned subsidiary of New Media General. Media General and LIN chose not to structure the transaction as a merger of LIN directly into Media General to facilitate the parties’ business objectives, including in order to comply with the respective covenants of each of Media General’s and LIN Television’s credit facilities and indentures.

The Media General Merger is a holding company merger not requiring a vote of the shareholders of Media General under Section 13.1-719.1 of the VSCA. In order to meet the requirements for a holding company merger under the VSCA, the Articles of Incorporation of New Media General will be substantially similar to the Articles of Incorporation of Media General immediately prior to the effective time of the Media General Merger. However, shortly prior to the Media General Merger, Media General will, if the MG amendment proposal is approved, adopt the amendments to its Articles of Incorporation shown in Annex C attached hereto by amending and restating its Articles of Incorporation to include such amendments. These proposed amendments to Media General’s Articles of Incorporation, which will be reflected in the Articles of Incorporation of New Media General, are intended to implement the corporate governance arrangements of the combined company. For a further description, see “Media General Proposals – MG Amendment Proposal” beginning on page 49. Each New Media General share to be issued in connection with the Media General Merger and the LIN Merger will be issued in accordance with, and subject to the terms of, the Articles of Incorporation of New Media General, the form of which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates.

On April 15, 2014, in connection with these transactions, Media General entered into an amendment to its existing credit agreement dated July 31, 2013, with Royal Bank of Canada as the administrative agent and the other agents and lenders party thereto. The amendment allows Media General to obtain additional financing consistent with a debt commitment letter from Royal Bank of Canada, as lead arranger, originally signed on March 21, 2014, and amended in April of 2014 to add other co-lead arrangers for such financing. The amendment provides for (i) new incremental term A loans which are expected to be in an aggregate principal amount of $600,000,000, with a 5-year maturity (amortizing at annual rates of 5%, 10%, 10%, 15% and 15%, with balance due at maturity), and to bear interest at LIBOR plus a margin of 2.50%, (ii) new incremental term B-2 loans which are expected to be in an aggregate principal amount of $910,000,000, with a maturity equivalent to the existing term B loans under the credit agreement (amortizing at a rate of 1% per annum), and to bear interest at LIBOR (with a LIBOR floor of 0.75%) plus a margin of 2.75% and (iii) new incremental revolving credit commitments which are expected to be in an aggregate principal amount of $90,000,000, with a maturity and pricing equivalent to the existing revolving credit loans under the credit agreement. The amendment also increases various covenant ‘baskets’ to reflect the larger pro-forma size of New Media General, and modifies the leverage ratio covenant requirements as well as various other existing covenant and general operating restrictions. The terms of the amendment will become effective upon successful completion of the transaction and other customary closing conditions. Media General paid a $1.3 million nonrefundable amendment fee to the participating lenders in April of 2014. See “The Transaction – Financing of the Transaction” beginning on page 103, and “The Transaction – Description of Certain Indebtedness of Media General and LIN” beginning on page 105.

Upon completion of the transaction, New Media General will be named “Media General, Inc.” and its voting common stock is expected to be listed for trading on the NYSE under Media General’s current ticker symbol, “MEG.” We expect that the former Media General shareholders will hold approximately 64%, and the former LIN shareholders will hold approximately 36%, of the outstanding shares of common stock of New Media General, calculated on a fully-diluted basis, immediately following the closing of the transaction.

In connection with the closing of the transaction, New Media General will take the following steps to restructure its holding of its subsidiaries: (i) LIN Television will become a direct, wholly owned subsidiary of New Media General, and (ii) Media General will become a direct, wholly owned subsidiary of LIN Television.

Media General Merger Consideration

Upon completion of the Media General Merger, each share of Media General’s voting common stock will automatically be converted into one share of voting common stock of New Media General, and each share of Media General’s non-voting common stock will automatically be converted into one share of non-voting common stock of New Media General.

Media General shareholders will not be required to exchange their certificates or “book-entry” securities representing shares of Media General’s common stock in order to receive shares of New Media General. Upon completion of the Media General Merger, certificates and “book-entry” securities representing shares of Media General’s common stock prior to the Media General Merger will represent an equal number of shares of New Media General’s common stock following the Media General Merger.

LIN Merger Consideration

Upon completion of the LIN Merger, each LIN common share (other than shares held by Media General, LIN or any of their respective subsidiaries, and shares, if any, with respect to which the holders thereof are entitled to demand and have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal) will be converted into the right to receive in exchange for each LIN common share, in each case subject to the proration and allocation procedures set forth in the merger agreement and described below, either:

●	$27.82 in cash without interest; or

●	1.5762 shares of voting common stock of New Media General.

Each LIN shareholder, including Hicks Muse & Co. Partners, L.P. will have the right to elect to receive either the cash consideration or the New Media General share consideration for each LIN common share held by such shareholder. However, the merger agreement provides that the total number of LIN common shares that will be converted into the right to receive the cash consideration is 27,426,312, less the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger. Pursuant to the proration and allocation procedures in the merger agreement, which are described below, each LIN shareholder, including Hicks Muse & Co. Partners, L.P. may not receive the form of consideration that such shareholder elected to receive. Shares for which the holder thereof has elected to receive the cash consideration are referred to herein as “cash electing shares,” and shares for which the holder thereof has elected to receive the New Media General share consideration are referred to herein as “stock electing shares.”

Shares for which no election is made (including shares for which an election is not properly made) will be converted into the right to receive either the cash consideration, the New Media General share consideration or some mix of cash and shares of New Media General according to the proration and allocation procedures set forth in the merger agreement, described below. We refer to these shares as “no election shares.”

Proration and Allocation Procedures for the LIN Merger Consideration

The form of consideration each LIN shareholder will receive for his or her shares generally depends on the number of LIN shareholders electing to receive each form of consideration. If too many LIN shareholders elect to receive a form of consideration, such form of consideration will be considered to be “oversubscribed,” and if too few LIN shareholders elect to receive a form of consideration, such form of consideration will be considered to be “undersubscribed.” The total number of shares and the total amount of cash to be received by the LIN shareholders will be allocated as described below. The table that follows summarizes the outcomes when the cash consideration is oversubscribed or undersubscribed:

Election Outcomes		Consideration to be received by Election Type
		Cash Electing Shares	Stock Electing Shares	No Election Shares
Cash Electing Shares are Oversubscribed:		Mix of cash and shares	All shares	All shares
Cash Electing Shares are Undersubscribed:
Scenario 1	Amount undersubscribed is less than no election shares	All cash	All shares	Mix of cash and shares
Scenario 2	Amount undersubscribed is greater than no election shares	All cash	Mix of cash and shares	All cash

Proration Adjustment if the Cash Consideration is Oversubscribed

If the number of cash electing shares exceeds the Cash Election Cap, then the LIN shareholders holding such cash electing shares will receive a mix of cash and shares of New Media General’s voting common stock. If the cash consideration is oversubscribed, then:

●	each stock electing share, and each no election share, will be converted into the right to receive the New Media General share consideration; and

●

each cash electing share will be converted into the right to receive an amount of cash (less than the cash consideration) and shares of New Media General (less than the New Media General share consideration), such that the aggregate amount of the cash consideration is allocated proportionately to each cash electing share.

For example, if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming no LIN shareholder had demanded appraisal rights), (ii) the number of cash electing shares equals 28,426,312 (which means that the cash consideration is oversubscribed by 1,000,000 shares), and (iii) the number of stock electing shares equals 29,048,280 (which means that the number of no election shares is 2,000,000) each cash electing share would be converted into the right to receive the following consideration:

●	$26.84 in cash, which is an amount equal to $27.82 (the cash consideration), multiplied by 27,426,312 (the Cash Election Cap), divided by 28,426,312 (the total number of cash electing shares); and

●

.05545 shares of New Media General voting common stock, which is the number of shares equal to 1.5762 (the New Media General share consideration), multiplied by 1 – (27,426,312 (the Cash Election Cap), divided by 28,426,312 (the total number of cash electing shares)).

	LIN Common Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(28,426,312)	0.05545	1,576,200	$26.84	$763,000,000
	31,048,280
# of Stock Electing Shares	(29,048,280)	1.5762	45,785,899
# of No Election Shares	2,000,000	1.5762	3,152,400
			50,514,499		$763,000,000

Proration Adjustment if the Cash Consideration is Undersubscribed

If the number of cash electing shares is less than the Cash Election Cap, then either the stock electing shares or the no election shares will be converted into the right to receive a mix of cash and shares of New Media General’s voting common stock. As described below, the form of consideration into which the stock electing shares or the no election shares will be converted depends on the difference between the Cash Election Cap and the total number of cash electing shares. We refer to the difference between the Cash Election Cap and the total number of cash electing shares as the “cash shortfall.” In addition, if the cash consideration is undersubscribed, then all cash electing shares will receive the cash consideration.

Scenario 1: Cash Shortfall Is Less Than or Equal to the Number of No Election Shares

If the cash shortfall is less than or equal to the total number of no election shares, then:

●

each cash electing share will be converted into the right to receive the cash consideration, and each stock electing share will be converted into the right to receive the New Media General share consideration; and

●

each no election share will be converted into the right to receive an amount of cash (less than the cash consideration) and shares of New Media General (less than the New Media General share consideration), such that the aggregate amount of the cash consideration and the aggregate New Media General share consideration (in each case, to the extent not allocated to the cash electing shares and stock electing shares) is allocated proportionately to each no election share.

For example, if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming no LIN shareholder had demanded appraisal rights), (ii) the number of cash electing shares equals 26,426,312 (which means that the cash shortfall is 1,000,000 shares), and (iii) the number of stock electing shares equals 31,048,280 (which means that the number of no election shares is 2,000,000), each no election share would be converted into the right to receive the following consideration:

●	$13.91 in cash, which is an amount equal to $27.82 (the cash consideration), multiplied by 1,000,000 (the cash shortfall), divided by 2,000,000 (the total number of no election shares); and

●

0.7881 shares of New Media General voting common stock, which is the number of shares equal to 1.5762 (the New Media General share consideration), multiplied by 1 – (1,000,000 (the cash shortfall), divided by 2,000,000 (the total number of no election shares).

	LIN Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(26,426,312)			$27.82	$735,180,000
	33,048,280
# of Stock Electing Shares	(31,048,280)	1.5762	48,938,299
# of No Election Shares	2,000,000	0.7881	1,576,200	$13.91	$27,820,000
			50,514,499		$763,000,000

Scenario 2: Cash Shortfall Is Greater Than the Number of No Election Shares

If the cash shortfall is greater than the total number of no election shares (which means that the number of stock electing shares is greater than (i) the total number of LIN common shares outstanding as of closing, minus (ii) the Cash Election Cap), then:

●	each cash electing share and each no election share will be converted into the right to receive the cash consideration, and

●

each stock electing share will be converted into the right to receive an amount of cash (less than the cash consideration) and shares of New Media General (less than the New Media General share consideration), such that the aggregate amount of the cash consideration (to the extent not allocated to the cash electing shares and no election shares) and the aggregate New Media General share consideration is allocated proportionately to each stock electing share.

 For example, if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming no LIN shareholder had demanded appraisal rights), (ii) the number of cash electing shares equals 26,426,312 (which means that the cash shortfall is 1,000,000 shares), and (iii) the number of stock electing shares equals 32,548,280 (which means that the number of no election shares is 500,000), each stock electing share would be converted into the right to receive the following consideration:

●

$0.43 in cash, which is an amount equal to $27.82 (the cash consideration), multiplied by 500,000 (the difference between the cash shortfall and the number of no election shares), divided by 32,548,280 (the total number of stock electing shares); and

●

1.5520 shares of New Media General voting common stock, which is the number of shares equal to 1.5762 (the New Media General share consideration), multiplied by 1 – (500,000 (the difference between the cash shortfall and the number of no election shares), divided by 32,548,280 (the total number of stock electing shares)).

	LIN Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(26,426,312)			$27.82	$735,180,000
	33,048,280
# of Stock Electing Shares	(32,548,280)	1.5520	50,514,499	$0.43	13,910,000
# of No Electing Shares	500,000			$27.82	13,910,000
			50,514,499		$763,000,000

The following example shows the effect on “Scenario 2” described above if LIN shareholders properly demand appraisal rights and do not withdraw or waive such appraisal rights prior to the LIN Merger with respect to 1,000,000 LIN common shares (which would result in the Cash Election Cap being equal to 26,426,312): if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming that LIN shareholders properly demand appraisal rights and do not withdraw or waive such appraisal rights prior to the LIN Merger with respect to 1,000,000 LIN common shares), (ii) the number of cash electing shares equals 25,426,312 (which means that the cash shortfall is 1,000,000 shares), and (iii) the number of stock electing shares equals 32,548,280 (which means that the number of no election shares is 500,000), each stock electing share would be converted into the right to receive the following consideration:

●

$0.43 in cash, which is an amount equal to $27.82 (the cash consideration), multiplied by 500,000 (the difference between the cash shortfall and the number of no election shares), divided by 32,548,280 (the total number of stock electing shares); and

●

1.5520 shares of New Media General voting common stock, which is the number of shares equal to 1.5762 (the New Media General share consideration), multiplied by 1 – (500,000 (the difference between the cash shortfall and the number of no election shares), divided by 32,548,280 (the total number of stock electing shares)).

	LIN Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(25,426,312)			$27.82	$707,360,000
# of Dissenting Shares	(1,000,000)
	33,048,280
# of Stock Electing Shares	(32,548,280)	1.5520	50,514,499	$0.43	13,910,000
# of No Electing Shares	500,000			$27.82	13,910,000
			50,514,499		$735,180,000

If any LIN shareholders withdraws its demand for appraisal or otherwise loses its right to appraisal under the DGCL for such shareholder’s LIN common shares after the LIN Merger, then such shares shall be treated as no election shares and, under “Scenario 2” described above, would be converted into the right to receive the cash consideration. For further information, see “Appraisal Rights” beginning on page 164.

Making an Election

LIN shareholders may elect to receive either the cash consideration or the New Media General share consideration for each LIN common share by returning a properly completed election form (which Media General and LIN will mutually agree upon), together with the proper share transfer documentation to the exchange agent prior to the election deadline. The merger agreement provides that an election form and transmittal materials will be mailed between 30-45 days prior to the anticipated closing date of the transaction to each holder of record of LIN common shares as of the close of business on a date prior to the date of mailing. Media General will also make an election form available, if reasonably requested, to each person that subsequently becomes a holder of LIN common shares prior to the close of business on the business day prior to the election deadline. The election deadline will be 5:00 p.m. New York time on the fifth business day prior to the closing date of the transaction (or on such later date as agreed to by Media General and LIN). Media General will seek to publicly announce the election deadline at least five business days prior to such date. Each LIN shareholder should complete and return the election form, along with properly completed share transfer documentation, according to the instructions included with the election form.

If you own LIN common shares in “street name” through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the bank, broker or other nominee holding your shares concerning how to make an election.

If you do not send in the properly completed election form together with the proper share transfer documentation prior to the election deadline, you will be treated as though you did not make an election, and your LIN common shares will be considered to be no election shares.

Background of the Transaction

The LIN Board of Directors and LIN’s senior management in the ordinary course periodically review and assess strategic alternatives available to LIN to enhance shareholder value, and LIN, from time to time, has implemented strategic changes and initiatives in connection with such reviews. In or around the second quarter of 2013, LIN began an informal process to generally evaluate strategic alternatives available to it in light of the changing competitive landscape and ongoing consolidation in the broadcast industry. As part of this informal process, J.P. Morgan (which, from time to time, has acted as a financial advisor to LIN) regularly made presentations (the most recent of which were in May and September 2013) to the LIN Board of Directors with respect to various potential strategic alternatives (including initiating a dividend, executing a share repurchase, pursuing additional acquisitions or soliciting bidders in a sale transaction).

Thereafter, LIN’s senior management, in consultation with J.P. Morgan, contacted select companies that it believed might be interested in exploring a strategic transaction. As a result of their efforts, on August 22, 2013, LIN entered into a confidentiality agreement with Party A, one of the Potential Transaction Partners (defined below).

On August 22, 2013, Vincent L. Sadusky, LIN’s President and Chief Executive Officer, held a meeting with a senior executive of Party A to discuss a potential combination of LIN and Party A. Additionally, representatives of LIN and Party A held a series of phone discussions during August and early September of 2013.

On September 10, 2013, the LIN Board of Directors held a regularly scheduled meeting. Several members of LIN’s senior management and representatives of J.P. Morgan and another financial advisor, which, from time to time, has served as a financial advisor to LIN, participated in the meeting. J.P. Morgan and the other financial advisor provided the LIN Board of Directors with an overview of potential strategic alternatives. In addition to the continued exploration of various other strategic alternatives to maximize shareholder value, the LIN Board of Directors discussed initiating a strategic alternatives review process proposed by J.P. Morgan at the request of the LIN Board during which J.P. Morgan and LIN’s senior management would engage Party A, another company referred to as Party B, and Media General, three potential transaction partners that the LIN Board of Directors considered most likely to consummate a strategic combination, which we refer to as the “Potential Transaction Partners.” The Potential Transaction Partners were selected based on a perceived high level of potential synergies, low level of regulatory risk and high level of interest in a potential transaction. The LIN Board of Directors, after consultation with its financial advisors, decided not to contact financial sponsors as potential transaction partners because financial sponsors had not participated in any of the large recent broadcast industry transactions and, after considering the advice of LIN’s financial advisors, concluded that synergies would be a key driver of value in a strategic combination and financial sponsors would not be able to realize meaningful synergies in a transaction with LIN. The LIN Board of Directors approved the strategic alternatives review process proposed by J.P. Morgan at the request of the LIN Board of Directors, and instructed J.P. Morgan to gauge the interest of the Potential Transaction Partners in pursuing a potential strategic combination with LIN.

With advice from J.P. Morgan, after the September 10, 2013 LIN Board of Directors’ meeting, LIN continued to hold phone discussions with Party A through October of 2013, at which time Party A discontinued further discussions with LIN after conducting preliminary due diligence.

On September 17, 2013, LIN entered into a confidentiality agreement with Party B.

During the third quarter of 2013, LIN engaged in extensive mutual due diligence with Party B, including multiple conference calls regarding potential synergies and a half-day, in-person meeting on October 2, 2013, at LIN’s corporate headquarters in Austin, Texas, with certain representatives of Party B.

On November 12, 2013, Media General completed its previously announced merger with Young. As a result of this combination, Media General had an enhanced ability to capture the operating synergies of a larger company, continue to participate in industry-wide retransmission revenue growth, provide opportunities for broadcast and digital market share growth and obtain favorable syndicated programming arrangements. In addition, in connection with the Young Merger, Media General secured long-term financing, which significantly reduced its interest expense. As a result of the foregoing, Media General had an enhanced financial ability to pursue additional strategic acquisitions, and had a greater ability to participate in ongoing industry consolidation.

On November 14, 2013, J.P. Morgan contacted RBC Capital Markets, which had served as financial advisor to Media General in connection with the Young Merger, to indicate LIN’s interest in pursuing a potential strategic combination with Media General, and to request that the parties enter into a confidentiality agreement. On December 4, 2013, LIN provided to Media General a confidentiality agreement executed by LIN.

On December 5, 2013, the LIN Board of Directors held its next regularly scheduled meeting. Representatives of LIN’s management, J.P. Morgan and Weil, Gotshal & Manges LLP, counsel to LIN, participated in the meeting. A representative of LIN’s management updated the LIN Board of Directors on the strategic alternatives review process. A representative of J.P. Morgan then updated the LIN Board of Directors on J.P. Morgan’s discussions with the Potential Transaction Partners since the September 10 Board meeting. J.P. Morgan presented to the LIN Board of Directors, among other things, (i) a market overview, (ii) J.P. Morgan’s analysis of a potential combination of LIN with Media General and Party B and (iii) information regarding the financial wherewithal of a number of other potential strategic partners. The LIN Board of Directors authorized LIN’s management and advisors to continue exploring various strategic alternatives, including continued engagement with Party B and Media General, the two Potential Transaction Partners that had continued to express interest in a transaction with LIN. To facilitate this process, the LIN Board of Directors appointed Royal W. Carson, III, Douglas McCormick (Chairman) and John R. Muse to the Investment Advisory Committee, which we refer to as the “LIN IAC,” and delegated to the LIN IAC the full power, authority and discretion of the LIN Board of Directors, to the extent permissible, to (i) work with the various advisors and constituencies of LIN in connection with a possible sale process involving LIN, (ii) identify potential transactions with respect to a sale of LIN, (iii) review, evaluate and negotiate all identified or proposed transactions with respect to a sale of LIN and (iv) make recommendations to the LIN Board of Directors with respect to specific transactions identified or proposed in connection with LIN’s ongoing strategic alternatives review. A representative of LIN’s senior management then discussed with the LIN Board of Directors the terms of a proposed engagement letter negotiated with J.P. Morgan, including the provisions relating to J.P. Morgan’s compensation, at which time the LIN Board of Directors approved the engagement letter. The LIN Board of Directors determined it appropriate to engage J.P. Morgan, due in particular to J.P. Morgan’s knowledge of LIN and its reputation and overall experience.

Thereafter, pursuant to the engagement letter dated December 5, 2013 and effective as of September 1, 2013, LIN formally retained J.P. Morgan as its financial advisor in connection with the strategic alternatives review process then underway.

On December 16, 2013, the Media General Board of Directors held a special meeting. At the meeting, George L. Mahoney, the President and Chief Executive Officer of Media General, informed the Media General Board of Directors that LIN had expressed interest in a potential transaction with Media General and had proposed that the parties enter into a confidentiality agreement to facilitate the exploration by Media General of a potential transaction with LIN. The Media General Board of Directors also discussed the potential engagement by Media General of RBC Capital Markets to serve as Media General’s financial advisor in connection with a potential transaction with LIN given, among other things, RBC Capital Markets’ familiarity with Media General as Media General’s financial advisor in connection with the Young merger and as a lender to Media General. The Media General Board of Directors authorized management to enter into a confidentiality agreement with LIN and to commence discussions with LIN regarding a potential transaction. The Media General Board of Directors also supported the engagement of RBC Capital Markets to serve as Media General’s financial advisor in connection with a potential transaction with LIN, subject to agreement on the terms of the engagement.

Following the meeting of the Media General Board of Directors, Media General countersigned the confidentiality agreement provided by LIN on December 4, 2013.

Throughout December 2013 and January 2014, LIN, Media General and their respective advisors engaged in a series of discussions regarding a potential transaction.

On December 17, 2013, Party B informed J.P. Morgan that Party B would not submit a bid to acquire or merge with LIN and was withdrawing from further formal discussions with LIN.

On January 30, 2014, the Media General Board of Directors held a regular meeting. Representatives of Media General’s management and representatives of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Media General, and RBC Capital Markets participated in the meeting. At the meeting, a representative of Fried Frank advised the Media General Board of Directors regarding its fiduciary duties and obligations in the context of a potential transaction with LIN. RBC Capital Markets discussed with the Board (i) a general public market overview of TV broadcasters, (ii) an overview of certain public financial information regarding LIN, (iii) a preliminary financial overview of a combination of Media General and LIN, and (iv) potential proposal terms for a strategic combination between LIN and Media General. The Media General Board also discussed with representatives of RBC Capital Markets and Fried Frank the risks and benefits to proposing and signing a mutual exclusivity agreement with LIN. Following further discussion, the Media General Board of Directors authorized Media General’s management to (i) make a non-binding proposal to LIN of 0.862 shares of Media General common stock and $11.43 in cash per LIN common share, and (ii) propose to LIN and, if accepted by LIN, enter into a mutual exclusivity agreement with LIN. Media General’s Board of Directors determined that a part cash and part stock proposal would, in its view, allow New Media General to maintain an appropriate level of indebtedness while minimizing the dilutive effect of the transaction on Media General’s current shareholders. At the meeting, the Media General Board of Directors also formed an ad-hoc committee consisting of Messrs. H.C. Charles Diao, Soohyung Kim and Thomas S. Sullivan, which we refer to as the “MG transaction committee,” to oversee the negotiation of, and advise the Board on, aspects of the potential transaction with LIN.

On February 1, 2014, Mr. Mahoney delivered to Mr. Sadusky a non-binding written preliminary indication of interest proposing a merger transaction in which all LIN shareholders would receive on average 0.862 of a share of Media General common stock and $11.43 in cash per LIN common share, and offered the possibility of including a cash/share election feature (which was included to allow LIN’s shareholders to elect to receive the consideration for their LIN common shares on a tax-free basis by electing to receive only share consideration, subject to proration). Based on the closing price of Media General’s voting common stock on January 28, 2014, the proposed per share price had a value of $26.78. Media General’s preliminary indication of interest also proposed that the board of directors of the combined company would consist of four LIN designees and seven Media General designees. The preliminary indication of interest was conditioned on the completion of due diligence, the negotiation of a definitive acquisition agreement and the approval of the Media General Board of Directors.

On February 5, 2014, the LIN IAC met telephonically to discuss the preliminary indication of interest from Media General. Several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated in the meeting. Mr. Sadusky reviewed the February 1 indication of interest with the LIN IAC and updated the LIN IAC on the previous discussions with Media General. Representatives from J.P. Morgan then provided to the LIN IAC their preliminary financial analysis of Media General’s proposal, and discussed with the LIN IAC the value creation opportunity for LIN shareholders in a combination with Media General based on Media General’s February 1 proposal as compared to LIN’s stand-alone prospects. J.P. Morgan also discussed with the LIN IAC other avenues to gauge further interest in a transaction with other parties. Following discussion, the LIN IAC instructed J.P. Morgan to advise Media General of the LIN IAC’s view that Media General’s initial proposal needed to be improved, particularly with respect to the cash component, and further instructed J.P. Morgan to propose an increase in the average cash consideration from $11.43 per share to $14.50 per common share. The LIN IAC also instructed J.P. Morgan to continue to consider the viability of other potential strategic partners.

Later on February 5, 2014, following the LIN IAC meeting, representatives from J.P. Morgan met telephonically with representatives from RBC Capital Markets and conveyed the LIN IAC’s feedback on Media General’s indication of interest. In this meeting, representatives from J.P. Morgan delivered the LIN IAC’s counter proposal requesting an increase in the average cash consideration from $11.43 to $14.50 per share, with no change to the stock consideration of 0.862 shares of Media General common stock per LIN common share.

On February 8, 2014, the MG transaction committee held a telephonic meeting with representatives of Media General’s management and representatives of Fried Frank and RBC Capital Markets to consider LIN’s counter proposal. RBC Capital Markets discussed financial aspects of LIN’s counter proposal. After discussion, the MG transaction committee authorized Media General’s management to submit a revised preliminary indication of interest to LIN reflecting an increase in the cash consideration to $12.97 per LIN common share.

Later on February 8, 2014, Mr. Mahoney delivered to Mr. Sadusky a revised non-binding written preliminary indication of interest proposing a merger transaction in which all LIN shareholders would receive, on average, 0.862 of a share of Media General common stock and $12.97 in cash per LIN common share. The revised preliminary indication of interest was conditioned on the completion of due diligence, the negotiation of a definitive acquisition agreement and the approval of the Media General Board of Directors. Based on the closing price of Media General’s voting common stock on January 28, 2014, the value of the proposed per share price was $28.32.

On February 10, 2014, the LIN IAC held a telephonic meeting. Several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated in the meeting. Representatives from J.P. Morgan updated the LIN IAC regarding J.P. Morgan’s discussions with RBC Capital Markets and Media General, including Media General’s revised proposal of February 8. The LIN IAC and its legal and financial advisors discussed the advantages and risks of further soliciting interest in a potential transaction from third parties prior to signing a definitive agreement, including the potential risk such solicitations might pose to a potential transaction with Media General. Weil Gotshal also reviewed with the LIN IAC their fiduciary duties under applicable law in considering Media General’s revised proposal. Following discussion, the LIN IAC sought a shift in the consideration mix of Media General’s revised proposal and instructed J.P. Morgan to propose an increase to the average cash consideration per share from $12.97 to $14.00 with the remainder of the consideration in stock to reach an aggregate per share consideration value of $28.32 (the aggregate consideration referenced in Media General’s revised proposal of February 8) with a floating exchange ratio through signing.

Later on February 10, 2014, following that LIN IAC meeting, representatives from J.P. Morgan met telephonically with representatives from RBC Capital Markets to deliver the LIN IAC’s counter proposal as requested by the LIN IAC.

On February 11, 2014, the MG transaction committee held a telephonic meeting with representatives of Media General’s management and representatives of Fried Frank and RBC Capital Markets to consider LIN’s counter proposal. RBC Capital Markets discussed the potential impact of a floating exchange ratio and other financial aspects of LIN’s proposal. Following discussion with representatives from Fried Frank and RBC Capital Markets, the MG transaction committee instructed RBC Capital Markets to inform J.P. Morgan that Media General would not increase the proposed consideration or consider a floating exchange ratio and to reiterate Media General’s February 8 indication of interest.

Later on February 11, 2014, in accordance with the directives of the MG transaction committee, RBC Capital Markets communicated to J.P. Morgan that Media General would not increase the proposed consideration or consider a floating exchange ratio and reiterated Media General’s February 8 indication of interest.

On February 12, 2014, the LIN IAC held a telephonic meeting to receive an update on the status of the discussion with Media General. Several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated in the meeting. Representatives from J.P. Morgan updated the LIN IAC regarding J.P. Morgan’s discussions with RBC Capital Markets and Media General, including Media General’s unwillingness to improve its February 8 proposal. J.P. Morgan then provided to the LIN IAC their updated preliminary financial analysis of Media General’s revised proposal of February 8. Representatives from Weil Gotshal again reviewed with the members of the LIN IAC their fiduciary duties under applicable law in considering Media General’s revised proposal. The LIN IAC discussed the risk and uncertainty posed by recent regulatory trends that had the potential to reduce synergies of any potential transaction and to decrease the value realizable by LIN’s shareholders whether in the context of the February 8 revised proposal from Media General, other potential offers by other parties, or from the continued stand-alone operations of LIN. The LIN IAC further discussed the benefits and risks of contacting additional potential transaction partners in light of the Media General proposal. The LIN IAC discussed the possible benefits of contacting additional parties against the likelihood that Media General would discover that calls to other potential transaction partners were being made and the negative reaction that Media General would likely have if LIN conducted a market check. The LIN IAC concluded that J.P. Morgan should inform RBC Capital Markets and Media General of the LIN IAC’s consideration of a targeted pre-signing market check prior to performing any such market check to minimize the risk that Media General would walk away from its current proposal. The LIN IAC further directed J.P. Morgan to report to RBC Capital Markets and Media General that based on the foregoing, the LIN IAC was willing to continue discussions on the basis of Media General’s revised proposal of February 8, subject to future review of the financial terms of Media General’s proposal before signing.

Later on February 12, 2014, following that LIN IAC meeting, representatives from J.P. Morgan met telephonically with representatives from RBC Capital Markets and conveyed the LIN IAC’s position that the LIN IAC was willing to continue discussions on the basis of Media General’s revised proposal of February 8, subject to future review of the financial terms of Media General’s proposal. As directed by the LIN IAC, J.P. Morgan also informed RBC Capital Markets that the LIN IAC was considering performing a targeted market check concurrently with LIN’s continuing discussions with Media General. RBC Capital Markets informed J.P. Morgan that Media General had indicated that it would be unwilling to proceed without the parties agreeing to a period of mutual exclusivity.

On February 13, 2014, the LIN IAC held a telephonic meeting to receive an update on the status of the discussion with Media General. Several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated in the meeting. Representatives from J.P. Morgan informed the LIN IAC that Media General had requested that LIN agree to mutual exclusivity with Media General for a period of 40 days. J.P. Morgan reported to the LIN IAC that RBC Capital Markets had indicated that Media General stated it would be unwilling to move forward with LIN on a non-exclusive basis, that Media General was in discussions with another potential transaction partner, and a transaction with that other potential partner would preclude a transaction with LIN. J.P. Morgan further reported to the LIN IAC that the J.P. Morgan representatives had been informed by RBC Capital Markets that Media General indicated that while it preferred a transaction with LIN, Media General would not risk harming a potential transaction with the other transaction partner, the possibility of which would be increased if LIN performed a targeted market check. The LIN IAC weighed the risks of agreeing to exclusivity against the risks and consequences of taking a negotiating position that would potentially result in the loss of a transaction that the LIN IAC believed would provide significant value to LIN’s shareholders, especially when no other comparable transaction appeared likely and the risk of delay could result in less value for LIN shareholders being realized in any potential future deal. The LIN IAC also discussed with its advisors the various methods available to ensure that there was an opportunity for competing bidders to provide a superior proposal should LIN enter into a definitive agreement with Media General.

On February 14, 2014, the MG transaction committee held a telephonic meeting with representatives of Media General’s management and representatives of Fried Frank and RBC Capital Markets to receive an update regarding the transaction, including LIN’s consideration of conducting a market check, and various alternatives that could be provided for in the merger agreement. The MG transaction committee instructed Media General’s management and advisors that negotiations with LIN should focus on including a limited window-shop period for LIN in the merger agreement as an alternative to a pre-signing market check.

Over the next several days, J.P. Morgan and RBC Capital Markets discussed certain terms that LIN would require in any definitive agreement if LIN were to enter into an exclusivity agreement with Media General. These discussions focused on (i) whether the definitive agreement would include a go-shop or a window-shop period for LIN to consider alternative transaction proposals, (ii) the size of the break-up fee during and after the shopping period and (iii) the duration of the shopping period. During the course of these discussions, the LIN IAC held telephonic meetings on February 17, 2014 and February 18, 2014 to receive updates and provide direction to J.P. Morgan.

At the February 17 LIN IAC meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, representatives from J.P. Morgan reported that Media General was willing to include a window-shop provision, with a reduced break-up fee and longer time period, but not a go-shop provision. The J.P. Morgan representatives and the LIN IAC discussed the recent consolidation in the industry and the likelihood that the other market players were actively tracking any market activity. To this point, J.P. Morgan stated its view, based on the information available at the time, that a window-shop provision with a lower fee and longer time period was more favorable to LIN than a go-shop provision with a higher fee and shorter time period. Following discussion, the LIN IAC concluded that a window-shop provision was likely to provide for an effective post-signing market check.

Between the meetings on February 17, 2014 and February 18, 2014, at the LIN IAC’s direction, J.P. Morgan continued to negotiate the terms that LIN would require in any definitive agreement if LIN were to enter into an exclusivity agreement with Media General.

At the February 18 LIN IAC meeting, J.P. Morgan reported on its continued discussions with RBC Capital Markets and Media General. The LIN IAC discussed the terms of the Media General proposal, including the request for exclusivity, a window-shop provision and potential break-up fees.

On February 19, 2014, the LIN Board of Directors held its regularly scheduled meeting. Several members of LIN’s senior management and representatives of Weil Gotshal, Covington & Burling LLP, LIN’s regulatory counsel, which we refer to as “Covington,” and J.P. Morgan participated in the meeting. Representatives from J.P. Morgan updated the LIN Board of Directors on the status of the strategic alternatives review process. In this update, J.P. Morgan reported that beginning in January, J.P. Morgan had attempted to reengage Party B, but that Party B had failed to reengage. J.P. Morgan then reported Media General’s request for exclusivity and indication that it was engaged in discussions with another potential partner with respect to a separate transaction, and that a refusal to enter into an exclusivity agreement could cause the withdrawal of Media General’s proposal. J.P. Morgan then presented to the LIN Board of Directors their preliminary financial analysis of Media General’s February 8 proposal.

Weil Gotshal then presented the details of the exclusivity agreement with Media General and discussed with the LIN Board of Directors their fiduciary duties under Delaware law in authorizing LIN to enter into an exclusivity agreement. The LIN Board of Directors reviewed the terms of the proposed exclusivity agreement, and the other proposed terms of the transaction discussed with Media General and its advisors then to date, including a 55-day window-shop period with a 1.625% break-up fee for qualified offers that appeared during the initial 35 days of such period. The LIN Board of Directors further discussed the process of a post-signing window-shop under the proposed terms and the preliminary financial analysis of the current Media General proposal of February 8. The LIN Board of Directors weighed the likelihood of getting an alternative superior proposal prior to finalizing a deal with Media General against the risk of losing the Media General proposal, taking into account both the February 8 proposal and the advice the LIN Board of Directors had received about the efficacy of the window-shop provision and the size of the break-up fee during the window shop period. After these discussions, the LIN Board of Directors unanimously approved and authorized LIN to enter into the exclusivity agreement with Media General.

Later that day, LIN and Media General entered into an exclusivity agreement that granted reciprocal exclusivity through March 31, 2014.

Beginning February 21, 2014, LIN and Media General granted each other and certain of their representatives access to separate electronic data rooms that included material business, financial, regulatory, legal and other information.

On February 22, 2014, the MG transaction committee held a telephonic meeting with representatives of Media General’s management and representatives of Fried Frank and RBC Capital Markets to receive an update regarding the negotiation of the terms of the transaction with LIN.

On February 22, 2014, the LIN IAC held a telephonic meeting to receive an update on the status of the discussions with Media General and to discuss various issues, in which Mr. Sadusky, representatives of Weil Gotshal and J.P. Morgan participated. The meeting generally focused on management issues surrounding a potential transaction, including which party’s management team would manage the combined company after the transaction. The LIN IAC discussed the importance of Mr. Sadusky leading the combined company following the closing of the transaction, given that a significant portion of the merger consideration to be received by LIN’s shareholders would consist of stock of the combined company and the LIN IAC’s view that Mr. Sadusky’s leadership would best position the surviving entity to perform well in the future. The LIN IAC came to a consensus that Mr. Sadusky serving as the Chief Executive Officer of New Holdco was in the best interests of LIN and its shareholders.

On February 26, 2014, the MG transaction committee held a telephonic meeting with representatives of Media General’s management and representatives of Fried Frank and RBC Capital Markets to discuss the potential structure of the transaction and the terms of the merger agreement and the related voting and support agreements to be entered into by the LIN supporting shareholders. The meeting participants also discussed impending regulatory changes that could adversely impact the combined company.

On February 27, 2014, J.P. Morgan and RBC Capital Markets held a telephonic meeting in which, at the MG transaction committee's direction, RBC Capital Markets relayed a concern from Media General with respect to impending regulatory changes and their potential effect on the terms of the transaction. Thereafter, LIN, Media General and their respective advisors continued to discuss these regulatory concerns and their potential effect on the terms of the transaction throughout the negotiation process.

Later that day, Fried Frank delivered a draft merger agreement to Weil Gotshal.

On March 2, 2014, the LIN IAC held a telephonic meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, to discuss the draft merger agreement received on February 27. The LIN IAC discussed certain preliminary issues and business decisions identified in the initial draft of the merger agreement that would need to be negotiated prior to executing the definitive agreement and provided feedback to its legal and financial advisors as to how to proceed with negotiations of the merger agreement.

On March 3, 2014, Vinson & Elkins LLP, which we refer to as “Vinson & Elkins,” counsel to Hicks Muse & Co. Partners, L.P. and certain of its affiliates, which we collectively refer to, for the purposes of this section, as “Hicks Muse,” received from Fried Frank the proposed HMC voting agreement to be entered into in connection with the execution of the merger agreement.

On March 4, 2014, Weil Gotshal sent a revised draft of the merger agreement to Fried Frank.

From March 4 to March 21, Weil Gotshal and Fried Frank exchanged various drafts of, and continued to negotiate the terms of, the merger agreement. During that period, J.P. Morgan (often in conjunction with Weil Gotshal) continued its discussions with RBC Capital Markets (often in conjunction with Fried Frank) regarding various terms and conditions of the merger agreement and related transactions.

On March 4, 2014, the MG transaction committee held a telephonic meeting with representatives of Media General’s management and representatives of Fried Frank and RBC Capital Markets to receive an update regarding the negotiation of the transaction. Representatives of Fried Frank discussed the terms of the merger agreement and the HMC voting agreement.

Also on March 4, 2014, Miller, Egan, Molter & Nelson LLP, which we refer to as “Miller Egan,” counsel to Carson LIN SBS L.P., received from Fried Frank the proposed Carson voting agreement to be entered into in connection with the execution of the merger agreement. Thereafter, Miller Egan and Fried Frank began negotiating the Carson voting agreement.

On March 5, 2014, Vinson & Elkins held a telephonic meeting with Fried Frank, in which Weil Gotshal participated, to discuss the terms of the proposed HMC voting agreement. The principal focus of these discussions pertained to Media General’s request (i) that, at signing, Hicks Muse commit to elect all cash for its LIN common shares, which election would still be subject to the proration and allocation procedures in the merger agreement in the same manner as all other LIN shareholders, and (ii) for a lock-up and restrictions on the ability of Hicks Muse to transfer shares of New Media General after closing other than pursuant to certain exceptions. In these discussions, Vinson & Elkins conveyed Hicks Muse’s request that it be treated no different than any other LIN shareholder.

On March 6, 2014, the Media General Board of Directors held a regular meeting. Representatives of Media General’s management and representatives of Fried Frank, Cooley, LLP, which we refer to as “Cooley,” Media General’s regulatory counsel, and RBC Capital Markets participated in the meeting. At the meeting, James F. Woodward, Senior Vice President and Chief Financial Officer of Media General, provided an update regarding Media General’s due diligence investigation of LIN. In addition, a representative of Fried Frank presented to the Media General Board of Directors regarding the proposed terms of the transaction with LIN, and a representative of Cooley presented to the Media General Board of Directors regarding the regulatory approval process. Representatives of RBC Capital Markets also discussed with the Media General Board of Directors (i) a market overview, and (ii) a preliminary pro forma financial overview of the combined company, and Royal Bank of Canada’s willingness to provide a commitment to Media General for the debt financing related to the transaction.

On March 7, 2014, Vinson & Elkins provided Fried Frank with a revised draft of the HMC voting agreement, limiting the required cash election to a certain percentage of the shares of Hicks Muse and removing any post-closing transfer restrictions. Later, on March 7, 2014, Fried Frank discussed with Vinson & Elkins the terms of the draft of the HMC voting agreement, including the request that Hicks Muse agree at signing to elect all cash for all of its shares.

On March 8 and March 11, 2014, the MG transaction committee held telephonic meetings with representatives of Media General’s management and representatives of Fried Frank, Cooley and RBC Capital Markets. The meeting participants discussed open issues in the merger agreement and impending regulatory developments, including the potential impact of such developments on the combined company.

On March 11, 2014, Weil Gotshal and J.P. Morgan, on one hand, and Fried Frank and RBC Capital Markets, on the other hand, held a telephonic meeting to discuss and negotiate certain of the open issues in the merger agreement.

Also on March 11, 2014, the LIN IAC held a telephonic meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal, Covington and J.P. Morgan participated, to discuss Fried Frank's latest draft of the merger agreement and the open issues in the draft provided. The LIN IAC then instructed its advisors regarding their continued negotiation of the merger agreement.

On March 12, 2014, a representative of Hicks Muse and a representative of Media General discussed the open issues with respect to the HMC voting agreement, including Media General’s request that Hicks Muse elect all cash for its LIN common shares at signing and agree to transfer restrictions with respect to shares of New Media General received upon the consummation of the transaction.

On March 13, 2014, the Media General Board of Directors held a special meeting. Representatives of Media General’s management and representatives of Fried Frank, Cooley and RBC Capital Markets participated in the meeting. At the meeting, a representative of Fried Frank provided to the Media General Board of Directors an update regarding the terms of the transaction and the negotiation of the merger agreement, including (i) the negotiation of the HMC voting agreement and (ii) the terms of certain provisions of the merger agreement, such as the window-shop and termination fee provisions and the provisions related to obtaining regulatory approvals for the transaction. In addition, a representative of Cooley provided an update regarding regulatory developments at the FCC, including the FCC’s public notice issued on March 12, 2014 regarding sharing arrangements and related anticipated changes to the FCC’s rules regarding sharing arrangements to be voted on at the FCC’s March 31, 2014 meeting. RBC Capital Markets also discussed with the Media General Board of Directors (i) potential terms of the debt financing for the transaction with LIN, and (ii) the potential financial impact of regulatory divestitures anticipated by Media General to be required to gain regulatory approval of the transaction. Mr. Woodward also updated the Media General Board of Directors regarding Media General’s due diligence investigation of LIN and discussed potential synergies that could be realized as a result of the transaction.

On March 14, 2014, Fried Frank distributed to Vinson & Elkins and Weil Gotshal a revised draft of the HMC voting agreement.

Later, on March 14, 2014, the LIN IAC held a telephonic meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, to review the continued discussions between Media General’s and LIN’s advisors. The LIN IAC also discussed the status of the negotiations between Hicks Muse and Media General with respect to the HMC voting agreement and Hicks Muse’s continued request to be treated no different than any other LIN shareholder.

Later that day LIN’s and Media General’s respective legal and financial advisors held a teleconference to discuss the draft merger agreement. After this teleconference, Fried Frank sent to Weil Gotshal a draft proposal of Media General’s response to the matters discussed in such teleconference.

Between March 16, 2014, and March 18, 2014, Vinson & Elkins and Fried Frank continued to negotiate the HMC voting agreement. During these negotiations, Media General and Hicks Muse agreed on the transfer restrictions that would be applicable to Hick Muse’ shares of New Media General common stock after the closing of the transaction. It was further agreed that Hicks Muse would be permitted to make elections at the same time and in the same manner as all other LIN shareholders, and that Hicks Muse would not be committed to make a particular election with respect to its LIN common shares at the time it entered into the HMC voting agreement.

On March 18, 2014, the Media General Board of Directors held a special meeting. Representatives of Media General’s management and representatives of Fried Frank, Cooley, Media General’s regulatory counsel, and RBC Capital Markets attended the meeting. At the meeting, a representative of Fried Frank provided to the Media General Board of Directors an update regarding the terms of the transaction and the negotiation of the merger agreement, including (i) an update regarding the provisions of the merger agreement related to regulatory approvals and Media General’s termination right based on the effect of regulatory actions or divestitures required by the regulatory authorities on the LIN stations, (ii) the terms of the HMC voting agreement and the transfer restrictions applicable to the HMC shareholders included therein, and (iii) changes to the relative stock prices of LIN and Media General since February 8 and regulatory and due diligence concerns. In addition, a representative of Cooley provided an update regarding impending regulatory changes, including anticipated changes to the FCC’s rules regarding sharing arrangements to be voted on at the FCC’s March 31, 2014 meeting. Next Mr. Woodward and Deborah McDermott, Senior Vice President of Broadcast Markets, and other representatives of Media General’s management provided a report to the Media General Board of Directors regarding the results of Media General’s due diligence investigation of LIN. Representatives of Fried Frank and Cooley also provided a report regarding the legal due diligence investigation of LIN.

On March 18, 2014, the LIN IAC held a telephonic meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal, Covington and J.P. Morgan participated, to review the continued discussions with Media General and its legal and financial advisors. The LIN IAC discussed the status of discussions and the open issues with respect to the proposed transaction. Further, the LIN IAC discussed the status of negotiations with respect to the HMC voting agreement.

Also on March 18, 2014, following that LIN IAC meeting, representatives from J.P. Morgan and Weil Gotshal met telephonically with representatives from Media General, RBC Capital Markets and Fried Frank. In this meeting, the parties continued to negotiate the merger agreement. At the conclusion of the meeting, a representative of Media General indicated an unwillingness on the part of Media General to proceed at the price proposed by Media General on February 8 as a result of changes to the relative stock prices of LIN and Media General since February 8 and regulatory and due diligence concerns.

Additionally, on March 18, 2014 Miller Egan and Fried Frank agreed to the final terms of the Carson voting agreement.

On March 19, 2014, Vinson & Elkins and Fried Frank finalized the final terms of the HMC voting agreement.

On the evening of March 19, 2014, the LIN IAC held a telephonic meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal, Covington and J.P. Morgan participated, to review the continued discussions with Media General and its legal and financial advisors. In this meeting, the LIN IAC discussed the concerns raised by Media General on March 18. In this discussion, J.P. Morgan reported that due to a divergence in the movements of the stock prices of LIN and Media General since the parties entered into exclusivity that had led to an increase in the implied premium of Media General’s February 8 proposal, and the other concerns raised by Media General, a request for a purchase price adjustment was not unexpected. Following discussion, the LIN IAC was prepared to recommend to the LIN Board of Directors that the LIN Board of Directors agree to a $0.36 per share purchase price reduction, given Media General’s position and recognizing that the premium to be received by the LIN shareholders had increased from approximately 24% at the time the parties entered into exclusivity to approximately 34% based on the closing prices of the parties’ stock on March 18, 2014.

Following the LIN IAC meeting on March 19, 2014, the LIN Board of Directors held a telephonic meeting. Several members of LIN’s senior management and representatives of Weil Gotshal, Covington and J.P. Morgan participated in this meeting. The LIN Board of Directors discussed with its legal and financial advisors the history of the strategic alternatives review process and the continued negotiations with Media General and progress of LIN’s advisors, under the LIN IAC’s guidance, in reaching an agreement concerning the transactions. J.P. Morgan then provided its preliminary financial analysis with respect to Media General’s February 8 proposal price, which included the observation that due to a divergence in the share prices of LIN and Media General, the premium to be received by the LIN shareholders had increased from approximately 24% at the time the parties entered into exclusivity to approximately 34% based on the closing price of the parties’ stock on March 18, 2014. The LIN Board of Directors discussed the draft merger agreement provided to the LIN Board of Directors prior to the meeting and the concerns raised by Media General. The LIN Board of Directors then discussed a potential reduction in the proposed price and considered that the lowered price provided a compelling value to LIN’s shareholders and the premium to be received by the LIN shareholders remained in excess of that which was originally agreed upon at the time the parties entered into exclusive negotiations, due to a divergence in the movements of each party’s share price. Following such discussion, the LIN Board of Directors was prepared to propose a $0.36 per share purchase price adjustment, and directed J.P. Morgan to negotiate for a reduction in the stock consideration, rather than the cash consideration, to be received by the LIN shareholders to account for any such purchase price adjustment.

Later that day, J.P. Morgan and RBC Capital Markets, based on direction provided to J.P. Morgan by the LIN IAC and after discussion between RBC Capital Markets and members of the MG transaction committee, reached an understanding that the average per share stock consideration would be reduced from 0.862 to 0.8415 of a share of New Media General common stock per LIN common share. Based on these discussions, the parties determined that the average per share stock consideration of 0.8415 a share of New Media General common stock and the average per share cash consideration of $12.97 would be reflected in the election provisions of the merger agreement such that cash consideration of $27.82 would be paid with respect to 27,426,312 LIN common shares and 1.5762 shares of New Media General stock would be issued for each remaining outstanding LIN common share, subject to proration in the event that cash or share elections were made for a greater amount of LIN common shares.

Also on March 19, 2014, Mr. Sadusky and Media General began negotiating the terms of Mr. Sadusky’s employment as President and Chief Executive Officer of New Media General, to become effective if and when the transaction was consummated.

On March 20, 2014, the Media General Board of Directors held a special meeting. Representatives of Media General’s management and representatives of Fried Frank, Cooley and RBC Capital Markets participating in the meeting, At the meeting, representatives of Fried Frank provided to the Media General Board of Directors an update regarding the terms of the transaction, including the terms of the debt commitment letter to be provided by Royal Bank of Canada in connection with the transaction and the negotiation of the merger agreement, and a representative of Cooley provided an update regarding regulatory developments. A representative of Fried Frank discussed with the Media General Board of Directors the terms of the proposed employment agreement with Mr. Sadusky to become effective in connection with the closing of the transaction. Also at the meeting, RBC Capital Markets reviewed with Media General’s Board of Directors its financial analysis of the Media General exchange ratio provided for in the Media General Merger and delivered to Media General’s Board of Directors an oral opinion, confirmed by delivery of a written opinion dated March 20, 2014, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Media General exchange ratio was fair, from a financial point of view, to holders of Media General common stock, collectively as a group. The Media General Board of Directors then determined that (i) the merger agreement, the MG charter amendment, the plan of merger with respect to the Media General Merger and the transactions contemplated thereby, including the mergers and the issuance of shares of New Media General common stock to LIN shareholders in the LIN Merger and to Media General shareholders in the Media General Merger, were advisable, fair to and in the best interests of Media General and its shareholders, (ii) approved and adopted the merger agreement, the MG charter amendment, the plan of merger with respect to the Media General Merger and the transactions contemplated thereby, including the mergers and the MG share issuance, and the employment agreement with Mr. Sadusky and (iii) recommended that holders of Media General’s voting common stock vote to approve the proposals described in this joint proxy statement/prospectus. In addition, the Media General Board of Directors also (i) determined that the Royal Bank of Canada commitment letter and the financing transaction contemplated thereby are advisable, fair to, and in the best interests of Media General and its shareholders, and (ii) approved the Royal Bank of Canada commitment letter and the financing transaction contemplated thereby.

On the evening of March 20, 2014, the LIN Board of Directors held a telephonic meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal, Covington and J.P. Morgan participated, to review the continued discussions with Media General and its legal and financial advisors during the past 24 hours. The LIN Board of Directors discussed that the parties had agreed to reduce the proposed purchase price by reducing the average per share stock consideration from 0.862 to 0.8415 of a share of New Media General per LIN common share. Together with the average cash consideration of $12.97 per LIN common share, the revised purchase price reflected total consideration of $27.82 per LIN common share based on Media General’s 20-day volume-weighted average price as of March 19, 2014. J.P. Morgan presented their updated financial analysis incorporating the reduced purchase price.

J.P. Morgan then delivered to the LIN Board of Directors its oral opinion, which was confirmed by delivery of a written opinion dated March 20, 2014, to the effect that as of the date of the opinion and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the aggregate cash election consideration, together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests, to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders. J.P. Morgan’s opinion is more fully described below under the caption “The Transaction – Opinion of LIN’s Financial Advisor” beginning on page 86 of this joint proxy statement/prospectus and the full text of the written opinion of J.P. Morgan, which set forth the factors, assumptions, limitations and qualifications in such opinion, is attached as Annex E hereto.

The LIN Board of Directors then reviewed with Weil Gotshal the merger agreement, including the ancillary documents, and discussed the changes that had been made since the previous meeting. Following discussion, the LIN Board of Directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby are consistent with, and will further the business strategies and goals of LIN and are advisable, fair to, and in the best interests of, LIN and its shareholders, approved the merger agreement and the transaction, including the LIN merger and resolved to recommend that LIN’s shareholders vote in favor of the adoption of the merger agreement and the transaction, including the LIN Merger, (ii) approved and declared the advisability of the merger agreement and the transactions contemplated thereby and (iii) subject to the terms and conditions of the merger agreement, recommended that the LIN shareholders vote to adopt the merger agreement and the transaction, including the LIN Merger.

That night, Fried Frank and Weil Gotshal finalized the merger agreement and the ancillary documents.

The LIN Board of Directors reconvened its meeting early in the morning on March 21, 2014. Weil Gotshal updated the LIN Board of Directors on the negotiations that took place overnight and reviewed the final terms of the merger agreement, including Media General’s demand that LIN agree not to pay any discretionary fee to J.P. Morgan without Media General's consent. Following discussion, the LIN Board of Directors formed a consensus that J.P. Morgan and LIN’s interests were aligned regardless of whether LIN had the ability to pay a discretionary fee to J.P. Morgan. The LIN Board of Directors then unanimously readopted the resolutions reviewed and adopted the night before.

On the morning of March 21, 2014, the parties entered into the merger agreement. In connection with the execution of the merger agreement, LIN, Media General and certain shareholders of LIN and Media General entered into voting and support agreements, LIN amended its limited liability company agreement, and Mr. Sadusky entered into an employment agreement with New Media General regarding his employment upon the consummation of the transaction.

After the execution of the merger agreement, prior to the opening of the NYSE, LIN and Media General issued a joint press release announcing the transaction and hosted a joint conference call and webcast to discuss the announcement.

Following the announcement of the merger agreement, during the window-shop period, which ended on April 25, 2014, no third party submitted a bona fide written acquisition inquiry, and LIN did not receive any communications regarding any potential alternative transaction from any third party that the LIN Board of Directors determined constituted a superior proposal under the merger agreement.

Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors

At its meeting on March 20, 2014, following presentations by Media General’s management, its legal counsel and financial advisor, the members of the Board of Directors of Media General unanimously (i) determined that the merger agreement, the MG charter amendment, the plan of merger with respect to the Media General Merger and the transactions contemplated thereby, including the mergers and the issuance of shares of New Media General common stock to LIN shareholders in the LIN Merger and to Media General shareholders in the Media General Merger, were advisable, fair to and in the best interests of Media General and its shareholders, (ii) approved and adopted the merger agreement, the MG charter amendment, the plan of merger with respect to the Media General merger and the transactions contemplated thereby, including the mergers and the MG share issuance, and (iii) recommended that holders of Media General’s voting common stock vote “FOR” the MG share issuance proposal and vote “FOR” the MG amendment proposal.

In its evaluation of the merger agreement and the transaction, Media General’s Board of Directors consulted with Media General’s management, as well as legal and financial advisors to Media General, and considered a number of factors, which are discussed below. The following discussion of the information and factors considered by Media General’s Board of Directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the transactions contemplated by the merger agreement, Media General’s Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of Media General’s Board of Directors may have given different weight to different factors. Media General’s Board of Directors considered this information and these factors as a whole and overall considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations.

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Broader Scale. The combined company will be one of the largest pure-play broadcast television groups in the U.S., as Media General and LIN currently own and operate or service 74 stations across 46 markets, reaching approximately 26.5 million households, or 23% of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations). The combined company’s increased size is expected to enhance its ability to capture the general operating synergies of a larger company, increase its share of national and digital advertising and obtain favorable syndicated programming arrangements.

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Diversification. As of the filing date, LIN and Media General have 33 Big Four network-affiliated TV stations located in the top 75 DMAs and 39 markets in which the combined company has stations which are ranked #1 or #2 based on revenue share. As a result, the combined company will be more geographically diverse, and will have a presence in more markets that generate strong political revenues than Media General on a stand-along basis. The combined company will also have a broader advertiser base and revenue stream, all of which is expected to reduce dependence on any single region.

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Digital Business. The combined company is expected to have approximately $159 million of pro forma revenues from its digital media business, which will be the largest and most diversified in the TV broadcasting sector.

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Expected Synergies. Media General’s management expects that the combined company will be able to realize approximately $70 million of annual run-rate synergies within three years after the closing of the transaction.

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Enhanced Credit Profile and Free Cash Flow. The combined company will have a stronger balance sheet than Media General on a stand-alone basis and Media General’s management expects that the transaction will generate significant free cash flow and will be immediately accretive on a pro forma free cash flow per share basis.

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Greater Ability to Pursue Strategic Acquisitions. The combined company will have an enhanced financial ability to pursue and finance additional strategic acquisitions, and thereby have a greater ability to participate in ongoing industry consolidation, than Media General would have had on a stand-alone basis.

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Shared Values. Media General and LIN share common values for providing excellent local television content, news and information, operating top-ranked community oriented TV stations, and are both committed to expanding digital and mobile content delivery.

Media General’s Board of Directors considered the following additional factors as generally supporting its determination and recommendation:

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its belief that the transaction is more favorable to Media General’s shareholders than the potential value that might result from Media General continuing as a stand-alone publicly held company or from other potential alternative transactions;

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the expected percentage ownership interests and voting power of the Media General shareholders following completion of the transaction, and the fact that the New Media General share consideration is a fixed ratio and will not be affected by changes in the market price of Media General’s or LIN’s publicly traded shares;

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the expectation that the Media General shareholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Media General common stock for New Media General common stock in the Media General Merger;

●	the scope and results of Media General’s due diligence investigation of LIN, which included review of historical financial results and projections, existing agreements and legal and other matters;

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the strong support of the transaction by the SG shareholders, who have entered into the SG voting agreement pursuant to which, among other things, the SG shareholders have agreed to vote their shares of Media General’s voting common stock in favor of the MG share issuance proposal and the MG amendment proposal at the Media General special meeting;

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information and discussions with Media General’s management, in consultation with RBC Capital Markets, regarding LIN’s business, results of operations, financial and market position, and the anticipated benefits of size and scale of the combined company, and the recommendation of the transaction by the management of Media General;

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the fact that, upon closing of the transaction, the Board of Directors of New Media General will include seven Directors designated by Media General and that the chairman of the Board of Directors of New Media General will be J. Stewart Bryan III, the current chairman of Media General, thereby allowing the combined company to benefit from the experience of many of Media General’s current Directors;

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the opinion, dated March 20, 2014, of RBC Capital Markets to Media General’s Board of Directors as to the fairness, from a financial point of view and as of such date, of the Media General exchange ratio provided for in the Media General Merger to holders of Media General common stock, collectively as a group, which opinion was based on and subject to the procedures followed, assumptions made, factors considered and limitations and qualifications on the review undertaken as more fully described in the section entitled “The Transaction – Opinion of Media General’s Financial Advisor” beginning on page 75.

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the fact that Media General received a debt commitment from Royal Bank of Canada in the amount of $1.6 billion to provide debt financing for the transaction, and the likelihood in light of such debt commitment that Media General will be able to obtain the necessary financing for the transaction;

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the Media General Board of Directors’ view as to the likelihood that the transaction will be consummated, based on, among other things, the conditions to closing contained in the merger agreement, the commitment by Media General and LIN to use commercially reasonable efforts to obtain regulatory clearances subject to certain limitations, the SG voting agreement and the voting agreements with LIN supporting shareholders holding approximately 99% of the outstanding LIN Class B common shares and approximately 70% of the voting power of the LIN Class A common shares and LIN Class C common shares, voting as a single class; and

●	the financial and other terms of the merger agreements, including:

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the right of Media General to terminate the merger agreement, without payment of a termination fee, if changes to the regulatory environment or if other transaction-related regulatory restrictions would reasonably be expected to result in the LIN stations losing broadcast cash flow in excess of $5 million;

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the right of Media General to negotiate with a third party who submits an unsolicited alternative acquisition proposal that Media General’s Board of Directors determines would reasonably be expected to lead to a superior offer for Media General;

●	the ability of Media General’s Board of Directors, under certain circumstances, to change its recommendation in favor of the transaction; and

●	the termination fee of $57.3 million payable by LIN to Media General if LIN terminates the merger agreement for an alternative transaction representing a superior offer.

Media General’s Board of Directors weighed the foregoing advantages and benefits against a variety of potentially negative factors, including:

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the challenges inherent in the combination of two businesses, including the risk that integration of the two companies may take more time and be more costly than anticipated, and the risk that the cost savings, synergies and other benefits expected to be obtained as a result of the transaction might not be fully or timely realized;

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the potential for diversion of management focus for an extended period and employee attrition and the possible effects of the announcement and pendency of the transaction on customers and business relationships;

●	the fact that substantial costs will be incurred by both Media General and LIN in connection with the transaction;

●	the risk that Media General and LIN might not meet their respective financial projections;

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the fact that Media General and LIN own television stations in five of the same markets and LIN owns duopolies in two markets and that regulatory authorities will require Media General and LIN to make divestitures in these markets and possibly other markets;

●	the risk that the combined company may be unable to obtain the financing on the terms set forth in the debt commitment from the debt commitment parties;

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the amount of time it could take to complete the transaction, including the fact that completion of the transaction depends on factors outside of Media General’s control, and the risk that the conditions to closing will not be satisfied, including as a result of (i) Media General’s shareholders failing to grant the requisite approvals to consummate the transactions or (ii) the required regulatory approvals for the transaction failing to be obtained;

●	certain terms of the transaction agreements, including:

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the restriction on Media General’s ability to solicit alternative transaction proposals, including the fact that Media General does not have the right to terminate the merger agreement to enter into an alternative transaction representing a superior offer;

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the right of LIN to pay a lower termination fee to Media General of $26.6 million in the event LIN terminates the merger agreement prior to May 15, 2014 to enter into an alternative transaction with a person from whom the LIN Board of Directors received an acquisition proposal after the date of the merger agreement and that the LIN Board of Directors determined prior to April 25, 2014, constituted or would reasonably be expected to lead to a superior proposal;

●	the requirement that Media General hold a shareholder vote on the transaction, even though the Board of Directors may have withdrawn its recommendation;

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the termination fee of $55.1 million that Media General would be required to pay, in the aggregate, to the holders of LIN common shares if the merger agreement is terminated under certain circumstances; and

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the restrictions on the conduct of Media General’s business until the consummation of the transaction (or the termination of the merger agreement), which may delay or prevent Media General from undertaking business opportunities that may arise or negatively affect Media General’s ability to attract and retain key personnel;

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the possibility of non-consummation of the transaction and the potential consequences of non-consummation, including the potential negative impact on Media General, its business and the trading price of its shares of voting common stock;

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the fact that the New Media General share consideration is a fixed exchange ratio and thus the exchange ratio will not change based on changes to LIN’s share price if the value of LIN’s business declines relative to the value of Media General’s business prior to completion of the transaction (although the Media General Board of Directors determined that the New Media General share consideration was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of Media General and LIN);

●	the potential downward pressure on the share price of the combined company that may result if the LIN shareholders seek to sell their shares of New Media General after the closing; and

●	the risks of the type and nature described under “Risk Factors” beginning on page 23.

Media General’s Board of Directors believed that, overall, the potential benefits of the transaction to Media General and its shareholders outweighed the risks, many of which are mentioned above. Media General’s Board of Directors realized, however, that there can be no assurance about future results, including results considered or expected as described in the factors listed above. This explanation of the reasoning of Media General’s Board of Directors and all other information in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 43.

Opinion of Media General’s Financial Advisor

Media General has retained RBC Capital Markets to act as Media General’s financial advisor in connection with the transaction. As part of this engagement, Media General’s Board of Directors requested that RBC Capital Markets evaluate the fairness, from a financial point of view, of the Media General exchange ratio provided for in the Media General Merger to holders of Media General common stock, collectively as a group. At a March 20, 2014 meeting of Media General’s Board of Directors held to evaluate the transaction, RBC Capital Markets rendered to Media General’s Board of Directors an oral opinion, confirmed by delivery of a written opinion dated March 20, 2014, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Media General exchange ratio was fair, from a financial point of view, to holders of Media General common stock, collectively as a group. The full text of RBC Capital Markets’ written opinion, dated March 20, 2014, is attached as Annex D to this joint proxy statement/prospectus and is incorporated in this document by reference. The written opinion sets forth, among other things, the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken by RBC Capital Markets in connection with its opinion. The following summary of RBC Capital Markets opinion is qualified in its entirety by reference to the full text of the opinion. RBC Capital Markets delivered its opinion to Media General’s Board of Directors for the benefit, information and assistance of Media General’s Board of Directors (in its capacity as such) in connection with its evaluation of the transaction. RBC Capital Markets’ opinion addressed only the Media General exchange ratio from a financial point of view and did not address any other aspect of the transaction or any related transactions. RBC Capital Markets’ opinion did not address the underlying business decision of Media General to engage in the transaction or related transactions or the relative merits of the transaction or related transactions compared to any alternative business strategy or transaction that might be available to Media General or in which Media General might engage. Under the terms of its engagement, RBC Capital Markets has acted as an independent contractor, not as an agent or fiduciary. RBC Capital Markets does not express any opinion and does not make any recommendation to any holder of Media General common stock as to how such shareholder should vote or act with respect to any proposal to be voted upon in connection with the transaction or any related transactions.

In connection with its opinion, RBC Capital Markets, among other things:

●	reviewed the financial terms of an execution version, dated March 20, 2014, of the merger agreement;

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reviewed certain publicly available financial and other information, and certain historical operating data, with respect to Media General made available to RBC Capital Markets from published sources and internal records of Media General;

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reviewed certain publicly available financial and other information, and certain historical operating data, with respect to LIN made available to RBC Capital Markets from published sources and internal records of LIN;

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reviewed financial projections and other estimates and data relating to Media General and LIN prepared by the managements of Media General and LIN (as adjusted, in the case of financial projections and estimates relating to LIN, by the management of Media General), including estimates regarding certain tax benefits resulting from prior acquisitions and potential tax savings expected to result from the utilization of net operating loss carryforwards of Media General and LIN, which we collectively refer to as “tax attributes;”

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conducted discussions with members of the senior managements of Media General and LIN with respect to the respective business prospects and financial outlook of Media General and LIN as well as the strategic rationale and potential cost savings and other benefits expected by the managements of Media General and LIN to be realized in the transaction, which we collectively refer to as “synergies;”

●	reviewed the reported prices and trading activity for Media General common stock and LIN common shares;

●	compared certain financial metrics of Media General and LIN with those of selected publicly traded companies;

●	compared certain financial terms of the transaction with those of selected precedent transactions;

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reviewed the potential pro forma financial impact of the transaction on the future financial performance of the combined company relative to Media General on a standalone basis after taking into account potential tax attributes and synergies; and

●	considered other information and performed other studies and analyses as RBC Capital Markets deemed appropriate.

In arriving at its opinion, RBC Capital Markets employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by RBC Capital Markets. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion reached by RBC Capital Markets was based on all analyses and factors presented, taken as a whole, and also on application of RBC Capital Markets’ experience and judgment. Such conclusion may have involved significant elements of subjective judgment and qualitative analysis. RBC Capital Markets therefore gave no opinion as to the value or merit standing alone of any one or more portions of such analyses or factors.

In rendering its opinion, RBC Capital Markets assumed and relied upon the accuracy and completeness of all information that was reviewed by RBC Capital Markets, including all of the financial, legal, tax, accounting, operating and other information provided to or discussed with RBC Capital Markets by or on behalf of Media General or LIN (including, without limitation, financial statements and related notes), and upon the assurances of the managements of Media General and LIN that they were not aware of any relevant information that was omitted or that remained undisclosed to RBC Capital Markets. RBC Capital Markets did not assume responsibility for independently verifying, and it did not independently verify, such information. RBC Capital Markets assumed that the financial projections and other estimates and data relating to Media General and LIN (as adjusted, in the case of LIN, by the management of Media General), including as to potential tax attributes and synergies, provided to RBC Capital Markets by Media General and LIN were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the future financial performance of Media General and LIN and the other matters covered thereby and that the financial results reflected therein would be realized in the amounts and at the times projected. RBC Capital Markets expressed no opinion as to such financial projections and other estimates and data, including as to potential tax attributes and synergies, or the assumptions upon which they were based. RBC Capital Markets relied upon the assessments of the managements of Media General and LIN as to (i) the potential impact on Media General and LIN of market trends and prospects, including regulatory matters, relating to the telecommunications and broadcasting industry, (ii) existing and future relationships, agreements and arrangements with, and ability to retain, key customers and employees of Media General and LIN, and (iii) the ability to integrate the businesses of Media General and LIN. RBC Capital Markets assumed, with the consent of Media General, that there would be no developments with respect to any of the foregoing that would be meaningful in any respect to its analyses or opinion.

In rendering its opinion, RBC Capital Markets did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Media General, LIN or any other entity (including New Media General), and RBC Capital Markets was not furnished with any such valuations or appraisals. RBC Capital Markets did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Media General, LIN or any other entity. RBC Capital Markets assumed that the transaction and related transactions would be consummated in accordance with the terms of the merger agreement and all applicable laws and other relevant documents or requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the transaction and related transactions, no delay, limitation, restriction or condition would be imposed, including any divestiture or other requirements, that would have an adverse effect on Media General, LIN, New Media General, the transaction or related transactions (including the contemplated benefits thereof). RBC Capital Markets further assumed that the Media General Merger and the LIN Merger, taken together, will qualify for U.S. federal income tax purposes as a transaction described in Section 351 of the Code. In addition, RBC Capital Markets assumed that the final executed merger agreement would not differ, in any respect meaningful to its analyses or opinion, from the execution version of the merger agreement reviewed by RBC Capital Markets.

RBC Capital Markets’ opinion spoke only as of the date of its opinion, was based on conditions as they existed and information which RBC Capital Markets was supplied as of the date of its opinion, and was without regard to any market, economic, financial, legal or other circumstances or events of any kind or nature which may exist or occur after such date. RBC Capital Markets did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date of its opinion and did not have an obligation to update, revise or reaffirm its opinion. RBC Capital Markets’ opinion relates to the relative values of Media General and LIN. RBC Capital Markets did not express any opinion as to what the value of New Media General common stock actually would be when issued in connection with the transaction or the prices or range of prices at which New Media General common stock, Media General common stock or LIN common shares may trade or otherwise be transferable at any time, whether prior to or following the transaction and related transactions.

RBC Capital Markets’ opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, of the Media General exchange ratio (to the extent expressly specified herein) to holders of Media General common stock collectively as a group as if Media General voting common stock and Media General non-voting common stock were a single class, without regard to individual circumstances of specific holders with respect to control, voting, liquidity or other rights or aspects which may distinguish such holders or the securities of Media General held by such holders and RBC Capital Markets’ analyses and opinion did not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations that may be attributable to such securities nor did RBC Capital Markets’ opinion in any way address proportionate allocation or relative fairness. RBC Capital Markets’ opinion did not in any way address any other terms, conditions, implications or other aspects of the transaction or any related transactions or the merger agreement or any related documents or the financial or other terms of any voting, registration rights or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the transaction, any related transactions or otherwise. RBC Capital Markets did not evaluate the solvency or fair value of Media General, LIN or any other entity (including New Media General) under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. RBC Capital Markets did not express any opinion as to any legal, regulatory, tax or accounting matters, as to which RBC Capital Markets understood that Media General obtained such advice as it deemed necessary from qualified professionals. Further, in rendering its opinion, RBC Capital Markets did not express any view on, and its opinion did not address, the fairness of the amount or nature of the compensation (if any) to any officers, directors or employees of any party, or class of such persons, relative to the Media General exchange ratio or otherwise.

The issuance of RBC Capital Markets’ opinion was approved by RBC Capital Markets’ fairness opinion committee. Except as described in this summary, Media General imposed no other instructions or limitations on the investigations made or procedures followed by RBC Capital Markets in rendering its opinion.

In preparing its opinion to Media General’s Board of Directors, RBC Capital Markets performed various financial and comparative analyses, including those described below. The summary below of RBC Capital Markets’ material financial analyses provided to Media General’s Board of Directors in connection with RBC Capital Markets’ opinion is not a comprehensive description of all analyses undertaken or factors considered by RBC Capital Markets in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description.

In performing its analyses, RBC Capital Markets considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Media General and LIN. The estimates of the future performance of Media General and LIN in or underlying RBC Capital Markets’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by RBC Capital Markets’ analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as RBC Capital Markets’ view of the actual value of Media General or LIN.

The Media General exchange ratio provided for in the Media General Merger was determined through negotiations between Media General and LIN and was approved by Media General’s Board of Directors. The decision to enter into the merger agreement was solely that of Media General’s Board of Directors. RBC Capital Markets’ opinion and analyses were only one of many factors considered by Media General’s Board of Directors in its evaluation of the transaction and should not be viewed as determinative of the views of Media General’s Board of Directors, management or any other party with respect to the transaction or related transactions or the consideration payable in the transaction or related transactions.

The following is a brief summary of the material financial analyses provided by RBC Capital Markets to Media General’s Board of Directors in connection with RBC Capital Markets’ opinion, dated March 20, 2014. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by RBC Capital Markets, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Selecting portions of RBC Capital Markets’ financial analyses or factors considered or focusing on the data set forth in the tables below without considering all analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of RBC Capital Markets’ financial analyses.

Introduction. In its analysis of the Media General exchange ratio from a financial point of view, RBC Capital Markets performed various financial analyses, as more fully described below, from which RBC Capital Markets calculated implied exchange ratio reference ranges. Implied exchange ratio reference ranges were calculated by dividing the total number of diluted shares of New Media General on a pro forma basis as of March 19, 2014 by the total number of diluted shares of Media General as of March 19, 2014 and multiplying by the implied pro forma equity ownership percentage ranges derived from the implied per share equity value reference ranges resulting from such analyses. Implied pro forma equity ownership percentage ranges were calculated by (i) in the case of the low-end of such implied exchange ratio reference ranges, dividing the aggregate equity values derived from the low-end of the implied per share equity value reference ranges for Media General by the sum of the low-end of the implied per share equity value reference ranges for Media General and the high-end of the implied per share equity value reference ranges for LIN adjusted for the cash portion of the merger consideration of $12.97 per share and (ii) in the case of the high-end of such implied exchange ratio references ranges, dividing the aggregate equity values derived from the high-end of the implied per share equity value reference ranges for Media General by the sum of the high-end of the implied per share equity value reference ranges for Media General and the low-end of the implied per share equity value reference ranges for LIN adjusted for the cash portion of the merger consideration of $12.97 per share. RBC Capital Markets then compared the resulting implied exchange ratio reference ranges with the Media General exchange ratio provided for in the Media General Merger.

Media General Selected Public Companies Analysis Relative to LIN Selected Public Companies Analysis. RBC Capital Markets performed selected public companies analyses of Media General and LIN in which RBC Capital Markets reviewed certain financial information of LIN and financial and stock market information of Media General and the following three selected publicly traded pure-play television broadcast companies, which we refer to as the “selected companies”:

●	Sinclair Broadcast Group, Inc.

●	Nexstar Broadcasting Group, Inc.
●	Gray Television, Inc.

Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for Media General was based on public filings, internal financial forecasts and other estimates of the management of Media General as adjusted for non-recurring items and pro forma for recent acquisitions, and financial data for LIN was based on public filings, internal financial forecasts and other estimates of the management of LIN as adjusted for non-recurring items and pro forma for recent acquisitions and as further adjusted by the management of Media General.

RBC Capital Markets reviewed, among other things, enterprise values of the selected companies, calculated as equity values based on closing stock prices on March 19, 2014 plus debt, less cash and cash equivalents, as a multiple of the (i) average of calendar year 2013 actual and calendar year 2014 estimated earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” and (ii) average of calendar year 2014 and calendar year 2015 estimated EBITDA. The overall observed low to high average calendar year 2013 actual and calendar year 2014 estimated EBITDA and average calendar year 2014 and calendar year 2015 estimated EBITDA multiples for the selected companies were 8.5x to 9.3x and 8.4x to 9.0x, respectively. In deriving implied per share equity value reference ranges for Media General and LIN, RBC Capital Markets then applied selected ranges of average calendar year 2013 actual and calendar year 2014 estimated EBITDA and average calendar year 2014 and calendar year 2015 estimated EBITDA multiples derived from the selected companies of 8.5x to 9.3x and 8.4x to 9.0x, respectively, to corresponding data of Media General and LIN.

This analysis indicated approximate implied equity value reference ranges based on average calendar year 2013 actual and calendar year 2014 estimated EBITDA and average calendar year 2014 and calendar year 2015 estimated EBITDA multiples for Media General of $12.72 to $14.82 per share and $14.38 to $16.10 per share, respectively, and for LIN of $16.04 to $19.06 per share and $18.89 to $21.39 per share, respectively.

Utilizing the approximate implied per share equity value reference ranges derived for Media General and LIN described above, RBC Capital Markets calculated implied pro forma equity ownership percentage ranges for Media General shareholders in New Media General of approximately 76.2% to 88.3% (based on an average of calendar year 2013 actual and calendar year 2014 estimated EBITDA) and 72.3% to 80.7% (based on an average of calendar year 2014 and calendar year 2015 estimated EBITDA), respectively, from which the following implied exchange ratio reference ranges were then calculated, as compared to the Media General exchange ratio provided for in the Media General Merger:

Implied Exchange Ratio Reference Ranges Based On:		Media General Exchange Ratio
2013A/2014E EBITDA	2014E/2015E EBITDA	1.00x
1.18x – 1.37x	1.12x – 1.25x

No company used in these analyses is identical to Media General or LIN. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Media General and LIN were compared.

Media General Selected Public Companies Analysis Relative to LIN Selected Precedent Transactions Analysis. RBC Capital Markets performed a selected precedent transactions analysis of LIN in which RBC Capital Markets reviewed, to the extent publicly available, certain financial information relating to the following 20 selected transactions announced from September 8, 2011 through March 12, 2014 involving companies in the television broadcast industry, which we refer to as the “selected transactions”:

Announcement Date	Acquiror	Target
March 12, 2014	● Berkshire Hathaway Inc.	● Graham Holdings Co./WPLG (sale of certain assets)
February 11, 2014	● Quincy Newspapers, Inc.	● Granite Broadcasting Corporation/Malara Broadcasting (sale of certain assets)
February 10, 2014	● The Scripps Company	● Granite Broadcasting Corporation (sale of certain assets)
December 23, 2013	● Meredith Corporation	● Belo Corp. (sale of certain assets)
November 20, 2013	● Gray Television, Inc.	● Hoak Media, LLC
July 29, 2013	● Sinclair Broadcast Group, Inc.	● Allbritton Communications Co. (sale of certain assets)
July 1, 2013	● Tribune Company	● Local TV Holdings LLC
June 13, 2013	● Gannett Co., Inc.	● Belo Corp.
June 6, 2013	● Media General, Inc.	● New Young Broadcasting Holding Co., Inc.
April 24, 2013	● Nexstar Broadcasting Group, Inc.	● Communications Corporation of America
April 11, 2013	● Sinclair Broadcast Group Inc.	● Fisher Communications, Inc.
February 28, 2013	● Sinclair Broadcast Group Inc.	● Barrington Broadcasting Group, LLC
February 25, 2013	● Sinclair Broadcast Group Inc.	● Cox Media Group, Inc. (sale of certain assets)
September 4, 2012	● Journal Communications, Inc.	● Landmark Media Enterprises, LLC (sale of certain assets)
July 19, 2012	● Sinclair Broadcast Group Inc.	● Newport Television, LLC (sale of certain assets)
July 19, 2012	● Nexstar Broadcasting Group, Inc.	● Newport Television, LLC (sale of certain assets)
May 4, 2012	● LIN TV Corp.	● New Vision Television, LLC
November 1, 2011	● Sinclair Broadcast Group Inc.	● Freedom Communications, Inc. (sale of certain assets)
October 3, 2011	● The E.W. Scripps Company	● McGraw-Hill Broadcasting Company, Inc.
September 8, 2011	● Sinclair Broadcast Group Inc.	● Four Points Media Group LLC

Financial data for the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for LIN was based on public filings and internal financial forecasts and other estimates of the management of LIN as adjusted for non-recurring items and pro forma for recent acquisitions and as further adjusted by the management of Media General.

RBC Capital Markets reviewed transaction values, based on reported purchase prices or calculated as equity values of the target companies based on the purchase prices paid in the selected transactions plus debt, less cash and cash equivalents, as a multiple, as of announcement of such transaction and to the extent publicly available, of the average of such target companies’ prior two calendar years EBITDA or the average of such target companies’ current and most recent prior calendar years, or one-year and two-year forward calendar years, EBITDA. The overall low to high EBITDA multiples observed for the selected transactions were 7.6x to 12.4x, excluding the Media General/New Young Broadcasting Holding Co., Inc. transaction which was considered not meaningful given the reverse merger structure of the transaction. RBC Capital Markets noted that the average of the prior two calendar years EBITDA multiples observed for selected transactions with transaction values in excess of $750 million was 9.4x to 10.7x. RBC Capital Markets then applied a selected range of EBITDA multiples derived from the selected transactions of 9.4x to 10.7x to the average of LIN’s calendar year 2012 and calendar year 2013 actual EBITDA. This analysis indicated an approximate implied equity value reference range for LIN of $20.41 to $25.45 per share.

Utilizing the approximate implied per share equity value reference range derived for LIN described above and the approximate implied per share equity value reference range derived for Media General based on its average calendar year 2013 actual and calendar year 2014 estimated EBITDA as described above under “Media General Selected Public Companies Analysis Relative to LIN Selected Public Companies Analysis,” RBC Capital Markets calculated an implied pro forma equity ownership percentage range for Media General shareholders in New Media General of approximately 60.7% to 75.3% from which the following implied exchange ratio reference range was then calculated, as compared to the Media General exchange ratio provided for in the Media General Merger:

Implied Exchange Ratio	Media General
Reference Range	Exchange Ratio
0.94x – 1.17x	1.00x

No company or transaction used in these analyses is identical to Media General, LIN or the transaction. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or transactions to which Media General, LIN and the transaction were compared.

Media General Discounted Cash Flow Analysis Relative to LIN Discounted Cash Flow Analysis. RBC Capital Markets performed separate discounted cash flow analyses of Media General and LIN by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Media General and LIN each was forecasted to generate during the calendar years ending December 31, 2014 through December 31, 2018 based on internal financial forecasts and other estimates of the managements of Media General and LIN (as adjusted, in the case of internal financial forecasts and other estimates of LIN, by the management of Media General). RBC Capital Markets calculated terminal values for Media General and LIN by applying to Media General’s and LIN’s respective terminal year estimated unlevered, after-tax free cash flows (based on the respective average estimated unlevered, after-tax free cash flows of Media General and LIN for calendar years 2017 and 2018) a range of perpetuity growth rates of 1.5% to 2.5%. The unlevered, after-tax free cash flows and terminal values were then discounted to present value (as of December 31, 2013) using discount rates ranging from 8.5% to 9.5%. For purposes of such analysis, the estimated present value of certain tax attributes, including net operating losses that Media General’s and LIN’s managements anticipated could be utilized to reduce future federal income taxes payable by Media General and LIN, were taken into account. This analysis indicated approximate implied equity value reference ranges for Media General and LIN of $17.66 to $24.64 per share and $26.72 to $39.04, respectively.

Utilizing the approximate implied per share equity value reference ranges derived for Media General and LIN described above, RBC Capital Markets calculated an implied pro forma equity ownership percentage range for Media General shareholders in New Media General of approximately 50.6% to 73.2% from which the following implied exchange ratio reference range was then calculated, as compared to the Media General exchange ratio provided for in the Media General Merger:

Implied Exchange Ratio	Media General
Reference Range	Exchange Ratio
0.79x – 1.14x	1.00x

Other Factors. RBC Capital Markets observed certain additional factors that were not considered part of RBC Capital Markets’ financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

●

historical trading performance of Media General common stock during the 52-week period ended March 19, 2014, which reflected low to high closing prices for Media General common stock during such period of approximately $5.46 to $23.65 per share;

●

historical trading performance of LIN common shares during the 52-week period ended March 19, 2014, which reflected low to high closing prices for LIN common shares during such period of approximately $10.25 to $28.71 per share; and

●

potential pro forma financial effects of the transaction, after giving effect to potential run-rate synergies and the proposed financing for the transaction, on, among other things, the combined company’s calendar years 2014, 2015 and 2016 estimated free cash flow per share relative to Media General’s standalone estimated free cash flow per share based on internal financial forecasts and other estimates of the management of Media General and internal financial forecasts and other estimates of the management of LIN, in each case as adjusted for non-recurring items and pro forma for recent acquisitions and, in the case of LIN, as further adjusted by Media General management, which indicated that the transaction could be accretive relative to Media General's standalone average calendar years 2014 and 2015 estimated free cash flow per share, and average calendar years 2015 and 2016 estimated free cash flow per share, by approximately 22.6% and 18.3%, respectively. The actual results achieved by the combined company may vary from forecasted results and the variations may be material.

Miscellaneous

In connection with RBC Capital Markets’ services as Media General’s financial advisor, Media General has agreed to pay RBC Capital Markets an aggregate fee of $21 million, a portion of which was payable upon delivery of RBC Capital Markets’ opinion and $20 million of which is contingent upon consummation of the transaction. Media General also has agreed to reimburse RBC Capital Markets for expenses reasonably incurred in connection with RBC Capital Markets’ services and to indemnify RBC Capital Markets and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of RBC Capital Markets’ engagement.

RBC Capital Markets and certain of its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking and financial advisory services to Media General and LIN, for which RBC Capital Markets and such affiliates have received and may receive customary compensation including, during the two-year period prior to the date of RBC Capital Markets’ opinion, having acted or acting (i) as financial advisor to Media General in connection with its acquisition of New Young Broadcasting Holding Co., Inc. in 2013 and as joint lead arranger for the related financing of such acquisition and (ii) as a lender under certain credit facilities of Media General and LIN. During such two-year period, RBC Capital Markets and certain of its affiliates received aggregate fees for such investment banking and financial advisory services unrelated to the transaction of approximately $17 million from Media General and less than $100,000 from LIN. RBC Capital Markets and certain of its affiliates also expect to act as joint book-running manager and joint lead arranger for the financing contemplated to be undertaken in connection with the transaction, for which services RBC Capital Markets and such affiliates will receive customary compensation. The aggregate fees payable to RBC Capital Markets and certain of its affiliates in connection with the financing of the transaction pursuant to the debt commitment are currently estimated to be approximately $10 million.

RBC Capital Markets, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, RBC Capital Markets or one or more of its affiliates may act as a market maker and broker in the publicly traded securities of Media General, LIN and/or any other company that may be involved in the transaction and related transactions and receive customary compensation in connection therewith, and may also actively trade securities of Media General, LIN and any other company that may be involved in the transaction and related transactions or their respective affiliates for RBC Capital Markets’ or its affiliates’ account and the accounts of RBC Capital Markets or its affiliates’ customers and, accordingly, RBC Capital Markets and its affiliates may hold a long or short position in such securities.

RBC Capital Markets is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. Media General selected RBC Capital Markets to act as its financial advisor in connection with the transaction on the basis of RBC Capital Markets’ experience in similar transactions and its reputation in the investment community.

LIN’s Reasons for the Transaction and Recommendation of LIN’s Board of Directors

The Investment Committee

The LIN IAC, with the assistance of LIN’s management and legal and financial advisors, reviewed LIN’s prospects and the near-term and long-term business trends that could affect LIN’s ability to achieve its projected results, and evaluated the proposed mergers, including the terms of the merger agreement.

In the course of its deliberations, the LIN IAC considered the following substantive factors as being generally positive or favorable, each of which the LIN IAC believed supported a decision to proceed with the merger agreement:

●	The LIN IAC’s understanding of the business, operations, financial condition, earnings and prospects of LIN, including LIN’s prospects as an independent company;

●

The current and historical market prices of the LIN common shares, as well as the fact that the consideration to be received for each LIN common share represented a premium of approximately 28% (assuming a prorated mix of cash and stock consideration) over the 20-day volume weighted average price on March 19, 2014;

●

The fact that the LIN shareholders have the opportunity to elect the form of consideration they would like to receive in the form of cash or shares of New Media General voting common stock (subject to the proration and allocation procedures in the merger agreement, described in “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60) which would allow the LIN shareholders to choose to receive either a certain cash value for their shares and monetize their investment in LIN, participate in the potential future increase in the value of an investment in New Media General or dispose of their shares of New Media General voting common stock in the public market;

●

The LIN IAC’s belief that the LIN Merger presented a more favorable opportunity for the LIN shareholders than the potential value that might result from other strategic alternatives available to LIN, including remaining an independent company or pursuing other strategic alternatives given the potential rewards, risks and uncertainties associated with pursuing those other potential alternatives;

●

The fact that the consideration to be received for each LIN common share and other terms of the merger agreement resulted from negotiations between the LIN IAC and its legal and financial advisors with Media General and its legal and financial advisors, and the LIN IAC’s belief that the consideration to be received for each LIN common share represented the highest per share consideration that could be negotiated;

●

The other terms of the merger agreement, described under “The Agreements – Description of the Merger Agreement” beginning on page 110, which the LIN IAC, after consulting with LIN's legal and financial advisors, considered to be reasonable and consistent with relevant precedents;

●

The financial analyses and opinion of J.P. Morgan delivered orally on March 20, 2014 at LIN’s board meeting, which was confirmed by delivery of a written opinion dated March 20, 2014, to the effect that as of the date of the opinion and based upon and subject to the factors, assumptions, limitations and qualifications set forth in such opinion, the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid to the holders of LIN's common shares in the transaction was fair, from a financial point of view, to such holders as more fully described in “The Transaction – Opinion of LIN’s Financial Advisor” beginning on page 86 and the full text of which is attached hereto as Annex E;

●

The fact that Media General and New Holdco had obtained committed debt financing for the transaction, the limited number and nature of the conditions to the debt financing, and the obligation of Media General to use commercially reasonable best efforts to obtain the debt financing;

●

The fact that, if Media General and New Media General fail to complete the transaction, under certain circumstances they will be required to pay the holders of LIN common shares a termination fee of $55.1 million in the aggregate;

●	The financial condition and resources of Media General and the lack of any financing condition in the merger agreement;

●

The inclusion in the merger agreement of a provision that, subject to compliance with the terms and conditions of the merger agreement, LIN is permitted to furnish information to and conduct discussions and negotiations with any third party that makes a bona fide, written, unsolicited acquisition inquiry or proposal;

●

That, subject to compliance with the terms and conditions of the merger agreement, LIN is permitted to terminate the merger agreement under certain circumstances in order to enter into an agreement with respect to a superior offer upon payment of a $26.6 million termination fee, in the case of a successful competing bidder who makes a qualifying superior acquisition offer prior to April 25, 2014, or a $57.3 million termination fee, in the case of a competing bidder who did not make a qualifying superior acquisition offer prior to April 25, 2014;

●	That the outside date of March 21, 2015, under the merger agreement allows for sufficient time to complete the transaction;

●	The likelihood that the transaction would be completed, and completed in a reasonably prompt time frame;

●	The fact that completion of the transaction requires the approval of the LIN shareholders;

●	The expectation that the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code;

●	The current uncertainty regarding the regulatory environment, both in the near-term and long-term, within LIN’s industry.

The LIN IAC was aware of and also considered the following risks and other factors concerning the merger agreement and the transaction as generally negative or unfavorable.

●	The possibility that Media General will be unable to obtain all or a portion of the debt financing proceeds contemplated by the debt commitment;

●

That the announcement and pendency of the transaction could result in the disruption of LIN’s business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on LIN’s business relationships;

●	That if the transaction is not completed, LIN may be adversely affected due to potential disruptions in its operations;

●	The requirement that LIN pay a termination fee if it enters into an agreement related to a superior proposal or the merger agreement is terminated under other circumstances;

●

That LIN is subject to restrictions on the conduct of its business prior to the consummation of the transaction, requiring LIN to conduct its business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent LIN from undertaking business opportunities that may arise during the pendency of the transaction, whether or not the transaction is completed;

●

The risk that, while the transaction is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the transaction will be satisfied, and as a result, it is possible that the transaction may not be completed even if approved by the LIN shareholders;

●

The risk that regulatory agencies may not approve the transaction or may impose terms and conditions on their approvals that would either materially delay the closing of the transaction or would materially impair the business operations of LIN to the extent the parties would not be required to close the transaction under the terms of the merger agreement;

●

The fact that the merger agreement provides for a fixed cash amount that will be paid by Media General as consideration for the LIN common shares and that, therefore, if the LIN shareholders elect to receive, in the aggregate, a greater amount of cash consideration than the fixed cash amount, the amount of cash consideration received by the cash-electing LIN shareholders will be reduced on a pro rata basis such that they will receive a portion of their merger consideration in the form of New Media General voting common stock;

●

The fact that, if the transaction is completed, (a) the LIN shareholders who elect to receive New Media General voting common stock will participate in the future earnings growth of a company that includes the combined businesses of both LIN and Media General which may have a different growth rate and risk profile than LIN’s business on a standalone basis and (b) the LIN shareholders who do not elect to receive New Media General voting common stock will not participate in any potential future earnings or growth of LIN’s business and will not benefit from any potential appreciation that may be reflected in the value of New Media General voting common stock; and

●

The precise value of the consideration to be received for each LIN common share that would be delivered at closing to the LIN shareholders who elect to receive the New Media General share consideration or who elect to receive the cash consideration, but who may receive some share consideration on a pro rata basis, cannot be determined until five business days prior to the closing of the transaction, which means that the LIN shareholders will vote to approve the LIN merger proposal, and may make their election with respect to the form of consideration they would like to receive, prior to knowing the precise value of such consideration.

In addition, the LIN IAC was aware of and considered the interests that certain of LIN’s Board of Directors and executive officers may have with respect to the mergers that differ from, or are in addition to, their interests as LIN shareholders, as described in “The Transaction – Interests of LIN’s Directors and Officers in the Transaction” beginning on page 100.

The foregoing discussion of the factors considered by the LIN IAC is not intended to be exhaustive, but includes the material factors considered by the LIN IAC. In view of the large number of factors that were considered by the LIN IAC in connection with the evaluation of the merger agreement and the mergers and the complexity of these matters, the LIN IAC did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the LIN IAC evaluate whether these factors were of equal importance. In addition, each member of the LIN IAC may have given different weight to the various factors. The LIN IAC’s determinations and recommendations were based upon the totality of the information considered. The LIN IAC discussed, among other things, the factors described above and asked questions of LIN’s management and its financial and legal advisors, and unanimously approved the merger agreement and recommended that the LIN Board of Directors direct LIN to enter into and deliver the merger agreement and recommend that the LIN shareholders adopt the merger agreement and approve the LIN Merger.

The LIN Board of Directors

The LIN Board of Directors established the LIN IAC and empowered it to (a) work with LIN’s financial and legal advisors in connection with a potential sale of LIN, (b) identify potential transactions with respect to a potential sale of LIN, (c) review, evaluate and negotiate all identified or proposed transactions with respect to a sale of LIN and (d) if appropriate, make recommendations to the LIN Board of Directors with respect to specific transactions identified or proposed in connection with LIN’s ongoing strategic alternatives review. The LIN Board of Directors, acting upon the unanimous recommendation of the LIN IAC, at a meeting on March 20, 2014, unanimously (i) determined that the LIN Merger and the other transactions contemplated by the merger agreement are consistent with, and will further the business strategies and goals of LIN and are advisable, fair to, and in the best interests of, LIN and its shareholders; (ii) authorized and approved the execution, delivery and performance of the merger agreement by LIN and the other transactions contemplated by the merger agreement; and (iii) recommended that the LIN shareholders vote to adopt the merger agreement and approve the transactions contemplated thereby, including the LIN Merger.

In connection with its determinations, the LIN Board of Directors considered:

●	The unanimous determinations and recommendations of the LIN IAC;

●

The fact that the consideration to be received for each LIN common share and the other terms of the merger agreement resulted from the negotiations between the LIN IAC and LIN’s legal and financial advisors with Media General and its legal and financial advisors, and the LIN Board of Directors’ belief that such consideration for each LIN common share represented the highest per share consideration that could be negotiated;

●

The financial analyses and opinion of J.P. Morgan addressed to the LIN Board of Directors that, as of March 20, 2014 and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid to the holders of LIN's common shares in the transaction was fair, from a financial point of view, to such holders as more fully described in “The Transaction – Opinion of LIN’s Financial Advisor” below and in Annex E; and

●	The LIN Board of Directors’ belief that the LIN Merger was more favorable to the LIN shareholders than the potential value that might result from other alternatives potentially available to LIN.

The foregoing discussion of the factors considered by the LIN Board of Directors is not intended to be exhaustive, but includes the material factors considered by the LIN Board of Directors. In view of the large number of factors that were considered by the LIN Board of Directors in connection with the evaluation of the merger agreement and the transaction and the complexity of these matters, the LIN Board of Directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the LIN Board of Directors evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors. The LIN Board of Directors’ determinations and recommendations were based upon the totality of the information considered. The LIN Board of Directors discussed, among other things, the factors described above and asked questions of LIN’s management and its financial and legal advisors, and unanimously (i) determined that the LIN Merger and the other transactions contemplated by the merger agreement are consistent with and will further the business strategies and goals of LIN and are advisable, fair to and in the best interests of LIN and its shareholders; (ii) authorized and approved the execution, delivery and performance of the merger agreement by LIN and the other transactions contemplated by the merger agreement; and (iii) recommended that the LIN shareholders vote to adopt the merger agreement and approve the transactions contemplated thereby, including the LIN Merger.

The LIN Board of Directors unanimously recommends that you vote “FOR” the LIN merger proposal.

Opinion of LIN’s Financial Advisor

Pursuant to an engagement letter dated December 5, 2013, LIN retained J.P. Morgan as its financial advisor in connection with the proposed transaction.

At the meeting of LIN’s Board of Directors on March 20, 2014, J.P. Morgan rendered its oral opinion to the LIN Board of Directors that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the Total Consideration (defined as the aggregate cash consideration, the aggregate New Media General share consideration and the aggregate consideration for fractional interests in New Media General shares) to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its March 20, 2014 oral opinion by delivering its written opinion to the LIN Board of Directors, dated March 20, 2014, that, as of such date, the Total Consideration to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders. No limitations were imposed by LIN’s Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of J.P. Morgan dated March 20, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. LIN’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the LIN Board of Directors, is directed only to the Total Consideration to be paid in the transaction and does not constitute a recommendation to any shareholder of LIN as to how such shareholder should vote or act with respect to the transaction or any other matter, including whether any shareholder should elect to receive the cash consideration or the New Media General share consideration or make no election in the transaction. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

●	reviewed a draft dated March 20, 2014 of the merger agreement;

●	reviewed certain publicly available business and financial information concerning LIN and Media General and the industries in which they operate;

●

compared the proposed financial terms of the transaction with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

●

compared the financial and operating performance of LIN and Media General with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the publicly traded LIN common shares and Media General common stock and certain publicly traded securities of such other companies;

●

reviewed certain internal financial analyses and forecasts prepared by the managements of LIN and Media General relating to their respective businesses, as well as the estimated amount and timing of cost savings and related expenses and synergies expected to result from the transaction provided to J.P. Morgan by the managements of LIN and Media General (the “Synergies”); and

●	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of LIN and Media General with respect to certain aspects of the transaction, and the past and current business operations of LIN and Media General, the financial condition and future prospects and operations of LIN and Media General, the effects of the transaction on the financial condition and future prospects of LIN and Media General, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by LIN and Media General or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of LIN or Media General under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of LIN and Media General to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the transaction and other transactions contemplated by the merger agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of LIN, and will be consummated as described in the merger agreement and that the definitive merger agreement will not differ in any material respects from the draft furnished to J.P. Morgan. At LIN’s direction, J.P. Morgan’s analysis did not include any valuation or other effects of any sale, redistribution or commercial monetization of spectrum assets. J.P. Morgan also assumed that the representations and warranties made by LIN and Media General in the merger agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on LIN or Media General or on the contemplated benefits of the transaction.

The projections LIN furnished to J.P. Morgan for LIN for the calendar years 2014 through 2016 were prepared by management of LIN (see “LIN Management's Unaudited Prospective Financial Information” beginning on page 95 of this joint proxy statement/prospectus for more information) (referred to as the “LIN Projections for LIN”). The projections LIN furnished to J.P. Morgan for Media General for the calendar years 2014 through 2016 were based upon projections prepared by management of Media General (see “Media General Management's Unaudited Prospective Financial Information” beginning on page 92 of this joint proxy statement/prospectus for more information) (referred to as the “Media General Projections for Media General”) and, based on due diligence conducted by LIN’s management, were revised by LIN’s management to reflect LIN’s management’s view of Media General’s revenue growth and cost structure, as well as the estimated impact of potential regulatory actions (as revised by LIN’s management, referred to as the “LIN Adjusted Projections for Media General”). Neither LIN nor Media General publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the transaction, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, please refer to the sections entitled “Media General Management's Unaudited Prospective Financial Information” and “LIN Management's Unaudited Prospective Financial Information” beginning on pages 92 and 95, respectively, in this joint proxy statement/prospectus.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Total Consideration to be paid to the holders of LIN’s common shares in the transaction, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the transaction to the holders of any other class of securities, creditors or other constituencies of LIN or the underlying decision by LIN to engage in the transaction. J.P. Morgan expressed no opinion as to the price at which LIN’s common shares, Media General’s common stock, New Media General’s voting common stock or New Media General’s non-voting common stock will trade at any future time, whether before or after the closing of the transaction.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. Certain of the financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan’s financial analyses, the table must be read together with the text of the related summary. The table alone does not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses. Mathematical analysis, such as determining the arithmetic median, or the high or low, is not in itself a meaningful method of using selected company data.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of LIN and Media General with similar data for publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to LIN’s and Media General’s businesses or aspects thereof.

For LIN, the companies selected by J.P. Morgan were as follows:

●	Gray Television, Inc.
●	Media General
●	Nexstar Broadcasting Group, Inc.
●	Sinclair Broadcast Group, Inc.

For Media General, the companies selected by J.P. Morgan were as follows:

●	LIN
●	Gray Television, Inc.
●	Nexstar Broadcasting Group, Inc.
●	Sinclair Broadcast Group, Inc.

These companies were selected for each of LIN and Media General, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of LIN and Media General based on sector participation, financial metrics and form of operations. However, certain of these companies may have characteristics that are materially different from those of LIN and Media General. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect LIN or Media General.

For each company listed above, J.P. Morgan calculated and compared various financial multiples and ratios based on publicly available information as of March 19, 2014. For Media General, J.P. Morgan also calculated and compared various financial multiples and ratios based on the Media General Projections for Media General. Among other calculations, the information J.P. Morgan calculated for each of the selected companies included:

●

Multiple of firm value (calculated as equity value plus total debt and other adjustments, including non-controlling interest, net of cash and cash equivalents) to average broadcasting cash flow (referred to as “BCF,” calculated as EBITDA plus corporate expenses) for 2013 and 2014;

●

Multiple of firm value to average EBITDA (calculated as earnings before interest, taxes, depreciation and amortization and which, for the purposes of its analysis and as appropriate, J.P. Morgan adjusted to include stock-based compensation expense) for 2013 and 2014; and

●

Multiple of equity value to average levered free cash flow (referred to as “FCF,” calculated as EBITDA, excluding stock based compensation expense, less cash interest expense, less cash taxes, less capital expenditures, less increase in working capital, less other cash items) for 2013 and 2014.

Results of the analysis were presented for the selected companies, as indicated in the following table:

Trading Multiples

	Firm value to BCF Average 2013/2014	Firm value to EBITDA Average 2013/2014	Equity value to levered FCF Average 2013/2014
High	10.4x	13.2x	10.1x
Low	7.8x	8.4x	5.7x

Based on the results of this analysis, J.P. Morgan selected a multiple reference range of 7.5x – 9.5x for firm value to average 2013 and 2014 BCF, a range of 8.5x – 11.0x for firm value to average 2013 and 2014 EBITDA and a range of 6.0x – 10.0x for equity value to average 2013 and 2014 FCF.

LIN

After applying such ranges to the appropriate metrics for LIN based on the LIN Projections for LIN, the analysis indicated the following implied equity value per share ranges for LIN’s common shares:

LIN Implied Equity Value Per Share Range

	Firm value to average 2013/2014 BCF	Firm value to average 2013/2014 EBITDA	Equity value to average 2013/2014 FCF
High	$23.63	$24.32	$23.12
Low	$15.17	$15.03	$13.97

The range of implied equity values per share for LIN was compared to the implied per share value of the Total Consideration of $27.82 based on the 20-day volume weighted average price of Media General’s common stock of $17.65 on March 19, 2014.

Media General

After applying the above multiple reference ranges to the appropriate metrics for Media General based on the LIN Adjusted Projections for Media General, the analysis indicated the following implied equity value per share ranges for Media General’s common stock:

Media General Implied Equity Value Per Share Range

	Firm value to average 2013/2014 BCF	Firm value to average 2013/2014 EBITDA	Equity value to average 2013/2014 FCF
High	$15.36	$15.18	$14.80
Low	$9.88	$9.30	$8.88

The ranges of implied equity values per share for Media General were compared to the closing price of Media General’s common stock of $17.00 on March 19, 2014.

Selected Transaction Multiples Analysis

Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to LIN’s business or aspects thereof. These transactions were deemed to be most relevant in evaluating the proposed transaction.

Date Announced	Acquiror	Target
December 2013	Meredith Corporation	Gannett Co., Inc. (Select stations only)
July 2013	Sinclair Broadcast Group, Inc.	Allbritton Communications Company
July 2013	Tribune Company	Local TV LLC
June 2013	Gannett Co., Inc.	Belo Corp.
June 2013	Media General, Inc.	New Young Broadcasting Holding Co., Inc.
April 2013	Sinclair Broadcast Group, Inc.	Fisher Communications
February 2013	Sinclair Broadcast Group, Inc.	Barrington Broadcasting Group LLC

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company’s firm value to the target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction (referred to as “LTM EBITDA”).

The following table represents the results of this analysis:

Firm Value / LTM EBITDA
High	12.4x
Median	8.8x
Mean	9.3x
Low	7.8x

Based on this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan derived a range of implied equity values per share for LIN’s common shares between $14.17 and $31.36 per share, which was compared to the implied per share value of the Total Consideration of $27.82 based on the 20-day volume weighted average price of Media General’s common stock of $17.65 on March 19, 2014.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for both LIN and Media General. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, capital expenditures, changes in net working capital, and certain other one-time cash expenses as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the present value of unlevered free cash flows that LIN is expected to generate (1) during calendar years 2014 through 2016 based upon the LIN Management Projections and (2) during the calendar years 2017 through 2023 based upon extrapolations from the LIN Projections for LIN that were reviewed and approved by LIN’s management for J.P. Morgan’s use in connection with its financial analyses and rendering its fairness opinion. J.P. Morgan calculated a range of terminal values for LIN during the final year of the ten-year period ending 2023 by applying a perpetual growth rate ranging from 2.25% to 2.75% to LIN’s 2023 unlevered free cash flow. The unlevered free cash flows and the range of terminal values for LIN were discounted to present values using a range of discount rates from 9.5% to 10.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of LIN. The present value of the unlevered free cash flows and the range of terminal values was then adjusted for LIN’s net present value of tax attributes and LIN’s 2013 calendar year-end net debt and other adjustments (calculated as the sum of total debt, net present value of estimated earn-outs for recent digital acquisitions, non-controlling interest and amounts due relating to LIN’s acquisition of Federated Media Publishing, LLC, net of cash and cash equivalents) to indicate a range of implied equity values of between $1,470 million and $1,918 million for LIN.

J.P. Morgan calculated the present value of unlevered free cash flows that Media General is expected to generate (1) during calendar years 2014 through 2016 based upon the LIN Adjusted Projections for Media General and (2) during calendar years 2017 through 2023 based upon extrapolations from the LIN Adjusted Projections for Media General that were reviewed and approved by LIN’s management for J.P. Morgan’s use in connection with its financial analyses and rendering its fairness opinion. J.P. Morgan also calculated a range of terminal values for Media General during the final year of the ten-year period ending 2023 by applying a perpetual growth rate ranging from 2.25% to 2.75% to Media General’s 2023 unlevered free cash flow. The unlevered free cash flows and the range of terminal values for Media General were discounted to present values using a range of discount rates from 9.5% to 10.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Media General. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for the net present value of Media General’s tax attributes, Media General’s underfunded pension and other post-employment benefits obligation amount (post-tax) and Media General’s 2013 calendar year-end net debt (calculated as total debt, net of cash and cash equivalents) to indicate a range of implied equity values of between $1,330 million and $1,716 million for Media General.

The implied equity values for each company were divided by the number of fully diluted shares outstanding at each company to arrive at a range of implied equity values per share as follows:

	Implied Equity Value Per Share
	LIN	Media General
High	$32.55	$19.24
Low	$25.00	$14.92

The range of implied equity values per share for LIN was compared to the implied per share value of the Total Consideration of $27.82 based on the 20-day volume weighted average price of Media General’s common stock of $17.65 on March 19, 2014. The range of implied equity values for Media General was compared to the closing price of Media General’s common stock of $17.00 on March 19, 2014.

Relative Implied Exchange Ratio Analysis

Based upon the implied equity values per share for LIN and Media General calculated in its Public Trading Multiples Analysis and Discounted Cash Flow Analysis described above, J.P. Morgan calculated an implied exchange ratio of LIN’s per share value (after adjustment for average cash consideration of $12.97 per share for the LIN common shares) to Media General’s per share value, as shown in the table below. For each comparison, J.P. Morgan compared the highest equity value per share for LIN to the lowest equity value per share for Media General to derive the highest exchange ratio implied by each set of reference ranges. J.P. Morgan also compared the lowest equity value per share for LIN to the highest equity value per share for Media General to derive the lowest exchange ratio implied by each set of reference ranges. The implied exchange ratios resulting from this analysis were:

Implied Exchange Ratios
	Low	High
Public Trading Multiples Analysis
Firm value to average 2013/2014 BCF	0.143x	1.079x
Firm value to average 2013/2014 EBITDA	0.136x	1.220x
Equity value to average 2013/2014 FCF	0.068x	1.143x
Discounted Cash Flow Analysis	0.626x	1.312x

The implied exchange ratios for LIN and Media General were compared to the proposed average share consideration exchange ratio per LIN common share in the transaction of 0.8415x, after adjustment for the average cash consideration of $12.97 per LIN common share.

Value Creation Analysis

J.P. Morgan conducted a value creation analysis that compared the implied equity value per share of LIN’s common shares derived from a discounted cash flow valuation on a standalone basis to the sum of (x) the implied equity value per share of LIN’s shareholders’ ownership in the pro forma combined company and (y) the cash consideration per share to be received by LIN’s shareholders in the transaction. J.P. Morgan determined the pro forma combined company implied equity value by calculating: (1) the sum of (a) the implied equity value of LIN using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in “—Discounted Cash Flow Analysis,” (b) the implied equity value of Media General using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in “—Discounted Cash Flow Analysis”, (c) 100% of the estimated present value of the Synergies, net of implementation costs, taxes and implementation capital expenditures, discounted to present value using a discount rate of 10.0% and perpetuity growth rate of 2.50% and (d) increases in the value of tax attributes for the pro forma combined company relative to the value of the tax attributes of each company on a standalone basis, less (2) the sum of (a) the cash consideration to be paid to the holders of LIN’s common shares in the transaction and the estimated transaction fees and expenses relating to the transaction and (b) the estimated impact of potential regulatory actions resulting from the transaction provided to J.P. Morgan by the management of LIN. The analysis indicated that the transaction created hypothetical incremental implied value for the holders of LIN’s common shares. There can be no assurance, however, that the synergies, transaction-related expenses and other impacts will not be substantially greater or less than those estimated by LIN’s management and described above.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to LIN, and none of the selected transactions reviewed was identical to the transaction. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of LIN. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the transaction. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect LIN and the transactions compared to the transaction.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise LIN with respect to the transaction on the basis of such experience and its familiarity with LIN.

For services rendered in connection with the transaction, LIN agreed to pay J.P. Morgan a fee of approximately $22 million, $1.5 million of which was payable upon delivery by J.P. Morgan of its opinion and the remainder of which is contingent upon the consummation of the transaction. In addition, LIN has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including reasonable fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

During the two years preceding delivery of the opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with LIN and Media General, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as arranger for a term loan facility for KASY TV Licensee LLC in December 2012, acting as arranger of LIN’s term loan facility in December 2012, acting as arranger for a term loan facility for Vaughan Acquisition LLC in October 2012, acting as a bookrunner on the notes offering of LIN’s subsidiary, LIN Television in October 2012, acting as arranger for a term loan facility for Media General’s subsidiary, WXXA – TV in August 2013 and acting as an arranger of Media General’s revolving credit facility in July 2013. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of LIN, for which it receives customary compensation or other financial benefits. During the two years preceding delivery of the opinion, J.P. Morgan and its affiliates have not had material financial advisory or material commercial or investment banking relationships with LIN’s significant shareholder, Hicks, Muse & Co. Partners, L.P., but in the ordinary course of J.P. Morgan’s business J.P. Morgan and its affiliates have provided investment and commercial banking services to certain portfolio companies of Hicks, Muse & Co. Partners, L.P. for which J.P. Morgan and such affiliates have received customary compensation. J.P. Morgan and its affiliates have received approximately $6.2 million of fees from LIN and approximately $11.8 million of fees from Media General during the two years preceding the date of this joint proxy statement/prospectus in connection with commercial or investment banking relationships with LIN (other than services rendered in connection with the transaction) and Media General, respectively. LIN is the only portfolio company of Hicks, Muse & Co. Partners, L.P. from which J.P. Morgan and its affiliates have received fees during the two years preceding the date of this joint proxy statement/prospectus. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of LIN or Media General for their own accounts or for the accounts of customers and, accordingly, J.P. Morgan and its affiliates may at any time hold long or short positions in such securities.

Media General Management’s Unaudited Prospective Financial Information

Media General does not, as a matter of course, publicly release long-term projections regarding their expectations of future financial performance due to, among other things, the uncertainty of the underlying assumptions and estimates. However, for internal purposes and in connection with the process leading up to entering into the merger agreement, the management of Media General prepared certain financial projections for Media General on a stand-alone, pre-transaction basis (referred to as the "Media General Prepared Media General Projections").

In addition, LIN's management provided to Media General certain financial projections for LIN on a stand-alone, pre-transaction basis (which are summarized under “The Transaction – LIN Management's Unaudited Prospective Financial Information” beginning on page 95 of this document and referred to in this document as the “LIN Projections for LIN”). As part of its evaluation of the transaction and based on the due diligence it conducted, Media General’s management adjusted the LIN Prepared LIN Projections downward based on expectations of Media General's management regarding LIN's revenue growth and expenses (which projections, as so adjusted, are referred to in this document as the “Media General Adjusted LIN Projections”). The Media General Adjusted LIN Projections included certain adjustments to the Media General Prepared Media General Projections which were made to account for Media General management’s views on LIN’s revenue growth and cost structure.

Neither the Media General Prepared Media General Projections nor the Media General Adjusted LIN Projections were prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or U.S. GAAP. However, in the view of Media General’s management, such projections were prepared on a reasonable basis, reflects the best then-available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Media General and LIN, as applicable, on a stand-alone basis. Moreover, these projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

None of Deloitte & Touche LLP, PricewaterhouseCoopers LLP nor any other independent accountant has examined, compiled or performed any procedures with respect to the Media General Prepared Media General Projections or the Media General Adjusted LIN Projections and, accordingly, none of Deloitte & Touche LLP, PricewaterhouseCoopers LLP nor any other independent accountant expresses an opinion or any other form of assurance with respect to such projections or their achievability, does not assume any responsibility for such projections and disclaims any association with such projections. The Deloitte & Touche LLP and the PricewaterhouseCoopers LLP reports regarding the historical financial statements of Media General included in Media General’s Annual Report on Form 10-K incorporated by reference into this joint proxy statement/prospectus relate to Media General and Young’s historical financial information, and does not extend to any prospective financial information and should not be read to do so.

Media General’s management provided the Media General Prepared Media General Projections and the Media General Adjusted LIN Projections to Media General’s Board of Directors in the context of its evaluation of the potential transaction, and to RBC Capital Markets in connection with the preparation of its opinion. Media General’s management also provided the Media General Prepared Media General Projections to LIN in connection with its due diligence of Media General in connection with LIN’s evaluation of the transaction. A summary of the Media General Prepared Media General Projections and the Media General Adjusted LIN Projections is included below in order to give shareholders access to certain non-public unaudited projections that were utilized by Media General’s management and Board of Directors, and, in the case of the Media General Prepared Media General Projections, provided to LIN, in connection with the process leading up to entering into the merger agreement. Media General cautions that these projections are subjective in many respects and that uncertainties are inherent in prospective financial information of any kind. While the financial projections have been prepared in good faith, no assurance can be given regarding future events. Neither Media General nor any of its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or can give any assurance to any shareholder or any other person regarding the ultimate performance of Media General, LIN or the combined company in relation to the information set forth below. In addition, Media General does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing or arising since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Media General does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

The internal financial forecasts of Media General, which were used as a basis for preparing the projections, are inherently uncertain and, although considered reasonable by the management of Media General as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Although the projections were prepared with numeric specificity, such projections reflect numerous and varying assumptions made by the management of Media General, including various estimates and assumptions that may not be realized, and are subject to significant variables, uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Media General, LIN and the combined company. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time in the future over which these assumptions apply. The assumptions in early periods have a compounding effect on the projections shown for the later periods. Thus, any failure of an assumption to be reflective of actual results in an early period would have a greater effect on the projected results failing to be reflective of actual events in later periods. Important factors that may affect or cause the information below to materially vary from actual results include, but are not limited to, industry performance, general business, economic, political, market and financial conditions, and other matters such as those referenced in the “Cautionary Statement Regarding Forward-Looking Statements” of this joint proxy statement/prospectus beginning on page 43 and the “Risk Factors” in this proxy statement/prospectus beginning on page 23. These projections are forward-looking statements, and in light of the uncertainties inherent in forward-looking information of any kind, Media General cautions you against relying on this information. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the projected financial information set forth below was based will be realized or that the prospective results are necessarily indicative of the actual future performance of Media General, LIN or the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the projections in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the projections will be achieved.

The summary projections set forth below summarize the projections prepared by Media General’s management prior to the execution of the merger agreement. The Board of Directors of Media General did not prepare these projections, and does not give any assurance that these projections will be realized. The inclusion of the following summary of projected financial information in this joint proxy statement/prospectus should not be regarded as an indication that Media General or its representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the summary projected financial information set forth below should not be relied upon as such, nor regarded as a representation that such performance will be achieved.

In preparing the Media General Prepared Projections for Media General, Media General’s management made numerous assumptions about Media General’s industry, markets and products and its ability to execute on its business plan. In particular, Media General’s management made assumptions that included, but were not limited to, the following items:

●	The total local, national and political advertising revenue in each of Media General’s markets;

●	The share of local, national and political market revenue for each Media General station;

●	The amount of retransmission consent fee revenue for each Media General station based on the number of subscribers by MVPD expected each year and the retransmission rates per subscriber;

●	The amount of reverse retransmission fee expense for each Media General station based on the number of subscribers per affiliate and Media General’s expected retransmission consent fee revenue;

●

The amount of operating expenses for each Media General station, including, but not limited to, programming and production costs, selling and promotion expense, general and administrative expenses, news production expenses and technical expenses;

●	The estimated financial impact of potential regulatory changes; and

●	The amount of corporate expenses and capital expenditures.

The Media General Prepared Media General Projections referred to above are summarized in the following table:

Summary of Media General Prepared Projections for Media General

	2014E	2015E	2016E
Net Revenue	$685.3	$661.1	$795.2

Broadcast Cash Flow (1)	295.9	245.2	352.6

Adjusted EBITDA(2)	260.5	213.8	323.3

Unlevered Free Cash Flow (3)	183.3	159.8	210.1

(1)	“Broadcast Cash Flow” is defined as earnings before interest, taxes, depreciation, and amortization, plus corporate overhead.

(2)	“Adjusted EBITDA” is defined as Broadcast Cash Flow less corporate overhead.

(3)

“Unlevered Free Cash Flow” is defined as Adjusted EBITDA minus cash taxes and capital expenditures, plus or minus changes in net working capital, minus cash taxes, and minus pension contributions. Estimated unlevered free cash flow for 2017 and 2018 and terminal year unlevered free cash flow are $162.9 million, $233.8 million and $180.4 million.

***

The Media General Adjusted LIN Projections referred to above are summarized in the following table:

Summary of Media General Adjusted LIN Projections

	2014E	2015E	2016E
Net Revenue	$801.0	$842.6	$1,019.9

Broadcast Cash Flow (1)	280.9	260.3	375.3

Adjusted EBITDA (2)	257.7	236.4	352.3

Unlevered Free Cash Flow (3)	152.7	110.4	189.0

(1)	“Broadcast Cash Flow” is defined as earnings before interest, taxes, depreciation, and amortization, plus corporate overhead.

(2)	“Adjusted EBITDA” is defined as Broadcast Cash Flow less corporate overhead.

(3)

“Unlevered Free Cash Flow” is defined as Adjusted EBITDA minus cash taxes and capital expenditures, plus or minus changes in net working capital, minus cash taxes, and minus pension contributions. Estimated unlevered free cash flow for 2017 and 2018 and estimated terminal year unlevered free cash flow are $187.2 million, $286.0 million and $208.9 million.

***

MEDIA GENERAL HAS NOT UPDATED OR REVISED, NOR DOES IT INTEND TO UPDATE OR REVISE, THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, EXCEPT TO THE EXTENT REQUIRED BY LAW.

LIN Management’s Unaudited Prospective Financial Information

Nature of the Financial Projections

LIN does not, as a matter of course, publicly release long-term projections regarding its expectations of future financial performance due to, among other things, the uncertainty of the underlying assumptions and estimates. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or U.S. GAAP. However, in the view of LIN’s management, the prospective financial information was prepared on a reasonable basis, reflects the best then-available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of LIN. Moreover, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither PricewaterhouseCoopers LLP nor any other independent accountant has examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect to such information or its achievability, does not assume any responsibility for the prospective financial information and disclaims any association with the prospective financial information. The PricewaterhouseCoopers LLP report regarding the historical financial statements of LIN included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached as Annex G hereto, relates to LIN’s historical financial information, and does not extend to the prospective financial information and should not be read to do so.

LIN’s management provided these non-public projections relating to LIN to its Board of Directors in the context of its evaluation of the potential transaction, and to J.P. Morgan in connection with the preparation of its opinion. A summary of these projections is included below in order to give shareholders access to certain non-public unaudited projections that were utilized in connection with the process leading up to entering into the merger agreement. LIN cautions that these projections are subjective in many respects and that uncertainties are inherent in prospective financial information of any kind. While the financial projections have been prepared in good faith, no assurance can be given regarding future events. Neither LIN nor any of its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or can give any assurance to any shareholder or any other person regarding the ultimate performance of LIN, Media General or the combined company in relation to the information set forth below. In addition, LIN does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing or arising since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, LIN does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

The internal financial forecasts of LIN, which were used as a basis for preparing the projections, are inherently uncertain and, although considered reasonable by the management of LIN as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Although the projections were prepared with numeric specificity, such projections reflect numerous and varying assumptions made by the management of LIN, including various estimates and assumptions that may not be realized, and are subject to significant variables, uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of LIN. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time in the future over which these assumptions apply. The assumptions in early periods have a compounding effect on the projections shown for the later periods. Thus, any failure of an assumption to be reflective of actual results in an early period would have a greater effect on the projected results failing to be reflective of actual events in later periods. Important factors that may affect or cause the information below to materially vary from actual results include, but are not limited to, industry performance, general business, economic, political, market, regulatory and financial conditions, and other matters such as those referenced in the “Cautionary Statement Regarding Forward-Looking Statements” of this joint proxy statement/prospectus beginning on page 43 and the “Risk Factors” in this proxy statement/prospectus beginning on page 23. These financial projections are forward-looking statements, and in light of the uncertainties inherent in forward-looking information of any kind, LIN cautions you against relying on this information. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the projected financial information set forth below was based will be realized or that the prospective results are necessarily indicative of the actual future performance of LIN or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

The summary projections set forth below summarize the projections prepared by LIN’s management prior to the execution of the merger agreement. The Board of Directors of LIN did not prepare these projections, and does not give any assurance that these projections will be realized. The inclusion of the following summary of projected financial information in this joint proxy statement/prospectus should not be regarded as an indication that LIN or its representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the summary projected financial information set forth below should not be relied upon as such, nor regarded as a representation that such performance will be achieved.

LIN HAS NOT UPDATED OR REVISED, NOR DOES IT INTEND TO UPDATE OR REVISE, THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING OR ARISING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, EXCEPT TO THE EXTENT REQUIRED BY LAW.

Summary of Certain Financial Projections Reviewed by the LIN Board and LIN’s Financial Advisor

As part of its evaluation of the transaction, LIN’s management prepared certain financial projections regarding LIN’s future operations for its fiscal years ended 2014 through 2016 (and which are referred to as “LIN Projections for LIN”) that were provided to the LIN Board of Directors in connection with its review of the transaction and to J.P. Morgan in connection with the preparation of its opinion. These projections are referred to as LIN Projections for LIN under “The Transaction – Opinion of LIN’s Financial Advisor” beginning on page 86 and are summarized in the following table:

LIN Projections for LIN (in $mm)

	2014E	2015E	2016E
Net Revenue	$824	$883	$1,069
Pro Forma BCF (1)	291	277	394
Pro Forma Adjusted EBITDA (2)	270	255	373
Pro Forma Adjusted EBITDA less stock based compensation expense	261	246	364

(1) “Pro Forma BCF” is defined as earnings before interest, taxes, depreciation, amortization and corporate expenses and is pro forma for certain acquisitions and related synergies taking into account LIN's acquisition of Federated Media.

(2) “Pro Forma Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation and is pro forma for certain acquisitions and related synergies taking into account LIN's acquisition of Federated Media.

In preparing or approving the LIN Projections for LIN, LIN’s management made numerous assumptions about LIN’s industry, markets and products and its ability to execute on its business plan. In particular, LIN’s management made assumptions that included, but were not limited to, the following items:

●	The total local, national and political advertising revenue in each of LIN’s markets;

●	The share of local, national and political market revenue for each LIN station;

●	The amount of retransmission consent fee revenue for each LIN station based on the number of subscribers by MVPD expected each year and the retransmission rates per subscriber;

●	The amount of reverse retransmission fee expense for each LIN station based on the number of subscribers per affiliate and LIN’s expected retransmission consent fee revenue;

●

The amount of operating expenses for each LIN station, including, but not limited to, programming and production costs, selling and promotion expense, general and administrative expenses, news production expenses and technical expenses;

●	The estimated financial impact of potential regulatory changes; and

●	The amount of corporate expenses and capital expenditures.

Certain Financial Projections Provided to Media General

In connection with the negotiation of the transaction, LIN’s management provided Media General with certain financial projections regarding LIN’s anticipated future operations on a standalone basis for its fiscal years ended 2014 through 2016 (and which are referred to as the “LIN Projections for LIN Provided to Media General”). The LIN Projections for LIN Provided to Media General were adjusted from the LIN Projections for LIN to conform certain operating expense assumptions to be consistent with Media General management’s assumptions and exclude certain adjustments related to the estimated impact of potential regulatory changes which were included in the LIN Projections for LIN based on LIN management’s ongoing analysis. Such financial projections are summarized below:

LIN Projections for LIN Provided to Media General (in $mm)

	2014E	2015E	2016E
Net Revenue	$824	$883	$1,069

Pro Forma BCF (1)	294	282	401

Pro Forma Adjusted EBITDA(2)	271	258	378

(1) “Pro Forma BCF” is defined as earnings before interest, taxes, depreciation, amortization, station stock-based compensation and corporate expenses and is pro forma for certain acquisitions and related synergies taking into account LIN's acquisition of Federated Media.

(2) “Pro Forma Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation and is pro forma for certain acquisitions and related synergies taking into account LIN's acquisition of Federated Media.

Summary of Additional Financial Projections Reviewed by the LIN Board and LIN’s Financial Advisor

In addition, Media General’s management provided certain unaudited financial projections to LIN’s management (which are summarized under “The Transaction – Media General Management’s Unaudited Prospective Financial Information” beginning on page 92 and referred to as the “Media General Prepared Projections for Media General”). As part of its evaluation of the transaction and based on the due diligence it conducted, LIN’s management prepared its own financial projections, based on the Media General Prepared Projections for Media General, regarding Media General’s future operations for the fiscal years ended 2014 through 2016 (which projections are referred to in this document as the “LIN Adjusted Projections for Media General”). The LIN Adjusted Projections for Media General included certain adjustments to the Media General Prepared Projections for Media General which were made to account for LIN management’s views on Media General’s revenue growth and cost structure, as well as the estimated impact of potential regulatory actions. The LIN Adjusted Projections for Media General were provided to the LIN Board of Directors for use in its evaluation of the transaction and, in connection therewith, also provided to J.P. Morgan in connection with the preparation of its opinion. The following table represents a summary of the LIN Adjusted Projections for Media General:

LIN Adjusted Projections for Media General (in $mm)

	2014E	2015E	2016E
Net Revenue	$670	$664	$787

Pro Forma BCF (1)	290	241	334

Pro Forma Adjusted EBITDA (2)	267	218	310

Pro Forma Adjusted EBITDA less stock based compensation expense	256	206	302

(1)	“Pro Forma BCF” is defined as earnings before interest, taxes, depreciation, amortization and corporate expenses and is pro forma for certain acquisitions and related synergies.

(2)	“Pro Forma Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation and is pro forma for certain acquisitions and related synergies.

LIN’s management also prepared projections of unlevered free cash flow for each of LIN and Media General and provided these projections to the LIN Board of Directors in connection with its review of the transaction and to J.P. Morgan for use in its financial analyses. These projections are referred to as the “Free Cash Flow Projections.” The following table represents a summary of the Free Cash Flow Projections:

Unlevered Free Cash Flow (in $mm)(1)

	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E
LIN	$132	$106	$182	$179	$223	$204	$249	$212	$248	$229

Media General	119	119	186	136	206	153	225	166	239	175

(1)	Unlevered Free Cash Flow is defined as EBITDA minus cash taxes, minus capital expenditures, plus or minus changes in working capital and minus certain other one-time cash expenses, as applicable.

LIN’s management also prepared estimates of operating synergies that New Media General would realize following consummation of the transaction. LIN’s management estimated that total operating synergies would be approximately $70 million annually by the end of 2017, and provided this estimate to the LIN Board of Directors in connection with its review of the transaction and to J.P. Morgan for use in its financial analyses. These synergies are referred as “Synergies” under “The Transaction – Opinion of LIN’s Financial Advisor” beginning on page 86.”

See “Risk Factors – New Media General may not achieve all of the synergies and cost savings that are expected to be obtained from its acquisitions.” beginning on page 35 for further information regarding the uncertainties associated with realizing synergies in connection with the transaction.

Interests of Media General’s Directors and Officers in the Transaction

Some of the Directors and executive officers of Media General may have interests in the transaction that are different from, or are in addition to, the interests of Media General’s shareholders generally. These interests include their designation as directors or executive officers of New Media General following the completion of the transaction. For a description of the treatment of equity compensation held by Directors and executive officers of Media General in the transaction, see “The Agreements – Description of the Merger Agreement – Treatment of Stock Options and Other Stock-Based Awards” beginning on page 113.

Potential Payments in Connection with Certain Terminations of Employment

During 2013, Media General entered into employment agreements with its named executive officers which became effective on November 12, 2013. In the event the named executive officer is terminated during the employment term by Media General other than for cause or disability, or by the officer for good reason (each referred to as a “qualifying termination”) the officer will be entitled to severance consisting of (i) 1.5 times (2 times for Mr. Mahoney) the sum of his or her base salary at the rate in effect immediately prior to termination plus the target annual incentive opportunity for the year of such termination; (ii) continuation of medical, dental, disability, and life insurance benefits for 12 months following the termination date; and (iii) accelerated vesting of any equity or equity-based compensation (other than the deferred stock units) held by the officer as of the termination date. The agreements also provide that following the termination of the officer’s employment for any reason during the employment term, he or she will be bound by non-compete and nonsolicitation covenants for a period of 12 months following such termination. As part of a reduction-in-force to be implemented by Media General over the remainder of the year ending December 31, 2014, John R. Cottingham and James R. Conschafter, both Vice Presidents of Broadcast Markets, will cease employment effective November 30, 2014, and December 31, 2014, respectively. Following the completion of the LIN Merger, Mr. Mahoney will terminate his employment with Media General.

 The agreements provide for increased severance payments in the event that a qualifying termination occurs in connection with a “change in control” (as such term is defined in the agreements) of Media General. The transaction contemplated by the merger agreement will not constitute a change in control under the agreements.

The table below sets forth an estimate of the total payments and benefits the named executive officers of Media General would be entitled to receive pursuant to their employment agreements in the event that their qualifying termination occurred on the closing date of the transaction, which solely for this purpose was assumed to be December 31, 2014. All of the payments set forth below are subject to the named executive officer’s termination of employment and would not be made solely due to the occurrence of the transaction.

Name	Cash (1) ($)	Equity (2) ($)	Benefits (3) ($)	Total (4) (5)
George L. Mahoney	$2,187,500	$1,800,211	$12,000	$3,999,711
James F. Woodward	1,087,500	711,101	12,000	1,810,601
Deborah A. McDermott	1,250,625	—	12,000	1,262,625
James R. Conschafter	918,000	495,108	12,000	1,425,108
John R. Cottingham	877,200	373,214	12,000	1,262,414

(1)

This cash amount represents the estimated severance payment the executive would be entitled to receive upon a qualifying termination. Mr. Mahoney would be entitled to 2 times his base salary (which is estimated to equal $1,250,000) and 2 times his target annual incentive opportunity (which is estimated to equal $937,500); Mr. Woodward would be entitled to 1.5 times his base salary (which is estimated to equal $750,000) and 1.5 times his target annual incentive opportunity (which is estimated to equal $337,500); Mrs. McDermott would be entitled to 1.5 times her base salary (which is estimated to equal $862,500) and 1.5 times her target annual incentive award (which is estimated to equal $388,125); Mr. Conschafter would be entitled to 1.5 times his base salary (which is estimated to equal $675,000) and 1.5 times his target annual incentive opportunity (which is estimated to equal $243,000); and Mr. Cottingham would be entitled to 1.5 times his base salary (which is estimated to equal $645,000) and 1.5 times his target annual incentive opportunity (which is estimated to equal $232,200).

(2)

Upon a qualifying termination, the executives would vest in their unvested performance accelerated restricted stock (PARS) and stock options. To the extent applicable, the value above represents the sum of (i) the number of PARS that would vest upon a qualifying termination multiplied by $17.87, the average closing market price of Voting Common Stock on the NYSE over the first five business days following the first public announcement of the transaction on March 21, 2014 and (ii) the difference between $17.87 and the exercise price of the options that would become vested upon a qualifying termination. The estimated amounts attributable to each component are as follows: Mr. Mahoney ($1,268,770 attributable to PARS and $531,441 attributable to options); Mr. Woodward ($518,230 attributable to PARS and $192,871 attributable to options); Mr. Conschafter ($364,548 attributable to PARS and $130,560 attributable to options); Mr. Cottingham ($250,216 attributable to PARS and $122,998 attributable to options).

(3)

The benefits represent the estimated value of the continuation on the same terms of the medical, dental, disability, and life insurance benefits for the named executive officers for a period of 12 months following employment.

(4)

The Media General annual incentive program provides that an executive that has retired during the year is typically eligible to receive a prorated incentive award for that year. The target bonus amounts for the executives for 2014 are as follows: Mr. Mahoney ($468,750); Mr. Woodward ($225,000); Ms. McDermott ($258,750); Mr. Conschafter ($162,000); Mr. Cottingham ($154,800). These amounts have not been included in the above table.

(5)

As described in the Form 8-K filed by Media General on April 28, 2014, Mr. Cottingham’s employment will cease on November 30, 2014. The estimated amount of severance benefits that Mr. Cottingham would receive upon a termination occurring on such date would not materially differ from the amount that he would receive assuming a termination on December 31, 2014, as shown in the table above.

Interests of LIN’s Directors and Officers in the Transaction

When considering the recommendation of the LIN Board of Directors with respect to the merger agreement and transactions contemplated thereby, you should be aware that certain of LIN’s executive officers and Directors may have interests in the mergers that are different from, or in addition to, those of LIN’s shareholders more generally. These interests may present such executive officers and Directors with actual or potential conflicts of interest. The LIN Board of Directors was aware of these interests during its deliberations on the merits of the mergers and in deciding to recommend that the LIN shareholders vote for the adoption of the merger agreement and approval of the LIN Merger at LIN’s special meeting. Specifically, the LIN shareholders should be aware of the interests of LIN’s executive officers and Directors described below.

Incentive Plans

New Media General will assume all obligations under each of the LIN Incentive Plans (other than as described in this section). Such LIN Incentive Plans include the following: (i) the Amended and Restated 2002 Stock Plan, (ii) the Amended and Restated 2002 Non-Employee Director Stock Plan and (iii) the 1998 Stock Option Plan. See "The Agreements – Description of the Merger Agreement – Treatment of Stock Options and Other Stock-Based Awards” beginning on page 113. Each option to purchase LIN common shares will become an option to purchase shares of New Media General, on the same terms and conditions as such option immediately prior to the effective time of the LIN Merger, except that (i) the number of shares of New Media General voting common stock subject to conversion from such options will equal the product of the number of LIN common shares that were subject to such options immediately prior to such time multiplied by 1.5762, with the result rounded down to the nearest whole number and (ii) the per share exercise price of each such option will be equal to the quotient determined by dividing the exercise price per share at which such option was exercisable immediately prior to such time by 1.5762, with the result rounded up to the nearest whole cent. Each restricted share of LIN and other awards or benefits measured by the value of a number of LIN common shares will become an award on the same terms and conditions applicable to such restricted share or other award immediately prior to the effective time of the LIN Merger with respect to the number of shares of New Media General voting common stock that is equal to the product of the number of LIN common shares subject to such award multiplied by 1.5762.

In connection with the transaction, on May 6, 2014, the Compensation Committee of the LIN Board of Directors adopted resolutions such that the vesting of options to purchase LIN common shares and LIN restricted shares held by non-employee Directors of the LIN Board of Directors whose service will be terminated in connection with the closing of the transaction and who will not be appointed as Directors of the combined company following the closing shall be accelerated immediately prior to the effective time of the LIN Merger.

Ownership of LIN Common Shares by Certain Directors and Officers

As of July 18, 2014, the record date for the special meeting of LIN’s shareholders, LIN’s Directors and executive officers beneficially owned LIN Class A and Class C common shares entitled to, in the aggregate, approximately 90,155,199 votes, or approximately 71.7% of the total combined voting power of the LIN Class A and Class C common shares outstanding on that date, and LIN Class B common shares entitled to approximately 17,876,325 votes, or approximately 99.9% of the total voting power of the LIN Class B common shares outstanding on that date.

The LIN common shares owned by LIN’s Directors and executive officers will be converted, at the election of the holder thereof, into the right to receive either the cash consideration or the New Media General share consideration (or a mixture of cash and shares of New Media General common stock under the proration and allocation procedures in the merger agreement) for their outstanding LIN common shares in the same manner as all other LIN shareholders. For further information with respect to the ownership of LIN common shares of LIN’s Directors and executive officers, see LIN’s Proxy Statement for its Annual Meeting of Shareholders Held May 6, 2014, attached hereto as Annex H.

Indemnification of Executive Officers and Directors of LIN

The merger agreement provides for indemnification and advancement of expenses in favor of the current and former directors and officers of LIN and its subsidiaries with respect to matters existing or occurring at or prior to the completion of the LIN Merger.

Employment Agreement of Vincent L. Sadusky

In connection with the transaction, on March 21, 2014, New Media General entered into an amended and restated employment agreement with Vincent L. Sadusky, which we refer to as the “Sadusky Employment Agreement.” A copy of the Sadusky Employment Agreement is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates, which is incorporated herein by reference. The Sadusky Employment Agreement provides for a term commencing on the date of completion of the transaction, or the “Effective Date,” and ending on the fifth anniversary of the Effective Date (subject to earlier termination as provided therein). Pursuant to the Sadusky Employment Agreement, Mr. Sadusky will be paid an annual base salary in the amount of $711,000 and, beginning with each fiscal year of New Media General during the employment period commencing January 1, 2015, will be eligible to receive a target annual bonus equal to $757,000, which may be increased or decreased, as provided for therein.

If Mr. Sadusky’s employment is terminated by New Media General without Cause or by Mr. Sadusky for Good Reason (as such terms are defined in the Sadusky Employment Agreement), in addition to accrued benefits, New Media General would pay or provide to Mr. Sadusky (i) a payment equal to one times (two times if such termination occurs in certain circumstances thirty (30) days prior to or within 24 months following a Change in Control (as defined in the Sadusky Employment Agreement), which we refer to as the “Change in Control Protection Period,” which does not include the proposed transaction) the sum of Mr. Sadusky’s base salary plus the annual bonus for the year prior to the year of termination and (ii) payment of or reimbursement for Mr. Sadusky’s health and dental benefit premiums for 12 months following termination (24 months if such termination occurs during the Change in Control Protection Period). The severance will generally be paid in installments over the one-year period following termination, provided, that, if such termination occurs within 24 months following a Change in Control or within two years following the Effective Date, it will be paid in a lump sum. Payment of the severance is contingent upon Mr. Sadusky’s execution of a release of claims against New Media General and its subsidiaries. Upon a termination of employment other than by New Media General for Cause, Mr. Sadusky would also be entitled to a pro-rated bonus for the year of termination.

Mr. Sadusky is subject to covenants prohibiting competition with New Media General and its subsidiaries and solicitation of the employees, consultants, customers and suppliers of New Media General and its subsidiaries, in each case during the term of his employment and for the one-year period following the termination of his employment for any reason. Mr. Sadusky is also subject to a perpetual covenant not to disclose the confidential information or trade secrets of New Media General and its subsidiaries.

Employment Agreements with other LIN Executive Officers

On September 27, 2013, LIN entered into amended and restated employment agreements with each of Richard J. Schmaeling, Robert Richter and Denise M. Parent, to continue to serve in the positions of Senior Vice President Chief Financial Officer, Senior Vice President Digital and Senior Vice President Chief Legal Officer, General Counsel and Secretary, respectively and on January 6, 2014, LIN entered into an amended and restated employment agreement with John A. Howell to serve as Vice President Television effective January 1, 2014. We refer to these employment agreements collectively as the “LIN Employment Agreements.”

The LIN Employment Agreements provide that the employment term for Messrs. Schmaeling, Richter, Howell and Ms. Parent will continue unless terminated by the executive or LIN. The executives are entitled to an annual base salary in the amount of $394,000, $394,000, $350,000 and $366,000 for Messrs. Schmaeling, Richter, Howell and Ms. Parent, respectively, in each case subject to annual review and upward (but not downward) adjustment and are also eligible to earn an annual bonus, consisting of a target discretionary performance bonus and a target budget-based objective performance bonus as follows: $198,000 for Mr. Schmaeling, $255,000 for Mr. Richter, $175,000 for Mr. Howell and $192,000 for Ms. Parent. The actual amount of the bonus is calculated as described in more detail in the LIN Employment Agreements. Each of the executives is eligible to participate in employee benefit plans and programs on a similar basis as other senior executives of LIN.

If the executive’s employment is terminated by LIN without Cause or by the executive for Good Reason (as such terms are defined in the LIN Employment Agreements), the executive is generally entitled to receive, in addition to accrued benefits, (i) a payment equal to one times (two times if such termination occurs during the Change in Control Protection Period) the sum of the executive’s base salary plus the annual bonus for the year prior to the year of termination and (ii) payment or reimbursement of health and dental benefit premiums for 12 months following termination (24 months if such termination occurs during the Change in Control Protection Period). In addition to the amounts described above, Ms. Parent is entitled to (a) receive the contribution, if any, paid by LIN for the benefit of Ms. Parent to any 401(k) plan in the last complete fiscal year and (b) the present value, determined as of the effective date of termination, of the sum of (i) all benefits which have accrued to Ms. Parent but have not vested under the LIN retirement plans as of the effective date of termination, and (ii) all additional benefits which would have accrued to Ms. Parent under the retirement plans if Ms. Parent had continued to be employed by LIN on the same terms Ms. Parent was employed on as of the effective date of determination from such date of termination to the date twelve months after the date of termination. The severance will generally be paid in twenty-six (26) substantially equal installments, provided, that, if such termination occurs during the Change in Control Protection Period it will be paid in a lump sum. Payment of severance is contingent upon the executive executing, and not revoking, a standard release of claims. Upon a termination of employment other than for Cause, the executives would also be entitled to a pro-rated bonus for the year of termination.

The LIN Employment Agreements also include covenants prohibiting competition with LIN or any affiliate or subsidiary and solicitation of any executive, employee, consultant, customer, distributor, partner, joint venture or supplier during the term of the Employment Agreements and for one year thereafter. The executives are also subject to a perpetual covenant not to disclose confidential information.

As a result of the interests described above, certain of LIN’s Directors and officers may be more likely to adopt the merger agreement than LIN shareholders generally.

Accounting Treatment of the Transaction

The LIN Merger will be accounted for using the acquisition method of accounting in accordance with ASC 805. Media General’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in this business combination and concluded, based on a consideration of the pertinent facts and circumstances, that Media General will acquire LIN for financial accounting purposes. Accordingly, Media General’s cost to acquire LIN will be allocated to the acquired assets, liabilities and commitments based upon their estimated fair values.

The accounting results of LIN will be included in the operating results of New Media General beginning from the date of completion of the transaction. The recorded assets and liabilities of Media General will be carried forward at their recorded amounts and the historical operating results will be unchanged for the prior periods being reported on. Upon completion of the transaction, the historical financial statements of New Media General will reflect only the operations and financial conditions of Media General.

Listing of New Media General’s Common Stock

Media General has agreed to use its reasonable best efforts to cause New Media General’s voting common stock to be listed on the NYSE, subject to official notice of issuance, prior to the Media General Merger. It is expected that, following the completion of the transaction, New Media General’s voting common stock will trade on the NYSE under Media General’s current ticker symbol, “MEG.”

Delisting and Deregistration of LIN Common Shares

Media General’s voting common stock is listed and trades on the NYSE under the symbol “MEG.” LIN’s Class A common shares are listed and trade on the NYSE under the symbol “LIN.” If the transaction is completed, LIN’s Class A common shares will be delisted from the NYSE and deregistered under the Exchange Act and will cease to be publicly traded.

Resale of New Media General Common Stock

All shares of New Media General common stock received by shareholders in connection with either the Media General Merger or the LIN Merger will be freely tradable for purposes of the Securities Act of 1933, which we refer to as the “Securities Act,” except for shares of New Media General common stock received by any person who is deemed an affiliate of New Media General at the time of the applicable special meeting. Shares of New Media General common stock held by an affiliate of New Media General may be resold or otherwise transferred without registration in compliance with the volume limitations, manner of sale requirements, notice requirements and other requirements under Rule 144 or as otherwise permitted under the Securities Act. This document does not cover resales of shares of New Media General common stock received upon completion of the mergers by any person who is deemed an affiliate of Media General or LIN, and no person is authorized to make any use of this document in connection with any resale.

Regulatory Approvals

Antitrust Authorities. Under the HSR Act, and the related rules and regulations that have been issued by the U.S. Federal Trade Commission, which we refer to as the “FTC,” certain acquisition transactions may not be consummated until certain information and documentary material has been furnished for review by the FTC and the Antitrust Division of the U.S. Department of Justice, which we refer to as the “Antitrust Division,” and certain waiting period requirements have been observed. These requirements apply to the LIN Merger.

Under the HSR Act, the LIN Merger may not be completed until the expiration of a thirty-calendar day waiting period which began when Media General and LIN filed a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division unless extended by a Request for Additional Information. Pursuant to the terms of the merger agreement, Media General and LIN filed Notification and Report Forms on May 9, 2014. Media General and LIN received a Request for Additional Information from the Antitrust Division on June 9, 2014. The issuance of the Request for Additional Information extended the statutory HSR Act waiting period during which the parties cannot close the transaction until 30 days after Media General and LIN have substantially complied with the Request for Additional Information (or the waiting period is otherwise terminated by the Antitrust Division).

At any time before or after the completion of the transaction, the Antitrust Division or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the completion of the LIN Merger, seeking to unwind the LIN Merger or seeking the divestiture of substantial assets of Media General or LIN (or their respective subsidiaries). State attorneys general may also bring legal action under both state and federal antitrust laws, as applicable. Private parties may also bring legal action under the antitrust laws under certain circumstances.

Federal Communications Commission. Under U.S. federal communications laws, Media General and LIN may not complete the LIN Merger unless they have first obtained the FCC’s consent. FCC consent is sought through the filing of transfer of control applications with the FCC, which are subject to public comment and objections from third parties. The parties anticipate that applications for FCC consent to the transaction will be filed on or about May 9, 2014. The timing or outcome of the FCC approval process cannot be predicted.

Media General and LIN have each agreed to use commercially reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of any governmental entity in connection with the transaction. For a further description, see “The Agreements – Description of the Merger Agreement – Efforts to Consummate the Transaction” beginning on page 124.

There can be no assurance that a challenge to the transaction on antitrust, FCC or other regulatory grounds will not be made or, if such a challenge is made, the result of such challenge.

Media General and LIN both own television stations in the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets.  Regulatory authorities will require us to divest stations in these markets.  LIN also owns two television stations in the Albuquerque, NM market that are currently “top-four” stations in this market based on ratings.  Regulatory authorities may require LIN to divest one of the stations in this market and may further require us to divest assets in other markets, or to accept other restrictions or conditions with respect to the operation of television stations in such markets, in order to obtain the approval or consent of such regulatory authorities for the transaction.  We may replace, in whole or in part, the divested revenues and cash flow in these markets by agreeing to swap one or more stations owned by Media General and/or LIN with one or more stations owned by other broadcast companies.  Any such swaps may be consummated directly with the counterparty or may be structured in multiple transactions and qualify as “like-kind exchanges” under Section 1031 of the Code. We may also divest one or more stations in these markets by selling such stations for cash, the proceeds from which likely would be used for general corporate purposes, including reducing indebtedness.  Media General and LIN have not yet determined which stations in these markets will be divested, and whether such stations will be swapped or sold for cash.

Financing of the Transaction

Media General estimates that the total amount of funds necessary to complete the proposed transaction is approximately $1.6 billion. Media General expects to use available cash and the proceeds of the debt commitment described below to complete the transaction. The receipt of such financing by Media General is not a condition to the closing of the transaction.

Media General has agreed to use its reasonable best efforts to obtain financing for the transaction on the terms described below. LIN has agreed to provide, and to use its reasonable best efforts to cause its legal, tax, regulatory, accounting and other representatives to provide, all cooperation reasonably requested by Media General in connection with the financing described below or any alternative debt financing.

Debt Commitment

On March 21, 2014, in connection with the execution of the merger agreement, Media General entered into the debt commitment with Royal Bank of Canada for a commitment with respect to the financing required by Media General to complete the transaction. The debt commitment provides for an aggregate $1.6 billion senior secured credit facility, consisting of the following:

●	an incremental senior secured revolving facility in an aggregate principal amount of $90 million, which we refer to as the “incremental revolving facility;”

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an incremental senior secured Term A facility in an aggregate principal amount of $600 million (less (i) the aggregate principal amount of all refinancings or permanent prepayments of existing debt of Media General or LIN or any of their respective subsidiaries prior to the closing of the transaction and (ii) a portion of the facility up to $100 million or such greater amount mutually agreed that is instead borrowed by one or more third parties), which we refer to as the “incremental Term A facility;” and

●

an incremental senior secured Term B facility in an aggregate principal amount of $910 million, which we refer to as the “incremental Term B facility” and, we refer to all such facilities as the “incremental facilities.”

Pursuant to the debt commitment, Royal Bank of Canada agreed to act as administrative agent, and RBC Capital Markets agreed to act as sole lead arranger and book-running manager for the debt financing, on the terms and subject to the conditions set forth therein. Pursuant to the debt commitment, the loans are expected to bear interest at LIBOR plus (a) for Term B loans, 2.75% (with a LIBOR floor of 0.75%) and (b) for Term A loans, 2.50%. The incremental revolving facility is expected to mature on the fifth anniversary of the closing date, the incremental Term A facility is expected to mature on the fifth anniversary of the closing date and amortize in quarterly installments with a final balloon payment due at maturity, and the incremental Term B facility is expected to mature on July 31, 2020 and amortize in equal quarterly installments equal to 1% of the original principal amount of the facility during each year with a final balloon payment at maturity. The covenants, defaults, prepayments, guarantees and security for the incremental facilities are expected to be the same as under Media General’s current credit agreement.

The debt commitment contains conditions to funding of the debt financing customary for commitments of this type, including but not limited to:

●	satisfaction of the conditions to the merger agreement,

●	the absence of a Target Material Adverse Effect (defined in the debt commitment in a manner consistent with the definition of Material Adverse Effect applicable to LIN in the merger agreement),

●	solvency of Media General after giving effect to the transactions contemplated by the merger agreement,

●	delivery of customary financial information, and

●	the accuracy of certain fundamental representations and warranties.

The debt commitment described above and the ability to draw under the incremental facilities expires on a “drop-dead date” of March 21, 2015. However, this drop-dead date will be automatically extended to June 21, 2015 based on the same conditions that allow the outside date under the merger agreement to be extended.

On April 23, 2014, the debt commitment was amended and restated in order to join the following financial institutions with Royal Bank of Canada as commitment parties and joint lead arrangers in connection with the debt financing for the transaction: Capital One, N.A., Deutsche Bank AG New York Branch, SunTrust Bank and U.S. Bank National Association (and certain of their respective affiliates). Media General expects to pay approximately $32 million in underwriting and other financing fees upon closing of the transaction assuming the full $1.6 billion commitment is utilized.

Description of Certain Indebtedness of Media General and LIN

Existing Media General Credit Agreement

Media General is a party to a credit agreement, dated as of July 31, 2013 with Royal Bank of Canada, as the administrative agent, and the other agents and lenders party thereto. Media General’s credit agreement includes (1) a $60 million, 5-year revolving credit facility that matures on July 31, 2018 and (2) an $885 million, 7-year term loan that matures on July 31, 2020.

The interest rate on the revolving credit facility accrues at a rate of LIBOR plus 2.75%. When no borrowings are outstanding, Media General pays a 0.5% commitment fee. The interest rate on the term loan accrues at a rate of LIBOR plus 3.25% (3.00% if Media General’s Consolidated Total Net Leverage Ratio (the ratio of Consolidated Net Debt to Consolidated EBITDA for the most recent rolling eight-quarter period) is less than 4.00:1), with a 1.00% LIBOR floor.

The term loan and indebtedness under the revolving credit facility may be optionally prepaid at any time with no premium or penalty, provided that any prepayment of the term loan in connection with a Repricing Transaction within one year of the initial draw under the facility required payment of a 1% prepayment premium. In addition, term loans are required to be repaid with (1) 50% of excess cash flow (25% if the Consolidated First Lien Net Leverage Ratio is less than 2.5:1.0 and 0% if such ratio is less than 2.0:1.0), (2) 100% of the net cash proceeds of certain asset sales (with an option to reinvest such proceeds rather than repay the term loans) and (3) the proceeds of certain incurrences of indebtedness.

Media General’s credit agreement contains covenants which impose restrictions on Media General’s ability to, among other things, and subject to exceptions, incur additional debt, incur or assume any liens, enter into capital leases, make any investments, consummate acquisitions, complete asset dispositions, enter into mergers or consolidations or sell all or substantially all of Media General’s assets, enter into certain transactions with Media General affiliates, and make restricted payments (including share repurchases and dividends). The credit agreement also contains a total net leverage ratio covenant (the ratio of debt to a rolling eight-quarter calculation of EBITDA, as defined in the agreement). The credit agreement also contains customary events of default, including failure to make payments when due, covenant defaults, breaches of representations and warranties, cross-defaults, entry into bankruptcy proceedings, certain judgments, certain ERISA events, the invalidity of loan documentation, a change of control (as defined in the agreement), termination of a broadcast license which has a material adverse effect, and defaults under other Media General debt instruments.

Amendment to Media General Credit Agreement

On April 15, 2014, Media General obtained the requisite consents for an amendment to its credit agreement. This amendment permits Media General to obtain additional financing necessary to consummate the transaction, pursuant to the debt commitment, as follows: (i) new incremental term A loans which are expected to be in an aggregate principal amount of $600,000,000, with a 5-year maturity (amortizing at annual rates of 5%, 10%, 10%, 15% and 15%, with balance due at maturity), and to bear interest at LIBOR plus a margin of 2.50%, (ii) new incremental term B-2 loans which are expected to be in an aggregate principal amount of $910,000,000, with a maturity equivalent to the existing term B loans under the credit agreement (amortizing at a rate of 1% per annum), and to bear interest at LIBOR (with a LIBOR floor of 0.75%) plus a margin of 2.75% and (iii) new incremental revolving credit commitments which are expected to be in an aggregate principal amount of $90,000,000, with a maturity and pricing equivalent to the existing revolving credit loans under the credit agreement. The amendment also increases various covenant ‘baskets’ to reflect the larger pro-forma size of New Media General, and modifies the leverage ratio covenant requirements as well as various other existing covenant and general operating restrictions.. The amendment’s terms shall become effective upon successful completion of the transaction. The terms of the amendment will become effective upon successful completion of the transaction and other customary closing conditions. Media General paid a $1.3 million nonrefundable amendment fee to the participating lenders in April of 2014.

LIN Indebtedness

In connection with the transaction, it is currently expected that substantially all of LIN’s outstanding indebtedness will be repaid or satisfied and discharged at or prior to the closing of the transaction, other than the $290 million aggregate principal amount of LIN Television’s 6.375% Senior Notes due 2021, which we refer to as the “2021 Notes,” which it is currently expected will remain outstanding following the closing of the transaction.

2021 Notes

The 2021 Notes mature on January 15, 2021. At any time prior to January 15, 2017, at the option of the issuer, the 2021 Notes may be redeemed at a redemption price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium. Beginning on January 15, 2017, all or a portion of the 2021 Notes can be redeemed at a redemption price equal to 103.188% of the principal amount of the notes redeemed, declining to 101.594% on January 15, 2018 and 100% on January 15, 2019. In addition, prior to January 15, 2016, up to 35% of the 2021 Notes can be redeemed with the proceeds of one or more equity offerings at a price equal to 106.375% of the principal amount of the notes redeemed, so long as at least 65% of the 2021 Notes remain outstanding. In addition, the issuer must offer to buy back all of the 2021 Notes at 101% of their principal amount if a change of control (as defined) occurs. The transaction, as currently structured, would not constitute a change of control under the terms of the 2021 Notes.

The 2021 Notes are senior unsecured notes and are guaranteed by most of LIN’s subsidiaries and by LIN Media LLC. It is currently contemplated that, following consummation of the transaction, the 2021 Notes will also be guaranteed by Media General and most of Media General’s subsidiaries and will rank equal in priority with the indebtedness under Media General’s credit agreement (but will rank junior to the debt under the Media General credit agreement to the extent of the collateral which secures such facility).

The indenture governing the 2021 Notes contains covenants limiting LIN’s ability and the ability of its restricted subsidiaries to, among other things, incur certain additional indebtedness, incur certain liens, make certain dividends, distributions, investments and other restricted payments, sell certain assets, agree to any restrictions on the ability of restricted subsidiaries to make payments to LIN, merge, consolidate or sell substantially all of its assets, and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. Additionally, if LIN sells assets under certain circumstances, LIN may be required to use the net cash proceeds of such asset sale to make an offer to purchase the 2021 Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date. The indenture governing the 2021 Notes also includes customary events of default, including payment and covenant defaults, cross defaults to other debt, judgment defaults, bankruptcy default and any guaranteeing being held to be unenforceable.

Media General currently expects that the 2021 Notes will remain outstanding following the closing of the transaction. However, depending on market conditions and various other factors, Media General may elect to redeem some or all of the 2021 Notes prior to or in connection with the closing of the transaction, or following the closing of the transaction.

2018 Notes

LIN has also issued $200 million aggregate principal amount of 8.375% Senior Notes due 2018, which we refer to as the “2018 Notes.” The 2018 Notes mature on April 15, 2018. At any time on or after April 15, 2014, all or a portion of the 2018 Notes can be redeemed at a redemption price equal to 104.188% of the principal amount of the notes redeemed, declining to 102.094% on April 15, 2015 and 100% on April 15, 2016 and thereafter. The 2018 Notes are senior, unsecured obligations of LIN and rank equal in priority with the 2021 Notes. The 2018 Notes are guaranteed by the same guarantors that guarantee the 2021 Notes and contain covenants, events of default and other terms that are similar to those contained in the 2021 Notes.

Media General and LIN currently expect that in connection with the closing of the transaction it will cause the 2018 Notes to be satisfied and discharged and then redeemed in accordance with the terms of the indenture which governs the 2018 Notes. However, depending on market conditions and various other factors, LIN (with Media General’s consent) could elect to seek to redeem or refinance the 2018 Notes prior to the consummation of the transaction, and any debt incurred to refinance the 2018 Notes might remain outstanding following the closing of the transaction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

The following is a summary of the material U.S. federal income tax consequences of the Media General Merger to the Media General shareholders and of the LIN Merger to the LIN shareholders. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). Any such change or interpretation could affect the continuing validity of this discussion. This discussion is limited to U.S. holders (as defined below) that hold their shares of Media General common stock or LIN common shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to a particular shareholder or to shareholders that are subject to special treatment under U.S. federal income tax laws, such as:

●	shareholders that are not U.S. holders;

●	financial institutions;

●	investors in pass-through entities;

●	insurance companies;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	certain expatriates or persons whose functional currency is not the U.S. dollar;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons that own more than 5% of the outstanding common stock of Media General or 5% of the outstanding LIN common shares;

●	persons that hold Media General common stock or LIN common shares as part of a straddle, hedge, constructive sale or conversion transaction; and

●	U.S. holders that acquired their shares of Media General common stock or LIN common shares through the exercise of an employee stock option or otherwise as compensation.

In addition, this discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the mergers, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

If a partnership or other entity taxed as a partnership holds Media General common stock or LIN common shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the mergers to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Media General common stock or LIN common shares, as applicable, that for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof;

●	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

●

a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Treatment of the Mergers Generally

Media General and LIN intend that the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. The obligation of Media General to complete the mergers is conditioned upon the receipt by Media General of an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, which we refer to as “Fried Frank,” counsel to Media General, to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. The obligation of LIN to complete the mergers is conditioned upon the receipt by LIN of an opinion from Weil, Gotshal & Manges LLP, which we refer to as “Weil Gotshal,” counsel to LIN, to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. In rendering these opinions, counsel may require and rely upon assumptions, representations, warranties and covenants provided by Media General, LIN, New Media General and the merger subsidiaries, including those contained in the merger agreement and in representation letters to be provided by the parties to counsel. In addition, the opinions will be subject to certain qualifications and limitations as set forth in the opinions. If any of the assumptions, representations, warranties or covenants upon which those opinions are based is inconsistent with the actual facts, the conclusions reached in the opinions could be adversely affected.

None of these opinions will be binding on the IRS or the courts. Media General and LIN have not requested and do not intend to request any ruling from the IRS as to the U.S. federal income tax consequences of the mergers. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each Media General shareholder and each LIN shareholder should consult its tax advisor with respect to the particular tax consequences of the mergers to such holder, including the consequences if the IRS successfully challenged the qualification of the Media General Merger and the LIN Merger, taken together, as a transaction described in Section 351 of the Code.

Tax Consequences to U.S. Holders of Media General Common Stock and LIN Common Shares

Based upon the facts and representations contained in representation letters received from Media General and LIN, and subject to the limitations, assumptions and qualifications described therein and herein, in the opinion of Fried Frank and Weil Gotshal, the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code. Based on such opinions, the following tax consequences would result:

●	a U.S. holder of Media General common stock will not recognize gain or loss upon the exchange of its Media General common stock for New Media General common stock in the Media General Merger;

●

the aggregate basis of the New Media General common stock received in the Media General Merger by a U.S. holder of Media General common stock will be the same as the aggregate basis of the shares of Media General common stock exchanged; and

●

the holding period of the New Media General common stock received in the Media General Merger by a U.S. holder of Media General common stock in exchange for Media General common stock generally will include the holding period of the shares of Media General common stock exchanged.

●

gain or loss will be recognized by U.S. holders of LIN common shares that receive solely cash in exchange for LIN common shares pursuant to the LIN Merger equal to the difference between the amount of cash received by a holder and such holder’s adjusted basis in its LIN common shares;

●

no gain or loss will be recognized by U.S. holders of LIN common shares that receive solely shares of New Media General common stock in exchange for LIN common shares pursuant to the LIN Merger (except with respect to any cash received instead of fractional share interests in New Media General common stock, as discussed below);

●

gain (but not loss) will be recognized by U.S. holders of LIN common shares that receive shares of New Media General common stock and cash in exchange for LIN common shares pursuant to the LIN Merger, in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the New Media General common stock and the amount of cash received by a holder in exchange for its LIN common shares exceeds such holder’s adjusted basis in its LIN common shares, and (2) the amount of cash received by such holder of LIN common shares (the treatment of any cash received instead of fractional share interests in New Media General common stock is discussed below);

●

subject to the discussion of fractional shares below, the aggregate basis of the New Media General common stock received in the LIN Merger by a U.S. holder of LIN common shares will be the same as the aggregate basis of the LIN common shares for which it is exchanged, decreased by the amount of any cash received in the LIN Merger (other than any cash received instead of fractional share interests in New Media General common stock), and increased by the amount of gain, if any, recognized on the exchange (excluding any gain or loss recognized with respect to fractional share interests in New Media General common stock for which cash is received); and

●

the holding period of New Media General common stock received by a U.S. holder of LIN common shares in exchange for LIN common shares generally will include the holding period of the LIN common shares for which they are exchanged.

If holders of LIN common shares acquired different blocks of LIN common shares at different times or at different prices, any gain or loss will be determined separately with respect to each block of LIN common shares.

Gain that holders of LIN common shares recognize in connection with the mergers generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their LIN common shares for more than one year as of the date of the mergers. Long-term capital gain of non-corporate holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. It is possible that a portion of the gain that LIN shareholders recognize with respect to their shares may be recharacterized as ordinary income to the extent that LIN owns assets that constitute inventory or unrealized receivables pursuant to Section 751 of the Code.

Under Section 357(c) of the Code, if a corporation assumes liabilities of the transferor (or accepts property subject to liabilities) in a transaction described in Section 351 of the Code, the transferor must recognize gain in the amount by which the liabilities exceed the transferor’s basis in the property contributed to the corporation. For this purpose, partnership liabilities allocable to the LIN common shares that are exchanged by the LIN shareholders in the LIN Merger will be treated as liabilities of the LIN shareholders and assumed by New Media General. Accordingly, a LIN shareholder will recognize gain upon the exchange of LIN common shares in the LIN Merger if and to the extent that (i) the aggregate amount of partnership liabilities attributable to the shares exchanged by the LIN shareholder exceeds (ii) the LIN shareholder’s aggregate tax basis in the LIN common shares exchanged. In general, because the partnership liabilities allocable to shares are included in the basis of those shares, a LIN shareholder’s exchange of shares will not cause the LIN shareholder to recognize gain under Section 357(c) of the Code, unless the LIN shareholder’s tax basis has been reduced by other factors, such as distributions to the LIN shareholder in excess of its share of the income of LIN. In the event that a LIN shareholder recognizes gain under Section 357(c) of the Code, the gain will increase its basis in its New Media General common stock received in the LIN Merger.

Cash Received Instead of a Fractional Share of New Media General Common Stock. A holder of LIN common shares that receives cash instead of a fractional share of New Media General common stock will generally be treated as having received the fractional share pursuant to the LIN Merger and then as having sold that fractional share of New Media General common stock for cash. As a result, a holder of LIN common shares will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in its fractional share interest as set forth above. Except as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the mergers, the holding period for such LIN common shares is greater than one year. The deductibility of capital losses is subject to limitations.

Appraisal Rights. If appraisal rights are available (which, as explained below, cannot be determined until after the effective date of the LIN Merger), generally, a U.S. holder of LIN common shares who properly demands and perfects appraisal rights under Delaware law with respect to such holder’s LIN common shares will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received in respect of such shares and the holder’s adjusted tax basis in such shares, except that a portion of the cash received may be taxable as interest.

Backup Withholding and Information Reporting. Payments of cash to a holder of LIN common shares as part of the mergers may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption satisfactory to New Media General and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Reporting Requirements.

U.S. holders of Media General common stock or LIN common shares that receive New Media General common stock and, upon consummation of the mergers, own New Media General stock representing at least 5.0% of the total combined voting power or value of the total outstanding New Media General common stock, are required to attach to their tax returns for the year in which the mergers are consummated, and maintain a permanent record of, a statement containing the information listed in Treasury regulations section 1.351-3. The facts to be disclosed by a U.S. holder include the aggregate fair market value of, and the U.S. holder’s basis in, the Media General common stock or the LIN common shares, as applicable, exchanged pursuant to the mergers.

The preceding discussion is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the mergers, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

THE AGREEMENTS

The following summary describes certain material provisions of the merger agreement and the voting agreements entered into in connection with the transaction, and is qualified in its entirety by reference to those agreements. Copies of the merger agreement and the plan of merger are attached to this joint proxy statement/prospectus as Annexes A and B, respectively, and are incorporated by reference into this joint proxy statement/prospectus. The voting agreements are each filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates and are incorporated by reference into this joint proxy statement/prospectus. This summary may not contain all of the information about the agreements that may be important to you. We encourage you to carefully read each of the agreements in its entirety for a more complete understanding of the transaction.

Description of the Merger Agreement

This section of the joint proxy statement/prospectus describes certain material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement/prospectus. We urge you to read the entire merger agreement.

The merger agreement and the discussion under the heading “Description of the Merger Agreement” have been included to provide you with information regarding the terms of the merger agreement. They are not intended to provide any other factual information about Media General, LIN or New Media General, Merger Sub 1 or Merger Sub 2, which we refer to as the “merger subsidiaries.” That information can be found elsewhere in this joint proxy statement/prospectus and in the other public filings made by Media General and LIN with the SEC, which are available without charge at www.sec.gov, and in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013, attached hereto as Annex G, LIN’s Proxy Statement for its Annual Meeting of Shareholders Held May 6, 2014, attached hereto as Annex H, and LIN's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, attached hereto as Annex J. See “Where You Can Find More Information” beginning on page 171.

On March 21, 2014, Media General entered into the merger agreement with LIN and the merger subsidiaries. The merger agreement provides, among other things, for two mergers:

●

the Media General Merger, which is a merger of Merger Sub 1 with and into Media General, with Media General surviving the merger as a wholly owned subsidiary of New Media General and the issuance to Media General shareholders of shares of New Media General common stock as described below in “Consideration in the Media General Merger;” and

●

the LIN Merger, which is a merger of Merger Sub 2 with and into LIN, with LIN surviving the merger as a wholly owned subsidiary of New Media General and the issuance to LIN shareholders of shares of New Media General voting common stock and cash as described below in “Consideration in the LIN Merger”.

We sometimes refer to Media General following the completion of the Media General Merger as the “Surviving Corporation,” and to LIN following the completion of the LIN Merger as the “Surviving Company.”

Closing and Effective Times of the Transaction

The closing of the transaction will take place at 9:00 a.m. local time, in New York City, on the third business day after the satisfaction or waiver of the conditions set forth in the merger agreement (other than those conditions that are to be satisfied or waived at the closing, but subject to such satisfaction or waiver), unless another time or date is agreed to by Media General and LIN.

Articles of Incorporation and Bylaws of New Media General

New Media General’s Articles of Incorporation, as of the effective time of the Media General Merger, will be amended in their entirety to be in the form filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. New Media General's Articles of Incorporation, as filed, are incorporated by reference herein. In addition, in connection with the Media General Merger, the Board of Directors of New Media General will amend the Bylaws of New Media General to be in the form filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. The Bylaws of New Media General, as filed, are incorporated by reference herein. Descriptions of certain key provisions of the Articles of Incorporation and Bylaws as so amended, which will be the Articles of Incorporation and Bylaws of the combined company after the closing, are included under “Description of New Media General Capital Stock” beginning on page 145, and “Comparison of Shareholders Rights” beginning on page 150.

Directors and Officers of New Media General

Pursuant to the merger agreement, prior to the effective time of the Media General Merger the Boards of Directors of Media General and New Media General are required to fix the size of New Media General’s Board of Directors at 11 members, seven of whom will be designated by Media General and four of whom will be designated by LIN. The non-executive Chairman of the Board of Directors of New Media General will be one of the Media General designees selected by the Board of Directors of Media General, effective as of the day after the date of the consummation of the LIN Merger.

Pursuant to the merger agreement, Media General and New Media General will take all requisite action so that the President and Chief Executive Officer of New Media General will be Vincent L. Sadusky, effective as of the LIN Merger; provided, however, that if Mr. Sadusky ceases to be the President and Chief Executive Officer of LIN at any time prior to the completion of the Media General Merger, Media General will, after consulting with LIN, be entitled to select another person to be the President and Chief Executive Officer of New Media General as of the LIN Merger.

For a further description of the governance of the combined company following the closing of the transaction, see “Description of New Media General Capital Stock” beginning on page 145 and “Comparison of Shareholder Rights” beginning on page 150.

Corporate Name

Prior to the Media General Merger, Media General and New Media General will take all requisite action so that, immediately after the Media General Merger, the corporate name of New Media General will be “Media General, Inc.”

Headquarters

Following the closing of the transaction, the headquarters and principal executive offices of the combined company will be located in Richmond, Virginia. It is anticipated that New Media General or its subsidiaries will maintain a significant presence in Austin, Texas.

Consideration in the Media General Merger

In the Media General Merger, each outstanding share of Media General voting common stock will automatically be converted into one share of New Media General voting common stock, and each share of Media General non-voting common stock will automatically be converted into one share of New Media General non-voting common stock. Each share of common stock of Merger Sub 1 will be automatically converted on a one-for-one basis into one share of the Surviving Corporation.

The shares of New Media General’s common stock to be issued in the Media General Merger will represent approximately 64% of the fully diluted shares of outstanding common stock of New Media General after giving effect to the transaction. Media General shareholders are not entitled to appraisal rights under Virginia law in connection with the Media General Merger.

Consideration in the LIN Merger

At the effective time of the LIN Merger, each outstanding LIN common share (other than (i) LIN common shares held by Media General, LIN or their respective subsidiaries, and (ii) LIN common shares, if any, with respect to which the holders thereof are entitled to demand and have properly demanded appraisal, and have not withdrawn such demand or waived their rights to appraisal) will be converted, at the election of the holder thereof, subject to the proration and allocation procedures set forth in the merger agreement and described below, into the right to receive the following:

●	each outstanding LIN common share for which the holder elects to receive cash consideration, $27.82 in cash without interest; or

●	each outstanding LIN common share for which the holder elects to receive share consideration, 1.5762 shares of New Media General voting common stock.

Each outstanding LIN common share for which no election is made (including shares for which an election is not properly made) will be converted into the right to receive cash or shares of New Media General voting common stock in accordance with the proration and allocation procedures set forth in the merger agreement, described below. The total number of LIN common shares that will be converted into the right to receive the cash consideration will be equal to (i) 27,426,312, minus (ii) the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger.

At the effective time of the LIN Merger, New Media General will automatically be admitted as the sole member of LIN holding all of the outstanding limited liability company interests in LIN and will be bound by the LIN LLC Agreement.

Media General expects to issue approximately 44.1 million shares of New Media General voting common stock to the LIN shareholders, and 6.4 million shares of New Media General will be issuable in respect of LIN options that become options for New Media General common stock, in connection with the LIN Merger, together representing approximately 36% of the fully diluted shares of outstanding common stock of New Media General after giving effect to the transaction.

Pursuant to the LIN LLC Agreement, the holders of LIN common shares are entitled to rights of appraisal in the event of a merger of LIN that would give rise to appraisal rights under Delaware law if LIN were a Delaware corporation and the holders of LIN common shares were stockholders of such corporation. Accordingly, the LIN shareholders may seek appraisal rights, if available, in connection with the LIN Merger under Delaware law with respect to their LIN common shares and, if such rights are perfected, such shareholders will be entitled to receive payment of the appraised value of such shares in accordance with Delaware law instead of receiving cash/and or shares of common stock in connection with the LIN Merger. See “Appraisal Rights” beginning on page 164.

Election Procedures

Media General and LIN will mutually agree upon an election form and other appropriate and customary transmittal materials, which we refer to as the “election form,” that will be mailed to LIN shareholders not more than 45 days and not less than 30 days prior to the anticipated completion of the transaction, or on such other date as Media General and LIN will mutually agree. The election form will be mailed to each holder of record of LIN common shares as of the close of business on a business day prior to the date of such mailing selected by LIN and reasonably acceptable to Media General.

Each election form will permit the holder to specify (i) the number of shares of such holder’s LIN common shares with respect to which such holder elects to receive the cash consideration, and (ii) the number of shares of such holder’s LIN common shares with respect to which such holder elects to receive the New Media General share consideration. LIN shareholders need not elect to receive the same form of consideration for all of the LIN shares they own. Any LIN common shares with respect to which the exchange agent has not received an effective, properly completed election form on or before 5:00 p.m., New York City time, on the fifth day prior to the closing date (or such later date as Media General and LIN may agree), which we refer to as the “election deadline,” will be deemed to be no-election shares. An election is only properly made if the exchange agent receives a properly completed election form by the election deadline. To be properly completed, an election form must be accompanied by one or more LIN certificates representing all LIN common shares covered by such election form, together with duly executed transmittal materials included in the election form, or in the case of book-entry securities, receipt of an “agent’s message” by the exchange agent to which such election form applies. Any election form may be revoked or changed by written notice received by the exchange agent prior to the election deadline.

Proration and Allocation Procedures

If the number of cash electing shares is greater or less than the Cash Election Cap, then the consideration to be received by the LIN shareholders in exchange for their LIN common shares will be allocated in the manner described below.

Cash Oversubscribed

If the total number of cash electing shares exceeds the Cash Election Cap, then the LIN shareholders holding such cash electing shares will receive a mix of cash and shares of New Media General’s voting common stock. If the cash consideration is oversubscribed, then:

●	each stock electing share, and each no election share, will be converted into the right to receive the New Media General share consideration; and

●	each cash electing share will be converted into the right to receive:

●

an amount in cash equal to the product of $27.82 multiplied by a fraction, the numerator of which is the Cash Election Cap and the denominator of which is the total number of cash electing shares. We refer to such fraction as the “cash fraction;” and

●	a number of shares of New Media General voting common stock equal to the product of 1.5762 multiplied by a fraction equal to one minus the cash fraction.

Cash Undersubscribed

If the total number of cash electing shares is less than the Cash Election Cap (in such case, we refer to the difference between the Cash Election Cap and the total number of cash electing shares as the “shortfall number”), then the following procedures will be followed:

●	each cash electing share will be converted into the right to receive the cash consideration; and

●	if the shortfall number is less than or equal to the total number of no election shares, then:

●	each stock electing share will be converted into the right to receive the New Media General share consideration; and

●	each no election share will be converted into the right to receive:

●

an amount in cash equal to the product of $27.82 multiplied by a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of no election shares. We refer to such fraction as the “shortfall fraction;” and

●	a number of shares of New Media General voting common stock equal to the product of 1.5762 multiplied by a fraction equal to one minus the shortfall fraction;

●

if the shortfall number is greater than the total number of no election shares (in such case, we refer to the number of shares by which the shortfall number exceeds the number of no election shares is as the “shortfall excess”), then:

●	each no election share will be converted into the right to receive the cash consideration; and

●	each stock electing share will be converted into the right to receive:

●

an amount in cash equal to the product of $27.82 multiplied by a fraction, the numerator of which is the shortfall excess and the denominator of which is the number of no election shares. We refer to such fraction as the “excess fraction;” and

●	a number of shares of New Media General voting common stock equal to the product of 1.5762 multiplied by a fraction equal to one minus the excess fraction.

Treatment of Stock Options and Other Stock-Based Awards

Media General

At the effective time of the Media General Merger, each stock option of Media General outstanding immediately prior to such time will become an option to purchase the same number of shares of New Media General voting common stock equal to the number of shares of Media General voting common stock subject to such stock option, on the same terms and conditions as applied to such stock option immediately prior to the effective time of the Media General Merger (including applicable vesting, exercise and expiration provisions).

At the effective time of the Media General Merger, each share of restricted stock of Media General and other awards or benefits measured by the value of a number of shares of Media General voting common stock (including DSUs, restricted stock units, phantom units, deferred stock units, stock equivalents and dividend equivalents) will become an award on the same terms and conditions applicable to such restricted stock or other award immediately prior to the effective time of the Media General Merger with respect to the number of shares of New Media General voting common stock that is equal to the number of shares of Media General voting common stock subject to such award.

LIN

At the effective time of the LIN Merger, each option to purchase LIN common shares outstanding immediately prior to such time will become an option to purchase, on the same terms and conditions as applied to such option immediately prior to the effective time of the LIN Merger (including applicable vesting, exercise and expiration provisions), shares of New Media General voting common stock, except that (i) the number of shares of New Media General voting common stock subject to conversion from such options will equal the product of the number of LIN common shares that were subject to such options immediately prior to such time multiplied by 1.5762, with the result rounded down to the nearest whole number and (ii) the per share exercise price of each such option will be equal to the quotient determined by dividing the exercise price per share at which such option was exercisable immediately prior to such time by 1.5762, with the result rounded up to the nearest whole cent.

At the effective time of the LIN Merger, each restricted share of LIN and other awards or benefits measured by the value of a number of LIN common shares (including restricted stock units, phantom units, deferred stock units, stock equivalents and dividend equivalents) will become an award on the same terms and conditions applicable to such restricted stock or other award immediately prior to the effective time of the LIN Merger with respect to the number of shares of New Media General voting common stock that is equal to the product of the number of LIN common shares subject to such award multiplied by 1.5762.

If the employment of a holder of an outstanding New Media General stock option or stock-based award that was converted from an option for, or a share-based award based on, LIN common shares is involuntarily terminated by New Media General or any of its subsidiaries within twelve months after the effective time of the LIN Merger (other than for cause (as defined below)), all of the then unvested stock options or stock-based awards held by such holder will become fully vested upon such termination and, in the case of a stock option, will be exercisable for a period of 30 days following the effective date of such termination (or, with respect to a stock option that has vested prior to such termination, such longer period as may be applicable to such stock option upon such termination of employment, in accordance with the terms and conditions of such stock option as of the effective time of the LIN Merger). For purposes of this paragraph, the term “cause” means, with respect to any holder, such holder (i) has been convicted of, or entered a pleading of guilty or nolo contendre (or its equivalent in the applicable jurisdiction) to, any criminal offense (whether or not in connection with the performance by the employee of his or her obligations and duties to New Media General and/or any of its subsidiaries), excluding offenses under road traffic laws, or misdemeanor offenses, that are subject only to a fine or non-custodial penalty; (ii) has willfully failed to perform the duties properly assigned to him or her by New Media General or any of its subsidiaries, and such holder has the physical capacity to perform such duties; or (iii) has engaged in gross negligence or willful misconduct with respect to New Media General or any of its subsidiaries.

Certain Representations and Warranties

. The representations and warranties in the merger agreement were made as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Media General, LIN and the merger subsidiaries and may be subject to important qualifications and limitations agreed to by Media General and LIN in connection with negotiating the terms of the merger agreement. Additionally, subject to certain exceptions, the representations and warranties made by Media General and LIN in the merger agreement are qualified by the information disclosed by Media General or LIN, respectively, with the SEC prior to the date of the merger agreement, excluding any risk factor disclosures, disclosure of risks in any “forward-looking statements” disclaimer and any other statements that are similarly predictive or forward-looking in nature. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality (including, in many cases, “material adverse effect”) different from those generally applicable to shareholders and in some cases may be qualified by disclosures made by one party to the other in disclosure letters delivered by such party to the other, which are not necessarily reflected in the merger agreement or were used for the purpose of allocating risk between Media General and LIN rather than establishing matters as facts. Finally, information concerning the subject matter of the representations and warranties in the merger agreement may have changed since the date of the merger agreement, which may or may not be fully reflected in Media General’s or LIN’s public disclosures. Media General and LIN will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement, and will update such disclosure as required by federal securities laws. The representations and warranties in the merger agreement do not survive the closing of the transaction. For the foregoing reasons, you should not rely on the representations and warranties in the merger agreement as statements of factual information. Some of the more significant representations and warranties that Media General and LIN each made to the other relate to:

●	valid existence, good standing and corporate authority to conduct business, including with respect to its subsidiaries;

●	capital stock, limited liability company interests, stock options and other equity interests;

●	corporate authority to enter into the merger agreement and other agreements contemplated by the transaction, and to consummate such transaction;

●	approval of the merger agreement and the transaction by its Board of Directors;

●

absence of conflict with or breach of organizational documents, certain agreements and applicable law resulting from the execution and delivery of the merger agreement and the consummation of the transaction;

●	SEC filings;

●	required governmental approvals;

●	financial statements;

●	broker’s fees;

●	absence of certain changes or events;

●	litigation;

●	taxes;

●	employee benefits and labor matters;

●	compliance with applicable laws and possession of necessary permits and licenses;

●	existence and validity of, and compliance with, material contracts;

●	absence of certain undisclosed liabilities;

●	interests in real property;

●	compliance with environmental laws and other environmental matters;

●	inapplicability of state anti-takeover statutes and rights agreements;

●	internal controls and procedures;

●	insurance;

●	intellectual property;

●	transactions with related parties;

●	information supplied for inclusion in filings and notices;

●	compliance with anti-bribery laws, including the Foreign Corrupt Practices Act;

●	the shareholder votes required to approve the merger agreement and the transactions contemplated by the merger agreement;

●	matters related to multi-channel video programming distributors;

●	opinions of financial advisors;

●	ownership of the other party’s equity securities; and

●	licensees.

In addition, Media General has made representations to LIN relating to the availability of funds.

For purposes of the merger agreement, a “material adverse effect” with respect to a party and its subsidiaries is defined to mean a material adverse effect on the business, financial condition or results of operations of the party and its subsidiaries taken as a whole. However, for purposes of determining whether there has been or there is reasonably likely to be a material adverse effect with respect to a party and its subsidiaries, the results of the following events or changes are not taken into account:

●

the failure to meet any internal or external projections, forecasts or estimates of earnings, revenues or other metrics for any period or change in the market price or trading volume of the party’s shares, except that any event or change causing such failure may be taken into account;

●

any changes that generally affect the industries or markets in which the party and its subsidiaries operate (except to the extent that the party is disproportionately affected as compared with the other party, but only to the extent of such disproportionality);

●

changes generally in economic or financial markets, including changes in interest or exchange rates, regulatory or political conditions or in applicable laws or GAAP (except to the extent that the party is disproportionately affected as compared with the other party, but only to the extent of such disproportionality);

●	changes due to war or acts of terrorism;

●

other than with respect to certain representations, warranties and conditions contained in the merger agreement, the announcement or pendency of the merger agreement or the transaction or the identity of the other party or any of its affiliates or actions taken by the other party and the impact thereof on such party’s relationships, contractual or otherwise, with agents, customers, suppliers, vendors, licensees, licensors, lenders, partners, employees or regulators, including the FCC;

●	the taking of any action required by, or failure to take any action prohibited by, the merger agreement or at the written request or with the prior written consent of the other party; and

●	earthquakes, hurricanes, floods or other natural disasters.

Conduct of Media General’s and LIN’s Businesses Pending the Transaction

Prior to the closing of the transaction, except as expressly permitted by the merger agreement or unless otherwise consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), each of Media General and LIN has agreed that it will, and will cause its respective subsidiaries to, conduct its business in all material respects in the ordinary course and use its reasonable best efforts to maintain its FCC licenses and rights of it and its subsidiaries thereunder and to preserve intact in all material respects its current business organization, ongoing businesses and significant relationships with third parties.

Unless otherwise permitted under the merger agreement, or to the extent the other party otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), each of Media General and LIN has generally agreed that it will not:

●

declare or pay any dividends or make any distributions with respect to any of its capital stock, limited liability company interests or other equity securities (other than intercompany dividends and distributions);

●

split, recapitalize, subdivide, combine or reclassify any of its capital stock, limited liability company interests or other equity interests or issue or authorize any other securities in respect of shares of its capital stock, limited liability company interests or other equity interests;

●

purchase, redeem or otherwise acquire any shares of its capital stock, limited liability company interests or other equity interests (including with respect to LIN, other than intercompany purchases or redemptions);

●

with respect to LIN, issue, deliver, sell, pledge or otherwise encumber or subject to any lien (other than certain permitted liens), any of its limited liability company interests or other equity interests, or any rights, warrants, options or securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such limited liability company interests or other equity interests, except for (i) issuances pursuant to the conversion of LIN Class B common shares to LIN Class A common shares or of LIN Class C common shares to LIN Class A common shares, or (ii) issuances of LIN Class A common shares upon the exercise or settlement of LIN equity grants in the ordinary course of business;

●

with respect to Media General, issue, deliver, sell, pledge or otherwise encumber or subject to any lien (other than certain permitted liens), any shares of its capital stock or other equity interests, or any rights, warrants, options or securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such shares of capital stock or other equity interests, except for (i) issuances pursuant to the conversion of Media General voting common stock to Media General non-voting common stock or of Media General non-voting common stock to Media General voting common stock, or (ii) grants and awards of stock options and other stock-based awards in the ordinary course of business and issuances of Media General voting common stock upon the exercise of stock options or the settlement of stock-based awards;

●

amend its organizational documents or any organizational documents of any of its subsidiaries (and with respect to LIN, other than its licensee companies, and with respect to Media General, other than the amendment contemplated by the MG amendment proposal);

●

(i) acquire or agree to acquire, through a merger or otherwise, any other person or entity, or (ii) outside the ordinary course of business, otherwise acquire any assets or properties, in an aggregate amount (measuring clauses (i) and (ii) collectively) in excess of $10 million (provided that any related party transactions will require the consent of the other party to the merger agreement);

●

with respect to LIN, sell, lease, exclusively license, subject to any lien (other than certain permitted liens), or otherwise dispose of any of its properties or assets (including intellectual property), other than in the ordinary course of business without material effect to the business of LIN and its subsidiaries (but in no event may LIN or any of its subsidiaries participate in any spectrum auction involving the sale of its spectrum)or to comply with the governmental and regulatory provisions of the merger agreement;

●

with respect to Media General, sell, lease, exclusively license, subject to any lien (other than certain permitted liens), or otherwise dispose of any of its properties or assets (including intellectual property), other than (i) in the ordinary course of business without material effect to the business of Media General and its subsidiaries, (ii) for consideration with a fair market value of less than $250,000, individually, or $1 million in the aggregate, or (iii) to comply with the governmental and regulatory provisions of the merger agreement;

●

with respect to LIN, incur, or materially amend the terms of, any indebtedness, except for borrowings under its existing credit facility in the ordinary course of business so long as the outstanding indebtedness under such credit facility does not exceed certain amounts;

●

with respect to Media General, incur any indebtedness, except for borrowings incurred in the ordinary course of business or to fund acquisitions permitted by the merger agreement and except for borrowings and financing related to the transaction;

●

with respect to LIN, make any loans, advances or capital contributions to, or investments in, any person or entity other than itself or its wholly owned subsidiaries and ordinary course advances and reimbursements to employees;

●	with respect to LIN, change in any respect its accounting methods or principles or change an annual accounting period, except as required by changes in GAAP or applicable law;

●

make, change or revoke any material tax election, settle, compromise (other than any settlement or compromise not greater than $100,000) or consent to any extension or waiver of the limitation period applicable to any audit, assessment or claim for material taxes, amend any material tax return, enter into any closing agreement with any governmental entity regarding material taxes or surrender any claim for a refund of material taxes;

●

with respect to LIN, other than in the ordinary course of business consistent with past practice, terminate, amend, enter into or renew any material contract, or waive, release or assign any rights or claims under a material contract, except for the termination of any material contract pursuant to its terms;

●

modify or accede to the modification of any of its FCC licenses if doing so is reasonably likely to be materially adverse to the interests of the combined company and its subsidiaries in the operation of television broadcast stations or, with respect to LIN, fail to provide Media General with a copy of (and a reasonable opportunity to review and comment on) any application to modify any of LIN’s FCC licenses reasonably in advance of filings with the FCC;

●

apply to the FCC for any construction permit that would restrict the party’s stations’ operations or make any material change in the assets of the party’s stations that is not in the ordinary course of business, except as may be necessary or advisable to maintain effective transmission of the party’s station signals within such station’s service area;

●

make or authorize any new capital expenditures other than pursuant to the party’s capital expenditure budget or any other capital expenditures to address exigent circumstances that (i) do not exceed $250,000 individually or $1 million, in the aggregate, or (ii) are made after consultation with the other party;

●	with respect to LIN, except to the extent required by its benefit plans, labor agreements or employment agreements:

●

grant or pay any increase in severance or termination pay, compensation or benefits of any current or former director, officer or employee (except in the ordinary course of business and consistent with past practice to employees that are not officers or directors and whose annual compensation would not exceed $250,000 after giving effect to any such increase);

●	grant or award any stock options or other stock-based awards to any director, officer or employee;

●	accelerate the payment, funding or vesting of any benefit provided to any current or former director, officer or employee; or

●

enter into, waive, adopt or modify any benefit plan, labor agreement or employment agreement with any current or former director or officer or any employee whose annual compensation would exceed $250,000 after giving effect to such action (except in the ordinary course of business and consistent with past practice);

●	with respect to LIN, acquire any shares of capital stock of Media General or any other equity securities of Media General;

●	adopt or enter into a plan of complete or partial liquidation, dissolution or other reorganization;

●

with respect to LIN, pay, discharge or settle any litigation, arbitration, proceeding or claim which would reasonably be expected to limit or restrict the operation of its business or that of the combined company in any material respect, or would require the payment of an amount in excess of $500,000 in the aggregate, after taking into account any insurance proceeds available therefor; or

●	agree to take, make any commitment to take, or cause its Board of Directors to adopt any resolutions approving, any such actions listed above.

Restrictions on LIN’s Solicitation of Acquisition Proposals

On March 21, 2014, LIN was required to immediately cease all then existing discussions with any other person relating to alternative acquisition proposals or acquisition inquiries. In addition, LIN has agreed that it will not and will cause its subsidiaries not to and will use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:

●	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry with respect to LIN;

●	furnish any non-public information regarding it or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry with respect to LIN;

●

engage in discussions or negotiations with any person relating to any acquisition proposal or acquisition inquiry with respect to LIN (other than discussions in the ordinary course of business that are unrelated to an acquisition proposal or acquisition inquiry);

●

approve, endorse or recommend any acquisition proposal or acquisition inquiry with respect to LIN or withdraw or propose to withdraw its approval and recommendation of the merger agreement and the transaction; or

●	enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any alternative transaction with respect to LIN.

Notwithstanding the foregoing, if LIN received a bona fide unsolicited written acquisition proposal prior to April 25, 2014, LIN could have, at any time prior to April 25, 2014, contacted the person making such proposal to inquire as to the financial capability of such person to make a superior offer for LIN. In addition, LIN could have (i) provided pre-approved information to such person and (ii) participated in up to two telephone conferences (not to exceed, in each case, 90 minutes in length) with representatives of such person to answer questions regarding the information, but in any event only following such person’s execution of a confidentiality agreement no less restrictive than the confidentiality agreement executed by Media General, provided that:

●	such acquisition proposal did not result from a breach of LIN’s non-solicitation obligations in the merger agreement;

●

LIN’s Board of Directors or a committee thereof determined in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that such party could reasonably be expected to have the financial capability necessary to make a superior offer; and

●

LIN gave Media General notice prior to taking any such actions and, within 24 hours, provided Media General with any non-public information provided to such persons making an acquisition proposal not previously provided to Media General.

LIN did not receive any such written acquisition proposals prior to April 25, 2014.

In addition, immediately following April 25, 2014, LIN was required to terminate any contact with any such party with respect to an acquisition proposal or acquisition inquiry (unless otherwise permitted by the merger agreement).

Also notwithstanding the foregoing restrictions, if LIN receives a bona fide unsolicited written acquisition proposal prior to receiving the approval of the transaction by its shareholders, LIN may (i) provide information to such person following such person’s execution of a confidentiality agreement no less restrictive than the confidentiality agreement executed by Media General and (ii) enter into negotiations with such person regarding such person’s acquisition proposal, provided that:

●	such acquisition proposal did not result from a breach of LIN’s non-solicitation obligations in the merger agreement;

●

LIN’s Board of Directors determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer for LIN;

●	failing to take such actions would be reasonably likely to be inconsistent with the board’s fiduciary duties under applicable law;

●

LIN must give Media General notice prior to taking any such actions and, within 24 hours, provide Media General with any non-public information provided to such persons making an acquisition proposal not previously provided to Media General; and

●	LIN may not directly or indirectly reimburse or pay the expenses of, or provide compensation to, any such person who makes an acquisition proposal or acquisition inquiry.

LIN’s Board of Directors may not (i) modify or withdraw its recommendation of the merger agreement and the transaction in a manner adverse to Media General, (ii) approve or recommend, or propose publicly to approve or recommend, with respect to, an alternative acquisition proposal for LIN or (iii) approve or recommend, or propose publicly to approve or recommend, or cause LIN or its subsidiaries to enter into any agreement in respect of an acquisition proposal for LIN (other than a confidentiality agreement in compliance with the merger agreement). However, the LIN Board of Directors may change its recommendation (other than in connection with an acquisition proposal) prior to LIN receiving the approval of the transaction by its shareholders if the Board of Directors determines in its good faith judgment, after consulting with outside counsel, that failing to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law. LIN must provide Media General with four business days prior written notice of such action.

LIN must promptly advise Media General of any acquisition proposal or specific acquisition inquiry made with respect to LIN, including the identity of the person making such proposal or inquiry and the terms thereof, prior to the earlier of the effective time of the LIN Merger and the termination of the merger agreement. In addition, LIN must keep Media General informed on a current basis regarding the material developments in status and terms related to an acquisition proposal or specific acquisition inquiry, including whether such proposal or inquiry has been withdrawn or rejected and any material changes to the terms thereof.

An “acquisition inquiry” means an inquiry, indication of interest or request for non-public information from a third party that could reasonably be expected to lead to an acquisition proposal.

An “acquisition proposal” means any offer or proposal of a third party contemplating or otherwise relating to any transaction or possible transaction or series of related transactions with a person or group (as defined in the Exchange Act) concerning any:

●

merger, consolidation, business combination, share exchange, joint venture or similar transaction involving Media General or LIN, as applicable, or any of their subsidiaries, pursuant to which such person or group would own 20% or more of the consolidated assets, revenues or net income of Media General or LIN, as applicable, and its subsidiaries, taken as a whole;

●

sale, lease, license or other disposition of assets of Media General or LIN, as applicable, (including equity interests of any of its subsidiaries) or any subsidiary of Media General or LIN, as applicable, representing 20% or more of the consolidated assets, revenues or net income of Media General or LIN, as applicable, and its subsidiaries, taken as a whole;

●	issuance or sale or other disposition of equity interests representing 20% or more of the issued and outstanding equity securities of Media General or LIN, as applicable;

●

transaction or series of transactions in which any person or group would acquire beneficial ownership or the right to acquire beneficial ownership of equity interests representing 20% or more of the issued and outstanding equity securities of Media General or LIN, as applicable; or

●	any combination of the foregoing.

A “specific acquisition inquiry” means an acquisition inquiry which, in response thereto, LIN determines to provide or make available to the third party making such acquisition inquiry certain information regarding LIN. A “superior offer” for LIN means a bona fide written acquisition proposal (except that references in the definition of acquisition proposal to “20%” will be replaced by “50%”) with respect to LIN that is determined by its Board of Directors, in its good faith judgment, after consulting with a nationally recognized third party financial advisor and outside legal counsel, and after taking into account all the terms of the acquisition proposal (including, without limitation, the legal, financial and regulatory aspects of such proposal, the availability of any financing, the identity of the person making such proposal, the anticipated time of completion of the proposed transaction and the conditions for completion of such proposal), (i) to be more favorable, from a financial point of view, to LIN’s shareholders than the transaction contemplated by the merger agreement (taking into account any revisions proposed by Media General to the merger agreement and other transaction documents) and (ii) is reasonably expected to be consummated.

Change of Recommendation by LIN’s Board of Directors

LIN’s Board of Directors may change its recommendation in connection with a superior proposal, prior to the approval of the transaction by LIN’s shareholders, if:

●	LIN receives a bona fide unsolicited acquisition proposal that did not result from a violation of the restrictions described in “Restrictions on LIN’s Solicitation of Acquisition Proposals” above;

●

LIN’s Board of Directors determines in its good faith judgment, after consulting with its outside legal counsel and a nationally recognized third party financial advisor, that such acquisition proposal constitutes a superior offer for LIN;

●	LIN provides four business days prior notice to Media General that it intends to take such action and the reasons for such action;

●

to the extent requested by Media General during the applicable notice period, LIN negotiates in good faith with Media General with respect to any revisions to the merger agreement so that such acquisition proposal ceases to constitute a superior offer; and

●

LIN’s Board of Directors continues to believe, following any such negotiations with respect to revisions, in its good faith judgment, after consulting with its outside counsel and a nationally recognized third party financial advisor, that such acquisition proposal constitutes a superior offer and that the failure to take such action would reasonably be likely to be inconsistent with the board’s fiduciary duties under applicable law.

In addition, LIN’s Board of Directors may change its recommendation other than in connection with a superior proposal, prior to the approval of the transaction by LIN’s shareholders, if:

●

LIN’s Board of Directors determines in its good faith judgment, after consulting with outside counsel, that failing to take such action would be reasonably likely to be inconsistent with the board’s fiduciary duties under applicable law; and

●	LIN provides four business days prior notice to Media General that it intends to take such action and the reasons for such action.

Media General may terminate the merger agreement within five business days following a change of recommendation by LIN’s Board of Directors, and in such event, LIN will be required to pay Media General a termination fee of $57.3 million.

Termination by LIN in Connection with a Superior Offer

LIN may terminate the merger agreement to enter into an agreement for a superior proposal if, prior to the approval of the transaction by LIN’s shareholders:

●	LIN receives a bona fide unsolicited acquisition proposal that did not result from a violation of the restrictions described in “Restrictions on LIN’s Solicitation of Acquisition Proposals” above;

●

LIN’s Board of Directors determines in its good faith judgment, after consulting with its outside counsel and a nationally recognized third party financial advisor, that such acquisition proposal constitutes a superior offer for LIN;

●	LIN provides four business days prior notice to Media General that it intends to take such action and the reasons for such action;

●

to the extent requested by Media General during the applicable notice period, LIN negotiates in good faith with Media General with respect to any revisions to the merger agreement so that such acquisition proposal ceases to constitute a superior offer;

●

LIN’s Board of Directors continues to believe, following any such negotiations with respect to revisions, in its good faith judgment, after consulting with its outside counsel and a nationally recognized third party financial advisor, that such acquisition proposal constitutes a superior offer and that the failure to take such action would reasonably be likely to be inconsistent with the board’s fiduciary duties under applicable law; and

●

LIN pays Media General a termination fee of $57.3 million upon termination (except under circumstances described below, where LIN may be entitled to pay Media General a lesser termination fee of $26.6 million).

Restrictions on Media General’s Solicitation of Acquisition Proposals

On March 21, 2014, Media General was required to immediately cease all then existing discussions with any other person relating to alternative acquisition proposals or acquisition inquiries. In addition, Media General has agreed that it will not and will cause its respective subsidiaries not to and will use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:

●	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry with respect to Media General;

●

furnish any non-public information regarding it or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry with respect to Media General;

●

engage in discussions or negotiations with any person relating to any acquisition proposal or acquisition inquiry with respect to Media General (other than discussions in the ordinary course of business that are unrelated to an acquisition proposal or acquisition inquiry);

●	approve, endorse or recommend any acquisition proposal or acquisition inquiry with respect to Media General; or

●

enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement (other than a confidentiality agreement as discussed below) for any alternative transaction with respect to Media General.

Notwithstanding the foregoing, if Media General receives a bona fide unsolicited written acquisition proposal prior to receiving the approval of the transaction by its shareholders, Media General may (i) provide information to such person following such person’s execution of a confidentiality agreement no less restrictive than the confidentiality agreement executed by LIN and (ii) enter into negotiations with such person regarding such person’s acquisition proposal, provided that:

●	such acquisition proposal did not result from a breach of Media General’s non-solicitation obligations in the merger agreement;

●

Media General’s Board of Directors determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer for Media General;

●	failing to take such actions would be reasonably likely to be inconsistent with the board’s fiduciary duties under applicable law;

●

Media General must give LIN notice prior to taking any such actions and, within 24 hours, provide LIN with any non-public information provided to such persons making an acquisition proposal not previously provided to LIN; and

●	Media General may not directly or indirectly reimburse or pay the expenses of, or provide compensation to, any such person who makes an acquisition proposal or acquisition inquiry.

Media General’s Board of Directors may not (i) modify or withdraw its recommendation of the merger agreement and the transaction in a manner adverse to LIN, (ii) approve or recommend, or propose publicly to approve or recommend, an alternative acquisition proposal for Media General or (iii) approve or recommend, or propose publicly to approve or recommend, or cause Media General or its subsidiaries to enter into any agreement in respect of an acquisition proposal for Media General (other than a confidentiality agreement in compliance with the merger agreement). However, the Board of Directors may change its recommendation prior to Media General receiving the approval of the transaction by its shareholders if:

●

Media General’s Board of Directors determines in its good faith judgment, after consulting with outside counsel, that failing to take such action would be reasonably likely to be inconsistent with the board’s fiduciary duties under applicable law;

●	Media General provides four business days prior notice to LIN that it intends to take such action and the reasons for such action;

●

to the extent requested by LIN during the applicable notice period, Media General negotiates in good faith with LIN with respect to any revisions to the merger agreement as would obviate the need for the Media General Board of Directors to change its recommendation; and

●

Media General’s Board of Directors continues to believe, following any such negotiations with respect to revisions, in its good faith judgment, after consulting with outside legal counsel, that the failure to change its recommendation would reasonably be likely to be inconsistent with the board’s fiduciary duties under applicable law.

Media General must promptly advise LIN of any acquisition proposal made with respect to Media General, including the identity of the person making such proposal and the terms thereof, prior to the earlier of the effective time of the LIN Merger and the termination of the merger agreement. In addition, Media General must keep LIN informed on a current basis regarding the material developments in status and terms related to an acquisition proposal, including whether such proposal has been withdrawn or rejected and any material changes to the terms thereof.

Director and Officer Indemnification and Insurance

New Media General will cause the Surviving Company or any applicable subsidiary thereto to indemnify and hold harmless all past and present Directors and officers of LIN or such subsidiary following the closing of the transaction to the fullest extent permitted under applicable law in connection with any actual or threatened claim, suit, or other action and any losses, claims, damages, costs, judgments, fines, penalties and other amounts paid in settlement in connection with any such claim, suit, or other action, whether instituted by Media General or LIN, a government entity or any other person, for acts or omissions occurring at or prior to such closing (including in connection with the approval of the merger agreement and the closing of the transaction), and advance to such persons their legal costs and other expenses, subject to an undertaking by any such person to reimburse such expenses in the event that it is ultimately determined that such person is not entitled to be indemnified.

Media General and LIN agreed that all rights to indemnification from liabilities for acts or omissions occurring at or prior to the effective time of the LIN Merger existing prior thereto in favor of the current or former Directors and officers of LIN or any of its subsidiaries will survive the transaction. For six years following the closing of the transaction, the LLC Agreement of the surviving company will contain indemnification provisions no less favorable to the Directors and officers than those existing prior to the closing of the transaction.

LIN may purchase a six-year period “tail” insurance policy of at least the same coverage and amounts and containing provisions no less favorable to the Directors and officers of LIN or its subsidiaries as LIN’s and its subsidiaries’ existing insurance policy or policies, provided that the premium for any such tail policy will not exceed 300% of the aggregate annual amounts currently paid by LIN and its subsidiaries for such insurance. If LIN does not purchase a tail policy prior to the closing of the transaction, New Media General or the surviving company will purchase a tail policy, provided that the premium for any such tail policy will not exceed 300% of the aggregate annual amounts currently paid by LIN and its subsidiaries for such insurance.

Employee Benefits

After the closing of the transaction, the employees of Media General and its subsidiaries and the employees of LIN and its subsidiaries that become employees of New Media General and its subsidiaries will continue to participate and have coverage (or be offered participation and coverage) in Media General’s and LIN’s respective benefits plans or in the benefit plans adopted or implemented by New Media General or its subsidiaries following closing of the transaction. For purposes of eligibility, vesting and benefit accruals, continuing Media General and LIN employees enrolled in any benefit plan implemented by New Media General will be credited service to the same extent service was credited under the analogous Media General or LIN benefit plan (except such service credit will not apply with respect to benefit accruals for defined benefit plans or plans which provide post-retirement health or welfare benefits). New Media General and its subsidiaries have agreed to honor the accrued and vested obligations of Media General and LIN and their subsidiaries under such benefit plans.

To the extent that any employee of Media General becomes eligible to participate in a benefit plan of LIN or a new benefit plan, or any employee of LIN becomes eligible to participate in a benefit plan of Media General or a new benefit plan, New Media General will use commercially reasonable efforts to cause each plan to waive any preexisting condition limitations to the extent that such conditions are covered under the plans of Media General or LIN, as applicable, honor deductibles and co-payment expenses incurred by such employees prior to participation, and waive any waiting period limitations, in each case to the extent that any such employee of Media General or LIN had satisfied any similar limitation or requirement under an analogous medical, dental or health care insurance plan of Media General or LIN, as applicable.

Other Covenants and Agreements

Shareholder Meetings

As promptly as practicable following the effectiveness of this Form S-4, Media General will hold a duly called meeting of its shareholders to consider and vote on the issuance of shares of New Media General voting common stock and the approval of the amendments to Media General’s Articles of Incorporation, provided that the record date for such meeting will be no later than 10 days after the date on which this Form S-4 is declared effective and such meeting will be held within 40 days of such record date. Unless the merger agreement is terminated, Media General’s obligation to hold a meeting of its shareholders will not be affected by the announcement of any acquisition inquiry or acquisition proposal for Media General, and Media General will not submit any acquisition proposal (other than the transaction) to the vote of its shareholders. Media General will not, without the prior written consent of LIN, adjourn or postpone its shareholder meeting (except, after consultation with LIN, in accordance with applicable law).

As promptly as practicable following the effectiveness of this Form S-4, LIN will hold a duly called meeting of its shareholders to consider and vote on the merger agreement, provided that the record date for such meeting will be no later than 10 days after the date on which this Form S-4 is declared effective and such meeting will be held within 40 days of such record date. Unless the merger agreement is terminated, LIN’s obligation to hold a meeting of its shareholders will not be affected by the announcement of any acquisition inquiry or acquisition proposal for LIN, and LIN will not submit any acquisition proposal (other than the transaction) to the vote of its shareholders. LIN will not, without the prior written consent of Media General, adjourn or postpone its shareholder meeting (except, after consultation with Media General, in accordance with applicable law).

LIN and Media General will use their reasonable best efforts to schedule their respective shareholder meetings to occur on the same date.

Efforts to Consummate the Transaction

Media General and LIN each agreed to use commercially reasonable best efforts, in connection with the transaction, to:

●	obtain any required consents, approvals, waivers and authorizations of any governmental entity or other third party;

●	make all required filings and submissions with any governmental entity or other third party;

●

cooperate with the other party in determining which filings are required to be made prior to the closing with, and which material consents and approvals are required to be obtained prior to the closing from, governmental entities or other third parties in connection with the merger agreement and the transaction; and

●	cause the conditions to the transaction to be satisfied and all actions necessary to consummate the transaction to be taken.

Media General and LIN will jointly coordinate interactions with governmental entities, including in connection with the HSR Act, Communications Act and the FCC Rules.

Notwithstanding the foregoing, the obligations of Media General and LIN described above will not be construed to (i) require New Media General, Media General, LIN or any of their respective subsidiaries to take, or agree to take, any regulatory action, unless such action will be conditioned upon the consummation of the LIN Merger and the transactions contemplated by the merger agreement; or (ii) authorize or permit LIN or any of its subsidiaries to take any regulatory action without the prior written consent of Media General.

In addition, Media General is not required to agree to take actions to obtain the approval or consent of the regulatory authorities if such actions, together with any changes to the FCC’s rules occurring after the date of the merger agreement, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million. If it is determined that such actions, together with any such changes to the FCC’s rules, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million, Media General will have the right to terminate the merger agreement at any time within ten (10) business days following the date on which such determination is made (provided that if at any time after the date of such determination there is an event or development that would increase the amount of annual broadcast cash flow lost by the LIN television stations, Media General will again have the right to terminate the merger agreement during the ten (10) business day period following the date of the determination of the increase in lost annual broadcast cash flow).

Financing

Prior to the closing, LIN has agreed that it will and will cause its subsidiaries to, and will use its commercially reasonable best efforts to cause its and its subsidiaries’ representatives to, provide to Media General and New Media General such cooperation in connection with the transaction financing as may be reasonably requested by Media General. If and to the extent requested by Media General, LIN will cause LIN Television or another appropriate subsidiary to assist Media General with the discharge of LIN’s 2018 Notes. Under the merger agreement, LIN is not obligated to incur any fees or liabilities with respect to the financing prior to the closing. Media General has agreed to indemnify and hold harmless LIN, its subsidiaries, and their respective representatives from and against all out-of-pocket costs and expenses (including attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by any of them in connection with cooperation related to the financing and to reimburse LIN for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by LIN in connection with its cooperation related to the financing.

Transaction Litigation

Media General and LIN must each promptly notify the other of any actions, suits, claims or proceedings commenced against it or its officers or Directors in connection with the merger agreement and the transaction, including any litigation initiated by the holders of indebtedness of Media General or LIN or their respective subsidiaries. Media General and LIN will cooperate in the defense of such matters and not settle any such matters without the consent of the other party.

Stock Exchange Delisting

Media General and LIN agree to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the LIN Class A common shares from the NYSE and terminate its registration under the Exchange Act, provided that such delisting and termination will not be effective until the effective time of the LIN Merger.

Advise of Changes

Media General must promptly advise LIN of any change or event that (i) could have a material adverse effect on Media General, or (ii) it believes would or would be reasonably likely to cause a material breach of any of Media General’s representations and warranties or covenants contained in the merger agreement. LIN must promptly advise Media General of any change or event that (i) could have a material adverse effect on LIN, or (ii) it believes would or would be reasonably likely to cause a material breach of any of LIN’s representations and warranties or covenants contained in the merger agreement. A failure by either party to advise the other of such change or event does not affect the representations and warranties or covenants contained in the merger agreement and does not independently constitute a failure of any condition to closing under the merger agreement.

Tax Matters

Each of Media General and LIN must use its reasonable best efforts to obtain from its counsel a written opinion dated as of the closing date to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code and any similar opinion to be delivered in connection with the filing of the registration statement of which this joint proxy statement/prospectus is a part, and deliver a tax representation letter containing representations reasonably necessary or appropriate to enable counsel to Media General and LIN to render such opinions. Until the effective time of the LIN Merger, none of Media General, LIN or any of their respective subsidiaries will knowingly (i) take any action or fail to take any reasonable action, as a result of which the Media General Merger and the LIN Merger, taken together, are reasonably likely to fail to qualify as a transaction described in Section 351 of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action described in (i).

Section 16 Matters

New Media General, Media General and LIN must take all commercially reasonable steps as may be necessary to cause the transaction to be exempt under Rule 16b-3 of the Exchange Act.

Media General Public Offering

Prior to the closing, Media General may effect one or more secondary public offerings of Media General common stock in accordance with the Registration Rights Agreement of Media General dated as of November 12, 2013. Under the merger agreement, LIN has agreed that it will, at Media General’s sole expense, use its commercially reasonable best efforts to cooperate and assist Media General in connection with any such public offering, including furnishing Media General with all financial and other information concerning LIN and its related parties as may be necessary or advisable to be included in any offering documents and otherwise providing such assistance as may be necessary to assist Media General in effecting the offering or which may be reasonably requested by the underwriters in connection with any such public offering. The merger agreement does not require LIN to provide cooperation and assistance to the extent it unreasonably interferes with the ongoing business of LIN or any of its subsidiaries, and neither LIN nor any of its subsidiaries, nor any of their respective Directors, officers or affiliates, will be required to take any action as a member of the Board of Directors of LIN or of any of its subsidiaries to authorize or approve any public offering. Media General is required to provide LIN and its counsel with a reasonable opportunity to review and comment on any offering documents before filing with the SEC and give due consideration to any comments reasonably proposed by LIN or its counsel. Media General has agreed to indemnify and hold harmless LIN, its subsidiaries, and their respective representatives from and against all out-of-pocket costs and expenses (including attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by any of them in connection with cooperation related to these public offerings, and to reimburse LIN for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by LIN and its subsidiaries (and their respective representatives) in connection with their cooperation related to the public offerings.

Conditions to the Transaction

The merger agreement contains customary closing conditions, including the following conditions that apply to the obligations of both Media General and LIN to consummate the transaction:

●	expiration or termination of the waiting period under the HSR Act;

●	receipt of all necessary consents from the FCC;

●	absence of any order in effect issued by a U.S. federal or state court of competent jurisdiction preventing the consummation of the transaction;

●	the SEC shall have declared the registration statement of which this joint proxy statement/prospectus is a part effective and no stop order suspending effectiveness shall have been issued;

●	the shares of New Media General voting common stock to be issued in connection with the transaction shall have been approved for listing on the NYSE, subject to an official notice of issuance;

●	the MG amendment shall have been filed, become effective, and be in full force and effect prior to the effective time of the Media General Merger;

●

the accuracy of the representations and warranties of the other party (with certain exceptions for inaccuracies that are de minimis or would not reasonably be expected to have a material adverse effect on the party making such representations and warranties) and receipt of an officer’s certificate to that effect;

●	the performance in all material respects by each party of all obligations required to be performed by it under the merger agreement and receipt of an officer’s certificate to that effect;

●

no event or change that would be reasonably likely to have a material adverse effect on the other party shall have occurred since March 21, 2014 and the receipt of an officer’s certificate to that effect;

●	third-party consents under certain material contracts shall have been obtained; and

●

receipt of a written opinion from its legal counsel to the effect that for U.S. federal income tax purposes the Media General Merger and the LIN Merger, taken together, will qualify as a transaction described in Section 351 of the Code.

Termination

The merger agreement may be terminated at any time prior to the consummation of the transaction:

●	by mutual consent of Media General and LIN in a written instrument;

●	by either Media General or LIN:

●

if any U.S. federal or state court of competent jurisdiction shall have issued a final and nonappealable order permanently prohibiting or making the transaction unlawful, provided that the terminating party must have complied with certain of its obligations under the merger agreement with respect to such order;

●

if the special meeting of Media General’s shareholders (including any adjournments and postponements thereof) is held and completed and the shareholder approvals required with respect to the transaction were not obtained

●

if the closing of the transaction has not occurred on or before March 21, 2015 (however, if the only conditions not satisfied are the expiration or termination of the waiting period under the HSR Act and the receipt of all necessary consents from the FCC, then the outside date will be automatically extended to June 21, 2015), unless the failure to close by such date is due to the failure of the terminating party to perform its covenants and agreements contained in the merger agreement;

●	by Media General:

●

if the closing conditions relating to the accuracy of LIN’s representations and warranties or fulfillment of LIN’s covenants cannot be satisfied due to a breach by LIN of its representations and warranties or covenants contained in the merger agreement, which breach is not cured by the outside date or within 30 days of notice of such breach, or which by its nature or timing cannot be cured prior to the outside date;

●

if the special meeting of LIN’s shareholders (including any adjournments and postponements thereof) is held and completed and the shareholder approval required with respect to the transaction was not obtained;

●

at any time prior to the special meeting of LIN’s shareholders, if (i) LIN has breached or failed to perform in any material respect its obligations with respect to its special meeting or its no solicitation obligations, (ii) LIN’s Board of Directors fails to include its recommendation in the joint proxy statement/prospectus or changes its recommendation, or (iii) LIN’s Board of Directors fails to reaffirm its recommendation within 10 business days after Media General’s request to do so following an acquisition proposal (or an intention to make an acquisition proposal) with respect to LIN becoming public (provided that Media General may only terminate pursuant to (ii) or (iii) above for a five business day period following such event or the expiry of such 10 business day period); or

●

if actions to obtain the approval or consent of the regulatory authorities, together with changes to the FCC’s rules occurring after the date of the merger agreement, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million.

●	by LIN:

●

if the closing conditions relating to the accuracy of Media General’s representations and warranties or fulfillment of Media General’s or the merger subsidiaries’ covenants cannot be satisfied due to a breach by Media General of its representations and warranties or covenants contained in the merger agreement, which breach is not cured by the earlier of the outside date or within 30 days of notice of such breach, or which by its nature or timing cannot be cured prior to outside date;

●

at any time prior to the special meeting of Media General’s shareholders, if (i) Media General has breached or failed to perform in any material respect its obligations with respect to its special meeting or its no solicitation obligations, (ii) Media General’s Board of Directors fails to include its recommendation in the joint proxy statement/prospectus or changes its recommendation, or (iii) Media General’s Board of Directors fails to reaffirm its recommendation within 10 business days after LIN’s request to do so following an acquisition proposal (or an intention to make an acquisition proposal) with respect to Media General becoming public (provided that LIN may only terminate pursuant to (ii) or (iii) above for a five business day period following such event or the expiry of such 10 business day period); or

●

by LIN, at any time prior to the special meeting of LIN’s shareholders, in order to enter into a definitive agreement to accept a superior offer as further described in “Termination by LIN in Connection with a Superior Offer” above.

Termination Fee

Media General must pay to the holders of LIN common shares a termination fee of $55.1 million in the aggregate if:

●

LIN terminates the merger agreement due to (i) a breach by Media General of its obligations with respect to its special meeting or its no solicitation obligations, (ii) a failure by Media General’s Board of Directors to include its recommendation in the joint proxy statement/prospectus or if it changes its recommendation, or (iii) a failure of Media General’s Board of Directors to reaffirm its recommendation within 10 business days after LIN’s request to do so following an acquisition proposal (or an intention to make an acquisition proposal) with respect to Media General becoming public (provided that LIN may only terminate pursuant to (ii) or (iii) above for a five business day period following such event or the expiry of such 10 business day period);

●

Media General or LIN terminates the merger agreement because the transaction has not been consummated by the outside date and (i) prior to such termination a bona fide acquisition proposal with respect to Media General shall have been made and (ii) on or prior to the first anniversary of such termination Media General completes an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction that is subsequently consummated;

●

Media General or LIN terminates the merger agreement because Media General’s shareholders do not approve the transaction and (i) prior to the special meeting of Media General’s shareholders an acquisition proposal with respect to Media General shall have been publicly made and such acquisition proposal has not been withdrawn prior to such special meeting and (ii) on or prior to the first anniversary of such termination Media General completes an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction that is subsequently consummated; or

●

LIN terminates the merger agreement because (x) the closing conditions relating to the accuracy of Media General’s representations and warranties or fulfillment of Media General’s or the merger subsidiaries’ covenants cannot be satisfied due to a breach by Media General of its representations and warranties or covenants contained in the merger agreement, which breach is not cured by the earlier of March 21, 2015 or within 30 days of notice of such breach, or which by its nature or timing cannot be cured prior to March 21, 2015, and (y)(i) prior to such termination a bona fide acquisition proposal with respect to Media General shall have been made and (ii) on or prior to the first anniversary of such termination Media General completes an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction that is subsequently consummated.

LIN must pay Media General a termination fee of $57.3 million if:

●

Media General terminates the merger agreement due to (i) a breach by LIN of its obligations with respect to its special meeting or its no solicitation obligations, (ii) a failure by LIN’s Board of Directors to include its recommendation in the joint proxy statement/prospectus or if it changes its recommendation, or (iii) a failure of LIN’s Board of Directors to reaffirm its recommendation within 10 business days after Media General’s request to do so following an acquisition proposal (or an intention to make an acquisition proposal) with respect to LIN becoming public (provided that Media General may only terminate pursuant to (ii) or (iii) above for a five business day period following such event or the expiry of such 10 business day period);

●

LIN terminates the merger agreement to enter into an agreement with respect to a superior offer, as described in “Termination by LIN in Connection with a Superior Offer” above, provided, that if (x) LIN terminates the merger agreement to enter into an agreement with respect to a superior offer received prior to May 15, 2014, (y) the party meeting such superior offer made an acquisition proposal that the LIN Board of Directors determined would reasonably be expected to lead to a superior offer prior to April 25, 2014 and (z) LIN terminates the agreement within one business day after the conclusion of the notice period during which Media General has the right to re-negotiate the merger agreement with respect to such superior offer, LIN will be entitled to pay a lesser termination fee of $26.6 million (LIN did not receive any such acquisition proposal prior to April 25, 2014);

●

Media General or LIN terminates the merger agreement because the transaction has not been consummated by the outside date and (i) prior to such termination a bona fide acquisition proposal with respect to LIN shall have been made and (ii) on or prior to the first anniversary of such termination LIN completes an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction that is subsequently consummated;

●

Media General terminates the merger agreement because (x) the closing conditions relating to the accuracy of LIN’s representations and warranties or fulfillment of LIN’s covenants cannot be satisfied due to a breach by LIN of its representations and warranties or covenants contained in the merger agreement, which breach is not cured by the earlier of March 21, 2015 or within 30 days of notice of such breach, or which by its nature or timing cannot be cured prior to March 21, 2015, and (y)(i) prior to such termination a bona fide acquisition proposal with respect to LIN shall have been made and (ii) on or prior to the first anniversary of such termination LIN completes an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction that is subsequently consummated; or

●

Media General terminates the merger agreement because LIN’s shareholders do not approve the transaction and (i) prior to the special meeting of LIN’s shareholders an acquisition proposal with respect to LIN shall have been publicly made and such acquisition proposal has not been withdrawn prior to such special meeting and (ii) on or prior to the first anniversary of such termination LIN completes an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction that is subsequently consummated.

Expenses

Other than as described above in “Termination Fee,” whether or not the transaction is consummated, all costs and expenses incurred in connection with the merger agreement and the consummation of the transaction will be borne by the party incurring such expenses, except that (i) Media General and LIN will each be responsible for 50% of the filing fees related to filings with the FCC and under the HSR Act, and (ii) Media General will reimburse LIN for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by LIN and its subsidiaries (and its and their respective representatives) in connection with cooperation in connection with transaction financing and Media General public offerings.

Amendment

Subject to applicable law and except for the D&O indemnification and insurance provisions, the merger agreement may be amended at any time by written agreement of Media General and LIN, whether before or after approval by the shareholders of Media General or LIN.

Extension of Time and Waiver

At any time prior to the effective time of the LIN Merger, the parties may:

●	extend the time for the performance of any of the obligations of the other party;

●	waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement; and

●	waive compliance with any of the agreements of the other party or conditions contained in the merger agreement.

An extension or waiver or failure to insist on strict compliance with an obligation, covenant or agreement in the merger agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. In the event that a condition to the merger agreement is waived, Media General and LIN, as applicable, currently intend to evaluate the materiality of any such waiver and its effect on Media General’s shareholders or LIN’s shareholders, as applicable, in light of the facts and circumstances at the time to determine whether any re-solicitation of proxies is required in light of such waiver.

Description of the Standard General Voting Agreement

This section of the joint proxy statement/prospectus describes certain material terms of the voting agreement entered into by certain shareholders of Media General. The following summary is qualified in its entirety by reference to the complete text of such voting agreement, which is incorporated by reference and filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We urge you to read the entire voting agreement.

On March 21, 2014, in connection with the execution of the merger agreement, Media General, LIN, Standard General Fund, L.P. and Standard General Communications, LLC entered into the SG voting agreement. As of March 21, 2014, the SG shareholders held (in the aggregate) approximately 30% of the outstanding shares of common stock of Media General.

Pursuant to the terms of the SG voting agreement, prior to the earlier of the effective time of the LIN Merger or the termination of the merger agreement, the SG shareholders agreed to vote or execute consents with respect to the shares of Media General’s voting common stock owned by them (i) in favor of the approval of the MG share issuance proposal and the MG amendment proposal and (ii) against (x) any acquisition proposal other than the transactions contemplated by the merger agreement, (y) any transaction that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation of Media General contained in the merger agreement or of an SG shareholder contained in the SG voting agreement or (z) any transaction that is intended to or would reasonably be expected to prevent, delay or adversely affect the mergers or the transaction.

The SG voting agreement automatically terminates upon the earlier of (i) the effective time of the LIN Merger and (ii) the termination of the merger agreement in accordance with its terms.

Description of the LIN Shareholders’ Voting Agreements

This section of the joint proxy statement/prospectus describes certain material terms of the HMC voting agreement and the Carson voting agreement entered into by certain shareholders of LIN. The following summary is qualified in its entirety by reference to the complete text of such voting agreements, which are incorporated by reference and filed as exhibits to the registration statement on to which this joint proxy statement/prospectus relates. We urge you to read the entire HMC voting agreement and Carson voting agreement.

On March 21, 2014, in connection with the execution of the merger agreement, Media General, LIN, and certain shareholders of LIN party thereto, which we refer to as the “LIN supporting shareholders,” entered into the HMC voting agreement and the Carson voting agreement, which we refer to collectively as the “LIN voting agreements.”

Pursuant to the terms of the LIN voting agreements, LIN supporting shareholders holding approximately 99% of the issued and outstanding LIN Class B common shares and all of the issued and outstanding LIN Class C common shares agreed to vote or execute consents in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby and against (i) any acquisition proposal with respect to LIN or any other merger, dissolution or business combination other than the transactions contemplated by the merger agreement, (ii) any action or proposal to amend the LIN organizational documents, (iii) any transaction that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation of LIN contained in the merger agreement or of a LIN shareholder contained in the LIN voting agreements and (iv) any transaction that is intended to or would reasonably be expected to prevent, delay or adversely affect the mergers or the transaction. In addition, the LIN supporting shareholders agreed not to transfer any LIN common shares held by them prior to the earlier of the LIN Merger or the termination of the merger agreement other than (i) pursuant to the merger agreement in accordance with its terms, (ii) with the prior written consent of Media General, and (iii) transfer to certain affiliates, and with respect to HMC shareholders, (iv) certain transfers in compliance with the Securities Act or to the limited partners of certain LIN supporting shareholders, but only up to a certain amount, and (v) certain transfers of LIN Class A common shares. These LIN supporting shareholders also agreed not to, prior to the earlier of the LIN Merger or the termination of the merger agreement, convert any LIN Class B common shares into Class A or Class C shares or convert any LIN Class C common shares into Class A shares.

Except as permitted under the merger agreement, the LIN supporting shareholders also agreed to (and to cause their respective representatives to) cease all discussions with any person relating to any acquisition proposal or acquisition inquiry in respect of LIN and agreed not to (and to use reasonable best efforts to cause their respective representatives not to) prior to the earlier of the LIN Merger or the termination of the merger agreement, directly or indirectly: (i) solicit any acquisition inquiries or acquisition proposals for LIN, (ii) furnish any non-public information regarding LIN or any of its subsidiaries to any person who has made an acquisition inquiry or acquisition proposal for LIN, (iii) engage in discussions or negotiations with any person who has made any acquisition inquiry or acquisition proposal for LIN (other than discussions in the ordinary course of business that are unrelated to an acquisition inquiry or acquisition proposal) or (iv) enter into any agreement with respect to any acquisition inquiry or acquisition proposal for LIN. However, if LIN engages in any of the foregoing actions and the LIN Board of Directors determines that such actions are in compliance with the merger agreement, the LIN supporting shareholders and their representatives may participate in such actions.

With respect to the HMC voting agreement entered into with affiliates of Hicks Muse & Co. Partners, L.P., which we refer to as the “HMC shareholders,” the HMC shareholders agreed not to, from and after the closing date, transfer any shares of New Media General common stock held by such shareholders other than (i) with the prior written consent of New Media General, (ii) transfers solely to tender shares into a tender or exchange offer which the New Media General Board of Directors has approved or recommended or upon which the New Media General Board of Directors has expressed no opinion or in connection with a merger that has been approved or recommended by the New Media General Board of Directors, (iii) transfers to certain affiliates, (iv) transfers at any time during which the HMC shareholders and their affiliates, together beneficially own less than five percent of the issued and outstanding shares of New Media General, (v) transfers to limited or general partners in full or partial liquidation of such shareholder in accordance with its governing documents, and (vi) if John R. Muse is not a director of New Media General at the time of the transfer, any transfer in compliance with Rules 144(e) and 144(f) under the Securities Act. Additionally, with respect to New Media General and New Media General common stock, each HMC shareholder agreed not to form a group, make or participate in any solicitation of proxies or initiate any shareholder proposal.

As discussed under “The Transaction—LIN Merger Consideration” beginning on page 60, pursuant to the merger agreement, each LIN shareholder, including each HMC shareholder, will be treated identically with all other LIN shareholders with respect to the election  procedure and proration calculation;  thus, pursuant to the merger agreement, each HMC shareholder will be entitled to make elections to receive cash consideration or New Media General share consideration for each LIN common share held by such shareholder, and each HMC shareholder will be subject to the same election procedure and proration adjustments for oversubscribed consideration as all other LIN shareholders.  The HMC voting agreement further provides that Media General will follow certain procedures to assure prompt payment following the closing date for shares in respect of which the HMC shareholders are owed cash consideration of $27.82 after giving effect to the election procedure and proration calculation provided in the merger agreement.

The LIN voting agreements automatically terminate upon the earlier of the effective time of the LIN Merger or the termination of the merger agreement in accordance with its terms, except that the provisions of the HMC voting agreement applicable to periods after the closing of the transaction terminate when the HMC shareholders and their affiliates cease, in the aggregate, to beneficially own any shares of New Media General common stock.

LITIGATION RELATED TO THE MERGERS

Following the announcement on March 21, 2014 of the execution of the Merger Agreement, three complaints were filed in the Delaware Court of Chancery challenging the proposed acquisition of LIN: Sciabacucchi v. Lin Media LLC, et al. (C.A. No. 9530-CB), International Union of Operating Engineers Local 132 Pension Fund v. Lin Media LLC, et al. (C.A. No.9538-CB), and Pryor v. Lin Media LLC, et al. (C.A. No. 9577-CB). The litigations are putative class actions filed on behalf of the public stockholders of LIN and name as defendants LIN, its directors, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 and HM Capital Partners LLC and several of its alleged affiliates (Hicks, Muse, Tate & Furst Equity Fund III, L.P.; HM3 Coinvestors, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P.; HM4-EQ Coinvestors, L.P.; Hicks, Muse & Co. Partners, L.P.; Muse Family Enterprises, Ltd.; and JRM Interim Investors, L.P. (together with HM Capital Partners LLC and individual director defendant John R. Muse, which we collectively refer to as “HMC”)).

On April 18, 2014, the plaintiff in Engineers Local 132 Pension Fund voluntarily dismissed that action without prejudice and, on April 21, 2014, the Court approved the dismissal.

The operative complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the LIN Merger, that the entity defendants aided and abetted those breaches and that individual director defendant Royal W. Carson III and HMC breached their fiduciary duties as controlling shareholders of LIN by causing LIN to enter into the LIN Merger, which plaintiffs allege will provide disparate consideration to HMC. The complaints seek, among other things, declaratory and injunctive relief enjoining the LIN Merger. On April 25, 2014, the plaintiff in the Sciabacucchi action filed an amended complaint, and the plaintiffs in the Sciabacucchi and Pryor actions each filed a motion for an expedited hearing on the plaintiff’s (yet-to-be filed) motion for a permanent injunction to enjoin the LIN Merger, requesting, among other things, that the Court set a permanent injunction hearing for September 2014. On April 30, 2014, the plaintiffs in the Sciabacucchi and Pryor actions filed a stipulation to consolidate the two actions, which was approved by the Court on May 1, 2014.

On May 15, 2014, plaintiffs in the consolidated action sent a letter to the Court withdrawing the pending motion to expedite.

The outcome of the lawsuit is uncertain and cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on the operations and liquidity of LIN or Media General. An adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 12, 2013, Media General and Young were combined in an all-stock, tax-free merger. Although Media General was the legal acquirer in the Young Merger, the Young Merger was accounted for as a reverse merger whereby Young was deemed to have acquired Legacy Media General for accounting purposes. Consequently, the consolidated financial statements of Legacy Media General, the legal acquirer and a continuing public corporation in the Young Merger, have been prepared with Young as the surviving entity but named Media General, Inc. Accordingly, the statement of operations for the year ended December 31, 2013 reflects the results of Young from January 1, 2013 to November 11, 2013, and the results of the combined company from November 12, 2013 through December 31, 2013.

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN, acquired 100% of the capital stock of Federated Media, a digital content and conversational marketing company. The purchase price of this acquisition totaled $22.3 million plus an adjustment for working capital delivered at closing, and was funded from cash on hand and amounts drawn on LIN’s revolving credit facility. LIN’s statement of operations for the three months ended March 31, 2014 includes the results of Federated Media for the period of February 3, 2014 through March 31, 2014. On March 21, 2014, Media General, certain of Media General's subsidiaries, and LIN entered into the merger agreement.

The unaudited pro forma condensed combined statement of operations that follows for the year ended December 31, 2013 has been derived from the historical consolidated financial statements of Media General for the year ended December 31, 2013, the historical consolidated financial statements of Legacy Media General for the period January 1, 2013 to November 11, 2013, which were previously filed by Media General with the SEC, and the historical consolidated financial statements of LIN, included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached as Annex G hereto, of which certain segment information was recast for all periods presented in LIN's Annual Report on Form 10-K for the year ended December 31, 2013 in LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 attached as Annex K to this joint proxy statement/prospectus, and the historical financial statements of Federated Media, included in LIN’s Current Report on Form 8-K/A filed with the SEC on April 21, 2014 attached as Annex I hereto, for the year ended December 31, 2013, along with certain adjustments. The unaudited pro forma condensed combined financial information that follows for the three months ended and as of March 31, 2014 has been derived from Media General’s unaudited interim condensed combined financial statements contained in Media General’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is incorporated by reference into this joint proxy statement/prospectus, and the unaudited interim consolidated financial statements of LIN included in LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is attached as Annex J to this joint proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 has been prepared as though the Young Merger and the LIN Merger occurred as of January 1, 2013. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 has been prepared as though the LIN Merger occurred as of January 1, 2013, and the unaudited pro forma condensed combined balance sheet information at March 31, 2014 has been prepared as if the LIN Merger occurred as of March 31, 2014. The pro forma adjustments are based on available information and assumptions that the management of Media General and LIN believe are reasonable. Such adjustments are estimates and are subject to change.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual results of operations or the financial position of the combined company would be had the transactions occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The unaudited pro forma condensed combined financial statements do not reflect any cost savings or other synergies that the management of Media General and LIN believe could have been achieved had the LIN Merger been completed on the dates indicated.

The LIN Merger will be accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification 805, which we refer to as “ASC 805.” Media General’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in this business combination and concluded, based on a consideration of the pertinent facts and circumstances, that Media General will acquire LIN for financial accounting purposes. Accordingly, Media General’s cost to acquire LIN has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values. The allocation of the purchase price is preliminary and is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a final allocation. In addition, the final purchase price of Media General’s acquisition of LIN will not be known until the date of closing of the transaction and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial statements as a result of several factors, including the following:

●

changes in LIN’s net assets between the pro forma balance sheet date of March 31, 2014 and the closing of the transaction, which could impact the preliminary estimated purchase price or the preliminary estimated fair value as of the effective date of the transaction;

●	changes in the price of Media General’s common stock;

●	the value of the combined company at the effective date of the transaction; and

●	other changes in net assets that may have occurred prior to the completion of the transaction, which could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” beginning on page 23 and “Cautionary Note Regarding Forward Looking Statements” beginning on page 43.

New Media General

Pro Forma Condensed Combined Balance Sheet

(Unaudited, in thousands)

	As of March 31, 2014
	Media General Historical	LIN Media Historical	Pro Forma Adjustments		Pro Forma Combined Company
ASSETS
Current assets:
Cash and cash equivalents	$14,255	$20,887	$(6,751)	1(e)	$28,391
Trade accounts receivable, net	108,151	138,517	-		246,668
Current deferred tax asset	9,391	8,229	-		17,620
Prepaid expenses and other current assets	14,076	13,781	-		27,857
Total current assets	145,873	181,414	(6,751)		320,536

Property and equipment, net	278,632	223,186	26,206	1(a)	528,024
Deferred tax asset long term	37,270	-	(37,270)	1(b)	-
Other assets, net	35,833	16,191	33,317	1(c), 1(d)	85,341
Deferred financing costs	-	15,647	(15,647)	1(c), 1(d)	-
Definite lived intangible assets, net	233,310	53,655	452,076	1(a)	739,041
Broadcast licenses	573,300	536,515	348,965	1(a)	1,458,780
Goodwill	541,475	210,627	1,020,498	1(a)	1,772,600
Total assets	$1,845,693	$1,237,235	$1,821,394		$4,904,322

Current liabilities:
Trade accounts payable	$18,685	$15,263	$(6,751)	1(e)	$27,197
Accrued salaries and wages	8,787	-	8,819	1(c)	17,606
Income taxes payable	-	1,686	-		1,686
Other accrued expenses and other current liabilities	50,141	56,112	(1,789)	1(c)	104,464
Current installments of long-term debt	2,400	18,925	21,337	1(f)	42,662
Program obligations	-	7,030	(7,030)	1(c)	-
Current installments of obligation under capital leases	147	-	501	1(c)	648
Total current liabilities	80,160	99,016	15,087		194,263

Long-term debt	879,000	931,531	849,917	1(c), 1(e), 1(f), 1(i)	2,660,448
Obligations under capital leases, excluding current installments	1,117	-	13,976	1(c)	15,093
Deferred income tax liabilities	-	58,815	272,900	1(b), 1(e)	331,715
Retirement and postretirement plans	107,713	-	15,359	1(c)	123,072
Program obligations	-	3,945	(3,945)	1(c)	-
Other liabilities	36,068	29,452	(11,414)	1(c)	54,106
Total liabilities	1,104,058	1,122,759	1,151,880		3,378,697

Redeemable noncontrolling interest	-	9,820	-		9,820

Stockholders' equity (deficit):
Common stock	571,196	1,154,205	(333,794)	1(g), 1(h), 1(i)	1,391,607
Treasury shares	-	(21,984)	21,984	1(g)	-
Accumulated other comprehensive income (loss)	5,668	(25,335)	25,335	1(g)	5,668
Retained earnings (accumulated deficit)	166,461	(1,004,665)	955,989	1(e), 1(g), 1(i)	117,785
Total stockholders' equity attributable to Company	743,325	102,221	669,514		1,515,060
Noncontrolling interests	(1,690)	2,435	-		745
Total stockholders' equity	741,635	104,656	669,514		1,515,805
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,845,693	$1,237,235	$1,821,394		$4,904,322

New Media General

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Year Ended December 31, 2013
	Media General - Young Merger					LIN - Federated Media Transaction					Media General - LIN Merger
	Media General Historical	Legacy Media General Historical	Media General Pro Forma Adjustments		Pro Forma Media General	LIN Media Historical	Federated Media Historical	Federated Media Pro Forma Adjustments		Pro Forma LIN Media	Combined Company Pro Forma Adjustments		Pro Forma Combined Company

Net operating revenue	$269,912	$273,566	$-		$543,478	$652,363	$37,169	$-		$689,532	$-		$1,233,010
Operating costs:
Cost of revenues	-	-	-		-	-	25,276	(25,276)	2(i)	-	-		-
Research and development	-	-	-		-	-	1,742	(1,742)	2(i)	-	-		-
Sales and marketing	-	-	-		-	-	12,157	(12,157)	2(i)	-	-		-
General and administrative	-	-	-		-	-	3,718	(3,718)	2(i)	-	-		-
Operating expenses, excluding depreciation expense	95,214	100,757	(5,169)	2(a)	190,802	251,078	-	35,623	2(i)	286,701	(1,523)	2(n)	475,980
Station selling, general and administrative expenses	71,243	80,264	5,169	2(a)	156,676	162,550	-	2,681	2(i)	165,231	(3,164)	2(n)	318,743
Amortization of program license rights	11,362	9,425	-		20,787	29,242	-	-		29,242	-		50,029
Corporate and other expenses	19,016	28,932	3,064	2(b)	51,012	41,377	-	(143)	2(j)	41,234	42,837	2(n), 2(o), 2(q)	135,083
Depreciation and amortization	25,772	19,365	18,577	2(c)	63,714	69,680	579	2,629	2(i), 2(k)	72,888	25,157	2(p)	161,759
Loss on disposal of property and equipment, net	399	284	-		683	710	-	-		710	-		1,393
Restructuring	-	-	-		-	3,895	-	-		3,895	1,081	2(q)	4,976
Contract termination costs	-	-	-		-	3,887	-	-		3,887	-		3,887
Merger-related expenses	13,079	16,364	(29,443)	2(d)	-	-	-	-		-	-		-
Total operating costs	236,085	255,391	(7,802)		483,674	562,419	43,472	(2,103)		603,788	64,388		1,151,850
Operating income	33,827	18,175	7,802		59,804	89,944	(6,303)	2,103		85,744	(64,388)		81,160
Other income (expense):
Interest expense	(12,687)	(71,724)	45,189	2(e)	(39,222)	(56,607)	(4,349)	3,766	2(l)	(57,190)	(12,599)	2(r)	(109,011)
Debt modification and extinguishment costs	(4,509)	-	4,509	2(f)	-	-	-	-		-	-		-
Other, net	48	(108)	-		(60)	(2,156)	6	-		(2,150)	-		(2,210)
Total other income (expense)	(17,148)	(71,832)	49,698		(39,282)	(58,763)	(4,343)	3,766		(59,340)	(12,599)		(111,221)

Income (loss) before income taxes	16,679	(53,657)	57,500		20,522	31,181	(10,646)	5,869		26,404	(76,987)		(30,061)
Income tax (expense) benefit	(12,325)	(8,470)	(23,000)	2(g)	(43,795)	125,420	(68)	(2,391)	2(m)	122,961	30,795	2(s)	109,961
Income (loss) from continuing operations	4,354	(62,127)	34,500		(23,273)	156,601	(10,714)	3,478		149,365	(46,192)		79,900
Income (loss) attributable to noncontrolling interests (included above)	(1,786)	-	1,641	2(e), 2(f)	(145)	(1,512)	-	-		(1,512)	2,056	2(t)	399
Income (loss) from continuing operations attributable to Company	$6,140	$(62,127)	$32,859		$(23,128)	$158,113	$(10,714)	$3,478		$150,877	$(48,248)		$79,501

Income (loss) from continuing operations per common share (basic)	$0.11	$(2.25)			$(0.26)	$3.02				$2.88			$0.61

Weighted average common shares (basic)	53,337	27,575		2(h)	88,524	52,439				52,439		2(u)	129,983

Income (loss) from continuing operations per common share (assuming dilution)	$0.10	$(2.25)			$(0.26)	$2.84				$2.71			$0.59

Weighted average common shares (assuming dilution)	64,101	27,575		2(h)	88,524	55,639				55,639		2(u)	134,557

 New Media General

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Three Months ended March 31, 2014
		LIN - Federated Media Transaction					Media General - LIN Merger
	Media General Historical	LIN Media Historical	Federated Media Historical (a)	Federated Media Pro Forma Adjustments		Pro Forma LIN Media	Combined Company Pro Forma Adjustments		Pro Forma Combined Company

Net operating revenue	$143,918	$166,241	$1,367	$-		$167,608	$-		$311,526
Operating costs:
Cost of revenues	-	-	1,100	(1,100)	3(a)	-	-		-
Research and development	-	-	91	(91)	3(a)	-	-		-
Sales and marketing	-	-	1,114	(1,114)	3(a)	-	-		-
General and administrative	-	-	411	(411)	3(a)	-	-		-
Operating expenses, excluding depreciation expense	50,615	69,434	-	2,148	3(a)	71,582	(405)	3(f)	121,792
Station selling, general and administrative expenses	42,332	44,940	-	227	3(a)	45,167	(1,045)	3(f)	86,454
Amortization of program license rights	4,963	6,593	-	-		6,593	-		11,556
Corporate and other expenses	6,578	12,541	-	(639)	3(b)	11,902	7,624	3(f), 3(g), 3(h)	26,104
Depreciation and amortization	16,195	16,257	29	213	3(a), 3(c)	16,499	7,066	3(i)	39,760
Loss (gain) related to property and equipment, net	(771)	94	-	-		94	-		(677)
Merger-related expenses	4,752	-	-	-		-	(3,481)	3(h)	1,271
Total operating costs	124,664	149,859	2,745	(767)		151,837	9,759		286,260
Operating income (loss)	19,254	16,382	(1,378)	767		15,771	(9,759)		25,266
Other income (expense):
Interest expense	(9,990)	(14,209)	(406)	353	3(d)	(14,262)	(3,001)	3(j)	(27,253)
Debt modification and extinguishment costs	(98)	-	-	-		-	-		(98)
Other, net	(85)	(93)	1	-		(92)	-		(177)
Total other income (expense)	(10,173)	(14,302)	(405)	353		(14,354)	(3,001)		(27,528)

Income (loss) before income taxes	9,081	2,080	(1,783)	1,120		1,417	(12,760)		(2,262)
Income tax (expense) benefit	(3,642)	(1,021)	(5)	(456)	3(e)	(1,482)	5,104	3(k)	(20)
Net income (loss)	5,439	1,059	(1,788)	664		(65)	(7,656)		(2,282)
Income (loss) attributable to noncontrolling interests (included above)	54	(598)	-	-		(598)	484	3(l)	(60)
Net income (loss) attributable to Company	$5,385	$1,657	$(1,788)	$664		$533	$(8,140)		$(2,222)

Income (loss) per common share (basic)	$0.06	$0.03				$0.01			$(0.02)

Weighted average common shares (basic)	88,324	53,669				53,669		3(m)	129,983

Income (loss) per common share (assuming dilution)	$0.06	$0.03				$0.01			$(0.02)

Weighted average common shares (assuming dilution)	88,731	56,593				56,593		3(m)	129,983

(a)	Figures provided under “Federated Media Historical” are for the period from January 1, 2014 to February 3, 2014.

Notes to Pro Forma Condensed Combined Financial Statements

Adjustments to Balance Sheet as of March 31, 2014:

(1a)

Reflects an adjustment to record identifiable tangible and intangible assets of LIN at their preliminary estimated fair value. The allocation of purchase price is subject to change as the appraisals are completed and more facts become known.

(1b)	Reflects the recordation of deferred tax liabilities for the difference between the book and tax basis of assets acquired as a result of purchase accounting.

(1c)

Reflects reclassifications to the presentation of LIN’s pro forma balance sheet to conform to the presentation used in the Media General balance sheet. The adjustments reclassify deferred financing costs, accrued salaries and wages, program obligations, capital lease obligations, and retirement and postretirement obligations to the lines in which they would appear in the Media General balance sheet.

(1d)

Reflects the addition of $33.3 million of deferred financing costs expected to be incurred by Media General to finance the LIN acquisition offset by the elimination of LIN’s existing deferred financing costs of $15.6 million as a result of purchase accounting. The fees to be incurred by Media General are described on pages 104 and 105.

(1e)

Reflects the impact of merger-related expenses on the condensed combined balance sheet. As of March 31, 2014, the combined company expects to pay total merger-related expenses of approximately $67.5 million as summarized below:

(in thousands)
JP Morgan fees and expenses	$22,000
RBC fees and expenses	21,300
Estimated legal, professional and other fees and expenses	24,150
Total	$67,450

The combined company incurred $7.2 million of merger-related expenses through March 31, 2014 which is reflected in the historical retained earnings balance. For pro forma presentation purposes, retained earnings was decreased by $60.3 million for merger-related costs not yet incurred with an offsetting increase to long-term debt. Cash and trade accounts payable were decreased by $6.8 million for merger-related expenses incurred but not yet paid as of March 31, 2014. The adjustment to retained earnings was offset by $13.3 million of expected tax benefits for the portion of merger-related expenses that are expected to be deductible.

(1f)

Represents pro forma adjustments to long-term debt necessary to show the acquisition of LIN and the refinancing all of LIN’s existing debt with the exception of LIN Television’s 6.375% Senior Notes due 2021 (“LIN Television’s 2021 Notes”) and certain debt of unrelated third parties which LIN fully and unconditionally guarantees, as if the LIN Merger occurred on March 31, 2014. Media General’s committed financing is described on pages 103 and 104. If the LIN Merger had occurred as of March 31, 2014, Media General would have used $1.5 billion of proceeds of the committed financing to: 1) pay LIN shareholders $763 million to satisfy the cash election feature of the Agreement and Plan of Merger, 2) repay LIN’S $15 million revolving credit facility, 3) repay LIN’s $427 million of aggregate term loans, 4) pay approximately $209 million to retire LIN’s 8 3/8% senior notes, 5) fund $60.3 million of merger-related expenses and $2.2 million of expected severance payments and 6) fund $33.3 million of deferred financing costs. If the LIN Merger had occurred as of March 31, 2014, the carrying amount of Media General’s long-term debt would have been as follows on a pro forma basis:

(in thousands)
Incremental Senior Secured Term Loan A	$600,000
Incremental Senior Secured Term Loan B	910,000
Media General Credit Agreement	850,000
Shield Media Credit Agreement	31,400
6 3/8% Senior Notes due 2021 (at fair value)	307,835
Other debt	3,875
Total debt	2,703,110
Less: scheduled current maturities	(42,662)
Long-term debt excluding current maturities	$2,660,448

(1g)	Eliminates LIN’s shareholders’ equity in connection with purchase accounting adjustments.

(1h)

Represents an estimate of the number of unrestricted shares of New Media General voting common stock that would have been issued to acquire LIN as of March 31, 2014, (41,404,922) at an estimated stock price of $18/share and an estimate of the fair value of replacement share-based payment awards to be issued to certain LIN employees. The number of shares of New Media General voting common stock to be issued for pro forma presentation purposes was calculated based on the number of LIN common shares issued and outstanding as of March 31, 2014 as illustrated below:

Class A Common Shares	34,499,000
Class B Common Shares	20,901,726
Class C Common Shares	2
Less: unvested restricted shares	(1,705,591)
Less: shares paid in cash	(27,426,312)
Pro forma LIN shares exchanged	26,268,825
Multiplied by exchange ratio	1.5762
Pro forma MEG shares issued	41,404,922

The number of shares of New Media General voting common stock that will be ultimately issued is subject to change based on exercises of LIN’s stock options and vesting of LIN’s restricted shares. As of March 31, 2014, Media General would have issued approximately 44.1 million shares of New Media General voting common stock to the LIN shareholders (which includes 2.7 million of restricted common stock) and 6.4 million shares of New Media General voting common stock expected to be issuable in respect of LIN options that become options for New Media General common stock, in connection with the LIN Merger. Therefore, the maximum of number of shares expected to be issued in the LIN Merger is 50.5 million shares. As indicated on pages 60 and 61 and above, Media General will be required pay LIN shareholders the maximum number of shares to affect the Cash Election Cap.

The equity component of the purchase price could be materially higher or lower depending on the share price of Media General voting common stock at the time the LIN Merger closes. Media General and LIN estimate that a 10% change in share price would raise or lower the purchase price and goodwill by approximately $83 million.

(1i)

Reflects the expected cash payments and acceleration of share-based payment awards to George L. Mahoney upon his expected termination of employment following the LIN Merger. The transaction contemplated by the merger agreement will not constitute a change in control. The expected cash payments include $2.2 million of severance and continued benefits which are reflected as a reduction of retained earnings and an increase to long-term debt. In addition, retained earnings was decreased by and common stock was increased by $0.6 million, representing Mr. Mahoney’s unearned share-based compensation expense as of March 31, 2014, due to the acceleration of vesting of Mr. Mahoney’s stock options and PARS. The decreases to retained earnings were offset by a $1.1 million tax benefit.

For purposes of these Pro Forma Condensed Combined Financial Statements the estimated purchase price of LIN was allocated based on preliminary estimated fair value as follows (in thousands):

Estimated purchase price	$1,582,780

Working capital acquired	(92,593)
Property and equipment	(249,392)
FCC licenses (indefinite lived)	(885,480)
Definite-lived intangible assets	(505,731)
Other assets acquired	(16,191)
Long-term debt assumed	962,880
Long-term capital lease liability assumed	13,975
Retirement and postretirement liabilities assumed	15,359
Other liabilities assumed	18,038
Redeemable noncontrolling interests assumed	9,820
Other noncontrolling interests assumed	2,435
Deferred income tax liability recorded in conjunction with acquisition	375,225
Excess of cost over fair value of net identifiable assets of acquired businesses	$1,231,125

The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $334 million, advertiser relationships of $125 million, customer relationships of $18.2 million, completed technology of $11.2 million, favorable lease assets of $8.2 million, and other intangible assets of $8.9 million. These intangible assets are expected to be amortized over the estimated remaining useful lives of 15 years for network affiliations, seven years for advertiser relationships, eight years for customer relationships, three years for completed technology, 31 years for favorable lease assets and six years for other intangible assets.

Adjustments to Statement of Operations for the year ended December 31, 2013:

(2a)	Reflects the reclassification of certain operating costs to be consistent with Young’s accounting policy.

(2b)

Reflects the recordation of estimated expense for amortization of deferred stock units issued to certain named executive officers upon the consummation of the Young Merger and the incremental expense attribution for the fair value of equity awards relating to post-combination service for the year ended December 31, 2013.

(2c)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Legacy Media General. Depreciation and amortization is based on the estimated remaining useful life.

(2d)	Reflects the elimination of Media General and Legacy Media General expenses related to the Young Merger incurred during the year ended December 31, 2013, for pro forma presentation purposes.

(2e)

Reflects adjustments to interest expense with the assumption that the $885 million Media General credit agreement and $32 million Shield Media credit agreement, both consummated November 12, 2013, were outstanding for the entire period. The $885 million term loan under the Media General credit agreement matures in seven years and bears interest at LIBOR (with a LIBOR floor of 1%) plus a margin of 3.25% and the $32 million of Shield Media term loans mature in five years and bear interest at LIBOR plus a margin of 3.25%. As the Shield Media credit agreement does not have a LIBOR floor, the Company was subject to fluctuations in interest rates as of December 31, 2013. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $40 thousand.

(2f)	Reflects elimination of debt modification and extinguishment costs that were incurred as part of the refinancing of Media General and Shield Media debt in connection with the Young Merger.

(2g)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(2h)

Assumes that 87.7 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock as of December 31, 2013 were outstanding for the entire period.

(2i)

Reflects reclassifications to the historical presentation of the Federated Media statement of operations to conform to the presentation used in the LIN statement of operations. The adjustments (1) reclassify cost of revenues into operating expenses, selling, general and administrative expenses, and depreciation; (2) reclassify research and development to operating expenses and selling, general and administrative expenses; (3) reclassify sales and marketing to operating expenses and selling, general and administrative expenses; and (4) reclassify general and administrative to operating expenses and selling, general and administrative expenses.

(2j)	Reflects the elimination of Federated Media transaction-related expenses incurred during the year ended December 31, 2013, for pro forma presentation purposes.

(2k)

Reflects a $2 million decrease in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Federated Media and the extended useful lives of the identifiable intangible assets.

(2l)

Reflects the reversal of interest on Federated Media’s debt that was not purchased or assumed as part of the Federated Media Acquisition, offset by interest expense related to the $23 million of revolving borrowings under LIN’s senior secured credit facility. Cash interest on LIN’s revolving credit facility, as governed by the Credit Agreement (the “revolving credit facility”), is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at the Federated Media Acquisition date, as well as the reduction of the commitment fee on the undrawn portion of LIN’s revolving credit facility, which was 0.375% at the Federated Media Acquisition date. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $29 thousand.

(2m)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(2n)	Reflects the reclassification of bonus expense and share-based payment expense to corporate and other expenses consistent with Media General’s accounting policies.

(2o)	Reflects the incremental expense attribution for the fair value of replacement equity awards issued to LIN employees relating to post-combination service for the year ended December 31, 2013.

(2p)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of LIN. Depreciation and amortization is based on the estimated remaining useful life.

(2q)	Represents the reclassification of $1.1 million of severance expense associated with former Young corporate employees from the corporate and other expenses line item to the restructuring line item.

(2r)

Reflects adjustments to interest expense with the assumption that committed debt that will be used to finance the LIN Merger was outstanding for the entire period. Media General’s committed financing is described on pages 103 and 104. A summary of Media General’s pro forma long-term debt is shown in footnote (1f) above. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $0.8 million.

(2s)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(2t)	Reflects the separate presentation of net income attributable to LIN’s variable interest entities to be consistent with Media General’s accounting policies.

(2u)

Assumes that 129 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 41.4 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger. Diluted common shares include an estimate of dilutive stock options of New Media General for the year ended December 31, 2013.

Adjustments to the Statement of Operations for the three months ended March 31, 2014:

(3a)

Reflects reclassifications to the historical presentation of the Federated Media statement of operations to conform to the presentation used in the LIN statement of operations. The adjustments (1) reclassify cost of revenues into operating expenses, selling, general and administrative expenses, and depreciation; (2) reclassify research and development to operating expenses and selling, general and administrative expenses; (3) reclassify sales and marketing to operating expenses and selling, general and administrative expenses; and (4) reclassify general and administrative to operating expenses and selling, general and administrative expenses.

(3b)	Reflects the elimination of Federated Media transaction-related expenses incurred during the period from January 1, 2014 to February 3, 2014, for pro forma presentation purposes.

(3c)

Reflects a $0.1 million decrease in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Federated Media and the extended useful lives of the identifiable intangible assets.

(3d)

Reflects the reversal of interest on Federated Media’s debt that was not purchased or assumed as part of the Federated Media Acquisition, offset by interest expense related to the $23 million of revolving borrowings under LIN’s senior secured credit facility. Cash interest on LIN’s revolving credit facility, as governed by the Credit Agreement (the “revolving credit facility”), is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at the Federated Media Acquisition date, as well as the reduction of the commitment fee on the undrawn portion of LIN’s revolving credit facility, which was 0.375% at the Federated Media Acquisition date. A 12.5 basis point change in market interest rates would increase or decrease cash interest expense by approximately $3 thousand.

(3e)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3f)	Reflects the reclassification of bonus expense and share-based payment expense to corporate and other expenses consistent with Media General’s accounting policies.

(3g)

Reflects the incremental expense attribution of $9.8 million for the fair value of replacement equity awards issued to LIN employees relating to post-combination service for the three months ended March 31, 2014.

(3h)

Reflects the elimination of Media General and LIN expenses of $3.5 million and $3.7 million, respectively, related to the LIN Merger incurred during the three months ended March 31, 2014, for pro forma presentation purposes.

(3i)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to estimated fair value of LIN. Depreciation and amortization is based on the estimated remaining useful life.

(3j)

Reflects adjustments to interest expense with the assumption that committed debt that will be used to finance the LIN Merger was outstanding for the entire period. Media General’s committed financing is described on pages 103 and 104. A summary of Media General’s pro forma long-term debt is shown in footnote (1f) above. A 12.5 basis point change in market interest rates would increase or decrease cash interest expense by approximately $0.2 million.

(3k)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3l)	Reflects the separate presentation of net income attributable to LIN’s variable interest entities to be consistent with Media General’s accounting policies.

(3m)

Assumes that 129 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 41.4 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger.

****

The unaudited pro forma condensed combined financial information does not reflect certain events that have occurred or may occur after the LIN Merger. As such, the combined company’s financial statements may be materially different than the unaudited pro forma condensed combined financial information presented. The following material items are not reflected in the unaudited pro forma condensed combined financial information:

1.

Media General and LIN will be required to swap or otherwise divest certain television stations in certain markets as part of the process of obtaining regulatory approvals for the transaction. Such markets include the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets, in which Media General and LIN both own television stations, and may include the Albuquerque, NM market, in which LIN owns two television stations that are “top-four” stations in this market based on ratings. The specific television stations that will be swapped or divested have not yet been finally determined. As the stations that may be swapped or otherwise divested are not yet known, the pro forma financial statements do not reflect any adjustments to pro forma revenue and expenses. Although we are seeking to accomplish the divestitures through swaps, in the event we were to sell one station in each of the above-listed markets without acquiring an equivalent station in another market, the 2013 pro forma revenues shown above would be reduced by approximately $120 million to $1.1 billion and the 2013 pro forma operating profit and broadcast cash flow would have been reduced by approximately $32 million and $44 million, respectively. These amounts were determined by averaging historical revenue, operating profit, and broadcast cash flow for Media General and LIN in those markets during 2013. The carrying value of assets sold, excluding goodwill, as of March 31, 2014, were we to sell one station in each of the above-mentioned markets, would be approximately $205 million. In recent years, in similar transactions in the industry, stations have sold for 7.5 to 12.5 times broadcast cash flow.

2.

Total LIN Merger costs are estimated to be $67.5 million, which are excluded from the statements of operations and reflected on the balance sheet as an adjustment to retained earnings as required by the pro forma rules. A summary of these estimated costs is shown in footnote (1e) above. U.S. GAAP requires these costs to be recorded as period expenses.

3.

The pro forma condensed combined statements of operations reflect historical income tax expense of the respective companies and the tax effect of pro forma adjustments at the statutory rate. Legacy Media General’s historical tax expense for the year ended December 31, 2013, of $8.5 million was primarily related to the need for additional valuation allowance in connection with the tax amortization of indefinite-lived intangible assets that was not available to offset existing deferred tax assets (termed a “naked credit”); this adjustment is no longer required following the Young Merger. During the year ended December 31, 2013, LIN recognized a $124.3 million tax benefit as a result of the merger of LIN Television with and into LIN and also recognized an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These tax benefits will not recur in future periods. Consequently, the effective tax rate of New Media General is expected to differ materially from the amount presented above for the year ended December 31, 2013.

4.

Following the LIN Merger, annualized operating synergies of approximately $70 million within three years are expected to be achieved. These operating synergies are not reflected in the pro forma condensed combined statement of operations.

MANAGEMENT OF NEW MEDIA GENERAL

Directors of New Media General

Under the terms of the merger agreement, at the closing of the transaction, New Media General’s initial Board of Directors will be comprised of 11 members consisting of 7 Media General designees and 4 LIN designees. In addition, the non-executive Chairman of the Board of Directors of New Media General will be one of the Media General designees, who is expected to be J. Stewart Bryan III, Media General’s current non-executive Chairman.

Chief Executive Officer of New Media General

Vincent L. Sadusky, the President and Chief Executive Officer of LIN, will become President and Chief Executive Officer of New Media General upon the closing of the transaction. Following the closing, Mr. Sadusky cannot be removed from office without cause (as determined under Mr. Sadusky’s employment agreement with New Media General, which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates) for three years following the closing, except with the approval of a majority of the Board of Directors of New Media General, including the affirmative vote of at least one Director who was designated by LIN (or if there is no such Director, with the approval of at least two-thirds of the Board of Directors). Subject to the VSCA, all other matters subject to the approval of the Board of Directors of New Media General will be approved by the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present.

Mr. Sadusky has been the President and Chief Executive Officer and a director of LIN since July 2006. From August 2004 until July 2006, Mr. Sadusky served as Vice President, Chief Financial Officer and Treasurer of LIN. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he performed attestation and consulting services for seven years with Ernst & Young, LLC. Mr. Sadusky currently serves on the boards of International Game Technology (IGT) and Hemisphere Media Group, Inc. (HMTV). He was elected to the NAB Television Board of Directors beginning in June 2014. He was also the President and a board member of the Open Mobile Video Coalition (OMVC) in 2012 and a member and treasurer of the NBC Affiliates Board of Directors. He formerly served on the board of directors of JVB Financial Group, LLC and Maximum Service Television Inc. Mr. Sadusky received his BS in accounting from Penn State University, where he was a University Scholar, and his MBA from New York Institute of Technology.

DESCRIPTION OF NEW MEDIA GENERAL’S CAPITAL STOCK

The following description of material terms of the capital stock of New Media General is a summary of certain terms, does not purport to be complete and is qualified in its entirety by reference to the forms of the amended and restated Articles of Incorporation and Bylaws of New Media General, which are filed as exhibits to the registration statement to which this joint proxy statement/prospectus relates, respectively, and which are incorporated by reference into this joint proxy statement/prospectus, and to the applicable provisions of the VSCA. In addition, the proposed amendments to Media General’s Articles of Incorporation are shown in Annex C attached hereto.

Authorized Shares of Capital Stock of New Media General

Under the Articles of Incorporation of New Media General to be effective upon closing, New Media General will be authorized to issue an aggregate of 850 million shares of capital stock, divided into classes as follows:

●	400 million shares of voting common stock, no par value per share;

●	400 million shares of non-voting common stock, no par value per share; and

●	50 million shares of preferred stock, no par value per share.

As of the close of business on July 18, 2014, there were outstanding approximately 88.1 million shares of Media General’s existing voting common stock and approximately 0.7 million shares of Media General’s existing non-voting common stock. On the closing date, each of these shares will automatically be converted into either one share of voting common stock or one share of non-voting common stock of New Media General. On the closing date, New Media General expects to issue approximately 44.4 million shares of voting common stock to LIN shareholders in connection with the LIN Merger (excluding shares issuable upon the exercise of LIN options (which, in connection with the LIN Merger, will become shares of New Media General common stock)). We expect that, immediately following the closing, there will be outstanding a total of approximately 132.5 million shares of voting and approximately 0.7 million shares of non-voting common stock of New Media General.

Common Stock

The holders of common stock of New Media General will have and possess all rights pertaining to the capital stock of New Media General, subject to the preferences, qualifications, limitations, voting rights and restrictions with respect to any series of preferred stock of New Media General that may be issued with any preference or priority over the common stock. Subject to certain limitations in the Articles of Incorporation of New Media General, each share of voting common stock will be convertible, at the option of the holder, into one share of non-voting common stock. Additionally, subject to certain limitations in the Articles of Incorporation of New Media General, each share of non-voting common stock will be convertible, at the option of the holder thereof, into one share of voting common stock.

Shareholder Voting

Except as may be provided for in any amendment to the Articles of Incorporation of New Media General establishing a series of preferred stock, the holders of the voting common stock of New Media General will have the sole power to vote for the election of Directors and for all other purposes. The holders of the shares of non-voting common stock will have (i) no voting power nor (ii) the right to participate in any meeting of shareholders, except as may be required by the VSCA. A matter voted on by the shareholders at a shareholder meeting at which a quorum is present is approved if the votes cast in favor of the action exceed the votes cast opposing the action, except if the VSCA requires a higher vote or a vote by class, and except in the election of Directors in which case those nominees receiving the greatest number of votes are elected even though not receiving the majority. In the event that the approval of the holders of voting common stock is required for the approval of an amendment to or restatement of the Articles of Incorporation, the authorization of any plan of merger, share exchange or entity conversion, or the authorization of any disposition of assets or dissolution, such approval shall require a majority of all votes cast, except that the Board of Directors of New Media General may require a greater vote.

Dividends and Other Distributions

The shares of voting common stock and shares of non-voting common stock will rank equally and be identical with respect to the right to receive the payment of cash dividends, the rights to share in the property or business of New Media General in the event of its liquidation and the right to share in its assets in the event of dissolution. In the payment of any share dividend or other distribution of shares, the holders of the shares of voting common stock and shares of non-voting common stock will be treated equally, according to the number of such shares they hold, except that, with respect to share dividends, only shares of voting common stock may be issued in respect of the shares of voting common stock and only shares of non-voting common stock may be issued in respect of shares of non-voting common stock.

Takeover Defense

Certain provisions of the Articles of Incorporation and Bylaws of New Media General and of the VSCA have anti-takeover effects and could delay, discourage, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in the shareholder’s best interests, including attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and Directors more difficult.

Authorized Shares. The Articles of Incorporation of New Media General will authorize the issuance of up to 400 million shares of voting common stock and 50 million shares of preferred stock. These additional authorized shares may be used by the Board of Directors of New Media General consistent with its legal duties to deter future attempts to gain control of New Media General, and may discourage attempts by others to acquire control of New Media General without negotiation with its Board of Directors.

The Board of Directors will have the sole authority to determine the terms of any one or more series of preferred stock, including voting rights, dividend rates, conversion and redemption rights, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board of Directors will have the power to the extent consistent with its legal duties to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of New Media General, and thereby assist members of management to retain their positions.

Special Meetings of Shareholders. Under the Articles of Incorporation of New Media General, special meetings of shareholders may be called solely by the Board of Directors of New Media General, the chairman of the Board of Directors or the President of New Media General.

Action by Written Consent. Under the VSCA and the Articles of Incorporation of New Media General, shareholders may act by written consent only if the consent is unanimous.

Advanced Notice of Nominations and Proposed Business for Shareholder Meetings. Under the Bylaws of New Media General, only the Board of Directors or a shareholder holding voting common stock may nominate candidates for election to the Board of Directors of New Media General at an annual meeting of shareholders or a special meeting called for the purpose of electing Directors or present business for consideration by the shareholders at an annual meeting.

The Bylaws of New Media General will require that a shareholder who desires to nominate a candidate for election to the Board of Directors at an annual or special meeting or present business at an annual meeting to provide notice to the Secretary of New Media General in advance of the meeting. The notice must be in proper form and set forth various information related to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is being made, and the applicable nomination or proposal. In the case of an annual meeting, notice must be received by New Media General at its principal executive offices not earlier than the close of business on the 120th and not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement or notice of the annual meeting date is made to shareholders less than 100 days prior to the annual meeting date, the close of business on the 10th day following the day on which such public announcement was made or such notice is mailed, whichever first occurs. In the case of a special meeting called for the purpose of electing Directors, notice must be received by New Media General not later than the close of business on the 10th day following the day on which public disclosure of the date of the special meeting was made or notice of the date of the special meeting was mailed, whichever first occurs.

Affiliated Transactions

The VSCA contains provisions governing “affiliated transactions.” Affiliated transactions include mergers and share exchanges with an interested shareholder, as defined below, material dispositions of corporate assets not in the ordinary course of business to an interested shareholder, any dissolution of the corporation proposed by or on behalf of an interested shareholder, or reclassifications, including reverse stock splits, recapitalizations or mergers of a company with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an interested shareholder by more than 5%. For purposes of the provisions governing affiliated transactions, an “interested shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing affiliated transactions require that, for three years following the date upon which any shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with such interested shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the interested shareholder, and by a majority (but not less than two) of the “disinterested Directors.” A disinterested Director means, with respect to a particular interested shareholder, a member of a corporation’s Board of Directors who (i) was a member before the later of January 1, 1988 and the date on which an interested shareholder became an interested shareholder or (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested Directors then on the Board of Directors. At the expiration of the three-year period, these provisions require approval of an affiliated transaction by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the interested shareholder.

The principal exceptions to the special voting requirement apply to an affiliated transaction occurring after the three-year period has expired and require either that the affiliated transaction be approved by a majority of the disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the interested shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed affiliated transaction, all required dividends have been paid, such interested shareholder shall not have acquired additional voting shares and no special financial accommodations have been accorded the interested shareholder unless approved by a majority of the disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an affiliated transaction with an interested shareholder whose acquisition of shares making such person an interested shareholder was approved by a majority of the corporation’s disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that a corporation may adopt an amendment to its Articles of Incorporation or Bylaws providing that the affiliated transaction provisions shall not apply to the corporation by affirmative vote of a majority of the voting shares other than shares owned by any interested shareholder. Media General has not adopted such an amendment, and the Articles of Incorporation and Bylaws of New Media General to be effective upon the closing of the transaction will not include such an amendment.

Restrictions on Stock Ownership and Transfer

Under the Articles of Incorporation of New Media General, New Media General may restrict the ownership, conversion or proposed ownership of shares of common stock of New Media General by any person if such ownership, conversion or proposed ownership would impose restrictions on New Media General or its subsidiaries, under or cause a violation of, the laws administered or enforced by the FCC, including the Communications Act of 1934, as amended, and the rules, regulations, orders and policies of the FCC, which we refer to as “federal communications laws.”

New Media General may request information from a person if it believes that such ownership, conversion or proposed ownership by or to such person, which we refer to as “FCC limitations:”

●	would be in violation of any federal communications laws;

●	would (or could reasonably be expected to) materially limit or impair any existing or proposed business activity of New Media General or any of its subsidiaries under the federal communications laws;

●

would materially limit or impair under the federal communications laws the acquisition of an attributable interest in a full-power television station or a full-power radio station by New Media General or any of its subsidiaries for which it has entered into a definitive agreement with a third party;

●

would (or could reasonably be expected to) cause New Media General or any of its subsidiaries to be subject to any rule, regulation, order or policy under the federal communications laws having or which could reasonably be expected to have a material effect on the combined company or any of its subsidiaries; or

●	would require prior approval from the FCC and such approval has not been obtained.

If (i) such person does not provide the requested information to New Media General, or (ii) New Media General concludes that such person’s ownership, conversion or proposed ownership would give rise to any FCC limitations, then New Media General may take any of the following actions with respect to such person:

●	refuse to permit the transfer or conversion of shares;

●	suspend the rights of share ownership;

●	require the conversion of any or all shares of voting common stock held by such person into shares of non-voting common stock;

●	require the exchange of any or all shares held by such person for warrants to acquire, at a nominal exercise price, the same number and class of shares of New Media General;

●	condition the acquisition (including due to conversion) of such shares by such person on the prior consent of the FCC, to the extent such consent is required;

●	to the extent that the remedies above are not reasonably feasible, redeem any or all such shares of New Media General held by such person; and/or

●

exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such holder or proposed holder, with a view towards obtaining such information or preventing or curing any situation giving rise to a FCC limitation.

To the extent reasonably feasible without materially adversely affecting the ability of New Media General to prevent or cure a situation described in clauses (i) or (ii) above, New Media General is required to use its good faith efforts to cause any of the remedies listed above to be imposed in a substantially similar manner when imposed on similarly situated persons or shareholders at substantially the same time, and to minimize the impact of the exercise of any such remedy on the interests in New Media General of the affected shareholders or other affected persons.

Any refusal of transfer or suspension of rights may remain in effect until the requested information has been received and New Media General has determined that such ownership, conversion or proposed ownership will not result in a FCC limitation.

Other Matters

Control Share Acquisitions. The VSCA contains provisions regulating certain “control share acquisitions,” which are transactions that would cause the voting power of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of Directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee Director of the corporation, or (ii) the Articles of Incorporation or Bylaws of the corporation provide that the provisions of Virginia law governing control share acquisitions do not apply to the acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. The Articles of Incorporation of New Media General to be effective upon the closing of the transaction contain a provision that makes these provisions inapplicable to acquisitions of its common stock.

Chief Executive Officer. The Articles of Incorporation of New Media General will provide that Vincent L. Sadusky, the President and Chief Executive Officer of LIN, will become the President and Chief Executive Officer of New Media General upon the closing of the transaction. Following the closing, the Articles of Incorporation of New Media General will provide that Mr. Sadusky cannot be removed from office without cause (as determined under Mr. Sadusky’s employment agreement with New Media General, which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates) for three years following the closing, except with the approval of a majority of the Board of Directors of New Media General, including the affirmative vote of at least one Director who was designated by LIN (or if there is no such Director, with the approval of at least two-thirds of the Board of Directors). See “The Transaction – Interest of LIN’s Directors and Officers in the Transaction – Employment Agreement of Vincent L. Sadusky” beginning on page 101.

 Limitation on Director’s Liability. The Articles of Incorporation of New Media General will, to the fullest extent permitted by Virginia law, provide that New Media General will indemnify and advance expenses of any Director or officer who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a Director or officer of the combined company. In addition, no Director or officer of the combined company will be liable to the combined company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except to the extent resulting from such person’s having engaged in willful misconduct or knowing violation of the criminal law or any federal or state securities law.

Transfer Agent. The transfer agent for New Media General will be the American Stock Transfer & Trust Co., Corporate Trust Department, 6201 Fifteenth Ave., Brooklyn, New York 11219.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of Media General shareholders are governed by Media General’s current Articles of Incorporation, its Bylaws, and the VSCA. The rights of LIN shareholders are governed by the Delaware Limited Liability Company Act and the Amended and Restated Limited Liability Company Agreement of LIN, as amended, which we refer to as the “LIN LLC Agreement,” which in numerous respects incorporates by reference provisions of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL.” Upon closing of the transaction, the rights of the shareholders of New Media General and LIN will be governed by the Articles of Incorporation and the Bylaws of New Media General that will become effective at the closing of the transaction, and the VSCA.

The following is a summary discussion of the material differences, as of the date of this document, between the rights of Media General shareholders, LIN shareholders and the rights of the shareholders of New Media General. The rights described with respect to Media General shareholders and New Media General shareholders are the same unless otherwise indicated. Please consult the VSCA and the respective Articles of Incorporation and Bylaws of Media General and New Media General for a more complete understanding of these differences.

The following description does not purport to be a complete statement of all the differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shareholders should read carefully the relevant provisions of the VSCA, the Articles of Incorporation and Bylaws of Media General (including the proposed amendments to the Articles of Incorporation of Media General), the Delaware Limited Liability Company Act, the LIN LLC Agreement (and the applicable provisions of the DGCL), and the forms of the amended and restated Articles of Incorporation and Bylaws of New Media General. The proposed amendments to the Articles of Incorporation of Media General are shown in Annex C attached hereto. The form of the amended and restated Articles of Incorporation of New Media General and the form of the amended and restated Bylaws of New Media General, each of which will be in effect as of the closing of the transaction, are filed as exhibits to the registration statement to which this joint proxy statement/prospectus relates, and are incorporated by reference into this joint proxy statement/prospectus. Media General and LIN have filed with the SEC their respective governing documents referenced in this summary of shareholder rights and will send copies to you without charge, upon your request. See “Where You Can Find More Information” beginning on page 171.

Capitalization

New Media General

The authorized shares of capital stock of New Media General consists of:

●	400 million shares of voting common stock, no par value;

●	400 million shares of non-voting common stock, no par value; and

●	50 million shares of preferred stock, no par value.

We expect that, immediately after the completion of the transaction, there will be outstanding a total of approximately 132.5 million shares of voting and approximately 0.7 million shares of non-voting common stock of New Media General.

Media General

The currently authorized shares of capital stock of Media General is the same as the authorized shares of New Media General.

As of the close of business on May 5, 2014, there were 87,922,422 shares of voting common stock issued and outstanding, 828,885 shares of non-voting common stock issued and outstanding and no shares of preferred stock issued and outstanding.

LIN

       The current authorized shares of capital stock of LIN consists of:

●	5 million preferred shares;

●	100 million Class A common shares representing limited liability company interests in LIN;

●	50 million Class B common shares representing limited liability company interests in LIN; and

●	50 million Class C common shares representing limited liability company interests in LIN.

As of the close of business on May 5, 2014, there were 34,498,900 Class A common shares issued and outstanding, 20,901,726 Class B common shares issued and outstanding, 2 Class C common shares issued and outstanding and no preferred shares issued and outstanding.

Conversion of Shares

New Media General

 Voting common stock will be convertible into non-voting common stock, on a share-for-share basis, at the option of the holder, unless following such conversion no shares of voting common stock would remain outstanding. Non-voting common stock will be convertible into voting common stock, on a share-for-share basis at the option of the holder.

However, if any conversion of shares of non-voting common stock into shares of voting common stock would require approval from the FCC, such approval must be received prior to the conversion. In addition, if such conversion would result in any holder of voting common shares (including the converting holder) acquiring or being deemed to hold an “attributable interest” in New Media General (within the meaning of the federal communications laws) the conversion will not be effective until New Media General has received information sufficient to determine whether to exercise its rights to restrict ownership (as described above in “Description of New Media General Capital Stock – Restrictions on Stock Ownership and Transfer” beginning on page 147).

If a requested conversion would cause any holder of voting common stock (other than the converting holder) to acquire or be deemed to hold an attributable interest in New Media General, New Media General has the discretion to convert the shares of voting common stock held by such other holder to shares of non-voting common stock to the extent reasonably necessary to ensure that such other holder’s interest in New Media General will remain non-attributable (unless such other holder can show, to the reasonable satisfaction of New Media General, that it can hold an attributable interest in New Media General).

See “Description of New Media General Capital Stock – Restrictions on Stock Ownership and Transfer” beginning on page 147.

Media General

This is the same as New Media General.

LIN

Each outstanding LIN Class B common share may be converted at the option of the holder into either (i) one LIN Class A common share or (ii) one LIN Class C common share, provided, that all requisite approval for ownership of such voting shares is received from the FCC and, in the case of LIN Class C common shares, that the consent of holders of a majority of the outstanding LIN Class B common shares is obtained to approve the conversion of such shares. If a majority of the LIN Class B common shares outstanding on May 1, 2002 (treating for this purpose the LIN TV Corp. Class B common stock as LIN Class B common shares) shall have been converted into LIN Class A common shares, then each LIN Class C common share will be automatically converted into a LIN Class A common share for no additional consideration.

Restrictions on Transfer

New Media General

The shares of voting common stock and non-voting common stock will be subject to the restrictions on transfer described above under “Description of New Media General Capital Stock – Restrictions on Stock Ownership and Transfer” beginning on page 147.

Media General

This is the same as New Media General.

LIN

The LIN LLC Agreement provides that no transfer of any shares shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of LIN under the laws of the jurisdiction of its formation, or (iii) cause LIN to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

        LIN’s Board of Directors may impose restrictions on the transfer of LIN shares if it receives a written opinion of counsel acceptable to the Board of Directors that such restrictions are determined to be necessary or advisable to avoid a significant risk of LIN becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The LIN Board of Directors may impose such restrictions by amending the LIN LLC Agreement without the consent of any person; provided however, that any amendment that would result in the delisting or suspension of trading of any class or series of shares on the principal National Securities Exchange on which such class or series of shares is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the outstanding shares of such class or series.

 Dividends and Other Distributions

New Media General

The holders of shares of voting common stock and non-voting common stock will rank equally and be identical with respect to the rights to receive payment of cash dividends and the right to share in the assets of the combined company in the event of dissolution and the distribution of such assets by way of return of capital.

In the case of a stock dividend or a distribution of shares, holders of voting common stock and non-voting common stock will be treated equally, according to the number of shares of common stock they hold, except that holders of voting common stock only have the right to receive shares of voting common stock, and holders of non-voting common stock only have the right to receive shares of non-voting common stock.

Media General

This is the same as New Media General.

LIN

Distributions to LIN shareholders may be declared by LIN’s Board of Directors, subject to the consent of a majority of the voting power of the LIN Class B common shares, at any regular or special meeting and may be paid in cash, in property, or in shares, and (a) such distributions shall be made to the preferred shareholders, if any, in accordance with any applicable share designation and (b) LIN’s common shareholders shall be entitled to participate ratably in any such distribution, on a common share-for-common share basis as if all common shares were of a single series, in such distributions, whether in cash, shares or otherwise; provided that any distributions payable in common shares (or payable in rights to subscribe for or purchase common shares or securities or indebtedness convertible into or exchangeable for common shares) shall be declared and paid at the same rate on common shares and only in (i) Class A common shares (or rights to subscribe for or to purchase Class A common shares or securities or indebtedness convertible into or exchangeable for Class A common shares) to Class A common shareholders, (ii) Class B common shares (or rights to subscribe for or to purchase Class B common shares or securities or indebtedness convertible into or exchangeable for Class B common shares) to Class B common shareholders, and (iii) Class C common shares (or rights to subscribe for or to purchase Class C common shares or securities or indebtedness convertible into or exchangeable for Class C common shares) to Class C common shareholders. Distributions payable are required to be paid to the shareholders of the applicable series of the outstanding common shares as their names shall appear on LIN’s register on the record date fixed by the Board of Directors in advance of the declaration and payment of each distribution. LIN shall not issue fractions of common shares on payment of a distribution but shall pay cash in lieu of such fractional common shares based upon the then fair market value of such a common share.

Subject to the provisions of any share designation, the declaration and payment by LIN may be at the discretion of the Board of Directors. Any future cash distributions, if any, must be approved by, and remain subject to the sole discretion of LIN’s Board of Directors. To the extent a distribution to a LIN shareholder is made that violates applicable law, the shareholder may be obligated to repay any funds wrongfully distributed to it if the shareholder had knowledge that the distribution was unlawful.

The payment of distributions to LIN shareholders is subject to certain restrictions set forth in LIN Television’s existing credit agreement.

Preemptive Rights

New Media General

Except as may be determined by the Board of Directors of New Media General in its sole discretion, no holder of shares of New Media General’s common stock will have preemptive rights.

Media General

This is the same as New Media General.

LIN

Except as otherwise provided in a share designation or as determined by the Board of Directors of LIN, no person shall have any preemptive, preferential or other similar right with respect to the issuance of any LIN shares, whether such shares are unissued, held in treasury or hereafter created.

Number and Election of Directors

New Media General

The Bylaws of New Media General provide that the Board of Directors will designate the number of Directors by resolution of the Board of Directors. Directors of New Media General will be elected each year at the annual meeting of shareholders and will hold their offices until the next annual meeting of the shareholders and until their successors are elected and qualified or until there is a decrease in the number of Directors.

Media General

The Board of Directors will consist of 14 Directors until the election of Directors at the 2014 annual meeting of shareholders, at which time the number of Directors will be reduced to 11. In connection with the 2014 annual meeting of shareholders, the Nominating and Governance Committee of the Board of Directors, which we refer to as the “Nominating Committee,” will recommend for election to the Board of Directors five Young designees, five Media General designees (including, if they are willing to serve, the Chairman and Vice-Chairman of the Board of Directors and the Chief Executive Officer at the time of such nomination if the persons holding such positions are Media General designees) and one additional person, as determined by the Nominating Committee in its discretion. Media General’s Bylaws provide that the number of Directors may be determined in the manner set forth in the Articles of Incorporation.

Following the election of Directors at the 2014 annual meeting of shareholders the number of Directors may be fixed from time to time in the Bylaws or by resolution adopted by the affirmative vote of a majority of the Board of Directors, but in no event will the number of Directors be fewer than three. Prior to the 2017 annual meeting, the number of Directors constituting the Board of Directors of the combined company shall continue to be 11 unless such change is approved by a majority of the Young designees serving as Directors.

LIN

The LIN LLC Agreement provides for a Board of Directors divided into three classes of Directors serving staggered three-year terms. The classification of Directors has the effect of making it more difficult for shareholders to change the composition of the LIN Board of Directors in a relatively short period of time. As a result, at least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the LIN Board of Directors. The LLC Agreement of LIN provides that the LIN Board of Directors will consist of nine persons (absent any vacancies).

Removal of Directors

New Media General

New Media General’s Bylaws provide that at a meeting called expressly for the purpose of removing a Director, any Director may be removed, with or without cause, by a vote of the shareholders holding a majority of the shares of the class of stock which elected such Director. A replacement Director may be elected at the same meeting.

Media General

This is the same as New Media General.

LIN

The shareholders of LIN may remove a Director only for cause. This provision, when coupled with the provision authorizing the LIN Board of Directors to fill vacant directorships, will preclude a LIN shareholder from removing incumbent directors without cause and simultaneously gaining control of the LIN Board of Directors by filling the vacancies created by the Directors’ removal with its own nominees.

Vacancies on the Board of Directors

New Media General

Under the Bylaws of New Media General, except as limited by the VSCA, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors.

Media General

Media General’s Articles of Incorporation provide that through the 2017 annual meeting of the shareholders of Media General, the Nominating Committee has the exclusive right to fill vacancies on the Board of Directors acting by a majority vote of its members, subject to a right of a majority of the Board of Directors (including the affirmative vote of at least one Young designee) to reject such nomination or appointment. Thereafter, the Board of Directors of Media General shall have the sole authority to fill vacancies.

LIN

The LIN LLC Agreement provides that the Board of Directors, acting by majority vote of the Directors then in office, may fill any newly created directorships or vacancies on the Board of Directors.

Nominations of Directors and Shareholder Proposals

New Media General

Shareholders may nominate a person for election as Director in accordance with the Bylaws of the combined company as further described in “Advanced Notice for Annual Shareholder Meetings” below.

Media General

Under the Articles of Incorporation of Media General, through the 2017 annual meeting of the shareholders of Media General, the Nominating Committee has the exclusive right to nominate Directors on behalf of Media General acting by a majority vote of its members, subject to a right of a majority of the Board of Directors (including the affirmative vote of at least one Young designee) to reject such nomination or appointment. Shareholders may nominate a person for election as Director in accordance with the Bylaws of Media General as further described in “Advanced Notice for Annual Shareholder Meetings” below.

LIN

The LIN LLC Agreement provides for an advance notice procedure with regard to business proposed to be submitted by a shareholder at any annual meeting of LIN’s shareholders, including the nomination of candidates for election as Directors. The procedure provides that a notice of proposed shareholder business must be timely given in writing to LIN prior to the meeting. To be timely, notice relating to an annual meeting generally must be received by LIN not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting.

Under the LIN LLC Agreement, notice to LIN from a shareholder who proposes to nominate a person at a meeting for election as a Director must contain all information relating to that person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. The notice must also include the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The chairman of a meeting of shareholders may determine that a person was not nominated in accordance with the nomination procedure, in which case the person's nomination will be disregarded. If the chairman of a meeting of shareholders determines that other business was not properly brought before the meeting in accordance with the procedures in the LIN LLC Agreement, the business will not be conducted at the meeting.

Advanced Notice for Annual Shareholder Meetings

New Media General

The Bylaws of New Media General require a shareholder who desires to nominate a candidate for election to the board at an annual or special meeting or present business at an annual meeting must provide notice to the secretary of the combined company in advance of the meeting. In the case of an annual meeting, notice must be received by the combined company at its principal executive offices not earlier than the close of business on the 120th and not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement or notice of the annual meeting date is made to shareholders less than 100 days prior to the annual meeting date, the close of business on the 10th day following the day on which such public announcement was made or such notice is mailed, whichever first occurs. In the case of a special meeting called for the purpose of electing Directors, notice must be received by the combined company not later than the close of business on the 10th day following the day on which public disclosure of the date of the special meeting was made or notice of the date of the special meeting was mailed, whichever first occurs.

Media General

This is the same as New Media General.

LIN

The LIN LLC Agreement requires that an annual meeting of LIN shareholders shall be held for the election of Directors at a time designated by the Board of Directors. No shareholder may require LIN to call an annual meeting of shareholders, except that a shareholder may so require LIN as if LIN were a Delaware corporation and the shareholders were stockholders of such Delaware corporation. Written or printed notice stating the place, day, and time of each meeting of the shareholders, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer or person(s) calling the meeting, to each shareholder entitled to vote at such meeting. If such notice is to be sent by mail, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such shareholder’s address as it appears on LIN’s records, unless such shareholder has filed with the Secretary of LIN a written request that notices to him, her or it be mailed to some other address, in which case it shall be directed to him, her or it at such other address. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Without limiting the foregoing, any notice to shareholders given by LIN shall be effective if given by a form of Electronic Transmission consented to by the shareholder to whom the notice is given. Notice given by a form of Electronic Transmission in accordance with the LIN LLC Agreement shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network, together with separate notice to the shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (4) if by another form of Electronic Transmission, when directed to the shareholder.

Voting by Shareholders

New Media General

Each holder of shares of a class of stock entitled to vote on a matter at a meeting of the shareholders is entitled to one vote for each share he or she holds. Pursuant to the VSCA, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

The Articles of Incorporation of New Media General provide that the holders of the voting common stock of New Media General will have the sole power to vote for the election of Directors and for all other purposes. The holders of the shares of non-voting common stock will not have (i) voting power with respect to such shares or (ii) the right to participate in any meeting of the shareholders except as may be required by the VSCA. A matter voted on by the shareholders is approved if a quorum is present and the votes cast in favor of the action exceed the votes cast opposing the action, except if the VSCA requires a larger vote or a vote by class and except in the election of Directors, in which case those nominees receiving the greatest number of votes are elected even though they did not receive a majority. In the event that the approval of the holders of voting common stock is required for the adoption of an amendment to or restatement of the Articles of Incorporation, the authorization of any plan of merger, share exchange or entity conversion, or the authorization of any disposition of assets or dissolution, such approval shall require a majority of all votes cast, except that the board of the combined company may require a greater vote.

Media General

This is the same as New Media General.

LIN

Each outstanding LIN Class A common share will be entitled to one vote on all matters submitted to a vote of LIN shareholders. There will be no cumulative voting. The LIN Class B common shares will generally not be entitled to vote. However, so long as at least a majority of the LIN Class B common shares that were outstanding immediately after the Second Amended and Restated Certificate of Incorporation of LIN TV Corp. was filed with the Secretary of State of the State of Delaware on May 1, 2002 and became effective (treating for this purpose LIN TV Corp. class B common stock as LIN Class B common shares) remain outstanding, subject to certain exceptions specified in the LLC Agreement, LIN will not be able to, without the consent of the holders of at least a majority of the LIN Class B common shares then outstanding:

●	purchase, sell or transfer assets with a total fair market value equal to 10% or more of the value of LIN’s outstanding common shares;

●	merge or consolidate with another entity;

●	reclassify any of LIN’s securities;

●	recapitalize, dissolve, liquidate or wind-up LIN’s affairs;

●

issue LIN equity securities or those of any of LIN’s subsidiaries, other than securities issued by a wholly-owned subsidiary to LIN or by LIN to another wholly-owned subsidiary or securities issued under any of LIN’s option plans or other employee compensation plans, including the LIN Incentive Plans;

●

redeem or repurchase any of LIN’s or LIN’s subsidiaries’ equity interests, other than purchases made pursuant to LIN’s option plans or other employee compensation plans, including the LIN Incentive Plans;

●	amend or modify the Charter Provisions or Bylaw Provisions (as such terms are defined in the LLC Agreement) so as to affect adversely the rights of the Class B common shares;

●	declare or pay any distribution;

●	enter into any transaction with an affiliate of LIN’s, other than advances for travel and other normal business expenses to officers and employees;

●	enter into any transaction outside LIN’s ordinary course of business and pursuant to the reasonable requirements of the business of LIN or any of its subsidiaries;

●	engage in any business or transaction that would require any direct or indirect owner of an equity interest in LIN to divest itself of any such interest;

●	incur or assume or permit any subsidiary to incur or assume any indebtedness in an amount equal to or greater than 10% of LIN’s fair market value;

●

engage in any business other than any business a majority of whose revenue is derived from the ownership and operation of television stations or any business that LIN TV Corp. was engaged in as of May 1, 2002 (the date of filing of LIN TV Corp.’s Second Amended and Restated Certificate of Incorporation); and

●

settle or allow any subsidiary to settle any claim outside the ordinary course of LIN’s business that involves any material restriction on LIN’s continued business or assets or that of any of LIN’s subsidiaries or affiliates.

So long as any LIN Class C common shares are outstanding, the LIN Class C common shares are entitled to 70% of LIN voting power on all matters submitted to a vote of LIN’s shareholders. Each outstanding LIN Class C common share is entitled to a proportionate number of votes determined at the time of each vote, relative to the total number of LIN Class C votes.

Shareholder Rights Plan

New Media General

Upon the closing of the transaction, New Media General will not be a party to a shareholder rights plan. New Media General may in the future adopt a shareholder rights plan if the Board of Directors of the combined company so determines.

Media General

Media General is not a party to a shareholder rights plan.

LIN

LIN is not a party to a shareholder rights plan.

 Amendment of Organizational Documents

New Media General

Any amendment to the Articles of Incorporation of New Media General generally will require the approval of the Board of Directors of New Media General and the approval of the shareholders. Pursuant to the Articles of Incorporation of New Media General, if the VSCA requires the approval of the holders of the voting common stock to amend the Articles of Incorporation, such approval will require a majority of all votes cast in respect thereof by holders of the voting common stock.

Media General

This is the same as New Media General.

LIN

The provisions of the LIN LLC Agreement that are comparable to charter provisions for a Delaware corporation, which we refer to as the “charter provisions,” may be amended in the following manner: first, the LIN Board of Directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and second, the LIN Board of Directors shall call a special meeting of the LIN shareholders entitled to vote in respect thereof for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the LIN shareholders. Such special or annual meeting shall be called and held upon notice in accordance with the notice requirements of the LIN LLC Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby. At the meeting a vote of the LIN shareholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment to the charter provisions shall be effective upon its approval by a vote of not less than a majority of the votes entitled to be cast by the holders of the outstanding Class A common shares and Class C common shares at a meeting of LIN shareholders subject to any approval rights of the holders of the outstanding Class B common shares.

The holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment to the charter provisions, whether or not otherwise entitled to vote thereon by the LIN LLC Agreement, if the amendment would increase or decrease the aggregate number of authorized shares of such class or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment to the charter provisions would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of amending the charter provisions. Whenever the charter provisions require for action by the LIN Board of Directors, by the holders of any class or series of shares, or by the holders of any other securities having voting power, the vote of a greater number or proportion than is otherwise required by the LIN LLC Agreement, the charter provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

Subject to any approval rights of the holders of the outstanding Class B common shares, the provisions of the LIN LLC Agreement that are comparable to bylaw provisions for a Delaware corporation, which we refer to as the “bylaw provisions,” may be amended by the LIN Board of Directors without the consent of any LIN shareholder or other person, or by the vote of not less than a share majority at an annual meeting of LIN shareholders or at any special meeting of LIN shareholders, provided that notice of such proposed amendment is given in the notice of special meeting. Any bylaw provision amended by the LIN shareholders may be subsequently amended by the LIN Board of Directors, except for any amendment to the bylaw provisions adopted by the LIN shareholders that specifies the vote necessary for the election of Directors.

The provisions of the LIN LLC Agreement that are not comparable to charter, bylaw or DGCL-implementing provisions, which we refer to as the “other provisions,” may be amended in the following manner: first, the LIN Board of Directors shall adopt a resolution setting forth the amendment proposed declaring its advisability, and second, it shall call a special meeting of the LIN shareholders entitled to vote in respect thereof for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the LIN shareholders. Such special or annual meeting shall be called and held upon notice in accordance with the notice requirements of the LIN LLC Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby. At the meeting, a vote of the LIN shareholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment to the other provisions shall be effective upon its approval by a vote of not less than a majority of the votes entitled to be cast by the holders of the outstanding Class A common shares and Class C common shares at a meeting of LIN shareholders.

The provisions of the LIN LLC Agreement that are considered DGCL-implementing provisions may be amended in the same manner as the other provisions; provided, however, that if the LIN Board of Directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-implementing provision, such corresponding DGCL-implementing provision may be amended to adopt such new implementation in the same manner as a bylaw provision.

Notwithstanding the procedures for amending various provisions, the LIN Board of Directors, without the approval of any LIN shareholder or other person, may amend any provision of the LIN LLC Agreement or add new provisions in certain instances as set forth in the LIN LLC Agreement.

On March 20, 2014, the LIN Board of Directors approved an amendment to the LIN LLC Agreement, effective as of March 20, 2014, adding a new section 18.11 to include a forum selection clause specifying the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) as the exclusive forum for all LIN shareholder derivative lawsuits and certain other actions.

Amendment of Bylaws; New Bylaws

New Media General

New Media General’s Bylaws may be amended or repealed and new Bylaws may be adopted at a regular or special meeting of the Board of Directors by the vote of a majority of the Board of Directors. The shareholders of New Media General may repeal or change Bylaws made by the Board of Directors and may prescribe that any Bylaws made by the shareholders may not be altered, amended or repealed by the Board of Directors.

Media General

Except as otherwise provided for in Media General’s Articles of Incorporation, Media General’s Bylaws may be amended or repealed in the same manner as the Bylaws of New Media General.

LIN

LIN does not have bylaws.

LEGAL MATTERS

The validity of the shares of New Media General common stock to be issued pursuant to the merger will be passed upon for Media General by Troutman Sanders LLP, counsel to Media General, 1001 Haxall Point, Richmond, Virginia 23219. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Media General, One New York Plaza, New York, NY 10004, will deliver an opinion as to certain U.S. federal income tax matters. Weil, Gotshal & Manges LLP, counsel to LIN, 200 Crescent Court, Suite 300, Dallas, Texas 75201, will deliver an opinion as to certain U.S. federal income tax matters.

EXPERTS

The consolidated financial statements of Media General, Inc. and subsidiaries as of and for the year ended December 31, 2013 and the retrospective adjustments to the consolidated financial statements for the years ended December 31, 2012 and 2011, incorporated in this joint proxy statement/prospectus by reference from Media General, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Media General, Inc. and subsidiaries’ internal control over financing reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, which reports (1) express an unqualified opinion on the consolidated financial statements for the year ended December 31, 2013, (2) express an unqualified opinion on the retrospective adjustments to adjust the common shares outstanding, reflect earnings per share and segment information in the consolidated financial statements for the years ended December 31, 2012 and 2011, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been so incorporated in reliance upon reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Media General, Inc. and its subsidiaries (formerly New Young Broadcasting Holding Co., Inc.) as of December 31, 2012 and for each of the two years in the period ended December 31, 2012 before the (i) disclosure of the all-stock merger transaction between Legacy Media General and New Young Broadcasting Holding Co., Inc. as discussed in Note 2, (ii) effects of the adjustments to retrospectively adjust the common shares outstanding on the consolidated balance sheet and the related common stock disclosure in Note 4, (iii) inclusion of the earnings per common share information on the consolidated statement of comprehensive income and the related disclosure in Note 11, and (iv) inclusion of the segment information described under the principles of consolidation subheading of Note 1 (collectively, the “modification adjustments”) (not separately included or incorporated by reference in this joint proxy statement/prospectus) have been audited by PricewaterhouseCoopers LLP, independent accountants. The modification adjustments to those financial statements have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2012 and for each of the two years in the period ended December 31, 2012 incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the reports of (i) PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the modification adjustments and (ii) Deloitte & Touche LLP solely with respect to the modification adjustments to those financial statements given on the authority of said firms as experts in auditing and accounting.

The financial statements of LIN Media LLC as of December 31, 2013 and December 31, 2012 and for each of the three years in the period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2013 included in this joint proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Dedicated Media, Inc. and HYFN, Inc. businesses acquired as of December 31, 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Federated Media Publishing, Inc. as of December 31, 2013 and for the year ended December 31, 2013 included as an Annex in this joint proxy statement/prospectus have been so included in reliance on the report of BDO USA, LLP, independent certified public accountants, included herein, given on the authority of said firm as experts in auditing and accounting.

MEDIA GENERAL ANNUAL MEETING SHAREHOLDER PROPOSALS

The Bylaws of Media General provide that the annual meeting of shareholders shall be held during Media General’s second fiscal quarter on a date fixed by the Board of Directors. Media General’s 2015 annual meeting will be held on April 23, 2015.

Rule 14a-8 under the Exchange Act contains eligibility requirements that must be satisfied for a shareholder to submit a proposal for inclusion in a company’s proxy statement. One of the eligibility requirements under that Rule is that a shareholder have held shares entitled to be voted on the proposal for at least one year by the date the shareholder submits the proposal. It is Media General’s view that ownership of shares of a class not registered under the Exchange Act does not entitle a shareholder to submit a proposal under the Rule. Shareholders who believe they are eligible to have their proposals included in Media General’s Proxy Statement for the 2015 annual meeting of shareholders, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of Media General no later than November 14, 2014.

Media General’s Bylaws also establish advance notice procedures for eligible shareholders to make nominations for Director and to propose business to be transacted at an annual meeting. Under Media General’s current Bylaws, a shareholder who wishes to submit Director nominations or other proposals for consideration at the 2015 annual meeting must ensure that the same are received by the Secretary of Media General between December 26, 2014, and January 25, 2015. Media General’s Bylaws also require that certain specific information accompany a shareholder’s notice of nomination or proposal for business.

LIN ANNUAL MEETING SHAREHOLDER PROPOSALS

Proposals of LIN shareholders who intend to be present at LIN’s 2015 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by LIN no later than the close of business on December 13, 2014 to be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Denise M. Parent, Secretary, LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701. In addition, the LIN LLC Agreement requires that LIN be given advance notice of shareholder nominations for election to LIN’s Board of Directors and of other business that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in LIN’s proxy statement relating to such meeting in accordance with Rule 14a-8). Such nominations and proposals for the 2015 annual meeting, other than those made by or on behalf of LIN’s Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of LIN, and received no earlier than January 29, 2015 and no later than February 28, 2015, assuming that the 2015 annual meeting is to be held between April 2, 2015 and July 11, 2015, as LIN currently anticipates. In the event that the 2015 annual meeting is not held between April 2, 2015 and July 11, 2015, notice of shareholder nominees or proposals must be received no earlier than 120 days before the date of the 2015 annual meeting and no later than 90 days before the date of the 2015 annual meeting or the tenth day following LIN’s first public announcement of the date of such meeting, whichever is later. The LIN LLC Agreement also requires that such notice contain certain additional information. The LIN LLC Agreement is filed with the SEC, and copies of the LIN LLC Agreement can be obtained without charge from the LIN’s Secretary. In the event the transaction is completed on or prior to the outside date, LIN will not hold its 2015 annual meeting of shareholders, provided, that LIN will hold its 2015 annual meeting, should such meeting be required by law, if the outside date is extended to June 21, 2015 in accordance with the merger agreement.

APPRAISAL RIGHTS

Media General

Media General shareholders will not have appraisal rights under the VSCA with respect to the Media General Merger.

LIN

Pursuant to the LIN LLC Agreement, the holders of each LIN common share are entitled to rights of appraisal in the event of a merger of LIN that would give rise to appraisal rights under Delaware law if LIN were a Delaware corporation and the holders of LIN common shares were stockholders of such corporation. Accordingly, as described below, under certain circumstances, the LIN shareholders may have the right to seek appraisal in connection with the LIN Merger under Delaware law with respect to their LIN common shares.

Under the LIN LLC Agreement, LIN shareholders who do not vote in favor of the LIN Merger and who comply with the applicable requirements of Section 262 of the DGCL, which we refer to as “Section 262,” may have the right, under certain circumstances, to seek appraisal of the fair value of their LIN common shares if the LIN Merger is completed. If appraisal rights are available (which, as explained below, cannot be determined until after the effective date of the LIN Merger), all holders of LIN common shares who follow the procedures set forth in Section 262 to perfect their appraisal rights will be entitled to have their shares appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of those shares as determined by the Delaware Court of Chancery, together with interest, if any, but exclusive of any value arising from the accomplishment or expectation of the LIN Merger. Any award of interest on such appraised value will be calculated at 5% over the Federal Reserve discount rate (including any surcharge) during the period from the effective date of the LIN Merger until the date such appraised value is paid, unless the Delaware Court of Chancery determines otherwise for good cause shown. It is possible that any determination of fair value by the Court may be more or less than, or the same as, the consideration received by the LIN shareholders in the LIN Merger.

Under Section 262, appraisal rights are available to stockholders of a publicly-traded Delaware corporation in connection with a merger only if, among other things, the stockholders of such corporation are required by the terms of a merger to accept as consideration for their shares anything other than stock of the surviving entity, publicly traded stock of any other corporation, cash in lieu of fractional shares, or a combination of the foregoing. Accordingly, pursuant to the LIN LLC Agreement (which incorporates Section 262), appraisal rights will be available to holders of LIN common shares in connection with the LIN Merger, subject to their compliance with the requirements of Section 262, only if the New Media General share consideration is oversubscribed. The New Media General share consideration will be considered “oversubscribed” in the event that the cash consideration is undersubscribed and the number of no election shares is less than the difference between the Cash Election Cap and the number of cash electing shares. See “The Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page 60. If the New Media General share consideration is oversubscribed, then, by reason of the proration and allocation procedures in the merger agreement, LIN shareholders that elected to receive the New Media General share consideration in exchange for their LIN common shares will be required to accept both cash and stock for their shares, and appraisal rights will be available. If holders of LIN common shares are entitled to appraisal rights in connection with the LIN Merger, then LIN shareholders may have the right to obtain payment in cash for the fair value of their LIN common shares as determined by the Delaware Court of Chancery, provided that such LIN shareholders will not have a right to seek appraisal of the fair value of their LIN common shares if they have voted in favor of the merger, have submitted an election form with respect to their LIN common shares (or, if submitted, have not properly revoked such election form before the election deadline), have surrendered their LIN common shares for payment in the LIN Merger, or otherwise have failed to take the steps required by Section 262 to demand and perfect their rights to appraisal.

As explained herein, it is the position of Media General, LIN and New Media General that holders of LIN common shares will not be entitled to appraisal with respect to LIN common shares unless the New Media General share consideration is oversubscribed. Media General, LIN and New Media General are not aware of any decision of the Delaware courts addressing the availability of appraisal rights in a cash-stock election merger containing proration and allocation procedures applicable in the event one form of consideration is over or under subscribed. In Krieger v. Wesco Financial Corp, 30 A.3d 54 (Del. Ch. 2011), the Court of Chancery addressed the availability of appraisal rights in connection with a cash-stock election merger that did not contain proration and allocation procedures, but where stockholders who failed to make an election received cash. In that case, the Court of Chancery held that, because stockholders were not required to accept consideration in connection with the merger other than stock listed on a national securities exchange (and cash in lieu of fractional shares), they were not entitled to appraisal rights. Given that the holders of LIN common shares may elect to receive cash or stock of New Media General, or a combination of cash and such stock, in exchange for their LIN common shares, Media General, LIN and New Media General do not believe that holders of LIN common shares will have any appraisal rights with respect to such shares in connection with the LIN Merger unless the New Media General share consideration is oversubscribed. If the New Media General share consideration is oversubscribed, then by reason of the proration and allocation procedures in the merger agreement, LIN shareholders that elected to receive the New Media General share consideration in exchange for their LIN common shares will be required to accept both cash and stock for their shares, in which case Media General, LIN and New Media General believe that appraisal rights will be available to holders of LIN common shares who have complied with the requirements of Section 262 and who have not waived or otherwise lost their rights to appraisal. If a LIN shareholder were to challenge this position of Media General, LIN and New Media General, and if the Delaware Court of Chancery or any other court of competent jurisdiction were to disagree with this position and conclude that appraisal rights are otherwise available to holders of LIN common shares in connection with the LIN Merger, then holders of LIN common shares would be entitled to appraisal of the fair value of their shares by the Delaware Court of Chancery only if they comply with the requirements of Section 262, as described herein, including timely submitting a written demand for appraisal before the vote is taken on the LIN merger proposal at the LIN special meeting.

BECAUSE THE FINAL ALLOCATION OF THE CASH AND STOCK CONSIDERATION TO BE RECEIVED BY THE LIN SHAREHOLDERS IN THE LIN MERGER WILL NOT BE DETERMINED UNTIL THE EFFECTIVE TIME OF THE LIN MERGER, WHETHER OR NOT THE NEW MEDIA GENERAL SHARE CONSIDERATION IS OVERSUBSCRIBED IN THE LIN MERGER WILL NOT BE KNOWN UNTIL THE EFFECTIVE TIME, WHICH WILL BE AFTER THE LIN SHAREHOLDER VOTE IS TAKEN ON THE LIN MERGER PROPOSAL AT THE LIN SPECIAL MEETING. HOWEVER, ANY LIN SHAREHOLDER WISHING TO PRESERVE ITS RIGHTS TO APPRAISAL MUST MAKE A DEMAND FOR APPRAISAL PRIOR TO THE TIME OF SUCH VOTE AS DESCRIBED BELOW. IN ADDITION TO SUBMITTING A DEMAND FOR APPRAISAL, IN ORDER TO PRESERVE ANY APPRAISAL RIGHTS THAT A LIN SHAREHOLDER MAY HAVE, SUCH LIN SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE LIN MERGER PROPOSAL, MUST NOT SUBMIT AN ELECTION FORM (OR, IF SUBMITTED, MUST PROPERLY REVOKE ANY SUCH ELECTION FORM BEFORE THE ELECTION DEADLINE), MUST NOT SURRENDER LIN COMMON SHARES FOR PAYMENT IN THE LIN MERGER, AND MUST OTHERWISE FOLLOW THE PROCEDURES PRESCRIBED BY SECTION 262.

The following is intended as a brief summary of the material provisions of Section 262 required to be followed by dissenting LIN shareholders wishing to demand and perfect their appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is subject to and qualified in its entirety by reference to Section 262, the full text of which appears in Annex F to this joint proxy statement/prospectus. Failure to comply strictly with the procedures set forth in Section 262 will result in the loss of appraisal rights. All references in Section 262 to a “stockholder” and all references in this summary to a “stockholder” or a “shareholder” are to the record holder of LIN common shares.

Under Section 262, LIN is required to notify shareholders not less than 20 days before the LIN special meeting to vote on the LIN Merger that appraisal rights will be available if the New Media General share consideration is oversubscribed. A copy of Section 262 must be included with that notice.

THIS JOINT PROXY STATEMENT/PROSPECTUS CONSTITUTES LIN’S NOTICE TO ITS SHAREHOLDERS OF THE AVAILABILITY OF APPRAISAL RIGHTS IN CONNECTION WITH THE LIN MERGER UNDER SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IN THE EVENT THAT THE NEW MEDIA GENERAL SHARE CONSIDERATION IS OVERSUBSCRIBED. SECTION 262 IS ATTACHED HERETO AS ANNEX F.

If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 set forth in Annex F to this joint proxy statement/prospectus and consult your legal advisor. If you fail to timely and properly comply with the requirements of Section 262, your appraisal rights may be lost.

If you elect to demand appraisal of your LIN common shares, you must satisfy each of the following conditions:

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You must deliver to LIN a written demand for appraisal of your shares before the vote is taken on the LIN merger proposal at the LIN special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the LIN merger proposal. Voting against or failing to vote for the LIN merger proposal does not by itself constitute a demand for appraisal under Section 262.

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You must not vote in favor of the LIN merger proposal. An executed proxy that is submitted but does not contain voting instructions will, unless revoked, be voted in favor of the LIN merger proposal. A vote in favor of the LIN merger proposal, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. Therefore, a shareholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the approval of the LIN merger proposal or abstain from voting on the LIN merger proposal.

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You must not submit a letter of transmittal or surrender your certificates representing LIN common shares to the exchange agent, or otherwise surrender your “book-entry” securities to the exchange agent. Submitting a letter of transmittal or surrendering your LIN certificates or “book-entry” securities may constitute a waiver of your appraisal rights and may nullify any previously filed demands for appraisal.

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You must not submit an election form to the exchange agent electing to receive either the cash consideration or the New Media General share consideration for your shares. Pursuant to the anticipated terms of the election form, submission of an election form (that is not properly revoked before the Election Deadline) will constitute a waiver of your appraisal rights and will nullify any previously filed demands for appraisal.

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You must be the record holder of such LIN common shares on the date written demand for appraisal is made and you must continuously hold your LIN common shares from the date you make your demand for appraisal rights through the effective date of the LIN Merger. A shareholder who is the record holder of LIN common shares on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the LIN Merger, will lose any rights to appraisal in respect of such shares.

If the LIN Merger is completed and it is determined thereafter that appraisal rights are available because the New Media General share consideration is oversubscribed, you will lose your appraisal rights with respect to your LIN common shares if you have not complied with any of the conditions described above. A demand for appraisal will be sufficient if it reasonably informs of the identity of the shareholder and that such shareholder intends thereby to demand appraisal of such shareholder’s LIN common shares. Only a holder of record of LIN common shares, or a person duly authorized and explicitly purporting to act on that shareholder’s behalf, is entitled to assert appraisal rights for the LIN common shares registered in that shareholder’s name. A demand for appraisal must be executed by or on behalf of the shareholder of record, fully and correctly, as such shareholder’s name appears on their LIN certificates or on the records of LIN with respect to any LIN common shares held in “book-entry” form, and must state that such person intends thereby to demand appraisal of their LIN common shares in connection with the proposed LIN Merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to LIN. The beneficial owner must, in such cases, have the registered shareholder submit the required demand in respect of those shares.

If the LIN common shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the LIN common shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the LIN common shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of LIN common shares is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. Shareholders who hold their LIN common shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All demands for appraisal should be made in writing and addressed to:

LIN Media LLC

One West Exchange Street, Suite 5A

Providence, Rhode Island 02903

Attention: Denise Parent, Secretary

and must be executed by, or on behalf of, the record holder of the LIN common shares. The written demand must reasonably inform LIN of the identity of the LIN shareholder and state that the shareholder intends to demand appraisal of the LIN common shares held by the shareholder. If your LIN common shares are held through a bank, broker or other nominee and you wish to demand appraisal rights, you must act promptly to instruct the applicable bank, broker or other nominee to follow the steps required by Section 262.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, then within 10 days after the effective date of the LIN Merger, the entity surviving the LIN Merger must give written notice of the effective date of the LIN Merger to each LIN shareholder who has properly asserted appraisal rights under Section 262 and who did not vote in favor of the LIN Merger.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, then within 120 days after the effective date of the LIN Merger, but not thereafter, either the surviving entity or any shareholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition with the Delaware Court of Chancery demanding a determination of the value of the shares held by all shareholders entitled to appraisal rights. The entity surviving the LIN Merger has no obligation to file such a petition, and there is no present intention for it to do so if it is determined following the LIN Merger that appraisal rights are available to holders of LIN common shares in connection with the LIN Merger. If appraisal rights are available, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal with the Delaware Court of Chancery with respect to any shares for which appraisal rights have properly been demanded and not withdrawn in accordance with Section 262. If a petition is not filed within such 120-day period, all appraisal rights relating to LIN common shares will terminate. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262.

At any time within 60 days after the effective date of the LIN Merger, any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw the demand for appraisal made by the shareholder by delivering to the surviving entity a written withdrawal of the demand for appraisal. LIN shareholders who withdraw their demand or otherwise fail to perfect or lose their appraisal rights will be entitled to receive in respect of their shares the LIN Merger consideration that was payable in respect of no election shares, as specified by the merger agreement, without any interest thereon. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the LIN Merger will require the written approval of the surviving entity. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw a demand for appraisal and accept the LIN Merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the LIN Merger. If the surviving entity does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any shareholder who withdraws such shareholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the shareholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the LIN Merger consideration being offered pursuant to the merger agreement.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, then within 120 days after the effective date of the LIN Merger, any shareholder who has complied with Section 262 will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of LIN common shares not voted in favor of the LIN Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the surviving entity or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request such a statement from the surviving entity.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger and if a dissenting shareholder duly files a petition for appraisal with the Delaware Court of Chancery and the petition is served on the surviving entity, then the surviving entity must file with the Delaware Register in Chancery within 20 days after being served such petition a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After the Delaware Register in Chancery gives notice of the time and place fixed for hearing of such petition as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those shareholders who have complied with the requirements of Section 262 and who are entitled to appraisal rights.

The Delaware Court of Chancery may require shareholders who have demanded appraisal for their shares and who hold shares represented by certificates to submit their share certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any shareholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such shareholder. After determination of the shareholders entitled to appraisal rights, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings, and the Delaware Court of Chancery will determine the fair value of the LIN common shares, exclusive of any element of value arising from the accomplishment or expectation of the LIN Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the LIN Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the LIN Merger and the date of payment of the judgment. Once the fair value is determined by the Delaware Court of Chancery, the surviving entity will pay all dissenting shareholders the appraised value of their shares, together with interest accrued thereon during the pendency of the proceeding, immediately, in the case of holders of uncertificated shares, or upon surrender by such holders of any certificates representing such shares.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or could be ascertained as of the date of the merger that throw any light on future prospects of the target corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Shareholders considering seeking appraisal should be aware that, if appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, the “fair value” of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the LIN Merger, including the cash consideration, if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not an opinion as to, and does not in any way address, fair value under Section 262. Although LIN believes that the consideration to be received by the LIN shareholders in the LIN Merger is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and LIN shareholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, such consideration to be received in the LIN Merger. None of New Media General, Media General or LIN anticipate offering more than the merger consideration to any shareholder of LIN exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a LIN common share is less than the consideration to be received by the LIN shareholders in the LIN Merger under the merger agreement. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting shareholder’s exclusive remedy.

If appraisal rights are available but a petition for appraisal is not timely filed, then the right to an appraisal will cease. Costs of any appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged to the parties as the Court deems equitable under the circumstances. Upon application of any shareholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by such shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

If any shareholder who demands appraisal of LIN common shares under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, the shareholder’s LIN common shares will be deemed to have been converted at the effective date of the LIN Merger into the right to receive the consideration to be received by no election shares pursuant to the merger agreement. A shareholder will fail to perfect, or effectively lose, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the LIN Merger. In addition, as indicated above, a shareholder may withdraw a demand for appraisal in accordance with Section 262 and accept the consideration offered to LIN shareholders pursuant to the merger agreement. Any attempt to withdraw an appraisal demand more than 60 days after the effective time of the LIN Merger will require written approval of the surviving entity.

Any shareholder who has demanded appraisal rights will not, after the effective date of the LIN Merger, be entitled to vote such shareholder’s LIN common shares for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment of dividends or other distributions of LIN having a record date prior to the effective time of the LIN Merger).

If you elect to exercise your appraisal rights, the payment in cash of the fair value of your LIN common shares will be a taxable transaction to you as described in the section of this joint proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences” beginning on page 107. Shareholders considering exercising appraisal rights should consult with their own tax advisors with regard to the tax consequences of such actions.

If you desire to exercise your appraisal rights, you must not vote for the LIN merger proposal and you must strictly comply with the procedures set forth in Section 262.

The process of demanding and exercising appraisal rights requires strict compliance with technical prerequisites under Section 262. In view of the complexity of Section 262, LIN shareholders who may wish to dissent from the LIN Merger and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern. Section 262 is attached hereto as Annex F.

Pursuant to the Carson voting agreement and the HMC voting agreement, the LIN supporting shareholders, who collectively hold approximately 99.9% of the issued and outstanding LIN Class B common shares and all of the issued and outstanding LIN Class C common shares, have already waived such appraisal rights in writing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Media General to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Media General (File No. 001-06383):

●	Annual Report on Form 10-K for the year ended December 31, 2013;
●	Annual Proxy Statement on Schedule 14A for Media General’s Annual Meeting of Shareholders Held April 24, 2014;
●

Current Report on Form 8-K filed on January 29, 2014, which financial statements for Young have been superseded by the financial statements included in Media General’s Annual Report on Form 10-K for the year ended December 31, 2013, and Current Report on Form 8-K/A filed on February 18, 2014; and

●	Current Report on Form 8-K filed on March 21, 2014 and Current Report on Form 8-K filed on March 24, 2014.
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

A copy of each of the documents listed above is being mailed with this joint proxy statement/prospectus. In addition, Media General is incorporating by reference any documents it may file under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting of the Media General shareholders, provided, however, that Media General is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purposes of this joint proxy statement/prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

Media General and LIN file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials Media General or LIN files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 171 of this document.

Neither Media General nor LIN has authorized anyone to give any information or make any representation about the mergers that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

Media General and LIN file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Media General’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Investor Relations” on Media General’s corporate website at http://www.mediageneral.com and under the heading “Investor Relations” on LIN’s corporate website at http://www.linmedia.com. By referring to Media General’s website, LIN’s website and the SEC’s website, Media General and LIN do not incorporate such website or its contents into this joint proxy statement/prospectus. The shares of Media General voting common stock will be listed on the NYSE under the trading symbol of “MEG” and the shares of LIN voting common stock will be listed on the NYSE under the trading symbol “LIN.”

In addition, LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 is attached to this joint proxy statement/prospectus as Annex G, LIN’s Proxy Statement for its Annual Meeting of Shareholders Held May 6, 2014 is attached to this joint proxy statement/prospectus as Annex H and LIN’s Current Report on Form 8-K/A filed with the SEC on April 21, 2014, attached hereto as Annex I, LIN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 is attached hereto as Annex J, and LIN’s Current Report on Form 8-K filed with the SEC on June 13, 2014 is attached hereto as Annex K.

Media General has appointed D.F. King & Co., Inc. as proxy solicitor for the proxy statement/prospectus. Any questions about the merger, requests for additional copies of documents or assistance voting your Media General shares may be directed to D.F. King & Co., Inc., at 48 Wall Street, 22nd Floor, New York, New York 10005 or by telephone at (800) 848-3416 (toll free) Monday through Friday (except bank holidays), between 8:00 a.m. and 9:00 p.m., Eastern time, or by email at mediageneral@dfking.com.

Any questions about the merger, requests for additional copies of documents or assistance voting your LIN common shares may be directed to Denise M. Parent, Secretary, LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701 or by telephone at (512) 774-6110.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

MEDIA GENERAL, INC.,

MERCURY NEW HOLDCO, INC.,

MERCURY MERGER SUB 1, INC.,

MERCURY MERGER SUB 2, LLC

And

LIN MEDIA LLC

DATED AS OF MARCH 21, 2014

The merger agreement contains customary representations and warranties made by Media General and LIN to each other. The representations and warranties in the merger agreement were made as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Media General, LIN and the merger subsidiaries and may be subject to important qualifications and limitations agreed to by Media General and LIN in connection with negotiating the terms of the merger agreement. Additionally, subject to certain exceptions, the representations and warranties made by Media General and LIN in the merger agreement are qualified by the information disclosed by Media General or LIN, respectively, with the SEC prior to the date of the merger agreement, excluding any risk factor disclosures, disclosure of risks in any “forward-looking statements” disclaimer and any other statements that are similarly predictive or forward-looking in nature. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality (including, in many cases, “material adverse effect”) different from those generally applicable to shareholders and in some cases may be qualified by disclosures made by one party to the other in disclosure letters delivered by such party to the other, which are not necessarily reflected in the merger agreement or were used for the purpose of allocating risk between Media General and LIN rather than establishing matters as facts. Finally, information concerning the subject matter of the representations and warranties in the merger agreement may have changed since the date of the merger agreement, which may or may not be fully reflected in Media General’s or LIN’s public disclosures.

ARTICLE I

CLOSING; MERGERS

-i-

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MERCURY

-ii-

Section 4.30	No Other Representations and Warranties	56

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 7.1	Conditions to Each Party’s Obligation to Effect the Mergers	89
Section 7.2	Conditions to Obligations of Mercury and Merger Subs	90
Section 7.3	Conditions to Obligations of Lares	91
Section 7.4	Frustration of Closing Conditions	92

-iii-

ARTICLE VIII

TERMINATION AND AMENDMENT

ARTICLE IX

GENERAL PROVISIONS

Exhibit A – Plan of Merger

Exhibit B – Articles of Incorporation of New Holdco

Exhibit C – Bylaws of New Holdco

Exhibit D – Amended and Restated Articles of Incorporation of Mercury

Schedule 6.3

Mercury Disclosure Letter
Lares Disclosure Letter

-iv-

INDEX OF DEFINED TERMS

Term	Section

2013 Merger	Section 9.3
Acquisition Inquiry	Section 9.3
Acquisition Proposal	Section 9.3
Acquisition Transaction	Section 9.3
Action	Section 3.9
Affiliate	Section 9.3
Agreement	Preamble
Approved Lares Information	Section 9.3
Articles of First Merger	Section 1.2(a)
Barter Agreement	Section 9.3
Business Day	Section 9.3
Capitalization Date	Section 3.2(a)
Cash Election	Section 2.2(a)(i)(i)
Cash Election Cap	Section 2.2(d)
Cash Election Consideration	Section 2.2(a)(i)(i)
Cash Election Share	Section 2.3(c)
Cash Election Total	Section 2.3(c)
Cash Fraction	Section 2.3(c)
Cause	Section 2.5(c)
Certificate of Second Merger	Section 1.3(a)
Claim Expenses	Section 6.6(a)
Closing	Section 1.1
Closing Date	Section 1.1
Code	Recitals
Communications Act	Section 9.3
Confidentiality Agreement	Section 6.4(b)
Continuing Employees	Section 6.5(a)
Contracting Parties	Section 9.12
Contracts	Section 3.3(b)
control	Section 9.3
controlled by	Section 9.3
D&O Claim	Section 6.6(a)
D&O Indemnified Parties	Section 6.6(a)
D&O Indemnifying Parties	Section 6.6
Discharge	Section 6.12(c)
DLLCA	Section 1.3(a)
DSS	Section 1.2(a)
Election	Section 2.3(c)
Election Deadline	Section 2.3(c)(i)(i)
Election Form	Section 2.3(a)
Environmental Claims	Section 9.3
Environmental Law	Section 9.3

-v-

Environmental Permits	Section 9.3
Equity Interest	Section 9.3
ERISA	Section 9.3
ERISA Affiliate	Section 9.3
Excess Fraction	Section 2.3(c)
Exchange Act	Section 9.3
Exchange Agent	Section 2.7(a)
Excluded Party	Section 9.3
Excluded Party Deadline	Section 9.3
FCC	Section 9.3
FCC Applications	Section 9.3
FCC Consent	Section 9.3
FCC Licenses	Section 9.3
FCC Rules	Section 9.3
First Merger	Recitals
First Merger Effective Time	Section 1.2(a)
Form S-4	Section 6.1(a)
Fried Frank	Section 6.8(a)
GAAP	Section 9.3
Governmental Entity	Section 3.5
Hazardous Materials	Section 9.3
HSR Act	Section 3.5
Indebtedness	Section 9.3
Initial Outside Date	Section 8.1(c)
Intellectual Property	Section 9.3
Intentional Breach	Section 9.3
Joint Proxy Statement/Prospectus	Section 6.1(a)
JPM	Section 3.7
Knowledge	Section 9.3
Lares	Preamble
Lares 2018 Indenture	Section 6.12(c)
Lares 2018 Notes	Section 6.12(c)
Lares 2021 Notes	Section 6.12(c)
Lares Adverse Recommendation Change	Section 6.10(d)
Lares Approval Time	Section 6.10(c)
Lares Benefit Plan	Section 9.3
Lares Board	Recitals
Lares Board Recommendation	Section 6.2(b)
Lares Book-Entry Securities	Section 2.3(a)
Lares Cancelled Shares	Section 2.2(a)(i)C
Lares Certificates	Section 2.3(a)
Lares Class A Share	Section 9.3
Lares Class B Share	Section 9.3
Lares Class C Share	Section 9.3
Lares Common Shares	Section 9.3
Lares Confidentiality Agreement	Section 6.10(b)

-vi-

Lares Contingent Worker	Section 3.11(l)
Lares Continuing Employees	Section 6.5(a)
Lares Credit Facilities	Section 9.3
Lares Disclosure Letter	Article III
Lares Dissenting Share	Section 2.10
Lares Employment Agreement	Section 9.3
Lares Equity Grants	Section 3.2(b)
Lares Exchange Fund	Section 2.7(a)
Lares Exchange Option	Section 2.5
Lares Exchange Ratio	Section 2.2(a)(i)
Lares Exchange Stock-Based Award	Section 2.5
Lares FCC Licenses	Section 9.3
Lares Inquiring Party	Section 6.10(b)
Lares IP	Section 3.20(a)
Lares Labor Agreements	Section 3.11(j)
Lares Leased Property	Section 3.15(a)(ii)
Lares Lessee Agreements	Section 3.15(a)(ii)
Lares Lessor Agreements	Section 3.15(a)(iii)
Lares Letter of Transmittal	Section 2.7(b)
Lares Licensee Companies	Section 9.3
Lares LLC Agreement	Section 9.3
Lares LTIPs	Section 9.3
Lares Major Shareholders	Recitals
Lares Material Contracts	Section 3.13(a)
Lares Maximum Premium	Section 6.6(b)
Lares NOL Carryforwards	Section 3.10(k)
Lares Non-Managed Companies	Section 9.3
Lares Notice Period	Section 6.11(b)
Lares Organizational Documents	Section 3.1(b)
Lares Owned Property	Section 3.15(a)(i)
Lares Pension Plan	Section 3.11(f)
Lares Preferred Share	Section 9.3
Lares Qualified Plans	Section 3.11(e)
Lares Real Property	Section 3.15(a)(ii)
Lares Related Party Transaction	Section 3.21
Lares Restricted Shares	Section 3.2(b)
Lares SEC Documents	Section 3.4
Lares Share-Based Award	Section 2.5
Lares Share Options	Section 3.2(b)
Lares Shareholder	Section 9.3
Lares Shareholder Meeting	Section 6.2(b)
Lares Stations	Section 9.3
Lares Subsidiary	Section 9.3
Lares Superior Offer	Section 9.3
Lares Support Agreements	Recitals
Lares Termination Fee	Section 8.3(b)

-vii-

Lares Triggering Event	Section 9.3
Lares TV	Section 3.4
Lares Television	Section 6.4(b)
Lares Window Shop End Date	Section 6.10(b)
Late Election Time	Section 2.3(d)
Law	Section 3.12(a)
Laws	Section 3.12(a)
Liability	Section 9.3
Liens	Section 3.2(c)
Mailing Date	Section 2.3(a)
Market	Section 9.3
Material Adverse Effect on Lares	Section 9.3
Material Adverse Effect on Mercury	Section 9.3
Mercury	Preamble
Mercury Adverse Recommendation Change	Section 6.11(b)
Mercury Approval Time	Section 6.11(a)
Mercury Benefit Plan	Section 9.3
Mercury Board	Recitals
Mercury Board Recommendation	Section 6.2(a)
Mercury Charter Amendment	Section 9.3
Mercury Common Stock	Section 9.3
Mercury Confidentiality Agreement	Section 6.11(a)
Mercury Contingent Worker	Section 4.11(l)
Mercury Continuing Employees	Section 6.5(a)
Mercury Credit Facility	Section 9.3
Mercury Designees	Section 1.4(a)
Mercury Directors’ Deferred Compensation Plan	Section 9.3
Mercury Disclosure Letter	Article IV
Mercury DSUs	Section 4.2(b)
Mercury Employment Agreement	Section 9.3
Mercury Equity Grants	Section 4.2(b)
Mercury Exchange Option	Section 2.4(a)
Mercury Exchange Ratio	Section 2.1(b)
Mercury Exchange Stock-Based Award	Section 2.4(a)
Mercury FCC Licenses	Section 9.3
Mercury Group NOL Carryforwards	Section 4.10(i)
Mercury IP	Section 4.20(a)
Mercury Labor Agreements	Section 4.11(j)
Mercury Leased Property	Section 4.16(a)(ii)
Mercury Lessee Agreements	Section 4.16(a)(ii)
Mercury Lessor Agreements	Section 4.16(a)(iii)
Mercury Licensee Companies	Section 9.3
Mercury LTIP	Section 9.3
Mercury Major Shareholders	Recitals
Mercury Material Contracts	Section 4.13(a)
Mercury Non-Voting Common Stock	Section 9.3

-viii-

Mercury Non-Voting Exchange Ratio	Section 2.1(b)
Mercury Organizational Documents	Section 4.1(b)
Mercury Owned Property	Section 4.16(a)(i)
Mercury Pension Plan	Section 4.11(f)
Mercury Preferred Stock	Section 4.2(a)
Mercury Qualified Plans	Section 4.11(e)
Mercury Real Property	Section 4.16(a)(ii)
Mercury Registrable Securities	Section 9.3
Mercury Registration Rights Agreement	Section 9.3
Mercury Related Party Transaction	Section 4.21
Mercury Restricted Stock	Section 4.2(b)
Mercury SEC Documents	Section 4.4
Mercury Shareholder	Section 9.3
Mercury Shareholder Meeting	Section 6.2(a)
Mercury Stations	Section 9.3
Mercury Stock Options	Section 4.2(b)
Mercury Stock-Based Award	Section 2.4(a)
Mercury Subsidiary	Section 9.3
Mercury Support Agreement	Recitals
Mercury Termination Fee	Section 8.3(a)
Mercury Triggering Event	Section 9.3
Mercury Voting Common Stock	Section 9.3
Mercury Voting Exchange Ratio	Section 2.1(a)
Merger Benefit Plans	Section 6.5(a)
Merger Consideration	Section 2.2(a)(i)
Mergers	Recitals
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Merger Sub 2 Member Approval	Section 6.9
Multiemployer Plan	Section 9.3
Multiple Employer Plan	Section 3.11(g)
MVPD	Section 9.3
New Benefit Plan	Section 6.5(a)
New Holdco	Preamble
New Holdco Common Stock	Section 9.3
New Holdco Non-Voting Common Stock	Section 9.3
New Holdco Share Issuance	Recitals
New Holdco Voting Common Stock	Section 9.3
No Election Shares	Section 2.3(c)
Nonparty Affiliates	Section 9.12
Notice of Lares Superior Offer	Section 6.10(d)
NYSE	Section 9.3
Offering Documents	Section 6.19
Orders	Section 3.9
Outside Date	Section 8.1(c)
parties	Preamble

-ix-

party	Preamble
Permit	Section 9.3
Permitted Liens	Section 9.3
Person	Section 9.3
Plan of Merger	Recitals
Program Rights	Section 9.3
Public Offerings	Section 6.19
RBC	Section 4.7
Release	Section 9.3
Renewal Application	Section 9.3
Representatives	Section 9.3
Required Lares Vote	Section 3.24
Required Mercury Vote	Section 4.24
SEC	Section 9.3
Second Merger	Recitals
Second Merger Effective Time	Section 1.3(a)
Section 6.12 Indemnitees	Section 6.12(e)
Section 6.19 Indemnitees	Section 6.19(f)
Securities Act	Section 9.3
Shelf Registration Statement	Section 6.19(a)
Shortfall Excess	Section 2.3(c)
Shortfall Fraction	Section 2.3(c)
Shortfall Number	Section 2.3(c)
Station	Section 9.3
Stock Election	Section 2.2(a)(i)
Stock Election Consideration	Section 2.2(a)(i)
Stock Election Share	Section 2.3(c)
Subsidiary	Section 9.3
Surviving Company	Recitals
Surviving Company LLC Agreement	Section 1.3(d)
Surviving Corporation	Recitals
Surviving Corporation Common Stock	Section 2.1(a)(iii)
Tax Return	Section 9.3
Taxes	Section 9.3
Transaction Documents	Section 9.3
Transaction Financing	Section 5.3(f)
Transaction Litigation	Section 6.14
under common control with	Section 9.3
VSCA	Section 1.2(a)
VSCC	Section 1.2(a)
Weil	Section 6.8(a)

-x-

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 21, 2014 (this “Agreement”), by and among Media General, Inc., a Virginia corporation (“Mercury”), Mercury New Holdco, Inc., a Virginia corporation and a direct, wholly owned subsidiary of Mercury (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”), and LIN Media LLC, a Delaware limited liability company (“Lares”). Each of Mercury, New Holdco, Merger Sub 1, Merger Sub 2, and Lares may be referred to herein as a “party” and collectively as the “parties.”

W I T N E S S E T H:

WHEREAS, Mercury and Lares wish to effect a strategic business combination by means of (a) a merger of Merger Sub 1 with and into Mercury (the “First Merger”), with Mercury being the surviving company in the First Merger (sometimes referred to herein as the “Surviving Corporation”), and (b) a merger of Merger Sub 2 with and into Lares (the “Second Merger” and, together with the First Merger, the “Mergers”), with Lares being the surviving limited liability company in the Second Merger (sometimes referred to herein as the “Surviving Company”);

WHEREAS, the Board of Directors of Mercury (the “Mercury Board”) has unanimously adopted resolutions (a) determining that this Agreement, the Mercury Charter Amendment, the plan of merger with respect to the First Merger, substantially in the form attached hereto as Exhibit A (the “Plan of Merger”), and the transactions contemplated hereby and thereby, including the Mergers and the issuance of shares of New Holdco Voting Common Stock pursuant to the Second Merger (collectively, the “New Holdco Share Issuance”), are consistent with, and will further the business strategies and goals of Mercury and are advisable, fair to, and in the best interests of, Mercury and the Mercury Shareholders, (b) approving and adopting this Agreement, the Mercury Charter Amendment, the Plan of Merger and the transactions contemplated hereby and thereby, including the Mergers and the New Holdco Share Issuance, and (c) subject to the terms and conditions of Section 6.11 of this Agreement, recommending that the holders of shares of Mercury Voting Common Stock vote to approve the Mercury Charter Amendment and the New Holdco Share Issuance;

WHEREAS, the Board of Directors of Lares (the “Lares Board”) has unanimously adopted resolutions (a) determining that this Agreement and the transactions contemplated hereby, including the Second Merger, are consistent with, and will further the business strategies and goals of Lares and are advisable, fair to, and in the best interests of, Lares and the Lares Shareholders, (b) approving and declaring the advisability of this Agreement and the transactions contemplated hereby, including the Second Merger, and (c) subject to the terms and conditions of Section 6.10 of this Agreement, recommending that the Lares Shareholders vote to adopt this Agreement;

WHEREAS, as a condition to Mercury’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Mercury, Lares and Lares Shareholders, collectively, holding approximately ninety-nine percent (99%) of the issued and outstanding Lares Class B Shares and all of the issued and outstanding Lares Class C Shares (the “Lares Major Shareholders”) are entering into Voting Agreements (the “Lares Support Agreements”) pursuant to which the Lares Major Shareholders are agreeing, among other things, subject to the applicable terms and conditions of each Lares Support Agreement, to vote their Lares Common Shares in favor of the adoption of this Agreement, and to take certain other actions in furtherance of the transactions contemplated by this Agreement;

WHEREAS, as a condition to Lares’ willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Mercury, Lares and Mercury Shareholders holding approximately thirty percent (30%) of the issued and outstanding shares of Mercury Voting Common Stock (the “Mercury Major Shareholders”) are entering into a Voting Agreement (the “Mercury Support Agreement”) pursuant to which the Mercury Major Shareholders are agreeing, among other things, subject to the terms and conditions of the Mercury Support Agreement, to vote their shares of Mercury Voting Common Stock in favor of the approval of the Mercury Charter Amendment and the New Holdco Share Issuance, and to take certain other actions in furtherance of the transactions contemplated by this Agreement; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the First Merger and the Second Merger, taken together, will qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

CLOSING; MERGERS

Section 1.1     Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Mergers (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, at 9:00 a.m., New York time on the date that is three (3) Business Days after the satisfaction or valid waiver (subject to applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied (or validly waived) at the Closing, but subject to such satisfaction or valid waiver), unless such time or date is changed by mutual agreement of Mercury and Lares. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

Section 1.2     First Merger.

(a)     First Merger Effective Time. At the Closing, Mercury shall (i) cause articles of merger in form and substance mutually agreeable to Mercury and Lares (the “Articles of First Merger”) with respect to the First Merger, together with the Plan of Merger, to be executed and filed with the State Corporation Commission of the Commonwealth of Virginia (the “VSCC”) in accordance with Section 13.1-720 of the Virginia Stock Corporation Act (the “VSCA”), and (ii) duly make all other filings and recordings required by the VSCA and/or the VSCC in order to effectuate the First Merger. The Articles of First Merger shall provide that the First Merger shall become effective at the time a certificate of merger is issued by the VSCC or at such later time and date as may be designated jointly by Mercury and Lares and specified in the Articles of First Merger (such date and time of the effectiveness of the Articles of First Merger being hereinafter referred to as the “First Merger Effective Time”).

(b)     The First Merger. Subject to the terms and conditions of this Agreement, in accordance with the VSCA, at the First Merger Effective Time, Merger Sub 1 shall merge with and into Mercury. Mercury shall be the surviving corporation in the First Merger, and shall continue its existence as a corporation under the Laws of the Commonwealth of Virginia. As of the First Merger Effective Time, the separate legal existence of Merger Sub 1 shall cease.

(c)     Effects of First Merger. The First Merger shall have the effects set forth in Sections 13.1-719.1 and 13.1-721 of the VSCA. Without limiting the generality of the foregoing, from and after the First Merger Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of Mercury and Merger Sub 1, and all of the claims, obligations, liabilities, debts and duties of Mercury and Merger Sub 1 shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

(d)     Articles of Incorporation and Bylaws of Surviving Corporation.

(i)     Prior to the First Merger Effective Time, the Mercury Charter Amendment shall be in full force and effect.

(ii)     At the First Merger Effective Time, by virtue of the First Merger, the articles of incorporation and bylaws of Mercury as are in effect immediately prior to the First Merger Effective Time shall be (with such amendments as may be permitted by Section 13.1-719.1 of the VSCA) the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

(e)     Directors and Officers of Surviving Corporation. Immediately following the First Merger Effective Time, (i) the directors of Merger Sub 1 serving immediately prior to the First Merger Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub 1 serving immediately prior to the First Merger Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

Section 1.3     Second Merger.

(a)     Second Merger Effective Time. At the Closing, Mercury and Lares shall (i) cause a certificate of merger in form and substance mutually agreeable to Mercury and Lares (the “Certificate of Second Merger”) with respect to the Second Merger to be executed and filed with the Secretary of State of the State of Delaware (the “DSS”) in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and (ii) duly make all other filings and recordings required by the DLLCA and/or the DSS in order to effectuate the Second Merger. The Certificate of Second Merger shall become effective at a specific time that will be specified in the Certificate of Second Merger, which time specified shall be a time immediately following the First Merger Effective Time or at such later time as may be agreed jointly by Mercury and Lares and specified in the Certificate of Second Merger, and the Second Merger shall become effective upon such time provided in the Certificate of Second Merger (such date and time of the effectiveness of the Certificate of Second Merger being hereinafter referred to as the “Second Merger Effective Time”).

(b)     The Second Merger. Subject to the terms and conditions of this Agreement, in accordance with the DLLCA, at the Second Merger Effective Time, Merger Sub 2 shall merge with and into Lares. Lares shall be the surviving limited liability company in the Second Merger, and shall continue its existence as a limited liability company under the Laws of the State of Delaware. As of the Second Merger Effective Time, the separate legal existence of Merger Sub 2 shall cease.

(c)     Effects of the Second Merger. The Second Merger shall have the effects set forth in Section 18-209 of the DLLCA. Without limiting the foregoing, from and after the Second Merger Effective Time, the Surviving Company shall possess all properties, rights, privileges, powers and franchises of Lares and Merger Sub 2, and all of the claims, obligations, liabilities, debts and duties of Lares and Merger Sub 2 shall become the claims, obligations, liabilities, debts and duties of the Surviving Company.

(d)     Certificate of Formation and Limited Liability Company Agreement of Surviving Company. From and after the Second Merger Effective Time, the certificate of formation of Lares and the limited liability company agreement of Lares shall continue to be the certificate of formation and limited liability company agreement (the “Surviving Company LLC Agreement”) of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law.

(e)     Manager and Officers of Surviving Company. Prior to the Closing, Lares shall take all action necessary, including obtaining and delivering resignations of each of the directors of Lares (effective as of the Second Merger Effective Time) so that, from and after the Second Merger Effective Time, (i) the individuals designated by Mercury to Lares prior to the Closing as the initial directors of the Surviving Company shall be the only directors of the Surviving Company until the earlier of their death, resignation, removal, expiration of their term or the time at which their respective successors are duly elected or appointed and qualified, and (ii) individuals designated by Mercury to Lares prior to the Closing as the initial officers of the Surviving Company shall be the sole officers of the Surviving Company until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

Section 1.4     New Holdco Post-Closing Matters.

(a)     Board of Directors of New Holdco. Unless otherwise agreed to by Mercury and Lares prior to the First Merger Effective Time, prior to the First Merger Effective Time, Mercury and New Holdco shall take all requisite action so that, as of 12:01 a.m. (Richmond, Virginia time) on the day after the date of the Second Merger Effective Time, (i) the size of the Board of Directors of New Holdco shall be fixed at eleven (11) members; (ii) seven (7) members of the Board of Directors of New Holdco shall be persons who are designated by Mercury prior to the Closing Date (the “Mercury Designees”); (iii) four (4) members of the Board of Directors of New Holdco shall be persons designated by Lares prior to the Closing Date (the “Lares Designees”); and (iv) the non-executive Chairman of the Board of Directors of New Holdco shall be a Mercury Designee selected by the Board of Directors of Mercury prior to the Closing Date. For the avoidance of doubt, Mercury and New Holdco and their respective Boards of Directors shall take all requisite action so that the Lares Designees shall have been appointed to the Board of Directors of New Holdco prior to the First Merger Effective Time with such Lares Designees taking office at 12:01 a.m. (Richmond, Virginia time) on the day after the date of the Second Merger Effective Time.

(b)     Articles of Incorporation and Bylaws of New Holdco. Prior to the First Merger Effective Time, Mercury and New Holdco shall take all requisite action so that, as of the First Merger Effective Time, the articles of incorporation of New Holdco shall be substantially in the form attached hereto as Exhibit B and the bylaws of New Holdco shall be substantially in the form attached hereto as Exhibit C, and in any event, the articles of incorporation and bylaws of New Holdco shall, to the extent required by Section 13.1-719.1B.2 of the VSCA, be identical to the articles of incorporation and bylaws of Mercury after the Mercury Charter Amendment shall have become effective and as of immediately prior to the First Merger Effective Time.

(c)     Corporate Name. Prior to the First Merger Effective Time, Mercury and New Holdco shall take all requisite action so that, immediately after the First Merger Effective Time, the corporate name of New Holdco shall be “Media General, Inc.”

(d)     Headquarters; Presence. From and after the Closing, the corporate headquarters of New Holdco shall be in Richmond, Virginia. It is anticipated that New Holdco or its Subsidiaries will maintain a significant presence in Austin, Texas.

(e)     Chief Executive Officer. Unless otherwise agreed to by Mercury and Lares prior to the First Merger Effective Time, Mercury and New Holdco shall take all requisite action so that, as of the Second Merger Effective Time, the President and Chief Executive Officer of New Holdco will be Vincent L. Sadusky; provided, however, that if Mr. Sadusky ceases to be the President and Chief Executive Officer of Lares at any time prior to the First Merger Effective Time, Mercury shall, after consulting with Lares, be entitled to select another person to be the President and Chief Executive Officer of New Holdco as of the Second Merger Effective Time.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1     Conversion of Securities in the First Merger.

(a)     At the First Merger Effective Time, by virtue of the First Merger and without any action on the part of Mercury, New Holdco, Merger Sub 1 or any Mercury Shareholder,

(i)     each share of Mercury Voting Common Stock, or fraction thereof, issued and outstanding immediately prior to the First Merger Effective Time shall be cancelled and retired and shall cease to exist, and be converted into the right to receive one (1) (the “Mercury Voting Exchange Ratio”) fully paid, validly issued and nonassessable share of New Holdco Voting Common Stock, or fraction thereof;

(ii)     each share of Mercury Non-Voting Common Stock, or fraction thereof, issued and outstanding immediately prior to the First Merger Effective Time shall be cancelled and retired and shall cease to exist, and be converted into the right to receive one (1) (the “Mercury Non-Voting Exchange Ratio” and, together with the Mercury Voting Exchange Ratio, the “Mercury Exchange Ratio”) fully paid, validly issued and nonassessable share of New Holdco Non-Voting Common Stock, or equal fraction thereof; and

(iii)     each share of Common Stock, no par value per share, of Merger Sub 1 issued and outstanding immediately prior to the First Merger Effective Time shall be converted into and become one (1) fully paid, validly issued and nonassessable share of Voting Common Stock, no par value per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”).

(b)     At the First Merger Effective Time, each share of capital stock of New Holdco issued and outstanding immediately prior to the First Merger Effective Time shall remain outstanding. Immediately following the First Merger Effective Time, each share of capital stock of New Holdco owned by the Surviving Corporation shall be surrendered to New Holdco without payment therefor and cancelled by New Holdco.

Section 2.2     Conversion of Securities in the Second Merger.

(a)     At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of Mercury, New Holdco, Merger Sub 2, Lares or any shareholder or member thereof,

(i)     subject to Section 2.3 and Section 2.7, each Lares Common Share issued and outstanding immediately prior to the Second Merger Effective Time, other than any Lares Cancelled Shares and Lares Dissenting Shares, shall automatically be converted, at the election of the holder thereof in accordance with, and subject to, the terms, conditions and procedures set forth in this Article II (including the proration procedures set forth in Section 2.3), into the right to receive the following (collectively, the “Merger Consideration”):

A.     each Lares Common Share with respect to which an election to receive cash consideration (a “Cash Election”) is properly made, and not revoked, in accordance with Section 2.3, $27.82 in cash, without interest (the “Cash Election Consideration”); or

B.     each Lares Common Share with respect to which an election to receive share consideration (a “Stock Election”) is properly made, and not revoked, in accordance with Section 2.3, 1.5762 of a validly issued, fully paid and nonassessable share of New Holdco Voting Common Stock (such number of shares, the “Stock Election Consideration”, or “Lares Exchange Ratio”); or

C.     each Lares Common Share that is deemed to be a No Election Share shall automatically be converted into the right to receive the Cash Election Consideration and/or the Stock Election Consideration in accordance with Section 2.3(c);

(ii)     each share or other security representing limited liability company interests in Lares held in the treasury of Lares or owned, directly or indirectly, by Lares or any of Lares’ Subsidiaries or Mercury or any of Mercury’s Subsidiaries immediately prior to the Second Merger Effective Time (collectively, “Lares Cancelled Shares”) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and each Lares Preferred Share shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(iii)     the limited liability company interests in Merger Sub 2 outstanding immediately prior to the Second Merger Effective Time shall be converted into 100 Lares Class A Shares, which shall constitute one hundred percent (100%) of the limited liability company interest in the Surviving Company.

(b)     Notwithstanding any other provision contained in this Agreement, the total number of Lares Common Shares that will be converted into the right to receive the Cash Election Consideration shall be equal to (i) 27,426,312, minus (ii) the number of Lares Dissenting Shares as of immediately prior to the Second Merger Effective Time (such number of Lares Common Shares, the “Cash Election Cap”).

(c)     At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of Mercury, New Holdco, Merger Sub 2, Lares or any shareholder or member thereof, New Holdco shall be admitted as the sole member of Lares, shall hold all of the outstanding limited liability company interests in Lares and agrees to be bound by the Lares LLC Agreement.

Section 2.3     Election Procedures and Proration.

(a)     An election form, prepared by Mercury and reasonably acceptable to Lares (the “Election Form”), pursuant to which a holder (or, in the case of nominee holders, the beneficial owner through proper instructions and documentation) of Lares Common Shares may make an Election as specified in Section 2.3(c), shall be mailed on a date to be mutually agreed by Mercury and Lares that is not more than forty five (45) and not less than thirty (30) days prior to the anticipated Closing Date or on such other date that Mercury and Lares shall mutually agree (the “Mailing Date”) to each holder of record of Lares Common Shares as of the close of business on a Business Day prior to the Mailing Date selected by Lares and reasonably acceptable to Mercury (or as of such other record date for determining the holders entitled to receive such Election Form as may be mutually agreed upon by Lares and Mercury). The Election Form shall specify that delivery of certificates representing Lares Common Shares (“Lares Certificates”) (or affidavits of loss in lieu thereof) or the transfer of Lares Common Shares held in book-entry form (“Lares Book-Entry Securities”) to the Exchange Agent in connection with the making of an Election shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Lares Certificates (or affidavits of loss in lieu thereof) or transfer of the Lares Book-Entry Securities to the Exchange Agent and shall otherwise include customary provisions with respect to delivery of an “agent’s message” regarding the book-entry transfer of Lares Book-Entry Securities and instructions for making Elections and effecting the surrender of Lares Certificates and Lares Book-Entry Securities in connection with the making of an Election.

(b)     Mercury shall make available one or more Election Forms as may reasonably be requested from time to time by all Persons who become holders (or beneficial owners) of Lares Common Shares prior to the close of business on the Business Day prior to the Election Deadline. Lares shall provide to the Exchange Agent all information reasonably necessary for it to perform the obligations specified in this Section 2.3 and as specified in any agreement among the parties and the Exchange Agent.

(c)     Each Person who is a record holder of Lares Common Shares at the time of the Election Deadline will be entitled, with respect to all or any portion of the Lares Common Shares held by such Person other than with respect to Lares Common Shares that constitute Lares Dissenting Shares at the Election Deadline, to make prior to the Election Deadline an election (an “Election”) specifying (x) the number of such holder’s Lares Common Shares with respect to which such holder makes a Cash Election (each share in respect of which a holder makes a valid and effective Cash Election, a “Cash Election Share”, and the aggregate number of Cash Election Shares of all holders who have made such an Election, the “Cash Election Total”); and (y) the number of such holder’s Lares Common Shares with respect to which such holder makes a Stock Election (each share in respect of which a holder duly makes a valid and effective Stock Election, a “Stock Election Share”). Any Lares Common Shares (other than any Lares Cancelled Shares and any Lares Dissenting Shares) with respect to which no Election is validly and effectively made prior to the Election Deadline shall be deemed to be “No Election Shares”, and shall be converted into the right to receive the Cash Election Consideration and/or the Stock Consideration, as determined in accordance with this Section 2.3(c). Mercury shall cause the Exchange Agent to effect the following prorations to the Merger Consideration:

(i)     If the Cash Election Total is greater than the Cash Election Cap, then (A) each Stock Election Share and each No Election Share shall be converted into the right to receive the Stock Election Consideration; and (B) each Cash Election Share shall be converted into the right to receive (I) an amount in cash (without interest) equal to the product of the Cash Election Consideration, multiplied by a fraction, the numerator of which shall be the Cash Election Cap and the denominator of which shall be the Cash Election Total (such fraction, the “Cash Fraction”), and (II) a number of validly issued, fully paid and nonassessable shares of New Holdco Voting Common Stock equal to the product of the Stock Election Consideration multiplied by a fraction equal to one (1) minus the Cash Fraction.

(ii)     If the Cash Election Total is less than the Cash Election Cap (the number of Lares Common Shares by which the Cash Election Total is less than the Cash Election Cap, the “Shortfall Number”), then (A) each Cash Election Share shall be converted into the right to receive the Cash Election Consideration; and (B)(I) if the Shortfall Number is less than or equal to the aggregate number of No Election Shares, then (x) each Stock Election Share shall be converted into the right to receive the Stock Consideration, and (y) each No Election Share shall be converted into the right to receive (1) an amount in cash (without interest) equal to the product of the Cash Election Consideration, multiplied by a fraction, the numerator of which is the Shortfall Number and the denominator of which is the aggregate number of No Election Shares (such fraction, the “Shortfall Fraction”), and (2) a number of validly issued, fully paid and nonassessable shares of New Holdco Voting Common Stock equal to the product of the Stock Election Consideration multiplied by a fraction equal to one (1) minus the Shortfall Fraction, and (II) if the Shortfall Number exceeds the aggregate number of No Election Shares (the number of Lares Common Shares by which the Shortfall Number exceeds the aggregate number of No Election Shares, the “Shortfall Excess”), then (x) each No Election Share shall be converted into the right to receive the Cash Election Consideration, and (y) each Stock Election Shares shall be converted into the right to receive (1) an amount in cash (without interest) equal to the product of the Cash Election Consideration, multiplied by a fraction, the numerator of which is the Shortfall Excess, and the denominator of which is the aggregate number of Stock Election Shares (such fraction, the “Excess Fraction”), and (2) a number of validly issued, fully paid and nonassessable shares of New Holdco Voting Common Stock equal to the product of the Stock Election Consideration multiplied by a fraction equal to one (1) minus the Excess Fraction.

(iii)     If the Cash Election Cap is equal to the Cash Election Total, then the foregoing clauses (i) and (ii) shall not apply, and each Cash Election Share shall be converted into the right to receive the Cash Election Consideration, and each Stock Election Share and each No Election Share shall be converted into the right to receive the Stock Consideration.

(d)     Except as otherwise expressly provided herein, an Election shall be effective only if the Exchange Agent shall have received, no later than 5:00 p.m. New York time on the fifth (5th) Business Day prior to the Closing Date (or such later date as Mercury and Lares shall agree) (the “Election Deadline”) (i) an Election Form covering the Lares Common Shares to which such Election applies, executed and completed in accordance with the instructions set forth therein, and (ii) the Lares Certificates (or affidavits of loss in lieu thereof), or in the case of Lares Book-Entry Securities, receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) to which such Election Form applies. An Election may be revoked or changed only by delivering to the Exchange Agent, prior to the Election Deadline, a written notice of revocation or, in the case of a change, a properly completed revised Election Form that identifies the Lares Common Shares to which such revised Election Form applies. Delivery to the Exchange Agent prior to the Election Deadline of a revised Election Form with respect to any Lares Common Shares shall result in the revocation of all prior Election Forms with respect to all such Lares Common Shares. Subject to the terms of this Agreement, including any rules established pursuant to Section 2.3(e), and of the Election Form, the Exchange Agent, in consultation with both Mercury and Lares, shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decision of the Exchange Agent regarding such matters shall be binding and conclusive. None of Mercury, New Holdco, Lares or the Exchange Agent shall be under any obligations to notify any Person of any defect in an Election Form. Mercury shall use reasonable best efforts to announce the Election Deadline at least five (5) Business Days prior to the Election Deadline. Upon mutual agreement of Mercury and Lares in writing on or prior to the Closing Date (but in all events before the Second Merger Effective Time), Election Forms submitted after the Election Deadline may be accepted and treated as effective, but only so long as all properly completed late Election Forms received by the Exchange Agent before the time specified in such writing for acceptance of late Election Forms (the “Late Election Time”) are accepted and treated as effective. The Late Election Time must be a time at least one (1) hour after the execution of the writing in which Mercury and Lares agree to accept such late Election Forms and will be no later than the Second Merger Effective Time. Mercury and Lares shall have no obligation to publicly announce or otherwise give notice to holders of Lares Common Shares that a Late Election Time has been fixed or that late Election Forms will be accepted. Neither Mercury nor Lares shall be under any obligation to agree to accept any late Election Forms, and a determination to agree to accept any late Election Forms shall be made in the sole and absolute discretion of each of Mercury and Lares. No late Election Forms will be accepted and treated as effective, unless Mercury and Lares mutually agree to such treatment in writing in accordance with, and as expressly provided in, this Section 2.3(d).

Section 2.4     Mercury Stock Options and Other Stock-Based Awards.

(a)     Prior to the First Merger Effective Time, the Board of Directors of New Holdco, Mercury and the Mercury Board and the Compensation Committee of the Mercury Board shall take all actions necessary so that, as of the First Merger Effective Time:

(i)     each Mercury Stock Option that is outstanding immediately prior to the First Merger Effective Time shall be assumed by New Holdco and become an option (a “Mercury Exchange Option”) to purchase, on the same terms and conditions (including applicable vesting requirements) as applied to each such Mercury Stock Option immediately prior to the First Merger Effective Time, the number of shares of New Holdco Voting Common Stock that is equal to the number of shares of Mercury Voting Common Stock subject to such Mercury Stock Option immediately prior to the First Merger Effective Time, at an exercise price per share of New Holdco Voting Common Stock equal to the exercise price for each such share of Mercury Voting Common Stock subject to such Mercury Stock Option immediately prior to the First Merger Effective Time (including applicable vesting, exercise and expiration provisions); and

(ii)     each share of Mercury Restricted Stock and each right of any kind, contingent or accrued, to receive shares of Mercury Voting Common Stock or benefits measured in whole or in part by the value of a number of shares of Mercury Voting Common Stock granted by Mercury outstanding immediately prior to the First Merger Effective Time (including Mercury DSUs, restricted stock units, phantom units, deferred stock units, stock equivalents and dividend equivalents), other than Mercury Stock Options (each, other than Mercury Stock Options, a “Mercury Stock-Based Award”), shall be assumed by New Holdco and become an award, on the same terms and conditions (including applicable vesting requirements and deferral provisions) as applied to each such Mercury Stock-Based Award immediately prior to the First Merger Effective Time, with respect to the number of shares of New Holdco Voting Common Stock that is equal to the number of shares of Mercury Voting Common Stock subject to the Mercury Stock-Based Award immediately prior to the First Merger Effective Time (a “Mercury Exchange Stock-Based Award”). For the avoidance of doubt, shares of Mercury Voting Common Stock issued in connection with the settlement of Mercury Stock-Based Awards which vest on or prior to the First Merger Effective Time (including vested Mercury Restricted Stock) shall be treated in the manner set forth in Section 2.1(a).

(b)     New Holdco shall file, no later than fifteen (15) days after the First Merger Effective Time, an effective registration statement on Form S-8 (or any successor or other appropriate form) under the Securities Act to register shares of New Holdco Voting Common Stock issuable upon exercise of the Mercury Exchange Options and Lares Exchange Options and settlement of Mercury Exchange Stock-Based Awards and Lares Exchanged Stock-Based Awards.

Section 2.5     Lares Share Options and Other Share-Based Awards. Prior to the Second Merger Effective Time, the Board of Directors of New Holdco, Lares and the Lares Board and the Compensation Committee of the Lares Board shall take all actions necessary so that:

(a)     each Lares Share Option that is outstanding immediately prior to the Second Merger Effective Time shall be assumed by New Holdco and become, as of the Second Merger Effective Time, an option (a “Lares Exchange Option”) to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Lares Share Option immediately prior to the Second Merger Effective Time, shares of New Holdco Voting Common Stock, except that (i) the number of shares of New Holdco Voting Common Stock subject to the Lares Exchange Option shall equal the product of the number of Lares Class A Shares that were subject to such Lares Share Option immediately prior to the Second Merger Effective Time multiplied by the Lares Exchange Ratio, with the result rounded down to the nearest whole number and (ii) the per share exercise price of each such Lares Exchange Option will be equal to the quotient determined by dividing the exercise price per share at which such Lares Share Option was exercisable immediately prior to the Second Merger Effective Time by the Lares Exchange Ratio, with the result rounded up to the nearest whole cent;

(b)     each share of Lares Restricted Shares and each right of any kind, contingent or accrued, to receive shares of Lares Class A Shares or benefits measured in whole or in part by the value of a number of Lares Class A Shares granted by Lares outstanding immediately prior to the Second Merger Effective Time (including restricted stock units, phantom units, deferred stock units, stock equivalents and dividend equivalents), other than Lares Share Options (each, other than Lares Share Options, a “Lares Share-Based Award”), shall become, as of the Second Merger Effective Time, an award, on the same terms and conditions (including applicable vesting requirements) as applied to each such Lares Share-Based Award immediately prior to the Second Merger Effective Time, with respect to the number of shares of New Holdco Voting Common Stock that is equal to the product of the number of Lares Class A Shares that were subject to such Lares Share-Based Award immediately prior to the Second Merger Effective Time multiplied by the Lares Exchange Ratio (a “Lares Exchange Share-Based Award”). For the avoidance of doubt, Lares Class A Shares issued in connection with the settlement of Lares Share-Based Awards which vest on or prior to the Second Merger Effective Time (including vested Lares Restricted Shares) shall be treated in the manner set forth in Section 2.2(a); and

(c)     if the employment of a holder of a Lares Exchange Option or Lares Exchange Share-Based Award is involuntarily terminated by New Holdco or any of its Subsidiaries within twelve (12) months after the Second Merger Effective Time (other than for Cause (as defined below)), all of the then unvested Lares Exchange Options or Lares Exchange Share-Based Awards held by such holder shall become fully vested upon such termination and, in the case of a Lares Exchange Option, shall be exercisable for a period of thirty (30) days following the effective date of such termination (or, with respect to a Lares Exchange Option that has vested prior to such termination, such longer period as may be applicable to such Lares Exchange Option upon such termination of employment, in accordance with the terms and conditions of such Lares Exchange Option as of the Second Merger Effective Time). For purposes of this Section 2.5(c), the term “Cause” means, with respect to any holder, such holder (i) has been convicted of, or entered a pleading of guilty or nolo contendre (or its equivalent in the applicable jurisdiction) to any criminal offense (whether or not in connection with the performance by the employee of his or her obligations and duties to New Holdco and/or any of its Subsidiaries), excluding offenses under road traffic laws, or misdemeanor offenses, that are subject only to a fine or non-custodial penalty; (ii) has willfully failed to perform the duties properly assigned to him or her by New Holdco or any of its Subsidiaries, and such holder has the physical capacity to perform such duties; or (iii) has engaged in gross negligence or willful misconduct with respect to New Holdco or any of its Subsidiaries.

Section 2.6     Exchange of Mercury Shares. Pursuant to Section 13.1-719.1 of the VSCA, each certificate that, immediately prior to the First Merger Effective Time, represented shares of Mercury Voting Common Stock or shares of Mercury Non-Voting Common Stock, and all shares of Mercury Voting Common Stock and Mercury Non-Voting Common Stock held in book-entry form immediately prior to the First Merger Effective Time, shall, from and after the First Merger Effective Time, represent an equal number of shares of New Holdco Voting Common Stock and New Holdco Non-Voting Common Stock, respectively.

Section 2.7     Exchange of Lares Shares.

(a)     Prior to the Mailing Date, Mercury shall appoint an agent reasonably acceptable to Lares (the “Exchange Agent”) to act as paying and exchange agent, including for purposes of (i) receiving Election Forms and determining, in accordance with this Article II, the form of Merger Consideration to be received by each holder of Lares Common Shares and (ii) exchanging Lares Certificates (or affidavits of loss in lieu thereof) or Lares Book-Entry Securities for the Merger Consideration. On the Closing Date, Mercury or New Holdco shall deposit or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Lares Certificates and Lares Book-Entry Securities, (i) shares of New Holdco Voting Common Stock sufficient in order for the Exchange Agent to distribute the Stock Election Consideration, and (ii) an amount of cash sufficient in order for the Exchange Agent to distribute the Cash Election Consideration. In addition, New Holdco shall deposit with the Exchange Agent, as necessary from time to time after the Second Merger Effective Time, any dividends or other distributions payable pursuant to Section 2.7(g) and cash in lieu of any fractional shares payable pursuant to Section 2.7(e). The shares of New Holdco Voting Common Stock and cash deposited with the Exchange Agent for the benefit of the holders of Lares Common Shares are collectively referred to herein as the “Lares Exchange Fund”. In connection with the foregoing, Mercury and New Holdco shall enter into an Exchange Agent Agreement with the Exchange Agent, in a form reasonably acceptable to Lares, setting forth the procedures to be used in determining, in accordance with this Article II, the form of Merger Consideration to be received by each holder of Lares Common Shares, and accomplishing the deliveries and other actions contemplated by this Section 2.7.

(b)     Promptly after the Closing Date, New Holdco shall cause the Exchange Agent to mail to each holder of record of Lares Common Shares, to the extent the holder thereof has not submitted Lares Certificates (or affidavits of loss in lieu thereof) or Lares Book-Entry Securities with an Election Form prior to the Closing Date, a letter of transmittal in a form prepared by Mercury and reasonably acceptable to Lares (a “Lares Letter of Transmittal”) (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Lares Certificates (or affidavits of loss in lieu thereof) or transfer of the Lares Book-Entry Securities to the Exchange Agent and which shall otherwise be in customary form and shall include customary provisions with respect to delivery of an “agent’s message” regarding the book-entry transfer of Lares Book-Entry Securities) and instructions for use in effecting the surrender of Lares Certificates (or affidavits of loss in lieu thereof) or Lares Book-Entry Securities in exchange for the Merger Consideration.

(c)     Each holder of Lares Common Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Lares Certificate (or affidavit of loss in lieu thereof), together with a properly completed Lares Letter of Transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of book-entry transfer of Lares Book-Entry Securities, the Merger Consideration in respect of the Lares Common Shares represented by a Lares Certificate (or affidavit of loss in lieu thereof) or Lares Book-Entry Security. The shares of New Holdco Voting Common Stock constituting part of the Merger Consideration shall be in uncertificated book-entry form, unless a physical certificate is requested by a holder of Lares Common Shares or is otherwise required under applicable Law. The Exchange Agent shall accept such Lares Certificates (or affidavits of loss in lieu thereof) or Lares Book-Entry Securities upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If any Merger Consideration is to be paid to a Person other than the Person in whose name the applicable Lares Common Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that (i) either such Lares Certificate shall be properly endorsed or such Lares Certificate (or affidavit of loss in lieu thereof) shall otherwise be in proper form for the transfer or such Lares Book-Entry Security shall be properly transferred, and (ii) the Person requesting such exchange shall pay to New Holdco any transfer Taxes or other Taxes required by reason of the payment of such consideration to a Person other than that of the registered holder of the Lares Certificate (or Lares Common Shares specified in an affidavit of loss in lieu thereof) and/or Lares Book-Entry Security so surrendered, or such Person shall establish to the reasonable satisfaction of New Holdco that such Tax has been paid or is not applicable.

(d)     From and after the Second Merger Effective Time, until surrendered as contemplated by this Section 2.7, each Lares Certificate and/or Lares Book-Entry Security shall be deemed to represent only the right to receive upon such surrender, in each case together with a duly executed and properly completed Lares Letter of Transmittal, certificates or evidence of shares in book-entry form representing the Merger Consideration that the holder of such Lares Certificate and/or Lares Book-Entry Security is entitled to receive pursuant to Section 2.1(b), and any cash payment that such holder is entitled to receive pursuant to Section 2.7(e) and Section 2.7(g). No interest will be paid or will accrue on any such consideration. The issuance or payment of the Merger Consideration and the payment of any cash payment required to be made pursuant to Section 2.7(e) in respect of Lares Common Shares in accordance with the terms of this Agreement shall be deemed issued and paid in full satisfaction of all rights pertaining to such Lares Common Shares (other than the right to receive dividends or other distributions, if any, in accordance with Section 2.7(g)).

(e)     No certificates or book-entry securities representing less than one share of New Holdco Voting Common Stock shall be issued in the Second Merger as a result of the conversion provided for in Section 2.1(b), but in lieu thereof each Lares Shareholder otherwise entitled to a fractional share of New Holdco Voting Common Stock (after aggregating the total number of shares of New Holdco Voting Common Stock that such Lares Shareholder has the right to receive pursuant to Section 2.1(b)) shall be entitled to receive from New Holdco, in accordance with the provisions of this Section 2.7(e), a cash payment in lieu of such fractional shares equal to (i) the fraction of a share of New Holdco Voting Common Stock, as applicable, that such Lares Shareholder would otherwise be entitled to multiplied by (ii) the average daily volume weighted average price of the Mercury Voting Common Stock on the NYSE for the five consecutive trading days immediately prior to the Closing Date. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to New Holdco that would otherwise be caused by the issuance of fractional shares.

(f)     After the Second Merger Effective Time, there shall be no further transfer on the records of Lares of Lares Common Shares which have been converted, pursuant to this Agreement, into the right to receive the consideration set forth herein, and if any Lares Certificates (or affidavits of loss in lieu thereof) and/or Lares Book-Entry Securities, together with a duly executed and properly completed Lares Letter of Transmittal, are presented to the Exchange Agent, New Holdco or the Surviving Company for transfer they shall be cancelled and exchanged, without interest, for the Merger Consideration received by the No Election Shares as provided in Section 2.3(c) (together with any cash in lieu of fractional shares pursuant to Section 2.7(e)).

(g)     No dividends or other distributions with respect to New Holdco Common Stock with a record date after the Second Merger Effective Time shall be paid to the holder of any unsurrendered Lares Common Shares with respect to the shares of New Holdco Common Stock issuable hereunder, and all such dividends and other distributions shall be paid by New Holdco to the Exchange Agent and shall be included in the Lares Exchange Fund, in each case until the surrender of such Lares Certificate (or affidavit of loss in lieu thereof) or Lares Book-Entry Security in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Lares Certificate or Lares Book-Entry Security (or affidavit of loss in lieu thereof) there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Second Merger Effective Time theretofore paid with respect to such shares of New Holdco Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Second Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of New Holdco Common Stock.

(h)     None of Mercury, New Holdco, Merger Sub 1, Merger Sub 2, or Lares shall be liable to any Person in respect of any New Holdco Common Shares (or dividends or distributions with respect thereto) for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

(i)     If any Lares Certificate shall have been lost, stolen or destroyed, upon such Person’s (i) making of an affidavit of that fact claiming such certificate to be lost, stolen or destroyed, (ii) delivery to New Holdco of a bond of indemnity in an amount and upon terms reasonably satisfactory to New Holdco, and (iii) execution and delivery of a Lares Letter of Transmittal, New Holdco will pay, in exchange for such lost, stolen or destroyed certificate, the amount and type of consideration to be paid in respect of each Lares Common Share represented by such certificate in accordance with the terms of this Agreement.

(j)     Any portion of the Lares Exchange Fund that remains unclaimed by the holders of Lares Common Shares twelve (12) months after the Closing Date shall be returned to New Holdco, upon demand, and any such holder who has not exchanged Lares Common Shares for the Merger Consideration in accordance with this Section 2.7 prior to that time shall thereafter look only to New Holdco for payment of the Merger Consideration, and any dividends and distributions with respect thereto pursuant to Section 2.7(g) and any cash in lieu of fractional shares pursuant to Section 2.7(e), in respect of such shares without any interest thereon.

Section 2.8     Withholding Rights. Each of New Holdco, Mercury, the Surviving Corporation, Lares, the Surviving Company and any of their respective Subsidiaries (and any agent acting on behalf of any of them, including the Exchange Agent) shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under any provision of federal, state, local or non-U.S. Tax Law. Any such withheld amounts (i) shall be remitted by New Holdco, Mercury, the Surviving Corporation, Lares, the Surviving Company or any Subsidiary of any of them (or any agent acting on behalf of any of them, including the Exchange Agent), as the case may be, to the appropriate Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.9     Adjustments. In the event that, at any time during the period from the date hereof to the Second Merger Effective Time, Lares or Mercury, as applicable, changes (or establishes a record date for changing) the number of Lares Common Shares issued and outstanding, or the number of shares of Mercury Common Stock issued and outstanding, as a result of a stock-split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or any similar transaction, in each case other than pursuant to transactions contemplated by this Agreement, then the Merger Consideration shall be appropriately and proportionally adjusted to reflect fully the effect of such change.

Section 2.10     Dissenting Shares. Pursuant to the Lares LLC Agreement, the holders of each Lares Common Share are entitled to rights of appraisal in the event of a merger of Lares that would give rise to appraisal rights under the DGCL if Lares were a Delaware corporation and the holders of Lares Common Shares were stockholders of such corporation. Accordingly, and notwithstanding anything in this Agreement to the contrary, with respect to each Lares Common Share to which the holder thereof would be entitled to demand appraisal pursuant to Section 262 of the DGCL, if Lares were a Delaware corporation and the holders of Lares Common Shares were stockholders of such corporation, and shall have properly demanded appraisal in compliance with the provisions of Section 262 of the DGCL (each, a “Lares Dissenting Share”), if any, such holder shall be entitled to payment, solely from the Surviving Company, of the fair value of the Lares Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (a) if any holder of Lares Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, affirmatively withdraws its demand for appraisal of such Lares Dissenting Shares, or (b) if any holder of Lares Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for its shares under the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Lares Common Shares and such Lares Common Shares shall thereupon cease to constitute Lares Dissenting Shares and such Lares Common Shares shall be deemed to be No Election Shares and converted into and represent only the right to receive the Cash Election Consideration and/or the Stock election Consideration in accordance with Section 2.3(c). Lares shall give Mercury prompt notice of any demands received by Lares for appraisal of Lares Common Shares, withdrawals of such demands and any other instruments served pursuant to the Lares LLC Agreement and Section 262 of the DGCL and shall give Mercury the opportunity to participate in all negotiations and proceedings with respect thereto. Lares shall not, without the prior written consent of Mercury, make any payment with respect to, or settle or offer to settle, any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LARES

Except (a) as specifically disclosed in a correspondingly numbered section of the disclosure letter (the “Lares Disclosure Letter”) delivered by Lares to Mercury prior to the execution of this Agreement (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Lares Disclosure Letter shall be deemed disclosed with respect to any section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face), or (b) as disclosed in the Lares SEC Documents as publicly filed by Lares with the SEC prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), Lares hereby represents and warrants to Mercury as follows:

Section 3.1     Company Organization.

(a)     Lares is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Lares has the limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, except where the failure to have such power or authority or to be so licensed or qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Lares.

(b)     Complete copies of the certificate of formation and the Lares LLC Agreement (the “Lares Organizational Documents”), as in effect as of the date of this Agreement, have previously been made available to Mercury.

(c)     Each of Lares’ Subsidiaries (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate or comparable power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except where the failure to be so duly organized, validly existing, duly licensed or qualified or to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Lares. Section 3.1(c) of the Lares Disclosure Letter sets forth as of the date of this Agreement the name of each Lares Subsidiary, the percentage ownership represented by such capital stock or other equity ownership interest and the jurisdiction of incorporation or formation of such Lares Subsidiary.

(d)     As of the date of this Agreement, Lares does not hold any interests, either directly or indirectly, in any entities (other than the shares or other equity interests in the Subsidiaries of Lares as set forth on Section 3.1(c) of the Lares Disclosure Letter).

Section 3.2     Capitalization.

(a)     As of the date hereof, the authorized shares representing limited liability company interests of Lares consists solely of (i) 5,000,000 Lares Preferred Shares, and (ii) 200,000,000 Lares Common Shares, consisting of (A) 100,000,000 Lares Class A Shares; (B) 50,000,000 Lares Class B Shares; and (C) 50,000,000 Lares Class C Shares. As of the close of business on March 17, 2014 (the “Capitalization Date”) 34,495,750 Lares Class A Shares were issued and outstanding, 20,901,726 Lares Class B Shares were issued and outstanding, 2 Lares Class C Shares were issued and outstanding and no Lares Preferred Shares were issued or outstanding. From the close of business on the Capitalization Date through the date hereof, there have been no issuances of Lares Common Shares or Lares Preferred Shares other than (i) issuances of Lares Class A Shares or Lares Class C Shares upon the conversion of Lares Class B Shares or issuances of Lares Class A Shares upon the conversion of Lares Class C Shares, or (ii) issuances of Lares Class A Shares pursuant to the exercise or settlement of Lares Equity Grants outstanding as of the Capitalization Date. As of the date of this Agreement, 4,947,659 Lares Class A Shares are held in Lares’ treasury and no other shares are owned, directly or indirectly, by Lares or any of Lares’ Subsidiaries. All of the issued and outstanding Lares Common Shares have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, and have been issued in compliance with all applicable securities Laws. Except (i) for the right of holders of Lares Class B Shares to convert to Lares Class A Shares or Lares Class C Shares, (ii) the right of holders of Lares Class C Shares to convert into Lares Class A Shares and (iii) as set forth in Section 3.2(b), none of Lares nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance of any shares representing limited liability company interests or any other equity securities of Lares or any rights to purchase or otherwise receive any shares of capital stock or any other equity securities of Lares, or any securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such shares, interests or securities. Except as set forth in Section 3.2(b), as of the date hereof, there are no options, restricted stock or other equity-based awards issued by Lares or any Lares Subsidiary currently outstanding under the Lares Benefit Plans or otherwise. There are no outstanding bonds, debentures, notes or other Indebtedness of Lares having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares representing limited liability company interests may vote. There are no outstanding agreements or other obligations of Lares or any of its Subsidiaries requiring the registration for sale of any Lares Common Shares, Lares Preferred Shares or other equity interests in Lares or any of its Subsidiaries.

(b)     Section 3.2(b) of the Lares Disclosure Letter sets forth, as of the close of business on the Capitalization Date, the outstanding options to purchase Lares Class A Shares issued under the Lares LTIPs (“Lares Share Options”) and the restricted stock awards of Lares Class A Shares outstanding under the Lares LTIPs (“Lares Restricted Shares”, and together with the Lares Share Options, the “Lares Equity Grants”), indicating (x) with respect to each grant of Lares Restricted Shares, the date of grant, the number of shares of Lares Restricted Shares issued and any applicable vesting schedule, and (y) with respect to each Lares Share Option, the date of grant, the number of Lares Class A Shares that are reserved with respect to such Lares Share Option and the exercise price thereof, the portion of each such Lares Share Option that is vested, any applicable vesting schedule and the expiration date. Since the close of business on the Capitalization Date, no Lares Equity Grants have been issued, made or granted.

(c)     Except as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Lares, (x) all of the issued and outstanding shares of capital stock or other equity ownership interests of each Lares Subsidiary, other than the Lares Licensee Companies and the Lares Non-Managed Companies, are owned by Lares, either directly or through ownership of another wholly owned Lares Subsidiary, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (“Liens”) (other than Permitted Liens), and all of such shares or equity ownership interests are duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, and have been issued in compliance with all applicable securities Laws and (y) none of Lares or any Lares Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance of any shares of capital stock or any other equity security of any Lares Subsidiary or any rights to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary, or any securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such securities. Lares directly or indirectly owns that number and percentage of issued and outstanding shares of capital stock or other equity ownership interests of each of the Lares Non-Managed Companies and each of the Lares Licensee Companies, free and clear of all Liens, as set forth on Section 3.2(c) of the Lares Disclosure Letter.

Section 3.3     Authority; No Violation.

(a)     Lares has the requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Lares of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company actions on the part of Lares. Except for the Required Lares Vote, the calling of the Lares Shareholder Meeting, and the filing of the Certificate of Second Merger with the DSS, no limited liability company proceedings on the part of Lares or vote, consent or approval of the Lares Shareholders is necessary to adopt this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Lares and (assuming due authorization, execution and delivery by Mercury, New Holdco, Merger Sub 1 and Merger Sub 2) constitutes the valid and binding obligation of Lares, enforceable against Lares in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies). On or prior to the date hereof, the Lares Board unanimously adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Second Merger, are consistent with, and will further the business strategies and goals of Lares and are advisable, fair to, and in the best interests of, Lares and the Lares Shareholders, (ii) approving and declaring the advisability of this Agreement and the transactions contemplated hereby, including the Second Merger, and (iii) subject to the terms and conditions of Section 6.10, recommending that the Lares Shareholders vote to adopt this Agreement.

(b)     None of the execution and delivery of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Lares with any of the terms or provisions hereof or thereof will (i) violate any provision of the Lares Organizational Documents or (ii) assuming that the consents, approvals and filings referred to in clauses (i) through (iv) of Section 3.5 are duly obtained and/or made, (A) violate any Law or Order applicable to Lares, any of its Subsidiaries or any of their respective properties or assets, (B) violate, conflict with, require any consent under, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or change adversely any right or obligation under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other binding instrument or obligation, whether written or unwritten (collectively, “Contracts”), to which Lares or any of its Subsidiaries is a party, or (C) result in the creation of any Lien (other than a Permitted Lien) upon any of the respective properties or assets of Lares or any of its Subsidiaries, except, with respect to clause (ii), as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Lares.

Section 3.4     SEC Filings. Since May 2, 2013, Lares, and from January 1, 2013 through August 23, 2013 LIN TV Corp. (“Lares TV”), have filed with, or furnished to, the SEC all forms, reports and filings required to be filed or furnished by them with the SEC under the Securities Act and Exchange Act (all forms, reports and filings filed or furnished by Lares with the SEC since May 2, 2013, and by Lares TV from January 1, 2013 through August 23, 2013, the “Lares SEC Documents”). As of the time of filing with, or furnishing to, the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Lares SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of the Lares SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.5     Consents and Approvals. None of the execution and delivery of this Agreement or any of the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by any of the parties to such agreements with any of the terms or provisions hereof or thereof will require Lares or any of its Affiliates to make, deliver or obtain any notice or Permit with, to or from any court, administrative agency or commission or other governmental authority or instrumentality or applicable self-regulatory organization (each a “Governmental Entity”) prior to or as of the Second Merger Effective Time in connection with the execution and delivery of this Agreement and any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for (i) the filing by Lares of the Certificate of Second Merger with, and the acceptance of the Certificate of Second Merger by, the DSS, (ii) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the filing of the FCC Applications and obtaining the FCC Consent, together with any reports, or informational filings required in connection therewith under the Communications Act and the FCC Rules, (iv) any filings under the Securities Act or the Exchange Act, including the Joint Proxy Statement/Prospectus, or pursuant to the rules of the NYSE, and (v) any such notice or Permit the failure of which to make, deliver or obtain would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Lares and would not be reasonably likely to prevent or materially delay the consummation by Lares of the Second Merger.

Section 3.6     Financial Statements.

(a)     The consolidated financial statements of Lares or Lares TV, as applicable, and their respective Subsidiaries contained in the Lares SEC Documents have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods presented, except as otherwise noted therein and, subject, in the case of interim unaudited financial statements, to the absence of footnotes and normal year-end adjustments which will not be material, either individually or in the aggregate. Such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Lares or Lares TV, as applicable, and its Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flow and changes in their stockholders equity for the periods reflected therein, except as otherwise noted therein and, subject, in the case of interim unaudited financial statements, to the absence of footnotes and normal year-end adjustments which will not be material, either individually or in the aggregate. Such consolidated financial statements complied, as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), in all material respects with published rules and regulations of the SEC with respect thereto. Such consolidated financial statements have been prepared from, and are in accordance with, the books and records of Lares or Lares TV, as applicable, and its Subsidiaries.

Section 3.7     Broker’s Fees. Neither Lares nor any Lares Subsidiary has employed any broker, investment banker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees or other similar fees or commissions in connection with the Mergers or other transactions contemplated by this Agreement or the other Transaction Documents, other than J.P. Morgan Securities LLC (“JPM”), and the agreement with respect to such engagement has previously been made available to Mercury.

Section 3.8     Absence of Certain Changes or Events. Between December 31, 2013 and the date hereof, (i) Lares and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, and (ii) none of Lares nor any of its Subsidiaries has taken any action that would require the consent of Mercury pursuant to Section 5.2 had such action occurred after the date of this Agreement and prior to the Closing. Between December 31, 2013 and the date hereof, there has not been any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Lares.

Section 3.9     Legal Proceedings. Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Lares, there are no (i) actions, claims, suits, arbitrations, investigations or proceedings (each, an “Action”) pending (or, to the Knowledge of Lares, threatened) against Lares or any of its Subsidiaries, or any of their respective properties, at law or in equity, or (ii) orders, judgments, injunctions, awards, stipulations, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity (collectively, “Orders”), against Lares or any of its Subsidiaries or any of their respective properties.

Section 3.10     Taxes.

(a)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares: (i) Lares (including its predecessor Lares TV) and each of its Subsidiaries have timely filed all Tax Returns that were required to be filed, and all such Tax Returns were correct and complete in all respects and prepared in compliance with applicable Laws; (ii) Lares (including its predecessor Lares TV) and each of its Subsidiaries have paid in full on a timely basis all Taxes due and payable, whether or not shown on any Tax Return, and have made adequate provision in accordance with GAAP for any Taxes not yet payable; (iii) Lares (including its predecessor Lares TV) and each of its Subsidiaries have complied in all respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), including with respect to payments made to any employee, independent contractor, creditor, stockholder or other third party, and have timely collected, deducted or withheld and paid over to the appropriate Governmental Entity all amounts required to be so collected, deducted or withheld and paid over in accordance with applicable Laws; (iv) there is no outstanding assessment or deficiency of Tax asserted in writing against Lares (including its predecessor Lares TV) or any of its Subsidiaries; (v) neither Lares (including its predecessor Lares TV) nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Lares (including its predecessor Lares TV) or the Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction; (vi) there are no Liens with respect to Taxes upon any of the assets or properties of Lares or any of its Subsidiaries, other than Permitted Liens; (vii) neither Lares nor any of its Subsidiaries is a party to, is bound by or has an obligation under any Tax indemnity, Tax sharing, Tax allocation or similar agreement; and (viii) neither Lares nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period (or portion thereof) ending after the Closing Date as a result of any (A) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or non-U.S. Law) for a taxable period ending on or before the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) installment sale, intercompany transaction or open transaction disposition made or entered into on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date or (E) election by Lares (including its predecessor Lares TV) or any of its Subsidiaries under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law).

(b)     Neither Lares (including its predecessor Lares TV) nor any of its Subsidiaries: (i) has waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect; (ii) has requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed; (iii) has executed or filed any power of attorney with any taxing authority, which is still in effect; (iv) has any liability for any Taxes of any Person (other than Lares or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), as a transferee or successor, by contract or otherwise; or (v) is subject to a private letter ruling of the IRS or comparable rulings of any other taxing authority. No examination or audit of any Tax Return of Lares (including its predecessor Lares TV) or any of its Subsidiaries, or with respect to any Taxes due from Lares (including its predecessor Lares TV) or any of its Subsidiaries, by any taxing authority is in progress or threatened.

(c)     Lares and each of its Subsidiaries have made available to Mercury complete and accurate copies of all U.S. federal and applicable state and local income and other material Tax Returns filed for taxable years ending on or after, and other material reports or agreements to the extent they relate to Taxes (which could include examination reports, closing agreements, settlement agreements and statements of deficiencies assessed against or agreed to by Lares or any of its Subsidiaries) received or entered into since, December 31, 2010.

(d)     Neither Lares (including its predecessor Lares TV) nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Lares TV).

(e)     Lares (including its predecessor Lares TV) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(f)     Neither Lares (including its predecessor Lares TV) nor any of its Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of Lares (including its predecessor Lares TV) or any of its Subsidiaries been distributed in a transaction to which Section 355 of the Code applies.

(g)     Neither Lares (including its predecessor Lares TV) nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4, or any other “reportable transaction” within the meaning of such Treasury Regulation.

(h)     Lares is properly classified as a partnership for U.S. federal income tax purposes (and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code) and has been properly treated as such since its formation.

(i)     Neither Lares (including its predecessor Lares TV) nor any of its Subsidiaries has taken or agreed to take any action nor is Lares aware of any agreement, plan or other circumstance that would prevent the First Merger and the Second Merger, taken together, from qualifying as a transaction described in Section 351 of the Code.

(j)     Lares has disclosed to Mercury all material facts relating to (i) the merger of Lares TV with and into Lares on July 30, 2013 and (ii) the classification of Lares as a partnership for U.S. federal income tax purposes.

(k)     As of December 31, 2012, Lares TV had net operating loss carryforwards of approximately $276 million for U.S. federal income tax purposes (the “Lares NOL Carryforwards”). As of July 30, 2013, none of the Lares NOL Carryforwards was subject to any limitation under Section 382 or 384 of the Code, Treasury Regulation Sections 1.1502-15 or 1.1502-21, or otherwise.

Section 3.11     Employee Benefits.

(a)     Section 3.11(a) of the Lares Disclosure Letter includes a complete list of all material Lares Benefit Plans and all Material Lares Employment Agreements.

(b)     With respect to each Lares Benefit Plan, Lares has delivered or made available to Mercury a true, correct and complete copy of: (i) each writing constituting a part of such Lares Benefit Plan; (ii) the current summary plan description, if any (in each case, whether or not required to be furnished under ERISA); (iii) the most recent annual financial report, if any; (iv) the most recent actuarial report, if any; (v) the most recent determination letter from the IRS, if any; (vi) each trust agreement, group annuity contract, group insurance contract, administrative service agreement, fidelity bond, and fiduciary liability insurance policy relating to any such Lares Benefit Plan, if any; (vii) the most recent nondiscrimination test reports for each applicable Lares Benefit Plan; and (viii) all material communications received in writing from or sent to the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor, or any other Governmental Entity. Lares has delivered or made available to Mercury a correct and complete copy of each Material Lares Employment Agreement.

(c)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, all contributions required to be made to any Lares Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable prior to the Closing with respect to insurance policies funding any Lares Benefit Plan have been, or by the Closing will have been, timely made or paid in full.

(d)     Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Lares, (i) with respect to each Lares Benefit Plan and Lares Employment Agreement, Lares and its Subsidiaries have complied, and are now in compliance, in all respects, with all provisions of ERISA, the Code and all Laws and regulations applicable to such Lares Benefit Plans, (ii) each Lares Benefit Plan and Lares Employment Agreement has been administered in all respects in accordance with its terms, (iii) none of Lares, its Subsidiaries and its ERISA Affiliates nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which would reasonably be expected to subject any of the Lares Benefit Plans or their related trusts, Lares, any of its Subsidiaries, any of its ERISA Affiliates or any person that Lares or any of its Subsidiaries or ERISA Affiliates has an obligation to indemnify, to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA, and (iv) Lares does not have any liability for any excise tax imposed by any Section of Chapter 43 of the Code.

(e)     Section 3.11(e) of the Lares Disclosure Letter identifies each Lares Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Lares Qualified Plans”). The IRS has issued a favorable determination letter with respect to each Lares Qualified Plan and the related trust that has not been revoked or Lares is entitled to rely on a favorable opinion issued by the IRS, and, to the Knowledge of Lares, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Lares Qualified Plan or the related trust that cannot be corrected without material liability to Lares.

(f)     Section 3.11(f) of the Lares Disclosure Letter lists each Lares Benefit Plan that is subject to Title IV of ERISA or Section 412 or Section 430 of the Code (each, a “Lares Pension Plan”). With respect to each Lares Pension Plan, (i) such plan is not in “at risk status” as defined in Section 430(i) of the Code; and (ii) each such plan satisfies the minimum funding standards under Sections 412 and 302 of the Code and ERISA, respectively, and no waiver of such funding has been sought or obtained. No liability under Title IV of ERISA, Section 302 of ERISA or Section 412 or Section 430 of the Code has been or is reasonably expected to be incurred by Lares or any of its ERISA Affiliates (other than for the payment of premiums), and there are no premium payments which have become due that are unpaid.

(g)     No Lares Benefit Plan is a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”) and none of Lares and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six (6) years, (i) contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or (ii) incurred, or reasonably expects to incur, any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan.

(h)     Lares and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to Lares and its Subsidiaries. No Lares Benefit Plan is a “funded welfare plan” within the meaning of Section 419 of the Code. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, any Lares Benefit Plan or Lares Employment Agreement that provides deferred compensation that is subject to Section 409A of the Code has been operated and maintained in substantial compliance with, and the document(s) evidencing such plan substantially comply with, Section 409A of the Code, including all guidance and regulations issued thereunder.

(i)     Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Lares or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, or (iv) result in any payment or benefit that will or may be made by Lares or its Subsidiaries that may be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from Lares or any of its Subsidiaries as a result of the imposition of excess taxes required by section 4999 of the Code or any taxes required by section 409A of the Code.

(j)     Section 3.11(j) of the Lares Disclosure Letter contains a true and complete list of all collective bargaining agreements, memoranda of understanding or other tariff, trade, union, collective or similar agreements or arrangements to which Lares or any of its Subsidiaries is a party or to which any of their current or former employees is subject (collectively, the “Lares Labor Agreements”). Lares has provided or made available to Mercury true and complete copies of each Lares Labor Agreement. No material labor strike or organized work stoppage against Lares or any of its Subsidiaries has occurred during the past two (2) years, is currently occurring, or, to the Knowledge of Lares, is threatened. There are no material disputes pending or, to the Knowledge of Lares, threatened, between Lares or any of its Subsidiaries and any of their employees, directors, consultants or independent contractors. No labor organization or group of employees of Lares or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Lares, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of Lares, there are no current union organization activities or representation questions involving employees, of Lares or any of its Subsidiaries.

(k)     Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Lares, each of Lares and its Subsidiaries is in compliance with all Lares Labor Agreements and applicable Laws respecting employment and employment practices, immigration, terms and conditions of employment, discrimination, workers’ compensation, wages and hours, the collection and payment of withholding or social security taxes, and occupational safety and health.

(l)     Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Lares, none of Lares or any of its Subsidiaries has any liability with respect to any misclassification of any person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by Lares or any of its Subsidiaries (each, a “Lares Contingent Worker”) and no Lares Contingent Worker has been improperly excluded from any Lares Benefit Plan.

(m)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, there are no pending or, to the Knowledge of Lares, threatened, actions, suits or claims with respect to any Lares Benefit Plan or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Lares Benefit Plan), other than ordinary course claims for benefits brought by participants or beneficiaries. There are no audits, inquiries or proceedings pending or, to the Knowledge of Lares, threatened, by the IRS, Department of Labor, or other Governmental Entity with respect to any Lares Benefit Plan.

Section 3.12     Compliance with Law; Permits.

(a)     Lares and each of its Subsidiaries is in compliance with and is not in default under or in material violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, award or agency requirement of or undertaking to or agreement with any Governmental Entity (collectively, “Laws” and each, a “Law”) applicable to any of them or any of their applicable businesses or operations (other than Tax Laws, which are the subject of Section 3.10), except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares.

(b)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, (i) Lares and its Subsidiaries have all Permits that are reasonably necessary to enable Lares and its Subsidiaries to carry on their businesses as they are now being conducted, (ii) all such Permits are in full force and effect, and (iii) Lares and its Subsidiaries are not in violation or breach of, or default under, any of the terms and conditions of its Permits.

(c)     The Lares Subsidiaries identified on Section 3.12(c) of the Lares Disclosure Letter are the holders of the Lares FCC Licenses identified thereon, which constitute all of the Lares FCC Licenses of the Lares Stations. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, the Lares FCC Licenses are in effect in accordance with their terms and have not been revoked, suspended, canceled, rescinded, terminated or expired. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, Lares and the Lares Subsidiaries (i) operate each Lares Station and have operated each Lares Station in compliance with the Communications Act and the FCC Rules and the applicable Lares FCC Licenses, (ii) have timely filed all material registrations and reports required to have been filed with the FCC relating to the Lares FCC Licenses, (iii) have paid or caused to be paid all FCC regulatory fees due in respect of each Lares Station, and (iv) have completed or caused to be completed the construction of all facilities or changes contemplated by any of the Lares FCC Licenses or construction Permits issued to modify the Lares FCC Licenses. To the Knowledge of Lares, there are no material applications, petitions, proceedings, or other material actions, complaints or investigations, pending or threatened before the FCC relating to the Lares Stations, other than proceedings affecting broadcast stations generally. Except as may be permitted by Section 6.3(f)(iii), none of Lares nor any of the Lares Subsidiaries, nor any of the Lares Stations, has entered into a tolling agreement or otherwise waived any statute of limitations relating to the Lares Stations during which the FCC may assess any fine or forfeiture or take any other action or agreed to any extension of time with respect to any FCC investigation or proceeding. There is not (i) pending, or, to the Knowledge of Lares, threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any such Lares FCC License (other than proceedings to amend the FCC Rules of general applicability) or (ii) issued or outstanding, by or before the FCC, any (A) order to show cause, (B) notice of violation, (C) notice of apparent liability or (D) order of forfeiture, in each case, against the Lares Stations, Lares or any Lares Subsidiary with respect to the Lares Stations that would reasonably be expected to result in any action described in the foregoing clause (i) with respect to such Lares FCC Licenses. The Lares FCC Licenses have been issued for the terms expiring as indicated on Section 3.12(c) of the Lares Disclosure Letter and the Lares FCC Licenses are not subject to any material condition except for those conditions appearing on the face of the Lares FCC Licenses and conditions applicable to broadcast licenses generally or otherwise disclosed in Section 3.12(c) of the Lares Disclosure Letter. Except as set forth in Section 3.12(c) of the Lares Disclosure Letter, neither Lares’ entry into this Agreement nor the consummation of the transactions contemplated hereby will require any grant or renewal of any waiver granted by the FCC applicable to Lares or for any of the Lares Stations.

Section 3.13     Certain Contracts.

(a)     Except for this Agreement and the Transaction Documents and any agreements contemplated hereby or thereby, as of the date hereof, neither Lares nor any of its Subsidiaries is a party to or bound by:

(i)     any Contract relating to material Indebtedness of Lares or any of its Subsidiaries (other than such Contracts between Lares and its wholly owned Subsidiaries);

(ii)     any Contract under which Lares or any of its Subsidiaries has directly, or indirectly, made any loan, capital contribution or other investment in, any Person (other than (w) any such Contract pursuant to which there are no outstanding obligations, (x) extensions of credit in the ordinary course of business, (y) investments in marketable securities in the ordinary course of business, and (z) investments by Lares or its wholly owned Subsidiaries in wholly owned Subsidiaries of Lares);

(iii)     any Contract that limits or purports to limit or restrict in any material respect the ability of Lares or any of its Subsidiaries or Affiliates (including New Holdco and its Subsidiaries after the Second Merger) to compete in any business or geographic area;

(iv)     any material partnership, joint venture, limited liability company or similar Contract;

(v)     any Contract that is a local marketing agreement, joint sales agreement, shared services agreement or similar agreement;

(vi)     any Contract relating to Program Rights under which it would reasonably be expected that Lares and its Subsidiaries would make annual payments of $250,000 or more during any twelve (12) month period or the remaining term of such Contract;

(vii)     any network affiliation Contract or similar Contract;

(viii)     any Contract relating to cable or satellite transmission or retransmission with MVPDs with more than 10,000 paid subscribers with respect to each Lares Station;

(ix)     any material Barter Agreement;

(x)     any material Contract with a Governmental Entity;

(xi)     any Contract for the acquisition, sale, lease or license of any material business or properties or assets of or by Lares or any of its Subsidiaries outside of the ordinary course of business (by merger, purchase or sale of assets or stock) entered into since July 1, 2010 or any Contract for any acquisition of any material business or properties or assets by Lares or any of its Subsidiaries pursuant to which Lares or any of its Subsidiaries has any outstanding “earn-out” or other obligation to pay consideration;

(xii)     any Contract governing a Lares Related Party Transaction;

(xiii)     any Contract that would be a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) of Lares;(xiv)     any registration rights agreements related to securities of Lares; or

(xv)     any other Contract or series of related Contracts under which it would reasonably be expected that Lares and its Subsidiaries would receive or make annual payments of $1,000,000 or more during any twelve (12) month period or the remaining term of such Contract;

(the Contracts of the type described in clauses (i) through (xiv) above being referred to herein as the “Lares Material Contracts”). Each Lares Material Contract (including all amendments and supplements thereto) as in effect as of the date hereof has heretofore been made available to Mercury.

(b)            Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, with respect to each of the Lares Material Contracts, (i) except to the extent it has expired in accordance with its terms, such Lares Material Contract is valid and binding on Lares or the Lares Subsidiaries, as applicable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies), (ii) none of Lares or any of the Lares Subsidiaries or, to the Knowledge of the Lares, any other party to such Lares Material Contract, is in material breach or material violation of, or in material default under, such Lares Material Contract, and (iii) to the Knowledge of Lares, no event has occurred which would result in such a material breach or material violation of, or a material default under, such Lares Material Contract.

Section 3.14     Undisclosed Liabilities. Neither Lares nor any of its Subsidiaries has any Liabilities, except for (i) those Liabilities that are reflected, accrued or reserved against in the consolidated balance sheet (or fairly summarized in the notes thereto) of Lares as of December 31, 2013 included in the Lares’ Annual Report on Form 10-K for the year ended December 31, 2013 publicly filed with the SEC prior to the date hereof (including any notes thereto), (ii) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby, (iii) Liabilities incurred in the ordinary course since December 31, 2013, (iv) Liabilities under the terms of any Contracts (excluding any Liabilities arising from breaches of any such Contracts), Permits or applicable Law binding on Lares or any of its Subsidiaries, and (v) Liabilities which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Lares.

Section 3.15     Property.

(a)       Section 3.15(a) of the Lares Disclosure Letter identifies, as of the date hereof:

(i)      all material real properties (by name and location) owned by Lares or any Lares Subsidiary (the “Lares Owned Property”);

(ii)     all material leases, subleases and occupancy agreements for real properties and interests in real properties leased, subleased, occupied or operated by Lares or any Lares Subsidiary as lessee, sublessee or occupant (such properties, the “Lares Leased Property” and such leases, subleases and occupancy agreements, the “Lares Lessee Agreements”). The Lares Owned Property and the Lares Leased Property are referred to herein collectively as the “Lares Real Property”; and

(iii)     all material leases, subleases and occupancy agreements for Lares Real Property to which Lares or any Lares Subsidiary is a party as lessor, sublessor or other party granting an occupancy right (the “Lares Lessor Agreements”). Each Lares Lessee Agreement and Lares Lessor Agreement (including all amendments and supplements thereto) as in effect on the date hereof has heretofore been made available to Mercury.

(b)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, (i) (x) Lares or the Lares Subsidiaries have good and valid title to the Lares Owned Property, and a valid leasehold interest in, subleasehold interest in, or other occupancy right with respect to, the Lares Leased Property, sufficient to allow each of Lares and the Lares Subsidiaries to conduct their business as currently conducted, and (y) there are no existing, pending, or to the Knowledge of Lares, threatened condemnation, eminent domain or similar proceedings affecting any of the Lares Real Property, and (ii) with respect to each of the Lares Lessee Agreements and Lares Lessor Agreements, (x) such Lares Lessee Agreement or Lares Lessor Agreement is valid and binding on Lares or the Lares Subsidiaries, as applicable, (y) none of Lares or any of the Lares Subsidiaries or, to the Knowledge of the Lares, any other party to such Lares Lessee Agreement or Lares Lessor Agreement, is in breach or violation of, or in default under, such Lares Lessee Agreement or Lares Lessor Agreement and (z) to the Knowledge of Lares, no event has occurred which would result in such a breach or violation of, or a default under, such Lares Lessee Agreement or Lares Lessor Agreement.

(c)     Each of Lares and the Lares Subsidiaries, in respect of all of its material properties, assets and other rights that do not constitute the Lares Real Property (other than Intellectual Property), (i) has good and valid title to all properties reflected in its books and records as owned by it free and clear of all Liens (other than Permitted Liens) and (ii) owns, has valid leasehold interests in or valid contractual rights to use, in all material respects, all of such properties, assets and other rights, tangible and intangible (other than Intellectual Property) used by its business, in each case, except for Permitted Liens.

Section 3.16     Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, (i) Lares and each of the Lares Subsidiaries (1) is in compliance in all respects with all applicable Environmental Laws and (2) has obtained all Environmental Permits necessary for their operations as currently conducted, each of which is valid and in good standing, and has timely made all appropriate filings for issuance of such Environmental Permits; (ii) there have been no Releases of any Hazardous Materials at any real property currently owned, leased, operated or controlled by Lares or any of the Lares Subsidiaries or, to the Knowledge of Lares, at any real property formerly owned, leased, operated or controlled by Lares (including its predecessor Lares TV) or any of the Lares Subsidiaries, in each case, that are reasonably likely to impose liability or other obligations on Lares or any of the Lares Subsidiaries under any Environmental Laws for any investigation, corrective action, remediation or monitoring with respect to such Releases; (iii) there are no Environmental Claims pending or, to the Knowledge of Lares, threatened against Lares or any of the Lares Subsidiaries; (iv) neither Lares nor any of the Lares Subsidiaries is party to any agreement, order, judgment, or decree by or with any Governmental Entity or third party imposing any liability or obligation on Lares or any Lares Subsidiary under any Environmental Law; and (v) neither Lares nor any of the Lares Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to form the basis of any Environmental Claim, or any liability under any Environmental Law, against Lares or any of the Lares Subsidiaries.

Section 3.17     State Takeover Laws. Assuming the accuracy of the representation and warranty set forth in Section 4.27, the Lares Board has taken all action required to be taken by the Lares Board to exempt this Agreement and the transactions contemplated hereby from any applicable “business combination” or any other takeover or anti-takeover statute under Delaware Law.

Section 3.18     Internal Controls.

(a)     The books and records of Lares (including its predecessor Lares TV) and its Subsidiaries are and have been, since January 1, 2011, prepared and maintained in all material respects in a manner adequate for preparing audited financial statements in accordance with GAAP. Lares and its Subsidiaries have established and maintain internal control over financial reporting (as defined in and in accordance with the requirements of Rule 13a-15(f) of the Exchange Act) effective to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) all transactions are executed in accordance with management’s general or specific authorization, and (ii) access to their property and assets is permitted only in accordance with management’s general or specific authorization. With respect to the consolidated financial statements (including any related notes) contained or incorporated by reference in the Lares SEC Documents, since January 1, 2011, there have been no material weaknesses or significant deficiencies identified in writing by Lares’ (including its predecessor, Lares TV’s) independent registered public accountants or any material weaknesses or significant deficiencies identified in writing by Lares (including its predecessor, Lares TV) and reported to the Lares Board (including the board of directors of its predecessor Lares TV) in the design or operation of internal controls of financial reporting utilized by Lares (including its predecessor Lares TV) or any of its Subsidiaries (including its predecessor, Lares TV).

(b)     Since January 1, 2011, (i) neither Lares (including its predecessor Lares TV) nor any of its Subsidiaries nor any of their respective directors or executive officers has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim in writing regarding the accounting or auditing practices, procedures, methodologies or methods of Lares (including its predecessor Lares TV) or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Lares (including its predecessor Lares TV) or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Lares (including its predecessor Lares TV) or any of its Subsidiaries, whether or not employed by Lares (including its predecessor Lares TV) or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Lares (including its predecessor Lares TV) or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Lares Board or any committee thereof or to the General Counsel or Chief Executive Officer of Lares (including its predecessor, Lares TV).

Section 3.19     Insurance. Lares has made available to Mercury copies of all material insurance policies covering the assets, businesses, equipment, properties, operations, employees, officers and directors of Lares and its Subsidiaries as of the date of this Agreement, a list of which is set forth on Section 3.18(a) of the Lares Disclosure Letter. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, each such policy is in full force and effect and enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies). All premiums payable under all such policies have been paid or accrued, when due or within applicable grace periods, and Lares and its Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of all such policies.

Section 3.20     Intellectual Property.

(a)     Section 3.20(a) of the Lares Disclosure Letter sets forth a true, correct and complete list of patents and trademarks that are owned by and material to Lares or the Lares Subsidiaries and that are registered or subject to pending applications for registration. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, Lares or the Lares Subsidiaries own all right, title and interest in and to, free of all Liens other than Permitted Liens, or have a right to use, all Intellectual Property necessary for the conduct of the businesses of Lares and the Lares Subsidiaries taken as a whole as conducted as of the date of this Agreement (the “Lares IP”). To the Knowledge of Lares, (i) each material registration included in Lares IP and set forth in Section 3.20(a) of the Lares Disclosure Letter is valid and enforceable and (ii) each material registration and material pending application for registration included in Lares IP and set forth in Section 3.20(a) of the Lares Disclosure Letter is subsisting.

(b)     To the Knowledge of Lares, (i) no Lares IP owned by Lares or a Lares Subsidiary is being infringed, misappropriated or otherwise violated by any third party and (ii) neither Lares nor any Lares Subsidiary is infringing, misappropriating or otherwise violating any Intellectual Property owned by any third party, in each case with respect to clauses (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to result in a material liability for Lares or any Lares Subsidiary. To the Knowledge of Lares, (A) neither Lares nor any Lares Subsidiary has received notice of any claim alleging that Lares or any Lares Subsidiary is infringing, misappropriating or otherwise violating any Intellectual Property owned by any third party during the past year, and (B) there are no claims against Lares or any Lares Subsidiary presently pending, or threatened, alleging infringement, misappropriation or other violation of any third-party Intellectual Property. Neither Lares nor any Lares Subsidiary is a party to any outstanding Order that restricts, in a way material to the business of Lares and the Lares Subsidiaries, the use or ownership of any Lares IP owned or purported to be owned by Lares or any Lares Subsidiary, and, to the Knowledge of Lares, neither Lares nor any Lares Subsidiary is otherwise subject to any such outstanding Order.

(c)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares, to the Knowledge of Lares, there is no pending, or threatened in writing, claim or dispute regarding or disputing the ownership, registrability or enforceability, or use by Lares or any Lares Subsidiary, of any Lares IP owned or purported to be owned by Lares or a Lares Subsidiary, excluding any office actions issued by a relevant Governmental Entity in the ordinary course of prosecution of any applications for registration of any Intellectual Property.

Section 3.21     Related Party Transactions. Except for Contracts, transactions and other arrangements that are solely among Lares and its wholly owned Subsidiaries, or that relate solely to director or employee compensation and/or benefits in the ordinary course of business, no (x) officer or director of Lares or any of its Subsidiaries, or (y) to the Knowledge of Lares, Affiliate of Lares or any of such Affiliate’s Subsidiaries, or officer or director of such Affiliate, (i) is a party to any Contract, transaction or other arrangement with Lares or any of its Subsidiaries or has any interest in any property or asset of Lares or any of its Subsidiaries, or (ii) to the Knowledge of Lares, beneficially owns a controlling equity interest in a party of the type described in clause (i) above, in the case of clause (i) and (ii), that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Lares SEC Documents (any Contract, transaction or other arrangement of the type described in the preceding sentence, a “Lares Related Party Transaction”).

Section 3.22     Disclosure. None of the information supplied or to be supplied by or on behalf of Lares (a) for inclusion or incorporation by reference in the Form S-4 (including the Joint Proxy Statement/Prospectus) or (b) pursuant to Section 6.12 or Section 6.19 will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided that no representation is made by Lares with respect to statements made or incorporated by reference in the Form S-4 (including the Joint Proxy Statement/Prospectus), based on information supplied by Mercury for inclusion or incorporation by reference therein.

Section 3.23     Certain Business Practices. Since December 31, 2012, none of Lares or any of its Subsidiaries, and (to the Knowledge of Lares) no director, officer, employee or agent of any of Lares or its Subsidiaries with respect to any matter relating to any of Lares or its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, as amended, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lares.

Section 3.24     Vote Required. The affirmative vote of (a) holders of a majority of the votes entitled to be cast by the holders of the outstanding Lares Class A Shares and the Lares Class C Shares, voting together as a single class, and (b) holders of a majority of the outstanding Lares Class B Shares, voting as a single class (collectively, the “Required Lares Vote”), are the only votes of the holders of any class or series of Lares’ limited liability company interests, necessary to adopt this Agreement.

Section 3.25     MVPD Matters. Section 3.25 of the Lares Disclosure Letter contains, as of the date hereof, a list of all retransmission consent agreements with MVPDs with more than 10,000 paid subscribers with respect to each Lares Station. To the Knowledge of Lares, Lares or the applicable Lares Subsidiaries have entered into retransmission consent agreements with respect to each MVPD with more than 10,000 paid subscribers in any of the Lares Stations’ Markets. Since December 31, 2012 and until the date hereof, (x) no such MVPD has provided written notice to Lares (including its predecessor Lares TV) or any Lares Subsidiary of any material signal quality issue or has failed to respond to a request for carriage or, to the Knowledge of Lares, sought any form of relief from carriage of a Lares Station from the FCC and (y) neither Lares (including its predecessor Lares TV) nor any Lares Subsidiary has received any written notice from any such MVPD of such MVPD’s intention to delete a Lares Station from carriage or to change such Lares Station’s channel position.

Section 3.26     Opinion of Financial Advisor. The Lares Board has received the opinion of JPM, to the effect that, as of the date of this Agreement and subject to the assumptions, qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of Lares Common Shares (other than Lares Cancelled Shares and Lares Dissenting Shares) in the Second Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. Lares will, following the execution of this Agreement, make available to Mercury, solely for informational purposes, a signed copy of such opinion.

Section 3.27     Lares Ownership of Mercury Capital Stock. As of the date hereof, neither Lares nor any Lares Subsidiary “beneficially owns” (as such term is defined in Articles 14 and 14.1 of the VSCA) any shares of capital stock of Mercury or any rights to purchase or otherwise acquire any shares of capital stock or any other equity securities of Mercury, or any securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such securities. During the three (3) year period prior to the date of this Agreement, neither Lares nor any Lares Subsidiary “beneficially owned” (as such term is defined in Articles 14 and 14.1 of the VSCA) 10% or more of the outstanding shares of any class of Mercury Common Stock.

Section 3.28     Lares Non-Managed Companies and Lares Licensees. Mercury acknowledges that Lares neither controls, nor necessarily has knowledge concerning the operations of, the Lares Licensee Companies or the Lares Non-Managed Companies. Accordingly, the information provided in the Lares Disclosure Letter respecting the Lares Licensee Companies and the Lares Non-Managed Companies may be incomplete or inaccurate, but solely as a matter of contract risk allocation, and taking into account the materiality qualifiers set forth therein, Lares has nevertheless agreed to make the representations and warranties respecting the Lares Licensee Companies and the Lares Non-Managed Companies on the condition that Mercury acknowledge the limited amount of information available to Lares respecting the Lares Licensee Companies and the Lares Non-Managed Companies.

Section 3.29     No Other Lares Representations and Warranties. Except for the representations and warranties made by Lares in this Article III (as qualified by the applicable items disclosed in the Lares Disclosure Letter) or in any other Transaction Document, neither Lares nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Lares or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Lares or its Subsidiaries or any other matter furnished or provided to Mercury or made available to Mercury in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby. Lares and the Lares Subsidiaries disclaim any other representations or warranties, whether made by the Lares Shareholders, Lares, any Lares Subsidiary or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Article III (as qualified by the applicable items disclosed in the Lares Disclosure Letter), Lares and its Affiliates hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Mercury or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Mercury by any director, officer, employee, agent, consultant, or representative of the Lares Shareholders, Lares, any Lares Subsidiary or any of their respective Affiliates). Mercury acknowledges and agrees that, except for the representations and warranties made by Lares in this Article III (as qualified by the applicable items disclosed in the Lares Disclosure Letter) or in any other Transaction Document, neither Lares nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect with respect to or on behalf of Lares or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Lares or its Subsidiaries or any other matter furnished or provided to Mercury or made available to Mercury in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby. Mercury specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Lares and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MERCURY

Except (a) as specifically disclosed in a correspondingly numbered section of the disclosure letter (the “Mercury Disclosure Letter”) delivered by Mercury to Lares prior to the execution of this Agreement (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Mercury Disclosure Letter shall be deemed disclosed with respect to any section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face), or (b) as disclosed in the Mercury SEC Documents publicly filed with the SEC prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), Mercury hereby represents and warrants to Lares, as follows:

Section 4.1     Corporate Organization.

(a)     Mercury is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia, New Holdco is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia, Merger Sub 1 is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia and Merger Sub 2 is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Mercury has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, except where the failure to have such power or authority or to be so licensed or qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Mercury.

(b)     Complete copies of the articles of incorporation and bylaws of Mercury (the “Mercury Organizational Documents”), as in effect as of the date of this Agreement, have been made available to Lares.

(c)     Each of Mercury’s Subsidiaries (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all requisite corporate or comparable power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except where the failure to be so duly organized, validly existing, duly licensed or qualified or to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Mercury. Section 4.1(c) of the Mercury Disclosure Letter sets forth as of the date of this Agreement the name of each Mercury Subsidiary, the percentage ownership represented by such capital stock or other equity ownership interest and the jurisdiction of incorporation or formation of such Mercury Subsidiary.

(d)     Each of New Holdco, Merger Sub 1 and Merger Sub 2 was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the equity interests of New Holdco are owned directly by Mercury and all of the equity interests of Merger Sub 1 and Merger Sub 2 are owned directly by New Holdco. Except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement (including the Transaction Financing), New Holdco and Merger Sub 1 have not, and will not have prior to the First Merger Effective Time, and Merger Sub 2 has not, and will not have prior to the Second Merger Effective Time, incurred, directly or indirectly through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(e)     As of the date of this Agreement, Mercury does not hold any interests, either directly or indirectly, in any other entities (other than the shares or other equity interests in Subsidiaries of Mercury as set forth on Schedule 4.1(c) of the Mercury Disclosure Letter).

Section 4.2     Capitalization.

(a)     As of the date of this Agreement, the authorized capital stock of Mercury consists solely of 400,000,000 shares of Mercury Voting Common Stock, 400,000,000 shares of Mercury Non-Voting Common Stock, and 50,000,000 shares of Preferred Stock, with no par value (“Mercury Preferred Stock”). As of the close of business on the Capitalization Date, 87,733,937 shares of Mercury Voting Common Stock were issued and outstanding and 828,885 shares of Mercury Non-Voting Common Stock were issued and outstanding and no shares of Mercury Preferred Stock were issued and outstanding. From the close of business on the Capitalization Date through date hereof, there have been no issuances of shares of capital stock of Mercury other than (i) issuances of Mercury Voting Common Stock upon the conversion of Mercury Non-Voting Common Stock or issuances of Mercury Non-Voting Common Stock upon the conversion of Mercury Voting Common Stock, or (ii) issuances of Mercury Voting Common Stock pursuant to the exercise of Mercury Stock Options or the settlement of Mercury Equity Grants outstanding as of the Capitalization Date. As of the Capitalization Date, no shares of Mercury Voting Common Stock or Mercury Non-Voting Common Stock were owned, directly or indirectly, by Mercury or any of Mercury’s Subsidiaries. All of the issued and outstanding shares of Mercury Voting Common Stock and Mercury Non-Voting Common Stock have been duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights, and have been issued in compliance with all applicable securities Laws. The shares of New Holdco Voting Common Stock to be issued pursuant to the First Merger and the Second Merger, when issued to the Lares Shareholders pursuant to this Agreement, shall be validly issued, fully paid, non-assessable and free and clear of any Liens and shall not have been issued in violation of any preemptive rights. Except pursuant to this Agreement, except as set forth in Section 4.2(b) and except for the conversion rights of holders of Mercury Common Stock set forth in the Mercury Organizational Documents, as of the date of this Agreement, none of Mercury or any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance of any shares of capital stock or any other equity securities of Mercury or any rights to purchase or otherwise receive any shares of capital stock or any other equity securities of Mercury, or any securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such securities. Except as set forth in Section 4.2(b), as of the date of this Agreement, there are no options, restricted stock or other equity-based awards issued by Mercury or any Mercury Subsidiary currently outstanding under the Mercury Benefit Plans or otherwise. There are no outstanding bonds, debentures, notes or other Indebtedness of Mercury having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of capital stock of Mercury may vote. Except as set forth in Section 4.2(b) of the Mercury Disclosure Letter, there are no outstanding agreements or other obligations of Mercury or any of its Subsidiaries requiring the registration for sale of any shares of Mercury Voting Common Stock, Mercury Non-Voting Common Stock, Mercury Preferred Stock or other equity interests in Mercury or any of its Subsidiaries.

(b)     Section 4.2(b) of the Mercury Disclosure Letter sets forth, as of the Capitalization Date, the outstanding options to purchase shares of Mercury Voting Common Stock issued under the Mercury LTIP (“Mercury Stock Options”), the shares of restricted Mercury Voting Common Stock outstanding under the Mercury LTIP (“Mercury Restricted Stock”), and all deferred stock units outstanding under the Mercury Directors’ Deferred Compensation Plan (“Mercury DSUs”, and together with the Mercury Stock Options and Mercury Restricted Stock, the “Mercury Equity Grants”), indicating (x) with respect to each grant of Mercury Restricted Stock, the date of grant, the number of shares of Mercury Restricted Stock issued and any applicable vesting schedule, (y) with respect to each Mercury Stock Option, the date of grant, the number of shares of Mercury Voting Common Stock that are reserved with respect to such Mercury Stock Option and the exercise price thereof, the portion of each such Mercury Stock Option that is vested, any applicable vesting schedule and the expiration date, and (z) with respect to each grant of Mercury DSUs, the grant date and the number of Mercury DSUs outstanding. Since the close of business on the Capitalization Date, no Mercury Equity Grants have been issued, made or granted, except as expressly permitted by Section 5.3(d).

(c)     Except as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Mercury, (x) all of the issued and outstanding shares of capital stock or other equity ownership interests of each Mercury Subsidiary, other than the Mercury Licensee Companies, are owned by Mercury, either directly or through ownership of another wholly owned Mercury Subsidiary, free and clear of any Liens (other than Permitted Liens), and all of such shares or equity ownership interests are duly authorized and validly issued, are fully paid, nonassessable, and free of preemptive rights and have been issued in compliance with all applicable securities Laws and (y) none of Mercury or any Mercury Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance of any shares of capital stock or any other equity security of any Mercury Subsidiary or any rights to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary, or any securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such securities.

Section 4.3     Authority; No Violation.

(a)     Each of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2 has the requisite corporate or limited liability company, as the case may be, power and authority to execute and deliver this Agreement, approve and adopt the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Mercury Board and the Board of Directors of Merger Sub 1. Except for the Required Mercury Vote, the calling of the Mercury Shareholder Meeting, the Merger Sub 2 Member Approval, the filing of the Mercury Charter Amendment with the VSCC and the filing of the Plan of Merger and the Articles of First Merger with the VSCC, no corporate proceedings on the part of Mercury, New Holdco, Merger Sub 1 or Merger Sub 2 or vote, consent or approval of the shareholders or members of Mercury, New Holdco, Merger Sub 1 or Merger Sub 2 are necessary to approve this Agreement or the Plan of Merger or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by each of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2 and (assuming due authorization, execution and delivery by Lares) constitutes the valid and binding obligation of each of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2, enforceable against each of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2 in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies). On or prior to the date hereof, the Mercury Board unanimously adopted resolutions (a) determining that this Agreement, the Mercury Charter Amendment, the Plan of Merger and the transactions contemplated hereby and thereby, including the Mergers and the New Holdco Share Issuance are advisable, fair to, and in the best interests of, Mercury and the Mercury Shareholders, (b) adopting the Plan of Merger and the Mercury Charter Amendment, (c) approving the New Holdco Share Issuance, and (d) subject to the terms and conditions of Section 6.11 of this Agreement, recommending that the holders of shares of Mercury Voting Common Stock vote to approve the Mercury Charter Amendment and the New Holdco Share Issuance.

(b)     None of the execution and delivery of this Agreement, the Plan of Merger or any of the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Mercury, New Holdco, Merger Sub 1 or Merger Sub 2 with any of the terms or provisions hereof or thereof, will (i) violate (A) any provision of the Mercury Organizational Documents, (B) any provision of New Holdco’s articles of incorporation or bylaws, (C) any provision of Merger Sub 1’s articles of incorporation or bylaws, or (D) any provision of the certificate of formation or limited liability company agreement of Merger Sub 2, or (ii) assuming that the consents, approvals and filings referred to in clauses (i) through (iv) of Section 4.5 are duly obtained and/or made, (A) violate any Law or Order applicable to Mercury, New Holdco, Merger Sub 1 or Merger Sub 2 or any of Mercury’s other Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, require any consent under, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or change adversely any right or obligation under any of the terms, conditions or provisions of any Contracts to which Mercury or any of Mercury’s Subsidiaries is a party, or (C) result in the creation of any Lien (other than a Permitted Lien) upon any of the respective properties or assets of Mercury or any of Mercury’s Subsidiaries, except with respect to clause (ii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Mercury.

Section 4.4     SEC Filings. Since January 1, 2013, Mercury has filed with the SEC all forms, reports and filings required to be filed or furnished by it with the SEC under the Securities Act and Exchange Act (all forms, reports and filings filed or furnished by Mercury since January 1, 2013, the “Mercury SEC Documents”). As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Mercury SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of the Mercury SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.5     Consents and Approvals. None of the execution and delivery of this Agreement, the Plan of Merger or any of the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by any of the parties to such agreements with any of the terms or provisions hereof or thereof will require Mercury or any of its Affiliates to make, deliver or obtain any notice or Permit with, to or from any Governmental Entity prior to or as of the Second Merger Effective Time in connection with the execution and delivery of this Agreement and any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of (A) the Mercury Charter Amendment with, and the issuance of the certificate of amendment or restatement by, the VSCC and (B) the Plan of Merger and Articles of First Merger with, and the issuance of the certificate of merger by, the VSCC, (ii) any notices or filings under the HSR Act, (iii) the filing of the FCC Applications and obtaining the FCC Consent, together with any reports, or informational filings required in connection therewith under the Communications Act and the FCC Rules, (iv) any filings under the Securities Act and the Exchange Act, including the Joint Proxy Statement/Prospectus and Form S-4, or pursuant to the rules of the NYSE, and (v) any such notice or Permit the failure of which to make, deliver or obtain would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Mercury and would not be reasonably likely to prevent or materially delay the consummation by Mercury of the Mergers.

Section 4.6     Financial Statements. The consolidated financial statements of Mercury and its Subsidiaries contained in the Mercury SEC Documents have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods presented, except as otherwise noted therein and, subject, in the case of interim unaudited financial statements, to the absence of footnotes and normal year-end adjustments which will not be material, either individually or in the aggregate. Such consolidated financial statements fairly present, in all material respects the consolidated financial position of Mercury and its subsidiaries as of the dates thereof and the consolidated results of their operations, cash flow and changes in their stockholders equity for the periods reflected therein, except as otherwise noted therein and, subject, in the case of interim unaudited financial statements, to the absence of footnotes and normal year-end adjustments which will not be material, either individually or in the aggregate. Such consolidated financial statements complied, as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), in all material respects with published rules and regulations of the SEC with respect thereto. Such consolidated financial statements have been prepared from, and are in accordance with, the books and records of Mercury and its Subsidiaries.

Section 4.7     Broker’s Fees. Neither Mercury nor any Mercury Subsidiary has employed any broker, investment banker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees or other similar fees or commissions in connection with the Mergers or other transactions contemplated by this Agreement or the other Transaction Documents, other than RBC Capital Markets, LLC (“RBC”), and the agreement with respect to such engagement has previously been made available to Lares.

Section 4.8     Absence of Certain Changes or Events. Between December 31, 2013 and the date hereof, (i) Mercury and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, and (ii) none of Mercury or its Subsidiaries has taken any action that would require the consent of Lares pursuant to Section 5.3 had such action occurred after the date of this Agreement and prior to the Closing. Between December 31, 2013 and the date hereof, there has not been any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Mercury.

Section 4.9     Legal Proceedings. Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Mercury, there are no (i) Actions pending (or, to the Knowledge of Mercury, threatened) against Mercury or any of its Subsidiaries, or any of their respective properties, at law or in equity, or (ii) Orders against Mercury or any of its Subsidiaries or any of their respective properties.

Section 4.10     Taxes.

(a)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury: (i) Mercury and each of its Subsidiaries have timely filed all Tax Returns that were required to be filed, and all such Tax Returns were correct and complete in all respects and prepared in compliance with applicable Laws; (ii) Mercury and each of its Subsidiaries have paid in full on a timely basis all Taxes due and payable, whether or not shown on any Tax Return, and have made adequate provision in accordance with GAAP for any Taxes not yet payable; (iii) Mercury and each of its Subsidiaries have complied in all respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), including with respect to payments made to any employee, independent contractor, creditor, stockholder or other third party, and have timely collected, deducted or withheld and paid over to the appropriate Governmental Entity all amounts required to be so collected, deducted or withheld and paid over in accordance with applicable Laws; (iv) there is no outstanding assessment or deficiency of Tax asserted in writing against Mercury or any of its Subsidiaries; (v) neither Mercury nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Mercury or the Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction; (vi) there are no Liens with respect to Taxes upon any of the assets or properties of Mercury or any of its Subsidiaries, other than Permitted Liens; (vii) neither Mercury nor any of its Subsidiaries is a party to, is bound by or has an obligation under any Tax indemnity, Tax sharing, Tax allocation or similar agreement; and (viii) neither Mercury nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period (or portion thereof) ending after the Closing Date of as a result of any (A) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or non-U.S. Law) for a taxable period ending on or before the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) installment sale, intercompany transaction or open transaction disposition made or entered into on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date, or (E) election by Mercury or any of its Subsidiaries under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law).

(b)     Neither Mercury nor any of its Subsidiaries: (i) has waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect; (ii) has requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed; (iii) has executed or filed any power of attorney with any taxing authority, which is still in effect; (iv) has any liability for any Taxes of any Person (other than Mercury or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), as a transferee or successor, by contract or otherwise; or (v) is subject to a private letter ruling of the IRS or comparable rulings of any other taxing authority. No examination or audit of any Tax Return of Mercury or any of its Subsidiaries, or with respect to any Taxes due from Mercury or any of its Subsidiaries, by any taxing authority is in progress or threatened.

(c)     Mercury and each of its Subsidiaries have made available to Lares complete and accurate copies of all U.S. federal and applicable state and local income and other material Tax Returns filed for taxable years ending on or after, and other material reports or agreements to the extent they relate to Taxes (which could include examination reports, closing agreements, settlement agreements and statements of deficiencies assessed against or agreed to by Mercury or any of its Subsidiaries) received or entered into since, December 31, 2010.

(d)     Neither Mercury nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Mercury).

(e)     Mercury has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(f)     Neither Mercury nor any of its Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of Mercury or any of its Subsidiaries been distributed in a transaction to which Section 355 of the Code applies.

(g)     Neither Mercury nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4, or any other “reportable transaction” within the meaning of such Treasury Regulation.

(h)     Neither Mercury nor any of its Subsidiaries has taken or agreed to take any action nor is Mercury aware of any agreement, plan or other circumstance that would prevent the First Merger and the Second Merger, taken together, from qualifying as a transaction described in Section 351 of the Code.

(i)     As of December 31, 2013, the Mercury consolidated group had net operating loss carryforwards of approximately $225 million attributable to New Young Broadcasting Holding Co., Inc. and its subsidiaries prior to the 2013 Merger and approximately $360 million attributable to Mercury and its subsidiaries prior to the 2013 Merger (collectively, the “Mercury Group NOL Carryforwards”). None of the Mercury Group NOL Carryforwards is subject to limitation under Treasury Regulations Sections 1.1502-15 or 1.1501-21. As of the date of this Agreement (x) the Mercury Group NOL Carryforwards are subject to limitation under Section 382 of the Code and (y) the limitations are such that substantially all of the Mercury Group NOL Carryforwards are expected to be available for use prior to their expiration.

Section 4.11     Employee Benefits.

(a)     Section 4.11(a) of the Mercury Disclosure Letter includes a complete list of all material Mercury Benefit Plans and all Material Mercury Employment Agreements.

(b)     With respect to each Mercury Benefit Plan, Mercury has delivered or made available to Lares a true, correct and complete copy of: (i) each writing constituting a part of such Mercury Benefit Plan; (ii) the current summary plan description, if any (in each case, whether or not required to be furnished under ERISA); (iii) the most recent annual financial report, if any; (iv) the most recent actuarial report, if any; (v) the most recent determination letter from the IRS, if any; (vi) each trust agreement, group annuity contract, group insurance contract, administrative service agreement, fidelity bond, and fiduciary liability insurance policy relating to any such Mercury Benefit Plan, if any; (vii) the most recent nondiscrimination test reports for each applicable Mercury Benefit Plan; and (viii) all material communications received in writing from or sent to the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other Governmental Entity. Mercury has delivered or made available to Lares a correct and complete copy of each Material Mercury Employment Agreement.

(c)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, all contributions required to be made to any Mercury Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable prior to the Closing with respect to insurance policies funding any Mercury Benefit Plan have been, or by the Closing will have been, timely made or paid in full.

(d)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, (i) with respect to each Mercury Benefit Plan and Mercury Employment Agreement, Mercury and its Subsidiaries have complied, and are now in compliance, in all respects, with all provisions of ERISA, the Code and all Laws and regulations applicable to such Mercury Benefit Plans, (ii) each Mercury Benefit Plan and Mercury Employment Agreement has been administered in all respects in accordance with its terms, (iii) none of Mercury, its Subsidiaries and its ERISA Affiliates nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which would reasonably be expected to subject any of the Mercury Benefit Plans or their related trusts, Mercury, any of its Subsidiaries, any of its ERISA Affiliates or any person that Mercury or any of its Subsidiaries or ERISA Affiliates has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA, and (iv) Mercury does not have any liability for any excise tax imposed by any Section of Chapter 43 of the Code.

(e)     Section 4.11(e) of the Mercury Disclosure Letter identifies each Mercury Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Mercury Qualified Plans”). The IRS has issued a favorable determination letter with respect to each Mercury Qualified Plan and the related trust that has not been revoked or Mercury is entitled to rely on a favorable opinion issued by the IRS, and, to the Knowledge of Mercury, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Mercury Qualified Plan or the related trust that cannot be corrected without material liability to Mercury.

(f)     Section 4.11(f) of the Mercury Disclosure Letter lists each Mercury Benefit Plan that is subject to Title IV of ERISA or Section 412 or Section 430 of the Code (each, a “Mercury Pension Plan”). With respect to each Mercury Pension Plan, (i) such plan is not in “at risk status” as defined in Section 430(i) of the Code; and (ii) each such plan satisfies the minimum funding standards under Sections 412 and 302 of the Code and ERISA, respectively, and no waiver of such funding has been sought or obtained. No liability under Title IV of ERISA, Section 302 of ERISA or Section 412 or Section 430 of the Code has been or is reasonably expected to be incurred by Mercury or any of its ERISA Affiliates (other than for the payment of premiums, and there are no premium payments which have become due that are unpaid).

(g)     No Mercury Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan and none of Mercury and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six (6) years, (i) contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or (ii) incurred, or reasonably expects to incur, any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan.

(h)     Mercury and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to Mercury and its Subsidiaries. No Mercury Benefit Plan is a “funded welfare plan” within the meaning of Section 419 of the Code. Except as would not individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, any Mercury Benefit Plan or Mercury Employment Agreement that provides deferred compensation that is subject to Section 409A of the Code has been operated and maintained in substantial compliance with, and the document(s) evidencing such plan substantially comply with, Section 409A of the Code, including all guidance and regulations issued thereunder.

(i)     Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Mercury or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, or (iv) result in any payment or benefit that will or may be made by Mercury or its Subsidiaries that may be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from Mercury or any of its Subsidiaries as a result of the imposition of the excise taxes required by section 4999 of the Code or any taxes required by section 409A of the Code.

(j)     Section 4.11(j) of the Mercury Disclosure Letter contains a true and complete list of all collective bargaining agreements, memoranda of understanding or other tariff, trade, union, collective or similar agreements or arrangements to which Mercury or any of its Subsidiaries is a party or to which any of their current or former employees is subject (collectively, the “Mercury Labor Agreements”). Mercury has provided or made available to Lares true and complete copies of each Mercury Labor Agreement. No material labor strike or organized work stoppage against Mercury or any of its Subsidiaries has occurred during the past two (2) years, is currently occurring, or, to the Knowledge of Mercury, is threatened. There are no material disputes pending or, to the Knowledge of Mercury, threatened, between Mercury or any of its Subsidiaries and any of their employees, directors, consultants or independent contractors. No labor organization or group of employees of Mercury or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Mercury, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of Mercury, there are no current union organization activities or representation questions involving employees, of Mercury or any of its Subsidiaries.

(k)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, each of Mercury and its Subsidiaries is in compliance with all Mercury Labor Agreements and applicable Laws respecting employment and employment practices, immigration, terms and conditions of employment, discrimination, workers’ compensation, wages and hours, the collection and payment of withholding or social security taxes, and occupational safety and health.

(l)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, none of Mercury or any of its Subsidiaries has any liability with respect to any misclassification of any person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by Mercury or any of its Subsidiaries (each, a “Mercury Contingent Worker”) and no Mercury Contingent Worker has been improperly excluded from any Mercury Benefit Plan.

(m)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, there are no pending or, to the Knowledge of Mercury, threatened, actions, suits or claims with respect to any Mercury Benefit Plan or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Mercury Benefit Plan), other than ordinary course claims for benefits brought by participants or beneficiaries. There are no audits, inquiries or proceedings pending or, to the Knowledge of Mercury, threatened, by the IRS, Department of Labor, or other Governmental Entity with respect to any Mercury Benefit Plan.

Section 4.12     Compliance with Law; Permits.

(a)     Mercury and each of its Subsidiaries is in compliance with and is not in default under or in material violation of any applicable Law applicable to any of them or any of their respective businesses or operations (other than Tax Laws, which are the subject of Section 4.10), except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury.

(b)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, (i) Mercury and its Subsidiaries have all Permits that are reasonably necessary to enable Mercury and its Subsidiaries to carry on their businesses as they are now being conducted, (ii) all such Permits are in full force and effect, and (iii) Mercury and its Subsidiaries are not in violation or breach of, or default under, any of the terms and conditions of its Permits.

(c)     The Mercury Subsidiaries identified on Section 4.12(c) of the Mercury Disclosure Letter are the holders of the Mercury FCC Licenses identified thereon, which constitute all of the Mercury FCC Licenses of the Mercury Stations. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, the Mercury FCC Licenses are in effect in accordance with their terms and have not been revoked, suspended, canceled, rescinded, terminated or expired. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, Mercury or the Mercury Subsidiaries (i) operate each Mercury Station and have operated each Mercury Station in compliance with the Communications Act and the FCC Rules and the applicable Mercury FCC Licenses, (ii) have timely filed all material registrations and reports required to have been filed with the FCC relating to the Mercury FCC Licenses, (iii) have paid or caused to be paid all FCC regulatory fees due in respect of each Mercury Station, and (iv) have completed or caused to be completed the construction of all facilities or changes contemplated by any of the Mercury FCC Licenses or construction Permits issued to modify the Mercury FCC Licenses. To the Knowledge of Mercury, there are no material applications, petitions, proceedings, or other material actions, complaints or investigations, pending or threatened before the FCC relating to the Mercury Stations, other than proceedings affecting broadcast stations generally. Except as may be permitted by Section 6.3(f)(iii), none of Mercury or the Mercury Subsidiaries, nor any of the Mercury Stations, has entered into a tolling agreement or otherwise waived any statute of limitations relating to the Mercury Stations during which the FCC may assess any fine or forfeiture or take any other action or agreed to any extension of time with respect to any FCC investigation or proceeding. There is not (i) pending or, to the Knowledge of Mercury, threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any such Mercury FCC License (other than proceedings to amend the FCC Rules of general applicability) or (ii) issued or outstanding, by or before the FCC, any (A) order to show cause, (B) notice of violation, (C) notice of apparent liability, or (D) order of forfeiture, in each case, against the Mercury Stations, Mercury or any Mercury Subsidiary with respect to the Mercury Stations that would reasonably be expected to result in any action described in the foregoing clause (i) with respect to such Mercury FCC Licenses. The Mercury FCC Licenses have been issued for the terms expiring as indicated on Section 4.12(c) of the Mercury Disclosure Letter and the Mercury FCC Licenses are not subject to any material condition except for those conditions appearing on the face of the Mercury FCC Licenses and conditions applicable to broadcast licenses generally or otherwise disclosed in Section 4.12(c) of the Mercury Disclosure Letter. Except as set forth in Section 4.12(c) of the Mercury Disclosure Letter, neither Mercury’s entry into this Agreement nor the consummation of the transactions contemplated hereby will require any grant or renewal of any waiver granted by the FCC applicable to Mercury or for any of the Mercury Stations.

Section 4.13     Certain Contracts.

(a)     Except for this Agreement and the Transaction Documents and any agreements contemplated hereby or thereby, as of the date hereof, neither Mercury nor any of its Subsidiaries is a party to or bound by:

(i)     any Contract relating to material Indebtedness of Mercury or any of its Subsidiaries (other than such Contracts between Mercury and its wholly owned Subsidiaries);

(ii)     any Contract under which Mercury or any of its Subsidiaries has directly, or indirectly, made any loan, capital contribution or other investment in, any Person (other than (w) any such Contract pursuant to which there are no outstanding obligations, (x) extensions of credit in the ordinary course of business, (y) investments in marketable securities in the ordinary course of business, and (z) investments by Mercury or its wholly owned Subsidiaries in wholly owned Subsidiaries of Mercury);

(iii)     any Contract that limits or purports to limit or restrict in any material respect the ability of Mercury or any of its Subsidiaries or Affiliates (including Lares and its Subsidiaries after the Second Merger) to compete in any business or geographic area;

(iv)     any material partnership, joint venture, limited liability company or similar Contract;

(v)     any Contract that is a local marketing agreement, joint sales agreement, shared services agreement or similar agreement;

(vi)     any Contract relating to Program Rights under which it would reasonably be expected that Mercury and its Subsidiaries would make annual payments of $250,000 or more during any twelve (12) month period or the remaining term of such Contract;

(vii)     any network affiliation Contract or similar Contract;

(viii)     any Contract relating to cable or satellite transmission or retransmission with MVPDs with more than 10,000 paid subscribers with respect to each Mercury Station;

(ix)     any material Barter Agreement;

(x)     any material Contract with a Governmental Entity;

(xi)     any Contract for the acquisition, sale, lease or license of any material business or properties or assets of or by Mercury or any of its Subsidiaries outside of the ordinary course of business (by merger, purchase or sale of assets or stock) entered into since July 1, 2010 or any Contract for any acquisition of any material business or properties or assets by Mercury or any of its Subsidiaries pursuant to which Mercury or any of its Subsidiaries has any outstanding “earn-out” or other obligation to pay consideration;

(xii)     any Contract governing a Mercury Related Party Transaction;

(xiii)     any Contract that would be a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) of Mercury;

(xiv)     any registration rights agreements with respect to securities of Mercury; or

(xv)     any other Contract or series of related Contracts under which it would reasonably be expected that Mercury and its Subsidiaries would receive or make annual payments of $1,000,000 or more during any twelve (12) month period or the remaining term of such Contract;

(the Contracts of the type described in clauses (i) through (xiv) above being referred to herein as the “Mercury Material Contracts”). Each Mercury Material Contract (including all amendments and supplements thereto) as in effect as of the date hereof has heretofore been made available to Lares.

(b)            Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, with respect to each of the Mercury Material Contracts, (i) except to the extent it has expired in accordance with its terms, such Mercury Material Contract is valid and binding on Mercury or the Mercury Subsidiaries, as applicable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies), (ii) none of Mercury or any of the Mercury Subsidiaries or, to the Knowledge of the Mercury, any other party to such Mercury Material Contract, is in material breach or material violation of, or in material default under, such Mercury Material Contract, and (iii) to the Knowledge of the Mercury, no event has occurred which would result in such a material breach or material violation of, or a material default under, such Mercury Material Contract.

Section 4.14     Undisclosed Liabilities. Neither Mercury nor any of its Subsidiaries has any Liabilities, except for (i) those Liabilities that are reflected, accrued or reserved against in the most recent consolidated balance sheet of Mercury included in Mercury’s Annual Report on Form 10-K for the year ended December 31, 2013 publicly filed with the SEC prior to the date hereof (including any notes thereto), (ii) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby, (iii) Liabilities incurred in the ordinary course since December 31, 2013, (iv) Liabilities under the terms of any Contracts (excluding any Liabilities arising from breaches of any such Contracts), Permits or applicable Law binding on Mercury or any of its Subsidiaries, and (v) Liabilities which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Mercury.

Section 4.15     Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, (i) Mercury and each of the Mercury Subsidiaries (1) is in compliance in all respects with all applicable Environmental Laws and (2) has obtained all Environmental Permits necessary for their operations as currently conducted, each of which is valid and in good standing, and has timely made all appropriate filings for issuance of such Environmental Permits; (ii) there have been no Releases of any Hazardous Materials at any real property currently owned, leased, operated or controlled by Mercury or any of the Mercury Subsidiaries or, to the Knowledge of Mercury, at any real property formerly owned, leased, operated or controlled by Mercury or any of the Mercury Subsidiaries, in each case, that are reasonably likely to impose liability or other obligations on Mercury or any of the Mercury Subsidiaries under any Environmental Laws for any investigation, corrective action, remediation or monitoring with respect to such Releases; (iii) there are no Environmental Claims pending or, to the Knowledge of Mercury, threatened against Mercury or any of the Mercury Subsidiaries; (iv) neither Mercury nor any of the Mercury Subsidiaries is party to any agreement, order, judgment, or decree by or with any Governmental Entity or third party imposing any liability or obligation on Mercury or any Subsidiary under any Environmental Law; and (v) neither Mercury nor any of the Mercury Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to form the basis of any Environmental Claim, or any liability under any Environmental Law, against Mercury or any of the Mercury Subsidiaries.

Section 4.16     Property.

(a)     Section 4.16(a) of the Mercury Disclosure Letter identifies, as of the date hereof:

(i)     all material real properties (by name and location) owned by Mercury or any Mercury Subsidiary (the “Mercury Owned Property”);

(ii)     all material leases, subleases and occupancy agreements for real properties and interests in real properties leased, subleased, occupied or operated by Mercury or any Mercury Subsidiary as lessee, sublessee or occupant (such properties, the “Mercury Leased Property” and such leases, subleases and occupancy agreements, the “Mercury Lessee Agreements”). The Mercury Owned Property and the Mercury Leased Property are referred to herein collectively as the “Mercury Real Property”; and

(iii)     all material leases, subleases and occupancy agreements for Mercury Real Property to which Mercury or any Mercury Subsidiary is a party as lessor, sublessor or other party granting an occupancy right (the “Mercury Lessor Agreements”). Each Mercury Lessee Agreement and Mercury Lessor Agreement (including all amendments and supplements thereto) as in effect on the date hereof has heretofore been made available to Lares.

(b)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, (i) (x) Mercury or the Mercury Subsidiaries have good and valid title to the Mercury Owned Property, and a valid leasehold interest in, subleasehold interest in, or other occupancy right with respect to, the Mercury Leased Property, sufficient to allow each of Mercury and the Mercury Subsidiaries to conduct their business as currently conducted, and (y) there are no existing, pending, or to the Knowledge of Mercury, threatened condemnation, eminent domain or similar proceedings affecting any of the Mercury Real Property and (ii) with respect to each of the Mercury Lessee Agreements and Mercury Lessor Agreements, (x) such Mercury Lessee Agreement or Mercury Lessor Agreement is valid and binding on Mercury or the Mercury Subsidiaries, as applicable, (y) none of Mercury or any of the Mercury Subsidiaries or, to the Knowledge of the Mercury, any other party to such Mercury Lessee Agreement or Mercury Lessor Agreement, is in breach or violation of, or in default under, such Mercury Lessee Agreement or Mercury Lessor Agreement, and (z) to the Knowledge of Mercury, no event has occurred which would result in such a breach or violation of, or a default under, such Mercury Lessee Agreement or Mercury Lessor Agreement.

(c)     Each of Mercury and the Mercury Subsidiaries, in respect of all of its material properties, assets and other rights that do not constitute the Mercury Real Property (other than Intellectual Property), (i) has valid title to all such properties and assets reflected in its books and records as owned by it free and clear of all Liens (other than Permitted Liens), and (ii) owns, has valid leasehold interests in or valid contractual rights to use, in all material respects, all of such properties, assets and other rights, tangible and intangible (other than Intellectual Property) used by its business, in each case, except for Permitted Liens.

Section 4.17     State Takeover Laws. Assuming the accuracy of the representation and warranty of Lares set forth in Section 3.27, the Mercury Board has taken all action required to be taken by the Mercury Board to exempt this Agreement, the Mercury Support Agreement and the Second Merger and the transactions contemplated by each of them from the provisions of Articles 14 and 14.1 of the VSCA.

Section 4.18     Internal Controls.

(a)     The books and records of Mercury and its Subsidiaries are and have been, since January 1, 2011, prepared and maintained in all material respects in a manner adequate for preparing audited financial statements in accordance with GAAP. Mercury and its Subsidiaries have established and maintain internal control over financial reporting (as defined in and in accordance with requirements of Rule 13a-15(f) of the Exchange Act) effective to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) all transactions are executed in accordance with management’s general or specific authorization, and (ii) access to their property and assets is permitted only in accordance with management’s general or specific authorization. With respect to the consolidated financial statements (including any related notes) contained or incorporated by reference in the Mercury SEC Documents, since January 1, 2011, there have been no material weaknesses or significant deficiencies identified in writing by Mercury’s independent registered public accountants or any material weaknesses or significant deficiencies identified in writing by Mercury and reported to the Mercury Board in the design or operation of internal controls of financial reporting utilized by Mercury or any of its Subsidiaries.

(b)     Since January 1, 2011, (i) neither Mercury nor any of its Subsidiaries nor any of their respective directors or executive officers has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim in writing regarding the accounting or auditing practices, procedures, methodologies or methods of Mercury or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Mercury or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Mercury or any of its Subsidiaries, whether or not employed by Mercury or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Mercury or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Mercury Board or any committee thereof or to the General Counsel or Chief Executive Officer of Mercury.

Section 4.19     Insurance. Mercury has made available to Lares copies of all material insurance policies covering the assets, businesses, equipment, properties, operations, employees, officers and directors of Mercury and its Subsidiaries as of the date of this Agreement, and a list of such policies is set forth on Section 4.19 of the Mercury Disclosure Letter. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, each such policy is in full force and effect and enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies). All premiums payable under all such policies have been paid or accrued, when due or within applicable grace periods, and Mercury and its Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of all such policies.

Section 4.20     Intellectual Property.

(a)     Section 3.20(a) of the Mercury Disclosure Letter sets forth a true, correct and complete list of patents and trademarks that are owned by and material to Mercury or the Mercury Subsidiaries and that are registered or subject to pending applications for registration. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, Mercury or the Mercury Subsidiaries own all right, title and interest in and to, free of all Liens other than Permitted Liens, or have a right to use, all Intellectual Property necessary for the conduct of the businesses of Mercury and the Mercury Subsidiaries taken as a whole as conducted as of the date of this Agreement (the “Mercury IP”). To the Knowledge of Mercury, (i) each material registration included in Mercury IP and set forth in Section 3.20(a) of the Mercury Disclosure Letter is valid and enforceable and (ii) each material registration and material pending application for registration included in Mercury IP and set forth in Section 4.20(a) of the Mercury Disclosure Letter is subsisting.

(b)     To the Knowledge of Mercury, (i) no Mercury IP owned by Mercury or a Mercury Subsidiary is being infringed, misappropriated or otherwise violated by any third party and (ii) neither Mercury nor any Mercury Subsidiary is infringing, misappropriating or otherwise violating any Intellectual Property owned by any third party, in each case with respect to clauses (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to result in a material liability for Mercury or any Mercury Subsidiary. To the Knowledge of Mercury, (A) neither Mercury nor any Mercury Subsidiary has received notice of any claim alleging that Mercury or any Mercury Subsidiary is infringing, misappropriating or otherwise violating any Intellectual Property owned by any third party during the past year, and (B) there are no claims against Mercury or any Mercury Subsidiary presently pending, or threatened, alleging infringement, misappropriation or other violation of any third-party Intellectual Property. Neither Mercury nor any Mercury Subsidiary is a party to any outstanding Order that restricts, in a way material to the business of Mercury and the Mercury Subsidiaries, the use or ownership of any Mercury IP owned or purported to be owned by Mercury or any Mercury Subsidiary, and, to the Knowledge of Mercury, neither Mercury nor any Mercury Subsidiary is otherwise subject to any such outstanding Order.

(c)     Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury, to the Knowledge of Mercury, there is no pending, or threatened in writing, claim or dispute regarding or disputing the ownership, registrability or enforceability, or use by Mercury or any Mercury Subsidiary, of any Mercury IP owned or purported to be owned by Mercury or a Mercury Subsidiary, excluding any office actions issued by a relevant Governmental Entity in the ordinary course of prosecution of any applications for registration of any Intellectual Property.

Section 4.21     Related Party Transactions. Except for Contracts, transactions and other arrangements that are solely among Mercury and its wholly owned Subsidiaries, or that relate solely to director or employee compensation and/or benefits in the ordinary course of business, no (x) officer or director of Mercury or any of its Subsidiaries, or (y) to the Knowledge of Mercury, Affiliate of Mercury or any of such Affiliate’s Subsidiaries, or officer or director of such Affiliate, (i) is a party to any Contract, transaction or other arrangement with Mercury or any of its Subsidiaries or has any interest in any property or asset of Mercury or any of its Subsidiaries, or (ii) to the Knowledge of Mercury, beneficially owns a controlling equity interest in a party of the type described in clause (i) above, in the case of clause (i) and (ii), that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Mercury SEC Documents (any Contract, transaction or other arrangement of the type described in the preceding sentence, a “Mercury Related Party Transaction”).

Section 4.22     Disclosure. None of the information supplied or to be supplied by or on behalf of Mercury for inclusion or incorporation by reference in the Form S-4 (including the Joint Proxy Statement/Prospectus) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided that no representation is made by Mercury with respect to statements made or incorporated by reference in the Form S-4 (including the Joint Proxy Statement/Prospectus), based on information supplied by Lares for inclusion or incorporation by reference therein.

Section 4.23     Certain Business Practices. Since December 31, 2012, none of Mercury or any of its Subsidiaries, and (to the Knowledge of Mercury) no director, officer, employee or agent of any of Mercury or its Subsidiaries with respect to any matter relating to any of Mercury or its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, as amended, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Mercury.

Section 4.24     Vote Required. The affirmative vote of the holders of a majority of all votes cast by holders of shares of Mercury Voting Common Stock is the only vote of the holders of any class or series of Mercury’s capital stock necessary to approve each of the (a) the Mercury Charter Amendment and (b) the New Holdco Share Issuance (together, the “Required Mercury Vote”).

Section 4.25     MVPD Matters. Section 4.25 of the Mercury Disclosure Letter contains, as of the date hereof, a list of all retransmission consent agreements with MVPDs with more than 10,000 paid subscribers with respect to each Mercury Station. To the Knowledge of Mercury, Mercury or the applicable Mercury Subsidiaries have entered into retransmission consent agreements with respect to each MVPD with more than 10,000 paid subscribers in any of the Mercury Stations’ Markets. Since December 31, 2012 and until the date hereof, (x) no such MVPD has provided written notice to Mercury or any Mercury Subsidiary of any material signal quality issue or has failed to respond to a request for carriage or, to the Knowledge of Mercury, sought any form of relief from carriage of a Mercury Station from the FCC, and (y) neither Mercury nor any Mercury Subsidiary has received any written notice from any such MVPD of such MVPD’s intention to delete a Mercury Station from carriage or to change such Mercury Station’s channel position.

Section 4.26     Opinion of Financial Advisor. The Mercury Board has received the opinion (to be confirmed in writing) of RBC, to the effect that, subject to the assumptions and limitations set forth in such opinion, the Mercury Exchange Ratio in the First Merger pursuant to this Agreement is fair, from a financial point of view, to holders of Mercury Common Stock. Mercury will, following the execution of this Agreement, make available to Mercury, solely for informational purposes, a signed copy of such opinion.

Section 4.27     Mercury Ownership of Lares Common Shares. Since January 1, 2011, neither Mercury nor any Mercury Subsidiary (nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the Delaware General Corporate Law) of Mercury and/or any Mercury Subsidiary) has “owned” (as such term is defined in Section 203 of the Delaware General Corporation Law) any Lares Common Shares or other limited liability company interests of Lares or any rights to purchase or otherwise receive any limited liability company interests or any other equity securities of Lares, or any securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such securities.

Section 4.28     Availability of Funds. As of the First Merger Effective Time, Mercury, New Holdco, Merger Sub 1 and Merger Sub 2 will have available to them all funds necessary to consummate the Mergers and to pay the aggregate Merger Consideration, all other cash amounts required to be paid in connection with the Merger and all fees and expenses required to be paid in connection with the Transaction Financing.

Section 4.29     Mercury Licensees. Lares acknowledges that Mercury neither controls, nor necessarily has knowledge concerning the operations of, the Mercury Licensee Companies. Accordingly, the information provided in the Mercury Disclosure Letter respecting the Mercury Licensee Companies may be incomplete or inaccurate, but solely as a matter of contract risk allocation, and taking into account the materiality qualifiers set forth therein, Mercury has nevertheless agreed to make the representations and warranties respecting the Mercury Licensee Companies on the condition that Lares acknowledge the limited amount of information available to Mercury respecting the Mercury Licensee Companies.

Section 4.30     No Other Representations and Warranties. Except for the representations and warranties made by Mercury, New Holdco, Merger Sub 1 or Merger Sub 2 in this Article IV (as qualified by the applicable items disclosed in the Mercury Disclosure Letter) or any other Transaction Document, none of Mercury, New Holdco, Merger Sub 1, Merger Sub 2 or any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity with respect to or on behalf of Mercury or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Mercury or its Subsidiaries or any other matter furnished or provided to Lares or made available to Lares in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby. Mercury and the Mercury Subsidiaries disclaim any other representations or warranties, whether made by the Mercury Shareholders, Mercury, any Mercury Subsidiary or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Article IV (as qualified by the applicable items disclosed in the Mercury Disclosure Letter), Mercury and its Affiliates hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Lares or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Lares by any director, officer, employee, agent, consultant, or representative of the Mercury Shareholders, Mercury, any Mercury Subsidiary or any of their respective Affiliates). Lares acknowledges and agrees that, except for the representations and warranties made by Mercury in this Article IV (as qualified by the applicable items disclosed in the Mercury Disclosure Letter) or in any other Transaction Document, neither Mercury nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Mercury or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Mercury or its Subsidiaries or any other matter furnished or provided to Lares or made available to Lares in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby. Lares specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Mercury and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1     Conduct of Businesses Prior to the Second Merger Effective Time. During the period from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Second Merger Effective Time, except (x) as set forth in Section 5.2 of the Lares Disclosure Letter or Section 5.3 of the Mercury Disclosure Letter, (y) with the written consent of Lares or Mercury, as applicable (in each case, which shall not be unreasonably withheld, conditioned or delayed), or (z) as expressly contemplated by this Agreement, each of Lares and Mercury shall, and shall cause each of its respective Subsidiaries to, (i) conduct its business in all material respects in the ordinary course, (ii) use its reasonable best efforts to maintain the Lares FCC Licenses or the Mercury FCC Licenses, as applicable, and the rights of it and its Subsidiaries thereunder, and (iii) use its reasonable best efforts to preserve intact in all material respects its current business organization, ongoing businesses and significant relationships with third parties; provided, however, that no action by Lares or Mercury or any of their respective Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 or 5.3, as applicable, shall be deemed a breach of the foregoing clauses (i), (ii) or (iii) unless such action would constitute a breach of such specific provision.

Section 5.2     Lares Forbearances. During the period from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Second Merger Effective Time, except as set forth in Section 5.2 of the Lares Disclosure Letter or as expressly contemplated by this Agreement or required by Law, Lares shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Mercury, which shall not be unreasonably withheld, conditioned or delayed:

(a)     (i) other than dividends and other distributions by a direct or indirect Subsidiary of Lares to Lares or any direct or indirect wholly owned Subsidiary of Lares, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its limited liability company interests or other equity securities, (ii) split, recapitalize, subdivide, combine or reclassify any of its limited liability company interests or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, limited liability company interests or other equity interests or (iii) purchase, redeem or otherwise acquire any limited liability company interests or other equity interests of Lares or any of its Subsidiaries, except, in the case of this clause (iii), for such purchases, redemptions and other acquisitions solely between Lares and a wholly owned Subsidiary thereof, or between a wholly owned Subsidiary of Lares and another wholly owned Subsidiary of Lares;

(b)     issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (other than a Permitted Lien), any limited liability company interests or other equity interests of Lares or any of its Subsidiaries, or any rights, warrants, options or securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such limited liability company interests or other equity interests, except for (i) issuances pursuant to the conversion of Lares Class B Shares to Lares Class A Shares or Lares Class C Shares to Lares Class A Shares, or (ii) issuances of Lares Class A Shares upon the exercise or settlement of Lares Equity Grants in the ordinary course of business (provided that Lares shall not make any issuances to the extent that such issuances would cause Lares or any of its Subsidiaries to be in violation of the Communications Act or the FCC Rules);

(c)     amend the Lares Organizational Documents, or any other comparable organizational documents of any material Lares Subsidiary (other than the Lares Licensee Companies);

(d)     (i) acquire or agree to acquire by merging or consolidating with, by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or (ii) outside the ordinary course of business, otherwise acquire or agree to acquire any assets or properties, for an aggregate amount of consideration (including all potentially payable “earn-out” consideration or any other obligation to potentially pay consideration in the future) (measuring clauses (i) and (ii) collectively) in excess of $10 million, during the period commencing on the date hereof and ending at the Second Merger Effective Time; provided, that any Lares Related Party Transaction shall require the consent of Mercury;

(e)     sell, lease, exclusively license, subject to any Lien (other than any Permitted Lien), or otherwise dispose of any of its properties or assets (including Lares IP) other than such sales, leases, licenses, Liens or other dispositions that are in the ordinary course of business and are not material to the business of Lares and its Subsidiaries (but in no event may Lares or any of its Subsidiaries participate in any spectrum auction involving the sale of Lares’ spectrum) or are made for the purposes of complying with Section 6.3;

(f)     incur, or materially amend the terms of, any Indebtedness except for borrowings under the Lares Credit Facilities that are incurred in the ordinary course of business so long as the outstanding Indebtedness under the Lares Credit Facility does not exceed, in the aggregate, the amounts set forth on Section 5.2(f) of the Lares Disclosure Letter;

(g)     make any loans, advances or capital contributions to, or investments in, any Person, other than Lares or its wholly owned Subsidiaries and ordinary course advances and reimbursements to employees;

(h)     change an annual accounting period or change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, in each case, in effect on the date hereof, except as required by changes in GAAP or applicable Law;

(i)     make, change or revoke any material Tax election, settle, compromise (other than any settlement or compromise not greater than $100,000) or consent to any extension or waiver of the limitation period applicable to any audit, assessment or claim for material Taxes, amend any material Tax Return, enter into any closing agreement with any Governmental Entity regarding material Taxes or surrender any claim for a refund of material Taxes;

(j)     except as permitted pursuant to Section 5.2(d), other than in the ordinary course of business consistent with past practice (but only if the applicable action is not with respect to Lares Related Party Transactions) terminate, amend, cancel, renew, assign, modify, or consent to the termination of any Lares Material Contract, or enter into any contract or agreement that would constitute a Lares Material Contract if in effect on the date hereof, or waive, release or assign any rights or claims under a Lares Material Contract or consent to the termination of Lares’ (or its applicable Subsidiary’s) rights thereunder, except for the termination of any Lares Material Contract pursuant to the terms thereof;

(k)     modify or accede to the modification of any of the Lares FCC Licenses if doing so is reasonably likely to be materially adverse to the interests of New Holdco and its Subsidiaries after giving effect to the Mergers in the operation of television broadcast stations or fail to provide Mercury with a copy of (and a reasonable opportunity to review and comment on) any application for the modification of any of the Lares FCC Licenses reasonably in advance of filing with the FCC;

(l)     apply to the FCC for any construction permit that would restrict in any material respect the Lares Stations’ operations or make any material change in the assets of the Lares Stations that is not in the ordinary course of business, except as may be necessary or advisable to maintain or continue effective transmission of the Lares Stations’ signals within their respective service areas as of the date hereof;

(m)     make or authorize any new capital expenditures other than (x) capital expenditures pursuant to the budget set forth in Section 5.2(m) of the Lares Disclosure Letter, and (y) any other capital expenditures to address exigent circumstances that (I) do not exceed $250,000 individually or $1 million, in the aggregate, or (II) are made or authorized by Lares after consultation with Mercury;

(n)     except to the extent required by the terms of any Lares Benefit Plan, Lares Labor Agreement or Lares Employment Agreement as in effect on the date hereof (i) grant or pay to any current or former director, officer or employee of Lares or any of its Subsidiaries, any (A) increase in severance or termination pay or (B) increase in compensation or benefits (other than increases in compensation in the ordinary course of business consistent with past practice of employees of Lares or any of its Subsidiaries who are not officers or directors of Lares and whose annual compensation would not exceed $250,000 after giving effect to any such increase), (ii) grant or award any stock options, restricted stock or other equity-based compensation to any director, officer or employee, (iii) accelerate the payment, funding or vesting of any payment or benefit provided or to be provided to any current or former director, officer or employee of Lares, (iv) (A) enter into, adopt, amend, modify or waive any Lares Benefit Plan or Lares Labor Agreement (or a plan or agreement which would be one of the foregoing if it were in effect on the date hereof) or (B) enter into, adopt, amend, modify or waive any Lares Employment Agreement (or an agreement which would be Lares Employment Agreement if it were in effect on the date hereof) with any current or former director or officer of Lares or any of its Subsidiaries or with any employee of Lares or any of its Subsidiaries whose annual compensation would exceed $250,000 after giving effect to such action and which is in the ordinary course of business consistent with past practice;

(o)     purchase or otherwise acquire any shares of capital stock of Mercury or any rights to purchase or otherwise acquire any shares of capital stock or any other equity securities of Mercury, or any securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such securities;

(p)     adopt or enter into a plan of complete or partial liquidation, dissolution, reclassification, recapitalization or other reorganization;

(q)     subject to and without limitation of Section 6.15, pay, discharge, settle or satisfy any litigation, arbitration, proceeding or claim which payment, discharge, settlement or satisfaction would reasonably be expected to limit or restrict the operation of the business of Lares or any Lares Subsidiary (including after the Closing, New Holdco or any of its Subsidiaries) in any material respect, or would require the payment by Lares or any Lares Subsidiary of an amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, after taking into account any insurance proceeds available therefor;

(r)     agree to take, make any commitment to take, or cause its board of directors to adopt any resolutions approving, any of the actions prohibited by this Section 5.2.

Section 5.3     Mercury Forbearances. During the period from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Second Merger Effective Time, except as set forth in Section 5.3 of the Mercury Disclosure Letter or as expressly contemplated by this Agreement or required by Law, Mercury shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Lares, which shall not be unreasonably withheld, conditioned or delayed:

(a)     (i) other than dividends and other distributions by a direct or indirect Subsidiary of Mercury to Mercury or any direct or indirect wholly owned Subsidiary of Mercury, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other equity securities, (ii) split, recapitalize, subdivide, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock of Mercury or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Mercury;

(b)     issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (other than a Permitted Lien), any shares of capital stock or other equity interests of Mercury, or any rights, warrants, options or securities exercisable, convertible or exchangeable for, or the value of which is determined in reference to, any such shares of capital stock or other equity interests of Mercury, except for (i) issuances pursuant to the conversion of Mercury Voting Common Shares to Mercury Non-Voting Shares or Mercury Non-Voting Shares to Mercury Voting Common Shares, or (ii) grants and awards of Mercury Stock-Based Awards and Mercury Stock Options in the ordinary course of business and issuances of Mercury Voting Common Stock upon the exercise of Mercury Stock Options or the settlement of Mercury Stock-Based Awards (provided that Mercury shall not make any grants, awards, or issuances to the extent that such grants, awards or issuances would cause Mercury or any of its Subsidiaries to be in violation of the Communications Act or the FCC Rules);

(c)     other than the Mercury Charter Amendment, amend the Mercury Organizational Documents or any other comparable organizational documents of any material Subsidiary of Mercury;

(d)     (i) acquire or agree to acquire by merging or consolidating with, by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or (ii) outside the ordinary course of business, otherwise acquire or agree to acquire any assets or properties, for an aggregate amount (including all potentially payable “earn-out” consideration or any other obligation to potentially pay consideration in the future) (measuring clauses (i) and (ii) collectively) in excess of $10 million, during the period commencing on the date hereof and ending at the Second Merger Effective Time; provided, that any Mercury Related Party Transaction shall require the consent of Lares;

(e)     sell, lease, exclusively license, subject to any Lien (other than any Permitted Lien), or otherwise dispose of any of its properties or assets (including Mercury IP) other than such sales, leases, licenses, Liens or other dispositions that (a) are in the ordinary course of business and are not material to the business of Mercury and its Subsidiaries, (b) are for consideration with a fair market value of less than $250,000, individually, or $1 million in the aggregate, or (c) are made for the purposes of complying with Section 6.3;

(f)     incur any Indebtedness, except for borrowings incurred in the ordinary course of business or to fund acquisitions permitted under Section 5.3(d) and except for borrowings and financing for purpose of funding the cash portion of the aggregate Merger Consideration, the repayment, redemption, purchase, defeasance and discharge of the Indebtedness of Lares, Mercury and their respective Subsidiaries in connection with the Mergers and the payment of fees and expenses in connection therewith and the transactions contemplated hereby (the “Transaction Financing”);

(g)     adopt or enter into a plan of complete or partial liquidation, dissolution, reclassification, recapitalization or other reorganization of Mercury;

(h)     make or authorize any new capital expenditures other than (x) capital expenditures pursuant to the budget set forth in Section 5.3(h) of the Mercury Disclosure Letter, and (y) any other capital expenditures to address exigent circumstances that (I) do not exceed $250,000 individually or $1 million, in the aggregate, or (II) are made or authorized by Mercury after consultation with Lares;

(i)     make, change or revoke any material Tax election, settle, compromise (other than any settlement or compromise not greater than $100,000) or consent to any extension or waiver of the limitation period applicable to any audit, assessment or claim for material Taxes, amend any material Tax Return, enter into any closing agreement with any Governmental Entity regarding material Taxes or surrender any claim for a refund of material Taxes;

(j)     modify or accede to the modification of any of the Mercury FCC Licenses if doing so is reasonably likely to be materially adverse to the interests of New Holdco and its Subsidiaries after giving effect to the Mergers in the operation of television broadcast stations;

(k)     apply to the FCC for any construction permit that would restrict in any material respect the Mercury Stations’ operations or make any material change in the assets of the Mercury Stations that is not in the ordinary course of business, except as may be necessary or advisable to maintain or continue effective transmission of the Mercury Stations’ signals within their respective service areas as of the date hereof; or

(l)     agree to take, make any commitment to take, or cause its board of directors to adopt any resolutions approving, any of the actions prohibited by this Section 5.3.

Section 5.4     No Control of the other Party’s Business. Nothing contained in this Agreement shall give (i) Mercury or New Holdco, directly or indirectly, the right to control or direct the operations of Lares or any of its Subsidiaries, and (ii) Lares, directly or indirectly, the right to control or direct the operations of New Holdco or Mercury or any of their respective Subsidiaries, prior to the Second Merger Effective Time. Prior to the Second Merger Effective Time, each of New Holdco, Mercury and Lares, respectively, shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1     Form S-4; Joint Proxy Statement/Prospectus; NYSE Listing.

(a)     As promptly as practicable following the date of this Agreement, (i) Mercury and Lares shall jointly prepare a proxy statement relating to the Mercury Shareholder Meeting and the Lares Shareholder Meeting (the “Joint Proxy Statement/Prospectus”) in preliminary form and (ii) Mercury shall prepare and New Holdco shall file with the SEC a Registration Statement on Form S-4 which shall include the Joint Proxy Statement/Prospectus (together with all amendments thereto, the “Form S-4”) (in which the Joint Proxy Statement/Prospectus will be included as a prospectus) relating to the registration of the shares of New Holdco Voting Common Stock issued to Lares Shareholders pursuant to the Second Merger and, if required, the shares of New Holdco Voting Common Stock and New Holdco Non-Voting Common Stock issued to the Mercury Shareholders pursuant to the First Merger (and, in each case, shares of New Holdco Non-Voting Common Stock and New Holdco Voting Common Stock issuable upon conversion thereof). The Joint Proxy Statement/Prospectus and Form S-4 shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and other applicable Law.

(b)     Each of Lares and Mercury shall use its reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Mergers. Each of Mercury and Lares shall promptly furnish all information concerning it or its shareholders to the other, and provide such other assistance, in each case, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and the Joint Proxy Statement/Prospectus. Each of Mercury and Lares shall, as promptly as practicable after the receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Prospectus and the Form S-4 received by such party from the SEC, including any request from the SEC for amendments or supplements to the Joint Proxy Statement/Prospectus and the Form S-4, and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Form S-4 (including any amendments and supplements thereto) or mailing the Joint Proxy Statement/Prospectus or responding to any comments of the SEC with respect thereto, each of Mercury and Lares (i) shall provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) shall give due consideration to including in such document or response any comments reasonably proposed by the other. Each of Mercury and Lares shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of shares of New Holdco Voting Common Stock or New Holdco Non-Voting Common Stock for offering or sale in any jurisdiction, and each of Mercury and Lares shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. New Holdco Mercury and Lares shall use reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, the DLLCA, the VSCA and the rules of the NYSE, in connection with the filing and distribution of the Joint Proxy Statement/Prospectus and the Form S-4, and the solicitation of proxies from Mercury Shareholders or Lares Shareholders, as the case may be, thereunder.

(c)     Each of New Holdco and Mercury shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable under applicable Laws and rules and policies of the NYSE and the SEC to enable the listing of the New Holdco Voting Common Stock on the NYSE no later than the First Merger Effective Time, subject to official notice of issuance. Each of New Holdco and Mercury shall also use its reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement (provided that in no event shall New Holdco or Mercury be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process).

(d)     Each of Mercury and Lares shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable party) shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Mercury, Lares or any of their respective Subsidiaries to the NYSE or any Governmental Entity (including the Form S-4 and the Joint Proxy Statement/Prospectus) in connection with the Mergers and the other transactions contemplated by this Agreement. In addition, Lares will use its reasonable best efforts to (i) provide interim financial statements of Lares and its Subsidiaries (including footnotes) that are required by the Securities Act to be included in the Form S-4 that have been reviewed by Lares’ independent registered public accounting firm, (ii) provide management’s discussion and analysis of interim and annual consolidated financial statements, (iii) cause Lares’ independent registered public accounting firm to consent to the inclusion or incorporation by reference of the audit reports on the annual audited consolidated financial statements of Lares included in the Form S-4, (iv) provide information necessary to prepare selected financial data with respect to Lares as required by Regulation S-K of the Securities Act, and (v) provide information concerning Lares necessary to enable Mercury and Lares to prepare required pro forma financial statements and related footnotes, in each case, to the extent reasonably necessary to permit Mercury to prepare the Form S-4. Notwithstanding the foregoing and except as required by applicable Law, neither party shall be required to furnish any information that is the subject of any confidentiality agreement with any third party (provided that the withholding party uses reasonable best efforts to obtain the required consent of such third party with respect to furnishing such information) or subject to any attorney-client or work-product privilege (provided that the withholding party shall use reasonable best efforts to permit the furnishing of such information in a manner that does not result in loss or waiver of privilege).

(e)     If at any time prior to obtaining the Required Mercury Vote and the Required Lares Vote, any information relating to Lares or Mercury, or any of their respective Affiliates, officers or directors, should be discovered by Lares or Mercury that should be set forth in an amendment or supplement to either of the Form S-4 or the Joint Proxy Statement/Prospectus, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under applicable Law, disseminated to the stockholders of Mercury.

Section 6.2     Shareholder Meetings.

(a)     As promptly as practicable following the effectiveness of the Form S-4, Mercury shall, in consultation with Lares, in accordance with applicable Law and the Mercury Organizational Documents, (i) establish a record date for, duly call and give notice of a meeting of the holders of Mercury Voting Common Stock (the “Mercury Shareholder Meeting”) at which meeting Mercury shall seek the Required Mercury Vote, which record date shall be no later than ten (10) days after the date on which the Form S-4 is declared effective under the Securities Act, and (ii) within forty (40) days of such record date, convene and hold the Mercury Shareholder Meeting. Subject to Section 6.11(b), Mercury shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the Required Mercury Vote to be received at the Mercury Shareholder Meeting or any adjournment or postponement thereof. Unless this Agreement has been terminated pursuant to Section 8.1, Mercury’s obligation to call, give notice of, convene and hold the Mercury Shareholder Meeting in accordance with the foregoing sentence of this Section 6.2(a) shall apply notwithstanding the commencement, disclosure, announcement or submission of any Acquisition Proposal or Acquisition Inquiry to Mercury, the Mercury Board, its Representatives or the Mercury Shareholders, or by any Mercury Adverse Recommendation Change, and Mercury shall not submit to the vote of its shareholders any Acquisition Proposal other than the Mergers. Unless the Mercury Board shall have made a Mercury Adverse Recommendation Change in accordance with Section 6.11(b), the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Mercury Board recommends that the holders of shares of Mercury Voting Common Stock vote to approve the Mercury Charter Amendment and the New Holdco Share Issuance (such recommendations collectively referred to as the “Mercury Board Recommendation”). Mercury shall not, without the prior written consent of Lares, adjourn or postpone the Mercury Shareholder Meeting; provided that Mercury may, without the prior written consent of Lares, adjourn or postpone the Mercury Shareholder Meeting, after consultation with Lares, if the failure to adjourn or postpone the Mercury Shareholder Meeting would reasonably be expected to be a violation of applicable Law or for the distribution of any required supplement or amendment to the Joint Proxy Statement/Prospectus.

(b)     As promptly as practicable following the effectiveness of the Form S-4, Lares shall, in consultation with Mercury, in accordance with applicable Law and the Lares LLC Agreement, (i) establish a record date for, duly call and give notice of a meeting of the holders of Lares Common Shares (the “Lares Shareholder Meeting”) at which meeting Lares shall seek the Required Lares Vote, which record date shall be no later than ten (10) days after the date on which the Form S-4 is declared effective under the Securities Act, and (ii) within forty (40) days of such record date, convene and hold the Lares Shareholder Meeting. Subject to Section 6.10(d), Lares shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause each of the Required Lares Vote to be received at the Lares Shareholder Meeting or any adjournment or postponement thereof. Unless this Agreement has been terminated pursuant to Section 8.1, Lares’ obligation to call, give notice of, convene and hold the Lares Shareholder Meeting in accordance with the foregoing sentence of this Section 6.2(b) shall apply notwithstanding the commencement, disclosure, announcement or submission of any Acquisition Proposal or Acquisition Inquiry to Lares, the Lares Board, its Representatives or the Lares Shareholders, or by any Lares Adverse Recommendation Change, and Lares shall not submit to the vote of its shareholders any Acquisition Proposal other than the Second Merger. Unless the Lares Board shall have made a Lares Adverse Recommendation Change in accordance with Section 6.10(d), the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Lares Board recommends that the holders of shares of Lares Common Shares vote to adopt this Agreement (such recommendation is referred to as the “Lares Board Recommendation”). Lares shall not, without the prior written consent of Mercury, adjourn or postpone the Lares Shareholder Meeting; provided that Lares may, without the prior written consent of Mercury, adjourn or postpone the Lares Shareholder Meeting, after consultation with Mercury, if the failure to adjourn or postpone the Lares Shareholder Meeting would reasonably be expected to be a violation of applicable Law or for the distribution of any required supplement or amendment to the Joint Proxy Statement/Prospectus.

(c)     Lares and Mercury shall use their reasonable best efforts to schedule the Lares Shareholder Meeting and the Mercury Shareholder Meeting to occur on the same date.

Section 6.3     Appropriate Action; Consents; Filings.

(a)     Subject to the terms and conditions herein provided, the parties shall (i) use commercially reasonable best efforts to obtain any required consents, approvals, waivers and authorizations of, actions or nonactions by, and make all required filings and submissions with, any Governmental Entity or any third party required in connection with the consummation of the transactions contemplated by this Agreement; (ii) use commercially reasonable best efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Closing with, and which material consents, approvals, Permits, notices or authorizations are required to be obtained prior to the Closing from, Governmental Entities or third parties in connection with the execution and delivery of this Agreement and related agreements and consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, approvals, Permits, notices or authorizations, (iii) use commercially reasonable best efforts to cause the conditions to the Mergers set forth in Article VII to be satisfied, and (iv) use commercially reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things necessary or appropriate to consummate the transactions contemplated hereby as soon as practicable. For purposes of this Agreement, and subject to Section 6.3(d), none of New Holdco, Mercury or Lares shall be permitted to assert that the following does not constitute commercially reasonable best efforts: (i) the taking of the Regulatory Actions contemplated by Section 6.3(a) of the Lares Disclosure Schedule or (ii) a Net Lost Annual BCF equal to or less than the Maximum Required Amount.

(b)     Mercury and Lares shall jointly coordinate (i) the scheduling of, and strategic planning for, any meeting with any Governmental Entity in connection with the HSR Act, Communications Act and the FCC Rules, (ii) the making of any filings, including the initial filings under the HSR Act and the FCC Applications, (iii) the process for the receipt of any necessary approvals and (iv) the resolution of any investigation or other inquiry of any such Governmental Entity. Without limiting the foregoing sentence, except as prohibited by applicable Law, each of Mercury and Lares shall, (A) to the extent reasonably practicable, consult with each other prior to taking any material substantive position with respect to the filings under the HSR Act, Communications Act and the FCC Rules in discussions with or filings to be submitted to any Governmental Entity, (B) to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Entity with respect to filings under the HSR Act, Communications Act and the FCC Rules, and (C) to the extent reasonably practicable, coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity relating to this Agreement or the transactions contemplated hereby under the HSR Act, Communications Act and the FCC Rules.

(c)     Unless prohibited by applicable Law or by the applicable Governmental Entity, each of Mercury and Lares shall (i) not participate in or attend any meeting, or engage in any substantive conversation with any Governmental Entity in respect of the Mergers without the other, (ii) give the other reasonable prior notice of any such meeting or conversation and (iii) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating or attending any such meeting or engaging in any such conversation, keep such party reasonably apprised with respect thereto.

(d)     Notwithstanding anything herein to the contrary, nothing set forth in this Section 6.3 shall (i) require, or be construed to require, New Holdco, Mercury or any of their respective Subsidiaries to take, or agree to take, any Regulatory Action unless all Regulatory Divestitures of Lares Stations and all Regulatory Impositions would not result in the Net Lost Annual BCF exceeding the Maximum Required Amount; (ii) require, or be construed to require, New Holdco, Mercury, Lares or any of their respective Subsidiaries to take, or agree to take, any Regulatory Action unless such Regulatory Action shall be conditioned upon the consummation of the Second Merger and the transactions contemplated hereby or (iii) authorize or permit, or be construed to authorize or permit, Lares or any of its Subsidiaries to take any Regulatory Action without the prior written consent of Mercury.

(e)     Lares agrees to work in good faith in connection with Mercury’s efforts to structure any Regulatory Actions in a manner that Mercury believes in good faith are in the best interests of New Holdco and its shareholders.

(f)     Without limiting the generality of Section 6.3(a), but subject to Section 6.3(d):

(i)     Within twelve (12) Business Days of the date of this Agreement, Mercury and Lares shall, and as necessary or advisable shall cause their respective Subsidiaries to, file the FCC Applications relating to those FCC Licenses issued under Part 73 of Title 47 of the Code of Federal Regulations. As promptly as practicable after the date of this Agreement, Mercury and Lares shall, and as necessary or advisable shall cause their respective Subsidiaries to, file the remainder of the FCC Applications. Mercury and Lares shall use reasonable best efforts to obtain the FCC Consent as promptly as practicable. Mercury and Lares shall each pay 50% of the FCC filing fees relating to the transactions contemplated hereby required by the Communications Act and the FCC Rules to be paid by Mercury, Lares or any of their respective Subsidiaries, irrespective of whether the transactions contemplated by this Agreement are consummated.

(ii)     As promptly as practicable following the date of this Agreement, Mercury and Lares shall, and/or shall cause their respective ultimate parent entities to file Notification and Report Forms with the Federal Trade Commission and the United States Department of Justice pursuant to the HSR Act, with respect to the transactions contemplated hereby, and shall thereafter promptly respond to all requests received from such agencies for additional information or documentation. Mercury and Lares shall each pay 50% of the filing fees payable under the HSR Act by New Holdco, Mercury, Lares relating to the transactions contemplated hereby, irrespective of whether the transactions contemplated by this Agreement are consummated.

(iii)     To avoid disruption or delay in the processing of the FCC Applications, Mercury and Lares shall, and shall cause their respective Subsidiaries to, agree (i) as part of the FCC Applications, to request that the FCC apply its policy of permitting the assignment or transfer of control of the FCC Licenses in transactions involving multiple stations to proceed, notwithstanding the pendency of any Renewal Application, and (ii) to make such representations and undertakings as are necessary or appropriate to invoke such policy, including undertakings to assume, as between the parties and the FCC, the position of the applicant before the FCC with respect to any pending Renewal Application and to assume the corresponding regulatory risks relating to any such Renewal Application. In addition, Mercury and Lares acknowledge that, to the extent reasonably necessary to expedite the grant by the FCC of any Renewal Application with respect to any Station and thereby to facilitate the grant of the FCC Consent with respect to such Station, each of Mercury, Lares and their applicable Subsidiaries shall be permitted to enter into tolling agreements with the FCC to extend the statute of limitations for the FCC to determine or impose a forfeiture penalty against such Station in connection with (i) any pending complaints that such Station aired programming that contained obscene, indecent or profane material or (ii) any other enforcement matters against such Station with respect to which the FCC may permit Mercury or Lares (or any of their respective Subsidiaries) to enter into a tolling agreement.

(iv)     If the Closing shall not have occurred for any reason within the original effective periods of the FCC Consent, and neither party shall have terminated this Agreement pursuant to the terms hereof, Mercury and Lares shall use their reasonable best efforts to obtain one or more extensions of the effective period of the FCC Consent to permit consummation of the transactions hereunder. Upon receipt of the FCC Consent, Lares and Mercury shall use their respective reasonable best efforts to maintain in effect the FCC Consent to permit consummation of the transactions hereunder. No extension of the FCC Consent shall limit the right of Mercury and Lares to terminate this Agreement pursuant to the terms hereof.

Section 6.4     Access to Information.

(a)     Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of Lares and Mercury shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms and the Second Merger Effective Time, to all its properties, books, contracts and records, and, during such period, each of such parties shall, and shall cause its Subsidiaries to, make available to the other all other information concerning its business, properties and personnel as the other may reasonably request. Neither Lares nor Mercury nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any Law, rule, regulation, order, judgment, decree or fiduciary duty or binding agreement entered into prior to the date of this Agreement. Each of Lares and Mercury shall use reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)     All information and materials provided pursuant to this Agreement shall be subject to the provisions of that certain confidentiality agreement, dated as of December 4, 2013, by and between Mercury and LIN Television Corporation (“Lares Television”) (the “Confidentiality Agreement”).

(c)     No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth in this Agreement.

Section 6.5     Employee Matters.

(a)     From and after the Second Merger Effective Time, the employees of Mercury and its Subsidiaries who are employed by New Holdco and its Subsidiaries as of the First Merger Effective Time who remain employed by New Holdco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) following the consummation of the transactions contemplated hereby (the “Mercury Continuing Employees”) and the employees of Lares and its Subsidiaries who are employed by the New Holdco and its Subsidiaries as of the Second Merger Effective Time and who remain employed by New Holdco or any of its Subsidiaries (including the Surviving Company and its Subsidiaries) thereafter (the “Lares Continuing Employees”, and together with the Mercury Continuing Employees, the “Continuing Employees”) will continue to participate and have coverage or will be offered participation and coverage under the applicable Mercury Benefit Plans, Lares Benefit Plans or employee benefit plans adopted or implemented by New Holdco or its Subsidiaries at or following the Closing (each, a “New Benefit Plan”, and, together with the Mercury Benefit Plans and the Lares Benefit Plans following the Closing, the “Merger Benefit Plans”), or a combination thereof, as determined by Lares and Mercury prior to or following the Second Merger Effective Time, and without duplication of benefits.

(b)     New Holdco shall cause, to the extent applicable, (i) each Mercury Benefit Plan in which Lares Continuing Employees become eligible to participate, (ii) each Lares Benefit Plan in which Mercury Continuing Employees become eligible to participate and (iii) each New Benefit Plan in which Continuing Employees become eligible to participate, to take into account for purposes of eligibility, vesting and benefit accruals (solely, in the case of benefit accruals, with respect to Merger Benefit Plans that are not defined benefit plans or provide post-retirement health or welfare benefits, except as required by applicable Law or under any Merger Benefit Plan that replaces a comparable Mercury Benefit Plan or Lares Benefit Plan, as applicable), the service of such Continuing Employees with Lares and its Subsidiaries (and any predecessor entities) and Mercury and its Subsidiaries (and any predecessor entities), as applicable, to the same extent as such service was credited for such purpose, with respect to a Mercury Continuing Employee, by Mercury and its Subsidiaries and, with respect to Lares Continuing Employees, by Lares and its Subsidiaries; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service or with respect to New Benefit Plans for which prior service is not taken into account or with respect to plans for which participation and/or service is frozen.

(c)     At and following the Second Merger Effective Time, New Holdco shall, and shall cause the applicable Subsidiary to, as applicable, honor the accrued and vested obligations of Mercury and Lares and their respective Subsidiaries as of the Second Merger Effective Time under the provisions of the Mercury Benefit Plans, Mercury Employment Agreements, Lares Benefit Plans, Lares Employment Agreements, and New Benefit Plans, as applicable; provided that this provision shall not prevent New Holdco or any of its Subsidiaries from amending, suspending or terminating any such plans or agreements to the extent permitted by the respective terms of such plans or agreements.

(d)     If Lares Continuing Employees become eligible to participate in a Mercury Benefit Plan or a New Benefit Plan, or Mercury Continuing Employees become eligible to participate in a Lares Benefit Plan or a New Benefit Plan, in each case that provides medical, dental or other health care insurance, New Holdco shall use commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health, or dental plans of Mercury or Lares, as applicable, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by such employees and their beneficiaries during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the First Merger Effective Time for the year in which the First Merger Effective Time or participation in such medical, dental or other health care insurance plan of Mercury or Lares, as applicable, occurs, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous medical, dental or other health care insurance plan of Lares or Mercury, as applicable, prior to the First Merger Effective Time for the year in which the First Merger Effective Time or participation in such medical, dental or health care insurance plan occurs.

(e)     Without limiting the generality of Section 9.9, this Section 6.5 and Section 2.4 and Section 2.5 shall be binding upon and inure solely to the benefit of each party to this Agreement, and nothing in this Section 6.5 or in Section 2.4 or Section 2.5, express or implied, is intended to confer upon any other Person, including any current or former director, officer or employee of Lares, Mercury or any of their respective Subsidiaries, any rights or remedies of any nature whatsoever under or by reason of this Section 6.5 or by reason of Section 2.4 or Section 2.5. Nothing in this Agreement shall prevent New Holdco, Mercury, Merger Sub 1, Merger Sub 2, the Surviving Corporation or the Surviving Company from amending, suspending or terminating any Lares Benefit Plans, Lares Employment Agreements, Mercury Benefit Plans or Mercury Employment Agreements to the extent permitted by the respective terms of such plans or agreements. Nothing contained in this Agreement shall constitute or be deemed to be an amendment to any Lares Benefit Plan, Lares Employment Agreement, Mercury Benefit Plan, Mercury Employment Agreement or any other compensation or benefit plan, program or arrangement of Mercury, Lares or any of their respective Subsidiaries.

Section 6.6     Directors’ and Officers’ Indemnification and Insurance.

(a)     Without limiting any additional rights that any director or officer may have under any indemnification agreement or under the Lares LLC Agreement, from and after the Second Merger Effective Time, New Holdco shall cause the Surviving Company or any applicable Subsidiary (excluding the Lares Non-Managed Companies, the Lares Licensee Companies and the Mercury Licensee Companies) (collectively, the “D&O Indemnifying Parties”) thereto to: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the date of the Second Merger Effective Time serving as a director or officer of Lares or such Subsidiary (collectively, the “D&O Indemnified Parties”) to the fullest extent the Surviving Company or any such Subsidiary is so authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any D&O Claim and any losses, claims, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim; and (ii) promptly pay on behalf of or, within ten (10) Business Days after any request for advancement, advance to each of the D&O Indemnified Parties, in each case to the fullest extent the Surviving Company or the applicable Subsidiary is so authorized or permitted by applicable Law, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the D&O Indemnified Party of any Claim Expenses incurred by such D&O Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to the Surviving Company’s receipt of a written undertaking by or on behalf of such D&O Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Law that such D&O Indemnified Party is not entitled to be indemnified. Notwithstanding the foregoing, the D&O Indemnified Parties as a group may retain only one law firm to represent them with respect to each such D&O Claim unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more D&O Indemnified Parties. To the extent authorized or permitted by applicable Law, the indemnification and advancement obligations of the Surviving Company pursuant to this Section 6.6(a) shall extend to acts or omissions occurring at or before the Second Merger Effective Time and any D&O Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Mergers and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of Lares or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors, and personal and legal representatives. As used in this Section 6.6(a): (x) the term “D&O Claim” means any threatened, asserted, pending or completed action, suit or proceeding or inquiry or investigation, whether instituted by any party hereto, any Governmental Entity or any other Person, that any D&O Indemnified Party in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to (A) such D&O Indemnified Party’s duties or service as a director or officer of Lares or the applicable Subsidiary thereto or (B) to the extent such person is or was serving at the request or for the benefit of Lares or any of its Subsidiaries, any other entity or any benefit plan maintained by any of the foregoing at or prior to the Second Merger Effective Time; and (y) the term “Claim Expenses” means reasonable attorneys’ fees and all other reasonable out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any D&O Claim for which indemnification is authorized pursuant to this Section 6.6(a), including any action relating to a claim for indemnification or advancement brought by a D&O Indemnified Party. No D&O Indemnifying Party shall settle, compromise or consent to the entry of any judgment in any actual or threatened D&O Claim in respect of which indemnification has been sought by such D&O Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such D&O Indemnified Party from all liability arising out of such D&O Claim, or such D&O Indemnified Party otherwise consents thereto.

(b)     Without limiting the foregoing, New Holdco and Lares agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Second Merger Effective Time now existing in favor of the current or former directors or officers of Lares or any of its Subsidiaries as provided in the Lares LLC Agreement and indemnification agreements of Lares and its Subsidiaries shall survive the Mergers and shall continue in full force and effect in accordance with their terms. For a period of six (6) years from the Second Merger Effective Time, the Surviving Company LLC Agreement shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the Lares LLC Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Second Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Second Merger Effective Time, were directors or officers of Lares or any of its Subsidiaries, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law. At Lares’ option and expense, prior to the Second Merger Effective Time, Lares may purchase (and pay in full the aggregate premium for) a six-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Second Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors, officers, agents or fiduciaries of Lares or any of its Subsidiaries as Lares’ and its Subsidiaries’ existing directors’ and officers’ insurance policy or policies, covering without limitation the transactions contemplated by this Agreement, with a claims period of six (6) years from the Second Merger Effective Time for D&O Claims arising from facts or events that occurred on or prior to the Second Merger Effective Time; provided, however, that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by Lares and its Subsidiaries for such insurance (such amount being the “Lares Maximum Premium”). If Lares shall obtain such tail policy prior to the Second Merger Effective Time, New Holdco or the Surviving Company shall cause such policy to be maintained in full force and effect, for its full term, and shall cause Lares to honor all its obligations thereunder. If Lares fails to obtain such tail policy prior to the Second Merger Effective Time, New Holdco or the Surviving Company shall obtain such a tail policy, provided, however, that the premium for such tail policy shall not exceed the Lares Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Lares Maximum Premium, New Holdco or the Surviving Company shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Lares Maximum Premium.

(c)     If any of New Holdco or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of New Holdco or the Surviving Company, as applicable, assume the obligations set forth in this Section 6.6.

(d)     New Holdco and the Surviving Company shall be jointly and severally obligated to pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.6; provided, however, that such D&O Indemnified Party provides an undertaking to repay such expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law.

(e)     The provisions of this Section 6.6 are intended to be for the express benefit of, and shall be enforceable by, each D&O Indemnified Party (who are intended to be third party beneficiaries of this Section 6.6), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of New Holdco and the Surviving Company and shall not be amended after the Second Merger Effective Time in a manner that is adverse to any D&O Indemnified Party (including their successors, assigns and heirs) without the prior written consent of such D&O Indemnified Party (including the successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 6.6 shall not be deemed to be exclusive of any other rights to which a D&O Indemnified Party is entitled, whether pursuant to applicable Law, contract or otherwise.

Section 6.7     Advice of Changes. Each of Mercury, on the one hand, and Lares, on the other hand, shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on Lares, in the case of Lares, or a Material Adverse Effect on Mercury, in the case of Mercury, or (ii) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided, further, that a failure to comply with this Section 6.7 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

Section 6.8     Tax Matters.

(a)     Lares shall use its reasonable best efforts to deliver to Weil, Gotshal & Manges LLP, counsel to Lares (“Weil”), and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Mercury (“Fried Frank”), a “Tax Representation Letter,” dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC), signed by an officer of Lares, and containing representations of Lares, and Mercury shall use its reasonable best efforts to deliver to Fried Frank and Weil a “Tax Representation Letter,” dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC), signed by an officer of Mercury, and containing representations of Mercury, in each case, as shall be reasonably necessary or appropriate to enable Fried Frank to render the opinion described in Section 7.2(e) and Weil to render the opinion described in Section 7.3(e).

(b)     Lares shall use its reasonable best efforts to obtain from Weil the opinion described in Section 7.3(e) (and any similar opinion to be attached as an exhibit to the Form S-4). Mercury shall use its reasonable best efforts to obtain from Fried Frank the opinion described in Section 7.2(e) (and any similar opinion to be attached as an exhibit to the Form S-4).

(c)     From and after the date hereof and until the Second Merger Effective Time, none of Mercury, Lares or any of their respective Subsidiaries shall knowingly (i) take any action, or fail to take any reasonable action, as a result of which the First Merger and the Second Merger, taken together, are reasonably likely to fail to qualify as a transaction described in Section 351 of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action described in (i).

Section 6.9     Approval Actions. Immediately after the execution and delivery of this Agreement, Mercury shall execute and deliver to Merger Sub 2 (with a copy to Lares) an irrevocable written consent approving and adopting this Agreement and the transactions contemplated hereby, including the Second Merger (the “Merger Sub 2 Member Approval”).

Section 6.10     No Solicitation by Lares.

(a)     Except as expressly permitted by this Section 6.10, from the date hereof until the earlier of the Second Merger Effective Time or the termination of this Agreement in accordance with its terms, (i) Lares shall not, and shall cause its Subsidiaries not to, and (ii) Lares shall and shall cause its Subsidiaries to use its and their respective reasonable best efforts to cause the Representatives of Lares and of its Subsidiaries not to, directly or indirectly:

(i)     solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal with respect to Lares or Acquisition Inquiry with respect to Lares;

(ii)     furnish any non-public information regarding Lares or any of its Subsidiaries to any Person who has made or in response to an Acquisition Proposal with respect to Lares or Acquisition Inquiry with respect to Lares;

(iii)     engage in discussions or negotiations with any Person who has made any Acquisition Proposal with respect to Lares or Acquisition Inquiry with respect to Lares (other than discussions in the ordinary course of business that are unrelated to an Acquisition Proposal or Acquisition Inquiry, which shall be permitted);

(iv)     approve, endorse or recommend any Acquisition Proposal with respect to Lares or Acquisition Inquiry with respect to Lares or, subject to Section 6.10(d), withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the transactions contemplated hereby, including the First Merger and Second Merger; or

(v)     enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Acquisition Transaction with respect to Lares.

(b)     Notwithstanding Section 6.10(a), if the Lares Board receives a bona fide written Acquisition Inquiry from any Person (a “Lares Inquiring Party”) made after the date hereof but prior to 11:59 p.m. Eastern Time on April 25, 2014 (the “Lares Window Shop End Date”) and which did not result from a breach of this Section 6.10, Lares may, at any time prior to the Lares Window Shop End Date, contact the Lares Inquiring Party to inquire as to the financial capability of such Person to make a Lares Superior Offer, and if the Lares Board or a committee thereof determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that the Lares Inquiring Party could reasonably be expected to have the financial capability necessary to make a Lares Superior Offer, then Lares may, at any time prior to the Lares Window Shop End Date (A) furnish to the Lares Inquiring Party (and its Representatives) the Approved Lares Information, and (B) participate, together with its Representatives, in up to two telephone conferences (not to exceed, in each case, ninety (90) minutes in length) with Representatives of the Lares Inquiring Party to answer questions regarding such information, but in any event only after the Lares Inquiring Party enters into a customary confidentiality agreement with Lares (which confidentiality agreement must be no less restrictive with respect to the confidential treatment of information by such Person than the Confidentiality Agreement) (a “Lares Confidentiality Agreement”); provided, that after any such determination by the Lares Board or a committee thereof and before taking any of the actions described in the foregoing clauses (A) and (B), Lares shall give written notice to Mercury of such determination. Lares shall promptly (and in any event, within 24 hours) provide Mercury with any non-public information regarding Lares and its Subsidiaries that is provided by Lares or any of its Representatives to a Lares Inquiring Party that shall not have been previously provided to Mercury or any of its Representatives. Immediately following the Lares Window Shop End Date, Lares shall immediately cease and cause to be terminated any contact with any Lares Inquiring Party with respect to any Acquisition Proposal or Acquisition Inquiry, except as expressly permitted by Section 6.10(c).

(c)     Notwithstanding Section 6.10(a), if after the date hereof but prior to the time that the Required Lares Transaction Vote is obtained (the “Lares Approval Time”), the Lares Board receives a bona fide written Acquisition Proposal made after the date hereof but prior to the Lares Approval Time and which has not resulted from a breach of this Section 6.10, and the Lares Board determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Lares Superior Offer, and, after consultation with outside counsel, that the failure to take the actions described in clauses (A) and (B) below would be reasonably likely to be inconsistent with the Lares Board’s fiduciary duties to Lares Shareholders under applicable Law, then Lares may, at any time prior to the Lares Approval Time (A) furnish information with respect to Lares and its Subsidiaries to the Person or Persons (and its or their Representatives and potential financing sources) making such Acquisition Proposal, but only after such Person or Persons enter into a Lares Confidentiality Agreement and (B) participate in discussions or negotiations with such Person or Persons (and its or their Representatives and potential financing sources) regarding any such Acquisition Proposal made by such Person or Persons; provided, that Lares shall give written notice to Mercury after any such determination by the Lares Board and before taking any of the actions described in the foregoing clauses (A) and (B). Lares shall promptly (and in any event, within 24 hours) provide Mercury with all non-public information regarding Lares and its Subsidiaries that is provided by Lares to a Person or Persons (or its or their Representatives or potential financing sources) making such Acquisition Proposal that shall not have been previously provided to Mercury or its Representatives. Notwithstanding anything to the contrary contained in this Section 6.10, in no event may Lares or any of its Subsidiaries or any of its Representatives directly or indirectly reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide compensation to, any Person or Persons (or any of its or their Representatives or potential financing sources) who makes an Acquisition Proposal or Acquisition Inquiry with respect to Lares.

(d)     Except as expressly permitted by this Section 6.10(d), the Lares Board shall not (i) (A) fail to make or withdraw or qualify, amend or modify in any manner adverse to Mercury, or propose publicly to withdraw, or to qualify, amend or modify, in any manner adverse to Mercury, the Lares Board Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (any action described in this clause (i) being referred to as a “Lares Adverse Recommendation Change”) (it being understood that the following shall not constitute a Lares Adverse Recommendation Change prohibited hereunder: (1) any “stop, look and listen” disclosure in compliance with Rule 14d-9(f) of the Exchange Act, and (2) any communication by Lares that expressly continues to recommend the transactions contemplated hereby), (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize Lares or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or Contract or other instrument in respect of or relating to an Acquisition Proposal with respect to Lares (other than a Lares Confidentiality Agreement). Notwithstanding the foregoing, at any time before the Lares Approval Time, the Lares Board may effect a Lares Adverse Recommendation Change (other than in connection with an Acquisition Proposal with respect to Lares) if the Lares Board determines in its good faith judgment, after consulting with outside counsel, that the failure to effect a Lares Adverse Recommendation Change would be reasonably likely to be inconsistent with the Lares Board’s fiduciary duties to the Lares Shareholders under applicable Law; provided, that Lares has provided Mercury four (4) Business Days’ prior written notice advising Mercury that it intends to take such action and specifying, in reasonable detail, the reasons for such action, it being understood that the delivery of such notice shall not itself constitute a Lares Adverse Recommendation Change. Notwithstanding anything to the contrary in this Section 6.10(d) or elsewhere in this Agreement, if the Lares Board receives after the date hereof but before the Lares Approval Time a bona fide unsolicited written Acquisition Proposal (which did not result from a violation of this Section 6.10)) that the Lares Board determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, constitutes a Lares Superior Offer, (i) Lares may (but in no event from and after the Lares Approval Time) terminate this Agreement pursuant to Section 8.1(h) to enter into a definitive agreement to accept such Lares Superior Offer (and take an action described in clause (ii) of the first sentence of this Section 6.10(d) contemporaneously therewith), if Lares pays the Lares Termination Fee required to be paid by it pursuant to Section 8.3 in connection with such termination, or (ii) the Lares Board may make a Lares Adverse Recommendation Change in connection with such Lares Superior Offer, but in each case described in this sentence only (1) after the fourth (4th) Business Day (such four (4) Business Day period, the “Lares Notice Period”) following Lares’ delivery to Mercury of written notice (a “Notice of Lares Superior Offer”), advising Mercury that the Lares Board is prepared to accept such Lares Superior Offer and enter into a definitive agreement with respect hereto (which notice shall include the form of definitive agreement Lares and the Person that made such offer are prepared to enter into in connection with the termination of this Agreement, any other information and material required to be delivered under Section 6.10(c) or Section 6.10(d), as applicable, that has not yet been provided to Mercury, and the identity of the Person or Persons making such Acquisition Proposal) and terminate this Agreement or make a Lares Adverse Recommendation Change in connection with such Lares Superior Offer (it being understood that any such Notice of Lares Superior Offer regarding a Lares Adverse Recommendation Change shall not itself constitute a Lares Adverse Recommendation Change for purposes of this Agreement) (and during such Lares Notice Period, to the extent requested in writing by Mercury, Lares and its Representatives shall negotiate in good faith with Mercury and Mercury’s Representatives with respect to any revisions to the terms of this Agreement so that such Acquisition Proposal ceases to constitute a Lares Superior Offer), and (2) if after taking into consideration any revisions to the terms of this Agreement proposed in writing by Mercury by 5 p.m. Eastern Time on the last day of such Lares Notice Period, the Lares Board continues to believe in its good faith judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that such Acquisition Proposal continues to constitute a Lares Superior Offer, and that, after consultation with outside counsel, the failure to (i) terminate this Agreement pursuant to Section 6.10(h) or (ii) make a Lares Adverse Recommendation Change in connection with such Lares Superior Offer would be reasonably likely to be inconsistent with the Lares Board’s fiduciary duties to the Lares Shareholders under applicable Law. Any (i) amendment to the financial or other material terms of such Lares Superior Offer or (ii) amendment to an Acquisition Proposal that the Lares Board had determined no longer constitutes a Lares Superior Offer, shall constitute a new Acquisition Proposal and shall require Lares to deliver to Mercury a new Notice of Lares Superior Offer and a new Lares Notice Period (which shall be three (3), instead of four (4), Business Days in length) shall commence thereafter. Except in accordance with the procedures set forth in this Section 6.10(d), Lares shall have no right to terminate this Agreement pursuant to Section 8.1(h).

(e)     Nothing in this Section 6.10 shall prohibit the Lares Board from taking and disclosing to Lares’ shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or making any disclosure to its shareholders required pursuant to applicable Law if the Lares Board determines, in its good faith judgment, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties or applicable Law.

(f)     Lares shall promptly advise Mercury orally and in writing of any Acquisition Proposal or Specific Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Specific Acquisition Inquiry and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the date hereof until the Second Merger Effective Time or, if earlier, the termination of this Agreement in accordance with its terms. If Lares receives an Acquisition Proposal, Specific Acquisition Inquiry or any request for discussions or negotiations that could reasonably be expected to be related to an Acquisition Proposal, it shall (i) promptly notify Mercury (in the case of a Specific Acquisition Inquiry, prior to the provision of any Approved Lares Information to such Person and in the case of any Acquisition Proposal or other request, within no more than 24 hours after any director, officer or financial advisor of Lares is notified or becomes aware of the receipt of such Acquisition Proposal or request) of the communication or receipt of any Acquisition Proposal, Specific Acquisition Inquiry or any request for discussions or negotiations that could reasonably be expected to be related to an Acquisition Proposal, indicating, in connection with such notice, the identity of the person making such Acquisition Proposal, Specific Acquisition Inquiry or request and the material terms and conditions thereof, and (ii) keep Mercury reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal, Specific Acquisition Inquiry or request (including whether such Acquisition Proposal, Specific Acquisition Inquiry or request has been withdrawn or rejected and any material change to the terms thereof).

(g)     Lares shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any Person that relate to any Acquisition Proposal or Acquisition Inquiry in respect of Lares proposed on or prior to the date hereof. Lares acknowledges and agrees that any actions taken by or at the direction of a Representative of Lares or any of its Subsidiaries that, if taken by Lares, would constitute a breach or violation of this Section 6.10 will be deemed to constitute a breach and violation of this Section 6.10 by Lares.

Section 6.11     No Solicitation by Mercury.

(a)     From the date hereof until the earlier of the Second Merger Effective Time or the termination of this Agreement in accordance with its terms, (i) Mercury shall not, and shall cause its Subsidiaries not to, and (ii) Mercury shall and shall cause its Subsidiaries to use its and their respective reasonable best efforts to cause the Representatives of Mercury and of its Subsidiaries not to, directly or indirectly:

(i)     solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal with respect to Mercury or Acquisition Inquiry with respect to Mercury;

(ii)     furnish any non-public information regarding Mercury or any of its Subsidiaries to any Person who has made or in response to an Acquisition Proposal with respect to Mercury or an Acquisition Inquiry with respect to Mercury;

(iii)     engage in discussions or negotiations with any Person who has made any Acquisition Proposal with respect to Mercury or an Acquisition Inquiry with respect to Mercury (other than discussions in the ordinary course of business that are unrelated to an Acquisition Proposal or Acquisition Inquiry, which shall be permitted);

(iv)     approve, endorse or recommend any Acquisition Proposal with respect to Mercury or Acquisition Inquiry with respect to Mercury; or

(v)     enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement (other than a confidentiality agreement on the terms described below) for any Acquisition Transaction with respect to Mercury.

provided, however, that if after the date hereof but prior to the time that the Required Mercury Vote is obtained (the “Mercury Approval Time”), the Mercury Board receives a bona fide written Acquisition Proposal made after the date hereof but prior to the Mercury Approval Time and which has not resulted from a breach of this Section 6.11 and the Mercury Board determines in its good faith business judgment, after consulting with outside counsel and a nationally recognized third party financial advisor, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Mercury Superior Offer, and, after consultation with outside counsel, that the failure to take the actions described in clauses (A) and (B) below would be reasonably likely to be inconsistent with the Mercury Board’s fiduciary duties to Mercury Shareholders under applicable Law, then Mercury may, at any time prior to the Mercury Approval Time (A) furnish information with respect to Mercury and its Subsidiaries to the Person or Persons (and its or their Representatives and potential financing sources) making such Acquisition Proposal, but only after such Person or Persons enter into a customary confidentiality agreement with Mercury (which confidentiality agreement must be no less restrictive with respect to the confidential treatment of information by such Person than the Confidentiality Agreement) (a “Mercury Confidentiality Agreement”) and (B) participate in discussions or negotiations with such Person or Persons (and its or their Representatives and potential financing sources) regarding any Acquisition Proposal made by such Person or Persons; provided, that Mercury shall give written notice to Lares after any such determination by the Mercury Board and before taking any of the actions described in the foregoing clauses (A) and (B). Mercury shall promptly (and in any event, within 24 hours) provide Lares with all non-public information regarding Mercury and its Subsidiaries that is provided by Mercury to a Person or Persons (or its or their Representatives or potential financing sources) making such Acquisition Proposal that shall not have been previously provided to Lares or its Representatives. Notwithstanding anything to the contrary contained in this Section 6.11, in no event may Mercury or any of its Subsidiaries or any of its Representatives directly or indirectly reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide compensation to, any Person or Persons (or any of its or their Representatives or potential financing sources) who makes an Acquisition Proposal or Acquisition Inquiry with respect to Mercury.

(b)     Except as expressly permitted by this Section 6.11(b), the Mercury Board shall not (i) (A) fail to make or withdraw or qualify, amend or modify in any manner adverse to Lares, or propose publicly to withdraw, or to qualify, amend or modify, in any manner adverse to Lares, the Mercury Board Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (any action described in this clause (i) being referred to as a “Mercury Adverse Recommendation Change”) (it being understood that the following shall not constitute a Mercury Adverse Recommendation Change prohibited hereunder: (1) any “stop, look and listen” disclosure in compliance with Rule 14d-9(f) of the Exchange Act, and (2) any communication by Mercury that expressly continues to recommend the transactions contemplated hereby), (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize Mercury or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or Contract or other instrument in respect of or relating to an Acquisition Proposal with respect to Mercury (other than a Mercury Confidentiality Agreement in accordance with Section 6.11(a)). Notwithstanding the foregoing, at any time before the Mercury Approval Time, the Mercury Board may effect a Mercury Adverse Recommendation Change if the Mercury Board determines in its good faith business judgment, after consulting with outside counsel, that the failure to make such withdrawal or recommendation would be reasonably likely to be inconsistent with the Mercury Board’s fiduciary duties to the Mercury Shareholders under applicable Law, provided, that (A) Mercury has provided Lares four (4) Business Days’ prior written notice advising Lares that it intends to take such action and specifying, in reasonable detail, the reasons for such action (it being understood that the delivery of such notice shall not itself constitute a Mercury Adverse Recommendation Change); (B) during such four (4) Business Day period, to the extent requested by Lares, Mercury and its Representatives engage in good faith negotiations with Lares and Lares’ Representatives with respect to any revisions to the terms of this Agreement proposed by Lares as would obviate the need for the Mercury Board to effect a Mercury Adverse Recommendation Change and (C) after taking into consideration any revisions to the terms of this Agreement proposed in writing by Lares by 5 p.m. Eastern Time on the last day of such four (4) Business Day period, the Mercury Board continues to believe in its good faith business judgment, after consulting with outside legal counsel that the failure to make a Mercury Adverse Recommendation Change would be reasonably likely to be inconsistent with the Mercury Board’s fiduciary duties to the Mercury Shareholders under applicable Law.

(c)     Nothing in this Section 6.11 shall prohibit the Mercury Board from taking and disclosing to Mercury’s shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or making any disclosure to its shareholders required pursuant to applicable Law if the Mercury Board determines, in its good faith business judgment, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties or applicable Law.

(d)     Mercury shall promptly advise Lares orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the date hereof until the Second Merger Effective Time or, if earlier, the termination of this Agreement in accordance with its terms. If Mercury receives an Acquisition Proposal or any request for discussions or negotiations that could reasonably be expected to be related to an Acquisition Proposal, it shall (i) promptly notify Lares (within no more than 24 hours after any director, officer or financial advisor of Mercury is notified or becomes aware of the receipt thereof)) of the communication or receipt of any Acquisition Proposal, or any request for discussions or negotiations that could reasonably be expected to be related to an Acquisition Proposal, indicating, in connection with such notice, the identity of the person making such Acquisition Proposal or request and the material terms and conditions thereof, and (ii) keep Lares reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal or request (including whether such Acquisition Proposal or request has been withdrawn or rejected and any material change to the terms thereof).

(e)     Mercury shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any Person that relate to any Acquisition Proposal or Acquisition Inquiry in respect of Mercury proposed prior to the date hereof. Mercury acknowledges and agrees that any actions taken by or at the direction of a Representative of Mercury or any of its Subsidiaries that, if taken by Mercury, would constitute a breach or violation of this Section 6.11 will be deemed to constitute a breach and violation of this Section 6.11 by Mercury.

Section 6.12     Financing.

(a)          Prior to the Closing, Lares shall, and shall cause its Subsidiaries to, and use commercially reasonable best efforts to cause its and its Subsidiaries' respective Representatives to provide to Mercury and New Holdco such cooperation in connection with the Transaction Financing as may be reasonably requested by Mercury, including:

(i)     (a)     assisting in preparation for and participation, upon reasonable advance notice, in a reasonable number of meetings and calls (including customary one-on-one meetings with parties acting as lead arrangers, bookrunners or agents for, and prospective lenders of, the Transaction Financing), drafting sessions, rating agency presentations, road shows and due diligence sessions (including accounting due diligence sessions) and assisting Mercury and New Holdco in obtaining ratings;

(ii)     assisting Mercury and New Holdco and their potential financing sources in the preparation of (A) customary offering documents, private placement memoranda, bank information memoranda, prospectuses and similar marketing documents for any of the Transaction Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders and identifying any portion of such information that constitutes material, nonpublic information regarding Lares or its Subsidiaries or their respective securities (in each case in accordance with customary syndication practices) and (B) customary materials for rating agency presentations;

(iii)     delivering to Mercury and New Holdco and their potential financing sources as promptly as reasonably practicable such audited and interim consolidated financial information and financial statements relating to Lares and its Subsidiaries reasonably necessary for the Transaction Financing to the extent reasonably requested by Mercury in connection with the preparation of customary offering or information documents to be used for the Transaction Financing, including any information necessary in order to prepare pro forma financial information; provided that none of Lares, any of its Subsidiaries or any of their Representatives shall be responsible in any manner for information relating to the proposed debt and equity capitalization that is required for such pro forma financial information;

(iv)     causing its independent registered public accounting firm to cooperate with Mercury and New Holdco in connection with the Transaction Financing, including by providing customary “comfort letters” (including customary “negative assurances”) and customary assistance with the due diligence activities of Mercury and the financing sources, and customary consents to the inclusion of audit reports in any relevant marketing materials, registration statements and related government filings;

(v)     using commercially reasonable efforts to ensure that the Transaction Financing benefits from the existing lending relationships of Lares and its Subsidiaries;

(vi)     assisting to identify the steps for repayment on the Closing Date of the Lares Credit Facilities and other Indebtedness of Lares or its Subsidiaries other than the Lares 2021 Notes and other indebtedness which may be mutually agreed and cooperating with any back-stop, “roll-over” or termination of any existing letters of credit thereunder (and the release and discharge of all related liens and security interests), by providing to Mercury at least three (3) Business days prior to Closing customary pay-off letters (in substantially final form), UCC-3 financing statements, filings with the United States Patent and Trademark and/or Copyright Office, real property mortgage releases, account control agreement termination notices, and other similar and related ancillary agreements as are necessary in connection with the Transaction Financing (it being understood that no such documentation shall become effective until the Second Merger Effective Time);

(vii)     using commercially reasonable efforts to obtain such consents, approvals and authorizations required in connection with the Transaction Financing which may be reasonably requested by Mercury;

(viii)     executing and delivering as of, but not before, the Closing customary definitive financing documentation as may be reasonably requested by Mercury, including, pledge and security documents, guarantees, customary officer’s certificates (including, without limitation, delivery of a solvency certificate in customary form), instruments, copies of any existing surveys, UCC financing statements, filings, security agreements, control agreements, title insurance and other matters ancillary to, or required in connection with, the Transaction Financing (including (A) delivering stock or limited liability company certificates for certificated securities and limited liability company membership or equity interests (with transfer powers executed in blank) of the borrower and its domestic subsidiaries to the extent required on the Closing Date by the terms of the Transaction Financing and (B) using commercially reasonable best efforts to provide customary local counsel legal opinions); and

(ix)     taking all limited liability company actions reasonably requested by Mercury and New Holdco that are necessary to permit the consummation of the Transaction Financing, including with respect to corporate actions of the Surviving Company to be effected immediately following the Second Merger Effective Time and any high yield financing, and to permit the proceeds thereof, together with the cash at Lares and its Subsidiaries, if any, to be made available on the Closing Date to consummate the transactions contemplated hereby, including the refinancing and repayment of outstanding Indebtedness of Lares and its Subsidiaries; and

(x)     providing all documentation and other information relating to Lares and its Subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested by Mercury or New Holdco.

(b)     Lares hereby consents to the use of all of its and its Subsidiaries’ logos in connection with the Transaction Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage Lares or the Lares Subsidiaries or the reputation or goodwill of Lares or any Lares Subsidiary. Notwithstanding any other provision set forth herein or in any other agreement between Lares and Mercury (or their respective affiliates), Lares agrees that Mercury and its affiliates may share customary projections with respect to Lares and its business, which are approved for distribution by Lares, with their potential financing sources and other prospective lenders in connection with any marketing efforts in connection with the Transaction Financing, provided that the recipients of such information agree to customary confidentiality arrangements. Notwithstanding anything to the contrary in this Agreement, none of Lares, any of its Subsidiaries or any of its or their respective directors or officers or other personnel shall be required by this Section 6.12 (i) to take any action or provide any assistance that unreasonably interferes in any material respect with the ongoing operations of Lares and its Subsidiaries or (ii) to execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Closing (other than any payoff letters required to be received in connection with the Transaction Financing).

(c)     If and to the extent requested by Mercury, Lares shall cause Lares Television or another appropriate Subsidiary to, as promptly as practicable following receipt of a written request from Mercury (i) issue one or more notices of optional redemption for all of the outstanding aggregate principal amount of the Lares 2018 Notes, pursuant to the Lares 2018 Indenture on the Closing Date, in order to effect a redemption following the Closing Date, (ii) provide any other cooperation reasonably requested by Mercury to facilitate the redemption of the Lares 2018 Notes and (iii) if elected by Mercury, in connection with the issuance of the notice of redemption, effect and/or cooperate with Mercury to facilitate the satisfaction and discharge of such Lares 2018 Notes pursuant to the Lares 2018 Indenture effective as of (or at Mercury’s election, on a specified date following) the Closing Date. The redemption and (if applicable) satisfaction and discharge of the Lares 2018 Notes pursuant to the preceding sentence are referred to collectively as the “Discharge” of the Notes. Mercury shall deposit or cause to be deposited funds with the applicable trustee for the Lares 2018 Notes sufficient to fund any such Discharge no later than the redemption time specified in the applicable redemption notice or, in connection with a satisfaction and discharge, on the date such satisfaction and discharge is to become effective. “Lares 2018 Indenture” means the Indenture, dated as of April 12, 2010, by and among Lares Television, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, for the Lares 2018 Notes, as amended prior to the date hereof or in accordance with this Agreement. “Lares 2018 Notes” means the $200,000,000 aggregate principal amount of 8.375% Senior Notes due 2018. “Lares 2021 Notes” means the $290,000,000 aggregate principal amount of 6.375% Senior Notes due 2021.

(d)     Notwithstanding anything in this Agreement to the contrary, none of Lares or its Subsidiaries shall be required to (i) pay any commitment or other similar fee, including under any guarantee or pledge or any other document relating to or in connection with the Transaction Financing prior to the Closing or (ii) enter into any binding agreement or commitment or any resolution or otherwise take any corporate or similar action in connection with the Transaction Financing that is not conditioned on the occurrence of the Closing.

(e)     Mercury shall (i) indemnify and hold harmless Lares and the Lares Subsidiaries and its and their respective Representatives (collectively, the “Section 6.12 Indemnitees”) from and against any and all out-of-pocket costs and expenses (including attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by the Section 6.12 Indemnitees in connection with their cooperation and assistance obligations set forth in this Section 6.12, except and only to the extent such costs, expenses, judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations are finally determined in a judicial proceeding (and not subject to further appeal) to have resulted from the gross negligence, bad faith or willful misconduct of Lares, any of the Lares Subsidiaries or any of their respective Representatives, and (ii) reimburse Lares for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Lares and its Subsidiaries (and its and their respective Representatives) in connection with their cooperation and assistance obligations set forth in this Section 6.12.

Section 6.13     [Reserved]

Section 6.14     Section 16 Matters. Prior to the First Merger Effective Time, each of New Holdco, Mercury and Lares shall take all commercially reasonable steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of any shares of Mercury Common Stock or Lares Common Shares (including derivative securities with respect to such shares) or acquisitions of New Holdco Common Stock (including derivative securities with respect to such New Holdco Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Mercury or Lares, as applicable, or who will become subject to such reporting requirements with respect to New Holdco, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.15     Transaction Litigation. Each of Mercury and Lares shall promptly notify the other of any actions, suits, claims or proceedings commenced against it and/or its directors or officers relating to this Agreement, the other Transaction Documents or any of the transactions contemplated hereby and thereby, including any litigation initiated by the holders of Indebtedness of Mercury or Lares or their respective Subsidiaries (collectively, “Transaction Litigation”). Each of Mercury and Lares shall cooperate with the other in the defense or settlement of any Transaction Litigation, shall give the other party the opportunity to consult with it regarding the defense or settlement of such Transaction Litigation and shall give the other party’s advice due consideration with respect to such Transaction Litigation. Neither Lares, Mercury nor any of their respective Subsidiaries shall agree to any settlement of Transaction Litigation without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.16     Stock Exchange Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Lares Class A Shares from the NYSE and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until the Second Merger Effective Time.

Section 6.17     Obligations of Merger Subsidiaries. Mercury shall take all action necessary to cause New Holdco, Merger Sub 1 and Merger Sub 2 to perform their respective obligations under this Agreement and to consummate the Mergers on the terms and conditions contemplated hereby.

Section 6.18     Licensee Companies.

(a)     Notwithstanding anything in this Agreement to the contrary, Lares and its Subsidiaries shall have no duty or obligation hereunder or in the transactions contemplated hereby to cause the Lares Licensee Companies to take any action or to forego from taking any action, except to the extent that Lares or its Subsidiaries (other than the Lares Licensee Companies) have a right to cause the Lares Licensee Companies to take any action or forego from taking any action under any Contracts in effect between Lares or its Subsidiaries (other than the Lares Licensee Companies), on the one hand, and any of the Lares Licensee Companies, on the other hand.

(b)     Notwithstanding anything in this Agreement to the contrary, Mercury and its Subsidiaries shall have no duty or obligation hereunder or in the transactions contemplated hereby to cause the Mercury Licensee Companies to take any action or to forego from taking any action, except to the extent that Mercury or its Subsidiaries (other than the Mercury Licensee Companies) have a right to cause the Mercury Licensee Companies to take any action or forego from taking any action under any Contracts in effect between Mercury or its Subsidiaries (other than the Mercury Licensee Companies), on the one hand, and any of the Mercury Licensee Companies, on the other hand.

Section 6.19     Mercury Public Offering.

(a)     Lares acknowledges that Mercury may effect one or more secondary public offerings of Mercury Registrable Securities held by Mercury Shareholders under Mercury’s registration statement on Form S-3 (No. 333-193654) (as amended, supplemented or replaced, from time to time, the “Shelf Registration Statement”) prior to the Closing or the earlier termination of this Agreement (any such offering, the “Public Offerings”). In connection with any Public Offering, upon the written request of Mercury, Lares shall, at Mercury’s sole expense, use its commercially reasonable best efforts to: (i) cooperate and assist Mercury in connection with effecting any Public Offering at the time determined by Mercury, including using commercially reasonable best efforts to assist Mercury in preparing any amendment of, supplement to, document to be incorporated by reference into, or replacement of, the Shelf Registration Statement (any such amendment, supplement, other document or replacement, the “Offering Documents”) necessary to effect the Public Offerings; (ii) furnish to Mercury, as promptly as reasonably practicable, all business, historical, pro forma, financial and any other information concerning Lares, its Subsidiaries, directors, officers and (to the extent reasonably available to Lares) stockholders as may be reasonably necessary or advisable to be included in the Offering Documents; and (iii) otherwise provide such other assistance as is reasonably necessary to assist Mercury in effecting the Public Offering or which may be reasonably requested by the underwriters in connection with any Public Offering.

(b)     Without limiting the generality of Section 6.19(a), upon the request of Mercury, Lares will use its commercially reasonable best efforts to, as promptly as reasonably practicable: (i) provide Mercury with interim consolidated financial statements of Lares and its Subsidiaries (including footnotes) that are required by the Securities Act to be included in the Offering Documents and that have been reviewed by Lares’ independent registered public accounting firm and that are “current” for purposes of the rules and regulations of the SEC; (ii) provide management’s discussion and analysis of financial condition and results of operations with respect to the Lares’ interim and annual consolidated financial statements covering the periods that are required by the Securities Act to be included in the Offering Documents; (iii) cause Lares’ independent registered public accounting firm to consent to the inclusion or incorporation by reference of such independent registered public accounting firm’s audit report on the annual audited consolidated financial statements of Lares included in the Offering Documents and to the inclusion of a reference to such independent registered public accounting firm by name in the Shelf Registration Statement and the Offering Documents; (iv) cause Lares’ independent registered public accounting firm to deliver a customary and reasonable comfort letter with respect to information relating to Lares and its Subsidiaries included in the Offering Documents; (v) provide information with respect to Lares and its Subsidiaries that is reasonably necessary to prepare selected financial data for the last five fiscal years and to enable Mercury to prepare pro forma financial statements and related footnotes, in each case to the extent reasonably necessary to be included in the Offering Documents; (vi) provide necessary representation letters reasonably requested by Lares’ independent registered public accounting firm to allow such firm to provide the consents, audit reports and comfort letters described above; (vii) make available information regarding Lares sufficient to allow the underwriters (and its counsel) in any Public Offering to perform due diligence on Lares and its Subsidiaries for the purpose of satisfying their due diligence defense in any Public Offering to the extent customary and reasonable; and (viii) make available, at reasonable times and locations, the Chief Executive Officer and other senior executive officers of Lares, to participate in a customary and reasonable number of due diligence meetings, calls, customary road show presentations and other investor meetings and calls that may be reasonably requested by the underwriters with respect to any Public Offering.

(c)     Notwithstanding Section 6.19(a) and Section 6.19(b): (i) Lares shall in no event be required to provide such requested cooperation and assistance to the extent it unreasonably interferes with the ongoing business or operations of Lares or any of its Subsidiaries; and (ii) neither Lares nor any of its Subsidiaries, nor any of their respective directors, officers or Affiliates, shall be required to take any action in their capacity as a member of the Lares Board or the board of directors of any of Lares’ Subsidiaries to authorize or approve any Public Offering.

(d)     Prior to filing of any Offering Documents with the SEC that includes information regarding Lares, Mercury (i) shall provide Lares and its counsel with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) shall give due consideration to including in such document or response any comments reasonably proposed by Lares or its counsel. Mercury shall, as promptly as practicable after the receipt thereof, provide Lares with copies of any written comments and advise Lares of any oral comments with respect to the Offering Documents or the Shelf Registration Statement received by Mercury from the SEC, including any request from the SEC for amendments or supplements to the Shelf Registration Statement, and shall promptly provide Lares with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand.

(e)     If at any time any information relating to Lares, or any of its Affiliates, officers or directors, should be discovered by Lares that should be set forth in an amendment or supplement to the Shelf Registration Statement or in any of the Offering Documents, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Lares shall promptly notify Mercury and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under applicable Law, disseminated to potential purchases of shares of Mercury Voting Common Stock.

(f)     Mercury shall (i) indemnify and hold harmless Lares and the Lares Subsidiaries and its and their respective Representatives (collectively, the “Section 6.19 Indemnitees”) from and against any and all out-of-pocket costs and expenses (including attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by the Section 6.19 Indemnitees in connection with their cooperation and assistance obligations set forth in this Section 6.19, except and only to the extent such costs, expenses, judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations are finally determined in a judicial proceeding (and not subject to further appeal) to have resulted from the gross negligence, bad faith or willful misconduct of Lares, any of the Lares Subsidiaries or any of their respective Representatives, and (ii) reimburse Lares for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Lares and its Subsidiaries (and its and their respective Representatives) in connection with their cooperation and assistance obligations set forth in this Section 6.19.

Section 6.20     Certain Actions. Unless otherwise agreed to by Mercury and Lares, prior to the Closing, Mercury shall take, or cause to be taken, the steps set forth on Section 6.20 of the Mercury Disclosure Letter.

Section 6.21     Mercury Charter Amendment. Prior to the First Merger Effective Time, Mercury shall file, or cause to be filed, the Mercury Charter Amendment with, and the Mercury Charter Amendment shall have been accepted by, the VSCC, so that the Mercury Charter Amendment shall be in full force and effect immediately prior to the First Merger.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1     Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of Lares, on the one hand, and Mercury, New Holdco, Merger Sub 1, and Merger Sub 2, on the other, to effect the Mergers shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a)     Required Approvals. (i) The waiting period under the HSR Act with respect to the Mergers shall have expired or been earlier terminated, (ii) the FCC Consent shall have been granted by the FCC and shall be in effect as issued by the FCC or as extended by the FCC, (iii) the Required Mercury Vote shall have been obtained, and (iv) the Required Lares Vote shall have been obtained.

(b)     No Order. No Order (whether temporary, preliminary or permanent) issued by any U.S. federal or state court of competent jurisdiction preventing the consummation of any of the Mergers shall be in effect.

(c)     Registration Statement Effective. The SEC shall have declared the Form S-4 effective and no stop order suspending the effectiveness of the Form S-4 shall have been issued.

(d)     NYSE Listing. The shares of New Holdco Voting Common Stock issuable in connection with the First Merger and the Second Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

(e)     Mercury Charter Amendment. The Mercury Charter Amendment shall have been filed, and accepted for filing, with the VSCC, and shall be in full force and effect prior to the First Merger Effective Time.

Section 7.2     Conditions to Obligations of Mercury and Merger Subs. The obligation of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2 to effect the Mergers is also subject to the satisfaction, or waiver by Mercury, at or prior to the Closing, of the following conditions:

(a)     Representations and Warranties. The representations and warranties of Lares in Section 3.2(a) and Section 3.2(b) that (i) are not made as of a specific date shall be true and correct in all respects as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct in all respects as of such date, except, in either case, for inaccuracies that are de minimis, in the aggregate. The representations and warranties of Lares in Section 3.1(a), Section 3.3(a) and Section 3.7 that (i) are not made as of a specific date shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, and (ii) are made as of a specific date shall be true and correct in all material respects as of such date. All of the other representations and warranties of Lares contained in Article III of this Agreement that (i) are not made as of a specific date shall be true and correct as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties), individually or in the aggregate, would not reasonable be likely to have a Material Adverse Effect on Lares; and Mercury shall have received a certificate signed on behalf of Lares by the Chief Executive Officer or the Chief Financial Officer of Lares to the foregoing effect.

(b)     Performance of Obligations of Lares. Lares shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and Mercury shall have received a certificate signed on behalf of Lares by the Chief Executive Officer or the Chief Financial Officer of Lares to such effect.

(c)     No Material Adverse Effect on Lares. Since the date of this Agreement, there shall not have been any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Lares, and Mercury shall have received a certificate signed on behalf of Lares by the Chief Executive Officer or the Chief Financial Officer of Lares to such effect.

(d)     Third Party Consents. The third-party consents set forth on Section 7.2(d) of the Lares Disclosure Letter shall have been obtained.

(e)     Tax Opinion. Mercury shall have received from Fried Frank a written opinion dated as of the Closing Date to the effect that for U.S. federal income tax purposes the First Merger and the Second Merger, taken together, will qualify as a transaction described in Section 351 of the Code. In rendering such opinion, Fried Frank shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.8(a).

Section 7.3     Conditions to Obligations of Lares. The obligation of Lares to effect the Mergers is also subject to the satisfaction or waiver by Lares at or prior to the First Merger Effective Time of the following conditions:

(a)     Representations and Warranties. The representations and warranties of Mercury in the second sentence of Section 4.1(d) shall be true and correct in all respects as of the Closing, as though made on and as of the Closing. The representations and warranties of Mercury in Section 4.2(a) and Section 4.2(b) that (i) are not made as of a specific date shall be true and correct in all respects as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct in all respects as of such date, except, in either case, for inaccuracies that are de minimis, in the aggregate. The representations and warranties of Mercury in Section 4.1(a), Section 4.3(a) and Section 4.7 that (i) are not made as of a specific date shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct in all material respects as of such date. All of the other representations and warranties of Mercury contained in Article IV of this Agreement that (i) are not made as of a specific date shall be true and correct as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties), individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Mercury; and Lares shall have received a certificate signed on behalf of Mercury by the Chief Executive Officer or the Chief Financial Officer of Mercury to the foregoing effect.

(b)     Performance of Obligations of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2. Each of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2 shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Lares shall have received a certificate signed on behalf of Mercury, New Holdco, Merger Sub 1 and Merger Sub 2 by the Chief Executive Officer or the Chief Financial Officer of Mercury to such effect.

(c)     No Material Adverse Effect on Mercury. Since the date of this Agreement, there shall not have been any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Mercury, and Lares shall have received a certificate signed on behalf of Mercury by the Chief Executive Officer or the Chief Financial Officer of Mercury to such effect.

(d)     Third Party Consents. The third-party consents set forth on Section 7.3(d) of the Mercury Disclosure Letter shall have been obtained.

(e)     Tax Opinion. Lares shall have received from Weil a written opinion dated as of the Closing Date to the effect that for U.S. federal income tax purposes the First Merger and the Second Merger, taken together, will qualify as a transaction described in Section 351 of the Code. In rendering such opinion, Weil shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.8(a).

Section 7.4     Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1     Termination. This Agreement may be terminated at any time prior to the Second Merger Effective Time, whether before or after obtaining the Required Lares Vote or the Required Mercury Vote:

(a)     by mutual consent of Lares and Mercury in a written instrument;

(b)     by either Lares or Mercury if any U.S. federal or state court of competent jurisdiction shall have issued a final and nonappealable Order permanently enjoining or otherwise prohibiting either of the Mergers, provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have complied with its obligations pursuant to Section 6.3 with respect to such Order;

(c)     by either Lares or Mercury if the Mergers shall not have been consummated on or before March 21, 2015 (the “Initial Outside Date”); provided, that if on the Initial Outside Date any of the conditions set forth in Section 7.1(a)(i) or (a)(ii) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived or shall then be capable of being satisfied, then the Initial Outside Date shall be automatically extended to June 21, 2015. As used in this Agreement, the term “Outside Date” shall mean the Initial Outside Date, unless extended pursuant to the foregoing sentence, in which case, the term “Outside Date” shall mean such date to which the Initial Outside Date has been so extended. Notwithstanding the foregoing, the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party if the failure of the Closing to occur by such date shall be due to the failure of the such party to perform or observe the covenants and agreements of such party set forth in this Agreement;

(d)     by either Lares or Mercury if there shall have been a breach of any of the covenants or agreements or there shall be any inaccuracy in any of the representations or warranties set forth in this Agreement on the part of Lares, in the case of a termination by Mercury, or Mercury, New Holdco, Merger Sub 1 or Merger Sub 2, in the case of a termination by Lares, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b), in the case of a termination by Mercury, or the conditions set forth in Section 7.3(a) or Section 7.3(b), in the case of a termination by Lares, and which, if curable, is not cured by, on or before the earlier of (i) the Outside Date or (ii) thirty (30) days following receipt of written notice by the party committing such breach, or which by its nature or timing cannot be cured prior to the Outside Date;

(e)     by (i) either Mercury or Lares if the Mercury Shareholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Required Mercury Vote shall not have been obtained, or (ii) by Mercury if the Lares Shareholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Required Lares Vote shall not have been obtained;

(f)     by Lares, at any time prior to the Mercury Approval Time, (i) if Mercury shall have breached or failed to perform in any material respect its obligations under Section 6.2(a) or Section 6.11, (ii) if a Mercury Triggering Event shall have occurred or (iii) Mercury shall have failed to reaffirm the Mercury Board Recommendation within ten (10) Business Days after both (x) an Acquisition Proposal with respect to Mercury shall have been made public (or any person shall have publicly announced a bona fide intention, whether or not conditional, to make an Acquisition Proposal with respect to Mercury), and (y) receipt by Mercury of a written request to do so from Lares; provided, that Lares shall only be entitled to terminate this Agreement pursuant to clauses (ii) or (iii) of this Section 8.1(f) for a five (5) Business Day period following the date a Mercury Triggering Event occurs or the expiry of such ten (10) Business Day period, as applicable;

(g)     by Mercury, at any time prior to the Lares Approval Time, (i) if Lares shall have breached or failed to perform in any material respect its obligations under Section 6.2(b) or Section 6.10, (ii) if a Lares Triggering Event shall have occurred or (iii) Lares shall have failed to reaffirm the Lares Board Recommendation within ten (10) Business Days after both (x) an Acquisition Proposal with respect to Lares shall have been made public (or any person shall have publicly announced a bona fide intention, whether or not conditional, to make an Acquisition Proposal with respect to Lares, and (y) receipt by Lares of a written request to do so from Mercury; provided, that Mercury shall only be entitled to terminate this Agreement pursuant to clauses (ii) or (iii) if this Section 8.1(g) for a five (5) Business Day period following the date a Lares Triggering Event occurs or the expiry of such ten (10) Business Day period, as applicable;

(h)     by Lares, at any time prior to the Lares Approval Time, if the Lares Board determines to enter into a definitive agreement to accept a Lares Superior Offer in accordance with Section 6.10(d), provided Lares pays to Mercury the Lares Termination Fee substantially concurrently with such termination pursuant to Section 8.3(a); or

(i)     by Mercury if the Net Lost Annual BCF would exceed the Maximum Required Amount; provided, that Mercury shall only be entitled to terminate this Agreement pursuant to this Section 8.1(i) during the ten (10) Business Day period following the date on which a final determination of the Lost Annual BCF is made as contemplated in the definition of Lost Annual BCF; and provided further, however, if at any time after the date on which such final determination is made there is an event, circumstance, development or condition that would increase the Net Lost Annual BCF, Mercury shall again be entitled to terminate this Agreement pursuant to this Section 8.1(i) during the ten (10) Business Day period following the date on which a final determination of the increase in Net Lost Annual BCF is made.

Section 8.2     Effect of Termination. In the event of termination of this Agreement by either Lares or Mercury as provided in Section 8.1 (or by Lares and Mercury as provided in Section 8.1(a)), this Agreement shall forthwith become void and have no effect, and none of the parties or any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) the fourth sentence of Section 6.3(f)(i) and the second sentence of Section 6.3(f)(ii), Section 6.4(b), Section 6.12(e), Section 6.19(f), this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX (other than Section 9.8) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Lares nor Mercury shall be relieved or released from any liabilities or damages arising out of its fraud or Intentional Breach of any agreement or covenant in this Agreement.

Section 8.3     Termination Fee.

(a)     If this Agreement is terminated: (i) by Lares pursuant to Section 8.1(f); or (ii) by Mercury or Lares pursuant to Section 8.1(c) or Section 8.1(e)(i), or by Lares pursuant to Section 8.1(d), and in the case of clause (ii) of this sentence: (I)(x) in the case of a termination pursuant to Section 8.1(e)(i), at or prior to the Mercury Shareholder Meeting a bona fide Acquisition Proposal with respect to Mercury shall have been publicly disclosed or announced, and such Acquisition Proposal shall not have been withdrawn prior to the completion of the Mercury Shareholder Meeting and (y) in the case of a termination pursuant to Section 8.1(c) or Section 8.1(d), prior to such termination a bona fide Acquisition Proposal with respect to Mercury shall have been made to Mercury, whether or not publicly disclosed or announced; and (II): (1) on or prior to the first anniversary of such termination of this Agreement, an Acquisition Transaction with respect to Mercury is consummated; or (2) on or prior to the first anniversary of such termination of this Agreement, a definitive agreement relating to an Acquisition Transaction with respect to Mercury is entered into by Mercury and such Acquisition Transaction is subsequently consummated, Mercury shall pay to the holders of Lares Common Shares, in cash at the time specified in the following sentence, a fee in the amount of $55,100,000 (the “Mercury Termination Fee”). The Mercury Termination Fee shall be paid as follows: (x) in the case of clause (i) of the preceding sentence, within two business days after the termination of this Agreement; and (y) in the case of clause (ii) of the preceding sentence, within two business days after the consummation of, the applicable Acquisition Transaction. “Acquisition Transaction” for purposes of clause (II) of clause (ii) of this Section 8.3(a) shall have the meaning assigned thereto in the definition thereof set forth in Section 9.3 except that references in the definition to “20%” shall be replaced by “50%.” Prior to the payment of the Mercury Termination Fee, Lares shall appoint an agent to act as paying agent for the purposes of receiving, and delivering to the holders of Lares Common Shares, the Mercury Termination Fee, the procedures for which shall be set forth in the paying agent agreement (i) proposed by Lares and in a form acceptable to Mercury and (ii) pursuant to which Lares shall indemnify and hold harmless Mercury and its Subsidiaries from and against any and all liabilities, costs, expenses and obligations directly or indirectly suffered or incurred by Mercury or any of its Subsidiaries as a result of payment of the Mercury Termination Fee to the paying agent and/or the holders of Lares Common Shares.

(b)     If this Agreement is terminated: (i) (A) by Mercury pursuant to Section 8.1(g) or (B) by Lares pursuant to Section 8.1(h); or (ii) by Mercury or Lares pursuant to Section 8.1(c), or by Mercury pursuant to Section 8.1(d) or Section 8.1(e)(ii), and in the case of clause (ii) of this sentence: (I)(x) in the case of a termination pursuant to Section 8.1(e)(ii), at or prior to the Lares Shareholder Meeting a bona fide Acquisition Proposal with respect to Lares shall have been publicly disclosed or announced, and such Acquisition Proposal shall not have been withdrawn prior to the completion of the Lares Shareholder Meeting and (y) in the case of a termination pursuant to Section 8.1(c) or Section 8.1(d), prior to such termination a bona fide Acquisition Proposal with respect to Lares shall have been made to Lares, whether or not publicly disclosed or announced; and (II): (1) on or prior to the first anniversary of such termination of this Agreement, an Acquisition Transaction with respect to Lares is consummated; or (2) on or prior to the first anniversary of such termination of this Agreement, a definitive agreement relating to an Acquisition Transaction with respect to Lares is entered into by Lares and such Acquisition Transaction is subsequently consummated, Lares shall pay to Mercury, in cash at the time specified in the following sentence, a fee in the amount of $57,300,000 (the “Lares Termination Fee”), provided, that if (x) Lares terminates this Agreement pursuant to Section 8.1(h) to enter into a definitive agreement with an Excluded Party with respect to a Lares Superior Offer included in a Notice of Lares Superior Offer delivered to Mercury in respect of an Acquisition Proposal from such Excluded Party, (y) such Notice of Lares Superior Offer was delivered by Lares to Mercury prior to the Excluded Party Deadline and (z) Lares terminates this Agreement pursuant to Section 8.1(h) within one (1) Business Day after the conclusion of the Lares Notice Period relating to such Notice of Lares Superior Offer, the Lares Termination Fee payable in connection with such termination shall be an amount equal to $26,600,000. The Lares Termination Fee shall be paid as follows: (x) in the case of clause (i)(A) of the preceding sentence, within two business days after the termination of this Agreement and in the case of clause (i)(B) of the preceding sentence, substantially concurrently with the termination of this Agreement; and (y) in the case of clause (ii) of the preceding sentence, within two business days after the consummation of the applicable Acquisition Transaction. “Acquisition Transaction” for purposes of clause (II) of clause (ii) of this Section 8.3(b) shall have the meaning assigned thereto in the definition thereof set forth in Section 9.3 except that references in the definition to “20%” shall be replaced by “50%.”

(c)     If Mercury fails to pay when due the Mercury Termination Fee, or Lares fails to pay when due the Lares Termination Fee, then Mercury or Lares, as applicable, shall: (i) reimburse the other party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of the Mercury Termination Fee or the Lares Termination Fee, as applicable, and the enforcement by such other party of its rights under this Section 8.3; and (ii) pay to the other party interest on the amount of the Mercury Termination Fee or the Lares Termination Fee, as applicable (for the period commencing as of the date the such termination fee was originally required to be paid through the date such termination fee is actually paid to such other party in full) at a rate per annum equal to the lower of: (i) the “prime rate” (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Law.

(d)     The parties hereto acknowledge and agree that in no event shall Mercury be required to pay the Mercury Termination Fee, or Lares be required to pay the Lares Termination Fee, on more than one occasion, whether or not such termination fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

Section 8.4     Amendment. Subject to compliance with applicable Law and Section 6.6(e), the provisions of this Agreement may be amended, modified or supplemented by written agreement of each of Mercury and Lares, whether before or after approval by the stockholders of Lares or Mercury.

Section 8.5     Extension; Waiver. At any time prior to the Second Merger Effective Time, the parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of another party, (ii) waive any inaccuracies in the representations and warranties of another party contained in this Agreement, and (iii) waive compliance with any of the agreements of another party or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except to the extent set forth in Sections 6.3(d), Section 6.12(e), Section 6.19(f) and 8.3(b).

Section 9.2     Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or if sent via facsimile (with confirmation and same day dispatch by express courier utilizing next-day service), (b) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if mailed by registered or certified mail (return receipt requested), (c) on the first (1st) Business Day following the date of dispatch if delivered utilizing next-day service by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) or (d) on the date such notice is transmitted by e-mail to the e-mail addresses previously provided to the other parties:

(a)            if to Lares, to:LIN Media, LLC

One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
Attention:     Vincent L. Sadusky
                        Denise M. Parent, Esq.
Facsimile: (401) 454-2817

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention:     Glenn D. West, Esq.
                        James R. Griffin, Esq.
Facsimile: (214) 746-7777

(b)           if to Mercury, New Holdco, Merger Sub 1 or Merger Sub 2, to:

Media General, Inc.

333 E. Franklin Street

Richmond, Virginia 23219

Attention:      James F. Woodward

                        Andrew C. Carington, Esq.
Facsimile: (804) 887-7021

with copies (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:     Philip Richter, Esq.
                       Abigail Bomba, Esq.
Facsimile:     (212) 859-4000

Section 9.3     Definitions. For purposes of this Agreement:

“2013 Merger” means the all-stock business combination transaction consummated on November 12, 2013, pursuant to the Agreement and Plan of Merger, dated as of June 5, 2013, by and among Mercury, New Young Broadcasting Holding Co., Inc., General Merger Sub 1, Inc., General Merger Sub 2, Inc. and General Merger Sub 3, LLC.

“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by or on behalf of Mercury or Lares) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Mercury or Lares) for any Acquisition Transaction or possible Acquisition Transaction.

“Acquisition Transaction” with respect to Mercury or Lares, as applicable, means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving Mercury or Lares, as applicable, or any of their Subsidiaries, pursuant to which such Person or “group” would own 20% or more of the consolidated assets, revenues or net income of Mercury or Lares, as applicable, and its Subsidiaries, taken as a whole, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of Mercury or Lares, as applicable (including Equity Interests of any of its Subsidiaries), or any Subsidiary of Mercury or Lares, as applicable, representing 20% or more of the consolidated assets, revenues or net income of Mercury or Lares, as applicable, and its Subsidiaries, taken as a whole, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of Equity Interests representing 20% or more of the issued and outstanding equity securities of Mercury or Lares, as applicable, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of Equity Interests representing 20% or more of the issued and outstanding equity securities of Mercury or Lares, as applicable, or (v) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Approved Lares Information” means (i) a package of non-public information regarding Lares and its Subsidiaries that has been approved by Mercury prior to the date hereof and (ii) other non-public information regarding Lares and its Subsidiaries that has been approved by Mercury and provided or made available in the “virtual data room” hosted by Intralinks, Inc. at https://services.intralinks.com under project name “Project Autobahn Limited Dataroom” at least 24 hours prior to the date hereof.

“Average Annual BCF” has the meaning given to such term on Schedule 6.3.

“Barter Agreement” means any Contract pursuant to which a Person has sold or traded commercial air time in consideration for property or services in lieu of or in addition to cash.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law or executive order to close and shall consist of the time period from 12:01 a.m. through midnight at such location.

“Communications Act” means the Communications Act of 1934, as amended.

“Environmental Claims” means, in respect of any Person, any and all Actions alleging noncompliance with or actual or potential liability under Environmental Law or the presence or Release of, or exposure to, any Hazardous Materials.

“Environmental Law” means all Laws relating to pollution, contamination, Hazardous Materials, natural resources, protection of the environment, or human health or safety relating to exposure to Hazardous Materials.

“Environmental Permits” means all permits, licenses, identification numbers, registrations and other governmental authorizations required under or issued pursuant to applicable Environmental Laws.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor, or the value of which is determined in reference thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any Person from whom the Lares Board receives an Acquisition Proposal after the date of this Agreement and prior to the Lares Window Shop End Date that the Lares Board determines, prior to the Lares Window Shop End Date, constitutes or would reasonably be expected to lead to a Lares Superior Offer.

“Excluded Party Deadline” means, with respect to any Excluded Party, 5:00 P.M. Eastern Time on May 15, 2014.

“FCC” means the Federal Communications Commission.

“FCC Applications” means those applications and requests for waivers required to be filed with the FCC to obtain the approvals and waivers of the FCC pursuant to the Communications Act and FCC Rules necessary to consummate the transactions contemplated by this Agreement.

“FCC Consent” means the grant by the FCC of the FCC Applications, regardless of whether the action of the FCC in issuing such grant remains subject to reconsideration or other further review by the FCC or a court.

“FCC Licenses” means the FCC licenses, Permits and other authorizations, together with any renewals, extensions or modifications thereof, issued with respect to the Mercury Stations or the Lares Stations by the FCC, or otherwise granted to or held by Mercury or any Mercury Subsidiary or Lares or any Lares Subsidiary.

“FCC Rules” means the rules, regulations, orders and promulgated and published policy statements of the FCC.

“GAAP” means U.S. generally accepted accounting principles.

“Hazardous Materials” means any wastes, substances, or materials that are defined or listed by any Environmental Law as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as “hazardous wastes,” “hazardous substances,” or “toxic substances” under any Environmental Laws. “Hazardous Materials” includes, without limitation, polychlorinated biphenyls, asbestos and asbestos containing material, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

“Indebtedness” means, with respect to any Person, (i) all obligations evidenced by a note, bond, debenture, credit agreement or other debt instrument, (ii) all obligations with respect to letters of credit, banker’s acceptances or similar facilities, (iii) all obligations under any interest rate or currency protection agreement or swaps, forward contracts and similar agreements, (iv) all obligations for borrowed money, (v) all obligations for the deferred purchase price of property or services, including all seller notes and “earn-out” payment obligations, whether or not matured, (vi) all obligations required to be accounted for as capital leases under GAAP, (vii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or equity interests or any warrants, rights or options to acquire such capital stock or equity interests, and (viii) all guarantees issued in respect of the obligations described in clauses (i)-(vii) above of any other Person (contingent or otherwise), in each case including the aggregate principal amount of, and any accrued interest and applicable pre-payment charges, fees, penalties or premiums with respect to such obligations; provided, that, Indebtedness shall not include: (i) with respect to Lares or any Subsidiary of Lares, any intercompany indebtedness solely among Lares and one or more direct or indirect wholly-owned Subsidiaries thereof, or solely among two or more Lares Subsidiaries directly or indirectly wholly-owned by Lares, (ii) with respect to Mercury or any Subsidiary of Mercury, any intercompany indebtedness solely among Mercury and one or more wholly-owned Subsidiaries thereof, or solely among two or more Mercury Subsidiaries directly or indirectly wholly-owned by Mercury, or (iii) any accounts payable or trade payables, in each case incurred in the ordinary course of business.

“Intellectual Property” means all foreign and domestic intellectual property, including all (i) trademarks, service marks, brand names, Internet domain names, logos, symbols, trade dress, fictitious names, trade names, and other indicia of origin and all goodwill associated therewith and symbolized thereby; (ii) patents and inventions and discoveries, whether patentable or not; (iii) confidential information, proprietary information, trade secrets and know-how (including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists); (iv) copyrights and works of authorship in any media (including computer software programs, source code, databases and other compilations of information); (v) applications and registrations for any of the foregoing in (i) through (iv); and (vi) divisionals, continuations, continuations-in-part and provisionals and patents issuing on any of the foregoing in this (vi), and all extensions, modifications, renewals, reissues, reexaminations, substitutions, restorations, and reversions of any of the foregoing in (i) through (vi).

“Intentional Breach” means, with respect to any agreement or covenant hereunder, an action or omission (including a failure to cure circumstances) taken or omitted to be taken after the date hereof that the breaching Person intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause a material breach of such agreement or covenant.

“Knowledge” or any similar phrase means (a) with respect to Lares or its Subsidiaries, the actual knowledge of the persons listed on Section 9.3 to the Lares Disclosure Letter, and (b) with respect to Mercury, the actual knowledge of the persons listed on Schedule 9.3 to the Mercury Disclosure Letter.

“Lares Benefit Plan” means any employee benefit plan (other than a Multiemployer Plan), program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Lares or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Lares or any of its Subsidiaries or to which Lares or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, performance, equity or stock or stock related, deferred compensation (including any “nonqualified deferred compensation plan” as defined in Sections 409A(d)(1) and 3121(v)(2)(C) of the Code), vacation, stock purchase, stock option, severance, change of control, supplemental unemployment benefit, vacation, sick or paid time off benefit, or fringe benefit (including any “specified fringe benefit plan” as defined in Section 6039D(d)(1) of the Code) plan, arrangement, program or policy, excluding the Lares Employment Agreements.

“Lares Class A Share” means each Class A common share representing limited liability company interests in Lares.

“Lares Class B Share” means each Class B common share representing limited liability company interests in Lares.

“Lares Class C Share” means each Class C common share representing limited liability company interests in Lares.

“Lares Common Shares” means Lares Class A Shares, Lares Class B Shares and Lares Class C Shares.

“Lares Credit Facilities” means the Credit Agreement, dated as of October 26, 2011, by and among LIN Television Corporation and the other parties thereto, as amended by the First Amendment thereto, dated as of December 19, 2011, and the Second Amended thereto, dated December 24, 2012; the Tranche B Term Facility, dated December 21, 2011, by and among LIN Television Corporation and the other parties thereto; and the Tranche B-2 Term Facility, dated February 12, 2011, by and among LIN Television Corporation and the other parties thereto.

“Lares Employment Agreement” means a contract or agreement of Lares or any of its Subsidiaries with any individual who is rendering or has rendered services thereto as an employee pursuant to which Lares or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

“Lares FCC Licenses” means the FCC licenses, Permits and other authorizations, together with any renewals, extensions or modifications thereof, issued with respect to the Lares Stations, or otherwise granted to or held by Lares or any Lares Subsidiary.

“Lares Licensee Companies” means WBDT Television, LLC, Vaughan Acquisition LLC and KASY-TV Licensee, LLC.

“Lares LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of LIN Media LLC, as amended through the date hereof.

“Lares LTIPs” means the Lares 1998 Option Plan (as amended and restated effective as of July 30, 2013), the Lares 2002 Stock Plan (as amended and restated effective as of July 30, 2013) and the Lares 2002 Non-Employee Director Stock Plan (as amended and restated effective as of July 30, 2013).

“Lares Non-Managed Companies” means Nami Media, Inc., Dedicated Media, Inc. and HYFN, Inc.

“Lares Preferred Share” means each preferred share of any series of preferred shares representing limited liability company interests in Lares.

“Lares Shareholder” means any holder of Lares Common Shares.

“Lares Stations” means (a) the following television broadcast stations of Lares and its Subsidiaries: KOIN-TV, WISH-TV, WNDY-TV, WTNH-TV, WCTX-TV, WOOD-TV, WOTV-TV, WXSP-CD, WIAT-TV, WAVY-TV, WVBT-TV, KXAN-TV, KBVO-TV, KRQE-TV, KASA-TV, WIVB-TV, WNLO-TV, WPRI-TV, WALA-TV, WFNA-TV, WDTN-TV, KSNW-TV, KSNG-TV, WLUK-TV, WCWF-TV, KHON-TV, WJCL-TV, WANE-TV, WKBN-TV, WYFX-LD, WWLP-TV, KSNT-TV, KTMJ-CD, KIMT-TV, WTHI-TV and WLFI-TV and (b) the following television broadcast stations licensed to third parties and subject to Sharing Agreements with Lares or its Subsidiaries: KNVA-TV, KWBQ-TV, KASY-TV (including KRWB-TV and KWBQ(TV)), WNAC-TV, WBDT-TV, WTGS-TV, WYTV-DT and KTKA-TV.

“Lares Superior Offer” shall mean a bona fide written Acquisition Proposal (except that references in the definition of Acquisition Transaction, as it applies to the definition of Acquisition Proposal, to “20%” shall be replaced by “50%”) with respect to Lares that is determined by the Lares Board, in its good faith judgment, after consulting with a nationally recognized third party financial advisor and outside legal counsel, and after taking into account all the terms of the Acquisition Proposal (including, without limitation, the legal, financial and regulatory aspects of such proposal, the availability of any financing, the identity of the person making such proposal, the anticipated time of completion of the proposed transaction and the conditions for completion of such proposal) (i) to be more favorable, from a financial point of view, to the Lares Shareholders than the transactions contemplated by this Agreement (taking into account any revised proposal by Mercury to amend the terms of this Agreement or the other Transaction Documents) and (ii) is reasonably expected to be consummated.

“Lares Triggering Event” shall be deemed to have occurred if (a) Lares shall have failed to include in the Joint Proxy Statement/Prospectus mailed to Lares Shareholders the Lares Board Recommendation, or (b) a Lares Adverse Recommendation Change shall have occurred.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required under GAAP to be accrued on the financial statements of such Person.

“Lost Annual BCF” has the meaning given to such term on Schedule 6.3.

“Market” means the “Designated Market Area,” as determined by The Nielsen Company, of a television broadcast station.

“Material Adverse Effect on Lares” means a material adverse effect on the business, financial condition or results of operations of Lares and its Subsidiaries taken as a whole; provided, however, that for purposes of determining whether there has been or there is reasonably likely to be a “Material Adverse Effect on Lares”, the results and consequences of the following events, circumstances, changes, effects, developments, condition and occurrences shall not be taken into account: (i) any failure of Lares to meet any internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period or change in the market price or trading volume of the Lares Class A Shares (provided that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Effect on Lares, except to the extent otherwise excluded hereunder), (ii) any changes that generally affect the industries or markets in which Lares and its Subsidiaries operate, (iii) any changes in the economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) changes in Law or GAAP (or the interpretation thereof) or in legal, regulatory or political conditions, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (vi) other than with respect to the representations and warranties set forth in Sections 3.4, 3.5 and 3.11(i) and the conditions set forth in Section 7.2(a) to the extent relating to such representations and warranties, the announcement or pendency of this Agreement or the transactions contemplated hereby, the identity of Mercury or any of its Affiliates or facts, circumstances or events relating to Mercury or any of its Affiliates, or actions taken by any of them including the impact thereof on relationships, contractual or otherwise, with agents, customers, suppliers, vendors, licensees, licensors, lenders, partners, employees or regulators, including the FCC, (vii) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of Mercury, and (viii) earthquakes, hurricanes, floods or other natural disasters, except in the case of each of clauses (ii), (iii) and (iv) to the extent that Lares and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with Mercury and its Subsidiaries (but only to the extent of such disproportionality).

“Material Adverse Effect on Mercury” means a material adverse effect on the business, financial condition or results of operations of Mercury and its Subsidiaries taken as a whole; provided, however, that for purposes of determining whether there has been or is reasonably likely to be a “Material Adverse Effect on Mercury”, the results and consequences of the following events, circumstances, changes, effects, developments, condition and occurrences shall not be taken into account: (i) any failure of Mercury to meet any internal or external projections or forecasts or any estimates of earnings, revenues, or other metrics for any period or change in the market price or trading volume of the Mercury Voting Common Stock (provided that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure or change may be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Effect on Mercury, except to the extent otherwise excluded hereunder), (ii) any changes that generally affect the industries or markets in which Mercury and its Subsidiaries operate, (iii) any changes in the economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) changes in Law or GAAP (or the interpretation thereof) or in legal, regulatory or political conditions, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (vi) other than with respect to the representations and warranties set forth in Sections 4.4, 4.5 and 4.11(i) and the conditions set forth in Section 7.3(a) to the extent relating to such representations and warranties, the announcement or pendency of this Agreement or the transactions contemplated hereby, the identity of Lares or any of its Affiliates or facts, circumstances or events relating to Lares or any of its Affiliates, or actions taken by any of them including the impact thereof on relationships, contractual or otherwise, with agents, customers, suppliers, vendors, licensees, licensors, lenders, partners, employees or regulators, including the FCC, (vii) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of Lares, and (viii) earthquakes, hurricanes, floods or other natural disasters, except in the case of each of clauses (ii), (iii) and (iv) to the extent that Mercury and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with Lares and its Subsidiaries (but only to the extent of such disproportionality).

“Material Lares Employment Agreement” means a Lares Employment Agreement (i) which provides for annual compensation in excess of $250,000; (ii) which provides for severance upon a termination of employment of 90 days or more of base salary or wages, or which provides a notice period or pay in lieu of notice of 90 days or more or (iii) which is with a General Manager of any Lares Station.

“Material Mercury Employment Agreement” means a Mercury Employment Agreement (i) which provides for annual compensation in excess of $250,000; (ii) which provides for severance upon a termination of employment of 90 days or more of base salary or wages, or which provides a notice period or pay in lieu of notice of 90 days or more or (iii) which is with a General Manager of any Mercury Station.

“Maximum Required Amount” has the meaning given to such term on Section 6.3 of the Mercury Disclosure Schedule.

“Mercury Benefit Plan” means any employee benefit plan (other than a Multiemployer Plan), program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Mercury or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Mercury or any of its Subsidiaries or to which Mercury or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, performance, equity or stock or stock related, deferred compensation (including any “nonqualified deferred compensation plan” as defined in Sections 409A(d)(1) and 3121(v)(2)(C) of the Code), vacation, stock purchase, stock option, severance, change of control, supplemental unemployment benefit, vacation, sick or paid time off benefit, or fringe benefit (including any “specified fringe benefit plan” as defined in Section 6039D(d)(1) of the Code) plan, arrangement, program, or policy, excluding the Mercury Employment Agreements.

“Mercury Charter Amendment” means the amendment to the Amended and Restated Articles of Incorporation of Mercury substantially in the form attached as Exhibit D hereto.

“Mercury Common Stock” means the Mercury Voting Common Stock and the Mercury Non-Voting Common Stock.

“Mercury Credit Facilities” means that certain Credit Agreement, dated as of July 31, 2013, among Mercury and the other parties thereto and that certain Credit Agreement, dated as of July 31, 2013, among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC, WLAJ-TV LLC and the other parties thereto.

“Mercury Directors’ Deferred Compensation Plan” means the Media General, Inc. Directors’ Deferred Compensation Plan, amended and restated as of November 16, 2001.

“Mercury Employment Agreement” means a contract or agreement of Mercury or any of its Subsidiaries with any individual who is rendering or has rendered services thereto as an employee pursuant to which Mercury or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

“Mercury FCC Licenses” means the FCC licenses, Permits and other authorizations, together with any renewals, extensions or modifications thereof, issued with respect to the Mercury Stations, or otherwise granted to or held by Mercury or any Mercury Subsidiary.

“Mercury Licensee Companies” means WXXA-TV LLC and WLAJ-TV LLC.

“Mercury LTIP” means the Media General, Inc. 1995 Long-Term Incentive Plan, amended and restated as of April 26, 2007.

“Mercury Non-Voting Common Stock” means the Non-Voting Common Stock, no par value per share, of Mercury.

“Mercury Registrable Securities” means Registrable Securities as defined in the Mercury Registration Rights Agreement.

“Mercury Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of June 5, 2013, as amended from time to time, by and among Mercury, New Young Broadcasting Holding Co., Inc. and the other signatories party thereto.

“Mercury Shareholder” means a holder of shares of Mercury Voting Common Stock or Mercury Non-Voting Common Stock.

“Mercury Stations” means (a) the following television broadcast stations of Mercury and its Subsidiaries: WFLA, WNCN, WCMH, WSPA, WYCW, WVTM, WJAR, WKRG, WSLS, WSAV, WJTV, WJHL, WCBD, WNCT, WBTW, WJBF, WRBL, WHLT, KRON, WKRN, WTEN, WATE, WRIC, WBAY, KWQC, WLNS, KELO, KLFY, WCDC, KDLO, KPLO, and KCLO and (b) the following television broadcast stations licensed to third parties and subject to Sharing Agreements with Mercury or its Subsidiaries: WXXA and WLAJ.

“Mercury Triggering Event” shall be deemed to have occurred if (a) Mercury shall have failed to include in the Joint Proxy Statement/Prospectus mailed to Mercury Shareholders the Mercury Board Recommendation, or (b) a Mercury Adverse Recommendation Change shall have occurred.

“Mercury Voting Common Stock” means the Voting Common Stock, no par value per share, of Mercury.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.“MVPD” means any multi-channel video programming distributor, including cable systems, telephone companies and DBS systems.

“Net Lost Annual BCF” has the meaning given to such term on Schedule 6.3.

“New Holdco Common Stock” means the New Holdco Voting Common Stock and the New Holdco Non-Voting Common Stock.

“New Holdco Non-Voting Common Stock” means the Non-Voting Common Stock, no par value, of New Holdco.

“New Holdco Voting Common Stock” means the Voting Common Stock, no par value, of New Holdco.

“NYSE” means the New York Stock Exchange, Inc.

“Permit” means any consent, authorization, approval, registration, qualification, filing, franchise, license or permit of any Governmental Entity.

“Permitted Liens” means (i) Liens for Taxes and other governmental charges and assessments that are not yet due and payable or for Taxes being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) Liens of landlords, lessors, carriers, warehousemen, employees, mechanics and materialmen and other similar Liens arising in the ordinary course of business, (iii) Liens pursuant to the Mercury Credit Facilities or the Lares Credit Facilities, as applicable, and Contracts entered into in connection therewith, (iv) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are customary for the applicable property type and locality, (v) interests of any lessor or lessee to any Lares Leased Property or Mercury Leased Property, as applicable, (vi) Liens that would be disclosed on current title reports or surveys and any other Liens of public record, (vii) non-exclusive licenses of Intellectual Property, (viii) transfer restrictions on any securities imposed by applicable Law, (ix) purchase money Liens securing rental payments under capital lease arrangements, and (x) Liens which are set forth in any Permits.

“Person” means an individual, a corporation, a general or limited partnership, an association, a limited liability company, a Governmental Entity, a trust or other entity or organization.

“Program Rights” means rights to broadcast and rebroadcast television programs, feature films, shows or other television programming.

“Regulatory Action” has the meaning given to such term on Schedule 6.3.

“Regulatory Divestiture” has the meaning given to such term on Schedule 6.3.

“Regulatory Imposition” has the meaning given to such term on Schedule 6.3.

“Release” means any spilling, leaking, pumping pouring, emitting, emptying, discharging, injecting, escaping, dumping, disposing, dispersing, leaching, or migrating into, onto, or through the environment or within or upon any building, structure, facility or fixture.

“Renewal Application” means an application for renewal of any FCC License.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives.

“SEC” means the United States Securities and Exchange Commission.“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sharing Agreement” has the meaning given to such term on Schedule 6.3.

“Specific Acquisition Inquiry” means an Acquisition Inquiry which, in response thereto, Lares determines to provide or make available to the Person making such Acquisition Inquiry the Approved Lares Information.

“Station” means a Mercury Station or a Lares Station.

“Subsidiary” when used with respect to any Person, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, (i) that is consolidated with such party for financial reporting purposes under GAAP, or (ii) of which the securities or other ownership interests having more than 50% of the ordinary voting power in electing the board of directors or other governing body are, at the time of such determination, owned by such Person or another Subsidiary of such Person, and the terms “Lares Subsidiary” and “Mercury Subsidiary” shall mean any direct or indirect Subsidiary of Lares or Mercury, respectively.

“Taxes” means (i) any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, occupation, property, transfer, sales, use, capital stock, severance, alternative minimum, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or a similar nature to any of the foregoing and (ii) any liability in respect of any items described in clause (i) payable by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any similar provision of Law) or otherwise.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Transaction Document” means this Agreement, the Mercury Support Agreement and the Lares Support Agreements.

Section 9.4     Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Lares Disclosure Letter and the Mercury Disclosure Letter, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

Section 9.5     Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Section 9.6     Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties hereto, and (except with respect to the Confidentiality Agreement) supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

Section 9.7     Governing Law; Jurisdiction. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed and construed in accordance with the internal Laws of the Commonwealth of Virginia applicable to contracts made and wholly performed within such Commonwealth, without regard to any applicable conflicts of law principles that would result in the application of the Laws of any other jurisdiction, except to the extent that mandatory provisions of the DLLCA or, by operation of the Lares LLC Agreement, mandatory provisions of the DGCL, govern. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Eastern District of Virginia (or, if that court does not have jurisdiction, the Circuit Court for the County of Henrico, Virginia), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.8     Publicity. Mercury and Lares have agreed to the text of the joint press release and investor relations presentation announcing the signing of this Agreement. Neither Mercury nor Lares shall, and none of such Persons shall permit any of their Subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without consulting with and obtaining the prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) of (a) Mercury, in the case of a proposed announcement or statement by Lares or (b) Lares, in the case of a proposed announcement or statement by Mercury; provided, however, that (i) any party may, without the prior consent of the other parties (but after prior consultation to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement or filing to the extent required by applicable Law or by the rules and regulations of the NYSE or Governmental Entity to which the relevant party is subject or submits, (ii) any party may, without such consultation or consent, make any statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, in each case so long as such statement and announcements do not contain or disclose any information that has not been made available in previous press releases, public disclosures or public statements made jointly by Mercury and Lares (or, individually if approved by the other), (iii) Mercury need not obtain the consent of Lares in connection with any press release or other public announcement or public statement with respect to any Acquisition Proposal relating to Mercury or any Mercury Adverse Recommendation Change, and (iv) Lares need not obtain the consent of Mercury in connection with any press release or other public announcement or public statement with respect to any Acquisition Proposal relating to Lares or any Lares Adverse Recommendation Change.

Section 9.9     Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of Law or otherwise, but except by intestate succession) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and permitted assigns. Except as otherwise specifically provided in Section 6.6, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

Section 9.10     Specific Performance. The parties acknowledge and agree that each of the parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance, breach or threatened breach of this Agreement by any party could not be adequately compensated by monetary damages alone and that the parties would not have any adequate remedy at law. Accordingly, each party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) enforcement of any provision of this Agreement by a decree or order of specific performance and (b) a temporary, preliminary and/or permanent injunction to prevent breaches or threatened breaches of any provisions of this Agreement without posting any bond or undertaking. The parties hereto further agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law. Each of the parties hereby expressly further waives (a) any defense in any action for specific performance that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or in equity and (b) any requirement under any Law to post security as a prerequisite to obtaining equity relief. Each party agrees that its initial choice of remedy will be to seek specific performance of this Agreement in accordance with its terms.

Section 9.11     Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants, and other agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Second Merger Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Second Merger Effective Time including, for the avoidance of doubt, the covenants contained in Section 6.6.

Section 9.12     Non-Recourse. Except to the extent otherwise set forth in the other Transaction Documents, all claims, obligations, Liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made by the parties hereto only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or Liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the other Transaction Documents), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such Liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates of another Contracting Party. Without limiting the foregoing, to the maximum extent permitted by Law (other than as set forth in the other Transaction Documents), (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any other Contracting Party’s Nonparty Affiliate in respect of this Agreement, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, Mercury, New Holdco, Merger Sub 1 and Merger Sub 2, and Lares have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MEDIA GENERAL, INC.

By: /s/ James F. Woodward
       Name: James F. Woodward
       Title: Senior Vice President and Chief Financial Officer

MERCURY NEW HOLDCO, INC.

By: /s/ James F. Woodward
       Name: James F. Woodward
       Title: Treasurer

MERCURY MERGER SUB 1, INC.

By: /s/ James F. Woodward
       Name: James F. Woodward
       Title: Treasurer

MERCURY MERGER SUB 2, LLC

By: /s/ James F. Woodward
       Name: James F. Woodward
       Title: Treasurer

LIN MEDIA LLC

By: /s/ Richard J. Schmaeling
       Name: Richard J. Schmaeling
       Title: Senior Vice President and Chief Financial Officer

 Signature Page to Merger Agreement

Annex B

 Form of

PLAN OF MERGER

merging

MERCURY MERGER SUB 1, INC.

a Virginia corporation

with and into

media GENERAL, inc.,

a Virginia corporation

1.     Merger. In accordance with the Virginia Stock Corporation Act (the “VSCA”), upon the effective time and date set forth in the Articles of Merger (the “Articles of Merger”) to be filed with the State Corporation Commission (the “SCC”) of the Commonwealth of Virginia (such time being referred to herein as the “Merger Effective Time”), Mercury Merger Sub 1, Inc., a Virginia corporation (“Merger Sub”) and a direct, wholly owned subsidiary of Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”) and a direct, wholly owned subsidiary of Media General, Inc., a Virginia corporation (“Media General”), shall be merged (the “Merger”) with and into Media General. Media General shall be the surviving corporation (the “Surviving Corporation”) in the Merger, and shall continue its existence as a corporation under the laws of the Commonwealth of Virginia. As of the Merger Effective Time, the separate corporate existence of Merger Sub shall cease.

2.     Effects of the Merger. The Merger shall have the effects set forth in Sections 13.1-719.1 and 13.1-721 of the VSCA. Without limiting the generality of the foregoing, from and after the Merger Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of Media General and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Media General and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

3.     Articles of Incorporation and Bylaws of the Surviving Corporation. At the Merger Effective Time, by virtue of the Merger, the articles of incorporation and bylaws of Media General as are in effect immediately prior to the Merger Effective Time shall be (with such amendments as may be permitted by Section 13.1-719.1 of the VSCA) the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law, except that the name of the Surviving Corporation shall be “________”.

4.     Directors and Officers of the Surviving Corporation. Immediately following the Merger Effective Time, (i) the directors of Merger Sub serving immediately prior to the Merger Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub serving immediately prior to the Merger Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

5.     Manner and Basis of Converting Shares of Capital Stock.

(a)     At the Merger Effective Time, by virtue of the Merger and without any action on the part of Media General, New Holdco, Merger Sub or any Media General Shareholder,

(i)     each share of Media General Voting Common Stock, or fraction thereof, issued and outstanding immediately prior to the Merger Effective Time shall be cancelled and retired and shall cease to exist, and be converted into the right to receive one (1) fully paid, validly issued and nonassessable share of New Holdco Voting Common Stock, or equal fraction thereof;

(ii)     each share of Media General Non-Voting Common Stock, or fraction thereof, issued and outstanding immediately prior to the Merger Effective Time shall be cancelled and retired and shall cease to exist, and be converted into the right to receive one (1) fully paid, validly issued and nonassessable share of New Holdco Non-Voting Common Stock, or equal fraction thereof; and

(iii)     each share of Common Stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one (1) fully paid, validly issued and nonassessable share of Voting Common Stock, no par value per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”).

(b)     At the Merger Effective Time, each share of capital stock of New Holdco issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding. Immediately following the Merger Effective Time, each share of capital stock of New Holdco owned by the Surviving Corporation shall be surrendered to New Holdco without payment therefor and cancelled by New Holdco.

6.     Stock Options and Other Stock-Based Awards. As of the Merger Effective Time:

(a)     each Media General Stock Option that is outstanding immediately prior to the Merger Effective Time shall be assumed by New Holdco and become an option to purchase, on the same terms and conditions (including applicable vesting requirements) as applied to each such Media General Stock Option immediately prior to the Merger Effective Time, the number of shares of New Holdco Voting Common Stock that is equal to the number of shares of Media General Voting Common Stock subject to such Media General Stock Option immediately prior to the Merger Effective Time, at an exercise price per share of New Holdco Voting Common Stock equal to the exercise price for each such share of Media General Voting Common Stock subject to such Media General Stock Option immediately prior to the Merger Effective Time (including applicable vesting, exercise and expiration provisions); and

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(b)     each share of Media General Restricted Stock and each right of any kind, contingent or accrued, to receive shares of Media General Voting Common Stock or benefits measured in whole or in part by the value of a number of shares of Media General Voting Common Stock granted by Media General outstanding immediately prior to the Merger Effective Time (including Media General DSUs, restricted stock units, phantom units, deferred stock units, stock equivalents and dividend equivalents), other than Media General Stock Options (each, other than Media General Stock Options, a “Media General Stock-Based Award”), shall be assumed by New Holdco and become an award, on the same terms and conditions (including applicable vesting requirements and deferral provisions) as applied to each such Media General Stock-Based Award immediately prior to the Merger Effective Time, with respect to the number of shares of New Holdco Voting Common Stock that is equal to the number of shares of Media General Voting Common Stock subject to the Media General Stock-Based Award immediately prior to the Merger Effective Time. For the avoidance of doubt, shares of Media General Voting Common Stock issued in connection with the settlement of Media General Stock-Based Awards which vest on or prior to the Merger Effective Time (including vested Media General Restricted Stock) shall be treated in the manner set forth in Section 5(a).

7.     Exchange of Media General Shares. Pursuant to Section 13.1-719.1 of the VSCA, each certificate that, immediately prior to the Merger Effective Time, represented shares of Media General Voting Common Stock or shares of Media General Non-Voting Common Stock, and all shares of Media General Voting Common Stock and Media General Non-Voting Common Stock held in book-entry form immediately prior to the Merger Effective Time, shall, from and after the Merger Effective Time, represent an equal number of shares of New Holdco Voting Common Stock and New Holdco Non-Voting Common Stock, respectively.

8.     Amendment and Termination. At any time prior to the Merger Effective Time, this Plan of Merger may be amended by Media General.

9.     Defined Terms. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

(a)     “Media General Directors’ Deferred Compensation Plan” shall mean the Media General, Inc. Directors’ Deferred Compensation Plan, amended and restated as of November 16, 2001.

(b)     “Media General DSUs” shall mean all deferred stock units outstanding under the Media General Directors’ Deferred Compensation Plan.

(c)     “Media General LTIP” shall mean the Media General, Inc. 1995 Long-Term Incentive Plan, amended and restated as of April 26, 2007.

(d)     “Media General Non-Voting Common Stock” shall mean the Non-Voting Common Stock, no par value per share, of Media General.

(e)     “Media General Restricted Stock” shall mean the shares of restricted Media General Voting Common Stock outstanding under the Media General LTIP.

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(f)     “Media General Shareholder” shall mean a holder of shares of Media General Voting Common Stock or shares of Media General Non-Voting Common Stock.

(g)     “Media General Stock Options” shall mean the outstanding options to purchase shares of Media General Voting Common Stock issued under the Media General LTIP.

(h)     “Media General Voting Common Stock” shall mean the Voting Common Stock, no par value per share, of Media General.

(i)     “New Holdco Non-Voting Common Stock” means the Non-Voting Common Stock, no par value, of New Holdco.

(j)     “New Holdco Voting Common Stock” means the Voting Common Stock, no par value, of New Holdco.

(k)     “Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality or applicable self-regulatory organization.

(l)     “Law” shall mean any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, award or agency requirement of or undertaking to or agreement with any Governmental Entity.

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Annex C

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MEDIA GENERAL, INC.

ARTICLE I

The name of the Corporation is MEDIA GENERAL, INC.

ARTICLE II

A.            The aggregate number of shares which the Corporation shall have the authority to issue, each of which shall have no par value per share, are as follows:

Class	No. of Shares
Voting Common	400,000,000
Non-Voting Common	400,000,000
Preferred	50,000,000

B.            The preferences, limitations, and relative rights of the different classes of shares are as follows:

(1) Preferred Shares

(a) The Board of Directors is authorized, without shareholder action, to classify or reclassify any or all of the unissued Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to these Articles of Incorporation setting forth:

(i) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

(ii) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

(iii) Whether shares of the series are redeemable or convertible (x) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

(iv) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

(v) The amount payable to holders of shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(vi) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

(vii) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the Virginia Stock Corporation Act (as it exists on the date hereof or as it may be amended from time to time, the “VSCA”).

(b) Before the issuance of any shares of a series of Preferred Shares, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by the VSCA.

(c) Each series of Preferred Shares shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Shares shall not be considered to constitute different voting groups of shares for the purpose of voting by voting groups except as required by the VSCA or as otherwise specified by the Board of Directors with respect to any series at the time of the establishment thereof.

(2) Common Shares.

(a) Except as otherwise provided in the Articles of Amendment establishing any series of Preferred Shares, the holders of outstanding Voting Common Shares shall, to the exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation. Notwithstanding any provision in the VSCA to the contrary, the holders of the Non-Voting Common Shares shall not have any voting power with respect to the election of directors, the adoption of any amendment to or restatement of these Articles, the authorization of any plan of merger, share exchange or entity conversion or the authorization of any disposition of assets or dissolution or for any other purpose, and shall not have the right to participate in any meeting of shareholders, except as may be required by the VSCA. In the event that the approval of the holders of the Voting Common Shares shall be required by the VSCA for the adoption of an amendment to or restatement of these Articles, the authorization of any plan of merger, share exchange or entity conversion or the authorization of any disposition of assets or dissolution, then, unless the Board of Directors requires a greater vote, such approval shall require a majority of all votes cast in respect thereof by holders of the Voting Common Shares, in lieu of such vote as would otherwise be required by the VSCA at a meeting at which a quorum of the Voting Common Shares exists.

(b) Except as may be otherwise specifically provided in these Articles, in all other respects, including, but not by way of limitation, the right to receive the payment of cash dividends, the right to share in the property or business of the Corporation in event of its liquidation in whole or in part, and the right to share in the assets of the Corporation in event of its dissolution and the distribution of such assets by way of return of capital, each Voting Common Share and each Non-Voting Common Share shall rank equally and be identical.

 (3) Other Rights.

(a) The holders of the Voting Common Shares and Non-Voting Common Shares shall be treated equally, according to the number of Voting Common Shares or Non-Voting Common Shares they hold, as applicable, in the payment of any share dividend or other distribution of shares, but the holders of the Voting Common Shares shall be issued only Voting Common Shares in respect of their shares of Voting Common Shares in the payment of any such share dividend or distribution, while the holders of the Non-Voting Common Shares shall be issued only Non-Voting Common Shares in respect of their shares of Non-Voting Common Stock in the payment of any such share dividend or other distribution of shares.

(b) No holder of shares of any class of the Corporation shall, as such holder, have any right to subscribe for or purchase (i) any shares of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of any class, whether or not such shares, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (ii) any other security of the Corporation that shall be convertible into, or exchangeable for, any shares of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of any class or classes, whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of any class of the Corporation, or any of them, any such shares, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.

(c) (i) Subject to Section B(3)(c)(iii) of this Article II and Article III, each Voting Common Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one fully paid and nonassessable Non-Voting Common Share; provided, however, that such conversion shall not be permitted if, following and after giving effect to such conversion, no Voting Common Shares would remain issued and outstanding.

(ii) Subject to Section B(3)(c)(iii) of this Article II and Article III, each Non-Voting Common Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one fully paid and nonassessable Voting Common Share.

(iii) To effect a conversion of Voting Common Shares or Non-Voting Common Shares permitted by this Section B(3)(c) of this Article II, a holder of Voting Common Shares or Non-Voting Common Shares shall deliver to the transfer agent for the Voting Common Shares or the Non-Voting Common Shares, as the case may be, the certificate or certificates representing the Voting Common Shares or Non-Voting Common Shares to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of conversion and transfer, or, in the case of shares held in book-entry form, deliver written notice to the transfer agent for the Voting Common Shares or the Non-Voting Common Shares, as the case may be, with a copy to the Secretary of the Corporation at its principal corporate office, stating that such holder elects to convert such shares and stating the name or names of the person or persons in which the shares issued upon such conversion are to be issued (and setting forth the addresses of such persons), together with proper instruments of conversion and transfer in accordance with the procedures of the transfer agent and The Depository Trust Company or any successor depositary (“DTC”), as applicable. Subject to Article III, conversion shall be deemed to have been effected at the time and date when the conversion is reflected in the books of the transfer agent following compliance with the requirements described in the immediately preceding sentence, as applicable, with respect to the shares to be converted, and the person exercising such conversion (or, if the notice specifies another person to whom shares are to be issued upon conversion, such other person) shall be deemed to be the holder of record of the class and number of shares issuable upon such conversion at such time; provided, however, that, if any such conversion should require the prior approval from the Federal Communications Commission or any successor governmental agency (the “FCC”), such approval shall have been received prior to any such conversion; and provided further, that, if, as a result of such requested conversion, the holder seeking conversion or any holder of Voting Common Shares would acquire or be deemed to hold an interest subject to FCC media ownership and qualifications reporting requirements (including without limitation an “attributable interest” in the Corporation within the meaning of Federal Communications Laws (as hereinafter defined)), the conversion shall not become effective until the Corporation shall have requested and received, pursuant to Section B of Article III, information sufficient in the Corporation’s reasonable judgment to determine whether to exercise its rights under Section C of Article III with respect to the conversion and the Corporation in its reasonable judgment shall have determined not to exercise such rights. If a requested conversion would cause any holder other than the converting holder (“Other Holder”) to acquire or be deemed to hold an attributable interest in the Corporation under the Federal Communications Laws, the Corporation shall have the discretion to convert shares of Voting Common Shares held by such Other Holders to Non-Voting Common Shares but only to the extent reasonably necessary to ensure that such Other Holders will remain non-attributable in the Corporation, provided, however, that (1) each such Other Holder will be given prior written notice indicating the number of shares of such Other Holder’s Voting Common Shares that the Corporation proposes to convert to Non-Voting Common Shares, (2) each such Other Holder will be given a reasonable opportunity to make a showing that such Other Holder may hold an attributable interest in the Corporation consistent with the Federal Communications Laws, (3) at the request of any such Other Holder, the proposed conversion to Non-Voting Common Shares shall not be made with respect to such Other Holder if the showing required in the preceding clause (2) is made to the reasonable satisfaction of the Corporation and (4) the Corporation shall have no other authority in the circumstances set forth in this subsection (c) to alter the Voting Common Stock holdings of any such Other Holder without such Other Holder’s prior written consent. As promptly as practicable following any holder’s conversion of Voting Common Shares or Non-Voting Common Shares as aforesaid, the Corporation shall (1) in the case of conversions of certificated Voting Common Shares or Non-Voting Common Shares, issue and deliver to the converting holder, or to such holder’s transferee, as the case may be, one or more certificates (as such holder may request) evidencing the Voting Common Shares or Non-Voting Common Shares issuable upon such conversion and if the certificates surrendered by the converting holder evidence more Voting Common Shares or Non-Voting Common Shares than the holder has elected to convert, one or more certificates (as such holder may request) evidencing the Voting Common Shares or Non-Voting Common Shares, as applicable, which have not been converted and (2) in the case of conversions of book-entry Voting Common Shares or Non-Voting Common Shares, cause the transfer agent to effect (directly or through DTC) a book-entry deposit of Voting Common Shares or Non-Voting Common Shares issuable upon such conversion to the converting holder, or to such holder’s transferee, as the case may be. Subject to Article III, in the case of certificated Voting Common Shares or Non-Voting Common Shares, after the conversion is reflected in the books of the transfer agent and pending the issuance and delivery of such certificates, the certificate or certificates evidencing the Voting Common Shares or Non-Voting Common Shares that have been surrendered for conversion shall be deemed to evidence the Non-Voting Common Shares or Voting Common Shares, as applicable, issuable upon such conversion. Any dividends declared and not paid on Voting Common Shares or Non-Voting Common Shares prior to their conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment notwithstanding such conversion, and no holder of Voting Common Shares or Non-Voting Common Shares issued upon a conversion occurring after a record date for a declared and unpaid dividend shall be entitled to receive any payment of such dividend with respect to such Voting Common Shares or Non-Voting Common Shares, as applicable. The Corporation shall at all times reserve and keep available out of its authorized but unissued Voting Common Shares and Non-Voting Common Shares, solely for the purpose of effecting the conversions provided for in this Section B(3)(c) of this Article II, such number of Voting Common Shares and such number of Non-Voting Common Shares, respectively, as shall from time to time be sufficient to effect any conversion provided for in this Section B(3)(c) of this Article II and shall take all such corporate action as may be necessary to assure that such Voting Common Shares and such Non-Voting Common Shares shall be validly issued, fully paid and non-assessable upon such conversion.

C.            Special Meetings. Special meetings of the shareholders of the Corporation may be called solely by the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors.

D.           Control Share Acquisitions. The provisions of Article 14.1 of the VSCA shall not apply to acquisitions of shares of any class of capital stock of the Company.

ARTICLE III

A.           Restrictions on Stock Ownership or Transfer. As contemplated by this Article III, the Corporation may restrict the ownership, conversion, or proposed ownership, of shares of the Corporation by any person if such ownership, conversion or proposed ownership, either alone or in combination with other actual or proposed ownership (including due to conversion) of shares of capital stock of any other person, would give rise to an FCC Regulatory Limitation (as hereinafter defined). Ownership, conversion, or proposed ownership shall be deemed to give rise to an “FCC Regulatory Limitation” if it (1) is inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), (2) materially limits or impairs or could reasonably be expected to materially limit or impair any existing business activity or proposed business activity of the Corporation or any of its subsidiaries under the Federal Communications Laws, (3) materially limits or impairs under the Federal Communications Laws the acquisition of an attributable interest in a full-power television station or a full-power radio station by the Corporation or any of its subsidiaries for which the Corporation or its subsidiary has entered into a definitive agreement with a third party, (4) subjects or could reasonably be expected to subject the Corporation or any of its subsidiaries to any rule, regulation, order or policy under the Federal Communications Laws having or which could reasonably be expected to have a material effect on the Corporation or any subsidiary of the Corporation to which the Corporation or any subsidiary of the Corporation would not be subject but for such ownership, conversion or proposed ownership, or (5) requires prior approval from the FCC and such approval has not been obtained. For purposes of Section B(3)(c)(iii) of Article II and this Article III, the term “Federal Communications Laws” shall mean any law administered or enforced by the FCC, including, without limitation, the Communications Act of 1934, as amended (the “Communications Act”), and the rules, regulations, orders and policies of the FCC. The Corporation may, but is not required to, take any action permitted under this Article III; and the grant of specific powers to the Corporation under this Article III shall not be deemed to restrict the Corporation from pursuing, alternatively or concurrently, any other remedy or alternative course of action available to the Corporation.

B.            Requests for Information. If the Corporation believes that the ownership or proposed ownership of shares of the Corporation by any person (whether by reason of a change in such person’s ownership, a change in the number of shares outstanding overall or in any class, or for any other reason) may give rise to an FCC Regulatory Limitation or subject the Corporation to FCC reporting requirements, such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to its citizenship, ownership structure, and other ownership interests and affiliations) as the Corporation shall reasonably request.

C.            Denial of Rights, Refusal to Transfer. (1) If (a) any person from whom information is requested pursuant to Section B of this Article III does not provide all the information requested by the Corporation completely and accurately in a timely manner or (b) the Corporation shall conclude that a person’s ownership, conversion, or proposed ownership of, or that a person’s exercise of any rights of ownership with respect to, shares of the Corporation, either alone or in combination with other existing or proposed ownership of shares of any other person, would give rise to an FCC Regulatory Limitation, then in the case of either clause (a) or any provision of clause (b) of this Section C(1), the Corporation may (A) refuse to permit the transfer to such proposed share owner or conversion by such person of shares of the Corporation, (B) suspend those rights of share ownership the exercise of which causes or could cause any situation described in any provision of clause (b) of this Section C(1) to occur, (C) require the conversion of any or all shares held by such holder into shares of any other class of shares in the Corporation with equivalent economic value (it being understood that for such purposes a Voting Common Share and a Non-Voting Common Share are deemed to have an equivalent economic value), (D) require the exchange of any or all shares held by such holder for warrants to acquire, at a nominal exercise price, the same number and class of shares of the Corporation, (E) condition the acquisition (including due to conversion) of such shares on the prior consent of the FCC, to the extent such consent is required, (F) to the extent that the remedies in the foregoing clauses (A) through (E) are not reasonably feasible, redeem any or all such shares of the Corporation held by such holder in accordance with the terms and conditions set forth in Section C(2) of this Article III, and/or (G) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such holder or proposed holder, with a view towards obtaining such information or preventing or curing any situation described in clause (a) or in any provision of clause (b) of this Section C(1); provided, however, that to the extent reasonably feasible without materially adversely affecting the ability of the Corporation to prevent or cure the situation described in clause (a) and/or (b) of this Section C(1), the Corporation shall use its good faith efforts (x) to cause any of the remedies listed in the preceding clauses (A) through (G) to be imposed in a substantially similar manner when imposed on similarly situated persons or stockholders at substantially the same ~~timeand~~time and (y) to minimize the impact of the exercise of any such remedy on the interests in the Corporation of the subject holders or persons or other shareholders of the Corporation or other persons with an interest in the Corporation, subject in all cases to the primary goal of preventing or curing any situation described in clause (a) or any provision of clause (b) of this Section C(1); provided, further, that in the circumstances set forth in Section B(3)(c)(iii) of Article II, the only remedy available to the Corporation with respect to Other Holders will be the remedy set forth therein. Any such refusal of transfer or suspension of rights pursuant to clause (A) or (B) of the immediately preceding sentence shall remain in effect until the requested information has been received and the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, will not result in any of the situations described in clause (b) of this Section C(1).

(2) Without limiting the foregoing, the terms and conditions of redemption pursuant to Section C (1)(F) of this Article III shall be as follows:

(a) the redemption price of any shares of the Corporation to be redeemed pursuant to Section C(1)(F) of this Article III shall be equal to the Fair Market Value (as hereinafter defined) of such shares;

(b) the redemption price of such shares will be paid in cash;

(c) if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors in good faith, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors in good faith;

(d) at least 15 days’ prior written notice of the Redemption Date (as hereinafter defined) shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date shall be the date on which written notice shall be given to record holders if the cash necessary to effect the redemption shall have been indefeasibly deposited in trust for the benefit of such record holders and is then subject to immediate payment to them upon surrender of the share certificates or compliance with DTC policies and procedures for the redemption of book-entry securities for their redeemed shares;

(e) from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on shares (including declared and unpaid dividends) of the same class or series as such shares), shall cease and terminate and the holders of such shares shall thenceforth be entitled only to receive the cash payable upon redemption; and

(f) such other terms and conditions as the Board of Directors shall determine in good faith.

(3) For purposes of this Section C:

(a) “Fair Market Value” shall mean, with respect to a share of the Corporation of any class or series, the volume weighted average sales price for such a share on the national securities exchange (if any) on which such capital stock is then listed during the 20 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section C(2)(d) of this Article III; provided, however, that if such shares are not traded on any national securities exchange, Fair Market Value shall mean the average of the reported bid and asked prices in any over-the-counter quotation system selected by the Corporation during the 20 most recent days during which such shares were traded immediately preceding the day on which notice of redemption shall be given pursuant to Section C(2)(d) of this Article III, or if trading of such shares is not reported in any over-the-counter quotation system, Fair Market Value shall be determined by the Board of Directors in good faith. Notwithstanding the foregoing, a Non-Voting Common Share shall be deemed to have a Fair Market Value equal to the Fair Market Value of a Voting Common Share determined in accordance with the foregoing sentence.

(b) “person” shall mean an individual, a corporation, a general or limited partnership, an association, a limited liability company, a governmental entity, a trust or other entity or organization.

(c) “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of the Corporation pursuant to or on the date specified in Section C(2)(d) of this Article III, as the case may be.

(4) The Corporation shall instruct the Corporation’s transfer agent that the shares of the Corporation are subject to the restrictions set forth in this Article III and such restrictions shall be noted conspicuously on the certificate or certificates representing such shares or, in the case of uncertificated securities, contained in the notice or notices sent as required by law or pursuant to the policies and procedures of DTC in the case of book-entry securities.

D.            Authority of Board of Directors. In the case of an ambiguity in the application of any of the provisions of Section B(3)(c)(iii) of Article II or this Article III, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event Section B(3)(c)(iii) of Article II or this Article III permits any action by the Corporation but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine whether to take any action and the action to be taken (if any) so long as such action is not contrary to the provisions of Section B(3)(c)(iii) of Article II or this Article III. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation and all other persons for all other purposes of Section B(3)(c)(iii) of Article II and this Article III. The Board of Directors may delegate all or any portion of its powers under Section B(3)(c)(iii) of Article II and this Article III to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by the VSCA, may exercise the authority granted by Section B(3)(c)(iii) of Article II and this Article III through duly authorized officers or agents of the Corporation. Nothing in Section B(3)(c)(iii) of Article II or this Article III shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under the VSCA.

E.            Reliance. To the fullest extent permitted by the VSCA, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon any information provided by any person pursuant to Section B(3)(c)(iii) of Article II or this Article III (including, without limitation, Section B of this Article III) and the information, opinions, reports or statements prepared or presented by (1) one or more officers or employees of the Corporation whom the Director believes, in good faith, to be reliable and competent in the matters presented, (2) legal counsel, public accountants, or other persons as to matters the director believes, in good faith, are within the person's professional or expert competence, or (3) a committee of the Board of Directors of which he is not a member if the Director believes, in good faith, that the committee merits confidence. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any shares of the Corporation owned by any holder, the Corporation is entitled to rely on the existence or absence of filings of Schedule 13D or 13G or Form 13F under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of shares of the Corporation.

F.            Severability. If any provision of Section B(3)(c)(iii) of Article II or this Article III or the application of any such provision to any person under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of Section B(3)(c)(iii) of Article II or this Article III or the application of such provision to any other person.

ARTICLE IV

A.        Chief Executive Officer. During the three (3) year period (the “Post-Merger Period”) beginning at the Second Merger Effective Time, the Chief Executive Officer shall be the most senior officer of the Corporation and shall also hold the title of President. Effective as of the Second Merger Effective Time, the Chief Executive Officer and President shall be Vincent L. Sadusky unless another person is selected prior to the Second Merger Effective Time pursuant to Section 1.4(e) of the Merger Agreement (the “Post-Merger CEO”). For so long as Vincent L. Sadusky is the Post-Merger CEO during the Post-Merger Period, he shall not be removed from office without Cause and his employment in such capacity shall not be terminated without Cause except, in either case, as follows:

1.     by a vote of a majority of the Directors then serving on the Board of Directors that includes the affirmative vote of at least one Lares Designee; or

2.     if there is no Lares Designee on the Board of Directors at such time, by the vote of at least two-thirds (2/3) of the Directors then serving on the Board of Directors.

B.       Definitions. For purposes of this Article IV and Article VI:

(1)     “Cause” shall mean “Cause” as that term is defined in Section 8(a) of that certain Employment Agreement, entered into on March 21, 2014, by and among Media General, Inc., a Virginia corporation, LIN Media, LLC, a Delaware limited liability company, LIN Television Corporation, a Delaware corporation and Vincent L. Sadusky.

(2)     “Merger Agreement” means the Agreement and Plan of Merger, dated as of March 21, 2014, by and between Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and LIN Media LLC.

(3)     “Second Merger Effective Time” has the meaning given to such term in the Merger Agreement.

(4)     “Lares Designee” means (a) a Director designated as a Lares Designee pursuant to Section 1.4(a) of the Merger Agreement (an “Initial Lares Designee”), (b) any Director who fills a vacancy created by the death, resignation, removal, or failure to be elected by the shareholders of an Initial Lares Designee and who was designated in writing as a Lares Designee by the Lares Designees in office at the time such vacancy is filled, and (c) any Director who fills a vacancy created by the death, resignation, removal, or failure to be elected by the shareholders of a Lares Designee, who became such in accordance with clause (b), and who was designated in writing as a Lares Designee by the Lares Designees in office at the time such vacancy is filled.

~~A.            Number of Directors. From the period beginning on the Combination Merger Effective Time (as hereinafter defined) until the election of Directors at the 2014 annual meeting of shareholders of the Corporation (the “2014 Annual Meeting”), the number of Directors constituting the Board of Directors shall be 14, unless otherwise determined by the Board of Directors in accordance with Section D of this Article IV. As of the election of Directors at the 2014 Annual Meeting, the number of Directors constituting the Board of Directors shall be reduced to 11. After the election of Directors at the 2014 Annual Meeting, the number of Directors constituting the Board of Directors shall be such number as may be fixed from time to time in the bylaws or by resolution adopted by the affirmative vote of a majority of the Board of Directors, but shall not be fewer than three (3); provided, that during the Nominating Committee Designation Period the number of Directors constituting the Board of Directors shall continue to be 11 unless such change is approved by a majority of the Phoenix Designees serving as Directors.~~

~~B.            Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors constituting the Board of Directors, the Board of Directors shall have the sole authority to fill such vacancy, subject to Section C(2) of this Article IV.~~

~~C.            The Nominating Committee Designation Period.~~

~~(1) During the period beginning on the Combination Merger Effective Time through the 2017 annual meeting of shareholders of the Corporation (such period, the “Nominating Committee Designation Period”), the Board of Directors shall maintain a Nominating and Governance Committee (the “Nominating Committee”). The Nominating Committee shall be comprised of five Directors, three of whom shall initially be Phoenix Designees (as hereinafter defined) who are Independent Directors (as hereinafter defined) and two of whom shall initially be General Designees (as hereinafter defined) who are Independent Directors, each appointed by the Board of Directors in accordance with Section 1.2(e) of the Merger Agreement. In the event that at any time during the Nominating Committee Designation Period, the Nominating Committee shall be comprised of fewer than three Phoenix Designees, the remaining Phoenix Designees who are members of the Nominating Committee (and, in the absence of any Phoenix Designees then serving on the Nominating Committee, the Directors who are Phoenix Designees), acting by a majority vote of such members or Directors, shall have the power and authority to recommend to the Board of Directors an Independent Director to fill such vacancy on the Nominating Committee who shall be a Phoenix Designee, and such recommended Independent Director shall thereafter be a member of the Nominating Committee upon the commencement of the next meeting of the Board of Directors, unless the first agenda item of such meeting relates to the ratification or rejection of such nominee (which agenda item may cover any other matter contemplated by this Section C to be the first agenda item), in which case such Independent Director shall become a member of the Nominating Committee immediately after the consideration of such agenda item (unless such nomination is rejected by vote of a majority of the Board of Directors that includes the affirmative vote of at least one Phoenix Designee). In the event that at any time during the period beginning on the Combination Merger Effective Time through the 2014 annual meeting of shareholders of the Corporation, the Nominating Committee shall be comprised of fewer than two General Designees, the remaining General Designees who are members of the Nominating Committee (and, in the absence of any General Designees then serving on the Nominating Committee, the Directors who are General Designees), acting by a majority vote of such members or Directors, shall have the power and authority to recommend to the Board of Directors an Independent Director to fill such vacancy on the Nominating Committee who shall be a General Designee, and such recommended Independent Director shall thereafter be a member of the Nominating Committee upon the commencement of the next meeting of the Board of Directors, unless the first agenda item of such meeting relates to the ratification or rejection of such nominee (which agenda item may cover any other matter contemplated by this Section C to be the first agenda item), in which case such Independent Director shall become a member of the Nominating Committee immediately after the consideration of such agenda item (unless such nomination is rejected by vote of a majority of the Board of Directors that includes the affirmative vote of at least one Phoenix Designee). During the Nominating Committee Designation Period, (i) the Board of Directors shall not have authority to fill any vacancy on the Nominating Committee that is contemplated to be filled in accordance with this Section C(1) other than with an Independent Director recommended in accordance with the foregoing, and such appointment shall require a vote of a majority of the Board of Directors that includes the affirmative vote of at least one Phoenix Designee or a deemed appointment in accordance with this Section C(1) and (ii) no member of the Nominating Committee shall be removed without the vote of a majority of the Board of Directors that includes the affirmative vote of at least one Phoenix Designee.~~

~~(2) At all times during the Nominating Committee Designation Period, but subject to Section C(3) of this Article IV, (x) the Nominating Committee, acting by a majority vote of its members, shall have the power and authority to recommend to the Board of Directors (i) the persons to be nominated by the Board of Directors for election as Directors in connection with each meeting of shareholders of the Corporation at which the election of Directors will occur (but no greater number of persons than the number of Directors that will comprise the Board of Directors as of such meeting of shareholders) and (ii) persons to be appointed to fill vacancies occurring on the Board of Directors, and (y) such nominated persons and appointees shall thereafter become the Board of Director’s nominees or appointees upon the commencement of the next meeting of the Board of Directors, unless the first agenda item of such meeting relates to the ratification or rejection of such nominee or appointment (which agenda item may cover any other matter contemplated by this Section C to be the first agenda item), in which case such nominated persons or appointees shall become the Board of Director’s nominees or appointees immediately after the consideration of such agenda item (unless such nomination or appointment is rejected by a vote of a majority of the Board of Directors that includes the affirmative vote of at least one Phoenix Designee). During the Nominating Committee Designation Period, the Board of Directors shall not have the authority to nominate persons for election as Directors in connection with a meeting of shareholders of the Corporation or to appoint persons to fill vacancies on the Board of Directors, unless such persons are recommended by the Nominating Committee in accordance with the foregoing, and such persons are nominated or appointed by the Board of Directors by vote of a majority of the Board of Directors that includes the affirmative vote of at least one Phoenix Designee or deemed nominated or appointed in accordance with this Section C(2). Furthermore, during the Nominating Committee Designation Period, at least two Phoenix Designees must be in attendance at any meeting of the Nominating Committee in order for a quorum to be present for the conduct of business.~~

~~(3) The Nominating Committee shall recommend to the Board of Directors eleven (11) persons as nominees for election as Directors at the 2014 Annual Meeting (a majority of which must be Independent Directors or persons who would be Independent Directors if elected), including (i) five Phoenix Designees selected by the Nominating Committee, (ii) five General Designees selected by the Nominating Committee, who shall include the Chairman of the Board of Directors at the time of such nomination (if the Chairman of the Board of Directors is a General Designee), the Vice-Chairman of the Board of Directors at the time of such nomination (if the Vice-Chairman of the Board of Directors is a General Designee), and the Chief Executive Officer of the Corporation at the time of such nomination (if the Chief Executive Officer is a General Designee), and (iii) one additional person (as determined by the Nominating Committee in its discretion).~~

~~D.            Approval of Certain Matters.~~

~~(1) Prior to the election of Directors at the 2014 Annual Meeting, the approval of any of the following matters shall require, in addition to any approval required by the VSCA, the affirmative vote of at least 10 Directors:~~

~~(a) any change in the size of the Board of Directors, except for the reduction in the size of the Board of Directors in connection with the 2014 Annual Meeting as expressly contemplated by Section A of this Article IV;~~

~~(b) any merger or consolidation of the Corporation with any other Person, or sale of all or substantially all of the assets of the Corporation;~~

~~(c) any change to the composition, structure or authority of any committee of the Board of Directors;~~

~~(d) any amendment of, or modification to, these Articles of Incorporation or the bylaws of the Corporation; and~~

~~(e) the hiring of, or termination of employment by the Corporation of, any “executive officer” of the Corporation (as such term is defined in Rule 405 under the Securities Act of 1933, as amended).~~

~~(2) During the Nominating Committee Designation Period, (i) the Board of Directors may not take any action pursuant to the first sentence of Section 13.1-689.F of the VSCA with respect to the Nominating Committee without the vote of a majority of the Board of Directors that includes a majority of the Phoenix Designees serving as Directors and (ii) the members of the Nominating Committee may not take any action pursuant to the second sentence of Section 13.1-689.F of the VSCA.~~

~~E.            Definitions. For purposes of this Article IV:~~

~~(1) “Combination Merger Effective Time” has the meaning given to such term in the Merger Agreement.~~

~~(2) “General Designees” means the nine (9) initial Directors serving on the Board of Directors immediately following the Reclassification Merger Effective Time who also served on the Board of Directors immediately prior to the Reclassification Merger Effective Time, and (ii) any other Director designated in writing as a General Designee by (x) a majority of the General Designees serving on the Nominating Committee, or (y) in the absence of any General Designees serving on the Nominating Committee, a majority of the General Designees serving as Directors.~~

~~(3) “Independent Director” means a Director who qualifies as “independent” under Rule 303A.02 of the New York Stock Exchange Listed Company Manual.~~

~~(4) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of June 5, 2013, by and among the Corporation, General Merger Sub 1, Inc., a Virginia corporation, General Merger Sub 2, Inc., a Delaware corporation, General Merger Sub 3, LLC, a Delaware limited liability company, and Phoenix, as such agreement may be amended from time to time, to which these Amended and Restated Articles of Incorporation are attached.~~

~~(5) “Person” means an individual, a corporation, a general or limited partnership, an association, a limited liability company, a governmental entity, a trust or other entity or organization.~~

~~(6) “Phoenix” means New Young Broadcasting Holding Co., Inc., a Delaware corporation.~~

~~(7) “Phoenix Designees” means (i) the five (5) initial Directors serving on the Board of Directors immediately following the Combination Merger Effective Time who were designated in writing by Phoenix to serve on the Board of Directors pursuant to Section 1.2(e) of the Merger Agreement, and (ii) any other Director designated in writing as a Phoenix Designee by (x) a majority of the Phoenix Designees serving on the Nominating Committee, or (y) in the absence of any Phoenix Designees serving on the Nominating Committee, a majority of the Phoenix Designees serving as Directors.~~

~~(8) “Combination Merger Effective Time” has the meaning given to such term in the Merger Agreement.~~

ARTICLE V

 A.         Every reference in this Article V to a Director or Officer shall include every Director or Officer or former Director or Officer of the Corporation and every person who served at the request of the Corporation or one of its subsidiaries as a Director, Officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and, in all of such cases, his or her heirs, executors and administrators. In addition, in this Article V, the terms “applicant”, “expenses”, “liability”, “party”, and “proceeding” shall have the respective meanings set forth in Section 13.1-696 of the VSCA.

B.           In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no Director or Officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article V, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

C.           The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a Director or Officer of the Corporation, or (b) any Director or Officer who is or was serving at the request of the Corporation as a Director, trustee, partner or Officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or Officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

D.           The provisions of this Article V shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article V shall have any effect on the rights provided under this Article V with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to provide any indemnity under this Article V and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such Director or Officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

E.            The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section B or C of this Article V.

F.            Any indemnification under Section C of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section C of this Article V.

The determination shall be made:

(1) if there are two or more disinterested directors, by the Board of Directors by a majority vote of disinterested directors, a majority of whom shall constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(2) by special legal counsel:

(a) selected by the Board of Directors or its committee in the manner prescribed in Section F(1) of this Article V; or

(b) if there are fewer than two disinterested directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested directors may participate; or

(3) by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested director may not be voted on the determination.

Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under Section F(2) of this Article V to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article V shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel. If the nominees are unable to agree upon such special legal counsel, such special legal counsel shall be selected upon application to a court of competent jurisdiction.

G.             (1) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section C of this Article V if the applicant furnishes the Corporation:

(a) a written statement of his or her good faith belief that he or she has met the standard of conduct described in Section C of this Article V; and

(b) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

(2) The undertaking required by Section G(1)(b) of this Article V shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

(3) Authorizations of payments under this section shall be made by the persons specified in Section F of this Article V.

H.           The Corporation may indemnify or contract to indemnify any person not specified in Section B or C of this Article V who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section C of this Article V.

I.             The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article V and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article V.

J.             The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article V on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article V. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article V or applicable laws of the Commonwealth of Virginia.

K.           Each provision of this Article V shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE VI

The Corporation shall have all of the powers of a corporation incorporated under the laws of the Commonwealth of Virginia, except that the Corporation’s power to remove or terminate the employment of Vincent L. Sadusky without Cause during the Post-Merger Period shall be limited as set forth in Article IV.

Annex D

[LETTERHEAD OF RBC CAPITAL MARKETS, LLC]

March 20, 2014

The Board of Directors

Media General, Inc.

333 E. Franklin Street

Richmond, Virginia 23219

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to holders of the voting common stock and non-voting common stock, collectively as a group, of Media General, Inc. a Virginia corporation (“Media General”), of the Media General Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Agreement”) to be entered into among Media General, Mercury New Holdco, Inc., a Virginia corporation and wholly owned subsidiary of Media General (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and wholly owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of New Holdco (“Merger Sub 2”), and LIN Media LLC, a Delaware limited liability company (“LIN Media”). As more fully described in the Agreement, Media General and LIN Media will effect a business combination (the “Transaction”) in which Merger Sub 1 will be merged with and into Media General (the “First Merger”) and Merger Sub 2 will be merged with and into LIN Media (the “Second Merger”). The Agreement provides that, pursuant to the First Merger, each outstanding share of the voting common stock, no par value, of Media General (“Media General Voting Common Stock”) and the non-voting common stock, no par value, of Media General (“Media General Non-Voting Common Stock”) will be converted into the right to receive one (the “Media General Exchange Ratio”) share of (i) in the case of Media General Voting Common Stock, the voting common stock, no par value, of New Holdco (“New Holdco Voting Common Stock”) and (ii) in the case of Media General Non-Voting Common Stock, the non-voting common stock, no par value, of New Holdco (“New Holdco Non-Voting Common Stock”). The Agreement further provides that, pursuant to the Second Merger, each outstanding share of Class A common stock, Class B common stock and Class C common stock of LIN Media, each representing limited liability company interests in LIN Media (collectively, “LIN Media Common Stock”), will be converted into the right to receive, at the election of the holder thereof and subject to certain proration and allocation procedures (as to which we express no opinion), $27.82 in cash or 1.5762 shares of New Holdco Voting Common Stock; provided, that the aggregate cash amount payable in the Second Merger will be $763 million. The terms and conditions of the Transaction and related transactions are set forth more fully in the Agreement.

RBC Capital Markets, LLC (“RBCCM”), as part of our investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM or one or more of our affiliates may act as a market maker and broker in the publicly traded securities of Media General, LIN Media and/or any other company that may be involved in the Transaction and related transactions or their respective affiliates and receive customary compensation in connection therewith, and may also actively trade securities of Media General, LIN Media and/or any other company that may be involved in the Transaction and related transactions or their respective affiliates for our or our affiliates’ own account and the accounts of our or our affiliates’ customers and, accordingly, RBCCM and our affiliates may hold a long or short position in such securities.

The Board of Directors

Media General, Inc.

March 20, 2014

We are acting as financial advisor to Media General in connection with the Transaction and we will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Transaction. Media General also has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse us for expenses reasonably incurred in connection with our services. RBCCM and certain of our affiliates in the past have provided, currently are providing and in the future may provide investment banking and financial advisory services to Media General and LIN Media, for which RBCCM and such affiliates have received and may receive customary compensation including, during the past two years, having acted or acting (i) as financial advisor to Media General in connection with its acquisition of New Young Broadcasting Holding Co., Inc. in 2013 and as joint lead arranger for the related financing for such acquisition and (ii) as a lender under certain credit facilities of Media General and LIN Media. We and certain of our affiliates also expect to act as joint book-running manager and joint lead arranger for the financing contemplated to be undertaken in connection with the Transaction, for which services we and our affiliates will receive customary compensation.

For the purposes of rendering our opinion, we have undertaken such review, inquiries and analyses as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of an execution version, dated March 20, 2014, of the Agreement; (ii) we reviewed certain publicly available financial and other information, and certain historical operating data, with respect to Media General made available to us from published sources and internal records of Media General; (iii) we reviewed certain publicly available financial and other information, and certain historical operating data, with respect to LIN Media made available to us from published sources and internal records of LIN Media; (iv) we reviewed financial projections and other estimates and data relating to Media General and LIN Media prepared by the managements of Media General and LIN Media (as adjusted, in the case of financial projections and estimates relating to LIN Media, by the management of Media General), including estimates regarding certain tax benefits resulting from prior acquisitions and potential tax savings expected to result from the utilization of net operating loss carryforwards of Media General and LIN Media (collectively, “Tax Attributes”); (v) we conducted discussions with members of the senior managements of Media General and LIN Media with respect to the respective business prospects and financial outlook of Media General and LIN Media as well as the strategic rationale and potential cost savings and other benefits expected by the managements of Media General and LIN Media to be realized in the Transaction (collectively, the “Synergies”); (vi) we reviewed the reported prices and trading activity for Media General Common Stock and LIN Media Common Stock; (vii) we compared certain financial metrics of Media General and LIN Media with those of selected publicly traded companies; (viii) we compared certain financial terms of the Transaction with those of selected precedent transactions; (ix) we reviewed the potential pro forma financial impact of the Transaction on the future financial performance of New Holdco relative to Media General on a standalone basis after taking into account potential Tax Attributes and Synergies; and (x) we considered other information and performed other studies and analyses as we deemed appropriate.

In arriving at our opinion, we employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion we have reached is based on all analyses and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusion may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more portions of such analyses or factors.

The Board of Directors

Media General, Inc.

March 20, 2014

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was reviewed by us, including all of the financial, legal, tax, accounting, operating and other information provided to or discussed with us by or on behalf of Media General or LIN Media (including, without limitation, financial statements and related notes), and upon the assurances of the managements of Media General and LIN Media that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. We have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed that the financial projections and other estimates and data relating to Media General and LIN Media (as adjusted, in the case of LIN Media, by the management of Media General), including as to potential Tax Attributes and Synergies, provided to us by Media General and LIN Media were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the future financial performance of Media General and LIN Media and the other matters covered thereby and that the financial results reflected therein will be realized in the amounts and at the times projected. We express no opinion as to such financial projections and other estimates and data, including as to potential Tax Attributes and Synergies, or the assumptions upon which they were based. We have relied upon the assessments of the managements of Media General and LIN Media as to (i) the potential impact on Media General and LIN Media of market trends and prospects, including regulatory matters, relating to the telecommunications and broadcasting industry, (ii) existing and future relationships, agreements and arrangements with, and ability to retain, key customers and employees of Media General and LIN Media, and (iii) the ability to integrate the businesses of Media General and LIN Media. We have assumed, with the consent of Media General, that there will be no developments with respect to any of the foregoing that would be meaningful in any respect to our analyses or opinion.

In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Media General, LIN Media or any other entity (including New Holdco), and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of Media General, LIN Media or any other entity. We have assumed that the Transaction and related transactions will be consummated in accordance with the terms of the Agreement and all applicable laws and other relevant documents or requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction and related transactions, no delay, limitation, restriction or condition will be imposed, including any divestiture or other requirements, that would have an adverse effect on Media General, LIN Media, New Holdco, the Transaction or related transactions (including the contemplated benefits thereof). We further have assumed that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the final executed Agreement will not differ, in any respect meaningful to our analyses or opinion, from the execution version of the Agreement we reviewed.

Our opinion speaks only as of the date hereof, is based on conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. Our opinion, as set forth herein, relates to the relative values of Media General and LIN Media. We do not express any opinion as to what the value of New Holdco Common Stock actually will be when issued in connection with the Transaction or the prices or range of prices at which New Holdco Common Stock, Media General Common Stock or LIN Media Common Stock may trade or otherwise be transferable at any time, whether prior to or following the Transaction and related transactions.

The Board of Directors

Media General, Inc.

March 20, 2014

The advice (written or oral) of RBCCM and our opinion expressed herein is provided for the benefit, information and assistance of the Board of Directors of Media General (in its capacity as such) in connection with its evaluation of the Transaction. We express no opinion and make no recommendation to any stockholder as to how such stockholder should vote or act with respect to any proposal to be voted upon in connection with the Transaction or any related transactions.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Media General Exchange Ratio (to the extent expressly specified herein) to holders of Media General Common Stock collectively as a group as if Media General Voting Common Stock and Media General Non-Voting Common Stock were a single class, without regard to individual circumstances of specific holders with respect to control, voting, liquidity or other rights or aspects which may distinguish such holders or the securities of Media General held by such holders and our analyses and opinion do not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations that may be attributable to such securities nor does our opinion in any way address proportionate allocation or relative fairness. Our opinion does not in any way address any other terms, conditions, implications or other aspects of the Transaction or any related transactions or the Agreement or any related documents or the financial or other terms of any voting, registration rights or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction, any related transactions or otherwise. Our opinion also does not address the underlying business decision of Media General to engage in the Transaction or related transactions or the relative merits of the Transaction or related transactions compared to any alternative business strategy or transaction that may be available to Media General or in which Media General might engage. We have not evaluated the solvency or fair value of Media General, LIN Media or any other entity (including New Holdco) under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We do not express any opinion as to any legal, regulatory, tax or accounting matters, as to which we understand that Media General has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we do not express any view on, and our opinion does not address, the fairness of the amount or nature of the compensation (if any) to any officers, directors or employees of any party, or class of such persons, relative to the Media General Exchange Ratio or otherwise.

The issuance of our opinion has been approved by RBCCM’s Fairness Opinion Committee.

The Board of Directors

Media General, Inc.

March 20, 2014

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Media General Exchange Ratio provided for in the First Merger is fair, from a financial point of view, to holders of Media General Common Stock, collectively as a group.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

Annex E

[J.P. Morgan letterhead]

March 20, 2014

The Board of Directors

LIN Media LLC

One West Exchange Street, Suite 5A

Providence, RI 02903

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of (1) the Class A common shares (the “Class A Shares”), (2) the Class B common shares (the “Class B Shares”) and (3) the Class C common shares (the “Class C Shares”, and, collectively with the Class A Shares and the Class B Shares, the “Company Common Shares”) of LIN Media LLC (the “Company”) of the consideration to be paid to such holders in the proposed Transaction (as defined below) with Media General, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), by and among the Acquiror, Mercury New Holdco, Inc., a direct wholly-owned subsidiary of the Acquiror (“New Holdco”), Mercury Merger Sub 1, Inc., a direct wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a direct wholly-owned subsidiary of New Holdco (“Merger Sub 2”) and the Company, the following will occur (collectively, the “Transaction”):

●

Merger Sub 1 will merge with and into the Acquiror (the “First Merger”) and the Acquiror will become a direct wholly-owned subsidiary of New Holdco, and each outstanding share of the Acquiror’s voting common stock, no par value per share (the “Acquiror Voting Common Stock”), will be converted into the right to receive one share of New Holdco voting common stock, no par value per share (the “New Holdco Voting Common Stock”), and each outstanding share of the Acquiror’s non-voting common stock, no par value per share (the “Acquiror Non-Voting Common Stock” and, together with the Acquiror Voting Common Stock, the “Acquiror Common Stock”), will be converted into the right to receive one share of New Holdco non-voting common stock, no par value per share (the “New Holdco Non-Voting Common Stock”); and

●

following the First Merger, Merger Sub 2 will merge with and into the Company and the Company will become a direct wholly-owned subsidiary of New Holdco, and each outstanding Company Common Share, other than (x) Company Common Shares held in treasury or owned, directly or indirectly, by the Company or any of its subsidiaries or the Acquiror or any of its subsidiaries (the “Lares Cancelled Shares”) and (y) Lares Dissenting Shares (as defined in the Agreement), will be converted into the right to receive (i) at the election of the holder thereof, consideration per share equal to either (A) $27.82 in cash (the “Cash Election Consideration”) or (B) 1.576 shares (the “Stock Election Consideration”) of the New Holdco Voting Common Stock, and (ii) with respect to each holder of Company Common Shares who would otherwise be entitled to a fractional share of the New Holdco Voting Common Stock, an amount in cash determined by multiplying such fraction of a share of New Holdco Voting Common Stock by the average daily volume weighted average price of Acquiror Voting Common Stock for the five consecutive NYSE trading days immediately prior to the Closing Date (as defined in the Agreement) (the “Fractional Consideration”).

The aggregate Cash Election Consideration together with the aggregate Stock Election Consideration and the aggregate Fractional Consideration to be received by the holders of Company Common Shares in the Transaction is referred to as the “Consideration”. The Consideration will be subject to certain proration procedures based on the relative number of shares for which Cash Election Consideration and Stock Election Consideration is elected as set forth in the Agreement, as to which we express no view or opinion.

In connection with preparing our opinion, we have (i) reviewed a draft dated March 20, 2014 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the publicly traded Company Common Shares and Acquiror Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Acquiror relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction provided to us by the managements of the Company and the Acquiror (the “Synergies”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. At the Company’s direction, our analysis does not include any valuation or other effects of any sale, redistribution or commercial monetization of spectrum assets. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Shares in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Shares in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Shares, the Acquiror Common Stock, the New Holdco Voting Common Stock or the New Holdco Non-Voting Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as arranger for a term loan facility for the Company’s subsidiary, KASY TV Licensee LLC in December 2012, acting as arranger of the Company’s term loan facility in December 2012, acting as arranger for a term loan facility for the Company’s subsidiary, Vaughn Acquisition LLC in October 2012, acting as a bookrunner on the notes offering of the Company’s subsidiary, Lin Television Corp. in October 2012, acting as arranger for a term loan facility for the Acquiror’s subsidiary, WXXA – TV in August 2013 and acting as an arranger of the Acquiror’s revolving credit facility in July 2013. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. During the two years preceding the date of this letter, we and our affiliates have not had material financial advisory or material commercial or investment banking relationships with the Company’s 36% shareholder, Hicks, Muse & Co. Partners, L.P. (“Hicks Muse”), but in the ordinary course of our business we have provided investment and commercial banking services to certain portfolio companies of Hicks Muse for which we and such affiliates have received customary compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Shares in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Transaction or any other matter, including, without limitation, whether any shareholder should elect to receive the Cash Election Consideration or the Stock Election Consideration or make no election in the Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy (including any joint proxy statement prepared by the Company and the Acquiror) or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/J.P. Morgan Securities LLC

Annex F

Section 262 of the Delaware General Corporation Law – Appraisal Rights

§ 262. Appraisal rights.

(a)     Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)     Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph

(3) of this subsection, §251(h) of this title ), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title , no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)     In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)     In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e), shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

(c)     Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)     Appraisal rights shall be perfected as follows:

(1)     If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255 (c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)     If the merger or consolidation was approved pursuant to § 228, §251(h) § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)     Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)     Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)     At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)     After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)     The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)     The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)     From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)     The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex G

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
Form 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2013
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
LIN Media LLC
(Exact name of registrant as specified in its charter)
Commission File Number: 001-36032
LIN Television Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 000-25206

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
05-0501252	13-3581627
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
701 Brazos Street, Suite 800, Austin, Texas 78701
(Address of principal executive offices)
(512) 380-4400
(Registrant's telephone number, including area code)
Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which registered
Class A common shares	New York Stock Exchange
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes  ☐     No  ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes  ☐     No  ☒
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒     No  ☐
Indicate by check mark whether the registrant has submitted electronically and posted to its corporate Web site, if any, every Interactive Date File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding twelve months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒     No  ☐
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated Filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act.) Yes  ☐     No  ☒
The aggregate market value of the voting and non-voting common equity held by non-affiliates (based on the last reported sale price of the registrant's class A common shares on June 30, 2013 on the New York Stock Exchange) was approximately $794 million.

Document Description	Form 10-K
Portions of the Registrant's Proxy Statement on Schedule14A for the Annual Meeting of Shareholders to be held on May 6, 2014	Part III
DOCUMENTS INCORPORATED BY REFERENCE
NOTE:
This combined Form 10-K is separately filed by LIN Media LLC and LIN Television Corporation. LIN Television Corporation meets the conditions set forth in general instruction I(1) (a) and (b) of Form 10-K and is, therefore, filing this form with the reduced disclosure format permitted by such instruction.
LIN Media LLC Class A common shares, issued and outstanding as of February 27, 2014 : 34,495,067 shares.
LIN Media LLC Class B common shares, issued and outstanding as of February 27, 2014: 20,901,726 shares.
LIN Media LLC Class C common shares, issued and outstanding as of February 27, 2014: 2 shares.
LIN Television Corporation common shares, issued and outstanding as of February 27, 2014: 1,000 shares.

EXPLANATORY NOTE

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN Media LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV (“LIN LLC”), with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been reported by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor issuer to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to LIN LLC, we, us, or the Company in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the above referenced Form 8-K.

PART I
Item 1.	Business	5
Item 1A.	Risk Factors	21
Item 1B.	Unresolved Staff Comments	30
Item 2.	Properties	30
Item 3.	Legal Proceedings	31
Item 4.	Mine Safety Disclosures	31
PART II
Item 5.	Market for Registrant's Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities	32
Item 6.	Selected Financial Data	33
Item 7.	Management's Discussion and Analysis of Financial Condition and Results of Operations	37
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk	53
Item 8.	Financial Statements and Supplementary Data	53
Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	53
Item 9A.	Controls and Procedures	53
Item 9B.	Other Information	54
PART III
Item 10.	Directors and Executive Officers and Corporate Governance	54
Item 11.	Executive Compensation	54
Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	54
Item 13.	Certain Relationships and Related Transactions and Director Independence	54
Item 14.	Principal Accounting Fees and Services	54
PART IV
Item 15.	Exhibits and Financial Statements Schedules	55
Schedule I	Condensed Financial Information of the Registrant	F-94
EXHIBITS
21	Subsidiaries of the Registrant
10.23	Stock Purchase Agreement, dated January 27, 2014, between LIN Digital Media LLC and FMPL Holdings, Inc.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP
31.1	Certification pursuant to Section 302 of the CEO of LIN Media LLC
31.2	Certification pursuant to Section 302 of the CFO of LIN Media LLC
31.3	Certification pursuant to Section 302 of the CEO of LIN Television Corporation
31.4	Certification pursuant to Section 302 of the CFO of LIN Television Corporation
32.1	Certification pursuant to Section 906 of the CEO and CFO of LIN Media LLC
32.2	Certification pursuant to Section 906 of the CEO and CFO of LIN Television Corporation
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

3

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This report contains certain forward-looking statements with respect to our financial condition, results of operations and business, including statements under the captions Item 1. "Business" and Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations". All of these forward-looking statements are based on estimates and assumptions made by our management, which, although we believe them to be reasonable, are inherently uncertain. Therefore, you should not place undue reliance upon such estimates or statements. We cannot assure you that any of such estimates or statements will be realized and actual results may differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include those discussed under the caption Item 1A. "Risk Factors", as well as the following:

•	volatility and periodic changes in our advertising revenues;

•	economic conditions, including adverse changes in the national and local economies in which our stations operate and volatility and disruption of the capital and credit markets;

•	effects of complying with accounting standards, including with respect to the treatment of our intangible assets;

•	inability or unavailability of additional debt or equity capital;

•	restrictions on our operations due to, and the effect of, our significant indebtedness;

•	our ability to continue to comply with financial debt covenants dependent on cash flows;

•	increased competition, including from newer forms of entertainment and entertainment media, changes in distribution methods or changes in the popularity or availability of programming;

•	increased costs, including increased news and syndicated programming costs and increased capital expenditures as a result of acquisitions or necessary technological enhancements;

•	effects of our control relationships, including the control that Hicks, Muse & Co. Partners, L.P. ("HMC") and its affiliates have with respect to corporate transactions and activities we undertake;

•
adverse state or federal legislation or regulation or adverse determinations by regulators, including adverse changes in, or interpretations of, the exceptions to the Federal Communications Commission ("FCC") duopoly rule and the allocation of broadcast spectrum;

•	declines in the domestic advertising market;

•	further consolidation of national and local advertisers;

•	global or local events that could disrupt television broadcasting;

•	risks associated with acquisitions including integration of acquired businesses;

•	changes in television viewing patterns, ratings and commercial viewing measurement;

•	changes in our television network affiliation agreements;

•	changes in our retransmission consent agreements; and

•	seasonality of the broadcast business due primarily to political advertising revenues in even years.
Many of these factors are beyond our control. Forward-looking statements contained herein speak only as of the date hereof. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except to the extent required by applicable law.

4

PART I
Item 1.     Business
Overview
LIN Media LLC ("LIN LLC") is a local multimedia company that currently owns, operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of websites, apps and mobile products that make it more convenient to access our unique and relevant content on multiple screens. Our highly-rated television stations deliver superior local news, community service, and popular sports and entertainment programming to viewers, reaching 10.5% of U.S. television homes. All of our television stations are affiliated with a national broadcast network and are primarily located in the top 75 Designated Market Areas ("DMAs") as measured by Nielsen Media Research ("Nielsen"). Our digital media division operates from 31 markets across the country, including New York City, Los Angeles, San Francisco, Chicago, Atlanta, Dallas, Detroit and Washington D.C., and delivers measurable results to some of the nation's most respected agencies and companies. In this report, the terms "Company," "we," "us" or "our" mean LIN LLC and all subsidiaries included in our consolidated financial statements. Our class A common shares are traded on the New York Stock Exchange ("NYSE") under the symbol "LIN".
We provide free, over-the-air broadcasts of our programming 24 hours per day to the communities we are licensed to serve. We are committed to serving the public interest by making advertising time available to political candidates, by providing free daily local news coverage, making public service announcements and broadcasting children's programming.
We seek to have the largest local media presence in each of our local markets by combining strong network and syndicated programming with leading local news, and by pursuing our multi-channel strategy. We also deliver our content online and on mobile applications, which we believe could provide a significant revenue stream to the television broadcasting industry. Mobile digital broadcast television enables consumers to watch live television on their laptops, smartphones, tablet computers and other mobile devices. We expect over-the-air television delivered to mobile and out-of-home devices in our local markets to meet the growing demand of on-the-go consumers. Additionally, we invest in companies that focus on emerging media and interactive technologies to expand our local multi-platform and digital product offerings.
Development of Our Business
Ownership and organizational structure
Our Company (including its predecessors) has owned and operated television stations since 1966. LIN Television Corporation ("LIN Television"), our wholly-owned subsidiary, is a Delaware corporation and was incorporated on June 18, 1990. LIN TV Corp., a Delaware corporation ("LIN TV") was incorporated on February 11, 1998 and on May 3, 2002, completed its initial public offering and shares of LIN TV class A common stock began trading on the NYSE. On July 30, 2013, LIN TV merged with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”).
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
Our corporate offices are located at 701 Brazos Street, Suite 800, Austin, Texas 78701.
    We have three classes of common shares. The class A common shares and the class C common shares are both voting common shares, with the class C common shares having 70% of the aggregate voting power. The class B common shares are held by current and former affiliates of HMC and have no voting rights, except that without the consent of a majority of the class B common shares, we cannot enter into a wide range of corporate transactions.
This capital structure allowed us to issue voting shares while preserving the pre-existing ownership structure in which the class B shareholders did not have an attributable ownership interest in our television broadcast licenses pursuant to the rules of the FCC.

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The following diagram summarizes our corporate structure as of February 27, 2014:

Class A Common Shares	Class B Common Shares	Class C Common Shares

34,495,067 shares outstanding listed on the NYSE under the symbol "LIN"	20,901,726 shares outstanding, all of which are currently held by affiliates or former affiliates of HMC	2 shares outstanding, 1 of which is held by affiliates of Mr. Royal W. Carson III, a director, and the other by HMC

30% voting power	Non-voting	70% voting power

LIN Media LLC

LIN Television Corporation

Television Stations and Digital Operations

All of the shares of our class B common shares are held by affiliates of HMC or former affiliates of HMC. The class B common shares are convertible into class A common shares or class C common shares in various circumstances. The class C common shares are also convertible into class A common shares in certain circumstances. If affiliates of HMC converted their shares of class B common shares into shares of class A common shares and the shares of class C common shares were converted into shares of class A common shares as of February 27, 2014, the holders of the converted shares of class C common shares would own less than .01% of the total outstanding shares of class A common shares and resulting voting power, and the affiliates of HMC would own 37.7% of the total outstanding shares of class A common shares and resulting voting power.
Our television stations
We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, including two affiliates and one digital channel pursuant to local marketing agreements, six affiliates pursuant to joint sales and shared services agreements, two affiliates pursuant to shared services agreements, and three low-power stations, which are affiliated with a national network and operate as a stand-alone affiliate. The following table lists the stations and digital channels that we own, operate or service:

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Market (1)	DMA Rank (2)	Station	Affiliation(s)	Channel	Status (3)	FCC license expiration
Portland, OR	22	KOIN-TV (4)	CBS	40		2/1/2015
Indianapolis, IN	26	WISH-TV (4)	CBS	9		8/1/2013	(6)
		WNDY-TV	MNTV	32		8/1/2021
Hartford-New Haven, CT	30	WTNH-TV	ABC	10		4/1/2015
		WCTX-TV	MNTV	39		4/1/2015
Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOOD-TV (4)	NBC	7		10/1/2013	(6)
		WOTV-TV	ABC	20		10/1/2013	(6)
		WXSP-CD	MNTV	Various		10/1/2021
Austin, TX	40	KXAN-TV	NBC	21		8/1/2014
		KNVA-TV (4)	CW	49	LMA	8/1/2014
		KBVO-TV (5)	MNTV	27		8/1/2014
Birmingham, AL	44	WIAT-TV	CBS	30		4/1/2013	(6)
Norfolk-Portsmouth-Newport News, VA	45	WAVY-TV (4)	NBC	31		10/1/2012	(6)
		WVBT-TV	FOX	29		10/1/2012	(6)
Albuquerque-Santa Fe, NM	47	KRQE-TV (4)	CBS	13		10/1/2014
		KASA-TV (4)	FOX	27		10/1/2014
		KWBQ-TV (4)	CW	29	SSA	10/1/2014
		KASY-TV	MNTV	45	SSA	10/1/2014
Buffalo, NY	52	WIVB-TV	CBS	39		6/1/2015
		WNLO-TV	CW	32		6/1/2015
Providence, RI-New Bedford, MA	53	WPRI-TV	CBS	13		4/1/2015
		WNAC-TV	FOX	12	LMA	4/1/2007	(6)
		WNAC-TV-D2	MNTV	12.2	LMA	4/1/2007	(6)
Mobile, AL/Pensacola, FL	59	WALA-TV	FOX	9		4/1/2013	(6)
		WFNA-TV	CW	25		4/1/2013	(6)
Dayton, OH	64	WDTN-TV	NBC	50		10/1/2013	(6)
		WBDT-TV	CW	26	SSA/JSA	10/1/2013	(6)
Wichita-Hutchinson, KS	67	KSNW-TV (4)	NBC	45		6/1/2014	(6)
		KSNG-TV-D2	TEL	11.2		6/1/2014	(6)
Honolulu, HI	69	KHON-TV (4)	FOX	8		2/1/2015
		KHON-TV-D2	CW	8		2/1/2015
Green Bay-Appleton, WI	70	WLUK-TV (4)	FOX	11		12/1/2013	(6)
		WCWF-TV	CW	21		12/1/2021
Savannah, GA	92	WJCL-TV	ABC	22		12/31/2018
		WTGS-TV	FOX	28	SSA/JSA	12/1/2012	(6)
Fort Wayne, IN	109	WANE-TV	CBS	31		8/1/2013	(6)
Youngstown, OH	113	WYTV-DT	ABC	36	SSA/JSA	8/31/2013	(6)
		WKBN-TV	CBS	41		10/1/2013	(6)
		WYFX-LD	FOX	19		10/1/2013	(6)
		WYTV-DT2	MNTV	36.2	SSA/JSA	10/1/2013	(6)
Springfield-Holyoke, MA	114	WWLP-TV (4)	NBC	11		4/1/2015
Topeka, KS	134	KTKA-TV	ABC	49	SSA/JSA	6/1/2014	(6)
		KTKA-TV-D3	CW	49.3	SSA/JSA	6/1/2014	(6)
		KSNT-TV (4)	NBC	27		6/1/2014	(6)
		KTMJ-CD	FOX	43		6/1/2014	(6)
Mason City, IA	153	KIMT-TV	CBS	42		2/1/2022
		KIMT-TV-DT2	MNTV	42.2		2/1/2022
Terre Haute, IN	155	WTHI-TV (4)	CBS	10		8/1/2013	(6)
		WTHI-TV-D2	FOX	10.2		8/1/2013	(6)
Lafayette, IN	189	WLFI-TV	CBS	11		8/1/2021
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(1)
On February 12, 2013, we sold our equity interest in a joint venture with NBCUniversal Media, LLC ("NBC"). The joint venture was a limited partner in a business that owns television stations KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego. For further information, see "Joint Venture Sale Transaction."

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(2)
DMA estimates and rankings are taken from Nielsen Local Universe Estimates for the 2013-2014 Broadcast Season, effective September 28, 2013. There are 210 DMAs in the United States. All Nielsen data included in this report represents Nielsen's estimates, and Nielsen has neither reviewed nor approved the data included in this report.

(3)
We own and operate all of our stations and digital channels except for those (i) noted as "LMA" which indicates stations to which we provide services under a local marketing agreement (see "Distribution of Programming- Full-power television stations " for a description of these agreements), (ii) noted as "SSA" which indicates stations to which we provide technical, engineering, promotional, administrative and other operational support services under a shared services agreement (see "Distribution of Programming- Full-power television stations " for a description of these agreements), and (iii) noted as "JSA" which indicates stations to which we provide advertising sales services under a joint sales agreement (see "Principal Sources of Revenue- Other revenues " for a description of these agreements).

(4)
WISH-TV includes a low-power station, WIIH-CD. WOOD-TV, WAVY-TV, KNVA-TV, KRQE-TV, KASA-TV, KOIN-TV, KSNT-TV, WLUK-TV and WWLP-TV each includes a group of low-power stations. KRQE-TV includes two satellite stations, KBIM-TV and KREZ-TV. KWBQ-TV includes one satellite station KRWB-TV. KHON-TV includes two satellite stations, KHAW-TV and KAII-TV. KSNW-TV includes KSNC(TV), KSNG(TV) and KSNK(TV) as satellite stations and KSNL-LD as a translator. We own, operate or service all of these satellite stations and low-power stations, which broadcast either identical programming as the primary station or programming specific to such channel.

(5)	KBVO-TV is a full power satellite station of KXAN-TV and its primary affiliate is MyNetworkTV.

(6)
License renewal applications have been filed with the FCC and are currently pending. For further information on license renewals, see "Federal Regulation of Television Broadcasting- License Renewals ".

Joint Venture Sale Transaction and Merger
On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”), entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas’s 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).
SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, LIN Television entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction, and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had an approximate $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the

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change in classification was treated as a liquidation of LIN TV for federal income tax purposes and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
Recent Acquisitions
On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, Inc. ("HYFN"), a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices, for $7.2 million. Additionally, on April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, Inc. ("Dedicated Media"), a multi-channel advertisement buying and optimization company, for $5.8 million. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"), a digital content and conversational marketing company. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing, and was funded from cash on hand and amounts drawn on our revolving credit facility.
For additional information on these acquisitions, see Note 2, "Acquisitions" to our consolidated financial statements.
Description of Our Business
We own, operate or service 43 television stations, seven digital channels, websites and mobile apps in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video market share (1) and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our vision is to be the market-leading multimedia company and consumers' and advertisers' preferred choice for unique, innovative and relevant content on all screens.
The principal components of our strategy include:

•
Sustain our Local News Leadership & Extend the Reach of Our Brands .  The strength of our local news brands is a result of our ability to embrace changing media habits, focus on superior multiscreen content production and distribution, invest in localism, and commit to training and sharing best practices throughout our organization. In 2013, we launched high definition newscasts at five stations, which completes the transition of all of our television stations to high definition and enhances our competitive positions in our local markets. In addition, 11 of our television stations launched or expanded their local news products in 2013. Finally, in 2013, we launched live streaming of our local newscasts on all of our television station websites. We capitalized on our duopoly strategy and added or expanded morning news on several of our secondary stations when the big three networks are all airing network morning shows. Delivering the best and most relevant local content to viewers on multiple screens is an important part of our strategy. Regardless of the screen, viewers have instant and easy access to our unique local content, 24/7, and on any device. For example, we provide groundbreaking, in-depth investigative journalism that informs our viewers through on-air stories, interactive features and online special sections. We are focused on extending the reach of our local brands, which drives brand loyalty, and in turn, attracts advertising dollars. As a result of our strategy and efforts, the majority of our television, website and mobile screens consistently rank at the top of our local markets compared to our broadcast competitors.

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(1) comScore Video Metrix data; December 2013. LIN Digital Video, Video Type; Ads, Media; Video Advertising Networks - Actual Reach.

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•
Build Scale, Synergies & Efficiencies .  In 2013, we successfully integrated the largest acquired group of TV stations in our company’s history. We transitioned and trained employees on our news, sales and digital platforms; created more multiscreen, cross-selling opportunities; built a digital culture from the ground up; launched high definition in every market; and improved the quality of the stations’ newscasts and programming. The newly acquired or serviced television stations are providing significant opportunities to grow our digital business, increase our bargaining power with multichannel video programming distributors ("MVPDs"), networks and syndicators, and add greater scale to amortize digital media and technology investments, including our shared services capabilities. Also in 2013, we opened our third regional technology center, which provides engineering, operations, financial and administrative functions for several of our television stations in order to maximize operating synergies and reduced capital costs. We also continued to achieve company-wide operating efficiencies through economies of scale in the purchase of programming, ratings services, research services, national sales representation, capital equipment and other vendor services. Finally, in 2013, we continued to advance our "Accelerate" sales strategy in order to create cross-selling multiplatform opportunities; enhance the technical capabilities of our sales teams; improve synergies and streamline and standardize all sales support functions and operations to benefit our advertisers.

•
Grow and Differentiate Our Digital Media Business .   We are committed to building our digital media business in a smart and strategic way. In 2013, we expanded our portfolio with two companies that greatly enhance our digital marketing capabilities, increase our scale, deliver important synergies and differentiate us from the competition. HYFN is a full service digital agency that develops and implements award-winning mobile, social and web experiences for some of the world’s largest brands. In 2013, HYFN unveiled its new social media management platform called HYFN8 that allows marketers to listen and react to online consumer behavior in real-time. We also invested in Dedicated Media, an innovator in performance-based marketing, data targeting and analytics. Dedicated Media enables us to further optimize our clients’ digital marketing campaigns and deliver even greater return on investment. We remained ahead of the curve in 2013 through our continuous multiscreen product innovation and advertising solutions that reach target audiences and generate results. For example, LIN Mobile unveiled ONE TM , its new suite of mobile marketing solutions that enable brands to truly become “mobile-first”; engaging consumers on the devices they use most frequently, with the intelligence required to effectively deliver unified brand messaging across screens. In 2013, we continued to build our national digital sales force, while, at the same time, leveraging the strong relationships we have in each of our markets to sell more multiscreen campaigns to large, local advertisers. Our portfolio of video, display, mobile and social platforms, including our recently launched Video Insights Platform (“VIP”), helps agencies and brands efficiently and effectively reach our targeted audiences at scale, leveraging the latest in conversational marketing, digital solutions and reporting across all platforms . As a result of our strategy, digital revenues have increased from 1% of total revenues in 2007, when our digital media business was launched, to 14% of total revenues in 2013. (2)

•
Secure Subscriber Fees from Pay-Television Operators .  According to Nielsen, cable, satellite television and telecommunications companies currently provide video program services to approximately 90% of total U.S. television households. (3) The surge of competition from satellite and telecommunications companies, combined with our strong local and national programming, provides us with compelling negotiating positions to obtain compensation for our channels. It is of critical importance to the broadcast industry that pay-television operators pay subscriber fees that are commensurate with the superior ratings our channels achieve relative to cable channels. In 2013, we successfully renewed agreements with pay television providers that account for nearly 20% of the subscribers in our markets, and over the next two years, we will work to negotiate renewals that represent more than 75% of the subscribers in our markets. This is an important revenue stream for broadcasters and we are focused on closing the gap between our highest-rated content the fees we receive.

•
Continue to Explore New Uses for our Spectrum .  We believe our spectrum has value beyond traditional television channels, and digital technology enables us to separate a portion of that spectrum for incremental services. We currently own or service seven digital sub-channels that utilize spectrum shared with another national network affiliate. In 2013, we launched Bounce TV, the nation’s first-ever over-the-air broadcast television network designed for African-American audiences, on our digital sub-channels in nine of our local markets in order to better serve minority communities. Our multi-channel strategy helps us appeal to a wider audience and market of advertisers while providing economies of scale to provide these additional programming services at a low incremental cost.

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(2) Digital revenues include revenues generated from our television websites, LIN Digital, LIN Mobile, Nami, as well as HYFN and Dedicated Media.

(3) Nielsen DMA Media Related TV Households as of 12/31/2013. All Nielsen data included in this report represents Nielsen's estimates, and Nielsen has neither reviewed nor approved the data included in this report.

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•
Provide Superior Community Service .  Our model of community service exemplifies broadcasting's great value and responsibility to the local community. We believe it is critically important to ensure the dynamic future of our industry, which is why we have been awarding two-year scholarships to ambitious students interested in a wide spectrum of fields in or relating to broadcast television since 1998, and digital media since 2011. In addition, we provide programming that is responsive to community needs, such as emergency alerts, closed captioning for hearing impaired viewers and childrens’ programming. We also support numerous non-profit organizations, programs, telethons and events that help make the communities we serve better, stronger and more vibrant places to live, work and do business.

Principal Sources of Revenue
Local, national and political advertising revenues
We generate local, national and political advertising revenues principally from advertising time sold in our local news, network and syndicated programming. In general, advertising rates are based upon a variety of factors, including:

•	size and demographic makeup of the market served by the television station;

•	a program's popularity among television viewers;

•	number of advertisers competing for the available time;

•	availability of alternative advertising media in the station's market area;

•	our overall ability to attract viewers;

•	our ability to attract viewers among particular demographic groups that an advertiser may be targeting; and

•	effectiveness of our advertising sales force.
Retransmission consent fees
We have retransmission consent agreements with cable, satellite and telecommunications providers from which we earn retransmission consent fees for the right to carry our signals in their pay-television services to consumers.
Television station website revenues
We generate revenues through advertisements on our television stations' websites and mobile applications.
Interactive revenues
We generate interactive revenues primarily by providing online advertising and media services through our online advertising and media services business, LIN Digital, Nami Media, HYFN and Dedicated Media.
Other revenues
Other revenues include barter of unsold advertising inventory for goods and services that are required to operate our television stations or are used in sales and marketing efforts. We also acquire certain syndicated programming by providing a portion of the available advertising inventory within the program, in lieu of cash payments.
Additionally, we receive other revenues from sources such as renting space on our television towers, renting our production facilities, copyright royalties and providing television production services. Finally, we earn fee income through shared services agreements for two stations located in the Albuquerque-Santa Fe market, under which we provide technical, engineering, promotional, administrative and other operational support services from our stations that we own and operate within the market. We also have shared services agreements and joint sales agreements for stations in the Dayton, Ohio, Savannah, Georgia, Topeka, Kansas and Youngstown, Ohio markets, pursuant to which we also provide advertising sales services.
Sources and Availability of Programming
We program our television stations from the following program sources:

•	News and general entertainment programming that is produced by our local television stations;

•	Network programming such as "CSI" or "Modern Family";

•	Syndicated programming: off-network programs, such as "Criminal Minds" or "How I Met Your Mother" and first-run programs, such as "Jeopardy", "Entertainment Tonight" or "Wheel of Fortune";

•	Paid programming: arrangements where a third party pays our stations for a block of time, generally in one-half hour or one hour time periods to air long-form advertising or "infomercials"; and

•	Digital subchannel content affiliations or agreements such as "Bounce TV" and "Antenna TV."

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Locally produced news and general entertainment programming
Our television stations and digital channels produce an aggregate of approximately 882 hours of local news programming per week that we broadcast on all but seven of our stations. Local news programming also allows us greater control over our programming costs.
The number of weekly hours of network, local news and other local programming produced by our television stations and digital channels are as follows:

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Network	DMA	DMA Rank	Station	Weekly Hours of Network Programming	Weekly Hours of Local News Programming	Weekly Hours of Other Local Programming	Network Affiliation End Date
ABC	Hartford-New Haven, CT	30	WTNH-TV	81	29	3	8/31/2017
	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOTV-TV	80	8	3	8/31/2017
	Savannah, GA	92	WJCL-TV	79	17	—	12/31/2018
	Youngstown, OH	113	WYTV-DT	78	20	—	8/31/2017
	Topeka, KS	134	KTKA-TV	78	19	—	12/31/2015
CBS	Portland, OR	22	KOIN-TV	95	31	1	9/18/2016
	Indianapolis, IN	26	WISH-TV	91	35	6	12/31/2014
	Birmingham, AL	44	WIAT-TV	96	22	1	12/31/2014
	Albuquerque-Santa Fe, NM	47	KRQE-TV	95	34	—	12/31/2014
	Buffalo, NY	52	WIVB-TV	87	30	1	12/31/2014
	Providence, RI-New Bedford, MA	53	WPRI-TV	92	32	6	12/31/2014
	Fort Wayne, IN	109	WANE-TV	96	24	—	12/31/2014
	Youngstown, OH	113	WKBN-TV	91	22	—	1/31/2017
	Mason City, IA	153	KIMT-TV	94	24	—	6/30/2015
	Terre Haute, IN	155	WTHI-TV	97	20	3	12/31/2014
	Lafayette, IN	189	WLFI-TV	95	23	—	12/31/2017
NBC	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOOD-TV	96	34	6	1/1/2017
	Norfolk-Portsmouth-Newport News, VA	45	WAVY-TV	95	35	5	1/1/2017
	Austin, TX	40	KXAN-TV	92	32	1	1/1/2017
	Dayton, OH	64	WDTN-TV	97	28	5	1/1/2017
	Wichita-Hutchinson, KS	67	KSNW-TV	96	30	—	1/1/2017
	Springfield-Holyoke, MA	114	WWLP-TV	95	34	6	1/1/2017
	Topeka, KS	134	KSNT-TV	96	24	—	1/1/2017
FOX	Norfolk-Portsmouth-Newport News, VA	45	WVBT-TV	26	14	—	12/31/2017
	Albuquerque-Santa Fe, NM	47	KASA-TV	26	19	5	12/31/2017
	Providence, RI-New Bedford, MA	53	WNAC-TV	26	16	—	12/31/2017
	Mobile, AL/Pensacola, FL	59	WALA-TV	26	34	5	12/31/2017
	Green Bay-Appleton, WI	70	WLUK-TV	26	43	7	12/31/2017
	Honolulu, HI	69	KHON-TV	27	27	—	12/31/2017
	Savannah, GA	92	WTGS-TV	26	7	—	12/31/2017
	Youngstown, OH	113	WYFX-LD	26	16	—	12/31/2017
	Topeka, KS	134	KTMJ-CD	26	15	—	12/31/2017
	Terre Haute, IN	155	WTHI-TV-D2	37	3	—	12/31/2017
CW	Austin, TX	40	KNVA-TV	20	14	—	9/17/2016
	Albuquerque-Santa Fe, NM	47	KWBQ-TV	20	—	—	9/17/2016
	Buffalo, NY	52	WNLO-TV	33	13	5	9/17/2016
	Mobile, AL/Pensacola, FL	59	WFNA-TV	20	—	3	9/17/2016
	Dayton, OH	64	WBDT-TV	20	14	—	9/17/2016
	Green Bay-Appleton, WI	70	WCWF-TV	20	—	1	9/17/2016
	Honolulu, HI	69	KHON-TV-D2	20	—	—	9/17/2020
	Topeka, KS	134	KTKA-TV-D2	20	—	—	9/17/2019
MyNetworkTV	Indianapolis, IN	26	WNDY-TV	13	9	1	9/28/2014
	Hartford-New Haven, CT	30	WCTX-TV	10	9	3	9/28/2014
	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WXSP-CD	10	4	—	9/28/2014
	Austin, TX	40	KBVO-TV	10	1	—	9/28/2014
	Albuquerque-Santa Fe, NM	47	KASY-TV	10	—	—	9/28/2014
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Network	DMA	DMA Rank	Station	Weekly Hours of Network Programming	Weekly Hours of Local News Programming	Weekly Hours of Other Local Programming	Network Affiliation End Date
	Providence, RI-New Bedford, MA	53	WNAC-TV-D2	11	1	6	9/28/2014
	Youngstown, OH	113	WYTV-DT-D2	10	10	4	9/28/2014
	Mason City, IA	153	KIMT-TV-D2	10	6	—	9/28/2014
Telemundo	Wichita-Hutchinson, KS	67	KSNG-TV-D2	168	—	—	12/31/2014
				2,789	882	87
Network programming
All of our stations are affiliated with one of the national television networks. Our network affiliation agreements provide a local station certain exclusive rights and an obligation, subject to certain limited preemption rights, to carry the network programming. While the networks retain most of the advertising time within their programs for their own use, the local station also has the right to sell a limited amount of advertising time within the network programs. Other time periods, which are not programmed by the networks, are programmed by the local station, for which the local station retains substantially all of the advertising revenues. Networks also share certain of their programming with cable networks and make certain of their programming available through their website or on websites such as hulu.com, Netflix and Amazon Prime. These outlets compete with us for viewers in the communities served by our stations.
The programming strength of a particular national television network may affect a local station's competitive position. Our stations, however, are diversified among the various networks, reducing the potential impact of any one network's performance. We believe that national television network affiliations remain an efficient means of obtaining competitive programming, both for established stations with strong local news franchises and for newer stations with greater programming needs. Our affiliation agreements have terms with scheduled expiration dates ranging through September 17, 2020. These agreements are subject to earlier termination by the networks under specified circumstances, including a change of control of our Company, which would generally result from the acquisition of shares having 50% or more of the voting power of our Company.
Syndicated programming
We acquire the rights to programs for time periods in which we do not air our local news or network programs. These programs generally include first-run syndicated programs, such as "Jeopardy", "Entertainment Tonight" or "Wheel of Fortune", or reruns of current or former network programs, such as "Criminal Minds" or "How I Met Your Mother". We pay cash for these programs or exchange advertising time within the program for the cost of the program rights. We compete with other local television stations to acquire these programs. In addition, a television viewer can now choose to watch many of these programs on national cable networks or purchase these programs on DVDs or via downloads to computers, mobile video devices or web-based video players, which increases fragmentation of our local television audience.
Distribution of Programming
The programming that airs on our television stations can reach the television audience by one or more of the following distribution systems:

•
Full-power television stations, including digital subchannels and stations we operate or service under local marketing agreements ("LMAs"), joint sales agreements ("JSAs"), shared services arrangements ("SSAs") or similar arrangements;

•	Cable television systems;

•	Satellite television systems;

•	Telecommunications systems;

•	Internet, mobile and other digital services; and

•	Low-power television stations.

Full-power television stations
We own, operate or service 40 full-power television stations that operate on over-the-air channels 7 through 50. Our full-power television stations include two full-power stations for which we provide programming, sales and other related services under grandfathered LMAs, six full-power stations and two digital channels for which we provide technical, engineering, promotional, administrative and other operational support services under SSAs (for four of these stations and the two digital channels we also provide advertising sales services under a JSA). See "Our television stations" for a listing of our full-power television stations.

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The FCC television licenses for the two full-power television stations for which we provide programming, sales and other related services under LMAs are not owned by us. Revenues generated by these stations contributed 4% to our net revenues for the year ended December 31, 2013. We incur programming costs, operating costs and capital expenditures related to the operation of these stations, and retain all advertising revenues. In Providence and Austin, the two local markets where these stations are located, we own and operate at least one other station. These LMA stations are an important part of our multi-channel strategy. We have purchase options to acquire the FCC licenses for the LMA stations in Providence and Austin, which are exercisable if the legal requirements limiting ownership of these stations change.
The FCC television licenses for the six full-power television stations for which we provide technical, engineering, promotional, administrative and other operational support services under SSAs and other arrangements are also not owned by us. Revenues generated by these stations contributed 3% to our net revenues for the year ended December 31, 2013. In each of the five markets where these stations are located, we own and operate at least one other station. These SSA stations are also an important part of our multi-channel strategy. We have purchase options to acquire the FCC licenses for the SSA stations in Albuquerque, Dayton, Savannah, Youngstown, and Topeka, which are exercisable if the legal requirements limiting ownership of these stations change.
Cable, satellite television and telecommunications systems
According to Nielsen, cable, satellite television and telecommunications companies currently provide video program services to approximately 90% of total U.S. television households, with cable and telecommunications companies serving 59% of U.S. households and direct broadcast satellite ("DBS") providers serving 30%. As a result, cable, satellite television and telecommunications companies are not only primary competitors, but the primary means by which our television audience views our television stations. Most of our stations are distributed pursuant to retransmission consent agreements with MVPDs that operate in markets we serve. As of December 31, 2013, we had retransmission consent agreements with 159 distributors, including 154 Multiple System Operators ("MSOs") and regional telecommunications companies, the two major satellite television providers, and two national telecommunications providers. For an overview of FCC regulations governing carriage of television broadcast signals by MVPDs, see "Federal Regulation of Television Broadcasting- Cable and Satellite Carriage of Local Television Signals."
Internet, mobile and other digital services
We operate television station websites in 23 U.S. markets and offer a growing portfolio of Internet-based products and services that provide traditional and new audiences around-the-clock access to our trusted local news and information. We launched our mobile business in 2009 with iPhone and BlackBerry smartphone applications and we have since launched Android and iPad applications. In addition, we launched SMS/text messaging, video blogging and other advanced interactive features that further extend the distribution of our content.
Low-power television stations
We own and operate a number of low-power television stations. We operate these stations either as stand-alone or satellite stations. These low-power broadcast television stations are licensed by the FCC to provide service to substantially smaller areas than those of full-power stations.
In ten of our markets, Albuquerque, Austin, Grand Rapids, Green Bay, Indianapolis, Springfield, Norfolk-Portsmouth-Newport News, Portland, Wichita and Topeka, we use our low power stations to extend the geographic reach of our primary stations in these markets. In Grand Rapids, we affiliated WXSP-CD, a group of low-power television stations, with MyNetworkTV, to cover substantially all of the local market. In Topeka and Youngstown, we have also affiliated the low power stations, KTMJ-CD and WYFX-LD, with the FOX network.
Seasonality of Our Business
Our advertising revenues are generally highest in the second and fourth quarters of each calendar year, due to higher advertising in the Spring season and in the period leading up to and including the end-of-year holiday season. Our operating results are also significantly affected by annual cycles, as advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections, and incremental advertising revenues associated with Olympic broadcasts.
Our industry is cyclical in nature and affected by prevailing economic conditions. Since we rely on sales of advertising for a substantial majority of our revenues, our operating results are sensitive to general economic and regional conditions in each local market where we operate.

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Competitive Conditions in the Television Industry
The television broadcast industry has become highly competitive as a result of new technologies and new program distribution systems. In most of our local markets, we compete directly against other local broadcast stations and cable networks carried on cable, satellite television and telecommunication systems for audience. We also compete with online video services, including local news websites and websites such as hulu.com, Netflix and Amazon Prime, which provide access to some of the same programming, including network programming that we provide, and other emerging technologies. Many of our current and potential competitors have greater financing, marketing, programming and broadcasting resources than we do. Technological innovation and the resulting proliferation of television entertainment alternatives, such as cable, satellite television and telecommunications video services, Internet, wireless, pay-per-view and video-on-demand, digital video recorders, DVDs and mobile video devices have fragmented television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. As a result, we are experiencing increased competition for viewing audience and advertisers.
Federal Regulation of Television Broadcasting
Overview of Regulatory Issues.     Our television operations are subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of broadcast stations except pursuant to licenses issued by the FCC and empowers the FCC, among other things, to issue, renew, revoke and modify broadcasting licenses; assign frequency bands; determine stations' frequencies, locations and power; regulate the equipment used by stations; and to impose penalties including monetary forfeitures, short-term renewal of licenses and, in especially egregious cases, license revocation or denial of license renewals for violations of its regulations.
The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without the FCC's prior approval. The FCC also regulates certain aspects of the operation of cable television systems, DBS systems and other electronic media that compete with broadcast stations. In addition, the FCC regulates matters such as television station ownership, affiliate relations with the networks, cable and DBS systems' carriage of television station signals, carriage of syndicated and network programming on distant stations, political advertising practices, children's programming and obscene and indecent programming.
Spectrum Allocation.     Pursuant to the Communications Act, the FCC bears responsibility for the allocation and licensing of all non-federal government spectrum. Subject to certain procedural, congressional, and judicial constraints, the FCC has the ability to reallocate entire spectrum bands to a new use or to modify individual licenses to a new use. An FCC license holder is entitled to a bundle of rights related to that license; however ownership of the underlying spectrum is retained by the federal government. As a part of its National Broadband Plan, the FCC requested additional authority from Congress to hold incentive spectrum auctions, whereby current users of particular bands or licenses would receive compensation for voluntarily relinquishing some or all rights to spectrum they are licensed to use. On February 17, 2012, Congress approved legislation authorizing the FCC to conduct voluntary incentive spectrum auctions. The legislation, which the President subsequently signed into law, includes some safeguards for broadcasters. In particular, the legislation requires the FCC to make all reasonable efforts to ensure that stations retain their existing coverage areas, prevents the FCC from forcing a broadcaster to move from a UHF to a VHF channel, and establishes a fund to reimburse broadcasters for reasonable relocation expenses relating to the spectrum repacking. On October 2, 2012, the FCC released a Notice of Proposed Rule Making to implement the incentive auction statute. That proceeding remains pending. The FCC Chairman has indicated that he anticipates that the FCC will adopt rules for the incentive auction in the first half of 2014 and that he believes that the FCC will conduct the incentive auction by the middle of 2015. We cannot predict the precise timing or scope of the incentive spectrum auctions, nor the impact, if any, that the reallocation of spectrum will have on our business.
License Renewals.     Under the Communications Act, the FCC generally may grant and renew broadcast licenses for terms of eight years, although licenses may be renewed for a shorter period under certain circumstances. The Communications Act requires the FCC to renew a broadcast license if the FCC finds that (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and (iii) there have been no other serious violations that taken together constitute a pattern of abuse. In making its determination, the FCC may consider petitions to deny but cannot consider whether the public interest would be better served by issuing the license to a person other than the renewal applicant. We are in good standing with respect to each of our FCC licenses. The table on pages 7 and 8 includes the expiration date of the primary broadcasting licenses for the stations that we own, as well as for the stations to which we provide services. As indicated in the table, the licenses for these stations have expiration dates ranging between 2007 and 2022. License renewal applications were timely filed for each of the stations for which the license is now expired. Once an application for renewal is filed, each station remains licensed while its application is pending, even after its license expiration date has passed. Action on many license renewal applications may have been delayed for reasons, such as, the pendency of complaints that programming provided by the various networks contained indecent material and complaints regarding alleged violations of sponsorship identification rules. We cannot predict when the FCC will act on pending renewal applications. We expect the FCC to renew each of these licenses but we make no assurance that it will do so.

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Ownership Regulation.     The Communications Act and FCC rules limit the ability of individuals and entities to have ownership or other attributable interests in certain combinations of broadcast stations and other media. The Communications Act also requires the FCC to review its broadcast ownership rules every four years to determine whether they remain necessary in the public interest. In 1999, the FCC modified its local television ownership rules. In 2003, the FCC issued an order that would have liberalized most of the ownership rules, permitting us to acquire television stations in certain markets where we are currently prohibited from acquiring additional stations. In 2004, the Third Circuit Court of Appeals stayed and remanded several of the FCC's 2003 ownership rule changes. In 2006, as part of the FCC's statutorily required quadrennial review of its media ownership rules, the FCC sought comment on how to address the issues raised by the Third Circuit Court of Appeals' decision. In 2008, the FCC released an order that re-adopted its 1999 local television ownership rules, and those rules are currently in effect. Several parties appealed the FCC's 2008 decision, and in 2011, the United States Court of Appeals for the Third Circuit mostly denied those petitions. In 2011, the FCC issued its Notice of Proposed Rulemaking as part of its 2010 Quadrennial Review of the media ownership rules (the “2010 Quadrennial Review NPRM”). The 2010 Quadrennial Review NPRM indicates that the FCC intends to maintain the current local television ownership rules with only minor modifications. Despite the pending status of the 2010 Quadrennial Review, the FCC under the Communications Act, must commence a new quadrennial review proceeding in 2014. We cannot predict the effect that the commencement of the 2014 Quadrennial Review proceeding might have on the pending 2010 Quadrennial Review, nor can we predict whether either review proceeding may ultimately result in changes to the FCC’s broadcast ownership rules. The FCC's current ownership rules that are material to our operations are summarized below.
Local Television Ownership.     Under the FCC's current local television ownership (or "duopoly") rule, a party may own multiple television stations without regard to signal contour overlap provided they are located in separate Nielsen DMAs. In addition, the rules permit parties to own up to two TV stations in the same DMA so long as (i) at least one of the two stations is not among the top four-ranked stations in the market based on audience share at the time an application for approval of the acquisition is filed with the FCC, and (ii) at least eight independently owned and operating full-power commercial and non-commercial television stations would remain in the market after the acquisition. In addition, without regard to the number of remaining or independently owned television stations, the FCC currently permits television duopolies within the same DMA so long as the commonly owned stations' signal contours do not overlap, although the FCC proposed to remove this exception in the 2010 Quadrennial Review NPRM. Stations designated by the FCC as "satellite" stations are exempt from the local television ownership rule. Also, the FCC may grant a waiver of the local television ownership rule if one of the two television stations is a "failed" or "failing" station or if the proposed transaction would result in the construction of a new television station (an unbuilt-station waiver). We believe that we are currently in compliance with the local television ownership rule.
The FCC's 1999 ownership order established a rule attributing LMAs for ownership purposes. The FCC grandfathered LMAs that were entered into prior to November 5, 1996, permitting those stations to continue operations pursuant to such LMAs. The FCC, which retains the authority to review the status of grandfathered LMAs, stated it would conduct a case-by-case review of grandfathered LMAs and assess the appropriateness of extending the grandfathering periods. We do not know when, or if, the FCC will conduct any such review of grandfathered LMAs. Grandfathered LMAs can be freely transferred during the grandfather period, but duopolies may be transferred only where the two-station combination continues to qualify under the duopoly rule. We currently have grandfathered LMAs pursuant to which we provide programming to stations in Providence, Rhode Island and Austin, Texas.
From 2010 through 2012, we entered into SSAs and certain other arrangements for stations in Dayton, Ohio, Albuquerque, New Mexico, Savannah, Georgia, Topeka, Kansas, and Youngstown, Ohio. SSAs are currently permitted under the FCC's local television ownership rule and allow for technical, engineering, promotional, administrative and other operational support services. SSAs are different from LMAs in various respects, for example, only a limited amount of programming is permitted under an SSA. JSAs further permit us to sell advertising time on these stations. The FCC included in the 2010 Quadrennial Review NPRM a review of SSAs, JSAs and similar arrangements and seeks comment whether they should be attributable for purposes of the media ownership rules. If the FCC decides these arrangements are attributable, we may be required to restructure operations in these markets. We cannot predict whether the pending 2010 Quadrennial Review proceeding or the upcoming 2014 Quadrennial Review proceeding may ultimately result in changes to the FCC's rules regarding SSAs or JSAs.
National Television Ownership Cap.     The Communications Act, as amended in 2004, limits the number of television stations one entity may own nationally. Under the rule, no entity may have an attributable interest in television stations that reach, in the aggregate, more than 39% of all U.S. television households. The FCC currently discounts the audience reach of a station operating on an ultra-high frequency (“UHF”) channel by 50% when computing the national television ownership cap (the “UHF Discount”). Our stations reach is approximately 10.5% of U.S. households.
On September 26, 2013, the FCC issued a Notice of Proposed Rule Making (“UHF Discount NPRM”) proposing to eliminate the UHF Discount while grandfathering those existing station combinations that would exceed the 39% national ownership cap solely as a result of the elimination of the UHF Discount. The FCC also proposed, as of the date of the UHF Discount NPRM, to grandfather pending transactions that proposed station combinations that would exceed the 39% national ownership cap following

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the elimination of the UHF Discount. Further, and in recognition of the technical difficulties that certain television stations assigned to very-high frequency (“VHF”) channels encountered following the DTV transition, the FCC has also proposed to replace the UHF Discount with a similarly structured discounting of VHF television stations under which such stations would receive a discount of 50% of their audience reach for purposes of calculating compliance with the national ownership cap. We cannot predict whether the pending UHF Discount NPRM may ultimately result in changes to the FCC's national television ownership rule.
Attribution of Ownership.     Under the FCC's attribution policies, the following relationships and interests generally are attributable for purposes of the FCC's broadcast ownership restrictions:

•	holders of 5% or more of the licensee's voting stock, unless the holder is a qualified passive investor, in which case the threshold is a 20% or greater voting stock interest;

•	all officers and directors of a licensee and its direct or indirect parent(s);

•	any equity interest in a limited partnership or limited liability company, unless properly "insulated" from management activities; and

•
equity and/or debt interests which in the aggregate exceed 33% of a licensee's total assets, if the interest holder supplies more than 15% of the station's total weekly programming, or is a same-market broadcast company, cable operator or newspaper (the "equity/debt plus" standard).

Under the single majority shareholder exception to the FCC's attribution policies, otherwise attributable interests under 50% are not attributable if a corporate licensee is controlled by a single majority shareholder and the minority interest holder is not otherwise attributable under the "equity/debt plus" standard.
Because of these multiple ownership and cross-ownership rules, any person or entity that acquires an attributable interest in us may violate the FCC's rules if that purchaser also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such person or entity also may be restricted in the companies in which it may invest to the extent that those investments give rise to an attributable interest. If the holder of an attributable interest violates any of these ownership rules or if a proposed acquisition by us would cause such a violation, we may be unable to obtain from the FCC one or more authorizations needed to conduct our television station business and may be unable to obtain the FCC's consents for certain future acquisitions.
Foreign Ownership .    Under the Communications Act, foreign interests (defined to include foreign governments, representatives of foreign governments, aliens, representatives of aliens, and corporations or partnerships organized under the laws of a foreign nation) are prohibited from directly holding broadcast licenses. In addition, the Communications Act limits the aggregate investment of foreign interests in broadcast license holders and their corporate parents. Foreign interests may not own or vote more than 20% of the capital stock of a broadcast license holder or own or vote more than 25% of the capital stock of an entity that directly or indirectly controls a broadcast license holder (a “broadcast holding company”). Although the 20% limit may not be waived, the Communications Act permits the FCC to authorize aggregate foreign investment in a broadcast holding company to exceed the 25% threshold if the increased foreign ownership would be consistent with the public interest. On November 14, 2013, the FCC issued a declaratory ruling clarifying its foreign ownership policy by implementing a procedural framework to enable broadcasters to seek the FCC’s permission to exceed the 25% aggregate foreign ownership threshold. The 2013 declaratory ruling did not, however, establish specific criteria under which the FCC will review such requests. Although the declaratory ruling could permit us to seek FCC approval to issue shares to foreign interests in excess of 25% of our total outstanding shares, our LLC agreement does not currently permit us to issue shares to foreign interests in excess of 25%.
Digital Television.     We terminated all analog broadcasts on our full power stations on or before June 12, 2009 in connection with the national transition to digital television. Following the transition, each of our full power stations broadcasts a 19.4 megabit-per-second (Mbps) data stream, rather than a single analog program stream. FCC regulations permit substantial flexibility in how we use that data stream. For example, we are permitted to provide a mix of high definition and standard television program streams free-to-air, additional program-related data, subscription video or audio streams, and non-broadcast services. A new technical standard permits digital stations to provide video and data streams that can be more readily received on mobile devices (such as computers and smartphones), if those devices incorporate the technology. These digital channels remain subject to specific FCC regulations. For example, we are required to carry additional children's educational programming if we transmit multiple program streams, and we must pay the U.S. Treasury 5% of gross revenues for any non-broadcast services we provide using our digital signals. The FCC is evaluating whether to impose further public interest programming requirements on digital channels. The FCC's digital transition implementation plan maintained the secondary status of low-power television ("LPTV") stations but did not set a deadline for such stations to convert to digital operations. In 2011, the FCC set a firm deadline, and by September 1, 2015 LPTV stations must cease analog broadcasts and convert to digital operations.
Cable and Satellite Carriage of Local Television Signals.     Pursuant to FCC rules, full power television stations can obtain carriage of their primary channel signals by multi-channel video program distributors in one of two ways: via mandatory carriage or via "retransmission consent." Once every three years each station must formally elect either mandatory carriage ("must-carry")

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or retransmission consent. The current elections were effective January 1, 2012 and extend through December 31, 2014. A mandatory carriage election invokes FCC rules that require the distributor to carry a single program stream designated by the station and that program stream's related data in the station's local market. Distributors may decline carriage for certain reasons specified in the rules, including a lack of channel capacity, the station's failure to deliver a good quality signal, the presence of a nearby affiliate of the same network or, in the case of satellite distributors, if the distributor does not carry any other local broadcast station in the electing station's market. Distributors do not pay a fee to stations that elect mandatory carriage.
A station that elects retransmission consent waives its mandatory carriage rights, and the station and the distributor must negotiate in good faith for carriage of the station's signal. Negotiated terms may include channel position, service tier carriage, carriage of multiple program streams, compensation and other consideration. If a station elects to negotiate retransmission terms, it is possible that the station and the distributor will not reach agreement and that the distributor will not carry the station's signal.
FCC rules govern which local television signals a satellite subscriber may receive. Congress has also imposed certain requirements relating to satellite distribution of local television signals to "unserved" households that do not receive a usable signal from a local station or that reside in a market without a local affiliate of the pertinent network. The Satellite Television Extension and Localism Act of 2010 ("STELA") updated the blanket license scheme previously enacted under the Satellite Home Viewer Extension and Reauthorization Act of 2004 ("SHVERA") by, among other things, extending for five years, until December 31, 2014, statutory licenses that allow satellite television companies to retransmit broadcast signals from distant markets to eligible customers. A satellite provider also is permitted to import the signal of an out-of-market station, with that station's consent, to the specific counties and communities within a local market in which the out-of-market station is deemed to be "significantly viewed," subject to certain conditions. Such carriage previously was governed by the distant signal provisions. Under STELA, it is now treated as a retransmission into the station's local market, which means that the statutory copyright for such carriage will not sunset at the end of 2014. STELA also eliminated the requirement that DBS operators carry the local affiliate of a particular network before they could import an out-of-market station deemed to be significantly viewed in a given county or community. At this time, we are monitoring developments in this area but cannot determine whether this new legislation will result in significant changes to the satellite distribution scheme or whether or how any of the other changes in STELA will impact our broadcast business.
Several cable system and DBS operators have jointly petitioned the FCC to initiate a rulemaking proceeding to consider amending its retransmission consent rules. The FCC solicited public comment on the petition and subsequently released a notice of proposed rule making in 2011 seeking public comment on whether it should amend its rules to (i) modify its standards for "good faith" negotiations of retransmission consent agreements, (ii) enhance consumer notice obligations; and (iii) eliminate the FCC's network non-duplication and syndicated exclusivity rules. The proceeding is currently pending, and we cannot predict its outcome.
On January 10, 2014, the Supreme Court agreed to hear a case captioned American Broadcasting Companies, Inc., et al. v. Aereo , which involves a challenge by several broadcasters of the Aereo service, which transmits its subscribers’ broadcast television programs over the Internet for a monthly subscription fee. At issue is whether Aereo’s service violates copyright law and whether Aereo must obtain permission to retransmit broadcasters’ programming. Should Aereo and its competitors prevail in the pending litigation, and certain online video distributors and over-the-top video distributors become eligible for a statutory license that would enable them to stream broadcast programming over the Internet, it could have a negative impact on our retransmission consent negotiations with MVPDs, and our business and results of operations could be materially and adversely affected. We cannot predict the ultimate outcome of this proceeding.
Programming and Station Operations.     The Communications Act requires broadcasters to serve the public interest. Broadcast station licensees are required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating such responsiveness. Stations must follow various rules that regulate, among other things, children's television programming and advertising, political advertising, sponsorship identification, closed captioning, and contest and lottery advertising. The FCC has also adopted requirements to require stations affiliated with certain networks and serving the nation's largest television markets to provide aural descriptions of video content for the benefit of visually impaired viewers. The FCC has proposed to re-establish a number of formalized procedures that it believes will improve television broadcasters' service to their local communities. These proposals include the establishment of community advisory boards, quantitative programming guidelines and maintenance of a main studio in a station's community of license. If the FCC adopts such proposals, the burden of complying with such requirements could impose additional costs on our stations.
The FCC is also charged with enforcing restrictions or prohibitions on the broadcast of obscene and indecent programs. In 2007, Congress increased the maximum monetary penalty for carriage of indecent programming tenfold to $325,000 per station per violation with a cap of $3 million for any "single act," and put the licenses of repeat offenders in jeopardy. At approximately the same time, the FCC increased its broadcast indecency enforcement activity and issued large fines against radio and television stations found to have carried indecent programming (even if originated by a third-party program supplier, such as a network). In 2010, the U.S. Court of Appeals for the Second Circuit found that the FCC's enforcement policy for broadcast indecency was unconstitutionally vague. The FCC successfully petitioned the United States Supreme Court to grant certiorari , and, on June 21, 2012, the Supreme Court set aside the specific FCC decisions at issue, finding that a lack of notice of a change to the FCC's

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enforcement of its broadcast indecency rules violated the broadcasters' due process rights. The Supreme Court did not reach the broadcasters' First Amendment challenge of the FCC's broadcast indecency regime. On April 1, 2013, the FCC’s Office of General Counsel and its Enforcement Bureau released a joint public notice in which they announced an interim policy directive to reduce the backlog of pending broadcast indecency complaints by focusing enforcement resources in egregious cases. The April 2013 public notice also sought public comment on whether the full Commission should alter or retain its existing broadcast indecency policies. The FCC has not taken further action related to the comments received in response to its April 1, 2013 public notice. In light of the Supreme Court’s decision not to address broadcasters’ First Amendment challenges of the FCC’s broadcast indecency policies, the FCC’s announcement of an interim “egregious case” policy, and the FCC’s request for public comment on the future of broadcast indecency regulation, we are unable to predict the extent to which future enforcement of the FCC's broadcast indecency rules may have a material adverse effect on our ability to provide competitive programming.
Recent Regulatory Developments, Proposed Legislation and Regulation.     Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of our stations. The foregoing discussion summarizes the federal statutes and regulations material to our operations, but does not purport to be a complete summary of all the provisions of the Communications Act or of other current or proposed statutes, regulations, and policies affecting our business. The summaries should be read in conjunction with the text of the statutes, rules, regulations, orders, and decisions described herein. We are unable at this time to predict the outcome of any of the pending FCC rule-making proceedings referenced above, the outcome of any reconsideration or appellate proceedings concerning any changes in FCC rules or policies noted above, the possible outcome of any proposed or pending Congressional legislation, or the impact of any of those changes on our stations.
Employees
As of December 31, 2013, we employed 2,786 full time employees, 331 of which were represented by labor unions. We believe that our relations with our employees are satisfactory.
Available Information
We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC") under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including our filings, which we file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.
We make available free-of-charge through our Internet website (at http://www.linmedia.com) copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We will also provide a physical copy of our Annual Report on Form 10-K free of charge upon the written request of any shareholder.
We also make available on our website our corporate governance guidelines, the charters for our audit committee, compensation committee, and nominating and corporate governance committee, our code of business conduct and ethics, and our code of ethics for senior financial officers. This information is available on our website to any stockholder who is interested in reviewing this information. In addition, we intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed pursuant to rules of the SEC and the NYSE.

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Item 1A.    Risk Factors
Risks Associated with Our Business Activities
Our operating results are primarily dependent on advertising revenues, which can vary substantially from period-to-period based on many factors beyond our control, including economic downturns and viewer preferences.
Our operations and performance are dependent on advertising revenues, which can be materially affected by a number of factors beyond our control, including economic conditions and viewer preferences. Volatility in advertising revenue impacts our financial condition, cash flows and results of operations. Decreases in advertising revenues caused by economic conditions could have a material adverse effect on our financial condition, cash flows and results of operations, which could impair our ability to comply with the covenants in our debt instruments, as more fully described below.
In addition to economic conditions, our ability to generate advertising revenues depends on factors such as:

•	the relative popularity of the programming on our stations;

•	the demographic characteristics of our markets; and

•	the activities of our competitors.
Our programming may not attract sufficient targeted viewership or we may not achieve favorable ratings. Our ratings depend partly upon unpredictable and volatile factors beyond our control, such as viewer preferences, competing programming and the availability of other entertainment activities. A shift in viewer preferences could cause our programming not to gain popularity or to decline in popularity, which could cause our advertising revenues to decline. We, and those on whom we rely for programming, may not be able to anticipate and react effectively to shifts in viewer tastes and interests of our local markets. In addition, political advertising revenue from elections and advertising revenues from Olympic Games, which generally occur in even-numbered years, create large fluctuations in our operating results on a year-to-year basis. For example, during 2012, we had net political advertising revenues of $76.5 million, compared to $7.6 million in 2013.
We depend on automotive advertising to a significant degree.
Approximately 26%, 26% and 24% of our local and national advertising revenues for the years ended December 31, 2013, 2012 and 2011, respectively, consisted of automotive advertising. A significant decrease in these revenues in the future could have a material adverse effect on our results of operations and cash flows, which could affect our ability to fund operations and service our debt obligations and affect the value of our common shares.
We have a substantial amount of debt, which could adversely affect our financial condition, liquidity and results of operations, reduce our operating flexibility and put us at greater risk for default and acceleration of our debt.
As of December 31, 2013, we had approximately $932.2 million of consolidated net debt, which is equal to the difference between total debt and unrestricted cash, and $89.1 million of total LIN LLC shareholders' equity. The outstanding revolving credit loans and term loans under our senior secured credit facility, which were $30 million and $118.4 million, respectively, as of March 3, 2014, and are due October 26, 2017 and the outstanding incremental term loans under our senior secured credit facility were $312.5 million as of March 3, 2014 and are due on December 21, 2018. The outstanding Senior Notes (as defined in "Description of Indebtedness"), which were $200 million and $290 million as of March 3, 2014 are due on April 15, 2018 and January 15, 2021, respectively. Subject to the limitations in our senior secured credit facility and the indentures governing our Senior Notes, we may incur additional material indebtedness in the future, and we may become more leveraged. Accordingly, we now have and will continue to have significant debt service obligations. Our large amount of indebtedness could, for example:

•
require us to use a substantial portion of our cash flow from operations to pay interest and principal on indebtedness and reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate activities;

•	require us to dispose of television stations or other assets at times or on terms that may be less advantageous than those we might otherwise be able to obtain;

•	limit our ability to obtain additional financing in the future;

•	expose us to greater interest rate risk, because the interest rates on our senior secured credit facility vary; and

•	impair our ability to successfully withstand a sustained downturn in our business or the economy in general and place us at a disadvantage relative to our less leveraged competitors.
The indentures governing our Senior Notes also contain change of control provisions which may require us to purchase all or a portion of our Senior Notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest.

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Any of these consequences relating to such debt could have a material adverse effect on our business, liquidity and results of operations.
We could fail to comply with our financial covenants, which would adversely affect our financial condition.
Our debt instruments require us to comply with financial covenants, including, among others, leverage ratios. These covenants restrict the manner in which we conduct our business and may impact our operating results. Weak results of operations due to reduced advertising revenues may make it harder for us to comply with such covenants. Our failure to comply with these covenants could result in events of default, which, if not cured or waived, would permit acceleration of our indebtedness under our debt agreements or under other instruments that contain cross-acceleration or cross-default provisions.
Our debt instruments also contain certain other restrictions on our business and operations, including, for example, covenants that restrict our ability to dispose of assets, incur additional indebtedness, pay dividends, make investments, make acquisitions and engage in mergers or consolidations. These restrictions could affect our ability to implement strategic initiatives, which could have an adverse effect on our results of operations.
We may not be able to refinance all or a portion of our indebtedness or obtain additional financing on satisfactory terms.
The outstanding revolving credit loans and term loans under our secured credit facility are due October 26, 2017 and the outstanding incremental term loans under our senior secured credit facility are due December 21, 2018. Our outstanding Senior Notes are due on April 15, 2018 and January 15, 2021, respectively. If we do not refinance, redeem or discharge our 8 3 / 8 % Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018. While we expect to refinance, redeem, or discharge all of the outstanding 8 3 / 8 % Senior Notes prior to January 15, 2018, we can provide no assurances that this will occur. Our inability to refinance our 8 3 / 8 % Senior Notes prior to January 15, 2018, and the resulting acceleration of the incremental term loans would have a material adverse effect on our business, liquidity and results of operations.
Economic conditions may have an adverse impact on our industry, business, results of operations or financial condition.
Economic conditions have been challenging and the continuation or worsening of such conditions could further reduce consumer confidence and have an adverse effect on the fundamentals of our business, financial condition, cash flows and results of operations. Poor economic conditions could have a negative impact on our industry or the industry of those customers who advertise on our stations, including, among others, the automotive industry, which is a significant source of our advertising revenue. Additionally, financial institutions, capital providers, or other consumers may be adversely affected. Potential consequences of any economic decline, among others, include:

•	the financial condition of those companies that advertise on our stations may be adversely affected and could result in a significant decline in our advertising revenue;

•	our ability to pursue the acquisition of attractive television and non-television assets may be limited if we are unable to obtain any necessary additional capital on favorable terms, if at all;

•	our ability to pursue the divestiture of certain television and non-television assets at attractive values may be limited;

•	our ability to refinance our existing debt on terms and at interest rates we find attractive, if at all, may be impaired;

•	impairment charges to our intangible assets and/or goodwill; and

•	our ability to make certain capital expenditures may be significantly impaired.
We have a material amount of intangible assets and we have recorded substantial impairments of these assets. Future write-downs of intangible assets would reduce net income or increase net loss, which could have a material adverse effect on our results of operations and the value of our class A common shares.
Future impairment charges could have a significant adverse effect on our reported results of operations. Approximately $740 million , or 61% of our total assets as of December 31, 2013 consisted of indefinite-lived intangible assets. Intangible assets principally include broadcast licenses and goodwill, which are required to be tested for impairment at least annually, with impairment being measured as the excess of the carrying value of the goodwill or the intangible asset over its fair value. In addition, goodwill and other intangible assets will be tested more often for impairment as circumstances warrant.
During the year ended December 31, 2011, we recorded a $1.6 million impairment charge to a broadcast license recorded within discontinued operations.
If we determine in a future period, as part of our testing for impairment of intangible assets and goodwill, that the carrying amount of our intangible assets exceeds the fair value of these assets, we may incur an impairment charge that could have a material adverse effect on our results of operations and the value of our class A common shares.

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Our strategy has historically included growth through acquisitions, which could pose various risks and increase our leverage.
We have pursued and intend to selectively continue to pursue strategic acquisitions, subject to market conditions, our liquidity, and the availability of attractive acquisition candidates, with the goal of improving our business. We may not be successful in identifying attractive acquisition targets nor have the financial capacity to complete future acquisitions. Acquisitions involve inherent risks, such as increasing leverage, debt service requirements, future performance-based purchase obligations and combining company cultures and facilities, and we may not be able to successfully expand our digital operations, which could have a material adverse effect on our operating results, particularly during the period immediately following any acquisition. We may not be able to successfully implement effective cost controls or increase revenues as a result of any acquisition. In addition, future acquisitions may result in our assumption of unexpected liabilities and may result in the diversion of management's attention from the operation of our core business.
Certain acquisitions, such as television stations, are subject to the approval of the FCC and, potentially, other regulatory authorities. The need for FCC and other regulatory approvals could restrict our ability to consummate future transactions and potentially require us to divest some television stations if the FCC believes that a proposed acquisition would result in excessive concentration in a market, even if the proposed combinations may otherwise comply with FCC ownership limitations.
If we are unable to compete effectively, our revenue could decline.
The entertainment industry, and particularly the television industry, is highly competitive and is undergoing a period of consolidation and significant change. Many of our current and potential competitors have greater financial, marketing, programming and broadcasting resources than we do. Technological innovation and the resulting proliferation of television entertainment alternatives, such as cable, satellite television and telecommunications video services, Internet, wireless, pay-per-view and video-on-demand, digital video recorders, DVDs and mobile video devices have fragmented television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. As a result, we are experiencing increased competition for viewing audience and advertisers. Significant declines in viewership and advertising revenues could materially and adversely affect our business, financial condition and results of operations.
New technologies may affect our broadcasting operations.
The television broadcasting business is subject to technological change, evolving industry standards, and the emergence of new technologies. We cannot predict the effect such technologies will have on our broadcast operations. In addition, the capital expenditures necessary to implement these new technologies could be substantial and other companies employing such technologies before we are able to do so could aggressively compete with our business.
The loss of network affiliation agreements or changes in network affiliations could have a material and adverse effect on our results of operations.
The non-renewal or termination of a network affiliation agreement or a change in network affiliations could have a material adverse effect on us. Each of the networks generally provides our affiliated stations with up to 22 hours of prime time programming per week. In return, our stations broadcast network-inserted commercials during that programming. In some cases, we make cash payments to certain networks.
Some of our network affiliation agreements are subject to early termination by the networks under specified circumstances, including as a result of a change of control of our Company, which would generally result upon the acquisition of shares having 50% or more of our voting power. In the event that affiliates of HMC elect to convert our class B common shares held by them into shares of either class A common shares or class C common shares, such conversion may result in a change of control of our Company causing an early termination of some or all of our network affiliation agreements. The majority of the networks with which our stations are affiliated have required us, upon renewal of affiliation agreements, to make cash payments to the network and to accept other material modifications of existing affiliation agreements. Consequently, our affiliation agreements may not all remain in place and each network may not continue to provide programming to us on the same basis as it currently provides programming. If any of our stations cease to maintain affiliation agreements with networks for any reason, we would need to find alternative sources of programming, which may be less attractive and more expensive.
A change in network affiliation in a given television market may have many short-term and long-term consequences, depending upon the circumstances surrounding the change. Potential short-term consequences include: (i) increased marketing costs and increased internal operating costs, which can vary widely depending on the amount of marketing required to educate the audience regarding the change and to maintain the station's viewing audience; (ii) short term loss of market share or slower market growth due to advertiser uncertainty about the switch; (iii) costs of building a new or larger news operation; (iv) other increases in station programming costs, if necessary; and (v) the cost of equipment needed to conform the station's programming, equipment and logos to the new network affiliation. Long-term consequences are more difficult to assess, due to the cyclical nature of each of the major network's share of the audience that changes from year-to-year with programs coming to the end of their

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production cycle, the audience acceptance of new programs in the future and the fact that national network audience ratings are not necessarily indicative of how a network's programming is accepted in an individual market. How well a particular network fares in an affiliation switch depends largely on the value of the broadcast license, which is influenced by the length of time the television station has been broadcasting, the quality and location of the license, the audience acceptance of the local news programming and community involvement of the local television station and the quality of the station non-network programming. In addition, the majority of the revenue earned by television stations is attributable to locally produced news and syndicated programming, rather than advertising sales related to network programming. The circumstances that may surround a network affiliation switch cause uncertainty as to the actual costs that will be incurred by us and, if these costs are significant, the switch could have a material adverse impact on the income we derive from the affected station.
Changes by the national broadcast television networks in their respective business models and practices could adversely affect our business, financial condition and results of operations.
In recent years, the national broadcast networks have streamed their programming on the Internet and other distribution platforms in close proximity to network programming broadcast on local television stations, including those we own. These and other practices by the networks dilute the exclusivity and value of network programming originally broadcast by the local stations and could adversely affect the business, financial conditions and results of operations of our stations.
We depend on key personnel, and we may not be able to operate and grow our businesses effectively if we lose the services of our management or are unable to attract and retain qualified personnel in the future.
We depend on the efforts of our management and other key employees. The success of our business depends heavily on our ability to develop and retain management and to attract and retain qualified personnel in the future. Competition for senior management personnel is intense and we may not be able to retain our key personnel. If we are unable to do so, our business, financial condition or results of operations may be adversely affected.
Our defined benefit pension plan obligations are currently underfunded, and we may have to make significant cash payments to this plan, which would reduce the cash available for our business.
We have unfunded obligations under our defined benefit pension plan. The funded status of the defined benefit pension plan depends on such factors as asset returns, market interest rates, legislative changes and funding regulations. Our future required cash contributions and pension costs to the plan could increase if: (i) the returns on the assets of our plan were to decline in future periods; (ii) market interest rates were to decline; (iii) the Pension Benefit Guaranty Corporation (referred to as the "PBGC") were to require additional contributions to the plan as a result of acquisitions; or (iv) other actuarial assumptions were to be modified. Any such increases could have a material and adverse effect on our business, financial condition, results of operations or cash flows. The need to make contributions, which may be substantial, to such plan may reduce the cash available to meet our other obligations, including our debt obligations with respect to our senior secured credit facility and our Senior Notes to meet the needs of our business. In addition, the PBGC may terminate our defined benefit pension plan under limited circumstances, including in the event the PBGC concludes that the risk may increase unreasonably if such plan continues. In the event a defined benefit pension plan is terminated for any reason while it is underfunded, we could be required to make an immediate payment to the PBGC of all or a substantial portion of such plan's underfunding, as calculated by the PBGC based on its own assumptions (which might result in a larger obligation than that based on the assumptions we have used to fund such plan).
Risks Related to Our Governance and Capital Structure
HMC and its affiliates, whose interests may differ from the interests of the holders of our Class A common shares, have approval rights with respect to significant transactions and could convert their equity interests in our Company into a block of substantial voting power, thereby reducing the voting power of other holders of our common shares.
HMC and its affiliates own one share of our class C common shares, which represents 35% of our outstanding voting power, and also have the ability to convert shares of our non-voting class B common shares into class A common shares, which may be subject to FCC approval. Upon the conversion of the majority of the non-voting class B common shares into class A common shares, the class C common shares will automatically convert into an equal number of shares of class A common shares. If this occurs, affiliates of HMC would own approximately 37.7% of our voting equity interests and will effectively have the ability to elect the entire board of directors and to approve or disapprove any corporate transaction or other matters submitted to our shareholders for approval, including the approval of mergers or other significant corporate transactions. The interests of HMC and its affiliates may differ from the interests of our other shareholders and HMC and its affiliates could take actions or make decisions that are not in the best interests of our other shareholders.
For example, HMC may from time-to-time acquire and hold controlling or non-controlling interests in television broadcast assets that may directly or indirectly compete with our company for advertising revenues. In addition, HMC and its affiliates may

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from time-to-time identify, pursue and consummate acquisitions of television stations or other broadcast related businesses that may be complementary to our business and therefore such acquisition opportunities may not be available to us.
Moreover, Royal W. Carson, III, a director, and HMC, combined beneficially own all of our class C common shares and therefore possess 70% of the combined voting power. Accordingly, Mr. Carson and HMC together have the power to elect our entire board of directors and, through this control, to approve or disapprove any corporate transaction or other matter submitted to our shareholders for approval, including the approval of mergers or other significant corporate transactions. Mr. Carson has prior business relations with HMC. Mr. Carson is the President of Carson Private Capital Incorporated, an investment firm that sponsors funds-of-funds and dedicated funds that have invested substantially all of the net capital of these funds in private equity investment funds sponsored by firms like HMC or its affiliates. Mr. Carson also serves on an advisory board representing the interests of limited partners of Sector Performance Fund, L.P., which was sponsored by an affiliate of HMC. The fund does not have an investment in us.
It would be difficult to take us over, which could adversely affect the trading price of our class A common shares.
Affiliates of HMC effectively have the ability to determine whether a change of control will occur through their ownership of one of the two outstanding shares of our class C common shares and all of the shares of our class B common shares. Provisions of Delaware corporate law and our bylaws and certificate of incorporation, including the 70% voting power of our class C common shares held by affiliates of Mr. Carson and HMC and the voting power that affiliates of HMC would hold upon conversion of their shares of class B shares into class A shares or class C shares, make it difficult for a third party to acquire control of us, even if a change of control would benefit the holders of our class A common shares. These provisions and controlling ownership by affiliates of HMC could also adversely affect the public trading price of our class A common shares.
We may issue additional debt and equity securities which are senior to our common shares as to distributions and in liquidation, which could materially adversely affect the market price of our class A common shares.
In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financings that are secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of secured liquidity notes, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to holders of our common shares. Any preferred securities may have a preference with respect to distributions and upon liquidation. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Accordingly, holders of our Class A common shares will bear the risk of our future offerings reducing the value of our common shares and diluting their interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our common shares, which could adversely affect the market price of our class A common shares.
The board of directors of LIN LLC will have the authority to adopt amendments to the Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") that change many of the terms of the LIN LLC common shares in ways with which the holders of our Class A common shares may disagree without approval of holders of our common shares.
Owners of our common shares may disagree with amendments to the LLC Agreement adopted by the board of directors of LIN LLC that change the terms of such shares, and may disagree with the decision made by the LIN LLC board of directors that the changes made to the terms of our common shares are not adverse to holders of our common shares or that such changes do not alter the characterization of LIN LLC. The recourse of holders of our common shares, if they disagree, will be limited because the LLC Agreement gives broad authority and discretion to the board of directors of LIN LLC to adopt certain amendments to the LLC Agreement without the consent of shareholders of LIN LLC.
While we do not currently anticipate making regular cash distributions to holders of our common shares, the board of directors of LIN LLC has full authority and discretion over any distributions and it may decide to change or eliminate distributions at any time, which may adversely affect the market price for our shares.
We do not currently anticipate making regular cash distributions to holders of LIN LLC common shares. However, our board of directors will have full authority and discretion to determine whether or not a distribution by LIN LLC should be declared and paid to holders of our common shares, as well as the amount and timing of any distribution. Our board of directors may, based on its review of our financial condition, liquidity and results of operations, determine to change or eliminate distributions, which, if distributions are then being paid to holders of our common shares, may have a material adverse effect on the market price of our common shares. In addition, in computing U.S. federal income tax liability for a taxable year, each holder of our common shares will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for the taxable year of LIN LLC ending within or with such holder's taxable year, regardless of whether such holder has received any distributions. As a result, it is possible that a holder's U.S. federal income tax liability with respect to its allocable share of the earnings of

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LIN LLC in a particular taxable year could exceed the cash distributions to it, thus requiring an out-of-pocket tax payment by such holder.
Tax Risks to Holders of LIN LLC Common Shares
Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.
The U.S. federal income tax treatment of holders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Holders of our common shares should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in LIN LLC common shares may be modified by administrative, legislative or judicial interpretation at any time, possibly on a retroactive basis. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation (referred to as the "Qualifying Income Exception"), affect the tax considerations of an investment in us, change the character or treatment of portions of our income and adversely affect an investment in our common shares.
Our LLC Agreement will permit our board of directors to amend our LLC Agreement from time to time, without the consent of the holders, to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all holders. In addition, although our board of directors has no plan or intention to do so, it could elect at some point to treat us as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes, in which event the U.S. federal income tax consequences of owning our common shares would differ. If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the applicable tax rates. In addition, we would likely be liable for state and local income and/or franchise tax on all our income. Distributions to holders of our common shares would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would otherwise flow through to them.
Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders in a manner that reflects such holders' beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. As a result, a holder transferring common shares may be allocated income, gain, loss and deductions realized after the date of transfer. However, those assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, loss, deductions or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects holders.
Holders of our common shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether they receive any cash distributions from us.
As long as 90% of our gross income for each taxable year constitutes qualifying income as defined in Section 7704 of the Code and we are not required to register as an investment company under the 1940 Act, and assuming there is no change in law, we will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Accordingly, holders of our common shares will be required to take into account their allocable share of our items of income, gain, loss, deduction and credit. Distributions to holders of our common shares generally will be taxable for U.S. federal income tax purposes only to the extent the amount distributed exceeds their tax basis in LIN LLC common shares. This treatment contrasts with the treatment of a shareholder in a corporation. For example, a shareholder in a corporation who receives a distribution of earnings from the corporation generally will report the distribution as dividend income for U.S. federal income tax purposes. In contrast, a holder of our common shares who receives a distribution of earnings from us will not report the distribution as dividend income (and will treat the distribution as taxable only to the extent the amount distributed exceeds the holder's tax basis in the common shares), but will instead report the holder's allocable share of items of our income for U.S. federal income tax purposes. As a result, holders of our common shares may be subject to U.S. federal, state and local income taxation on their allocable share of our items of income, gain, loss, deduction and credit (including our allocable share of those items of any entity in which we invest that is treated as a partnership or is otherwise subject to tax on a flow through basis) for each of our taxable years ending with or within their taxable years, regardless of whether or not holders of our common shares receive cash distributions from us.

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Tax gain or loss on disposition of LIN LLC common shares could be more or less than expected.
If holders of our common shares sell their common shares, they will recognize a gain or loss equal to the difference between the amount realized and the adjusted tax basis in those common shares. Prior distributions to them in excess of the total net taxable income allocated to them, which decreased the tax basis in their common shares, will in effect become taxable income to them if the common shares are sold at a price greater than their tax basis in those common shares, even if the price is less than the original cost.
Non-U.S. persons face unique U.S. tax issues from owning LIN LLC common shares that may result in adverse tax consequences to them.
In light of our activities as a holding company owning only the common stock of LIN Television, we generally do not expect to generate significant amounts of income treated as effectively connected income with respect to non-U.S. holders of our common shares ("ECI"). However, there can be no assurance that we will not generate ECI currently or in the future and, subject to the qualifying income rules described above, we are under no obligation to minimize ECI. To the extent our income is treated as ECI, non-U.S. holders generally would be subject to withholding tax on their allocable shares of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable shares of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income (state and local income taxes and filings may also apply in that event). In addition, certain income of non-U.S. holders from U.S. sources not connected to any such U.S. trade or business conducted by us could be treated as ECI. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on their allocable share of such income. In addition, certain income from U.S. sources that is not ECI allocable to non-U.S. holders will be reduced by withholding taxes imposed at the highest effective applicable tax rate. A portion of any gain recognized by a non-U.S. holder on the sale or exchange of common shares could also be treated as ECI.
Tax-exempt entities face unique tax issues from owning LIN LLC common shares that may result in adverse tax consequences to them.
In light of our activities as a holding company owning only the common stock of LIN Television, we generally do not expect to directly hold operating businesses that generate unrelated business taxable income for tax-exempt holders of our common shares ("UBTI") other than through corporations. However, certain of our activities may be treated as debt-financed, which may give rise to debt-financed UBTI. Accordingly, no assurance can be given that we will not generate UBTI currently or in the future and, subject to the qualifying income rules, we are under no obligation to minimize UBTI. Consequently, a holder of common shares that is a tax-exempt organization may be subject to "unrelated business income tax" to the extent that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership could be treated as earning UBTI if the partnership regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner, if the partnership derives income from debt-financed property or if the partnership interest itself is debt-financed.
We cannot match transferors and transferees of the LIN LLC class A common shares, and we will therefore adopt certain income tax accounting positions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of our common shares.
Because we cannot match transferors and transferees of common shares, we will adopt tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our holders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common shares and could have a negative impact on the value of our common shares or result in audits of and adjustments to our holders' tax returns.
In addition, our taxable income and losses will be determined and apportioned among holders using conventions we regard as consistent with applicable law. As a result, if holders of our common shares transfer their common shares, they may be allocated income, gain, loss and deduction realized by us after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by us prior to the date of the transferee's acquisition of our common shares. A transferee may also bear the cost of withholding tax imposed with respect to income allocated to a transferor through a reduction in the cash distributed to the transferee.
The sale or exchange of 50% or more of our capital and profit interests within a twelve-month period will result in the termination of our partnership for U.S. federal income tax purposes. Our termination would, among other things, result in the closing of our taxable year for all holders.
Holders may be subject to state and local taxes and return filing requirements as a result of holding LIN LLC common shares.
In addition to U.S. federal income taxes, our holders may be subject to other taxes, including state and local taxes,

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unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if our holders do not reside in any of those jurisdictions. Our holders may also be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, holders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each holder to file all U.S. federal, state and local tax returns that may be required of such holder.
It is possible that holders may be required to file amended income tax returns.
It is possible that a holder will be required to file amended income tax returns as a result of adjustments to items on the corresponding income tax returns of the partnership. Any obligation for a holder to file amended income tax returns for that or any other reason, including any costs incurred in the preparation or filing of such returns, is the responsibility of each holder.
Due to uncertainty in the proper application of applicable law, we may over-withhold or under-withhold on distributions to holders.
For each calendar year, we will report to holders and the IRS the amount of distributions we made to holders and the amount of U.S. federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of holders at any particular time (in light of possible sales of common shares), we may over-withhold or under-withhold with respect to a particular holder of common shares. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. holder. It may turn out, however, that the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder's U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder's U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out that the corresponding income was properly allocable to a non-U.S. holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders of common shares on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).
Risks Related to Our Industry
The FCC's spectrum incentive auctions proceeding could result in the reallocation of broadcast spectrum for wireless broadband use, which could materially impair our ability to provide competitive services.
Pursuant to The American Recovery and Reinvestment Act of 2009, on March 16, 2010, the FCC delivered to Congress a staff report titled, "Connecting America: The National Broadband Plan" (the "NBP"). Among the many far-reaching recommendations contained in the 375-page NBP is that the FCC reallocate 120 MHz of spectrum currently occupied by television broadcast stations to mobile wireless broadband services by means of, among other things, amending the FCC's technical rules to reduce television station service areas and distance separations, permitting channel sharing, conducting voluntary "incentive" auctions for the return of television broadcast spectrum, and certain other voluntary and involuntary mechanisms. The NBP also recommended spectrum "repacking," pursuant to which certain stations would be required to move to new channels, and suggested the imposition of spectrum usage fees, which may require Congressional authorization. None of the NBP's recommendations related to television spectrum are self-effectuating; consequently, implementation of the recommendations would appear to require further action by the FCC or Congress, or both.
In 2010, the FCC initiated a rulemaking proceeding to consider proposals to, among other things, implement rule changes that could facilitate channel sharing by television stations and shared use of current television broadcast spectrum by wireless broadband providers. In that proceeding, the FCC also sought comment on ways to improve VHF spectrum band television operations (VHF stations have experienced reception difficulties following the DTV transition), to encourage stations on UHF channels to move to VHF channels. On April 27, 2012, the FCC adopted rules establishing a framework for multiple full-service and Class A television stations operating within the same market to share a single 6 MHz television channel while retaining distinct station licenses and MVPD carriage rights. Under the FCC's new rules, only those stations participating in the future incentive auction will be eligible to enter into channel sharing arrangements of this type. Because the FCC has not yet implemented rules for the incentive auction, stations are not yet able to enter into channel sharing arrangements of this type. Accordingly, we cannot predict the impact that channel sharing among television stations will have on either the industry or our operations. This proceeding remains pending with respect to proposals to improve VHF band television operations and to enable shared use of television band spectrum with wireless broadband providers; we cannot predict its outcome or its impact on the industry or our operations.
On February 17, 2012, Congress adopted legislation authorizing the FCC to direct a portion of auction proceeds to commercial users, including broadcasters, that voluntarily surrender some or all of their allotted spectrum for auction. The legislation, which the President subsequently signed into law, includes safeguards for broadcasters. In particular, in the context of an involuntary

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repacking of the TV bands, the legislation requires the FCC to make all reasonable efforts to ensure that stations retain their existing coverage areas, prevents the FCC from forcing a broadcaster to move from a UHF to a VHF channel, and establishes a fund to reimburse broadcasters for reasonable relocation expenses. On October 2, 2012, the FCC released a Notice of Proposed Rule Making to implement the incentive auction statute. That proceeding remains pending. If the FCC requires some or all of our television stations to make involuntary changes to their operations, such as through frequency changes, reductions of service areas, and/or reduction of interference protection, our stations could suffer material adverse effects, including, but not limited to, substantial conversion costs, and reduction or loss of over-the-air signal coverage. The FCC Chairman has indicated that he anticipates that the FCC will adopt rules for the incentive auction in the first half of 2014 and that he believes that the FCC will conduct the incentive auction by the middle of 2015. We cannot predict the precise timing or scope of the incentive spectrum auctions, nor the impact, if any, that the reallocation of spectrum will have on our business.
We may be unable to successfully negotiate future retransmission consent agreements and these negotiations may be further hindered by consolidation in that industry and the interests of networks with whom we are affiliated or by statutory or regulatory developments.
We may be unable to successfully negotiate retransmission consent agreements with MVPDs when the current terms of these agreements expire for various reasons, including consolidation within that industry. In addition, our affiliation agreements with some broadcast networks include certain terms that may affect our ability to permit MVPDs to retransmit our stations' signals containing network programming, and in some cases, we may lose the right to grant retransmission consent to such providers. If the broadcast networks withhold their consent to the retransmission of those portions of our stations' signals containing network programming we may be unable to successfully complete negotiations for new retransmission consent agreements. Certain networks require us to pay them compensation in exchange for permitting redistribution of network programming by MVPDs. Escalating payments to networks in connection with signal retransmission may adversely affect our operating results. If we lose the right to grant retransmission consent, we may be unable to satisfy certain obligations under our existing retransmission consent agreements with MVPDs and there could be a material adverse effect on our results of operations.
Several cable system and DBS operators jointly petitioned the FCC to initiate a rulemaking proceeding to consider amending its retransmission consent rules. The FCC solicited public comment on the petition and subsequently released a notice of proposed rule making seeking public comment on whether it should amend its rules to: (i) modify its standards for "good faith" negotiations of retransmission consent agreements; (ii) enhance consumer notice obligations; and (iii) eliminate the FCC's network non-duplication and syndicated exclusivity rules. The proceeding is currently pending, and we cannot predict its outcome.
On January 10, 2014, the Supreme Court agreed to hear a case captioned American Broadcasting Companies, Inc., et al. v. Aereo, Inc. , which involves a challenge from several broadcasters of the Aereo service, which transmits to its subscribers broadcast television programs over the Internet for a monthly subscription fee. At issue is whether Aereo’s service violates copyright law and whether Aereo must obtain permission to retransmit broadcasters’ programming. Should Aereo and its competitors prevail in the pending litigation, and certain online video distributors and over-the-top video distributors become eligible for a statutory license that would enable them to stream broadcast programming over the Internet, it could have a negative impact on our retransmission consent negotiations with MVPDs, and our business and results of operations could be materially and adversely affected. We cannot predict the ultimate outcome of this proceeding.
Our industry is subject to significant syndicated and other programming costs, and increased programming costs could adversely affect our operating results.
Our industry is subject to significant syndicated and other programming costs. We often acquire program rights two or three years in advance, making it difficult for us to accurately predict how a program will perform. In some instances, we may have to replace programs before their costs have been fully amortized, resulting in impairments and write-offs that increase station operating costs. We may be exposed to future programming cost increases, which may adversely affect our operating results.
Federal regulation of the broadcasting industry limits our operating flexibility, which may affect our ability to generate revenue or reduce our costs.
The FCC regulates our business, just as it does all other companies in the broadcasting industry. We must ask the FCC's approval whenever we need a new license, seek to renew, assign or modify a license, purchase a new station, sell an existing station or transfer the control of one of our subsidiaries that holds a license. Our FCC licenses and those of the stations that we service via sharing arrangements are critical to our operations; we cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions in a timely manner, if at all. If licenses are not renewed or acquisitions approved, we may lose revenue that we otherwise could have earned.
In addition, Congress and the FCC may, in the future, adopt new laws, regulations and policies regarding a wide variety of matters (including retransmission consent, spectrum allocation, media ownership and technological changes) that could, directly

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or indirectly, materially and adversely affect the operation and ownership of our broadcast properties. (See Item 1. Business-"Federal Regulation of Television Broadcasting").
Changes in FCC ownership rules through FCC action, judicial review or federal legislation may limit our ability to continue providing services to stations under sharing arrangements (such as LMAs, JSAs, SSAs and other similar agreements) may prevent us from obtaining ownership of the stations we currently provide services to under sharing arrangements, may require us to amend or terminate certain agreements and/or may preclude us from obtaining the full economic value of one or more of our duopoly, or two-station operations upon a sale, merger or other similar transaction transferring ownership of such station or stations.
FCC ownership rules currently impose significant limitations on the ability of broadcast licensees to have attributable interests in multiple media properties. Federal law prohibits one company from owning broadcast television stations that collectively have service areas encompassing more than an aggregate 39% share of national television households. Ownership restrictions under FCC rules also include a variety of local limits on media ownership. The restrictions include an ownership limit of one television station in most medium and smaller television markets and two stations in most larger markets, known as the television duopoly rule. The regulations also include limits on the common ownership of a newspaper and television station in the same market (newspaper-television cross-ownership), limits on common ownership of radio and television stations in the same market (radio-television station ownership) and limits on radio ownership of four to eight radio stations in a local market.
Should the FCC modify its media ownership rules, attractive opportunities may arise for additional television station and other media acquisitions. But these changes also create additional competition for us from other entities, such as national broadcast networks, large station groups, newspaper chains and cable operators, which may be better positioned to take advantage of such changes and benefit from the resulting operating synergies both nationally and in specific markets.
Should the television duopoly rule be relaxed, we may be able to acquire the ownership of one or more of the stations in Austin, TX, Dayton, OH, Providence, RI, Albuquerque, NM, Savannah, GA, Topeka, KS and Youngstown, OH for which we currently provide programming, sales and/or other related services under sharing arrangements, as the case may be, and for which we have purchase option agreements to purchase these stations.
Should we be unable to acquire the ownership of the stations currently serviced by LMAs, there is no assurance that the grandfathering of our LMAs will be permitted beyond conclusion of the FCC's current review of the ownership rules.
Should the FCC conclude, as part of a periodic review of its ownership rules, that SSAs, JSAs, and similar arrangements should be attributable for purposes of the media ownership rules, there is no assurance that the FCC would grandfather the non-attributable status of our existing agreements, and, as a result, we may be required to terminate these agreements.
Any potential hostilities, natural disasters, cybersecurity threats, breaches of information technology security, terrorist attacks or other disruptions may affect our revenues and results of operations.
If the U.S. becomes engaged in new, large scale foreign hostilities, is impacted by any significant natural disasters or if there is a terrorist attack against the U.S., we may lose advertising revenue and incur increased broadcasting expenses due to pre-emption, delay or cancellation of advertising campaigns and increased costs of providing news coverage of such events. In light of the increased dependence on digital technologies by public companies and the increasing frequency and severity of cyber incidents, we may be subject to cybersecurity risks or other breaches of information technology security. A breach of our cyber/data security measures could disrupt our normal business operations and affect our ability to control our assets, access information and limit communication with third parties. We cannot predict the extent and duration of any future disruption to our programming schedule, the amount of advertising revenue that would be lost or delayed or the amount by which our expenses would increase as a result. Consequently, any related future loss of revenue and increased expenses could negatively affect our results of operations.
Item 1B.    Unresolved Staff Comments
None.
Item 2.    Properties
We maintain our corporate headquarters in Austin, TX under an operating lease that expires on May 31, 2018.
Each of our stations has facilities consisting of offices, studios, sales offices and tower and transmitter sites. Tower and transmitter sites are located in areas that provide optimal coverage to each of our markets. We own substantially all of the offices and studios where our stations are located and generally own the property where our towers and primary transmitters are located. We lease the remaining properties, consisting primarily of office locations and microwave transmitter sites. While none of the station properties owned or leased by us are individually material to our operations, if we were required to relocate any of our

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towers, the cost could be significant. This is because the number of sites in any geographic area that permit a tower of reasonable height to provide good coverage of the market is limited, and zoning and other land use restrictions, as well as Federal Aviation Administration and FCC regulations, limit the number of alternative locations or increase the cost of acquiring them for tower sites.
Item 3.    Legal Proceedings
We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.
Item 4.    Mine Safety Disclosures
Not applicable.

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PART II
Item 5.    Market for Registrant's Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities
Our class A common shares are listed on the NYSE under the symbol "LIN." There is no established trading market for our class B common shares or our class C common shares.
The following table sets forth the high and low sales prices for our class A common shares for the periods indicated, as reported by the NYSE:

	High	Low
2013
1st Quarter	$13.40	$7.69
2nd Quarter	16.64	10.01
3rd Quarter	20.55	14.25
4th Quarter	29.24	20.24
2012
1st Quarter	$5.00	$3.88
2nd Quarter	4.15	2.64
3rd Quarter	4.54	2.94
4th Quarter	7.80	4.35
We have never declared or paid any cash dividends on our class A common shares and the terms of our indebtedness limit the payment of such dividends.
As of December 31, 2013, there were approximately 30 shareholders of record of our class A common shares, 18 shareholders of record of our class B common shares and two shareholders of record of our class C common shares.
The common stock of our wholly-owned subsidiary, LIN Television, all of which is held directly by us, has not been registered under the Exchange Act and is not listed on any national securities exchange.
Issuer Purchase of Equity Securities
On November 14, 2012, we publicly announced that our Board of Directors extended our authorization to repurchase up to $25 million of our class A common shares in the open market, in privately negotiated transactions or pursuant to a Rule 10b5-1 plan. This authorization expired on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, we terminated the stock repurchase program. We did not repurchase any shares during 2013.
Comparative share performance graph
The following graph compares the cumulative total return performance of our class A common shares for the five years ended December 31, 2013 versus the performance of: (i) the NYSE Composite Index; and (ii) a peer index consisting of the following broadcast television companies: Gray Communications Systems, Inc.; Sinclair Broadcasting Group, Inc.; and Nexstar Broadcasting Group, Inc. (the "Television Index"). The graph assumes the investment of $100 in our class A common shares and in each of the indices on December 31, 2008. The performance shown is not necessarily indicative of future performance.

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	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013
LIN Media LLC (LIN)	$100.00	$409.17	$486.24	$388.07	$690.83	$2,633.94
NYSE Composite Index	$100.00	$124.80	$138.34	$129.88	$146.66	$180.65
Television Index	$100.00	$314.80	$447.79	$582.37	$786.98	$4,278.06
Item 6.    Selected Financial Data
Set forth below is our selected consolidated financial data for each of the five years in the period ended December 31, 2013 . The selected financial data as of December 31, 2013 and 2012 and for the years ended December 31, 2013 , 2012 and 2011 is derived from audited consolidated financial statements that appear elsewhere in this report. The selected financial data should be read in conjunction with Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the notes thereto. All financial information shown reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. The sale of WWHO-TV was completed on February 16, 2012 and the sale of WUPW-TV was completed on April 21, 2012.

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The selected consolidated financial data of LIN LLC for 2009 through 2013 is presented below. Prior to the Merger, LIN LLC had no operations or assets other than its investments in its subsidiaries. Subsequent to the Merger and consistent with its classification as a partnership for federal income tax purposes, LIN LLC has separate operations relating to the administration of the limited liability company. The consolidated financial statements of LIN LLC represent its own operations and the consolidated operations of LIN Television, which remains a corporation after the Merger. Accordingly, the consolidated financial data of LIN Television and LIN LLC is identical for the years 2012 through 2009 with the exception of basic and diluted loss per common share, which is not presented for LIN Television. The consolidated financial data of LIN Television is substantially similar to that of LIN LLC for 2013, with the exception of the separate assets, liabilities and operations related to administration of the limited liability company.

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	Year Ended December 31,
	2013	2012	2011	2010	2009
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenues	$652,363	$553,462	$400,003	$408,190	$327,842
Impairment of goodwill, broadcast licenses
and broadcast equipment	—	—	—	—	39,487
Operating income	89,944	171,061	89,104	111,839	22,294
Loss (gain) on extinguishment of debt	—	3,341	1,694	2,749	(50,149)
Income (loss) from continuing operations (1)	156,601	(17,972)	49,701	36,181	9,704
(Loss) income from discontinued operations, net of tax	—	(1,018)	(920)	317	(591)
Gain from the sale of discontinued operations, net of tax	—	11,389	—	—	—
Net income (loss)	156,601	(7,601)	48,781	36,498	9,113
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204	—	—
Net income (loss) attributable to LIN LLC	158,113	(7,045)	48,577	36,498	9,113
Basic income (loss) per common share attributable to LIN LLC:
Income (loss) from continuing operations attributable to LIN LLC	3.02	(0.32)	0.89	0.67	0.19
(Loss) income from discontinued operations, net of tax	—	(0.02)	(0.02)	0.01	(0.01)
Gain from sale of discontinued operations, net of tax	—	0.21	—	—	—
Net income (loss) attributable to LIN LLC	$3.02	$(0.13)	$0.87	$0.68	$0.18
Weighted-average basic shares outstanding	52,439	54,130	55,768	53,978	51,464
Diluted income (loss) per common share attributable to LIN LLC:
Income (loss) from continuing operations attributable to LIN LLC	$2.84	$(0.32)	$0.87	$0.65	$0.19
(Loss) income from discontinued operations, net of tax	—	(0.02)	(0.02)	0.01	(0.01)
Gain from the sale of discontinued operations, net of tax	—	0.21	—	—	—
Net income (loss) attributable to LIN LLC	$2.84	$(0.13)	$0.85	$0.66	$0.18
Weighted-average diluted shares outstanding	55,639	54,130	57,079	55,489	51,499
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$12,525	$46,307	$18,057	$11,648	$11,105
Restricted cash	—	—	255,159	—	2,000
Broadcast licenses, intangible assets, net and goodwill	787,092	788,583	522,150	504,512	506,061
Total assets	1,216,850	1,241,414	1,081,944	790,469	790,503
Total debt	944,692	890,227	868,717	623,260	682,954
Consolidated net debt (2)	932,167	843,920	595,501	611,612	671,849
Total LIN LLC shareholders' equity (deficit)	89,127	(91,564)	(84,632)	(131,432)	(173,561)
Other Data:
Program payments	$31,677	$24,258	$24,622	$25,066	$23,081

___________________________________________________________________________

(1)
Income from continuing operations during the year ended December 31, 2013 includes a $124.3 million tax benefit recognized as a result of the Merger as well as an $18.2 million tax benefit recognized as a result of the reversal of our valuation allowance on deferred tax assets. For additional information, refer to Note 14 - "Income Taxes" to our consolidated financial statements.

(2)
Consolidated net debt is a non-GAAP financial measure, and is equal to total debt less cash and cash equivalents. Solely for the purpose of computing consolidated net debt as of December 31, 2011, our senior secured credit facility permitted restricted cash to be offset against total debt. Beginning in 2012, for the purpose of our debt covenant calculations, our senior credit facility permitted a maximum of $45 million to be offset against total debt in arriving at consolidated net debt. For purposes of the consolidated balance sheet data above, we have subtracted the

35

total balance of our cash and cash equivalents in arriving at consolidated net debt. Consolidated net debt provides investors with useful information about our financial position, and is one of the financial measures used to evaluate compliance with our debt covenants.

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Item 7.   Management's Discussion and Analysis of Financial Condition and Results of Operations
Executive Summary
We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video market share and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our operating revenues are primarily derived from the sale of advertising time to local, national and political advertisers. Less significant revenues are generated from our television station websites, retransmission consent fees, interactive revenues and other revenues. We recorded net income (loss) of $156.6 million , $(7.6) million and $48.8 million for the years ended December 31, 2013 , 2012 , and 2011 , respectively.
Our operating highlights for 2013 include the following:

•
Net revenues increased $98.9 million , or 18% , compared to 2012 primarily as a result of a $111.3 million , or 35%, increase in local revenues, which include net local advertising sales, retransmission consent fees and television station website revenues, as well as an increase of $35 million , or 85% , in interactive revenues, which include revenues from LIN Digital, Nami Media, HYFN, and Dedicated Media. Also contributing to the increase in net revenues was an increase in net national revenues of $23.6 million , or 22% . Excluding the impact of the television stations acquired in 2012 and the 2013 acquisitions of majority interests in HYFN and Dedicated Media, net revenues decreased approximately $31.8 million, or 6%, primarily the result of a decrease in political advertising revenues.

•
On February 12, 2013, we entered into and closed the JV Sale Transaction whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN Texas sold its interest in SVH, a joint venture with NBC, and LIN TV was released from the GECC Guarantee and any further obligations related to the shortfall funding agreements. The $100 million capital contribution was financed by a combination of cash on hand, borrowings under LIN Television's revolving credit facility, and a new $60 million incremental term facility under LIN Television's existing senior secured credit facility. The JV Sale Transaction resulted in a $100 million charge recognized in the fourth quarter of 2012 to accrue for our obligations related to the JV Sale Transaction, and the recognition of taxable gains from the JV Sale Transaction resulting in a $162.8 million short-term deferred federal and state tax liability. For further information, see Item 1. "Business—Joint Venture Sale Transaction," Note 1—"Basis of Presentation and Summary of Significant Accounting Policies," and Note 13—"Commitments and Contingencies" to our consolidated financial statements.

•
On July 30, 2013, we completed the merger of LIN TV with and into LIN LLC, with LIN LLC continuing as the surviving entity. As a result of the Merger, we realized a capital loss in the amount of approximately $343 million . The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and we realized cash savings of $131.5 million , resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013. For further information, see Item 1. "Business—Joint Venture Sale Transaction," Note 1—"Basis of Presentation and Summary of Significant Accounting Policies," and Note 13—"Commitments and Contingencies" to our consolidated financial statements.

•
On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices, for $7.2 million.

•
On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company, for $5.8 million. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients.

Critical Accounting Policies, Estimates and Recently Issued Accounting Pronouncements
Certain of our accounting policies, as well as estimates we make, are critical to the presentation of our financial condition and results of operations since they are particularly sensitive to our judgment. Some of these policies and estimates relate to matters that are inherently uncertain. The estimates and judgments we make affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent liabilities. On an on-going basis, we evaluate our estimates, including those used for allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies,

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litigation and net assets of businesses acquired. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and it is possible that such differences could have a material impact on our consolidated financial statements.
We believe the following critical accounting policies are those that are most important to the presentation of our consolidated financial statements, affect our more significant estimates and assumptions, and require the most subjective or complex judgments by management. We have discussed each of these critical accounting policies and related estimates with the Audit Committee of our Board of Directors. For additional information about these and other accounting policies, see Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" to our consolidated financial statements included elsewhere in this report.
Valuation of long-lived assets and intangible assets
Approximately $740 million , or 61% of our total assets as of December 31, 2013 , consisted of indefinite-lived intangible assets. Intangible assets principally include broadcast licenses and goodwill. If the fair value of these assets is less than the carrying value, we may be required to record an impairment charge.
We test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a market-by-market basis using a discounted cash flow valuation method, assuming a hypothetical startup scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of our goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. Our reporting units are comprised of the markets in which our television stations operate, LIN Digital, Nami Media, HYFN and Dedicated Media. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing rates in the markets for broadcasters. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in the first step described above) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reduction, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors.
The assumptions used in the valuation testing have certain subjective components including anticipated future operating results and cash flows based on our own internal business plans as well as future expectations about general economic and local market conditions. The changes in the discount rate used for our broadcast licenses and goodwill reflected in the table below are primarily driven by changes in the average beta for the public equity of companies in the television and media sector and the average cost of capital in each of the periods. The changes in the market growth rates and operating profit margins for both our broadcast licenses and goodwill reflect changes in the outlook for advertising revenues in certain markets where our stations operate in each of the periods.
We based the valuation of broadcast licenses on the following average industry-based assumptions:

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	December 31, 2013	December 31, 2012	December 31, 2011
Market revenue growth	2.7%	0.87%	1.2%
Operating cash flow margins	32.4%	30.9%	30.6%
Discount rate	11.0%	10.5%	10.5%
Tax rate	38.9%	38.3%	38.3%
Long-term growth rate	2.0%	1.8%	1.8%
As of December 31, 2013 , we would incur an impairment charge of $1 million and $7.7 million if we were to decrease the market revenue growth rate by 1% and 2%, respectively. A 5% and 10% decrease in operating cash flow margins would result in an impairment charge of approximately $10.4 million and $88.7 million, respectively. An increase of 1% in the discount rate would result in an impairment charge of approximately $1.8 million and an increase of 2% would result in an impairment charge of approximately $10.8 million.
The valuation of goodwill for our television stations is based on the following assumptions, which take into account our internal projections and industry assumptions related to market revenue growth, operating cash flows and prevailing discount rates:

	December 31, 2013	December 31, 2012	December 31, 2011
Market revenue growth	2.7%	1.2%	1.8%
Operating cash flow margins	41.5%	48.2%	42.3%
Discount rate	12.5%	12.0%	12.0%
Tax rate	39.0%	38.4%	38.4%
Long-term growth rate	2.0%	1.8%	1.8%
As of December 31, 2013 , if we were to decrease the market revenue growth by 1% and 2% of the projected growth rate, the enterprise value of our stations with goodwill would decrease by $41.2 million and $76.8 million, respectively. If we were to decrease the operating cash flow margins by 5% and 10% from the projected operating cash flow margins, the enterprise value of our stations with goodwill would decrease by $178.3 million and $355.8 million, respectively. If we were to increase the discount rate used in the valuation calculation by 1% and 2%, the enterprise value of our stations with goodwill would decrease by $103.6 million and $196.7 million, respectively.
Network affiliations
Other broadcast companies may use different assumptions in valuing acquired broadcast licenses and their related network affiliations than those that we use. These different assumptions may result in the use of valuation methods that can result in significant variances in the amount of purchase price allocated to these assets by these broadcast companies.
We believe that the value of a television station is derived primarily from the attributes of its broadcast license. These attributes have a significant impact on the audience for network programming in a local television market compared to the national viewing patterns of the same network programming. These attributes and their impact on audiences can include:

•	the scarcity of broadcast licenses assigned by the FCC to a particular market determines how many television networks and other program sources are viewed in a particular market;

•	the length of time the broadcast license has been broadcasting. Television stations that have been broadcasting since the late 1940s are viewed more often than newer television stations;

•
the quality of the broadcast signal and location of the broadcast station within a market (i.e. being licensed in the smallest city within a tri-city market has less value than being licensed in the largest city);

•
the audience acceptance of the local news programming and community involvement of the local television station. The local television station's news programming that attracts the largest audience in a market generally will provide a larger audience for its network programming; and

•
the quality of the other non-network programming carried by the television station. A local television station's syndicated programming that attracts the largest audience in a market generally will provide larger audience lead-ins to its network programming.

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A local television station can be the top-rated station in a market, regardless of the national ranking of its affiliated network, depending on the factors or attributes listed above. ABC, CBS, FOX and NBC, each have affiliations with local television stations that have the largest primetime audience in the local market in which the station operates regardless of the network's primetime rating.
Some broadcasting companies believe that network affiliations are the most important component of the value of a station. These companies generally believe that television stations with network affiliations have the most successful local news programming and the network affiliation relationship enhances the audience for local syndicated programming. As a result, these broadcasting companies allocate a significant portion of the purchase price for any station that they may acquire to the network affiliation relationship.
We generally have acquired broadcast licenses in markets with a number of commercial television stations equal to or less than the number of television networks seeking affiliates. The methodology we used in connection with the valuation of the stations acquired is based on our evaluation of the broadcast licenses and the characteristics of the markets in which they operated. We believe that in substantially all our markets we would be able to replace a network affiliation agreement with little or no economic loss to our television station. As a result of this assumption, we ascribed no incremental value to the incumbent network affiliation in substantially all our markets in which we operate beyond the cost of negotiating a new agreement with another network and the value of any terms that were more favorable or unfavorable than those generally prevailing in the market. Other broadcasting companies have valued network affiliations on the basis that it is the affiliation and not the other attributes of the station, including its broadcast license, which contributes to the operating performance of that station. As a result, we believe that these broadcasting companies include in their network affiliation valuation amounts related to attributes that we believe are more appropriately reflected in the value of the broadcast license or goodwill.
In future acquisitions, the valuation of the broadcast licenses and network affiliations may differ from those attributable to our existing stations due to different facts and circumstances for each station and market being evaluated.
Valuation allowance for deferred tax assets
We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets at an amount that is more likely than not to be realized.
In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made.
As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites, mobile applications, or those of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.
Share-based compensation
We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the price volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for our class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.

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Retirement plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our pension benefit obligations and related costs are calculated using actuarial concepts. Our defined benefit plan is a non-contributory plan under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ('Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP"). Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations.
We contributed $5.4 million , $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013 , 2012 and 2011 , respectively. We anticipate contributing $5.7 million to our pension plans in 2014 .
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%
The discount rate for the years ended December 31, 2013 , 2012 and 2011 was determined using a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the year ended December 31, 2013 , our actual rate of return on plan assets was 12% .
As a result of the plan freeze during 2009, we have no further service cost or amortization of prior service cost related to the plans. In addition, because the plans are now frozen and participants became inactive during 2009, the net losses related to the plans included in accumulated other comprehensive income are now amortized over the average remaining life expectancy of the inactive participants instead of the average remaining service period. We expect to record a pension expense of approximately $0.2 million in 2014 . For every 0.25% change in the actual return compared to the expected long-term return on pension plan assets and for every 0.25% change in the actual discount rate compared to the discount rate assumption for 2014 , our 2014 pension expense would change by less than $0.2 million and less than $0.1 million, respectively.
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%

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Recently issued accounting pronouncements
For a discussion of new accounting standards please read Note 1, "Basis of Presentation and Summary of Significant Accounting Policies" to our consolidated financial statements included in this report.
Results of Operations
Set forth below are the key operating areas that contributed to our results for the years ended December 31, 2013 , 2012 and 2011 . Our consolidated financial statements reflect the operations of WWHO-TV, in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. As a result, reported financial results may not be comparable to certain historical financial information.
Our results of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012		2012 vs. 2011
Local revenues	$427,819	$316,471	$255,478	$111,348	35%	$60,993	24%
National advertising sales	130,935	107,325	95,734	23,610	22%	11,591	12%
Political advertising sales	7,600	76,458	8,132	(68,858)	(90)%	68,326	840%
Interactive revenues	75,853	41,095	27,220	34,758	85%	13,875	51%
Other revenues	10,156	12,113	13,439	(1,957)	(16)%	(1,326)	(10)%
Net revenues	652,363	553,462	400,003	98,901	18%	153,459	38%
Operating expenses:
Direct operating	251,078	160,222	130,618	90,856	57%	29,604	23%
Selling, general and administrative	162,550	125,267	103,770	37,283	30%	21,497	21%
Amortization of program rights	29,242	23,048	21,406	6,194	27%	1,642	8%
Corporate	41,377	34,246	26,481	7,131	21%	7,765	29%
Depreciation	46,854	32,149	26,246	14,705	46%	5,903	22%
Amortization of intangible assets	22,826	6,364	1,199	16,462	259%	5,165	431%
Restructuring	3,895	1,009	707	2,886	286%	302	43%
Contract termination costs	3,887	—	—	3,887	100%	—	—%
Loss from asset dispositions	710	96	472	614	640%	(376)	(80)%
Total operating costs	562,419	382,401	310,899	180,018	47%	71,502	23%
Operating income	$89,944	$171,061	$89,104	$(81,117)	(47)%	$81,957	92%
Three-Year Comparison
         Net revenues consist primarily of local, national, and political advertising sales, net of sales adjustments and agency commissions. Additional revenues are generated from advertising on our television station websites, mobile applications, and those of our advertising networks, retransmission consent fees, interactive revenues, barter revenues, network compensation, production revenues, tower rental income and station copyright royalties.
Net revenues during the year ended December 31, 2013 increased by $98.9 million when compared to the prior year . Excluding the impact of the television stations acquired during 2012 and of the acquisition of a majority interest in HYFN and Dedicated Media, net revenues decreased $31.8 million, or 6%, primarily due to a $61.5 million decrease in political revenues. This decrease was partially offset by a $23.2 million increase in local revenues, primarily due to a growth in retransmission consent fee revenues as a result of contractual rate increases and renewals, and a $9.4 million increase in interactive revenues as a result of growth in the volume of advertising delivered through our network.
Historically, our revenues related to political advertising are stronger during federal election years, typically years ending in an even number. In addition to federal elections, most state and local elections also occur on the same election cycle. Consequently, political advertising sales during the year ended December 31, 2012 were higher than political advertising sales during the year ended December 31, 2011 and 2013. We expect this trend of stronger political advertising sales during election years to continue in the future.

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The automotive category represented 26% of our local and national advertising sales during each of the years ended December 31, 2013 and 2012 .
Net revenues during the year ended December 31, 2012 increased by $153.5 million when compared with the prior year. The increase was primarily due to a $68.3 million increase in political advertising sales, a $61 million increase in local revenues, and a $13.9 million increase in interactive revenues, primarily as a result of a growth in customer base and new product offerings. Also contributing to the increase was an $11.6 million increase in national advertising sales. Net revenues for the year ending December 31, 2012 include $40.5 million that is attributable to television stations acquired during the fourth quarter of 2012.
The automotive category, which represented 26% of our local and national advertising sales during the year ended December 31, 2012, was up 15% as compared to 2011, during which the automotive category represented 24% of our local and national advertising sales.
         Direct operating expenses (excluding depreciation and amortization of intangible assets), which consist primarily of news, engineering, and programming expenses, increased $90.9 million , or 57% , for the year ended December 31, 2013 compared to the prior year and $29.6 million, or 23%, for the year ended December 31, 2012, compared to the prior year. Excluding the impact of the stations acquired during the fourth quarter of 2012 and the 2013 acquisitions of majority interests in HYFN and Dedicated Media, direct operating expenses increased $28.1 million, or 19% for the year ending December 31, 2013 and $20.2 million, or 15% for the year ending December 31, 2012 as compared to their respective prior years. The increase for both years is primarily the result of an increase in fees pursuant to network affiliation agreements, growth in employee compensation expense, and higher costs of sales related to our digital operations.
         Selling, general and administrative expenses consist primarily of employee salaries, sales commissions, employee benefit costs, advertising, promotional expenses and research. These costs increased $37.3 million , or 30% , for the year ended December 31, 2013, compared to the prior year. The increase was primarily a result of our 2012 television station acquisitions as well as the 2013 acquisition of majority interests in HYFN and Dedicated Media.
Selling, general and administrative expenses increased $21.5 million, or 21%, for the year ended December 31, 2012, compared to the prior year. Television stations acquired during 2012 accounted for $9.7 million of the increase. The remainder of the increase was primarily due to higher variable costs attributable to the growth in revenue compared to the prior year.
Selling expenses as a percentage of net revenues were 6.8%, 6.6% and 7.4% for the years ended December 31, 2013 , 2012 and 2011 , respectively.
         Amortization of program rights represents the recognition of expense associated with syndicated programming, features and specials, and these costs increased $6.2 million , or 27% , for the year ended December 31, 2013 and increased $1.6 million, or 8%, for the year ended December 31, 2012, compared to their respective prior years. The increases in both periods as compared to their respective prior periods were attributable to the amortization of programming rights associated with the television stations acquired during the fourth quarter of 2012.
         Corporate expenses represent corporate executive management, accounting, legal and other costs associated with the centralized management of our stations, and these costs increased $7.1 million , or 21% , for the year ended December 31, 2013 , compared to the prior year. The increase was primarily due to $5.7 million of expenses incurred related to the JV Sale Transaction and the Merger with LIN LLC, as well as an increase in employee compensation expense compared to the prior year. Corporate expenses increased $7.8 million, or 29%, for the year ended December 31, 2012, compared to the prior year. The increase was primarily due to increases in employee compensation and acquisition related expenses compared to the prior year.
         Depreciation expense increased $14.7 million , or 46% , for the year ended December 31, 2013 and $5.9 million, or 22%, for the year ended December 31, 2012, compared to their respective prior years. The increase in both periods was primarily attributable to the property and equipment associated with our acquisitions of television stations in the fourth quarter of 2012 and the acquisition of majority interests in HYFN and Dedicated Media in 2013.
         Amortization of intangible assets increased $16.5 million , or 259% , for the year ended December 31, 2013 and $5.2 million, or 431% for the year ended December 31, 2012, compared to their respective prior years. The increases in both periods was primarily attributable to the increase in finite-lived intangible assets from our television stations acquired in the fourth quarter of 2012 and the 2013 acquisitions of the majority interest in HYFN and Dedicated Media.
         Impairment of goodwill and broadcast licenses related to discontinued operations in the amount of $1.6 million were recorded during the year ended December 31, 2011. For further information, see Note 6—"Intangible Assets" to our consolidated financial statements.
         Restructuring charges of $3.9 million , $1.0 million and, $0.7 million were recorded during the years ended December 31, 2013 , 2012 and 2011 , respectively. Restructuring charges incurred during the year ended December 31, 2013 were primarily due

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to severance and related costs as a result of the integration of the television stations acquired during 2012. Restructuring charges incurred during the years ended December 31, 2012 and 2011 primarily relate to the consolidation of certain activities at our stations and our corporate headquarters.
       Contract termination costs of $3.9 million in 2013 were due to costs incurred in 2013 to terminate our contract with a service provider that previously provided national sales representation. For further information, see Note 12 - "Restructuring and Contract Termination Costs" to our consolidated financial statements.
Other Expense

	Year Ended December 31,
	2013	2012	2011
Components of other expense:
Interest expense, net	$56,607	$46,683	$50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	$58,763	$148,570	$55,448
         Interest expense, net increased $9.9 million , or 21% , for the year ended December 31, 2013 compared to the prior year primarily as a result of the interest incurred on our 6 3 / 8 % Senior Notes, which were issued during the fourth quarter of 2012 to finance a portion of the consideration paid to acquire the former New Vision television stations. This increase was partially offset by a decrease in interest expense due to the redemption of our 6 1 / 2 % Senior Subordinated Notes during the first quarter of 2012 as well as reductions in interest expense under our senior secured credit facility, primarily attributable to reductions in outstanding principal.
Interest expense, net decreased $4.0 million, or 8%, for the year ended December 31, 2012 compared to the prior year primarily as a result of the redemption of our 6 1 / 2 % Senior Subordinated Notes during the first quarter of 2012. This decrease was partially offset by an increase in borrowings under our senior secured credit facility compared to the same period last year as well as new debt issued in connection with the acquisition of the former New Vision stations.
The following table summarizes our total interest expense, net (in thousands):

	For the year ended December 31,
	2013	2012	2011
Components of interest expense:
Senior secured credit facility	$18,751	$19,651	$2,389
8 3 / 8 % Senior Notes	17,387	17,389	17,389
6 3 / 8 % Senior Notes	19,396	4,401	—
6 1 / 2 % Senior Subordinated Notes	—	595	18,002
6 1 / 2 % Senior Subordinated Notes—Class B	—	306	10,505
Other	1,073	4,341	2,421
Total interest expense, net	$56,607	$46,683	$50,706
         Share of loss in equity investments decreased $98.3 million as compared to the prior year primarily due to a $100 million accrual recorded in 2012 related to the capital contribution made to SVH in connection with the JV Sale Transaction and corresponding release from the GECC Guarantee. That accrual was partially offset by the reversal of accrued shortfall funding liabilities that were extinguished pursuant to the terms of the JV Sale Agreement, as further described in Item 1. "Business—Joint Venture Sale Transaction" and in Note 13—"Commitments and Contingencies" to our consolidated financial statements.
Other expense, net increased $1.9 million as compared to the prior year primarily as a result of an impairment recorded during the third quarter of 2013 of a minority interest that we held in a website platform service provider.

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         Gain on derivative instruments during 2011 was approximately $2 million, which represented the change in fair value of our interest rate hedge. The interest rate hedge was entered into during the second quarter of 2006 (the "2006 interest rate hedge") in order to hedge the variability in cash flows associated with a notional amount of the declining balances of our term loans under our previous senior secured credit facility. The 2006 interest rate hedge expired on November 4, 2011. Consequently, there is no impact to our statement of operations for the years ended December 31, 2013 or 2012. For additional information, refer to Note 8 - "Derivative Financial Instruments" to our consolidated financial statements.
         Loss on extinguishment of debt during the year ended December 31, 2012 was primarily a result of the redemption of our 6 1 / 2 % Senior Subordinated Notes during January 2012 and the December 2012 amendment to our existing $75 million revolving credit loans. The loss on extinguishment of debt during the year ended December 31, 2011 included a write down of deferred financing fees as a result of the payment of principal on our revolving credit facility and term loans as further described in "Description of Indebtedness." Additionally, the loss on extinguishment of debt during the year ended December 31, 2011 included a write-down of deferred financing fees and unamortized discount due to the redemption of $109.1 million of our 6 1 / 2 % Senior Subordinated Notes, and $55.9 million of our 6 1 / 2 % Senior Subordinated Notes—Class B.
         Income taxes reflected a (benefit from) provision for income tax of $(125.4) million , $40.5 million and $(16.0) million for the years ended December 31, 2013, 2012, and 2011, respectively. Our effective tax rate on pre-tax income was (402.2)% , 179.9% and (47.7)% for the years ended December 31, 2013, 2012 and 2011, respectively.
Our effective tax rate fluctuates from year to year. The factors that most impact our effective tax rate are changes to our valuation allowance, changes in tax laws, allocation of income to the various state jurisdictions in which we operate, and acquisition and divestiture transactions, including the JV Sale Transaction and the Merger.
Our effective tax rate for the year ended December 31, 2013 decreased from 2012 primarily due to a $124.3 million tax benefit recognized as a result of the Merger as well as an $18.2 million tax benefit recognized as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as it was determined that we will more likely than not be able to realize these deferred tax assets.
The combined $142.5 million tax benefit described above was offset in part by a $12.8 million income tax provision as a result of generating income from continuing operations, as well as a $2.2 million tax provision relating to state net operating loss adjustments from apportionment changes and a $1.6 million tax provision for non-deductible acquisition related costs incurred during 2013.
Our effective tax rate for the year ended December 31, 2012 increased from 2011, primarily due to the recognition of $28.4 million of income tax expense related to the recognition of a taxable gain associated with the JV Sale Transaction, as further described in Item 1. "Business—Joint Venture Sale Transaction."
The 2011 tax benefit is primarily a result of the 2011 reversal of $35.1 million of our federal valuation allowance relating to 1999 to 2002 net operating losses and the 2011 reversal of $1.0 million of our state valuation allowance relating to 2002 to 2010 net operating losses. These valuation allowances were reversed primarily due to our recent history of taxable income, and our projected ability to generate sufficient taxable income prior to the expiration of those net operating loss carryforwards. Upon the reversal of the federal and state valuation allowances, as of December 31, 2011, we had a remaining valuation allowance of $23.4 million placed against our deferred tax assets primarily related to state net operating loss carryforwards.
The combined 2011 $36.1 million income tax benefit described above was offset in part by a $5.1 million discrete deferred income tax expense recognized in the second quarter of 2011, which resulted from state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, were no longer deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets.
Results of Discontinued Operations
Our consolidated financial statements reflect the operations, assets and liabilities of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH, as discontinued for all periods presented. The sale of WWHO-TV in Columbus, OH was completed on February 16, 2012. The sale of WUPW-TV in Toledo, OH was completed on April 21, 2012. As a result, loss from discontinued operations was $1.0 million and $0.9 million for the years ended December 31, 2012 and 2011, respectively. For further information see Note 3—"Discontinued Operations" to our consolidated financial statements.

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Liquidity and Capital Resources
Our liquidity position depends on our ability to generate cash from operations and to utilize borrowings under our senior secured credit facility and/or obtain financing from other sources. Our ability to make use of the revolving credit facility and to access the capital markets is contingent on our compliance with certain financial covenants, which are measured, in part, by the level of EBITDA we generate from our operations. As of December 31, 2013 , we were in compliance with all financial and non-financial covenants under our senior secured credit facility. As of December 31, 2013 , we had unrestricted cash and cash equivalents of $12.5 million , and a $75 million revolving credit facility, of which $70 million and $45 million were available as of December 31, 2013 and as of the date of this report, respectively.
Joint Venture Sale Transaction
On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Texas entered into and closed the JV Sale Transaction with Comcast Corporation, affiliates of NBCUniversal, the GE Parties and SVH, a joint venture with NBCUniversal whereby LIN Texas sold its 20.38% equity interest in SVH for $1.00. In addition, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we issued a $60 million incremental term loan, and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution.
As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss (“NOL”) carryforwards to offset the taxable gain recognized in such transaction, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger as described below.
On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled LIN TV to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes, with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million , which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, as a result, we realized cash savings of $131.5 million , resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
We incurred approximately $5.7 million in transaction costs related to the JV Sale Transaction and the Merger during the year ended December 31, 2013. These costs are classified as corporate expense in our consolidated statement of operations.
Below is a discussion of other significant sources and uses of cash and should be read in conjunction with our consolidated statements of cash flows.
Operating activities
Cash provided by operating activities is primarily driven by our net revenues and changes in working capital as a result of the timing of collections and payments. Our total net revenues have primarily been, and will primarily be affected by, among other things, the following:

•
Continued growth in local and interactive revenues.   During the years ended December 31, 2013 and 2012, our local revenues, which include net local advertising sales, retransmission consent fees and revenues from our television station websites and mobile applications, increased 35% and 24% , respectively, compared to their respective prior years. Additionally, during the years ended December 31, 2013 and 2012, our interactive revenues, which are generated by LIN Digital, Nami Media, HYFN and Dedicated Media, increased 85% and 51% , respectively. We expect further growth in our local revenues and interactive revenues, however, there can be no assurance that this will occur.

•
Cyclical fluctuations.   We experience significant fluctuations in our political advertising revenues since advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections. Political advertising revenues were $7.6 million , $76.5 million , and $8.1

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million for the years ended December 31, 2013 , 2012 , and 2011 , respectively. We also experience incremental advertising revenues associated with Olympic broadcasts during even-numbered years. We experienced a significant decrease in advertising revenues during 2013 and expect an increase in advertising revenues during 2014 as a result of these cyclical fluctuations.

•
Employee benefit contributions.   Our employee benefit plan contributions include contributions to our pension plan and our 401(k) Plan. Volatility in the debt and equity markets impacts the fair value of our pension plan assets and ultimately the cash funding requirements of our pension plan. We contributed $5.4 million , $7.4 million and $5.4 million to our pension plan during the years ended December 31, 2013 , 2012 and 2011 , respectively, and anticipate contributing $5.7 million to our pension plan during 2014. We contributed approximately $4.8 million , $3.9 million, and $3.6 million to our 401(k) Plan during the years ended December 31, 2013 , 2012 and 2011 , respectively, and expect to contribute approximately $4.3 million to the plan during 2014 .

•
Payments related to certain restructuring activities.   We made cash payments related to certain restructuring initiatives of $4.2 million, $0.8 million and $1.1 million during the years ended December 31, 2013 , 2012 and 2011 , respectively. For further details on these restructuring initiatives see Note 12—"Restructuring and Contract Termination Costs" to our consolidated financial statements.

•
Cash requirements related to the acquisition of Red McCombs Media, LP. On October 2, 2009, LIN Television acquired Red McCombs Media, LP, an online advertising and media services company based in Austin, TX, which was rebranded as “LIN Digital” in the first quarter of 2013. In connection with the acquisition, we entered into an incentive compensation arrangement with certain key members of management. The arrangement provided payments to those employees based on a computation of EBITDA generated by LIN Digital during 2012. During the second quarter of 2013, we paid $8.9 million related to this incentive compensation arrangement.

•
Contract termination costs. In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits has been reflected as contract termination costs in our consolidated statement of operations for 2013.

Investing activities
Cash used in investing activities has primarily been, and will primarily be affected by, among other things, the following:

•
Acquisition of majority interest in Dedicated Media and HYFN.  In April 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media for $5.8 million and a 50.1% interest (calculated on a fully diluted basis) in HYFN for $7.2 million. In connection with these acquisitions, we may be required to purchase the remaining outstanding shares of Dedicated Media and HYFN in 2015 and 2016, respectively, if certain financial targets as defined in each applicable purchase agreement are met. Our maximum potential obligation under the Dedicated Media and HYFN agreements is $26 million , and $62.4 million , respectively. However, we estimate that our total obligation will not exceed $45 million in the aggregate between 2015 and 2016. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.

•
Capital expenditures.   Capital expenditures increased $1.1 million to $29.4 million , and increased $8.2 million to $28.2 million, for the years ended December 31, 2013 and 2012 , respectively, compared to the respective prior year. We anticipate capital expenditures of approximately $25 million during the year ended December 31, 2014 , which we expect to fund using cash flows from operations.

•
Acquisition of Federated Media. On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.

Financing activities
Cash used in financing activities was primarily affected by, among other things, the following:

47

•
Incremental Facility.   On February 12, 2013, we entered into a $60 million, 5 year incremental term loan pursuant to the Credit Agreement governing LIN Television's senior secured credit facility. The proceeds of the incremental facility, as well as cash on hand and cash from revolving borrowings, were used to fund the $100 million transferred to SVH in the JV Sale Transaction.

We believe that our cash flows from current operations, together with available borrowings under our senior secured credit facility, will be sufficient to meet our anticipated cash requirements for the next 12 months, and beyond. These cash requirements include working capital, state and federal income taxes, capital expenditures, and scheduled interest and principal payments. For our long-term liquidity needs, in addition to the sources described above, we may rely upon, among other things, the issuance of long-term debt, the issuance of equity, or other financing sources available to us. Volatility and disruption of the capital and credit markets could impact our ability to access such sources. Anticipated cash payments for our debt and related interest are described below.
Contractual Obligations
The following table summarizes our estimated future contractual cash obligations as of December 31, 2013 (in thousands) (1) :

	2014	2015-2016	2017-2018	2019 and thereafter	Total
Principal payments and mandatory redemptions on debt (2)	$17,364	$53,484	$574,105	$301,768	$946,721
Cash interest on debt (3)	53,079	104,231	87,119	50,617	295,046
Program payments (4)	27,119	44,062	3,286	214	74,681
Operating leases (5)	3,860	6,076	4,284	7,062	21,282
Operating agreements (6)	41,216	43,994	9,473	77	94,760
Deferred compensation payments (7)	130	317	115	453	1,015
Total	$142,768	$252,164	$678,382	$360,191	$1,433,505
_______________________________________________________________________________

(1)
The amounts included in the table above do not include contingent payments for the remaining outstanding shares of Dedicated Media and HYFN. For additional information regarding these contingent payments, see Note 2 - "Acquisitions."

(2)
An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013. We are obligated to make mandatory quarterly principal payments and to use proceeds of asset sales not reinvested to pay-down the term loans under our senior secured credit facility. We are also obligated to repay in full our Senior Notes at maturity as described in Item 1A. "Risk Factors—We may not be able to refinance all or a portion of our indebtedness or obtain additional financing on satisfactory terms."

(3)
We have contractual obligations to pay cash interest on our senior secured credit facility and on our Senior Notes through April 15, 2018 and January 15, 2021, as well as commitment fees of 0.375% on our revolving credit facility, as described in "Description of Indebtedness".

(4)
We have entered into commitments for future syndicated news, entertainment, and sports programming. We have recorded $6.3 million of program obligations as of December 31, 2013 and have unrecorded commitments of $68.4 million for programming that is not available to air as of December 31, 2013.

(5)	We lease land, buildings, vehicles and equipment under non-cancelable operating lease agreements.

(6)
We have entered into a variety of agreements for services used in the operation of our stations including ratings services, consulting and research services, news video services, news weather services, marketing services and other contracts under non-cancelable operating agreements.

(7)	Includes scheduled payments to certain employees covered under our deferred compensation plans.
The above table excludes future payments for our defined benefit retirement plans, deferred taxes, uncertain tax positions, and executive compensation, with the exception of scheduled deferred compensation payments detailed above, because their future cash outflows are uncertain. For additional information regarding our financial commitments as of December 31, 2013 see Note 7—"Debt", Note 10 —"Retirement Plans" and Note 13 —"Commitments and Contingencies" to our consolidated financial statements.
Summary of Cash Flows
The following table presents summarized cash flow information (in thousands):

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	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012	2012 vs. 2011
Net cash provided by operating activities	$48,967	$146,699	$62,660	$(97,732)	$84,039
Net cash used in investing activities	(139,370)	(104,259)	(289,180)	(35,111)	184,921
Net cash provided by (used in) financing activities	56,621	(14,190)	232,929	70,811	(247,119)
Net (decrease) increase in cash and cash equivalents	$(33,782)	$28,250	$6,409	$(62,032)	$21,841
        Net cash provided by operating activities decreased $97.7 million to $49 million for the year ended December 31, 2013 compared to cash provided by operating activities of $146.7 million for the prior year. The decrease is primarily attributable to an $81.1 million decrease in operating income as well as an increase in cash outflows related to working capital of $9.2 million and an increase in cash interest expense of approximately $8.9 million.
Net cash provided by operating activities increased $84.0 million to $146.7 million for the year ended December 31, 2012, compared to cash provided by operating activities of $62.7 million for the prior year. The increase was primarily attributable to an $82 million increase in operating income as compared to the year ended December 31, 2011.
         Net cash used in investing activities increased $35.1 million to $139.4 million for year ended December 31, 2013, compared to cash used in investing activities of $104.3 million for the year ended December 31, 2012. Net cash used in investing activities during the year ended December 31, 2013 was comprised primarily of the $100 million capital contribution made to the joint venture in February 2013 in connection with the JV Sale Transaction as well as capital expenditures of $29.4 million and payments made for the acquisitions of HYFN and Dedicated Media of $10.1 million (net of cash acquired).
Cash used in investing activities for the year ended December 31, 2012 decreased $184.9 million to $104.3 million. The decrease was primarily attributable to a decrease in restricted cash that had been placed on irrevocable deposit as of December 31, 2011 and was subsequently used to fund the aggregate redemption price of our 6 1 / 2 % Senior Subordinated Notes in January 2012. The decrease in restricted cash was partially offset by payments of $358.5 million (net of cash acquired) for the acquisition of the New Vision and ACME television stations in 2012.
         Net cash provided by financing activities was $56.6 million for the year ended December 31, 2013, compared to net cash used in financing activities of $14.2 million for the prior year. The difference is primarily attributable to an increase of $47.7 million in proceeds from long term debt, net of cash payments, as well as a decrease in cash outflows of $9.6 million and $11.4 million related to debt financing costs and the purchase of treasury stock, respectively, which occurred during the year ended December 31, 2012.
Net cash used in financing activities was $14.2 million for the year ended December 31, 2012, compared to net cash provided by financing activities of $232.9 million for the prior year. The increase is primarily attributable to the redemption of $252 million of our Senior Subordinated Notes during 2012, partially offset by a decrease in proceeds from borrowings under our senior secured credit facility as further described in "Description of Indebtedness".

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Description of Indebtedness
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3 / 8 % Senior Notes due 2018	200,000	200,000
6 3 / 8 % Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	4,167	5,401
Total debt	944,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$927,328	$879,471
Total debt	$944,692	$890,227
Cash and cash equivalents	(12,525)	(46,307)
Consolidated net debt (1)	$932,167	$843,920
_______________________________________________________________________________

(1)
Consolidated net debt is a non-GAAP financial measure, and is equal to total debt less cash and cash equivalents. Beginning in 2012, for the purpose of our debt covenant calculations, our senior credit facility permits a maximum of $45 million in unrestricted cash and cash equivalents to be offset against total debt in arriving at consolidated net debt. For purposes of the table above, we have subtracted the total balance of our cash and cash equivalents in arriving at consolidated net debt. Consolidated net debt provides investors with useful information about our financial position, and is one of the financial measures used to evaluate compliance with our debt covenants.

Senior Secured Credit Facility
Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1 / 2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% and will increase to 0.50% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1 / 2 % Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit

50

facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the three months ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. LIN Television and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under the senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3 / 8 % Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.
The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3 / 8 % Senior Notes

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8 3 / 8 % Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th
Our 8 3 / 8 % Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 8 3 / 8 % Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3 / 8 % Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3 / 8 % Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3 / 8 % Senior Notes

6 3 / 8 % Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3 / 8 % Senior Notes. The net proceeds of our 6 3 / 8 % Senior Notes were used to fund the remaining purchase price for the acquisition of the New Vision stations as further described in Note 2—"Acquisitions" to our consolidated financial statements.
Our 6 3 / 8 % Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 6 3 / 8 % Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3 / 8 % Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3 / 8 % Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1 / 2 % Senior Subordinated Notes and 6 1 / 2 % Senior Subordinated Notes—Class B
During the year ended December 31, 2012, we redeemed $252 million of our 6 1 / 2 % Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the year ended December 31, 2012, we recorded a loss on extinguishment of debt of $2.1 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," to our consolidated financial statements we assumed $15.1 million in capital lease obligations related to land, buildings, vehicles and equipment. These leases mature over a period of four to nineteen years and are payable in monthly installments. The amortization related to the capital lease obligations is recorded within depreciation. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.

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Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the television stations from PBC that were acquired by Vaughan. This term loan matures in equal quarterly installments through October 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of KASY-TV, KRWB-TV, and KWBQ-TV. This term loan matures in equal quarterly installments through December 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. LIN Television fully and unconditionally guarantees this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3 / 8 % Senior Notes	6 3 / 8 % Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	—	502,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$4,167	$946,721
_______________________________________________________________________________

(1)	An additional $25 million was drawn on our revolving credit facility during January and February 2014 and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 of the fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	4,167	4,167	5,401	5,401
Total	$930,088	$954,255	$875,346	$910,500
Future Program Rights Agreements
We record program rights agreements on our balance sheet on the first broadcast date the programs are available for air. As a result, we have commitments for future program rights agreements not recorded on our balance sheet as of December 31, 2013 of $68.4 million, as detailed in Note 13 —"Commitments and Contingencies" to our consolidated financial statements.
Item 7A.    Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risk related to interest rates on our senior secured credit facility debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
Interest Rate Risk
Our total debt as of December 31, 2013 was $944.7 million , including the current portion of $17.4 million , of which our 8 3 / 8 % Senior Notes and 6 3 / 8 % Senior Notes bear a fixed interest rate and the credit facility bears an interest rate based on, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1 / 2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our consolidated senior secured leverage ratio, set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively, as of the date of this report. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Additionally, borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided, that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.
Accordingly, we are exposed to potential losses related to increases in interest rates. The outstanding balance on our senior secured credit facility was $435.9 million as of December 31, 2013 . Therefore, a hypothetical 1% increase in the floating rate used as the basis for the interest charged on our senior secured credit facility as of December 31, 2013 would increase our annualized interest expense by $4.4 million, assuming such amounts remain outstanding under the facility.
Item 8.    Financial Statements and Supplementary Data
See index on page F-1.
Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 9A.    Controls and Procedures
  a)    Evaluation of disclosure controls and procedures.     Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2013 . The term "disclosure controls and procedures," as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to provide reasonable assurance that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to provide reasonable assurance that information required to be disclosed by a company

53

in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company's management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on the evaluation of our disclosure controls and procedures as of December 31, 2013 , our Chief Executive Officer and Chief Financial Officer concluded that, as of such date, our disclosure controls and procedures were effective at the reasonable assurance level.
b)    Management's Report on Internal Control Over Financial Reporting.     Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f). Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policy or procedures may deteriorate. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we have conducted an evaluation of the effectiveness of our internal control over financial reporting based upon the Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. As permitted by the SEC, we have excluded the acquisitions of Dedicated Media and HYFN from our evaluation as of December 31, 2013 because those companies were acquired by us in purchase business combinations in April 2013. Dedicated Media and HYFN assets each represent 1% of consolidated total assets as of December 31, 2013 and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ending December 31, 2013. Based on this evaluation, which excludes Dedicated Media and HYFN, our Chief Executive Officer and Chief Financial Officer have concluded that our internal control over financial reporting was effective as of December 31, 2013.
The effectiveness of our internal control over financial reporting as of December 31, 2013 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which is included herein.
c)     Changes in internal controls.     There were no changes in our internal control over financial reporting identified in connection with the evaluation that occurred during the quarter ended December 31, 2013 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.
Item 9B.    Other Information
None.
PART III
Item 10.    Directors and Executive Officers and Corporate Governance
Information regarding members of our Board of Directors is contained in our Proxy Statement for the 2014 Annual Meeting of the Shareholders under the caption "Directors and Executive Officers" and is incorporated herein by reference. Information regarding our executive officers is contained in our Proxy Statement for the 2014 Annual Meeting of the Shareholders under the caption "Executive Officers" and is incorporated herein by reference. Information regarding Section 16(a) compliance is contained in our Proxy Statement for the 2014 Annual Meeting of Shareholders under the caption "Security Ownership of Certain Beneficial Owners and Management" and is incorporated herein by reference. Information regarding our Audit Committee and our Audit Committee Financial Expert is contained in our Proxy Statement for the 2014 Annual Meeting of the Shareholders under the caption "Report of the Audit Committee of our Board of Directors" and is incorporated herein by reference.
Item 11.    Executive Compensation
The information required by this item is contained in our Proxy Statement for the 2014 Annual Meeting of Shareholders under the captions "Compensation Discussion and Analysis," "Director Compensation," "Report of the Compensation Committee of our Board of Directors," and "Compensation Committee Interlocks and Insider Participation," which is incorporated by reference in this report.
Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters
Equity compensation plans
The following table provides information about the securities authorized for issuance under our share-based compensation plans, including our Amended and Restated 1998 Stock Option Plan, Amended and Restated 2002 Stock Plan and Amended and Restated 2002 Non-Employee Director Stock Plan, as of December 31, 2013 :

Plan category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under the stock-based compensation plans (1)
Share-based compensation plans approved by security holders	4,412,352	$3.58	2,375,605
Share-based compensation plans not approved by security holders	—	—	—
_______________________________________________________________________________

(1)
Includes 1,027,267 shares available for future issuance under the Amended and Restated 2002 Stock Plan, and excludes 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grant, and 1,348,338 shares available for future issuance under the Amended and Restated 2002 Non-Employee Director Stock Plan. Both the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan, in addition to the future grant of share options, permit the grant of "share awards" that may take the form of restricted or unrestricted shares, with or without payment for such share awards.

Other Information
All other information required by this item is contained in our Proxy Statement for the 2014 Annual Meeting of Shareholders under the caption "Security Ownership of Certain Beneficial Owners and Management", which is incorporated by reference in this report.
Item 13.    Certain Relationships and Related Transactions and Director Independence
The response to this item is contained in our Proxy Statement for the 2014 Annual Meeting of Shareholders under the caption "Certain Relationships and Related Transactions", which is incorporated by reference in this report.
Item 14.    Principal Accounting Fees and Services
The response to this item is contained in our Proxy Statement for the 2014 Annual Meeting of Shareholders under the caption "Independent Registered Public Accounting Firm Fees and Other Matters", which is incorporated by reference in this report.

54

PART IV
Item 15.    Exhibits and Financial Statement Schedules

(a)	See Index to Financial Statements on page F-1.

(b)	Exhibits.

55

No.		Description
2.1
Agreement and Plan of Merger, dated as of February 12, 2013, among LIN TV Corp. and LIN Media LLC (filed as Exhibit 2.2 to LIN TV Corp.'s and LIN Television Corporation's Current Report on Form 8-K on February 15, 2013 and incorporated herein by reference).

3.1
Certificate of Formation of LIN Media LLC, dated as of February 11, 2013 (filed as Exhibit 3.1 Annex B to the proxy statement/prospectus that is part of the Registration Statement on Form S-4 of LIN Media LLC (File No. 333-188297))and incorporated by reference herein).

3.2
Amended and Restated Limited Liability Company Agreement, dated July 30, 2013 (filed as Exhibit 3.1 to LIN Media LLC's Current Report on Form 8-K on July 31, 2013 and incorporated herein by reference).

3.3
Form of specimen share certificate for class A common shares representing limited liability company interests in LIN Media LLC (included as Exhibit A to Annex B to the proxy statement/prospectus that is part of the Registration Statement on Form S-4 of LIN Media LLC (File No. 333-188297)) and incorporated by reference herein.

3.4
Restated Certificate of Incorporation of LIN Television Corporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q of LIN TV Corp. and LIN Television Corporation for the fiscal quarter ended June 30, 2003 and incorporated herein by reference).

3.5
Restated Bylaws of LIN Television Corporation (filed as Exhibit 3.4 to the Registration Statement on Form S-1 of LIN Television Corporation and LIN Holding Corp. (Registration No. 333-54003 and incorporated herein by reference))

4.1
Indenture, dated as of April 12, 2010, among LIN Television Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, for the 8 3 / 8 % Senior Notes due 2018 (filed as Exhibit 4.1 to LIN TV Corp.'s Current Report on Form 8-K filed on April 15, 2010 and incorporated herein by reference)

4.2
Supplemental Indenture, dated as of July 30, 2013, among LIN Media LLC, LIN Digital Media LLC, LIN Digital LLC, LIN Television Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, amending the Indenture, dated as of April 12, 2010 (filed as Exhibit 4.2 to LIN Media LLC's Current Report on Form 8-K filed July 31, 2013 and incorporated herein by reference).

4.3
Supplemental Indenture, dated as of January 15, 2013, among LIN Mobile, LLC, LIN Television Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee amending the Indenture, dated as of April 12, 2010 (filed as Exhibit 4.3 to LIN TV Corp.'s Annual Report on Form 10-K filed on March 15, 2013 and incorporated herein by reference).

4.4
Indenture, dated as of October 12, 2012, among LIN Television Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, for the 6.375% Senior Notes due 2021 (filed as Exhibit 4.1 to LIN TV Corp.'s Current Report on Form 8-K filed as of October 17, 2012 and incorporated herein by reference).

4.5
Supplemental Indenture, dated as of July 30, 2013, among LIN Media LLC, LIN Digital Media LLC, LIN Digital LLC, LIN Television Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, amending the Indenture, dated as of October 12, 2012 (filed as Exhibit 4.4 to LIN Media LLC's Current Report on Form 8-K filed July 31, 2013 and incorporated herein by reference).

4.6
Supplemental Indenture, dated as of January 15, 2013, among LIN Mobile, LLC, LIN Television Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee amending the Indenture, dated as of October 12, 2012 (filed as Exhibit 4.5 to LIN TV Corp.'s Annual Report on Form 10-K filed on March 15, 2013 and incorporated herein by reference).

10.1	*
LIN Media LLC 1998 Stock Option Plan (as amended and restated effective as of July 30, 2013) (filed as Exhibit 99.2 to the Registration Statement on Form S-8 filed on July 31, 2013 and incorporated herein by reference).

10.2	*
LIN Media LLC 2002 Stock Plan (as amended and restated effective as of July 30, 2013) (filed as Exhibit 99.3 to the Registration Statement on Form S-8 filed on July 31, 2013 and incorporated herein by reference).

10.3	*
LIN Media LLC amended and restated 2002 Non-Employee Director Stock Plan (as amended and restated effective as of July 30, 2013) (filed as Exhibit 99.4 to the Registration Statement on Form S-8 filed on July 31, 2013 and incorporated herein by reference).

56

No.		Description
10.4	*
Supplemental Benefit Retirement Plan of LIN Television Corporation and Subsidiary Companies (as amended and restated effective December 21, 2004) (filed as Exhibit 10.38 to the LIN TV Corp. Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and incorporated herein by reference) filed March 16, 2005.

10.5	*
Second Amendment to the Supplemental Benefit Retirement Plan of LIN Television Corporation and Subsidiary Companies, dated as of December 23, 2008 (filed as Exhibit 10.8 to the LIN TV Corp. Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference).

10.6	*
LIN Television Corporation Supplemental Income Deferral Plan Effective July 1, 2010 (filed as Exhibit 10.7 to the LIN TV Corp. Form 10-Q filed as of July 29, 2010 and incorporated herein by reference herein).

10.7	*	Form of Employee Grant Option Agreement (filed as Exhibit 10.19 to LIN TV Corp.'s Annual Report on Form 10-K filed on March 15, 2007 and incorporated herein by reference).
10.8	*	Form of Non-Employee Director Grant Option Agreement (filed as Exhibit 10.23 to LIN TV Corp.'s Annual Report on Form 10-K filed as of March 15, 2007 and incorporated herein by reference).
10.9	*	Form of a Non-Qualified Stock Option Letter Agreement (filed as Exhibit 10.6 to LIN TV Corp.'s Current Report on Form 8-K filed as of July 6, 2005 and incorporated herein by reference).
10.10	*	Form of Restricted Stock Agreement (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed as of August 16, 2005 and incorporated herein by reference).
10.11	*
Clarification of the Supplemental Benefit Retirement Plan of LIN Television Corporation and Subsidiary Companies, dated October 29, 2009. (Filed as Exhibit 10.7 to LIN Television Corporation's Form 10-Q filed as of November 3, 2009 and incorporated herein by reference).

10.12	*
Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Vincent L. Sadusky (Filed as Exhibit 10.1 to LIN Television Corporation's Form 8-K filed on September 27, 2013 and incorporated herein by reference).

10.13	*
Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Richard J. Schmaeling (Filed as Exhibit 10.2 to LIN Television Corporation's Form 8-K filed on September 27, 2013 and incorporated herein by reference).

10.14	*
Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Robert Richter (Filed as Exhibit 10.3 to LIN Television Corporation's Form 8-K filed on September 27, 2013 and incorporated herein by reference).

10.15	*
Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Denise M. Parent (Filed as Exhibit 10.4 to LIN Television Corporation's Form 8-K filed on September 27, 2013 and incorporated herein by reference).

10.16	*
Amended and Restated Employment Agreement, dated January 6, 2014, among LIN Media LLC, LIN Television Corporation and John A. Howell IV (Filed as Exhibit 10.1 to LIN Media LLC's Form 8-K filed on January 7, 2014 and incorporated herein by reference).

10.17
Credit Agreement dated as of October 26, 2011, among LIN Television Corporation, as the Borrower, the Lenders Party therein, JPMorgan Chase Bank, N.A., as Administrative Agent, as an Issuing Lender and as Swingline Lender, Deutsche Bank Securities, Inc. and Wells Fargo Bank, N.A., as Co-Syndication Agents, Suntrust Bank, Bank of America, N.A., and U.S. Bank, N.A., as Co-Documentation Agents, and the other parties thereto (the "Credit Agreement") (Filed as Exhibit 10.1 to LIN Television Corporation's Form 10-Q filed as of November 8, 2011 and incorporated herein by reference).

10.18
First Amendment, dated as of December 19, 2011, to Credit Agreement, dated as of October 26, 2011, among LIN Television Corporation, the several Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, an Issuing Lender and Swingline Lender, Deutsche Bank Securities Inc., and Wells Fargo Bank, N.A., as Co-Syndication Agents, Suntrust Bank, Bank of America, N.A. and U.S. Bank, N.A., as Co-Documentation Agents, and the other parties thereto (Filed as Exhibit 99.2 to LIN Television Corporation's Current Report on Form 8-K filed as of December 22, 2011 and incorporated herein by reference).

57

No.		Description
10.19
Second Amendment, dated as of December 24, 2012, to Credit Agreement, Exhibit 99.1 dated as of October 26, 2011, among LIN Television Corporation, the several Lenders party thereto, JPMorgan Chase Bank N.A., as Administrative Agent, an Issuing Lender and Swingline Lender, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A. as Co-Syndication Agents, Suntrust Bank, Bank of America, N.A. and U.S. Bank, N.A., as Co-Documentation Agents, and the other parties thereto (Filed as Exhibit 99.2 to our Form 8-K filed as of December 27, 2012 and incorporated herein by reference).

10.20
Incremental Term Loan Activation Notice, Tranche B Term Facility, dated December 21, 2011, by and among LIN Television Corporation, the several Lenders party thereto, JPMorgan Chase Bank N.A. as Administrative Agent, and the Incremental Lenders signatory thereto. (Filed as Exhibit 99.1 to LIN Television Corporation's Current Report on Form 8-K filed as of December 22, 2011 and incorporated herein by reference).

10.21
Incremental Term Loan Activation Notice Tranche B-2 Term Facility, dated as of February 12, 2013, by and between LIN Television Corporation and Deutsche Bank Trust Company Americas (Filed as Exhibit 10.1 to LIN Television Corporation's Form 8-K filed as of February 15, 2013 and incorporated herein by reference).

10.22
Transaction Agreement, dated as of February 12, 2013, by and among LIN TV Corp., LIN Television Corporation, LIN Television of Texas, L.P., NBC Telemundo License LLC, NBCU New LLC I, NBCU New LLC II, General Electric Company, General Electric Capital Corporation, National Broadcasting Company Holding, Inc. Comcast Corporation, Lone Star SPV, LLC, Station Venture Holdings, LLC and NBCUniversal Media,LLC (Filed as Exhibit 2.1 to LIN Television Corporation's Form 8-K filed as of February 15, 2013 and incorporated herein by reference).

10.23		Stock Purchase Agreement, dated January 27, 2014, between LIN Digital Media LLC and FMPL Holdings, Inc., the sole stockholder of Federated Media Publishing, Inc. filed as Exhibit 10.23 herein.
21		Subsidiaries of the Registrant
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of PricewaterhouseCoopers LLP
31.1		Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer of LIN Media LLC
31.2		Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Financial Officer of LIN Media LLC
31.3		Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer of LIN Television Corporation
31.4		Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Financial Officer of LIN Television Corporation
32.1		Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer of LIN Media LLC
32.2		Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer of LIN Television Corporation
101.INS	**	XBRL Instance Document
101.SCH	**	XBRL Taxonomy Extension Schema Document
101.CAL	**	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	**	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	**	XBRL Taxonomy Extension Definition Linkbase Document
_______________________________________________________________________________

*	Management contracts and compensatory plans or arrangements required to be filed as an exhibit pursuant to Item 15(b) of Form 10-K.

**
Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

(c)   Financial Statement Schedule
The following financial statement schedule is filed herewith:
Schedule I—Condensed Financial Information of the Registrant

58

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, each of LIN Media LLC and LIN Television Corporation, has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN Media LLC LIN Television Corporation

Date: March 3, 2014	/s/ VINCENT L. SADUSKY
Vincent L. Sadusky President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of each of LIN Media LLC and LIN Television Corporation in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2014
Vincent L. Sadusky

/s/ RICHARD J. SCHMAELING	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	March 3, 2014
Richard J. Schmaeling

/s/ NICHOLAS N. MOHAMED	Vice President, Controller (Principal Accounting Officer)	March 3, 2014
Nicholas N. Mohamed

/s/ WILLIAM S. BANOWSKY, JR.
William S. Banowsky, Jr.	Director	March 3, 2014

/s/ PETER S. BRODSKY
Peter S. Brodsky	Director	March 3, 2014

/s/ ROYAL W. CARSON, III
Royal W. Carson, III	Director	March 3, 2014

/s/ DR. WILLIAM H. CUNNINGHAM
Dr. William H. Cunningham	Director	March 3, 2014

/s/ DOUGLAS W. MCCORMICK
Douglas W. McCormick	Chairman of the Board	March 3, 2014

/s/ JOHN R. MUSE
John R. Muse	Director	March 3, 2014

/s/ MICHAEL A. PAUSIC
Michael A. Pausic	Director	March 3, 2014

59

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of LIN Media LLC:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Media LLC and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013 and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
March 3, 2014

F-2

Part I. Financial Information
Item 1.    Consolidated Financial Statements

F-3

LIN Media LLC
Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,309	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	179,933	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,850	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	927,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,114,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Media LLC shareholders' equity (deficit):
Class A common shares, 100,000,000 shares authorized, Issued: 39,013,005 and 35,672,528 shares as of December 31, 2013 and 2012, respectively, Outstanding: 34,065,346 and 30,724,869 shares as of December 31, 2013 and 2012, respectively (b)	624,564	313
Class B common shares, 50,000,000 shares authorized, 20,901,726 and 23,401,726 shares as of December 31, 2013 and 2012, respectively, issued and outstanding; convertible into an equal number of shares of class A or class C common shares (b)	518,395	235
Class C common shares, 50,000,000 shares authorized, 2 shares as of December 31, 2013 and 2012, issued and outstanding; convertible into an equal number of shares of class A common shares	—	—
Treasury shares, 4,947,659 of class A common shares as of December 31, 2013 and 2012, at cost (b)	(21,984)	(21,984)
Additional paid-in capital (b)	—	1,129,691
Accumulated deficit	(1,006,322)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total shareholders' equity (deficit)	89,127	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$1,216,850	$1,241,414
_____________________________________________________________________

(a)
Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380 , respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012 , respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577 , respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152 , respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

(b)
In conjunction with the Merger of LIN TV with and into LIN LLC on July 30, 2013, LIN LLC was deemed the successor reporting entity to LIN TV. As such, the additional paid-in capital amount within LIN LLC's shareholders' equity as of December 31, 2013 has been allocated to the Class A and B share balances to conform to LIN LLC's basis of presentation as a limited liability company. For purposes of LIN TV's shareholders' deficit balance as of December 31, 2012, LIN TV's class A, B and C common shares had a par value of $0.01 per share that is not reflected as of December 31, 2013, as each share represents a limited liability interest in LIN LLC.

The accompanying notes are an integral part of the consolidated financial statements.

F-4

LIN Media LLC
Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	41,377	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	89,944	171,061	89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Income before (benefit from) provision for income taxes	31,181	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	156,601	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	156,601	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Media LLC	$158,113	$(7,045)	$48,577
Basic income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$3.02	$(0.32)	$0.89
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$3.02	$(0.13)	$0.87
Weighted-average number of common shares outstanding used in calculating basic income (loss) per common share	52,439	54,130	55,768
Diluted income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$2.84	$(0.32)	$0.87
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$2.84	$(0.13)	$0.85
Weighted-average number of common shares outstanding used in calculating diluted income (loss) per common share	55,639	54,130	57,079
The accompanying notes are an integral part of the consolidated financial statements.

F-5

LIN Media LLC
Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$156,601	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	166,459	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$(3,652)	$37,739
The accompanying notes are an integral part of the consolidated financial statements.

F-6

LIN Media LLC
Consolidated Statement of Shareholders' Equity
(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Shares (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	—	—	—	—	9,858	9,858
Issuance of class A common shares	840,477	395	—	—	—	—	—	1,450	—	—	1,845
Conversion of class B common shares to class A common shares	2,500,000	25	(2,500,000)	(25)	—	—	—		—	—	—
Tax benefit from exercise of share options	—	—	—	—	—	—	—	1,591	—	—	1,591
Share-based compensation	—	2,593	—	—	—	—	—	6,691	—	—	9,284
Net income	—	—	—	—	—	—	—	—	158,113	—	158,113
Effect of the Merger	—	621,238	—	518,185	—	—	—	(1,139,423)	—	—	—
Balance at December 31, 2013	39,013,005	$624,564	20,901,726	$518,395	2	$—	$(21,984)	$—	$(1,006,322)	$(25,526)	$89,127
The accompanying notes are an integral part of the consolidated financial statements.

F-7

LIN Media LLC
Consolidated Statement of Stockholders' Deficit
(in thousands, except share data)

	Common Shares
	Class A		Class B		Class C		Treasury Shares (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	—	—	—	—	3,393	3,393
Issuance of class A common stock	1,022,359	4	—	—	—	—	—	1,310	—	—	1,314
Stock-based compensation	—	—	—	—	—	—	—	6,792	—	—	6,792
Purchase of LIN TV class A common stock	—	—	—	—	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
The accompanying notes are an integral part of the consolidated financial statements.

F-8

LIN Media LLC
Consolidated Statement of Stockholders' Deficit
(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Stock (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2010	32,509,759	$294	23,502,059	$235	2	$—	$(7,869)	$1,109,814	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	—	—	—	—	(10,838)	(10,838)
Issuance of LIN TV Corp. class A common stock	1,150,000	12	—	—	—	—	—	4,761	—	—	4,773
Purchase of LIN TV Corp. class A common stock							(2,729)				(2,729)
Stock-based compensation	890,077	3	—	—	—	—	—	7,014	—	—	7,017
Conversion of class B common stock to class A common stock	100,333	—	(100,333)
Net income	—	—	—	—	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)
The accompanying notes are an integral part of the consolidated financial statements.

F-9

LIN Media LLC
Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$156,601	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,958)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	48,967	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	48,967	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,845	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	139,000	328,333	417,695
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,621	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057
   The accompanying notes are an integral part of the consolidated financial statements.

F-10

LIN Media LLC
Notes to Consolidated Financial Statements
Note 1—Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
LIN Media LLC ("LIN LLC"), together with its subsidiaries, including LIN Television Corporation ("LIN Television"), is a local multimedia company operating in the United States. LIN LLC and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. ("HMC"). In these notes, the terms "Company," "we," "us" or "our" mean LIN LLC and all subsidiaries included in our consolidated financial statements.
On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
We conduct our business through LIN Television and its subsidiaries. Prior to the Merger, LIN TV had no operations or assets other than its investments in its subsidiaries. Subsequent to the Merger and consistent with its classification as a partnership for federal income tax purposes, LIN LLC has separate operations relating to the administration of the partnership. The consolidated financial statements of LIN LLC represent its own operations and the consolidated operations of LIN Television, which remains a corporation after the Merger.
We guarantee all of LIN Television's debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television's Senior Secured Credit Facility, 8 3 / 8 % Senior Notes due 2018 (the "8 3 / 8 % Senior Notes") and 6 3 / 8 % Senior Notes due 2021 (the "6 3 / 8 % Senior Notes") on a joint-and-several basis, subject to customary release provisions.
Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—"Discontinued Operations" for further discussion of our discontinued operations.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.
The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements ("LMAs"), shared services agreements ("SSAs") or joint sales agreements ("JSAs"), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments. We operate in one reportable segment.
Joint Venture Sale Transaction
On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”), entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV,

F-11

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas's 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).
SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, LIN Television entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00 . As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million , which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million , resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
Variable Interest Entities
In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.
We have a JSA and an SSA with WBDT Television, LLC (“WBDT”), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”), a third party licensee, for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.

F-12

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.
The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380
The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012 , respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012 , LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.
Cash and cash equivalents
Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013 .

F-13

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Property and equipment
Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40  years for buildings and fixtures, and 3 to 15  years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
Equity investments
Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.
Barter transactions
We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)
Advertising expense
Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million , $3.1 million and $2.6 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
Intangible assets
Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.
We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The

F-14

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6—"Intangible Assets."
Long-lived assets
We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.
Program rights
Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.
If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.
Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.
Share-based compensation
As of December 31, 2013 , we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for our class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.

F-15

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176
Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to equity.
Income taxes
Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an $18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."
When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.
Concentration of credit risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.
Earnings per share
Basic earnings per share ("EPS") is computed by dividing income attributable to common shareholders by the number of weighted-average outstanding common shares. Diluted EPS reflects the effect of the assumed exercise of share options and vesting of restricted shares only in the periods in which such effect would have been dilutive.

F-16

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following is a reconciliation of the weighted-average common shares outstanding for purposes of calculating basic and diluted income (loss) per common share (in thousands):

	Year Ended December 31,
	2013	2012	2011
Numerator for earnings per common share calculation:
Income (loss) from continuing operations	$156,601	$(17,972)	$49,701
Net (loss) income attributable to noncontrolling interest included in continuing operations	(1,512)	(556)	204
Income (loss) from continuing operations attributable to LIN LLC	158,113	(17,416)	49,497
Income (loss) from discontinued operations, including gain on sale	—	10,371	(920)
Net income (loss) attributable to LIN LLC	$158,113	$(7,045)	$48,577
Denominator for earnings per common share calculation:
Weighted-average common shares, basic	52,439	54,130	55,768
Effect of dilutive securities:
Share options and restricted shares	3,200	—	1,311
Weighted-average common shares, diluted	55,639	54,130	57,079

We apply the treasury stock method to measure the dilutive effect of our outstanding share options and restricted share awards and include the respective common share equivalents in the denominator of our diluted income per common share calculation. Potentially dilutive securities representing 0.1 million , 1.2 million , and 0.4 million weighted shares of common shares issuable for share options and restricted shares for the years ended December 31, 2013, 2012 and 2011, respectively, were excluded from the computation of diluted income (loss) per common share for these periods because their effect would have been anti-dilutive. The net income (loss) per share amounts are the same for our class A, class B and class C common shares because the holders of each class are legally entitled to equal per share amounts whether through distributions or in liquidation.
Fair value of financial instruments
Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Derivative financial instruments
Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
Retirement plans
We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.
Redeemable noncontrolling interest
The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

F-17

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845
Recently issued accounting pronouncements
In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.
Note 2—Acquisitions
Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"), which we subsequently converted into a Delaware limited liability company. Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.

F-18

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Dedicated Media, Inc.
On April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million , which was funded from cash on hand at the time of the acquisition.
Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million . If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million , completed technology of $0.5 million , and trademarks of $0.2 million . These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.
HYFN, Inc.
On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million , $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.
Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million . If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219

F-19

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million , completed technology of $1.1 million , and trademarks of $0.1 million . These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.
Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.
Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013 , we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.
If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013 .
Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million , respectively.
New Vision Acquisition
On October 12, 2012, LIN Television completed its acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million , subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").
LIN Television also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500
The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million , favorable leases of $8.6 million , advertiser relationships of $6.1 million , retransmission consent agreements of $7 million , and other intangible assets of $3.3 million . These intangible assets will be amortized over the estimated remaining useful lives of

F-20

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

approximately 2  years for network affiliations, 32  years for favorable leases, 10  years for advertiser relationships, 5  years for retransmission consent agreements, and a weighted average life of 6  years for other intangible assets.
The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million , respectively.
Pro Forma Information
The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42
This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.
In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.
ACME Television Acquisition
On December 10, 2012, LIN Television acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million , of which we paid approximately $17.3 million and KASY paid approximately $1.7 million .
LIN Television also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995
Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the

F-21

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

acquisitions of the television stations from New Vision and ACME, respectively.  All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.
During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.
Nami Media, Inc.
On November 22, 2011, LIN Television acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate LIN LLC to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.
Note 3—Discontinued Operations
WWHO-TV
On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ( $0.3 million , net of tax).
WUPW-TV
On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ( $11.7 million , net of tax).
The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)
Note 4—Investments
Joint Venture with NBCUniversal
As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.
As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00 . As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

F-22

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January 1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013 (2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities (1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382
_______________________________________________________________________________

(1)
See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.
In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0 . Subsequent to the reduction of the SVH carrying value to $0 , and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.
During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million , respectively, for the amounts that LIN Television expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.

F-23

Note 5—Property and Equipment
Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491
We recorded depreciation expense of $46.9 million , $32.1 million and $26.2 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
Note 6—Intangible Assets
The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

	Weighted-Average Remaining Useful Life (in years)	December 31,
		2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583
We recorded amortization expense of $22.8 million , $6.4 million and $1.2 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

F-24

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049
There were no events during 2013 , 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.
The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 , respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

Note 7—Debt
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3 / 8 % Senior Notes due 2018	200,000	200,000
6 3 / 8 % Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	4,167	5,401
Total debt	944,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$927,328	$879,471

Senior Secured Credit Facility

F-25

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Our senior secured credit facility is comprised of a six -year, $125 million tranche A term loan and a five -year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate , (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent , and (iii) the one-month LIBOR rate plus 1% . In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven -year, $260 million tranche B incremental term loan facility and a $60 million  tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1 / 2 % Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3% ; or an adjusted Base Rate , plus an applicable margin of 2% ; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2% , respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million . As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. LIN Television and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3 / 8 % Senior Notes on or prior to January 15,

F-26

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.
The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3 / 8 % Senior Notes

8 3 / 8 % Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th
Our 8 3 / 8 % Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 8 3 / 8 % Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3 / 8 % Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3 / 8 % Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3 / 8 % Senior Notes

6 3 / 8 % Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3 / 8 % Senior Notes. The net proceeds of our 6 3 / 8 % Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."

F-27

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Our 6 3 / 8 % Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 6 3 / 8 % Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3 / 8 % Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3 / 8 % Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1 / 2 % Senior Subordinated Notes and 6 1 / 2 % Senior Subordinated Notes—Class B
During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million , respectively, of our 6 1 / 2 % Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million , respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4 to 19 years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.
Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. LIN Television fully and unconditionally guarantees this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

F-28

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3 / 8 % Senior Notes	6 3 / 8 % Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	—	502,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$4,167	$946,721
_______________________________________________________________________________

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	4,167	4,167	5,401	5,401
Total	$930,088	$954,255	$875,346	$910,500
Note 8—Derivative Financial Instruments
We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010, the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.
The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.
As of December 31, 2013 , we have no derivative contracts outstanding.
Note 9—Share-Based Compensation
We have several share-based compensation plans, including our 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in our class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.

F-29

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Options granted under the Stock Plans vest over a four -year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of our class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013 . Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.
The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176
We did not capitalize any share-based compensation expense for the years ended December 31, 2013 , 2012 and 2011 .
We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million , respectively, which will be recognized over a weighted-average future period of approximately 1.3  years and 1.7  years, respectively.
During the year ended December 31, 2013 , we received $1.4 million from the exercise of share options and $0.4 million from the purchase of our class A common stock pursuant to our employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.
Share Options
The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79
As of December 31, 2013 , the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1  years and 5.3  years, respectively. Additionally, as of December 31, 2013 , the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million , respectively. The intrinsic value in the table above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013 , which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.
The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

F-30

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Year Ended December 31,
	2013	2012	2011
Expected term (1)	5 to 6 years	5 to 6 years	5 to 6 years
Expected volatility (2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate (3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%
_______________________________________________________________________________

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for our class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.
During the years ended December 31, 2013 , 2012 and 2011 , we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million , $0.1 million and $0.4 million , respectively, as a result of an exchange offer we completed in 2009.
Restricted Share Awards
The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37
The following table provides further information for both our restricted share awards and share option awards (in thousands):

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522
Employee Stock Purchase Plan
As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase our class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of our class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013 , 2012 and 2011 , employees purchased 42,734 , 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05 , $3.55 and $3.38 , respectively.

F-31

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 10—Retirement Plans
401(k) Plan
We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million , $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013 , 2012 and 2011 , respectively.
Supplemental Income Deferral Plan
Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million , $0.5 million and $0.2 million to this plan during the years ended December 31, 2013 , 2012 and 2011 , respectively.
The SIDP also allows eligible executive officers to defer 5% -  80% of their base salaries and 5% -  100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013 , the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.
Retirement Plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").
Effective April 1, 2009, these plan were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million , $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013 , 2012 and 2011 , respectively. We anticipate contributing $5.7 million to the plans in 2014 .
We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012 , each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

F-32

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)

The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384
The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014 , we expect to amortize net losses of $1.3 million , which are included in accumulated other comprehensive loss as of December 31, 2013 .

F-33

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)

Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)
Our expected future pension benefit payments for the next 10  years are as follows (in thousands):

Expected Future Pension Benefit Payments
For Years Ended December 31,
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%

F-34

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

For the discount rate for the years ended December 31, 2013 and 2012 , we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013 , 2012 and 2011 , our actual rate of return on plan assets was 12.0% , 15.4% and 4.0% .
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%
The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412
F-35

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.
Note 11—Shareholders' Equity
During the year ended December 31, 2011, our Board of Directors approved a stock repurchase program that authorized us to repurchase up to $25 million of our class A common shares over a 12 month period. This program was extended by our Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, we terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012 , we repurchased approximately 3.3 million shares of our class A common shares on the open market for an aggregate purchase price of $11.4 million . We did no t repurchase any shares during the year ended December 31, 2013.
Our class B common shares are convertible into an equal number of shares of our class A or class C common shares in various circumstances. During the year ended December 31, 2013 , 2.5 million shares of our class B common shares were converted into class A common shares. During the year ended December 31, 2012 , none of our class B common shares were converted into class A common shares.
Note 12—Restructuring and Contract Termination Costs
During the year ended December 31, 2013 , we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million , respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013 , 2012 and 2011 , we made cash payments of $4.2 million , $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014 .
The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

F-36

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 13—Commitments and Contingencies
Commitments
We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming (1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723

_____________________________________________
(1) Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013.
Rent expense, resulting from operating leases, was $5.8 million , $2.5 million and $1.5 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
Contingencies
GECC Guarantee and the Merger
GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.

On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast, and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements.  Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $ 1.00 .

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company.  In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.

F-37

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million , which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million , resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
Litigation
We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.
Note 14—Income Taxes
Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)
The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

F-38

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%

During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.
The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million , net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.
The components of the net deferred tax liability are as follows (in thousands):

F-39

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775
We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million .
As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million , expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in equity when realized.
Unrecognized Tax Benefits.
The Company's uncertain tax positions for the years ended December 31, 2013 , 2012 , and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million , $26.6 million and $26.4 million , respectively. As of December 31, 2013 , 2012 and 2011 , there are $0.9 million , $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.
We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013 , 2012 and 2011 , we did not recognize or accrue any amounts related to interest and penalties.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381

F-40

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.
Note 15—Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246
Note 16—Subsequent Events
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"), which was subsequently converted into a Delaware limited liability company. Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”

Note 17—Condensed Consolidating Financial Statements
LIN Television, a 100% owned subsidiary of LIN LLC, is the primary obligor of our senior secured credit facility, our 8 3 / 8 % Senior Notes and our 6 3 / 8 % Senior Notes, which are further described in Note 7 — “ Debt”. LIN LLC fully and unconditionally guarantees all of LIN Television’s debt on a joint-and-several basis. Additionally, all of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, our 8 3 / 8 % Senior Notes and our 6 3 / 8 % Senior Notes on a joint-and-several basis, subject to customary release provisions. There are certain contractual restrictions on LIN Television’s ability to obtain funds in the form of dividends or loans from the non-guarantor subsidiaries.
The following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows of LIN LLC, LIN Television, as the issuer, the guarantor subsidiaries, and the non-guarantor subsidiaries of LIN Television and the elimination entries necessary to consolidate or combine the issuer with the guarantor and non-guarantor subsidiaries. These statements are presented in accordance with the disclosure requirements under SEC Regulation S-X Rule 3-10.
The condensed consolidating balance sheet as of December 31, 2012, has been revised to correct certain immaterial errors relating to intercompany balances. The revisions comprise a $4.3 million decrease in advances to subsidiaries lines in the LIN Television and the Guarantor Subsidiaries columns, a $4.3 million decrease in intercompany liabilities in the LIN Television and Non-Guarantor Subsidiaries columns, a $4.3 million decrease in the Total Shareholders’ (deficit) equity line of the Guarantor column, and a $4.3 million increase in the Total Shareholders’ (deficit) equity line of the Non-Guarantor column.

F-41

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$10,313	$3	$2,209	$—	$12,525
Accounts receivable, net	—	88,905	39,416	16,988	—	145,309
Deferred income tax assets	—	5,818	1,080	—	—	6,898
Other current assets	—	12,264	1,049	1,888	—	15,201
Total current assets	—	117,300	41,548	21,085	—	179,933
Property and equipment, net	—	180,480	35,752	4,846	—	221,078
Deferred financing costs	—	16,357	—	91	—	16,448
Goodwill	—	169,492	18,518	15,518	—	203,528
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	31,303	1,840	13,906	—	47,049
Advances to consolidated subsidiaries	1,900	7,764	968,728	—	(978,392)	—
Investment in consolidated subsidiaries	87,227	1,534,600	—	—	(1,621,827)	—
Other assets	—	52,778	2,688	1,276	(44,443)	12,299
Total assets	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$16,112	$—	$1,252	$—	$17,364
Accounts payable	—	4,185	5,339	4,478	—	14,002
Income taxes payable	—	749	671	—	—	1,420
Accrued expenses	—	42,570	6,254	2,872	—	51,696
Program obligations	—	4,711	1,013	1,303	—	7,027
Total current liabilities	—	68,327	13,277	9,905	—	91,509
Long-term debt, excluding current portion	—	924,223	—	3,105	—	927,328
Deferred income tax liabilities	—	30,013	33,824	849	—	64,686
Program obligations	—	2,505	217	1,424	—	4,146
Intercompany liabilities	—	970,628	—	7,764	(978,392)	—
Other liabilities	—	27,151	58	44,443	(44,443)	27,209
Total liabilities	—	2,022,847	47,376	67,490	(1,022,835)	1,114,878
Redeemable noncontrolling interest	—	—	—	12,845	—	12,845
Total shareholders' equity (deficit)	89,127	87,227	1,515,512	19,088	(1,621,827)	89,127
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850

F-42

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$44,625	$573	$1,109	$—	$46,307
Accounts receivable, net	—	87,103	31,144	7,903	—	126,150
Deferred income tax assets	—	67,412	—	97	(67,509)	—
Other current assets	—	4,850	554	1,459	—	6,863
Total current assets	—	203,990	32,271	10,568	(67,509)	179,320
Property and equipment, net	—	197,125	39,534	4,832	—	241,491
Deferred financing costs	—	19,020	—	115	—	19,135
Goodwill	—	169,492	18,518	4,504	—	192,514
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	48,897	2,775	7,882	—	59,554
Advances to consolidated subsidiaries	—	6,746	1,345,971	—	(1,352,717)	—
Investment in consolidated subsidiaries	—	1,554,903	—	—	(1,554,903)	—
Other assets	—	53,987	2,552	1,626	(45,280)	12,885
Total assets	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$9,243	$—	$1,513	$—	$10,756
Accounts payable	—	14,335	3,385	1,235	—	18,955
Income taxes payable	—	372	394	—	—	766
Accrued expenses	—	37,020	115,605	621	—	153,246
Deferred income tax liabilities	—	—	235,728	—	(67,509)	168,219
Program obligations	—	7,479	1,106	2,185	—	10,770
Total current liabilities	—	68,449	356,218	5,554	(67,509)	362,712
Long-term debt, excluding current portion	—	875,512	—	3,959	—	879,471
Deferred income tax liabilities	—	10,910	29,000	646	—	40,556
Program obligations	—	2,222	92	1,967	—	4,281
Intercompany liabilities	—	1,345,971	3,842	2,904	(1,352,717)	—
Accumulated losses in excess of investment in consolidated subsidiaries	91,564	—	—	—	(91,564)	—
Other liabilities	—	42,660	56	45,280	(45,280)	42,716
Total liabilities	91,564	2,345,724	389,208	60,310	(1,557,070)	1,329,736
Redeemable noncontrolling interest	—	—	—	3,242	—	3,242
Total shareholders' (deficit) equity	(91,564)	(91,564)	1,546,227	8,676	(1,463,339)	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414

F-43

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$428,806	$181,678	$55,850	$(13,971)	$652,363
Operating expenses:
Direct operating	—	145,176	76,275	37,295	(7,668)	251,078
Selling, general and administrative	—	109,679	40,934	12,516	(579)	162,550
Amortization of program rights	—	21,452	5,690	2,100	—	29,242
Corporate	709	40,668	—	—	—	41,377
Depreciation	—	38,306	7,256	1,292	—	46,854
Amortization of intangible assets	—	17,594	935	4,297	—	22,826
Restructuring	—	3,633	—	262	—	3,895
Contract termination costs	—	3,887	—	—	—	3,887
Loss from asset dispositions	—	705	5	—	—	710
Operating (loss) income	(709)	47,706	50,583	(1,912)	(5,724)	89,944
Other (income) expense:
Interest expense, net	—	56,386	—	221	—	56,607
Share of loss in equity investments	—	56	—	—	—	56
Intercompany (income) expense	(20)	27,947	(28,243)	316	—	—
Other, net		2,097	—	3	—	2,100
Total other (income) expense, net	(20)	86,486	(28,243)	540	—	58,763
(Loss) income from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	(689)	(38,780)	78,826	(2,452)	(5,724)	31,181
(Benefit from) provision for income taxes	—	(155,975)	31,530	(975)	—	(125,420)
Net (loss) income from continuing operations	(689)	117,195	47,296	(1,477)	(5,724)	156,601
Equity in income (loss) from operations of consolidated subsidiaries	158,802	41,607	—	—	(200,409)	—
Net income (loss)	158,113	158,802	47,296	(1,477)	(206,133)	156,601
Net loss attributable to noncontrolling interests	—	—	—	(1,512)	—	(1,512)
Net income (loss) attributable to LIN Media LLC	$158,113	$158,802	$47,296	$35	$(206,133)	$158,113

F-44

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$158,113	$158,802	$47,296	$(1,477)	$(206,133)	$156,601
Pension net gain, net of tax of $5,705	8,738	8,738	—	—	(8,738)	8,738
Amortization of pension net losses, net of tax of $734	1,120	1,120	—	—	(1,120)	1,120
Comprehensive income (loss)	167,971	168,660	47,296	(1,477)	(215,991)	166,459
Comprehensive loss attributable to noncontrolling interest	—	—	—	(1,512)	—	(1,512)
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$168,660	$47,296	$35	$(215,991)	$167,971

F-45

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$369,779	$181,458	$9,571	$(7,346)	$553,462
Operating expenses:
Direct operating	—	96,504	62,352	5,201	(3,835)	160,222
Selling, general and administrative	—	85,638	37,917	2,152	(440)	125,267
Amortization of program rights	—	16,644	5,437	967	—	23,048
Corporate	—	30,357	3,889	—	—	34,246
Depreciation	—	24,061	7,635	453	—	32,149
Amortization of intangible assets	—	4,139	935	1,290	—	6,364
Restructuring	—	1,009	—	—	—	1,009
Loss (gain) from asset dispositions	—	111	(15)	—	—	96
Operating income (loss)	—	111,316	63,308	(492)	(3,071)	171,061
Other expense (income):
Interest expense, net	—	46,625	—	156	(98)	46,683
Share of loss in equity investments	—	153	98,156	—	—	98,309
Loss on extinguishment of debt	—	3,341	—	—	—	3,341
Intercompany fees and expenses	—	26,549	(26,548)	(1)	—	—
Other, net	—	237	—	—	—	237
Total other expense (income), net	—	76,905	71,608	155	(98)	148,570
Income (loss) from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	—	34,411	(8,300)	(647)	(2,973)	22,491
Provision for (benefit from) income taxes	—	44,298	(3,320)	(515)	—	40,463
Net loss from continuing operations	—	(9,887)	(4,980)	(132)	(2,973)	(17,972)
Loss from discontinued operations, net	—	(251)	(744)	—	(23)	(1,018)
(Loss) gain on the sale of discontinued operations, net	—	(289)	11,678	—	—	11,389
Equity in (loss) income from operations of consolidated subsidiaries	(7,045)	3,382	—	—	3,663	—
Net (loss) income	(7,045)	(7,045)	5,954	(132)	667	(7,601)
Net loss attributable to noncontrolling interests	—	—	—	(556)	—	(556)
Net (loss) income attributable to LIN Media LLC	$(7,045)	$(7,045)	$5,954	$424	$667	$(7,045)

F-46

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Loss
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net (loss) income	$(7,045)	$(7,045)	$5,954	$(132)	$667	$(7,601)
Pension net gain, net of tax of $1,523	2,424	2,424	—	—	(2,424)	2,424
Amortization of pension net losses, net of tax of $609	969	969	—	—	(969)	969
Comprehensive (loss) income	(3,652)	(3,652)	5,954	(132)	(2,726)	(4,208)
Comprehensive loss attributable to noncontrolling interest	—	—	—	(556)	—	(556)
Comprehensive (loss) income attributable to LIN Media LLC	$(3,652)	$(3,652)	$5,954	$424	$(2,726)	$(3,652)

F-47

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$263,958	$136,891	$1,745	$(2,591)	$400,003
Operating expenses:
Direct operating	—	78,492	53,877	604	(2,355)	130,618
Selling, general and administrative	—	69,018	34,825	491	(564)	103,770
Amortization of program rights	—	15,535	5,438	433	—	21,406
Corporate	—	24,838	1,643	—	—	26,481
Depreciation	—	19,169	7,030	47	—	26,246
Amortization of intangible assets	—	264	868	67	—	1,199
Restructuring	—	707	—	—	—	707
Loss from asset dispositions	—	351	121	—	—	472
Operating income	—	55,584	33,089	103	328	89,104
Other expense (income):
Interest expense, net	—	50,688	—	21	(3)	50,706
Share of loss in equity investments	—	260	4,697	—	—	4,957
Gain on derivative instruments	—	(1,960)	—	—	—	(1,960)
Loss on extinguishment of debt	—	1,694	—	—	—	1,694
Intercompany fees and expenses	—	57,931	(57,945)	14	—	—
Other, net	—	68	(4)	(13)	—	51
Total other expense (income), net	—	108,681	(53,252)	22	(3)	55,448
(Loss) income from continuing operations before taxes and equity in income (loss) from operations of consolidated subsidiaries	—	(53,097)	86,341	81	331	33,656
(Benefit from) provision for income taxes	—	(50,521)	34,536	(60)	—	(16,045)
Net (loss) income from continuing operations	—	(2,576)	51,805	141	331	49,701
(Loss) income from discontinued operations, net	—	(1,316)	544	—	(148)	(920)
Equity in income (loss) from operations of consolidated subsidiaries	48,577	52,469	—	—	(101,046)	—
Net income (loss)	48,577	48,577	52,349	141	(100,863)	48,781
Net loss attributable to noncontrolling interests	—	—	—	204	—	204
Net income (loss) attributable to LIN Media LLC	$48,577	$48,577	$52,349	$(63)	$(100,863)	$48,577

F-48

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$48,577	$48,577	$52,349	$141	$(100,863)	$48,781
Pension net loss, net of tax of $(7,291)	(11,212)	(11,212)	—	—	11,212	(11,212)
Amortization of pension net loss, net of tax of $379	374	374	—	—	(374)	374
Comprehensive income (loss)	37,739	37,739	52,349	141	(90,025)	37,943
Comprehensive income attributable to noncontrolling interest	—	—	—	—	204	204
Comprehensive income (loss) attributable to LIN Media LLC	$37,739	$37,739	$52,349	$141	$(90,229)	$37,739

F-49

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities, continuing operations	$(589)	$(1,986)	$50,612	$930	$—	$48,967
INVESTING ACTIVITIES:
Capital expenditures	—	(22,768)	(3,540)	(3,066)	—	(29,374)
Payments for business combinations, net of cash acquired	—	(10,082)	—	—	—	(10,082)
Proceeds from the sale of assets	—	66	20	—	—	86
Capital contribution to joint venture with NBCUniversal	—	—	(100,000)	—	—	(100,000)
Receipt of dividend	2,000	78,011	—	—	(80,011)	—
Advances on intercompany borrowings	(2,000)	(4,550)	—	—	6,550	—
Payments from intercompany borrowings	—	15,009	145,358	—	(160,367)	—
Net cash (used in) provided by investing activities, continuing operations	—	55,686	41,838	(3,066)	(233,828)	(139,370)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	589	1,256	—	—	—	1,845
Tax benefit from exercises of share options	—	1,591	—	—	—	1,591
Proceeds from borrowings on long-term debt	—	139,000	—	—	—	139,000
Principal payments on long-term debt	—	(83,846)	—	(1,314)	—	(85,160)
Payment of long-term debt issue costs	—	(655)	—	—	—	(655)
Payment of dividend	—	(2,000)	(78,011)	—	80,011	—
Proceeds from intercompany borrowings	—	2,000	—	4,550	(6,550)	—
Payments on intercompany borrowings	—	(145,358)	(15,009)	—	160,367	—
Net cash provided by (used in) financing activities	589	(88,012)	(93,020)	3,236	233,828	56,621
Net (decrease) increase in cash and cash equivalents	—	(34,312)	(570)	1,100	—	(33,782)
Cash and cash equivalents at the beginning of the period	—	44,625	573	1,109	—	46,307
Cash and cash equivalents at the end of the period	$—	$10,313	$3	$2,209	$—	$12,525

F-50

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$142,255	$4,998	$2,159	$23	$149,435
Net cash used in operating activities, discontinued operations	—	(471)	(2,242)	—	(23)	(2,736)
Net cash provided by operating activities	—	141,784	2,756	2,159	—	146,699
INVESTING ACTIVITIES:
Capital expenditures	—	(20,158)	(5,709)	(2,363)	—	(28,230)
Change in restricted cash	—	255,159	—	—	—	255,159
Payments for business combinations, net of cash acquired	—	(352,162)	—	(6,333)	—	(358,495)
Proceeds from the sale of assets	—	30	49	—	—	79
Shortfall loan to joint venture with NBCUniversal	—	(2,292)	—	—	—	(2,292)
Advances on intercompany borrowings	—	(2,400)	—	—	2,400	—
Payments from intercompany borrowings	—	20,382	—	—	(20,382)	—
Net cash used in investing activities, continuing operations	—	(101,441)	(5,660)	(8,696)	(17,982)	(133,779)
Net cash provided by investing activities, discontinued operations	—	6,314	23,206	—	—	29,520
Net cash (used in) provided by investing activities	—	(95,127)	17,546	(8,696)	(17,982)	(104,259)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	1,314	—	—	—	1,314
Proceeds from borrowings on long-term debt	—	322,000	—	6,333	—	328,333
Principal payments on long-term debt	—	(320,374)	—	(1,805)	—	(322,179)
Payment of long-term debt issue costs	—	(10,157)	—	(115)	—	(10,272)
Treasury stock purchased	—	(11,386)	—	—	—	(11,386)
Proceeds from intercompany borrowings	—	—	—	2,400	(2,400)	—
Payments on intercompany borrowings	—	—	(20,382)	—	20,382	—
Net cash (used in) provided by financing activities	—	(18,603)	(20,382)	6,813	17,982	(14,190)
Net increase (decrease) in cash and cash equivalents	—	28,054	(80)	276	—	28,250
Cash and cash equivalents at the beginning of the period	—	16,571	653	833	—	18,057
Cash and cash equivalents at the end of the period	$—	$44,625	$573	$1,109	$—	$46,307
F-51

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$52,012	$10,799	$103	$148	$63,062
Net cash (used in) provided by operating activities, discontinued operations	—	(1,180)	926	—	(148)	(402)
Net cash provided by operating activities	—	50,832	11,725	103	—	62,660
INVESTING ACTIVITIES:
Capital expenditures	—	(12,266)	(7,763)	(40)	—	(20,069)
Change in restricted cash	—	(255,159)	—	—	—	(255,159)
Payments for business combinations, net of cash acquired	—	(10,046)	—	1,013	—	(9,033)
Proceeds from the sale of assets	—	72	2	—	—	74
Payments on derivative instruments	—	(2,020)	—	—	—	(2,020)
Shortfall loan to joint venture with NBCUniversal	—	(2,483)	—	—	—	(2,483)
Other investments, net	—	(375)	—	—	—	(375)
Advances to consolidated subsidiaries	—	(400)	—	—	400	—
Payments from consolidated subsidiaries	—	3,750	—	—	(3,750)	—
Net cash (used in) provided by investing activities, continuing operations	—	(278,927)	(7,761)	973	(3,350)	(289,065)
Net cash used in investing activities, discontinued operations	—	(106)	(9)	—	—	(115)
Net cash (used in) provided by investing activities	—	(279,033)	(7,770)	973	(3,350)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	841	—	—	—	841
Proceeds from borrowings on long-term debt	—	417,695	—	—	—	417,695
Principal payments on long-term debt	—	(174,573)	—	(643)	—	(175,216)
Payment of long-term debt issue costs	—	(7,662)	—	—	—	(7,662)
Treasury stock purchased	—	(2,729)	—	—	—	(2,729)
Proceeds from intercompany borrowings	—	—	—	400	(400)	—
Payments on intercompany borrowings	—	—	(3,750)	—	3,750	—
Net cash provided by (used in) financing activities, continuing operations	—	233,572	(3,750)	(243)	3,350	232,929
Net cash provided by (used in) financing activities	$—	$233,572	$(3,750)	$(243)	$3,350	$232,929
Net increase in cash and cash equivalents	—	5,371	205	833	—	6,409
Cash and cash equivalents at the beginning of the period	—	11,200	448	—	—	11,648
Cash and cash equivalents at the end of the period	—	16,571	653	833	—	18,057

F-52

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 18—Unaudited Quarterly Data

	Quarter Ended
	March 31, 2013	June 30, 2013	September 30, 2013		December 31, 2013
	(in thousands, except per share data)
Net revenues	$140,992	$164,346	$163,110		$183,915
Operating income	$11,776	$26,916	$23,226		$28,026
(Loss) income from continuing operations	$(1,020)	$7,169	$146,508	(1)	$3,944
Net (loss) income attributable to LIN Media LLC	$(856)	$7,475	$146,938		$4,556
Basic (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Basic (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Diluted (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Diluted (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	51,910	52,278	52,791		52,879
Diluted	51,910	55,595	55,855		56,240

________________________________________
(1) During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. For further discussion, see Note 14 - "Income Taxes."

	Quarter Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
	(in thousands, except per share data)
Net revenues	$103,200	$121,016	$133,076	$196,170
Operating income	$20,460	$34,995	$44,367	$71,239
Income (loss) from continuing operations	$5,115	$15,457	$19,619	$(58,163)
(Loss) income from discontinued operations	$(1,231)	$11,602	$—	$—
Net income (loss) attributable to LIN Media LLC	$4,266	$27,118	$19,659	$(58,088)
Basic earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.28	$0.37	$(1.09)
Basic earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.49	$0.37	$(1.09)
Diluted earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.27	$0.36	$(1.09)
Diluted earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.48	$0.36	$(1.09)
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	56,184	55,174	53,066	53,169
Diluted	57,512	56,300	54,353	53,169

F-53

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 19—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—
Note 20—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged(Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

F-54

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of LIN Television Corporation:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Television Corporation and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013, and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
March 3, 2014

F-55

LIN Television Corporation
Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,409	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	180,033	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,950	$1,241,414
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	929,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,116,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Television Corporation stockholder's deficit:
Common Stock, $0.01 par value, 1,000 shares	—	—
Investment in parent company's stock, at cost	(21,984)	(21,984)
Additional paid-in capital	1,140,370	1,130,239
Accumulated deficit	(1,005,633)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total stockholder's equity (deficit)	87,227	(91,564)
Total liabilities and deficit	$1,216,950	$1,241,414
_______________________________________________________________________________

(a)
Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380 , respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012 , respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577 , respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152 , respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

The accompanying notes are an integral part of the consolidated financial statements.

F-56

LIN Television Corporation
Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	40,668	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	90,653	171,061	89,104
Other expense:
Interest expense, net	56,627	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,783	148,570	55,448
Income before (benefit from) provision for income taxes	31,870	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	157,290	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	157,290	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Television Corporation	$158,802	$(7,045)	$48,577
The accompanying notes are an integral part of the consolidated financial statements.

F-57

LIN Television Corporation
Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$157,290	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	167,148	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Television Corporation	$168,660	$(3,652)	$37,739
The accompanying notes are an integral part of the consolidated financial statements.

F-58

LIN Television Corporation
Consolidated Statement of Stockholder's Equity
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Shares (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Equity
	Shares	Amount
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	9,858	9,858
Issuance of LIN Media LLC class A common shares	—	—	—	1,256	—	—	1,256
Tax benefit from exercise of share options	—	—	—	1,591	—	—	1,591
Share-based compensation	—	—	—	9,284	—	—	9,284
Dividend declared	—	—	—	(2,000)	—	—	(2,000)
Net income	—	—	—	—	158,802	—	158,802
Balance at December 31, 2013	1,000	$—	$(21,984)	$1,140,370	$(1,005,633)	$(25,526)	$87,227
The accompanying notes are an integral part of the consolidated financial statements.

F-59

LIN Television Corporation
Consolidated Statement of Stockholder's Deficit
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Stock (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	3,393	3,393
Stock-based compensation	—	—	—	8,106	—	—	8,106
Purchase of LIN TV Corp. class A common shares	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
The accompanying notes are an integral part of the consolidated financial statements.

F-60

LIN Television Corporation
Consolidated Statements of Stockholder's Deficit
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Stock (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2010	1,000	$—	$(7,869)	$1,110,343	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	(10,838)	(10,838)
Stock-based compensation	—	—	—	7,017	—	—	7,017
Issuance of LIN TV Corp. class A common stock			—	4,773			4,773
Purchase of LIN TV Corp. class A common stock	—	—	(2,729)	—	—	—	(2,729)
Net income	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)
The accompanying notes are an integral part of the consolidated financial statements.

F-61

LIN Television Corporation
Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$157,290	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,058)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	49,556	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	49,556	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,256	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	141,000	328,333	417,695
Payment of dividend	(2,000)	—	—
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,032	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057
    The accompanying notes are an integral part of the consolidated financial statements.

F-62

LIN Television Corporation
Notes to Consolidated Financial Statements
Note 1—Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
LIN Television Corporation, a Delaware corporation (“LIN Television”), together with its subsidiaries, is a local multimedia company operating in the United States. LIN Television and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN Television and all subsidiaries included in our consolidated financial statements. LIN Television is a wholly-owned subsidiary of LIN Media LLC, a Delaware limited liability company (“LIN LLC”).
On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
LIN LLC's assets, liabilities, and operations relate solely to the administration of the LIN LLC partnership. LIN LLC guarantees all of our debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee our Senior Secured Credit Facility, 8 3 / 8 % Senior Notes due 2018 (the “8 3 / 8 % Senior Notes”) and 6 3 / 8 % Senior Notes due 2021 (the “6 3 / 8 % Senior Notes”) on a joint-and-several basis, subject to customary release provisions.
Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—“Discontinued Operations” for further discussion of our discontinued operations.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.
The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”) or joint sales agreements (“JSAs”), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments. We operate in one reportable segment.
Joint Venture Sale Transaction
On February 12, 2013, we, along with LIN TV and our wholly-owned subsidiary, LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas’s 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).

F-63

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, we entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00 . As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, LIN TV, after utilizing all of its available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes, and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million , which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million , resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
Variable Interest Entities
In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.
We have a JSA and an SSA with WBDT Television, LLC ("WBDT"), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC ("Vaughan"), a third party licensee, for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC ("KASY"), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.
We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.

F-64

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380
The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012 , respectively, serve to reduce the carrying value of the entities and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012 , LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.
Cash and cash equivalents
Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013.

F-65

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Property and equipment
Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40  years for buildings and fixtures, and 3 to 15  years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
Equity investments
Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.
Barter transactions
We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)
Advertising expense
Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million , $3.1 million and $2.6 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
Intangible assets
Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.
We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The

F-66

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6 -"Intangible Assets."
Long-lived assets
We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.
Program rights
Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.
If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.
Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.
Share-based compensation
As of December 31, 2013 , we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for LIN LLC's class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.

F-67

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176
Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to paid-in capital.
Income taxes
Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an $18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."
When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.
Concentration of credit risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.
Fair value of financial instruments
Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Derivative financial instruments
Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.

F-68

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Retirement plans
We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.
Redeemable noncontrolling interest
The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845
Recently issued accounting pronouncements
In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.
Note 2—Acquisitions
Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and

F-69

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.
Dedicated Media, Inc.
On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million , which was funded from cash on hand at the time of the acquisition.
Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million . If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million , completed technology of $0.5 million , and trademarks of $0.2 million . These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.
HYFN, Inc.
On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million , $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.
Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million . If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

F-70

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million , completed technology of $1.1 million , and trademarks of $0.1 million . These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.
Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.
Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013 , we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.
If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013 .
Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million , respectively.
New Vision Acquisition
On October 12, 2012, we completed our acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million , subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").
We also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

F-71

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500
The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million , favorable leases of $8.6 million , advertiser relationships of $6.1 million , retransmission consent agreements of $7 million , and other intangible assets of $3.3 million . These intangible assets will be amortized over the estimated remaining useful lives of approximately 2  years for network affiliations, 32  years for favorable leases, 10  years for advertiser relationships, 5  years for retransmission consent agreements, and a weighted average life of 6  years for other intangible assets.
The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million , respectively.
Pro Forma Information
The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42
This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.
In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.
ACME Television Acquisition
On December 10, 2012, we acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million , of which we paid approximately $17.3 million and KASY paid approximately $1.7 million .
We also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.

F-72

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995
Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the acquisitions of the television stations from New Vision and ACME, respectively. All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.
During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.
Nami Media, Inc.
On November 22, 2011, we acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate us to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.
Note 3—Discontinued Operations
WWHO-TV
On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ( $0.3 million , net of tax).
WUPW-TV
On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ( $11.7 million , net of tax).
The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)

Note 4—Investments
Joint Venture with NBCUniversal

F-73

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.
As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal , and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00 . As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013 (2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities (1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382

F-74

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0 . Subsequent to the reduction of the SVH carrying value to $0 , and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.
During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million , respectively, for the amounts that we expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.
_______________________________________________________________________________

(1)
See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.
Note 5—Property and Equipment
Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491
We recorded depreciation expense of $46.9 million , $32.1 million and $26.2 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
Note 6—Intangible Assets
The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

F-75

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

	Weighted-Average Remaining Useful Life (in years)	December 31,
		2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583
We recorded amortization expense of $22.8 million , $6.4 million and $1.2 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049
There were no events during 2013 , 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.
The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 , respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

F-76

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Note 7—Debt
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3 / 8 % Senior Notes due 2018	200,000	200,000
6 3 / 8 % Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	6,167	5,401
Total debt	946,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$929,328	$879,471
Senior Secured Credit Facility
Our senior secured credit facility is comprised of a six -year, $125 million tranche A term loan and a five -year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate , (ii) the Federal Funds Effective Rate plus 1 / 2 of 1 percent, and (iii) the one-month LIBOR rate plus 1% . In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven -year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1 / 2 % Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3% ; or an adjusted Base Rate , plus an applicable margin of 2% ; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2% , respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million . As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and

F-77

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. We and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013 , we will not be required to make such prepayments during the year ending December 31, 2014 .
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3 / 8 % Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.
The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3 / 8 % Senior Notes

8 3 / 8 % Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th
Our 8 3 / 8 % Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

F-78

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

The indenture governing our 8 3 / 8 % Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3 / 8 % Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3 / 8 % Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3 / 8 % Senior Notes

6 3 / 8 % Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3 / 8 % Senior Notes. The net proceeds of our 6 3 / 8 % Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."
Our 6 3 / 8 % Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 6 3 / 8 % Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3 / 8 % Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3 / 8 % Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1 / 2 % Senior Subordinated Notes and 6 1 / 2 % Senior Subordinated Notes—Class B
During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million , respectively, of our 6 1 / 2 % Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million , respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4  to 19  years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.
Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. We fully and unconditionally guarantee this loan.

F-79

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. We fully and unconditionally guarantee this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. We fully and unconditionally guarantee this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3 / 8 % Senior Notes	6 3 / 8 % Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	2,000	504,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$6,167	$948,721
_______________________________________________________________________________

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	6,167	6,167	5,401	5,401
Total	$932,088	$956,255	$875,346	$910,500
Note 8—Derivative Financial Instruments
We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010,

F-80

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.
The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.
As of December 31, 2013 , we have no derivative contracts outstanding.
Note 9—Share-Based Compensation
We have several share-based compensation plans, including the 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in LIN LLC's class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.

Options granted under the Stock Plans vest over a four -year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of LIN LLC's class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013 . Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.

The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176
We did not capitalize any share-based compensation expense for the years ended December 31, 2013 , 2012 and 2011 .
We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million , respectively, which will be recognized over a weighted-average future period of approximately 1.3  years and 1.7 years , respectively.
During the year ended December 31, 2013 , we received $1.4 million from the exercise of share options and $0.4 million from the purchase of LIN TV's class A common stock pursuant to the employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.
Share Options
The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

F-81

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79
As of December 31, 2013 , the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1  years and 5.3  years, respectively. Additionally, as of December 31, 2013 , the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million , respectively. The intrinsic value in the table above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013 , which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.
The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

Year Ended December 31,
	2013	2012	2011
Expected term (1)	5 to 6 years	5 to 6 years	5 to 6 years
Expected volatility (2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate (3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%
_______________________________________________________________________________

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for LIN LLC class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.
During the years ended December 31, 2013 , 2012 and 2011 , we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million , $0.1 million and $0.4 million , respectively, as a result of an exchange offer we completed in 2009.
Restricted Share Awards
The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37
The following table provides further information for both our restricted share awards and share option awards (in thousands):

F-82

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522
Employee Stock Purchase Plan
As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase shares of LIN TV's class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of LIN TV's class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013 , 2012 and 2011 , employees purchased 42,734 , 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05 , $3.55 and $3.38 , respectively.
Note 10—Retirement Plans
401(k) Plan
We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million , $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013 , 2012 and 2011 , respectively.
Supplemental Income Deferral Plan
Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million , $0.5 million and $0.2 million to this plan during the years ended December 31, 2013 , 2012 and 2011 , respectively.
The SIDP also allows eligible executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.
Retirement Plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").
Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million , $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013 , 2012 and 2011 , respectively. We anticipate contributing $5.7 million to the plans in 2014 .
We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012 , each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

F-83

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)
The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384
The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014 , we expect to amortize net losses of $1.3 million , which are included in accumulated other comprehensive loss as of December 31, 2013 .
The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

F-84

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)
Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)
Our expected future pension benefit payments for the next 10  years are as follows (in thousands):

For Years Ended December 31,	Expected Future Pension Benefit Payments
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%
For the discount rate for the years ended December 31, 2013 and 2012 , we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each

F-85

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013 , 2012 and 2011 , our actual rate of return on plan assets was 12.0% , 15.4% and 4.0% .
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%
The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:			—
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:			—
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412
The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.

F-86

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Note 11—Shareholders' Equity
During the year ended December 31, 2011, LIN TV's Board of Directors approved a stock repurchase program that authorized LIN TV to repurchase up to $25 million of LIN TV's class A common stock over a 12 month period. This program was extended by LIN TV's Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, LIN TV terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012, LIN TV repurchased approximately 3.3 million shares of LIN TV's class A common stock on the open market for an aggregate purchase price of $11.4 million . There were no shares repurchased during the year ended December 31, 2013.
LIN LLC's class B common shares are convertible into an equal number of shares of LIN LLC's class A or class C common shares in various circumstances. During the year ended December 31, 2013, prior to the Merger, 2.5 million shares of LIN TV's class B common stock were converted into shares of class A common stock. During the year ended December 31, 2012, none of LIN TV's class B common stock was converted into class A common stock.
Note 12—Restructuring and Contract Termination Costs
During the year ended December 31, 2013 , we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million , respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013 , 2012 and 2011 , we made cash payments of $4.2 million , $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014 .
The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

F-87

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Note 13—Commitments and Contingencies
Commitments
We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming (1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723
(1) Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013
Rent expense, resulting from operating leases, was $5.8 million , $2.5 million and $1.5 million for the years ended December 31, 2013 , 2012 and 2011 , respectively.
Contingencies
GECC Guarantee and the Merger
GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.
On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00 .
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.
On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

F-88

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million , which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million , resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
Litigation
We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

F-89

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Note 14—Income Taxes
Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)
The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%

During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.
The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

F-90

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million , net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.
The components of the net deferred tax liability are as follows (in thousands):

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775
We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million .
As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million , expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in additional paid-in capital when realized.
Unrecognized Tax Benefits.
The Company's uncertain tax positions for the years ended December 31, 2013 , 2012 , and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million , $26.6 million and $26.4 million , respectively. As of December 31, 2013 , 2012 and 2011 , there are $0.9 million , $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.
We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013 , 2012 and 2011 , we did not recognize or accrue any amounts related to interest and penalties.

F-91

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381
We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.
Note 15—Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246
Note 16—Subsequent Events
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”
Note 17—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—

F-92

LIN Television Corporation
Notes to Consolidated Financial Statements (Continued)

Note 18—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged (Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

F-93

Schedule I—Condensed Financial Information of the Registrant

LIN Media LLC
Condensed Balance Sheets

	Year Ended December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Advances to consolidated subsidiaries	$1,900	$—
Investment in consolidated subsidiaries	87,227	—
Total assets	$89,127	$—
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities:
Accumulated losses in excess of investment in consolidated subsidiaries	$—	$91,564
Shareholders' equity (deficit):
Class A common shares, 100,000,000 shares authorized, Issued: 39,013,005 and 35,672,528 shares as of December 31, 2013 and 2012, respectively, Outstanding: 34,065,346 and 30,724,869 shares as of December 31, 2013 and 2012, respectively (a)	624,564	313
Class B common shares, 50,000,000 shares authorized, 20,901,726 and 23,401,726 shares as of December 31, 2013 and 2012, respectively, issued and outstanding; convertible into an equal number of shares of class A or class C common shares (a)	518,395	235
Class C common shares, 50,000,000 shares authorized, 2 shares as of December 31, 2013 and 2012, issued and outstanding; convertible into an equal number of shares of class A common shares	—	—
Treasury shares, 4,947,659 of class A common shares as of December 31, 2013 and 2012, at cost	(21,984)	(21,984)
Additional paid-in capital (a)	—	1,129,691
Accumulated deficit	(1,006,322)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total shareholders' equity (deficit)	89,127	(91,564)
Total liabilities and LIN Media LLC shareholders' equity	$89,127	$—

____________________________________________________
(a) In conjunction with the Merger of LIN TV with and into LIN LLC on July 30, 2013, LIN Media LLC was deemed the successor reporting entity to LIN TV. As such, the additional paid-in capital amount within LIN LLC's shareholders' equity as of December 31, 2013 has been allocated to the Class A and B share balances to conform to LIN LLC's basis of presentation as a limited liability company. For purposes of LIN TV's shareholders' deficit balance as of December 31, 2012, LIN TV's class A, B and C common shares had a par value of $0.01 per share that is not reflected as of December 31, 2013, as each share represents a limited liability interest in LIN Media LLC.

F-94

LIN Media LLC
Condensed Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net Revenues	$—	$—	$—
Operating expenses:
Corporate	709	—	—
Operating loss	(709)	—	—
Other income:
Intercompany income	(20)	—	—
Total other income	(20)	—	—
Loss from continuing operations before taxes and equity in income (loss) from operations of consolidated subsidiaries	(689)	—	—
Net loss from continuing operations	(689)	—	—
Equity in income (loss) from operations of consolidated subsidiaries	158,802	(7,045)	48,577
Net income (loss) attributable to LIN Media LLC	$158,113	$(7,045)	$48,577
Basic income (loss) per common share attributable to LIN Media LLC	$3.02	$(0.13)	$0.87
Diluted income (loss) per common share attributable to LIN Media LLC	$2.84	$(0.13)	$0.85
Weighted-average number of common shares outstanding used in calculating basic income per common share	52,439	54,130	55,768
Weighted-average number of common shares outstanding used in calculating diluted income per common share	55,639	54,130	57,079

F-95

LIN Media LLC
Condensed Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss) attributable to LIN Media LLC	$158,113	$(7,045)	$48,577
Pension net gain, net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively	1,120	969	374
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$(3,652)	$37,739

F-96

LIN Media LLC
Condensed Statements of Cash Flows

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net cash used in operating activities	$(589)	$—	$—
INVESTING ACTIVITIES:
Receipt of dividend	2,000	—	—
Advances to consolidated subsidiaries	(2,000)	—	—
Net cash provided by investing activities	—	—	—
FINANCING ACTIVITIES:
Net proceeds from exercises of employee and director stock-based compensation	589	—	—
Net cash provided by financing activities	589	—	—
Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the period	—	—	—
Cash and cash equivalents at the end of the period	$—	$—	$—

F-97

1. Background and Basis of Presentation

LIN Media LLC (“LIN LLC”) has no material assets or operations other than its ownership in LIN Television Corporation (“LIN Television”) and its subsidiaries. Certain covenants within LIN Television's Senior Secured Credit Facility limit its ability to distribute funds to LIN LLC in the form of dividends, loans or advances. Accordingly, these condensed financial statements of LIN LLC have been presented on a "Parent Only" basis. The condensed parent company financial statements should be read in conjunction with the consolidated financial statements and notes of LIN LLC included in this Annual Report on Form 10-K.

F-98

Annex H

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

LIN Media LLC
(Name of Registrant as Specified In Its Charter )
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

On July 30, 2013, LIN TV Corp. (“LIN TV”), completed its merger with and into LIN Media LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV (“LIN LLC”), with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”).  Entry into the Merger Agreement was previously announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.

LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger.  Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor issuer to LIN TV, were deemed registered under Section 12(b) of the Exchange Act.  References to LIN LLC, we, us, or the Company in this Proxy Statement that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor issuer to LIN LLC.  For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

LIN Media LLC
701 Brazos Street, Suite 800
Austin, Texas 78701
NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS
To be held on May 6, 2014
As a shareholder of LIN Media LLC, you are hereby given notice of and invited to attend, in person or by proxy, our 2014 Annual Meeting of Shareholders to be held at the Omni Hotel Downtown Austin, 700 San Jacinto Boulevard, Austin, Texas 78701 on May 6, 2014 at 10:00 a.m., local time, at which shareholders will consider and vote on the following matters:

1.	The election of three members to our Board of Directors to serve as Class II directors for a term of three years;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	An advisory vote on compensation paid by the Company to its named executive officers; and

4.	The transaction of any other business which may properly come before the meeting.
Our Board of Directors has fixed the close of business on March 17, 2014 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.
All shareholders are cordially invited to attend the Annual Meeting.

By Order of our Board of Directors,

Denise M. Parent
Secretary

April 7, 2014
TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

LIN Media LLC
701 Brazos Street, Suite 800
Austin, Texas 78701
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To be held on May 6, 2014
The accompanying proxy is solicited on behalf of the Board of Directors of LIN Media LLC, a Delaware limited liability company (“we,” “us,” “our” or the “Company”), for use at our 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Omni Hotel Downtown Austin, 700 San Jacinto Boulevard, Austin, Texas 78701 on May 6, 2014 at 10:00 a.m., local time, notice of which is attached hereto, and any adjournment or postponement thereof.
The Annual Meeting is being held (1) to consider and vote upon the election of three Class II directors for a three-year term, (2) to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014, (3) to consider an advisory vote on compensation paid by the Company to its named executive officers, and (4) to transact any other business which may properly come before the meeting.
Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for 2014 (Proposal No. 2); and

•	“FOR” the advisory vote on executive compensation (Proposal No. 3).
This Proxy Statement and the enclosed form of proxy are being mailed to shareholders commencing on or about April 7, 2014.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (“10-K”), as filed with the Securities and Exchange Commission (“SEC”), is being mailed to shareholders with this Notice and Proxy Statement on or about April 7, 2014. Exhibits will be provided to any shareholder at no charge upon written or oral request to LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880.
Shares Entitled to Vote
Our Board has fixed the close of business on March 17, 2014 as the record date for the Annual Meeting or any adjournment thereof. Only shareholders who were record owners of our common shares at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 17, 2014, 34,495,750 of our class A common shares, 20,901,726 of our class B common shares and two of our class C common shares were outstanding.
Holders of class A common shares outstanding on the record date are entitled to one vote per share at the Annual Meeting.
The class B common shares are generally not entitled to vote except with respect to approval of a range of specified company transactions as to which the class B common shares vote as a separate class, with each Class B common share entitled to one vote. None of the proposals being considered at the Annual Meeting are matters as to which approval of a majority of the class B common shares is required.
The class C common shares are entitled to 70% of the voting power on all matters submitted to a vote of our shareholders. Each outstanding Class C common is entitled to a proportionate number of votes determined at the record date relative to the total number of class A common shares outstanding. As of March 17, 2014, there were two class C common shares outstanding. As a result, each class C common share will be entitled to cast 40,245,042 votes at the Annual Meeting. The class A common shares and the class C common shares generally vote together as a single class on all matters submitted to a vote of our shareholders.

1

Voting in Person
If a shareholder plans to attend the meeting and vote in person, we will provide a ballot to such shareholder as he or she arrives. However, if shares are held in the name of a broker, bank or other nominee, the shareholder must bring an account statement or letter from the nominee indicating that such shareholder was the beneficial owner of the shares on March 17, 2014, the record date for voting.
Voting by Proxy
Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shareholder’s shares will be voted according to the recommendations of our Board.
Quorum Requirement
A quorum of shareholders is necessary to hold a valid meeting. A majority of shares entitled to vote at the Annual Meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and “broker non-votes,” or shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.
Under the rules of the New York Share Exchange (“NYSE”), in the absence of instructions from persons holding shares in “street name,” brokers and nominees may vote at their discretion on routine matters. The only proposal at the Annual Meeting that is considered a routine matter under NYSE rules is the ratification of appointment of our independent registered public accounting firm. The other proposals are not routine under NYSE rules and brokers and nominees will not be permitted to vote at their discretion on such proposals in the absence of instructions.
Vote Required

•	Proposal 1: Election of Directors
The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. Abstentions and broker non-votes will be excluded entirely from the vote to elect directors and have no effect on the voting on such matter.

•	Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm
The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting, and votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

•	Proposal 3: Advisory vote to approve executive compensation
The advisory vote on the compensation paid by the Company to its named executive officers, commonly referred to as a “say-on-pay” proposal, is non-binding, meaning that our Board of Directors will not be obligated to take any actions as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual Meeting. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.
Under Delaware law, shareholders have no rights of appraisal or similar rights of dissenters with respect to any of the proposals to be voted upon at the Annual Meeting.

2

Revoking a Proxy
A shareholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the shareholder attends the Annual Meeting in person, either by giving notice of revocation to the inspector of election at the Annual Meeting or by voting at the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of each class of our common shares by each person who beneficially owned more than 5% of any class of our equity securities and by our directors and named executive officers (as defined in the Summary Compensation Table), individually, and by our directors and executive officers as a group, as of February 27, 2014 (unless otherwise noted).
The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
Holders of our class B common shares may elect at any time to convert their shares into an equal number of class A common shares, provided that any necessary consent by the Federal Communications Commission (“FCC”) has been obtained. With the approval of the holders of a majority of our class B common shares and the FCC, if necessary, one or more class B common shares of a holder may be converted into an equal number of class C common shares. If a majority of the class B common shares convert into class A common shares, each outstanding class C common share will automatically convert into an equal number of class A common shares.
Percentage of beneficial ownership is based on 34,495,067 class A common shares, 20,901,726 class B common shares and two class C common shares outstanding as of February 27, 2014. The number of beneficially owned class A common shares excludes class A common shares issuable upon conversion of our class B common shares and class C common shares. The number of beneficially owned class C common shares excludes our class C common shares issuable upon conversion of our class B common shares.
Unless otherwise indicated below, the address of each person below is c/o LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701.

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	Class A Common Shares		Class B Common Shares		Class C Common Shares
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Percent of Total Economic Interest	Percentage of Total Class A and Class C Voting Power
HM Entities (1)	—	—	20,808,774	99.6%	1	50.0%	37.6%	35.0%
c/o Hicks Muse & Co. Partners, L.P.
200 Crescent Court, Suite 1600
Dallas, Texas 75201

Morgan Stanley (2)	4,909,015	14.2%	—	—	—	—	8.9%	4.3%
1585 Broadway
New York, NY 10036

Gabelli Asset Management Entities (3)	2,454,574	7.1%	—	—	—	—	4.4%	2.1%
767 Fifth Avenue
New York, NY 1153

MSDC Management, L.P. (4)	2,210,655	6.4%	—	—	—	—	4.0%	1.9%
645 Fifth Avenue, 21st Floor
New York, NY 10022

Neuberger Group LLC (5)	2,014,800	5.8%	—	—	—	—	3.6%	1.8%
605 Third Avenue
New York, NY 10158

BlackRock, Inc. (6)	1,870,417	5.4%	—	—	—	—	3.4%	1.6%
40 East 52 nd St.
New York, NY 10022

Vincent L. Sadusky (7)	1,888,573	5.3%	—	—	—	—	3.4%	1.6%
Richard J. Schmaeling (8)	398,708	1.2%	—	—	—	—	*	*
Robert S. Richter (9)	352,874	1.0%	—	—	—	—	*	*
Douglas W. McCormick (10)	338,997	*	—	—	—	—	*	*
Denise M. Parent (11)	315,356	*	—	—	—	—	*	*
William S. Banowsky (12)	243,728	*	—	—	—	—	*	*
Peter S. Brodsky (13)	231,397	*	—	—	—	—	*	*
Dr. William H. Cunningham (14)	217,883	*	—	—	—	—	*	*
Michael A. Pausic (15)	189,827	*	—	—	—	—	*	*
Royal W. Carson, III (16)	148,446	*	—	—	1	50.0%	*	35.1%
500 Victory Plaza East
3030 Olive Street
Dallas, Texas 75219
John A. Howell IV (17)	118,263	*	—	—	—	—	*	*
John R. Muse (18)	30,400	*	20,876,325	99.9%	1	50.0%	37.7%	35.0%
Scott M. Blumenthal (19)	62,971	*	—	—	—	—	*	*
All named executive offers and directors as a group (12 persons)	4,537,423	13.0%	20,876,325	99.9%	2	100.0%	45.6%	73.8%
___________________________________

*	Represents less than 1%

(1)
Includes shares held by the following persons or entities that are or may be deemed to be affiliated with Hicks Muse & Co. Partners, L.P. (“HMC”): (i)  16,195,611 class B common shares and one class C common share held of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (ii)  211,787 class B common shares held of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (iii) 4,193,504 class B common shares held of record by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (iv)  28,207 class B common shares held of record by Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (v)  65,079 class B common shares held of record by HM4-EQ Coinvestors, L.P., a limited partnership of which the ultimate

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general partner is Hicks, Muse Fund IV, LLC, and (vi)  114,586 class B common shares held of record by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc.
John R. Muse is (a) the sole shareholder and an executive officer of Hicks, Muse Fund III Incorporated and Hicks, Muse Latin America Fund I Incorporated, (b) the sole member and an executive officer of Hicks, Muse Fund IV, LLC and (c) the majority stockholder, a director and an executive officer of HM Partners Inc. Accordingly, Mr. Muse may be deemed to be the beneficial owner of the shares held of record by the entities listed in clauses (i) through (vi) of this footnote (1). Mr. Muse disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein. In addition, Mr. Muse and Andrew S. Rosen are the voting members of a committee that exercises voting and dispositive powers over the Company securities held by the entities affiliated with HMC. No single member of the committee has dispositive and/or voting power over the shares held by the HMC affiliates. Messrs. Muse and Rosen are current partners of HMC. As a result of the foregoing, each of Messrs. Muse and Rosen may be deemed to beneficially own all or a portion of the shares of common stock beneficially owned by the HMC affiliates described above. Each of Messrs. Muse and Rosen disclaims the existence of a group and disclaims beneficial ownership of shares of common stock not owned of record by him, except to the extent of any pecuniary interest therein.

(2)
According to the Schedule 13G/A amendment filed on January 28, 2014, Morgan Stanley and Morgan Stanley Strategic Investments, Inc. are the beneficial owners of, and have the sole power to dispose of or direct the disposition of 3,156,141 and 1,752,874 of class A common shares, respectively. Morgan Stanley has the sole power to vote or direct the vote of 3,146,373 class A common shares and shared power to vote of 3,377 class A common shares. Morgan Stanley Strategic Investments, Inc. has the sole power to vote or direct the vote of 1,752,874 class A common shares. Morgan Stanley Strategic Investments, Inc. is a wholly-owned subsidiary of Morgan Stanley and may be deemed to be the beneficial owner of the shares held of record by Morgan Stanley.

(3)
According to the Schedule 13D/A filed on September 5, 2013, Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management Inc. ("GBL"), MJG Associates, Inc. ("MJG") and Teton Advisors are the beneficial owners of and have the sole power to dispose of or direct the disposition of 625,000, 1,666,208, 4,000 and 159,366 of class A common shares, respectively. Gabelli Funds, GBL, MJG and Teton Advisors have the sole power to vote or direct the vote of zero, 1,640,166, 4,000 and 159,366, of class A common shares, respectively. Gabelli Funds and GBL are wholly-owned subsidiaries of GAMCO Investors, Inc. Mario J. Gabelli is the sole shareholder of MJG.

(4)
According to the Schedule 13G filed on January 27, 2014, MSD Torchlight Partners, L.P. ("MSD Torchlight") and MSD Torchlight Partners (MM), L.P. ("MSD Torchlight (MM)"), such persons are the beneficial owners of, have the sole power to dispose of or direct the disposition and have shared voting power of 2,153,403 and 57,252 of class A common shares, respectively. MSDC Management, L.P. ("MSDC") is the investment manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Torchlight and MSD Torchlight (MM). MSDC Management (GP), LLC (“MSDC GP”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSDC. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSDC GP.

(5)
According to the Schedule 13G filed on February 12, 2014, Neuberger Berman Group LLC is the beneficial owner of and has shared power to dispose or to direct the disposition of 2,014,800 class A common shares, which includes shares from individual client accounts over which Neuberger Berman LLC has shared power to dispose but does not have voting power over these shares. Neuberger Berman LLC has shared power to vote or to direct the vote of 2,010,900 class A common shares.

(6)
According to the Schedule 13GA filed on February 5, 2013, BlackRock, Inc. is the beneficial owner of 1,870,417 class A common shares with the sole power to vote or direct the vote and to dispose of or direct the disposition of 1,870,417 of class A common shares.

(7)	Consists of 884,509 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 1,004,064 class A common shares held of record.

(8)	Consists of 163,325 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 235,383 class A common shares held of record.

(9)	Consists of 162,557 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 190,317 class A common shares held of record.

(10)	Consists of 162,225 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 176,772 class A common shares held of record.

(11)	Consists of 154,285 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 161,071 class A common shares held of record.

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(12)	Consists of 142,367 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 101,361 class A common shares held of record.

(13)	Consists of 138,925 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 92,472 class A common shares held of record.

(14)	Consists of 112,075 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 105,808 class A common shares held of record.

(15)	Consists of 112,633 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 77,194 class A common shares held of record.

(16)
Consists of 1 class C common share held by Carson LIN SBS L.P., a limited partnership whose ultimate general partner is Carson Private Capital Incorporated, and 78,604 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 69,842 class A common shares held of record.

(17)
Mr. Howell was appointed Vice President Television effective January 1, 2014. Consists of 45,900 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 72,363 class A common shares held of record.

(18)
Consists of 25,000 class A common shares issuable upon the exercise of options that are exercisable within 60 days of February 27, 2014 and 5,400 class A common shares held of record. In addition, Mr. Muse is deemed to share beneficial ownership with HMC of the 20,808,774 class B common shares and 1 class C common share owned by affiliates of HMC. This number also includes (i) 57,283 class B common shares held of record by Mr. Muse, (ii) 1,255 class B common shares held of record by Muse Family Enterprises, Ltd., and (iii) 9,013 class B common shares held of record by JRM Interim Investors, L.P. Muse Family Enterprises, Ltd. and JRM Interim Investors L.P. are both indirectly beneficially owned by Mr. Muse and Mr. Muse disclaims beneficial ownership of each except to the extent of any pecuniary interest therein.

(19)
Consists of 62,971 class A common shares held of record and no options exercisable within 60 days of February 27, 2014. Mr. Blumenthal was Executive Vice President Television until his retirement on December 31, 2013.

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DIRECTORS AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our class A common shares to file with the SEC initial reports of ownership of our class A common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of more than 10% of our class A common shares are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our officers and directors regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2013.
PROPOSAL 1—ELECTION OF DIRECTORS
We have a classified Board of Directors consisting of Class I, Class II and Class III directors. Currently there is one vacancy on our Board in Class I. Our Limited Liability Company Agreement provides that subject to the rights of holders of any class or series of preferred shares to elect directors, the number of directors shall be established by our Board. Our Board has set the number of directors at nine.
At each annual meeting of shareholders, each nominee is elected for a term of three years to succeed those whose terms are expiring. This year, three Class II directors will be elected for a three-year term expiring at the 2017 Annual Meeting. The Class III directors have terms expiring at the 2015 Annual Meeting and the Class I directors have terms expiring at the 2016 Annual Meeting.
The persons named in the enclosed proxy will vote to elect as directors the Class II nominees named below, unless the proxy is marked otherwise. If a shareholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the Class II nominees named below. Each Class II nominee will be elected to hold office until the 2017 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected. However, if any should be unable to serve, the common shares represented by proxies may be voted for substitute nominees designated by our Board.
Set forth below are the names and ages of each member of our Board (including the nominees for election as Class II directors), the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director or has served as a director during the past five years and the year of the commencement of his term as a member of our Board.
In evaluating potential director candidates, the Nominating and Governance Committee seeks candidates who can make substantial contributions to our Board on various issues, including, chief executive officer or similar senior executive leadership experience, expertise in finance, accounting, financial controls and compliance, experience with public company directorships and core management experience in the media industry. Each of the director nominees has served in senior leadership positions in large organizations and/or has experience with corporate management and/or the oversight of financial reporting. The nominees for election at the Annual Meeting also possess experiences and qualifications that the Nominating and Governance Committee believes make such nominees uniquely suited to make substantial contributions to the Board. Specific skills and experience of each of our Board members, including directors whose terms continue beyond the Annual Meeting, are identified in the summaries below.
Information with respect to the number of common shares beneficially owned by each director, directly or indirectly, as of February 27, 2014, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”
We recommend that you vote FOR each of the three nominees listed below.

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Name and Age	Principal Occupation and Business Experience
Nominees for Term Expiring in 2017 (Class II Directors)
Peter S. Brodsky, 43
Mr. Brodsky was elected to our Board in June 2005. Mr. Brodsky is a founder and partner of HBC Investments, a firm focused on investing in growth-oriented companies. Prior to co-founding HBC, Mr. Brodsky was a partner at the private equity firm of HM Capital Partners its predecessor, Hicks Muse, where he was employed for over 15 years. At HM Capital, Mr. Brodsky was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Mr. Brodsky currently serves on three non-profit boards: North Texas Public Broadcasting, Inc.; KIPP: Dallas-Fort Worth and Vogel Alcove Foundation. Mr. Brodsky also serves on the boards of Mobivity Holdings Corp (MFON) and American Hometown Media. Mr. Brodsky received his BA from Yale University.

Specific qualifications, experience, skills and expertise:
• Expertise in finance and business opportunities in traditional and new media as well as other industries • Company directorship and committee experience

Douglas W. McCormick, 64
Mr. McCormick was elected to our Board and named non-executive Chairman of our Board in September 2006. Mr. McCormick is a Venture Partner with Rho Ventures, a division of Rho Capital Partners, which he joined in October 2006. Mr. McCormick’s primary focus at Rho is on investments in the media sector. Prior to Rho, Mr. McCormick was CEO of iVillage Inc., a public company, from August 2000 until the sale of iVillage Inc. to NBC Universal in May 2006. He also served on iVillage’s board of directors, to which he was appointed in February 1999 and was elected Chairman in April 2001. Mr. McCormick also served as President and Chief Executive Officer of Lifetime Television, a cable network provider, from 1993 to 1998. Prior to Lifetime, Mr. McCormick held executive positions with The Samuel Goldwyn Company, Cable Health Network, Petry Television and KCOP-TV. Currently, Mr. McCormick is a member of the board of Ovation Television and is Chairman of the Board of Everyday Health in addition to serving on the boards of other private companies in the Rho portfolio. Mr. McCormick received his MBA from Columbia University.

Specific qualifications, experience, skills and expertise:

• Operating and management experience, including as a chief executive officer of a global media corporation
• Expertise in the traditional and new media markets
• Company directorship and committee experience

Michael A. Pausic, 49
Mr. Pausic was elected to our Board in February 2006. Mr. Pausic is a Partner of Foxhaven Asset Management, LP, a registered investment advisor managing private investment funds, which he founded in 2013. From 1997 until 2013, Mr. Pausic served as a Limited Partner of Maverick Capital Ltd., an investment advisory firm, where he led Maverick's efforts in media and telecommunications investments. From 1995 to 1997, Mr. Pausic was a corporate Vice President at Viacom where he was responsible for international strategic planning and business development. From 1991 to 1995, he served as Vice President of market development and strategic planning for 20 th  Century Fox News Corporation. Mr. Pausic received his BS from the University of Virginia and MBA from Fuqua School of Business at Duke University.

Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities in the media industry • Company directorship and committee experience

8

Name and Age	Principal Occupation and Business Experience
Directors Whose Term Expires in 2015 (Class III Directors)
Royal W. Carson, III, 64
Mr. Carson was elected to our Board in August 2000. Mr. Carson is Chairman and Chief Executive Officer of Carson Private Capital, a Dallas-based private investment firm with a 40-year history of sponsoring and managing investment partnerships to provide a small and select group of ultra high net worth individuals and family offices access to high-caliber North American and European private equity acquisitions in the branded consumer and energy sectors. Since 1997, Mr. Carson’s core focus has been the investment of over $1 billion of equity and debt capital participating in the acquisition of control ownership of over 90 leading businesses, as well as the acquisition of domestic oil and natural gas reserves, typically limited to institutional investors. From 1974 to 1994, Mr. Carson’s core focus was in oil and gas production and operations. In 1977, Mr. Carson founded Carson Petroleum Corporation, a mid-sized independent oil and gas company, which he operated until the business was sold to Devon Energy in 1982. Mr. Carson subsequently co-founded CPC Dale Petroleum Company that focused on oil and gas production acquisitions and horizontal drilling operations in Texas and Louisiana, until those assets were sold to W.R. Grace & Company and Snyder Oil & Gas in 1994. Mr. Carson serves as trustee of the University of San Diego, on the board of directors of the University of Colorado Leeds School of Business and Deeming Center for Entrepreneurship. Mr. Carson serves on the Advisory Boards of private equity sponsors Lion Capital (London) and Cotton Creek Capital Partners (Dallas). Mr. Carson serves, or has served, on the executive boards of several privately held corporations and non-profit organizations including the Roaring Fork Club (Aspen), AimTruancy Solutions, LLC, Dallas Museum of Natural History and St. Phillips School and Community Center (South Dallas).

Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities • Company directorship and committee experience

John R. Muse, 63
Mr. Muse was elected to our Board in September 2012. Mr. Muse is Chairman of the private equity firm, Kainos Capital, LLC, successor to Hicks, Muse & Co., which he founded with Tom Hicks in 1989. Prior to founding Hicks, Muse & Co., he was an investment banker after serving as an officer in the United States Air Force. Mr. Muse recently acquired control of Lucchese Boot Company, Inc., a privately-held boot manufacturer, and serves as its Chairman. He serves on the boards of directors of Dean Foods (NYSE: DF), the Anderson School of Business at UCLA and other privately held corporations and non-profit organizations including the Klyde Warren Park Foundation. Mr. Muse is a graduate of the United States Air Force Academy and received his MBA from the Anderson School of Business at UCLA.

Specific qualifications, experience, skills and expertise:
• Expertise in business, finance and investment banking • Extensive background in development of strategic business opportunities • Company directorship experience

9

Name and Age	Principal Occupation and Business Experience
Vincent L. Sadusky, 48
Mr. Sadusky was elected to our Board in July 2006, when he was also appointed our President and Chief Executive Officer. From August 2004 until July 2006, Mr. Sadusky served as Vice President Chief Financial Officer and Treasurer of the Company. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he performed attestation and consulting services for seven years with Ernst & Young, LLC. Mr. Sadusky currently serves on the boards of International Game Technology (IGT) and Hemisphere Media Group, Inc. (HMTV) and as Treasurer of the NBC Affiliates Board. He was also the President and a board member of the Open Mobile Video Coalition (OMVC) from 2011 until their integration into the National Association of Broadcasters in January 2013. He formerly served on the board of directors of JVB Financial Group, LLC and Maximum Service Television Inc. Mr. Sadusky received his BS in accounting from Penn State University, where he was a University Scholar, and his MBA from New York Institute of Technology.

Specific qualifications, experience, skills and expertise:

• Unique perspective of the Chief Executive Officer of the Company on the operations, business relationships, financial position and challenges of the Company
• Expertise in finance, financial reporting, compliance and controls
• Core business skills, including operations and management experience in the media industry

Directors Whose Term Expires in 2016 (Class I Directors)
Currently there is a vacancy on our Board for a Class I Director.

William S. Banowsky, Jr., 52
Mr. Banowsky has served as a member of our Board since May 2002. Since 2001, Mr. Banowsky has served as Chief Executive Officer of Magnolia Pictures Company, an independent film distribution company. Mr. Banowsky has also served as Chief Executive Officer of Carolina Cinemas, a film exhibition company, since October 2008. From March 2003 through October 2007, Mr. Banowsky served as Chief Executive Officer of Landmark Theatres, a film exhibition company. From March 1999 to September 2000, Mr. Banowsky was Executive Vice President and General Counsel of AMFM, Inc., which was publicly traded on the NYSE until September 2000. From January 1997 to July 2000, Mr. Banowsky was Executive Vice President and General Counsel of Capstar Broadcasting Corporation, which was publicly traded on the NYSE until it merged with AMFM, Inc. in July 1999. Mr. Banowsky practiced law for 10 years in Dallas, Texas prior to joining Capstar. Mr. Banowsky served as a director of Sunrise Television Corporation and STC Broadcasting, Inc. until May 2002, when they were merged into the Company.

Specific qualifications, experience, skills and expertise:

• Operating and management experience, including as chief executive officer, in media-related businesses
• Expertise in finance, financial reporting, compliance and controls
• Legal experience in the media industry

10

Name and Age	Principal Occupation and Business Experience
Dr. William H. Cunningham, 70
Dr. Cunningham has served as a member of our Board since May 2009. Dr. Cunningham joined the University of Texas in 1971, when he was hired as Assistant Professor of Marketing. He later became a Professor of Marketing and has held the following additional positions: James L. Bayless Chair for Free Enterprise from 1986 to present; the President of the University of Texas in Austin from 1985 to 1992; and Dean of College of Business Administration/Graduate School of Business from 1983 to 1985. Dr. Cunningham was also Chancellor of the University of Texas System from 1992 to 2000. Dr. Cunningham also serves on the board of directors of the following publicly traded companies: Lincoln National Corporation, Southwest Airlines Co., Resolute Energy Corporation and also serves as a disinterested director of the John Hancock Funds. Within the last five years, Dr. Cunningham also served on the board of directors of the following publicly traded companies: Introgen Therapeutics, Inc., Hayes Lemmerz International, Inc. and Hicks Acquisition Company I, Inc. Dr. Cunningham served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002 when they were merged into the Company and he continued to serve on the Company Board until 2008. Dr. Cunningham is a member of the Philosophical Society of Texas, a trustee for the Southwest Research Institute and a director of the greater Austin Crime Commission. Dr. Cunningham received his B.B.S., M.B.A. and Ph.D. from Michigan State University.

Specific qualifications, experience, skills and expertise:
• Distinguished faculty member of a large university • Expertise in accounting, finance and business analysis, financial reporting, compliance and controls

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has the authority and responsibility to nominate for shareholder ratification the Company’s independent registered public accounting firm, and has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. The Board of Directors is now soliciting the shareholders’ ratification of the selection of PricewaterhouseCoopers LLP. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the shareholders.
A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. The PricewaterhouseCoopers LLP representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from shareholders. Additional information regarding fees paid to PricewaterhouseCoopers LLP is available in the section of this Proxy Statement titled “Independent Registered Public Accounting Firm Fees and Other Matters.”
We recommend that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.
PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board is providing the Company’s shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Board recognizes that providing shareholders with an advisory vote on executive compensation may produce useful information on investor sentiment with regard to the Company’s executive compensation programs. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation paid to the named executive officers in 2013. This proposal is presented in accordance with federal legislation known as the Dodd -Frank Wall Street Reform and Consumer Protection Act.
We believe that our executive compensation and compensation practices and policies as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the compensation tables and narrative disclosures that accompany the tables) are reasonable, are focused on pay-for-performance

11

principles, are aligned with the long-term interest of shareholders and are necessary to attract and retain experienced, highly-qualified executives critical to our success and the enhancement of shareholder value. We believe that the Company’s commitment to these responsible compensation practices justifies a vote by the shareholders FOR the proposal.
Because this vote is advisory, it will not be binding on the Board, overrule any decision made by the Board or create or imply any additional fiduciary duty of the Board. However, the Board recognizes that our shareholders have a fundamental interest in the Company’s executive compensation practices and the Compensation Committee may consider the outcome of the vote when making future executive compensation decisions.
We recommend that you vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative discussion in the Proxy Statement.”
COMPANY GOVERNANCE MATTERS
Under applicable NYSE rules, a director of our Company only qualifies as “independent” if our Board determines that the director has no material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has such a relationship with our Company). Our Board has not adopted any categorical standards to assist it in making determinations of independence, but instead considers all relevant facts and circumstances regarding a director’s relationship with our Company. Consistent with NYSE rules and guidance, our Board does not consider ownership of a significant amount of our shares, or affiliation with a holder of a significant amount of our shares, by itself a material relationship.
The determination of whether a material relationship exists is made by the other members of our Board who are independent. Our Board has determined that none of Dr. Cunningham, or Messrs. Banowsky, Brodsky, Carson, McCormick, Muse or Pausic has a material relationship with our Company, and that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual. None of these directors has any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships with our Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company that would constitute a “material relationship” under NYSE rules.

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BOARD OF DIRECTORS’ COMMITTEES AND MEETINGS
During 2013, our Board held 11 meetings. Each of our directors attended at least 75% of such meetings and the meetings of the committees on which he served during 2013. Resolutions adopted by our Nominating and Governance Committee of our Board provide that directors are expected to attend the Annual Meeting. Dr. Cunningham and Messrs. Brodsky, Carson, McCormick, Muse, Pausic and Sadusky attended the 2013 Annual Meeting in person. Mr. Banowsky attended the 2013 Annual Meeting by telephone.
Our Board has established three standing committees—Audit, Compensation, and Nominating and Governance. Current copies of the charters for all three committees, along with our Company Governance Guidelines, the Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, are posted on our website, www.linmedia.com , under the “Our Company” tab under Company Governance in the About LIN Media LLC Guidelines subsection. All of these company governance documents are also available in print upon request directed to Denise M. Parent, Secretary, LIN Media LLC, 701Brazos Street, Suite 800, Austin, Texas 78701.
Our Board has determined that none of the members of the Audit, Compensation or Nominating and Governance committees has a material relationship with our Company and that each of these directors is independent as determined under Section 303A.02 (b) of the NYSE Listed Company Manual, including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Exchange Act.
Board Leadership Structure
As noted above, our Board is currently comprised of seven independent directors and one management director. Mr. McCormick has served as non-executive Chairman of the Board since 2006. In that role, Mr. McCormick’s responsibilities, include (i) presiding at meetings of our Board and shareholders, including executive sessions of the non-management directors, (ii) advising the Chief Executive Officer and/or the Secretary regarding agenda items for the meetings of the Board, (iii) calling meetings of the independent directors, with appropriate notice, (iv) advising the Chief Executive Officer on issues discussed at executive sessions of the independent directors, and (v) such other responsibilities that the Board deems appropriate. We believe that our current Board leadership structure is appropriate because it allows for our independent directors to effectively focus on governance matters, evaluate risks, oversee our management, and pursue strategic business plans that serve the interests of the shareholders.
Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its shareholders. Our Company Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.
Risk Oversight
The Board is apprised of particular risk management matters by management in connection with its general oversight and approval of company matters. The Board has delegated to the Audit Committee oversight of our risk management process. Among its responsibilities, the Audit Committee reviews with management (i) management of risks that may be material to the Company, (ii) the Company’s system of disclosure controls and the system of internal control over financial reporting, and (iii) the Company’s compliance with legal and regulatory requirements. In addition, the Compensation Committee considers risks arising from the Company’s compensation practices and policies, including but not limited to, risk-taking incentives and the Company’s risk management practices. The Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.
Shareholders and other interested parties may communicate directly with our Chairman of the Board or with the independent directors as a group as described below under the heading “Communicating with the Directors.”

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The current members of the committees are identified below:

Committees
Name	Chairman of Board	Audit	Compensation	Nominating and Governance
William S. Banowsky, Jr.		×		Chair
Peter S. Brodsky			Chair	×
Royal W. Carson, III			×
Dr. William H. Cunningham		Chair
Douglas W. McCormick	×		×	×
John R. Muse (1)
Michael A. Pausic		×		×
Vincent L. Sadusky (2)
_________________________________________

(1)	Mr. Muse does not serve on any committees.

(2)	Mr. Sadusky does not serve on any committees. See Summary Compensation Table for disclosure related to Mr. Sadusky, who is a named executive officer of the Company.

Audit Committee. The Audit Committee has the following principal duties:

•	to nominate for shareholder ratification the independent registered public accounting firm for appointment by our Board of Directors;

•
to meet with our financial management, internal audit and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the independent audit, the independence of the outside registered public accounting firm and other matters relating to our financial condition;

•	to oversee the risk management process;

•	to report to our Board periodically any recommendations the Audit Committee may have with respect to the foregoing matters; and

•
to review our annual and quarterly financial statements and annual report to shareholders, proxy materials and Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for filing with the SEC.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The members of our Audit Committee are Messrs. Banowsky and Pausic and Dr. Cunningham, with Dr. Cunningham serving as its Chair. Our Board has determined that each member of the Audit Committee is an “independent director” under NYSE rules governing the qualifications of the members of the Audit Committee and that Dr. Cunningham is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held five meetings during 2013.
Compensation Committee. The Compensation Committee has the following principal duties:

•	to review director and executive officer compensation policies, plans and programs;

•	to prepare recommendations and periodic reports to our Board concerning these matters;

•	to function as the committee that administers our option, incentive and other equity‑based plans; and

•	to oversee compensation-related disclosures to be included in the Company’s Annual Report on Form 10-K or Proxy Statement or other appropriate documents filed with the SEC.
For additional information about the Compensation Committee, see “Compensation Discussion and Analysis” below. The members of our Compensation Committee are Messrs. Brodsky, Carson and McCormick, with Mr. Brodsky serving as its Chair. Our Board has determined that each member of the Compensation Committee is an “independent director” under NYSE rules governing the qualifications of the members of the Compensation Committee. The Compensation Committee held five meetings during 2013.

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Nominating and Governance Committee. The Nominating and Governance Committee has the following principal duties:

•	to identify individuals qualified to become members of our Board;

•	to recommend to our Board the persons to be nominated by our Board for election as directors at the Annual Meeting;

•	to develop and recommend to our Board a set of company governance principles applicable to us; and

•	to oversee the evaluations of our Board and management.
The members of the Nominating and Governance Committee are Messrs. Banowsky, Brodsky, McCormick and Pausic, with Mr. Banowsky serving as its Chair. The Nominating and Governance Committee held one meeting during 2013.
DIRECTOR CANDIDATES
The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to the members of our Board and others for recommendations, meetings from time-to-time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board. In addition, the Company may retain the services of an executive search firm to help identify and evaluate potential director candidates.
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our company governance guidelines. The committee considers: diversity, skills and experience in the context of the needs of our Board; commitment to understanding our business and industry; potential or actual conflicts of interest; risks of anticompetitive activity, or potential or actual violations of, or restrictions arising from media ownership regulations; and the ability to exercise sound judgment and high ethical standards. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.
Shareholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to the Nominating and Governance Committee, c/o Denise M. Parent, Secretary, LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for our next annual meeting of shareholders.
Shareholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or our Board, by following the procedures set forth below under “Shareholder Proposals for the 2015 Annual Meeting”; provided that such recommendations are delivered to us, with the information required by our bylaws, no later than the deadline for submission of shareholder proposals provided below.
COMMUNICATING WITH THE DIRECTORS
Our Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The Chair of the Nominating and Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate.

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Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to company governance and long-term company strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Shareholders and other interested parties that wish to send communications on any topic to our Board, should address such communications to Board of Directors, c/o Denise M. Parent, Secretary, LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701.
Shareholders and other interested parties who wish to send communications on any topic to any of our independent directors, or all of our independent directors as a group, should address such communications to Independent Directors, c/o Denise M. Parent, Secretary, LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701.
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
The Audit Committee acts under a written charter adopted by our Board, a copy of which is posted under the “Our Company” tab under Company Governance in the About LIN Media LLC Guidelines subsection of our website, www.linmedia.com . The members of the Audit Committee are independent directors, as defined by its charter and NYSE rules.
The Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2013 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Management represented to the Audit Committee that the financial statements had been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an integrated audit of the financial statements, financial statement schedule and on the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, our internal auditor and our independent registered public accounting firm, the following matters:

•	the plan for and the report of the independent registered public accounting firm on each audit of our financial statements;

•	the plan for and the report of the internal audit function on the Company’s internal control environment;

•	our management’s assessment of the effectiveness of internal control over financial reporting;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls or methodologies;

•	the performance of the internal audit function and the independent registered public accounting firm;

•	the engagement letter between the Company and the independent registered public accounting firm;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.

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In addition, the Audit Committee held regular executive session meetings with the Chief Executive Officer, the Chief Financial Officer, the Vice President Controller, the internal auditor and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Auditing Standard No. 16 ("AS No. 16") with PricewaterhouseCoopers LLP, our independent registered public accounting firm. AS No. 16 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•	methods used to account for significant or unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, if applicable, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Rule No. 3526 (“Communications with Audit Committees Concerning Independence”), which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from the Company. The Audit Committee also considered whether other, non-audit related services provided to us which are referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” are compatible with maintaining the independence of our registered public accounting firm and determined that they are compatible.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the report of independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our 10-K.
AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
Dr. William H. Cunningham (Chair)
William S. Banowsky
Michael A. Pausic

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EXECUTIVE OFFICERS
The executive officers of the Company are:

Name	Age	Position
Vincent L. Sadusky	48	President and Chief Executive Officer
Richard J. Schmaeling	49	Senior Vice President Chief Financial Officer
John A Howell IV	46	Vice President Television
Nicholas N. Mohamed	38	Vice President Controller
Denise M. Parent	50	Senior Vice President Chief Legal Officer
Robert S. Richter	44	Senior Vice President Digital
The following information describes the background of our executive officers who are not members of our Board.
Richard J. Schmaeling has been Senior Vice President Chief Financial Officer since October 2008. He was previously employed by Dow Jones & Company, Inc. in the positions of Vice President, Finance since 2007 and Vice President, Business Unit Finance from 2004 - 2007. Mr. Schmaeling was Vice President, Finance of Bracco Diagnostics Inc. from 1994 - 2004.
John A. Howell IV was appointed Vice President Television on January 1, 2014. From October 2012 until December 2013, he served as Regional Vice President Television of our wholly-owned subsidiary, LIN Television Corporation. Mr. Howell held the general manager position at our WPRI-TV station from August 2001 to October 2012. Prior to WPRI-TV, Mr. Howell served as General Manager of KRBC-TV in Abilene, Texas and KACB-TV in San Angelo, Texas from August 1999 to August 2001. He held various sales positions at television stations prior to becoming a general manager.
Nicholas N. Mohamed has been Vice President Controller since March 2009 and the Company’s Vice President, Finance from February 2009 to March 2009. From May 2007 to December 2008, he was Director of Finance Mergers and Acquisitions at Sensata Technologies, Inc. Prior to joining Sensata Technologies, Inc., Mr. Mohamed served as a Director at PricewaterhouseCoopers LLP in its Transaction Services group, where he was employed in various positions since September 1997.
Denise M. Parent was appointed Senior Vice President Chief Legal Officer in December, 2011. Previously, she was Vice President General Counsel and Secretary since September 2006 and Vice President Deputy General Counsel since March 1997. From April 1993 to March 1997, Ms. Parent was employed by The Providence Journal Company as Senior Corporate Counsel. Prior to 1993, Ms. Parent was employed by Adler, Pollock & Sheehan Incorporated, a law firm in Providence, Rhode Island.
Robert S. Richter was appointed Senior Vice President Digital in December, 2012. Previously, he was Senior Vice President New Media since September 2008. Previously, he was Vice President Internet of LIN Television Corporation from 2006 to 2008. From 2001 - 2006, Mr. Richter served as Vice President of Marketing and Sales Planning for ShopNBC. Prior to 2001, Mr. Richter was Vice President of DET, LLC, a market newspaper consulting company.

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COMPENSATION DISCUSSION AND ANALYSIS
Overview
In this section, we discuss certain aspects of our compensation program as it pertains to our President and Chief Executive Officer, Senior Vice President Chief Financial Officer, Executive Vice President Television, Senior Vice President Chief Legal Officer and Senior Vice President Digital. These individuals are referred to as the “named executive officers” throughout this Compensation Discussion and Analysis.
Role of the Compensation Committee
The Compensation Committee has primary responsibilities for assessing, recommending and approving the following areas of compensation:

•	determining the compensation of the named executive officers;

•	overseeing and administering incentive-compensation plans and equity-based plans of our Company, including the authority to grant share options and to make other share-based awards;

•	making recommendations to the Board for the compensation of directors;

•	other duties as authorized by our Board from time-to-time; and

•	overseeing and approving this Compensation Discussion and Analysis.
Objectives of Compensation Program
The Compensation Committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage between pay, company performance and results for shareholders. The Compensation Committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent. To achieve the objectives set forth below, the Compensation Committee has designed the executive compensation program to reward the achievement of specific annual and long-term financial and strategic goals of our Company that are designed to improve shareholder value.
The Compensation Committee believes that executive compensation should be designed to:

•	align compensation of the named executive officers with their own performance and the overall performance of our Company;

•	manage compensation costs by combining a conservative approach to base salaries and benefits with performance-dependent short-term and long-term incentives;

•	heavily weigh the compensation package towards long-term, performance-dependent incentives to better align the interests of executives with shareholders; and

•	reward and retain our named executive officers.
Although we do not engage in a formal benchmarking process, the Compensation Committee periodically evaluates our executive compensation program to ensure that the program is competitive with peer companies in our industry so that we can continue to attract and retain qualified employees in key positions.
Considerations Regarding Shareholder Say on Pay Vote
At our annual meeting of shareholders held on May 24, 2011, we held our first advisory shareholder vote on the compensation of our named executive officers (a “say-on-pay” vote) as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The proposal to approve the executive compensation of the Company’s named executive officers for fiscal 2010 received 78,204,053 votes or 83.3% of votes cast. Although this vote was advisory (and therefore not

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binding on the Company or the Board), the Board and the Compensation Committee carefully reviewed these results. The Compensation Committee believes that the shareholder vote strongly endorses the compensation philosophy of the Company.
At our annual meeting of shareholders held on May 24, 2011, our shareholders also voted to adopt the recommendation of the Board to conduct future advisory votes on executive compensation every three years. Accordingly, a shareholder advisory vote on say-on-pay will be held at this Annual Meeting.
Factors Considered in Establishing Compensation
2013 Executive Summary
The Company’s performance in 2013 exceeded expectations. We integrated the largest acquisition in our history, expanding the Company’s footprint from 15 to 23 markets and increasing coverage by nearly 4 million households. In addition, we achieved significant scale in our digital media business and expanded our best-in-class solutions for agencies and brands. We continued to drive the pay television subscriber fee market with a focus on closing the gap between our highest rated content and fees received. Also, in 2013, we reached an agreement with NBC to resolve our contingent debt guarantee and resolved our tax overhang.
The Company’s many accomplishments included achieving significant synergies from the newly-acquired television stations by converting each station to our news, sales and digital platforms; improving workforce efficiency and effectiveness through key personnel changes, training, sharing best practices, and benchmarking analysis; launching high-definition in each market and upgrading the quality of newscasts and programming; building out three technology centers to generate meaningful cost savings; growing subscriber fees; decreasing paid programming and non-value focused activities while building a digital culture and providing employees the tools they need to sell more across multiple screens at these newly-acquired television stations. In addition, the Company acquired a majority ownership interest in two digital marketing companies, HYFN, Inc. and Dedicated Media, Inc., increasing our digital competency and product offerings; developed and launched a proprietary suite of social and mobile advertising solutions; increased pay-TV subscriber fees by 72%; launched African-American channel Bounce TV in five markets; and resolved the NBC JV debt guarantee and tax overhang.

The Compensation Committee did not significantly alter the components of the executive compensation program in 2013. On September 27, 2013, the Company entered into amended and restated employment agreements with each of Messrs. Sadusky, Schmaeling, Richter and Ms. Parent as further described below under "Employment Agreements, Severance and Change-in-Control Arrangements." In addition, the Compensation Committee awarded restricted share awards in September 2013 as reflected in the Grants of Plan-Based Awards Table. The 2013 share awards vest over three years, with 25% of the grant vesting in the first and second year and 50% of the grant vesting in the third and final year. These awards increase the long-term incentive component of the entire compensation package in order to emphasize the importance of making strategic decisions that focus on long-term results.
Determining Compensation for the Chief Executive Officer
The Compensation Committee makes all compensation decisions regarding our President and Chief Executive Officer. The Compensation Committee annually reviews and approves specific quantifiable and qualitative goals and objectives relevant to Mr. Sadusky’s compensation including his achievement of these goals and objectives; his tenure and experience; the performance of our Company overall and Mr. Sadusky’s contribution to that performance; retention considerations; and Mr. Sadusky’s historical compensation. Additionally, because the President and Chief Executive Officer is ultimately responsible for the direction of our Company, his greater compensation reflects this differential compared with the other named executive officers and underscores the Board’s confidence in his leadership.
Determining Compensation for the Other Named Executive Officers
The Compensation Committee also makes all compensation decisions regarding our other named executive officers in conjunction with the recommendations of the President and Chief Executive Officer. The Compensation Committee uses many of the same factors used in the determination of the Chief Executive Officer’s compensation in making compensation decisions about the other named executive officers. Those factors include the individual’s performance, tenure, and experience; the individual’s contribution to the Company’s performance; achievement of specific quantifiable and qualitative business goals and objectives established for each individual; retention considerations; the individual’s historical compensation; and comparisons to other executive officers.

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Role of Compensation Consultant
Neither the Compensation Committee nor our Company has any long-term contractual arrangements with any compensation consultants. The Compensation Committee and our management have periodically worked with compensation consultants to assist and provide the Compensation Committee with market information and reports regarding compensation practices of peer companies. In the event that the Compensation Committee or the Company engages the services of an independent executive compensation consultant, the Compensation Committee will consider the consultant’s independence based on the criteria set forth in the Company’s Compensation Committee Charter effective as of July 30, 2013.
Design of Compensation Programs
Our executive compensation plan is designed to attract qualified executives and to reward those executives for their contributions to our Company and our shareholders. The compensation program for the named executive officers includes an annual base salary, an annual performance bonus opportunity, equity-based compensation, retirement benefits and limited perquisites. Because executive officers are in a position to directly influence the overall performance of our Company, a significant portion of their compensation is in the form of performance-dependent short-term and long-term incentive programs. The level of performance-dependent pay varies for each executive based upon level of responsibility, with a greater emphasis on performance-dependent pay for those in more senior positions who have responsibility over matters that have a direct impact on the overall performance of our Company.
Cash Compensation
Base Salary. The primary purpose of base salary is to provide the recipient with steady income throughout the year consistent with his or her level of responsibility, qualifications and contributions over time. Base salary amounts for our named executive officers are determined based on the judgment of our Compensation Committee and in consultation with our President and Chief Executive Officer for the other named executive officers. The Compensation Committee considers a number of factors to determine the salary for each of our executives, including compensation paid to persons in similar positions by peer companies in our industry, the work experience of the executive, each executive’s individual skills, and the executive’s length of service with our Company and the performance of the executive.
Performance Bonus. The annual incentive bonus plan is designed to align executive officer pay with the Company’s financial performance and individual performance during a particular year. The annual bonus is comprised of two separate components, as described in more detail below. One portion of the bonus is determined quantitatively based solely on the Company’s achievement of financial performance goals. The other portion of the annual bonus is determined qualitatively by the Compensation Committee based on the Committee’s assessment of other performance criteria as it deems relevant on a case-by-case basis. The target amount of each component of the annual bonus opportunity is a percentage of the executive’s base salary, as specified in the executive’s employment agreement. The target bonus opportunity for 2013 for the named executive officers (including both components of the bonus) ranged from 51.7% to 106.5% of base salary.
The two components of the annual bonus program are more fully described below:

•
The quantitative or budget-based objective bonus target amount can range from 13.5% to 63.9% of the named executive officer’s base salary. For 2013, the percentage that determined the target amount for each named executive officer is specified in his or her employment agreement. Except for the position of Senior Vice President Digital, discussed in further detail below, the amount of the budget-based objective bonus paid out to named executive officers is based on our results with respect to Adjusted EBITDA (defined below). The budget-based objective bonus is paid out at the target level if we achieve performance at the budgeted levels for this metric. For 2013, Adjusted EBITDA was budgeted at $199 million. If we exceed our budgeted Adjusted EBITDA, the executive receives a budget-based objective bonus amount based on an increasing sliding scale up to a maximum of twice the target budget-based bonus amount. Conversely, if we do not achieve our budgeted Adjusted EBITDA, the executive receives less than the target budget-based objective bonus amount based on a decreasing sliding scale. The named executive officers do not receive any budget-based objective bonus if Adjusted EBITDA is less than 80% of the budgeted Adjusted EBITDA. The budget-based objective bonus for the Senior Vice President Digital is based on achievement of budgeted digital revenue targets established by the Board for the applicable year, instead of Adjusted EBITDA, as outlined in his employment agreement. Given the objective nature of the determination of the budget-based objective bonus, such portion of the annual bonus is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

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•
The qualitative or discretionary performance bonus target amount can range from 20.7% to 42.6% of the named executive officer’s base salary. The percentage that determines the target amount for each named executive officer is specified in his or her employment agreement. The actual amount of discretionary performance bonus paid out is determined by the Compensation Committee, and in consultation with the Chief Executive Officer for named executive officers other than the Chief Executive Officer, based on the Compensation Committee’s assessment of other performance criteria as it deems relevant on a case-by-case basis. Factors that may be considered by the Compensation Committee in determining the appropriate amount of the discretionary performance bonus include, without limitation, the Company’s performance in the prior fiscal year, general business conditions and achievement by the executive of certain project, department and development goals established by the Chief Executive Officer, our Board and/or the Compensation Committee. Given the subjective nature of the determination of the discretionary performance bonus, such portion of the annual bonus is reported in the Summary Compensation Table under “Bonus.”

The table below shows the 2013 target bonus opportunity for each component of the annual bonus program for each named executive officer, as specified in the named executive officer’s employment agreement. The different allocations and weightings among the named executive officers for the quantitative, budget-based component and the qualitative, discretionary component reflect the Compensation Committee’s judgment regarding the appropriate balance for each named executive officer, based on his or her seniority, experience, role and ability to influence the Company’s results.

Name	Target Budget-Based Objective Bonus (as % of Base Salary)	Target Discretionary Performance Bonus (as % of Base Salary)
Vincent L. Sadusky	63.9%	42.6%
Richard J. Schmaeling	31.0	20.7
Scott M. Blumenthal	35.4	23.6
Denise M. Parent	13.5	40.5
Robert S. Richter	40.2	26.6
For purposes of the budget-based objective bonus, Adjusted EBITDA is defined as operating income plus amortization of program rights, depreciation and amortization of intangible assets, impairment of goodwill and intangible assets, restructuring charges and non-recurring severance payments, share-based compensation expense, non-recurring transaction related expenses, loss or gain from sale of other assets, less program payments. Program payments represent cash payments for program contracts and do not necessarily correspond to program usage.
We believe Adjusted EBITDA, which is a non-GAAP measure, is relevant and useful as a metric for determining bonus amounts because it is a measurement used by lenders to measure our ability to service our debt and it is a measurement industry analysts use when evaluating our operating performance. We use Adjusted EBITDA, among other things, in evaluating the operating performance of our stations and to value stations targeted for acquisition.
In 2013, Adjusted EBITDA used to calculate the budget-based objective bonus was $185.9 million, which represented 93.4 % of the budgeted amount of Adjusted EBITDA. Because our Adjusted EBITDA was below the budgeted level, the budget-based objective bonus for all named executive officers other than Mr. Richter was paid out in amounts that reflect such level of performance, as shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Instead of Adjusted EBITDA, Mr. Richter’s budget-based objective bonus for 2013 was based on four components: the achievement of budgeted Internet revenues; budgeted LIN Digital revenues; budgeted Nami Media, Inc. revenues and budgeted digital revenues of other investments. The amount of Mr. Richter’s budget-based objective bonus for 2013 reflects achievement of the Digital website revenues performance metric at the 81.1% level; achievement of the LIN Digital revenues performance metric at the 92.3% level; achievement of the Nami revenues performance metric at the 69.9% level and achievement of the other digital revenues performance metric at the 34.5% level. Each of the components of Mr. Richter’s budget-based objective bonus are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion and Analysis section and in our audited consolidated financial statements in our 10-K.
The Compensation Committee awarded discretionary performance bonuses for 2013 to our named executive officers in the amounts shown in the Summary Compensation Table under “Bonus.” These bonus awards reflect the Compensation Committee’s consideration of factors that included each named executive officer’s individual performance in addition to

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achievement of certain strategic and operational milestones. In awarding these bonuses, the Compensation Committee considered, among other things, the achievement of certain strategic and operational milestones in 2013, including (i) successful resolution of the NBC JV debt guarantee contingent liability and tax overhang, (ii) significant increases in pay television subscriber fees, (iii) integration of the largest acquisition in Company’s history, (iv) achieved significant synergies from the newly-acquired television stations, (v) acquisition of a majority interest in two digital marketing companies and increasing our digital competency and product offerings, and (vi) launched African-American channel Bounce TV in five markets. All named executive officers were awarded the full amount of his or her target discretionary bonus as set forth in his or her employment agreement. In addition, the Compensation Committee awarded additional amounts of $1,347,700, $105,500, $274,300, $194,200 and $167,000 to Messrs. Sadusky, Blumenthal, Schmaeling, Richter and Ms. Parent, respectively, in recognition of their extraordinary leadership in continuing to successfully integrate the LIN Digital (formerly RMM) business into the Company and creating new business opportunities with the Company’s existing customers.
Equity-Based Compensation
A key component of our compensation package for the named executive officers is the granting of options and restricted share awards. We believe these awards provide a significant incentive for executives to manage our Company for long-term growth, thereby aligning their interests with those of our shareholders. These incentives are designed to motivate executive officers to improve financial performance and shareholder value, as well as encourage long-term employment with the Company. We rely primarily on option awards and restricted share awards in granting long-term incentives. All option grants and restricted share awards to executive officers require the approval of the Compensation Committee. We have no formal policy or practice as to the timing of equity grants.
In September 2013, the Compensation Committee granted restricted share awards to each of the named executive officers in the amounts shown in the “Grants of Plan-Based Awards” table below. Restricted share awards are designed to reward executive officers with equity in the Company which vests over a period of time. After careful consideration of industry trends, the Compensation Committee granted restricted shares to help balance the volatility inherent in options with the retentive value of restricted share awards for key executives. In determining the size of the restricted share and option awards made to the named executive officers in 2013, the Compensation Committee considered the strategic, operational and financial performance of our Company along with each named executive officers’ expected contributions to our Company’s future success.
Although no option grants were made to the named executive officers in 2013, the Company historically has made grants of options as part of its equity-based compensation program, and may do so in the future. Option grants are designed to reward executive officers for the increase in our share price over time. Options represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the share price is lower than the exercise price established on the date of grant. The size of option grants for executive officers is based primarily on the target dollar value of the award translated into a number of options based on the estimated economic value on the date of grant, as determined using the Black-Scholes option pricing formula. As a result, the number of shares underlying option awards will typically vary from year-to-year, as it is dependent on the price of our common shares on the date of grant. We do not backdate options or grant options retroactively. In addition, we do not purposely schedule option awards prior to the disclosure of favorable information or after the announcement of unfavorable information. Options are granted at fair market value on a predetermined date.
Other Benefits
Our Company also provides certain benefits and perquisites to our named executive officers that the Compensation Committee believes are reasonable and necessary to attract and retain key executives. For example, the Company provides the use of a company automobile and covers term life insurance premiums for the named executive officers in the amount of $400,000. For a full description of these benefits, see “Other Benefit Plans” below. The named executive officers are also entitled to health and disability benefits substantially similar to those that are offered to all of our employees.
Employment Agreements, Severance and Change-in-Control Arrangements
In 2013 we entered into employment agreements with Ms. Parent and Messrs. Sadusky, Schmaeling and Richter to memorialize key terms of their employment. Mr. Blumenthal, who retired on December 31, 2013, continued employment under the terms of the agreement he entered into with the Company in 2006. Each employment agreement addresses the following elements: base salary; target discretionary performance bonus and target budget-based objective performance

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bonus. The actual amount of the objective performance bonus is calculated as described in the “Design of Compensation Programs—Cash Compensation—Performance Bonus” above. The term of the agreement will continue unless terminated by the executive or us.
If the executive’s employment is terminated by us “without cause” or by the executive for “good reason” as defined in the agreement, the executive is entitled to receive certain benefits. The executive will be entitled to receive as a severance payment an amount equal to their annual base salary plus a payment equal to the annual bonus they earned in the prior year and we will also continue to pay the employer’s portion of their health and dental insurance premiums for twelve months. With respect to Ms. Parent and Messrs. Sadusky, Schmaeling and Richter, if the executive’s employment is terminated by us “without cause” or by the executive for “good reason” as defined in the agreement, and such termination is within a certain period of time following a change in control of the Company, then the executive is entitled to receive certain enhanced benefits. In this instance, the executive will be entitled to receive as a severance payment an amount equal to two times their annual base salary plus a payment equal to two times the annual bonus they earned in the prior year and we will also continue to pay the employer’s portion of their health and dental insurance premiums for twenty-four months.
The employment agreements also include non-competition and non-solicitation provisions that are in effect during the term of the agreement and for one year thereafter.
Share Ownership Guidelines
We do not require but encourage our named executives to own our Company’s class A common shares.
Tax Considerations
Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held company for individual compensation to certain executives exceeding $1.0 million in any taxable year, unless the compensation is performance-based. To the extent practical, the Compensation Committee intends to preserve deductibility, but may choose to provide compensation that is not deductible if necessary to attract, retain and reward high-performing executives.
REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed such discussion and analysis with management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2014 Proxy Statement. This Report is provided by the following independent directors, who comprise the Compensation Committee:
COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
Peter S. Brodsky (Chair)
Royal W. Carson III
Douglas W. McCormick

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Summary Compensation Table
The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers who were serving as executive officers as of December 31, 2013.

Name and Principal Position	Year	Salary	Bonus	Share Awards (6)	Option Awards (7)	Non-Equity Incentive Plan Compensation (8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (9)	All Other Compensation (10)	Total
Vincent L. Sadusky (1)	2013	$690,100	$1,641,700	$3,126,708	$—	$343,400	$2,233	$221,743	$6,025,884
President and Chief	2012	670,000	287,200	983,485	744,422	861,600	2,623	212,443	3,761,773
Executive Officer	2011	650,000	280,000	382,491	426,889	441,000	3,561	48,027	2,231,968
Richard J. Schmaeling (2)	2013	383,000	353,500	732,290	—	92,500	82	72,192	1,633,564
Senior Vice President	2012	361,000	72,000	229,194	173,682	216,000	103	70,646	1,122,625
Chief Financial Officer	2011	350,000	70,000	95,533	106,647	110,250	140	30,090	762,660
Scott M. Blumenthal (3)	2013	451,140	211,900	—	—	134,500	(94,796)	68,265	771,009
Executive Vice	2012	438,000	103,200	295,244	223,376	309,600	478,507	90,992	1,938,919
President Television	2011	425,000	100,000	136,630	152,439	157,500	338,994	36,090	1,346,653
Denise M. Parent (4)	2013	355,350	311,000	580,723	—	37,400	1,931	55,894	1,342,298
Senior Vice President	2012	345,000	139,500	225,231	170,730	93,000	2,355	60,445	1,036,261
Chief Legal Officer	2011	325,000	131,250	95,533	106,647	45,938	3,197	27,245	734,810
Robert S. Richter (5)	2013	383,000	296,200	688,012	—	54,700	386	62,875	1,485,173
Senior Vice President	2012	361,000	139,200	251,651	190,411	148,800	473	66,861	1,158,396
Digital	2011	350,000	71,100	122,931	137,074	207,909	641	22,835	912,490
___________________________________

(1)
On December 5, 2013, the Compensation Committee determined the amount of the 2013 cash bonus to be paid to Mr. Sadusky. As discussed in “Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus,” the 2013 bonus had two components: the budget-based objective bonus, which was determined to be $343,400 and is reported under “Non-equity incentive plan compensation,” and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Sadusky’s 2013 discretionary performance bonus is reported under “Bonus.” (See the Grants of Plan-Based Awards Table for more details regarding Mr. Sadusky’s 2013 budget-based objective bonus opportunity.) On December 5, 2013, the Compensation Committee approved the 2014 salary to be paid to Mr. Sadusky in the amount of $711,000.

(2)
On December 5, 2013, the Compensation Committee determined the amount of the 2013 cash bonus to be paid to Mr. Schmaeling. As discussed in “Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus,” the 2013 bonus had two components: the budget-based objective bonus, which was determined to be $92,500 and is reported under “Non-equity incentive plan compensation,” and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Schmaeling’s 2013 discretionary performance bonus is reported under “Bonus.” (See the Grants of Plan-Based Awards Table for more details regarding Mr. Schmaeling’s 2013 budget-based objective bonus opportunity.) On December 5, 2013, the Compensation Committee approved the 2014 salary to be paid to Mr. Schmaeling in the amount of $394,000.

(3)
On December 5, 2013, the Compensation Committee determined the amount of the 2013 cash bonus to be paid to Mr. Blumenthal. As discussed in “Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus,” the 2013 bonus had two components: the budget-based objective bonus, which was determined to be $134,500 and is reported under “Non-equity incentive plan compensation,” and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Blumenthal’s 2013 discretionary performance bonus is reported under “Bonus.” (See the Grants of Plan-Based Awards Table for more details regarding Mr. Blumenthal’s 2013 budget-based objective bonus opportunity.) Mr. Blumenthal retired from employment with the Company effective December 31, 2013.

(4)
On December 5, 2013, the Compensation Committee determined the amount of the 2013 cash bonus to be paid to Ms. Parent. As discussed in “Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus,” the 2013 bonus had two components: the budget-based objective bonus, which was determined to be $37,400 and is reported under “Non-equity incentive plan compensation,” and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Ms. Parent’s 2013 discretionary performance bonus is

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reported under “Bonus.” (See the Grants of Plan-Based Awards Table for more details regarding Ms. Parent’s 2013 budget-based objective bonus opportunity.) On December 5, 2013, the Compensation Committee approved the 2014 salary to be paid to Ms. Parent in the amount of $366,000.

(5)
On December 5, 2013, the Compensation Committee determined the amount of the 2013 cash bonus to be paid to Mr. Richter. As discussed in “Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus,” the 2013 bonus had two components: the budget-based objective bonus, which was determined to be $54,700 and is reported under “Non-equity incentive plan compensation,” and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Richter’s 2013 discretionary performance bonus is reported under “Bonus.” (See the Grants of Plan-Based Awards Table for more details regarding Mr. Richter’s 2013 budget-based objective bonus opportunity.) On December 5, 2013, the Compensation Committee approved the 2014 salary to be paid to Mr. Richter in the amount of $394,000.

(6)
Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). See Note 9—“Share-based Compensation” to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation.

(7)	There were no option grants during the year ended December 31, 2013.

(8)
As discussed in “Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus,” the 2013 bonus had two components: the budget-based objective bonus, reported here, and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant and reported under “Bonus.” (See footnotes 1-5 to this table for more details on each officer’s 2013 bonus).

(9)
These amounts relate solely to the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the Company’s Retirement Plan and Supplemental Benefit Retirement Plan (“SERP”), as described below under Pension Benefits, during the year shown.

(10)	See “All Other Compensation” below for additional information regarding the amounts shown for 2013.

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Grants of Plan-Based Awards
The following table provides information about the non-equity incentive plan and equity awards granted to the named executive officers in 2013:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Share Awards		All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option/Share Awards ($ per share) (4)	Option Award Grant Date Fair Value (4)
Name	Grant Date	Threshold	Target	Maximum	Number of Shares (#) (2)	Share Award Grant Date Fair Value (3)
Vincent L. Sadusky	—	$143,325	$441,000	$882,000
	9/10/2013	—	—	—	183,600	$3,126,708	—	—	—
Richard J. Schmaeling	—	$38,610	$118,800	$237,600
	9/10/2013	—	—	—	43,000	$732,290	—	—	—
Scott M. Blumenthal	—	$51,870	$159,600	$319,200
	—	—	—	—	—	$—	—	—	—
Denise M. Parent	—	$15,600	$48,000	$96,000
	9/10/2013	—	—	—	34,100	$580,723	—	—	—
Robert S. Richter	—	$15,400	$154,000	$231,000
	9/10/2013	—	—	—	40,400	$688,012	—	—	—
___________________________________

(1)
These columns show the potential value of the payouts for the budget-based objective bonus for 2013, which are defined in each executive’s employment agreement, if the threshold, target or maximum goals are satisfied for the Company’s financial performance metrics. The potential payouts are performance-based and are completely at risk. In addition to the maximum potential payout shown in the table above, Mr. Richter is eligible for an additional payout equal to 0.025 of incremental sales, as described in his employment agreement. The budget-based objective bonus is described more fully in “Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus."

(2)
This column shows the number of restricted shares granted on September 10, 2013, which vest in three annual installments from the date of grant. Twenty-five percent of the shares vest upon the first and second anniversary and the remaining fifty percent of the shares vest on the third anniversary following the grant date.

(3)	This column shows the fair value of the restricted share awards on the date of grant, computed in accordance with ASC 718 based on the average share price of our class A common share on grant date.

(4)	There were no option grants during the year ended December 31, 2013.

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Outstanding Equity Awards at Year-End
The following table provides information about the holdings of options and restricted share awards by our named executive officers as of December 31, 2013.
For additional information about the share option grants and restricted share awards, see “Compensation Discussion and Analysis—Design of Compensation Programs—Equity-Based Compensation.”

	Share Option Awards				Restricted Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date (1)(2)	Number of Shares or Units of Shares That Have Not Vested (3)		Market Value of Shares or Units of Shares That Have Not Vested (4)
Vincent L. Sadusky	653,334	—	$1.99	6/2/2019	—		—
	122,500	—	4.19	12/16/2019	—		—
	70,850	70,850	3.61	12/8/2021	—		—
	37,825	113,475	6.61	12/6/2022	—		—
	—	—	—	—	473,325	(5)	$13,589,161
Richard J. Schmaeling	100,000	—	1.99	6/2/2019	—		—
	36,800	—	4.19	12/16/2019	—		—
	17,700	17,700	3.61	12/8/2021	—		—
	8,825	26,475	6.61	12/6/2022	—		—
	—	—	—	—	123,451	(6)	$3,544,278
Scott M. Blumenthal	309,000	—	1.99	6/2/2019	—		—
	49,000	—	4.19	12/16/2019	—		—
	25,300	—	3.61	12/8/2021	—		—
	11,350	—	6.61	12/6/2022	—		—
	—	—	—	—	—	(7)	—
Denise M. Parent	91,110	—	1.99	6/2/2019	—		—
	36,800	—	4.19	12/16/2019	—		—
	17,700	17,700	3.61	12/8/2021	—		—
	8,675	26,025	6.61	12/6/2022	—		—
	—	—	—	—	111,160	(8)	$3,191,404
Robert S. Richter	93,332	—	1.99	6/2/2019	—		—
	36,800	—	4.19	12/16/2019	—		—
	22,750	22,750	3.61	12/8/2021	—		—
	9,675	29,025	6.61	12/6/2022	—		—
	—	—	—	—	127,201	(9)	$3,651,941
___________________________________

(1)	The option expiration date is ten years from the date of grant.

(2)
Option awards expiring on December 6, 2022 were granted on December 6, 2012 and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant. Option awards expiring on December 8, 2021 were granted on December 8, 2011 and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant. Option awards expiring on December 16, 2019 were granted on December 16, 2009 and vest in equal installments of 25% over four years following the date of grant. Option awards expiring on June 2, 2019 were granted on June 2, 2009 and vest in equal installments of 33.3% over three years following the date of grant.

(3)
Restricted share awards were granted on September 10, 2013, and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% on the third anniversary on the date of grant. Restricted share awards were granted on December 6, 2012, and vest in three annual installments of 25% on the first and second anniversary of the date of

28

grant and 50% on the third anniversary of the date of grant. Restricted share awards were granted on December 8, 2011, and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant. Restricted share awards were granted on May 17, 2010 and December 16, 2009 and vest in equal installments of 25% over four years following the date of grant. Restricted share awards were granted on September 10, 2008, and vest in equal installments of 20% over five years following the date of grant.

(4)	Market value of unvested shares is calculated based upon the closing price of our class A common shares on December 31, 2013 of $28.71 , as reported by the NYSE.

(5)
Represents restricted shares that will vest as follows: (i)  125,000 shares on May 17, 2014; (ii)  45,900 shares on September 10, 2014; (iii) 37,225 shares on December 6, 2014; (iv)  53,050 shares on December 8, 2014; (v)  45,900 shares on September 10, 2015; (vi) 74,450 shares on December 6, 2015; and (vi) 91,800 shares on September 10, 2016.

(6)
Represents restricted shares that will vest as follows: (i)  41,176 shares on May 17, 2014; (ii)  10,750 shares on September 10, 2014; (iii) 8,675 shares on December 6, 2014; (iv)  13,250 shares on December 8, 2014; (v)  10,750 shares on September 10, 2015; (vi) 17,350 shares on December 6, 2015; and (vi) 21,500 shares on September 10, 2016.

(7)	Unvested restricted shares held by Mr. Blumenthal were forfeited upon his retirement on December 31, 2013.

(8)
Represents restricted shares that will vest as follows: (i)  38,235 shares on May 17, 2014; (ii)  8,525 shares on September 10, 2014; (iii) 8,525 shares on December 6, 2014; (iv)  13,250 shares on December 8, 2014; (v)  8,525 shares on September 10, 2015; (vi) 17,050 shares on December 6, 2015; and (vi) 17,050 shares on September 10, 2016.

(9)
Represents restricted shares that will vest as follows: (i)  41,176 shares on May 17, 2014; (ii)  10,100 shares on September 10, 2014; (iii) 9,525 shares on December 6, 2014; (iv)  17,050 shares on December 8, 2014; (v)  10,100 shares on September 10, 2015; (vi) 19,050 shares on December 6, 2015; and (vi) 20,200 shares on September 10, 2016.

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Option Exercises and Shares Vested
The following table provides information regarding: (1) share option exercises by the named executive officers during 2013, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares of our class A common share acquired by named executive officers upon the vesting of restricted share awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Share Option Awards		Restricted Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
Vincent L. Sadusky	—	—	238,850	$4,103,970
Richard J. Schmaeling	—	—	59,501	971,248
Scott M. Blumenthal	—	—	91,341	1,526,293
Denise M. Parent	—	—	63,076	1,045,573
Robert S. Richter	—	—	71,584	1,201,771

___________________________________

(1)	Based on the average of the high and low prices of our class A common shares on the vesting date if shares were held by named executive officer.

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Other Benefit Plans
Pension Benefits
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under each of the Retirement Plan and the SERP. These plans are described below. The present value is determined using interest rate, mortality rate and other assumptions consistent with those described in Note 10—“Retirement Plans” of the consolidated financial statements included in our 10-K.

Name	Plan Name	Number of Years of Credited Service (#) (3)	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Vincent L. Sadusky (1)	Retirement Plan	5	$67,327	$—
	SERP	5	163,672	—
Richard J. Schmaeling (1)	Retirement Plan	1	9,056	—
	SERP	1	—	—
Scott M. Blumenthal (2)	Retirement Plan	21	830,641	—
	SERP	21	1,189,797	—
Denise M. Parent (1)	Retirement Plan	12	154,186	—
	SERP	12	53,125	—
Robert S. Richter (1)	Retirement Plan	3	32,852	—
	SERP	3	8,764	—
____________________

(1)	Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.

(2)	Mr. Blumenthal participates in the traditional average final-pay plan.

(3)
Once these plans were frozen on April 1, 2009, years of credited service no longer increase. Accordingly, actual years of service for each executive will differ from the credited years of service shown in the table above.

Retirement Plan
Participants in our tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under our SERP, which is described below. Mr. Blumenthal participates in the traditional average final-pay plan. Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.
Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans. All pension benefits are now fully vested. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus 25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). As of December 31, 2013, the estimated annual retirement benefits payable under the cash balance plan and our SERP as an annuity for life upon normal retirement, assuming Messrs. Sadusky, Schmaeling, Blumenthal, Richter and Ms. Parent, remain employed by us at their current level of compensation until age 65, is $39,816, $1,507, $166,444, $8,991 and $33,311, respectively.
Under the traditional average final-pay benefit plan, benefits are 0.9% times credited service after February 1, 2009, plus 1.5% times credited service prior to February 1, 2009, times final average earnings. Total credited service is limited to 32 years. Each named executive officer’s salary and bonus for 2013 is set forth above in the “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
Under the plan, a participant’s normal retirement age is 65. The normal form of payment for a participant who is not married is a single life annuity. The normal form of payment for a participant who is married is a qualified joint and survivor annuity. A participant may retire early after both attaining age 55 and completing ten years of vesting service. A traditional participant who retires early will have their benefit reduced by 0.55% for each month up to 60 months and by 0.30% for each month in excess of 60 months that they retire prior to their normal retirement date. A cash balance participant will receive the full account balance upon early retirement.

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401(k) Plan
We have historically provided a defined contribution plan (“401(k) Plan”) under which we made contributions on behalf of employee groups that were not covered by the retirement plans described above, matching 50% of the employee’s contribution up to 6% of the employee’s total annual compensation. Effective January 1, 2010, the Company began making contributions to the 401(k) Plan, which provided a 3% non-elective contribution to all eligible employees, including each of the named executive officers, until December 31, 2013. Effective January 1, 2014, we changed Company contributions to the 401(k) Plan, resulting in a match of 50% of the employee’s contribution up to 6% of the employee’s total annual compensation.
Supplemental Benefit Retirement Plan
As permitted by the Employee Retirement Income Security Act of 1974, as amended, our SERP is a non-qualified plan designed to provide for the payment by us of the difference, if any, between the amount of maximum Internal Revenue Service and/or other regulatory limitations and the annual benefit that would be payable under the pension plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations.
The SERP follows the provisions of the retirement plan for normal retirement date and early retirement. Payments for traditional participants will commence at their normal retirement date. Payments to cash balance participants will be paid in a lump sum six months after termination.
Supplemental Income Deferral Plan
Effective as of July 1, 2010, the named executive officers, in addition to other eligible executives, were entitled to participate in the Supplemental Income Deferral Plan (“SIDP”). The SIDP allows the named executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. Following the effective date of the SIDP, the Company contributed to the SIDP 3% of the named executive officers’ income that exceeded the limit set by Internal Revenue Code Section 401(a)(17). In 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation. The SIDP is an unsecured obligation of the Company, meaning that payments of participant balances in the SIDP are not guaranteed if the Company becomes insolvent or bankrupt.
Nonqualified Deferred Compensation Plan
Historically, the named executive officers and other eligible employees had the opportunity to participate in our Deferred Compensation Plan. The Deferred Compensation Plan allowed eligible employees to defer up to 100% of their base salary and performance bonuses in either mutual funds managed by Fidelity Investments or in our Company’s Senior Subordinated Notes. As of December 2008, we decided not to offer the named executive officers and other eligible employees the opportunity to participate in the Deferred Compensation Plan because, among other reasons, the number of participants in the plan had declined while the expense and resources required to manage the plan had increased. The Deferred Compensation Plan remains in place for purposes of servicing the current participants and the balance of the amounts that were previously deferred by named executive officers and other eligible employees.
The following table summarizes the deferred compensation accounts for each of the named executive officers under our SIDP, and in the case of Mr. Sadusky, amounts related to the previously offered Deferred Compensation Plan, as of December 31, 2013:

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Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (3)
Vincent L. Sadusky	$—	$204,381	$34,852	$—	$885,935
Richard J. Schmaeling	—	58,351	54,531	—	262,907
Scott M. Blumenthal (5)	—	55,179	594	—	250,908
Denise M. Parent	—	48,326	22,259	—	203,663
Robert S. Richter	—	53,144	43,179	—	242,407
___________________________________

(1)	Represents the 3% and 5% contribution under the SIDP as described above. All of these amounts are included in the 2013 Summary Compensation Table under “All Other Compensation”.

(2)	Represents returns on amounts invested based on the participant’s investment selections. There were no above-market earnings during 2013.

(3)	The aggregate balance includes amounts reported as compensation for 2013, 2012 and 2011 as shown in the All Other Compensation Table.

(4)	$275,978 of Mr. Sadusky’s aggregate balance and $34,746 of aggregate earnings shown in the table for 2013 relate to the previously offered Deferred Compensation Plan as described above.

(5)	Mr. Blumenthal retired from the Company on December 31, 2013.

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Other Benefits and Perquisites
All Other Compensation
For the year ended December 31, 2013 the following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Company Paid Auto and Commuting Benefits (1)	Executive Life Insurance	Registrant’s Contribution to Nonqualified Defined Contribution Plan	Total Other Compensation
Vincent L. Sadusky	$16,978	$384	$204,381	$221,743
Richard J. Schmaeling	13,457	384	58,351	72,192
Scott M. Blumenthal	12,702	384	55,179	68,265
Denise M. Parent	7,184	384	48,326	55,894
Robert S. Richter	9,347	384	53,144	62,875
____________________

(1)
Our Company provides the use of a company automobile to each of our named executive officers and we allow the purchase of a new vehicle every three years. We limit our Company’s contribution towards the purchase of a vehicle to $35,000 plus applicable taxes, registration and insurance for each of our named executive officers.

Potential Payments Upon Termination or Change in Control
Had any of the named executive officers been terminated “without cause” or if the named executive officers had terminated their employment for “good reason” as of December 31, 2013, or if there had been a change in control as of such date, the named executive officers would have been eligible to receive the following payments:

	Termination Without Change in Control					Additional Payment for Termination With Change in Control
Name and Principal Position	Salary & Bonus (1)	Health and Other Benefits (2)	Retirement Benefits (3)	Accelerated Vesting of Options & Awards	Total	Accelerated Vesting of Options & Share Awards (4)	Additional Severance (5)	Total
Vincent L. Sadusky	$2,675,200	$11,406	$—	$—	$2,686,606	$—	$2,686,606	$2,686,606
President and
Chief Executive Officer
Richard J. Schmaeling	829,000	11,406	—	—	840,406	—	840,406	840,406
Senior Vice President
Chief Financial Officer
Scott M. Blumenthal	797,540	9,185	—	—	806,725	—	—	—
Executive Vice President
Television
Denise M. Parent	703,750	29,398	56,300	—	789,448	—	789,448	789,448
Senior Vice President
Chief Legal Officer
Robert S. Richter	733,900	11,406	—	—	745,306	—	745,306	745,306
Senior Vice President
Digital
___________________________________

(1)
In accordance with each named executive officer’s employment agreement, described above under “Compensation Discussion and Analysis—Design of Compensation Programs—Employment Agreements, Severance and Change-in-Control Arrangements”, calculated as a multiple of salary and most recently awarded bonus to the named executive officer as of December 31, 2013.

(2)
Benefits include the medical and dental costs paid by our Company using the health care rates in effect as of January 1, 2014. For Ms. Parent in accordance with her employment agreement, in addition to medical and dental costs, other executive benefits including company automobile, vision, life and pension benefits will be provided.

34

(3)	This represents additional retirement benefits that would have accrued to Ms. Parent in the 24 months following termination in accordance with her employment agreement.

(4)
None of the outstanding option grants or share awards automatically vest upon a change in control, however, the Compensation Committee has the authority to declare that any restrictions may lapse and any or all outstanding options or share awards shall automatically vest upon consummation of a change in control. As described below under “Recent Developments”, on March 21, 2014 we  entered into a Merger Agreement (as defined below) with Media General, Inc. and several related entities. The Merger Agreement provides that, following the consummation of the mergers contemplated thereby, if the employment  of a  holder of  unvested option grants or share awards, including Mssrs. Sadusky, Schmaeling and Richter and Ms. Parent,  is terminated by the surviving company other than for “cause”, such options grants and share awards shall become fully vested upon such termination.  Additional information concerning the treatment of options and share awards under the Merger Agreement will be provided in the joint proxy statement/prospectus referred to below.

(5)
In accordance with each named executive officer’s employment agreement, described above under “Compensation Discussion and Analysis—Design of Compensation Programs—Employment Agreements, Severance and Change-in-Control Arrangements”, upon termination following a change in control, each executive will receive the benefits to be paid upon termination without a change in control times a multiple of two.

35

DIRECTOR COMPENSATION
Our Board believes that our future growth and profitability depend upon our ability to maintain a competitive position in attracting and retaining qualified directors and that both cash compensation and equity awards are an important part of the compensation offered to directors.
The following table summarizes the compensation paid to all persons serving as non-employee directors during 2013.

Name	Fees Earned or Paid in Cash	Share Awards (1)	Option Awards (2)	Total
William S. Banowsky, Jr.	$95,000	$248,638	$—	$343,638
Peter S. Brodsky	95,000	229,905	—	324,905
Royal W. Carson III	80,000	177,112	—	257,112
Dr. William H. Cunningham	100,000	223,093	—	323,093
Douglas W. McCormick, Chairman	105,000	379,769	—	484,769
John R. Muse	80,000	91,962	—	171,962
Michael A. Pausic	80,000	192,439	—	272,439
___________________

(1)
Represents the aggregate grant date fair value computed in accordance with ASC 718. See Note 9—“Share-based Compensation” to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation.

(2)	There were no option grants during the year ended December 31, 2013.

The following table summarizes the equity awards made to non-employee directors during 2013, and the aggregate number of options and unvested restricted share awards outstanding for each non-employee director as of December 31, 2013:

	Restricted Share Awards			Option Awards			Aggregate Number of Awards Outstanding
Name	Date of Award	Restricted Share Awards (#)	Fair Value at Grant Date (1)	Date of Award	Option Awards	Fair Value at Grant Date	Outstanding Restricted Share Awards (#)	Options (#)
William S. Banowsky, Jr.	9/10/2013	14,600	$248,638	—	—	$—	39,025	158,042
Peter S. Brodsky	9/10/2013	13,500	229,905	—	—	—	37,475	154,000
Royal W. Carson III	9/10/2013	10,400	177,112	—	—	—	29,700	91,154
Dr. William H. Cunningham	9/10/2013	13,100	223,093	—	—	—	40,075	128,500
Douglas W. McCormick	9/10/2013	22,300	379,769	—	—	—	66,500	179,000
John R. Muse	9/10/2013	5,400	91,962	—	—	—	5,400	100,000
Michael A. Pausic	9/10/2013	11,300	192,439	—	—	—	30,800	125,433
___________________________

(1)
These columns show the full grant date fair value of the restricted share awards under ASC 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the entire term of the share options’ vesting schedule. No option awards were granted during 2013.

Cash Compensation
The directors receive an annual retainer of $80,000 for services rendered as directors. The Chair of our Compensation Committee and our Nominating and Governance Committee each receive an additional annual retainer of $15,000, the chair of our Audit Committee receives an additional annual retainer of $20,000, and the Chairman of the Board receives an additional annual retainer of $25,000. We do not maintain a medical, dental or retirement benefits plan for our non-employee directors.

36

Equity Compensation
There are 3,000,000 class A common shares reserved for issuance under the 2002 Non-Employee Director Share Plan, as amended and restated (“Director Plan”).
Options granted pursuant to the Director Plan expire on the earlier of 10 years from the date of grant or three months after cessation of service as a director. Options granted pursuant to the Director Plan have an exercise price equal to the fair market value of a share of our common shares on the date of grant. Unless otherwise changed at the time of grant by the Board, options granted under the Director Plan vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date. Unless otherwise changed at the time of grant by the Board, restricted share awards granted under the Director Plan vest over a period of five years, with 20% of the shares granted under the award vesting on each anniversary of the grant date.
Upon any change in control, or if we or affiliates of HMC enter into any agreement providing for our change in control, the Compensation Committee may declare that any restrictions applicable to a share award may lapse and any or all outstanding options shall vest and become immediately exercisable. Thereafter, the options will be subject to the terms of the transaction effecting the change in control.

37

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are unaware of any relationships or related transactions that are required to be reported in this proxy statement.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
On an annual basis, each director and executive officer of our Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year, in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire is reviewed and considered by our Board in making independence determinations and resolving any conflicts of interest that may be implicated.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP in the fiscal years ended December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012
Audit Fees	$1,351	$2,050
Audit-Related Fees	—	—
Tax Fees	527	644
All Other Fees	4	4
Total	$1,882	$2,698
Items included under Audit Fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our 10-K, including compliance testing with respect to Sarbanes Oxley Act Section 404 and review of interim financial statements included in our Forms 10-Q for the years ended December 31, 2013 and 2012. In addition, during 2012, we incurred additional audit fees related to services performed for other special projects.
Items included under Audit-Related Fees include professional services rendered by PricewaterhouseCoopers LLP for assurance and other related services that are required in the performance of the audit or review of the financial statements, and which are not included under Audit Fees, during the years ended December 31, 2013 and 2012.
Items included in 2013 and 2012 Tax Fees include review and analysis of tax consequences related to the Merger, as defined above in the Explanatory Note. Items included under All Other Fees include annual usage fees relating to software licensed by PricewaterhouseCoopers LLP.
The Audit Committee reviews and pre-approves all annual services and fees proposed by PricewaterhouseCoopers LLP. No services were approved pursuant to the de minimis exception.

38

RECENT DEVELOPMENTS
As set forth in our Current Report on Form 8-K, filed with the SEC on March 21, 2014, Media General, Inc., a Virginia corporation (“Media General”), Mercury New Holdco, Inc., a Virginia corporation and direct, wholly owned subsidiary of Media General (“Media General Holdings”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of Media General Holdings (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Media General Holdings (“Merger Sub 2”) and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of Media General Holdings, and immediately following the consummation of the Media General Merger, Merger Sub 2 will merge with and into the Company (the “Company Merger” and together with the Media General Merger, the “Mergers”), with the Company surviving the Company Merger as a wholly owned subsidiary of Media General Holdings. The Mergers are not expected to be completed until after the Annual Meeting.
The foregoing is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
This communication is not a solicitation of a proxy from any shareholder of Media General or the Company with respect to the transactions contemplated by the Merger Agreement. In connection with the Merger Agreement, Media General, Media General Holdings and the Company intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Media General Holdings that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDIA GENERAL, THE COMPANY, MEDIA GENERAL HOLDINGS AND THE MERGERS. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Media General, Media General Holdings and the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov . The documents filed by Media General and Media General Holdings may also be obtained for free from Media General’s Investor Relations web site ( http://www.mediageneral.com/investor/index.htm ) or by directing a request to Media General’s Investor Relations contact, Lou Anne J. Nabhan, Vice President, Corporate Communications, at (804) 887-5120 or from the Company by contacting Corporate Communications, by telephone at (401) 457-9501, or by going to the Company’s Investor Relations page on its corporate website ( www.linmedia/investor-relations/.com ).

39

OTHER INFORMATION
Other Matters
As of the date of this Proxy Statement, our Board does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
Shareholder Proposals for the 2015 Annual Meeting
Proposals of shareholders who intend to be present at the 2015 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than the close of business on December 13, 2014 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Denise M. Parent, Secretary, LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701. In addition, our limited liability company agreement requires that we be given advance notice of shareholder nominations for election to our Board and of other business that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8). Such nominations and proposals for the 2015 annual meeting, other than those made by or on behalf of our Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received no earlier than January 29, 2015 and no later than February 28, 2015, assuming that the 2015 annual meeting is to be held between April 2, 2015 and July 11, 2015, as we currently anticipate. In the event that the 2015 annual meeting is not held between April 2, 2015 and July 11, 2015, notice of shareholder nominees or proposals must be received no earlier than 120 days before the date of the 2015 annual meeting and no later than 90 days before the date of the 2015 annual meeting or the tenth day following our first public announcement of the date of such meeting, whichever is later. Our limited liability company agreement also requires that such notice contain certain additional information. Copies of our limited liability company agreement can be obtained without charge from the Secretary.
Proxy Solicitation
The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple shareholders in a shareholder’s household. We will promptly deliver a separate copy to any shareholder upon written or oral request to LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880. If any shareholder wants to receive separate copies of the Proxy Statement in the future, or if any shareholder is receiving multiple copies and would like to receive only one copy for his or her household, such shareholder should contact his or her bank, broker, or other nominee record holder, or such shareholder may contact us at the above address or phone number.

By Order of our Board of Directors,

Denise M. Parent
Secretary
April 7, 2014

40

LIN Media LLC

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1.

1. To elect the following nominees to the Board of Directors to serve as a Class II director for a term of three years.

	For	Withhold
01 - Peter S. Brodsky	☐	☐
02 - Douglas W. McCormick	☐	☐
03 - Michael A. Pausic	☐	☐

The Board of Directors recommends a vote FOR the following proposals:

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

01TGLA

41

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — LIN Media LLC

Notice of 2014 Annual Meeting of Shareholders

701 Brazos Street, Suite 800
Austin, TX 78701
Proxy Solicited by Board of Directors for Annual Meeting – May 6, 2014

Vincent L. Sadusky, Denise M. Parent and Richard J. Schmaeling, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of LIN Media LLC to be held at the Omni Hotel Downtown Austin, 700 San Jacinto Boulevard, Austin, Texas 78701 on May 6, 2014 at 10:00 am, local time, or any adjournment(s) or postponement(s) thereof.

Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

42

Annex I

_____________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K/A
_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 21, 2014 (February 3, 2014)
Date of Report
(Date of earliest event reported)
_________________

LIN Media LLC
(Exact name of registrant as specified in its governing document)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36032 (Commission File Number)	90-0935925 (I.R.S. Employer Identification No.)
LIN Television Corporation

(Exact name of registrant as specified in its governing document)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	000-25206 (Commission File Number)	13-3581627
(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)
(512) 380-4400
(Registrant’s telephone number, including area code)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A amends the Form 8-K filed on February 21, 2014 by LIN Media LLC and the Form 8-K filed on March 5, 2014 by LIN Television Corporation to include the audited financial statements of Federated Media Publishing, Inc., a Delaware corporation ("FMPI"), as of December 31, 2013, and for the year then ended, as required by Item 9.01(a) of Form 8-K, and the unaudited pro forma condensed combined financial statements related to the FMPI acquisition required by Item 9.01(b) of Form 8-K.
Item 2.01     Completion of Acquisition or Disposition of Assets.
On February 21, 2014, LIN Media LLC, a Delaware limited liability company, filed a Current Report on Form 8-K reporting that LIN Digital Media LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of LIN Media LLC, had completed the acquisition of 100% of the outstanding stock of FMPI on February 3, 2014, as previously publicly disclosed on February 4, 2014.
Item 9.01     Financial Statements and Exhibits.
(a)     Financial statements of business acquired
The historical audited financial statements of FMPI as of and for the year ended December 31, 2013 including the notes to such financial statements and the report of the independent auditor thereon are attached as Exhibit 99.1 to this Form 8-K/A.
(b)     Pro forma condensed combined financial statements
The required unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2013 is attached as Exhibit 99.2 to this Form 8-K/A.
(d)     Exhibits

Exhibit No.	Description
23.1	Consent of BDO USA, LLP
23.2	Consent of BDO USA, LLP
99.1	Audited financial statements of FMPI as of and for the year ended December 31, 2013
99.2	Unaudited pro forma condensed combined financial statements for the acquisition of FMPI

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2014

LIN MEDIA LLC

By:	/s/ Nicholas N. Mohamed
Name:	Nicholas N. Mohamed
Title:	Vice President Controller

Date: April 21, 2014

LIN TELEVISION CORPORATION

By:	/s/ Nicholas N. Mohamed
Name:	Nicholas N. Mohamed
Title:	Vice President Controller

Exhibit Index

Exhibit No.	Description
23.1	Consent of BDO USA, LLP
23.2	Consent of BDO USA, LLP
99.1	Audited financial statements of FMPI as of and for the year ended December 31, 2013
99.2	Unaudited pro forma condensed combined financial statements for the acquisition of FMPI

Exhibit 99.1

Federated Media Publishing, Inc.

Financial Statements
Year Ended December 31, 2013

Federated Media Publishing, Inc.
Contents
__________________________________________________________________

Independent Auditor’s Report	3-4
Financial Statements
Balance Sheet	6
Statement of Operations	7
Statement of Stockholders’ Equity (Deficit)	8
Statement of Cash Flows	9
Notes to Financial Statements	10 – 28

Independent Auditor’s Report

Board of Directors
Federated Media Publishing, Inc.
San Francisco, California

We have audited the accompanying financial statements of Federated Media Publishing, Inc., which comprise the balance sheet as of December 31, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federated Media Publishing, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

As described in Note 1 to the financial statements, the financial statements reflect the assets, liabilities, revenues and expenses directly attributable to Federated Media Publishing, Inc., as well as allocations deemed reasonable by management. The allocations are described in Note 2 to the financial statements. Additionally, as described in Note 12 to the financial statements, on February 3, 2014, all of the outstanding capital stock of Federated Media Publishing, Inc. was acquired by LIN Digital Media, LLC.

Our opinion is not modified with respect to these matters.

/s/ BDO USA, LLP

San Francisco, California
April 14, 2014

4

Federated Media Publishing, Inc.
Balance Sheet
(in thousands, except share amounts)

December 31,	2013
Assets
Current Assets:
Cash	$46
Accounts receivable, less allowance for doubtful accounts of $653	10,687
Prepaid expenses and other current assets	461
Total Current Assets	11,194
Property and Equipment, Net	4,408
Intangible Assets, Net	712
Goodwill	6,484
Other Assets	192
Total Assets	$22,990
Liabilities and Stockholders’ Deficit
Current Liabilities:
Line of credit	$4,593
Accounts payable	4,752
Accrued compensation and benefits	1,136
Accrued expenses and other current liabilities	1,514
Deferred revenue	194
Long-term debt, current portion	5,000
Convertible notes	6,175
Total Current Liabilities	23,364
Long-term debt	4,670
Other long-term liabilities	223
Total Liabilities	28,257
Commitments and contingencies (Note 7)
Stockholders’ Deficit:
Common stock $0.001 par value; 100 shares issued and outstanding	-
Additional paid-in capital	44,438
Accumulated deficit	(49,705)
Total Stockholders’ Deficit	(5,267)
Total Liabilities and Stockholders’ Deficit	$22,990

See accompanying notes to financial statements.

5

Federated Media Publishing, Inc.
Statement of Operations
(in thousands)

Year Ended December 31,	2013
Revenues	$37,169
Costs and Operating Expenses:
Cost of revenues	25,276
Research and development	1,742
Sales and marketing	12,157
General and administrative	3,718
Amortization, impairment and gain on disposal of intangible assets	579
Total Costs and Operating Expenses	43,472
Loss from Operations	(6,303)
Other Income (Expense):
Interest expense	(4,349)
Other income	6
Loss Before Income Taxes	(10,646)
Income taxes	68
Net Loss	$(10,714)

See accompanying notes to financial statements.

7

Federated Media Publishing, Inc.
Statement of Stockholders' Equity (Deficit)
(in thousands)

	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance - December 31, 2012	100	$—	$45,709	$(38,991)	$6,718
Distributions to FMPL Holdings, Inc.	—	—	(4,685)	—	(4,685)
Fair value of warrants and beneficial conversion feature	—	—	2,780	—	2,780
Stock-based compensation	—	—	634	—	634
Net loss	—	—	-	(10,714)	(10,714)
Balance - December 31, 2013	100	$—	$44,438	$(49,705)	$(5,267)

See accompanying notes to financial statements.

8

Federated Media Publishing, Inc.
Statement of Cash Flows
(in thousands)

Year Ended December 31,	2013
Cash Flows from Operating Activities:
Net loss	$(10,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,625
Amortization and impairment of intangible assets	949
Stock-based compensation	601
Non-cash interest expense	2,556
Gain on disposal of BigTent	(370)
Deferred taxes	3
Provision for doubtful accounts	7
Changes in operating assets and liabilities:
Accounts receivable	4,400
Prepaid expenses and other current assets	1,665
Other assets	1
Accounts payable	(3,433)
Accrued compensation and benefits	(169)
Accrued expenses and other current liabilities	(1,005)
Deferred revenue	(538)
Other long term liabilities	1
Net Cash Used in Operating Activities	(1,421)
Cash Flows from Investing Activities:
Purchase of property and equipment	(1,550)
Proceeds from sale of BigTent	520
Maturities and sales of marketable securities	1,003
Net Cash Used in Investing Activities	(27)
Cash Flows from Financing Activities:
Borrowings on long-term debt	10,000
Payments of principal on long-term debt	(6,122)
Borrowings under revolving line of credit agreement	71,500
Repayments under revolving line of credit agreement	(81,809)
Proceeds from issuance of convertible notes, net of issuance costs of $147	6,399
Distributions to FMPL Holdings, Inc.	(4,685)
Net Cash Used in Financing Activities	(4,717)
Net Decrease in Cash	(6,165)
Cash, beginning of period	6,211
Cash, end of period	$46
Supplemental Disclosure of Non-cash Financing and Investing Activities
Stock-based compensation related to internal use software	$33
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,292
Cash paid for income taxes	$6

See accompanying notes to financial statements.

9

Federated Media Publishing, Inc.
Notes to Financial Statements

1.	Summary of Significant Accounting Policies

The Company

Federated Media Publishing, Inc. (the “Company”) is a service provider in the online advertising business, identifying advertisers and matching them with a network of websites, whose authors have audiences with defined interests that can be specifically targeted by an advertiser. The Company refers to a group of websites catering to audiences of a similar interest as “federations’’ (for example Technology, Parenting, Lifestyle), and to the writers and providers of consumer media as “authors’’. As most of these websites have authors that encourage dialog, iteration and community values with interactive audiences, this quickly evolving area of media is referred to as “conversational media’’.

Basis of Presentation
On February 3, 2014, the Company was acquired by LIN Digital Media, LLC. At the date of sale, the Company was a wholly owned subsidiary of FMPL Holdings, Inc. (“FMPL” or “the Parent”) which was the parent of a group of consolidated entities which also included Lijit Networks, Inc. (“Lijit”) and FMP Canada, Inc. (“FMP Canada”) (“the Group”). These financial statements reflect the capital structure of the Company at the date of sale, which was the result of a reorganization undertaken as part of the sale process. Prior to the reorganization, and as of December 31, 2013, Federated Media Publishing, Inc. was the parent company of the Group which was comprised of both the activities included in these financial statements and other business activities which were not sold on February 3, 2014. The business activities that were not sold are not included in the accompanying financial statements.

These financial statements reflect the capital structure of the Company at the date of sale. During the period covered by these financial statements, the activities of the Company were conducted as part of the Group’s overall operations, and separate financial statements were not prepared for the Company. These financial statements have been prepared from the Group’s historical records. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include allocations of certain expenses, liabilities and assets, which are not necessarily indicative of the expenses, liabilities and assets which would have resulted if the Company had been a standalone operation. The allocations are described more fully in Note 2, and are based on assumptions that management believes are reasonable under the circumstances. These financial statements do not necessarily reflect the results of operations, financial position, or cash flows if the Company was presented as a separate entity nor the future results of the Company as integrated with LIN Media, LLC, the ultimate parent company of LIN Digital Media, LLC.

Liquidity and Going Concern

The Company recorded a net loss of $10,714,000 for the year ended December 31, 2013 and has been dependent on external financing for financial support.  Prior to its acquisition by LIN Digital Media LLC on February 3, 2014, the Company required continued financial support to continue to operate for the foreseeable future.  The inability of the Company to receive sufficient funding from LIN Digital Media, LLC or other sources could have a material adverse effect on the Company’s operations and financial condition.  The accompanying financial statements have been prepared on a going concern basis.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to accounts receivable allowances, useful lives and impairment of intangible assets, impairment of goodwill, property and equipment,

10

Federated Media Publishing, Inc.
Notes to Financial Statements

valuation of deferred tax assets, contingencies, and fair values of stock-based awards. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from those estimates.

The Company also must make certain estimates to prepare the carved out financial statements. These estimates include the allocation of resources that were shared between the Company and its subsidiaries such as office and rent expenses, certain general and administrative expenses, and professional fees.

Cash

Cash in the accompanying balance sheet and statement of cash flows consists of cash on hand and deemed deposits in banks. The Company did not have any cash equivalents as of December 31, 2013. Marketable securities were classified as cash equivalents prior to reaching maturity or being sold during the year.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities;

•
Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

11

Federated Media Publishing, Inc.
Notes to Financial Statements

The Company’s financial instruments include cash, accounts receivable, accounts payable, and debt. Cash is reported at fair value. The recorded carrying amount of accounts receivable and accounts payable approximates their fair value due to their short-term nature. The carrying amount of debt approximates fair value based on information available to the Company with respect to current interest rates for similar financial instruments. The Company did not have any assets or liabilities that were measured at fair value on a recurring basis as of December 31, 2013.

Accounts Receivable and Concentration of Risk

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. The Company maintains an allowance for the amount of those receivables deemed to be uncollectible based upon historical collection activity adjusted for current conditions. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

No customers accounted for more than 10% of accounts receivable as of December 31, 2013, and no customers accounted for greater than 10% of revenue for the year ended December 31, 2013.

During the year ended December 31, 2013, no vendor accounted for greater than 10% of costs of revenues, operating expenses or accounts payable.

Internal-Use Software and Website Development Costs

The Company incurs costs to develop software for internal use. The Company expenses costs of planning, predevelopment efforts and post-implementation, including training and maintenance. Software development costs are capitalized when application development begins, it is probable that the project will be completed, and the software will be used as intended. Current use of the initial product happens soon after development.

During the year ended December 31, 2013, the Company capitalized internal-use software costs relating to the development of its proprietary software platform for processing its online advertising services and website development costs of $1,179,000. All internal-use software costs and website development costs are amortized over the estimated useful lives of the applications, which are estimated to be three years. Capitalized internal-use software and website development costs are included in property and equipment, net and amortization expense is included in cost of revenues.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the underlying assets, generally two to five years. For leasehold improvements, if the remaining lease term is less than the remaining useful life, then the shorter period is used.

Goodwill and Long-Lived Assets

Goodwill is the excess of cost over fair value of net assets of businesses acquired. Goodwill is not amortized but is tested for impairment at least annually. The Company has no indefinite-lived intangible assets apart from goodwill.

The Company evaluates its long-lived assets other than goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future estimated

12

Federated Media Publishing, Inc.
Notes to Financial Statements

undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Amortization of intangibles is calculated using the straight-line method over estimated useful lives of the assets with the exception of customer and publisher relationships which are amortized using an accelerated method. The useful lives of intangible assets range from one year for certain customer relationships, to eight years, for other customer relationships and trademarks. The Company assesses the impairment of intangible assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. During the year ended December 31, 2013, the Company incurred a charge of $260,000 related to impairment of other intangible assets. See Note 4, Goodwill and Other Intangible Assets.

Goodwill is tested for impairment annually as of November 30, or at an interim date if an event occurs or conditions change that would more likely than not reduce the fair value of the Company’s reporting unit below its carrying value. The Company has determined that it has one reporting unit. The Company performed a goodwill impairment analysis as of November 30, 2013 and concluded that no impairment existed.

Income Taxes

The Company is a member of a consolidated group of entities for which a consolidated tax return is filed. Tax expense and deferred tax amounts presented herein utilize the benefits-for-loss tax allocation method, which is a modification of the separate return method.

Deferred income tax balances reflect the effects of temporary differences between the carrying amounts of assets and liabilities and their tax bases, and are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered. Under the benefits-for-loss tax-allocation method the federal net operating loss, and other tax attributes, are treated as realized when utilized in the consolidated tax return. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

Interest and penalties are classified as a component of the provision for income taxes. Amounts of accrued interest and penalties recorded were not material as of December 31, 2013.

The Company applies FASB ASC 740-10, Accounting for Uncertainty in Income Taxes – an interpretation of FASB ASC 740 (“ASC 740-10”). ASC 740-10 contains a two-step approach to recognize and measure uncertain tax positions accounted for in accordance with ASC 740. The first step is to evaluate tax positions for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50 percent likely of being realized upon settlement.

Although the Company believes it has adequately reserved for uncertain tax positions, no assurance can be given that the final tax outcome of these matters will not be different. The Company adjusts these reserves in light of changing facts and circumstances, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such determination is made. See Note 8, Income Taxes.

Revenue Recognition

The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed or determinable, delivery has occurred or services have been rendered and collection is reasonably assured.

13

Federated Media Publishing, Inc.
Notes to Financial Statements

The Company is compensated by its customers for providing advertising services as defined by the number of impressions (online advertisement content) displayed on its authors’ websites. The Company recognizes revenue only when the service is performed in accordance with the terms of its binding arrangement, such as an insertion order or contract and related purchase order with the customer, which collectively defines the nature and extent of advertising services to be provided by the Company and the fee basis for delivering that service in a manner that both parties acknowledge to be binding contractually. The services are generally regarded as delivered when the impression for the customer’s advertisement is displayed on the author’s website, and invoices rendered on that basis are considered collectible with a reasonable level of assurance.

The Company operates as a primary obligor in its transactions and takes the risks and rewards of filling its contracts with its advertising customers. It owns and manages the technology to serve those advertisements to authors’ websites, negotiates pricing, advises and proffers a selection of websites for use by those customers and is responsible for collections of its fees for services. Consequently, revenue is recorded as gross amounts received and collectible.

In certain arrangements, the Company provides advertising packages that include different media placements or ad services that are delivered at the same time, or within close proximity of one another, and may also include creative and promotional services along with the impression-based advertising.

The Company considers whether the components of each arrangement represent separate units of accounting. Revenue arrangements with multiple components are divided into separate units of accounting if certain criteria are met, including whether the component has stand-alone value to the customer. The arrangement consideration is then allocated to the separate units of accounting based on each unit’s relative estimated selling price following a hierarchy of VSOE, TPE and BESP as described below:

VSOE: The Company determines Vendor Specific Objective Evidence (“VSOE”) based on its historical pricing and discounting practices for the specific product or service when sold separately. In determining VSOE, the Company requires that a substantial majority of the selling prices for these services fall within a reasonably narrow pricing range. The Company has not historically priced its advertising products within a narrow range. As a result, the Company has not been able to establish VSOE for its products.

14

Federated Media Publishing, Inc.
Notes to Financial Statements

TPE: When VSOE cannot be established for a deliverable in multiple element arrangements, the Company applies judgment with respect to whether it can establish a selling price based on Third Party Evidence (“TPE”). TPE is determined based on competitor prices for similar deliverables when sold separately. Generally, the Company’s offerings contain a significant level of differentiation such that comparable pricing of services cannot be obtained. Furthermore, the Company is unable to reliably determine what similar competitor services’ selling prices are on a stand-alone basis. As a result, the Company has not been able to establish selling price based on TPE.

BESP: When it is unable to establish selling price using VSOE or TPE, the Company uses Best Estimated Selling Price (“BESP”) in its allocation of arrangement consideration. The objective of BESP is to determine the price at which the Company would transact as a sale if the service were sold on a stand-alone basis. BESP is generally used to allocate the selling price to deliverables in the Company’s multiple element arrangements. The Company determines BESP for deliverables by considering multiple factors including, but not limited to, prices it charges for similar offerings, market conditions, the competitive landscape and pricing practices. The sales price data is collected from prior sales, and although the historical pricing may not have the consistency to establish VSOE, it is sufficiently objective to be considered, along with other factors, in determining BESP. The Company regularly reviews BESP. Changes in assumptions or judgments or changes to the elements in the arrangement may cause an increase or decrease in the amount of revenue that the Company reports in a particular period.

Cost of Revenue

Cost of revenue consists primarily of traffic acquisition costs, which are comprised of amounts paid to acquire the use of an author’s website for display of the advertiser’s impression. Cost of revenue also includes the expenses associated with the operation of the data centers, including depreciation, labor, bandwidth costs, and fees for delivering advertising impressions and amortization of internal-use software costs. External costs incurred in association with creative and promotional services where the revenue is recognized over the campaign life are recorded within costs of revenues as the related revenue is recognized.

Research and development expense

Research and development expense consists primarily of compensation related expenses incurred for the minor enhancements, hot-line support, and bug fixing of the Company’s technology platforms. The Company expenses research and development costs as they are incurred.

Advertising Costs

Advertising costs are expensed as incurred and amounted to $311,000 for the year ended December 31, 2013.

General and Administrative Expense

General and administrative expense consists primarily of compensation-related expenses for the Company’s finance and human resources personnel and other professional services. Other professional services are principally comprised of outside legal, accounting, and public relation services.

Stock-Based Compensation

Employees and non-employees have received grants of the Parent’s stock options in exchange for services provided to the Company. The financial statements reflect the cost of these stock-based compensation awards. The financial statements also reflect a portion of the cost of stock-based compensation awards related to shared services (see Note 2).

15

Federated Media Publishing, Inc.
Notes to Financial Statements

The Company applies fair value recognition for all share-based payment transactions in which it receives employee services in exchange for interests in the Parent’s equity instruments. Compensation expense for all stock-based awards on the Parent’s equity is measured at fair value on the date of grant. The Parent has elected to use the Black-Scholes-Merton (“BSM”) pricing model with a single option price award approach to determine the fair value of stock options on the date of grant. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

For stock awards to non-employees the BSM pricing model is used to measure the fair value of options granted. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

2.	Shared Services Allocations

As discussed in Note 1, the Company was part of the FMLP group of consolidated entities at the date of its acquisition by LIN Digital Media, LLC. The Company incurred certain corporate overhead costs on behalf of other consolidated entities (“shared services”). The accompanying financial statements include allocations of these shared services to other consolidated entities to reflect each company's respective use of these resources. Amounts related to the use of these resources by other consolidated entities are not included in these financial statements. The major components of shared services include executive oversight, stock compensation, facilities and rent, professional fees and accounting. The allocations of these shared services were based on specific identification where possible. Where specific identification was not possible, allocations were based on the ratio of Company employees to those of the consolidated group for the applicable periods. In addition, 100% of historical debt balances were allocated to the Company as the debt was incurred and used to support the Company’s operations exclusively.

The following table summarizes the shared service allocation amounts reflected in the accompanying financial statements (in thousands):

Year Ended December 31,	2013
Research and development	$49
Sales and marketing	92
General and administrative	3,124
Total	$3,265

16

Federated Media Publishing, Inc.
Notes to Financial Statements

3.	Property and Equipment

Property and equipment consisted of the following (in thousands):

December 31,	2013
Leasehold improvements	$313
Equipment	221
Furniture and fixtures	273
Internal-use software	13,762
Computer hardware and software	3,474
18,043
Less accumulated depreciation and amortization	(13,635)
Total	$4,408

Depreciation and amortization expense pertaining to property and equipment was $4,625,000 for the year ended December 31, 2013.

4.	Goodwill and Other Intangible Assets

The Company’s goodwill related to acquisitions made in prior periods was $6,484,000 as of December 31, 2013.

Goodwill is tested for impairment annually as of November 30, or at an interim date if an event occurs or conditions change that would more likely than not reduce the fair value of the Company’s reporting unit below its carrying value. The Company has determined that it has one reporting unit.

The following table summarizes the Company’s other intangible assets as of December 31, 2013 (in thousands):

	Gross Carrying Amount (Pre-impairment)	Accumulated Impairment Losses	Gross Carrying Amount (Post-impairment)	Accumulated Amortization	Net Carrying Amount	Weighted-Average Remaining Life (YRS)
Developed technology	$1,918	$(293)	$1,625	$(1,625)	$—	—
Group and publisher Relationships	6,240	(2,507)	3,733	(3,021)	712	0.5
Trademarks and domain Name	490	(236)	254	(254)	—	—
Total	$8,648	$(3,036)	$5,612	$(4,900)	$712	0.5

17

Federated Media Publishing, Inc.
Notes to Financial Statements

During the year ended December 31, 2013, the Company determined that there were indicators of impairment for group and publisher relationships with the rapid decline in the value of impressions displayed on certain authors’ websites. The Company evaluated the undiscounted cash flows of the respective asset groups and concluded that impairment existed and measured impairment based on the excess of the carrying value over the fair value of the impaired intangible assets. The aggregate impairment charge relating to the Company’s intangible assets was $260,000. An impairment charge of $2,776,000 was recorded in prior years.
The Company primarily used the income approach to determine the fair value of its impaired asset groups, which included an analysis of the cash flows and risks associated with achieving such cash flows. Key assumptions included discount rates of 20% and estimated annual revenue attrition rates ranging from 19% to 75%.
Subsequent to the evaluation of impairment of amortizable intangible assets, the Company performed its annual goodwill impairment test and concluded that no goodwill impairment existed.
Intangible assets amortization expense was $689,000 for the year ended December 31, 2013.

As of December 31, 2013, the estimated future amortization expense of other intangible assets in the table above is as follows (in thousands):

Year Ending December 31,	Amortization Expense
2014	$712

In June 2013, the Company sold the assets relating to its BigTent asset group for $520,000, resulting in a gain of $370,000 reflected within Operating Expenses in the accompanying Statement of Operations. BigTent was an internet-based community primarily oriented toward parenting, and was acquired by the Company in 2010. Due to the anticipated migration of advertising displayed on BigTent sites to other author sites, and resultant retention of revenues, BigTent was not treated as a discontinued operation for financial reporting purposes. The net assets disposed of were deemed to represent a business and $150,000 of goodwill was allocated to these assets, based on their fair value relative to that of the retained business, in determining the gain on disposal.

5.	Debt

On February 16, 2007, the Company obtained a bank credit facility, including a revolving line of credit. The terms of the bank credit facility have since undergone various amendments. In February 2013, the Company amended its existing bank credit facility and extended its line of credit’s maturity date through March 31, 2014, decreased the available principal amount to $20 million and agreed to repay the term loan balance to $5 million after the completion of additional debt financing from its existing shareholders and third party lender. As of December 31, 2013, the Company’s facility provided for a $5.0 million term loan and a $20.0 million (subject to borrowing base limits) revolving line of credit.

18

Federated Media Publishing, Inc.
Notes to Financial Statements

The line of credit and term loan are secured by a first priority interest on the Company’s assets. The line of credit allows the Company to draw down loan advances against the value of its eligible accounts receivable (“borrowing base limit”). Accounts receivable receipts are deposited into a lockbox account in the name of the bank. The deposited cash receipts are automatically swept to reduce the Company’s outstanding loan balance.  At December 31, 2013 the borrowing base limit on the line of credit was $15,361,000. The line of credit bears an interest rate equal to the Wall Street Journal prime rate plus 3.25% and contains certain financial covenants, including minimum adjusted quick ratio, minimum liquidity amounts defined as the Company’s unrestricted cash at the bank plus unused availability under the line of credit, and minimum trailing twelve month EBITDA, with which the Company must comply.

The amended term loan bears an interest rate at the Wall Street Journal prime plus 5.0%. The interest rate at December 31, 2013 was 8.25%. Prior to the February 2013 amendment, the interest rate was either prime plus 3% or LIBOR plus 6.5% at the Company’s option, and the Company had been repaying principal in forty-eight equal installments. Subsequent to the amendment, the Company is required to pay interest only through October 31, 2013 after which the previously determined equal installments will resume, with monthly payments of accrued interest, through November 2015. The remaining principal is also due to be paid in full at this date.

In addition, in February 2013, the Company entered into a Loan and Security Agreement with a third party lender for a loan of $5.0 million with a maturity date on March 1, 2016. The loan bears an interest rate of 10.5% per annum and contains a monthly cash burn financial covenant and a success fee upon the change of control. The Company is required to pay interest only through March 31, 2014 and thereafter, twenty-four equal installments of principal, plus monthly payments of accrued interest through March 1, 2016. At March 1, 2016, the Company is required to pay a deferred closing fee of $100,000.

As of December 31, 2013, the Company was in compliance with all covenants under the debt agreements.

At December 31, 2013, future debt principal repayments (exclusive of the line of credit) are (in thousands):

Years Ending December 31,	Loan Principal Repayments
2014	$5,000
2015	3,986
2016	684
9,670
Less current portion	(5,000)
Long-term debt	$4,670

19

Federated Media Publishing, Inc.
Notes to Financial Statements

6.	Convertible Notes and Warrants

On February 19, 2013 and March 23, 2013, the Company entered into a Note and Warrant Purchase Agreement with its existing shareholders and certain executives for loans of $6,590,000. Each Note bears an interest rate of 8% per annum and included warrants to purchase the Company’s common stock. The Notes contain certain rights including a conversion option into the next round of financing at a price equal to the lowest per share amount paid by other participating investors, at a discount of approximately 33% less than the price paid by investors for shares sold in an offering to the public (“IPO”) and a put right equal to the amount of the outstanding debt in the event of a change of control. Certain existing shareholders and certain executives entered into Subordinated Agreements with a bank and a third party lender providing that they will not demand or receive from the Company all or any part of the loan of $6,590,000 until all bank and third party lender loans are fully paid in cash, there are no commitments or obligations to lend any further funds to the Company by the bank or third party lender, and all financing agreements between the Company and each bank and third party lender are terminated. The Notes will mature on March 31, 2014 with principal and accrued interest due and payable on March 31, 2014.

In connection with the Issuance of each Note, the Company issued warrants to purchase an aggregate of 2,125,913 shares of the Company’s common stock at an exercise price of $1.549 per share. The warrants expire at the earlier of 1) 10 years from the date of issuance, 2) an IPO event, or 3) a change of control and were valued on the date of issuance using the Black-Scholes pricing model using the following parameters:

Years ended December 31,	2013
Expected term	10 years
Volatility	50.69%
Risk free interest rate	1.97%
Dividends	—
Fair value of common stock	$1.34

The relative fair value of the warrants of $1,390,000 and the associated intrinsic value of the beneficial conversion option of $1,390,000 have been recorded as a discount on the Notes and as an addition to additional paid-in capital. In addition, the Company recorded debt issuance costs for fees paid related to the financing of $191,000. The total discount of $2,971,000 is being amortized as additional interest expense through the maturity date of the Notes using the effective interest method. Total non-cash interest expense related to these Notes for the year ended December 31, 2013 was $2,556,000. The carrying value of the Notes as of December 31, 2013 are as follows (in thousands):

Principal balance of Convertible Notes	$6,590
Plus: Accrued and unpaid interest	446
Less: Unamortized discount	(861)
Carrying value	$6,175

20

Federated Media Publishing, Inc.
Notes to Financial Statements

7.	Commitments and Contingencies

Facility Leases

The Company leases its corporate office in San Francisco under an operating lease entered into in January 2013. The lease agreement provides for annual rent of $520,000 with escalating rent payments of $1 per square foot for a period of 4 years from the lease commencement in March 2013. In addition to its corporate office, the Company entered into a five-year and 4.5 month lease in New York City for a sales office at an initial monthly rent of $30,000 with an annual two and one-half percent rent escalation. The lease expires on July 31, 2016. Rent expense is recorded on a straight-line basis over the lease term and was $907,000 for the year ended December 31, 2013.

At December 31, 2013, future minimum payments under non-cancelable operating lease agreements for premises in San Francisco and New York are (in thousands):

Years Ending December 31,
2014	$818
2015	829
2016	692
2017	22
Total	$2,361

Under its bylaws, the Company has agreed to indemnify its officers and directors to the fullest extent permitted by its bylaws and the General Corporation Law of the State of Delaware for certain events or occurrences arising as a result of the officer or director’s serving in such capacity. The coverage applies only to acts, which occurred during the tenure of the officer or director and has an unlimited term. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of December 31, 2013.

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically with business partners, contractors, customers, and landlords and (ii) its agreements with investors. Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2013.

21

Federated Media Publishing, Inc.
Notes to Financial Statements

Other

The Company, in the normal course of business, utilizes licenses for technology used in the Company’s business. Fees are based on usage of the underlying technology. Payments under these arrangements are not considered to be significant.

8.	Income Taxes

The Company is a member of a consolidated group of entities for which income tax returns are filed for the consolidated group. The Company’s income taxes are presented herein utilizing the benefits-for-loss tax allocation method, which is a modification of the separate return method. The current income tax expense is recorded as an increase in Parent company debt.

The Company provides for deferred taxes based on the difference between the basis of assets and liabilities for financial reporting purposes and the basis for income tax purposes, calculated using enacted rates that will be in effect when the differences are expected to reverse.

Income tax expense as presented in the Statement of Operations consisted of the following (in thousands):

Year Ended December 31,	2013
Current:
Foreign	$48
Federal	—
State	17
Total current expense	65
Deferred:
Federal	3
State	—
Total deferred expense	3
Income tax expense	$68

22

Federated Media Publishing, Inc.
Notes to Financial Statements

Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows (in thousands):

December 31	2013
Deferred tax assets:
Net operating loss carryforwards	$14,487
Tax credit carryforwards	575
Reserves and accruals	689
Stock-based compensation	287
Gross deferred tax assets	16,038
Less valuation allowance	(15,774)
Total deferred tax assets	264
Deferred tax liabilities:
Intangible assets	(106)
Depreciation and amortization	(158)
Total deferred tax liabilities	(264)
Deferred tax, net	$—

The difference between the tax provision at the statutory rate of 34% and the provision for income taxes is primarily due to the net change in the valuation allowance.

At December 31, 2013, the Company has available net operating loss (“NOL”) carryforwards of approximately $37,035,000 and $30,915,000 to offset future federal and state taxable income, respectively. The federal NOL carryforwards will begin to expire in 2020, while the state NOL carryforwards will begin to expire in 2014. Subsequent to the sale of the Company to LIN Digital Media, LLC on February 3, 2014, all net operating losses and tax credit attributes were retained by FMPL.

The Company uses the benefits-for-loss tax-allocation method, which is a modification of the separate return tax-allocation method. Under this method, the federal net operating loss, and other tax attributes, are treated as realized when utilized in the consolidated tax return. Due to the history of losses generated in the past, the Company believes that it is not more-likely-than-not that all of the deferred tax assets can be realized. Therefore, the Company has a full valuation allowance on all deferred tax assets. The Company’s deferred tax asset valuation allowance increased by $3,900,000 for the year ended December 31, 2013.

There were approximately $777,000 of unrecognized tax benefits as of December 31, 2013, of which approximately $193,000 would impact the provision for income taxes if recognized. The remaining amount relates to items which are fully offset by a deferred tax asset valuation allowance.

23

Federated Media Publishing, Inc.
Notes to Financial Statements

The aggregate changes in the balance of gross unrecognized tax benefits were as follows (in thousands):

2013
Balance as of January 1	$650
Additions for positions taken in 2013	—
Additions for prior year positions taken	127
Balance as of December 31	$777

The Company has adopted the accounting policy that interest and penalties will be classified as a component of the provision for income taxes. As of the date of adoption of ASC 740 and through December 31, 2013, the Company did not have any interest or penalties associated with unrecognized tax benefits. The Company does not anticipate any significant changes to the unrecognized tax benefits within twelve months of this reporting date.

The Company is subject to taxation in various U.S. states. There are no ongoing examinations by taxing authorities at this time except for a California income tax examination for years 2009 to 2011. The Company believes that any California tax adjustments, if imposed, are fully provided in the financial statements as reported. The Company’s federal and California tax returns are subject to examination by tax authorities for tax years 2005 through 2012 except for an acquired NOL, which is subject to examination for tax years starting from 2000.

9.	Stock-Based Compensation

Employees and non-employees of the Company have received grants of the parent company options. Incentive options may be granted with an exercise price that is no less than the estimated fair value of the Parent’s common stock at the date of grant to employees and directors. Nonqualified stock options may be granted to employees, directors and consultants with an exercise price not less than 85% of the estimated fair value of the underlying common stock at the grant date. Options granted to any 10% stockholder must have an exercise price per share that is not less than 110% of the estimated fair value per share of common stock on the date of grant.

Options granted generally have a maximum term of 10 years from grant date, are exercisable upon vesting unless otherwise designated for early exercise by the Board of Directors at the time of grant, are pursuant to individual written agreements, and generally vest ratably over a four-year period, with a 25% cliff vesting after one year and then ratably on a monthly basis for the remaining three years. Certain option agreements provide for accelerated vesting of options upon the effective date of an initial public offering or a change in control of the Company. Early exercise of options is permitted and such early exercises are subject to the vesting provisions mentioned above, and any unvested shares are subject to repurchase at the original exercise price upon termination of employment, death or disability. At December 31, 2013, no shares remain subject to repurchase.

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors based on estimated fair values determined by the Parent. The fair value of share-based payment awards to employees and directors on the date of grant is estimated using the BSM pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the Statement of Operations. As stock-based compensation expense is based on awards ultimately expected to vest, it has been reduced for the estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The determination of fair value of share-based payment awards to employees on the date of grant using the BSM pricing model is affected by the Parent company’s stock price, as well as assumptions regarding a number of

24

Federated Media Publishing, Inc.
Notes to Financial Statements

highly complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the expected term of the awards, and actual and projected employee stock option exercise behaviors. The expected term is estimated using the simplified method. Historical data is used to estimate forfeitures. The risk-free rate is based on U.S. Treasury rates in effect during the corresponding period of grant. The expected volatility is based on historical volatility of peer companies. The fair value of common stock was based on the values which were approved by the Parent’s Board of Directors at each respective date. Those fair values were supported by external and/or internal valuations of the Parent’s common stock.

The Parent used the following weighted average assumptions in its BSM pricing model:

Years ended December 31,	2013
Expected term	5.57 years
Volatility	51.04%
Risk free interest rate	1.25%
Dividends	-

A summary of the stock option activity for the Company’s employees follows:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Grant Date Fair Value
Outstanding at December 31, 2012	1,743,891	$6.37	$2.90
Granted	1,469,816	1.38	0.54
Exercised	(78,048)	0.47	0.34
Cancelled/Forfeited-Unvested	(759,558)	5.80	2.75
Cancelled/Expired-Vested	(350,939)	3.47	1.07
Outstanding at December 31, 2013	2,025,162	$1.55	$0.58

25

Federated Media Publishing, Inc.
Notes to Financial Statements

The following table summarizes information about currently outstanding and vested stock options at December 31, 2013:

Options Outstanding			Options Vested
Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life (Years)	Number of Options
$0.01-$0.02	148,438	1.07	148,438
$0.41-$1.34	1,290,960	7.82	340,733
$1.41-$2.44	496,587	4.38	86,587
$6.33-$10.20	78,855	0.17	78,563
$14.55-$15.69	10,322	1.09	9,842
	2,025,162		664,163

At December 31, 2013, the aggregate intrinsic value of currently exercisable options granted to Company employees was approximately $398,000 and the weighted average remaining contractual term of those options was 2.97 years. The aggregate intrinsic value was calculated as the difference between the exercise prices of the underlying stock option awards and the fair value of the Parent company stock at December 31, 2013. At December 31, 2013, the weighted average exercise price of currently exercisable options was $1.89. At December 31, 2013, the number of options vested and expected to vest was 1,671,784.

The Company recorded employee stock-based compensation for options granted to Company employees of $634,000 for the year ended December 31, 2013. The stock-based compensation was allocated to the following asset, cost and expense categories (in thousands):

Year Ended December 31,	2013
Internal-use software	$33
Cost of revenues	—
Research and development expense	11
Sales and marketing expense	300
General and administrative expense	290
$634

At December 31, 2013, the Company had total unrecognized stock-based compensation expense for options granted to Company employees of approximately $1,242,000 expected to be recognized over a weighted average of 2.6 years.

26

Federated Media Publishing, Inc.
Notes to Financial Statements

Modification of Stock-Based Awards

In April 2013, the parent company completed a stock option repricing whereby existing shareholders holding options to purchase 979,445 shares elected to have their existing exercise prices reduced to $1.342 per share. In conjunction with the repricing, the participating option holders agreed that only 30% of their existing vested options would remain vested, with the remaining 70% of options subject to a monthly vesting schedule over 3 years. In addition, option grants with 100% of the shares unvested retained the original vesting schedules. The repriced options will expire in April 2023.

The repricing is considered a modification of the stock option awards, which requires the calculation of incremental compensation cost. The total incremental compensation cost resulting from the repricing is $338,000 of which $136,000 was expensed in the year ended December 31, 2013. The remainder will be recorded over the remaining vesting period of the awards.

10.	Stockholders’ Equity (Deficit)

As discussed in Note 1, the Company became a wholly owned subsidiary of FMPL Holdings, Inc. on February 3, 2014 as the result of a reorganization undertaken as part of the sale process to LIN Digital Media, LLC. These financial statements reflect the capital structure of the Company at the date of sale at which point 100 shares of common stock were authorized, issued and outstanding, all of which were owned by FMPL Holdings, Inc.

11.	Related Party Transactions

Amounts due to the Company from FMPL, Lijit and FMP Canada are not expected to be recovered and therefore have been treated as capital transactions and presented within equity. Increases and decreases in this balance have been reflected as a withdrawal of capital or contributions, respectively, with a corresponding entry made to Additional paid-in capital in the Statement of Stockholders’ Equity (Deficit). Distributions of $4,685,000 were made in the year ended December 31, 2013.

The Company placed online advertising content on Lijit’s publisher’s websites incurring costs totaling $1,329,000 for the year ended December 31, 2013. These amounts are recorded within costs of revenues in the accompanying statement of operations.

The Company incurred certain shared services costs on behalf of consolidated entities of the Group. See Note 2 for costs incurred on behalf of these entities.

The Founder of the Company is also a partner and member of the Board of Directors of an entity that does business with the Company as an author. That entity supplied the Company with advertising space for which it charged the Company the amount of $1,023,000 for the year ended December 31, 2013, recorded by the Company as cost of revenues. The Company had balances owing to this related party entity of $236,000 at December 31, 2013.

27

Federated Media Publishing, Inc.
Notes to Financial Statements

12.	Subsequent Events

On February 3, 2014, all of the outstanding shares of the Company were acquired by LIN Digital Media, LLC. In conjunction with the sale, the Convertible Notes entered into with existing shareholders and certain executives in March 2013 were transferred to FMPL. The Loan and Security Agreement entered into with a third party lender in February 2013 was repaid. The bank credit facility and the related line of credit were also repaid. Vesting of the 979,445 options re-priced during 2013 was accelerated on close such that these amounts became fully vested. Vesting of all other options was accelerated by 6 - 12 months depending on seniority.

In connection with the issuance of the financial statements for the year ended December 31, 2013, the Company has evaluated subsequent events through April 14, 2014, the date the financial statements were issued.

28

Exhibit 99.2

Unaudited pro forma condensed combined financial statements

On January 27, 2014, LIN Digital Media LLC, an indirect wholly-owned subsidiary of LIN Media LLC (“LIN Media”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with FMPL Holdings, Inc., to purchase 100% of the outstanding capital stock of Federated Media Publishing, Inc. (“FMPI”), for $22.3 million, net of cash, subject to post-closing adjustments. FMPI is a digital content and conversational marketing company with primary operations in San Francisco and New York City. On February 3, 2014, LIN Digital Media LLC closed the acquisition of 100% of the outstanding capital stock of FMPI.  The purchase price was financed with a combination of cash on hand and cash available under LIN Television Corporation’s revolving credit facility.
The unaudited pro forma condensed combined financial statements are based on the historical financial statements of LIN Media and FMPI as adjusted for the acquisition of FMPI (the "Acquisition") and related financing. Our audited historical financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2013 (“10-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2014. FMPI’s audited historical financial statements for the year ended December 31, 2013 are included as Exhibit 99.1 to this Current Report on Form 8-K/A (“8-K”). These pro forma financial statements should be read in conjunction with those financial statements.
The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition in the manner described under this ‘‘Unaudited pro forma condensed combined financial statements’’ and the notes thereto as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the twelve-month period ended December 31, 2013 has been derived by (i) adding the historical LIN Media statement of operations for the year ended December 31, 2013, to the historical FMPI statement of operations for the year ended December 31, 2013, and reclassifying the FMPI statement of operations to conform to LIN Media’s presentation of its statement of operations, and (ii) applying pro forma adjustments to the condensed combined statement of operations to give effect to the Acquisition and related financing as if it had occurred on January 1, 2013.
The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2013. The unaudited pro forma condensed combined balance sheet as of December 31, 2013 has been derived by (i) adding the historical LIN Media balance sheet as of December 31, 2013, to the historical FMPI balance sheet as of December 31, 2013, and reclassifying the FMPI balance sheet to conform to LIN Media’s balance sheet presentation, and (ii) applying pro forma adjustments to the condensed combined balance sheet to give effect to the Acquisition and revolver drawdown as if it had occurred on December 31, 2013.
The unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations or balance sheet would have been if the Acquisition had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed combined financial statements are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2013
(in thousands)

	Historical		Pro Forma Adjustments
	LIN Media LLC	Federated Media Publishing, Inc.	Reclassification adjustments		Acquisition of Assets of Federated Media		Total Financing Arrangements		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46	$—		$(22,029)	(b),(c)	$23,000	(f)	$13,542
Accounts receivable, less allowance for doubtful accounts	145,309	10,687	—		—		—		155,996
Deferred income tax assets	6,898	—	18	(a)	—		—		6,916
Other current assets	15,201	461	(18)	(a)	—		—		15,644
Total current assets	179,933	11,194	—		(22,029)		23,000		192,098
Property and equipment, net	221,078	4,408	(4,155)	(a)	—		—		221,331
Deferred financing costs	16,448	—	—		—		—		16,448
Investment in subsidiary	—	—	—		—		—		—
Goodwill	203,528	6,484	—		549	(d)	—		210,561
Broadcast licenses	536,515	—	—		—		—		536,515
Other intangible assets, net	47,049	712	4,155	(a)	6,631	(d)	—		58,547
Other assets	12,299	192	—		—		—		12,491
Total assets	$1,216,850	$22,990	$—		$(14,849)		$23,000		$1,247,991
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$17,364	$5,000	$4,593	(a)	(9,593)	(c)	—		$17,364
Line of credit	—	4,593	(4,593)	(a)	—		—		—
Accounts payable	14,002	4,752	(44)	(a)	—		—		18,710
Income Tax Payable	1,420	—	44	(a)	—		—		1,464
Accrued expenses	51,696	1,514	1,330	(a)	701	(b),(e)	—		55,241
Accrued compensation and benefits	—	1,136	(1,136)	(a)	—		—		—
Convertible notes	—	6,175	—		(6,175)	( c)	—		—
Deferred revenue	—	194	(194)	(a)	—		—		—
Program obligations	7,027	—	—		—		—		7,027
Total current liabilities	91,509	23,364	—		(15,067)		—		99,806
Long-term debt and capital lease obligations, excluding current portion	927,328	4,670	—		(4,670)	(c)	23,000	(f)	950,328
Deferred income taxes, net	64,686	—	30	(a)	—		—		64,716
Program obligations	4,146	—	—		—		—		4,146
Other liabilities	27,209	223	(30)	(a)	—		—		27,402
Total liabilities	1,114,878	28,257	—		(19,737)		23,000		1,146,398

Commitments and Contingencies	—	—	—		—		—		—

Redeemable noncontrolling interest	12,845	—	—		—		—		12,845

Shareholders' equity
Common shares	1,142,959	—	—		—		—		1,142,959
Treasury Shares	(21,984)	—	—		—		—		(21,984)
Additional paid-in capital	—	44,438	—		(44,438)	(e)	—		—
Accumulated (deficit) earnings	(1,006,322)	(49,705)	—		49,326	(e)	—		(1,006,701)
Accumulated other comprehensive loss	(25,526)	—	—		—		—		(25,526)
Total shareholders' equity	89,127	(5,267)	—		4,888		—		88,748
Total liabilities, redeemable noncontrolling interest and equity	$1,216,850	$22,990	$—		$(14,849)		$23,000		$1,247,991

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2013
(in thousands)

	Historical		Pro Forma Adjustments
	LIN Media LLC	Federated Media Publishing, Inc.	Reclassification adjustments		Acquisition of Assets of Federated Media		Total Financing Arrangements		Pro Forma Combined

Net revenues	$652,363	$37,169	$—		$—		$—		$689,532

Operating expenses:
Direct operating	251,078	—	35,623	(h)	—		—		286,701
Cost of revenues	—	25,276	(25,276)	(h)	—		—		—
Research and development	—	1,742	(1,742)	(h)	—		—		—
Sales and marketing	—	12,157	(12,157)	(h)	—		—		—
General and administrative	—	3,718	(3,718)	(h)	—		—		—
Selling, general and administrative	162,550	—	2,681	(h)	—		—		165,231
Amortization of program rights	29,242	—	—		—		—		29,242
Corporate	41,377	—	—		(143)	(l)	—		41,234
Depreciation	46,854	—	777	(h)	—		—		47,631
Amortization of intangible assets	22,826	579	3,812	(h)	(1,960)	(g)	—		25,257
Restructuring	3,895	—	—		—		—		3,895
Contract termination costs	3,887	—	—		—		—		3,887
Loss from asset dispositions	710	—	—		—		—		710
Operating income (loss)	89,944	(6,303)	—		2,103		—		85,744
									—
Other expense (income):									—
Interest expense, net	56,607	4,349	—		(4,349)	(i)	583	(k)	57,190
Share of loss in equity investments	56	—	—		—		—		56
Other expense, net	2,100	(6)	—		—		—		2,094
Total other expense (income), net	58,763	4,343	—		(4,349)		583		59,340
									—
Income (loss) before (benefit from) provision for income taxes	31,181	(10,646)	—		6,452		(583)		26,404
(Benefit from) provision for income taxes	(125,420)	68	—		2,629	(j)	(238)	(j)	(122,961)
Income (loss) from continuing operations	$156,601	$(10,714)	$—		$3,823		$(345)		$149,365
Basic income from continuing operations attributable to LIN Media LLC	$2.99								$2.85
Diluted income from continuing operations attributable to LIN Media LLC	$2.81								$2.68
Weighted-average number of common shares outstanding used in calculating basic income per common share	52,439								52,439
Weighted-average number of common shares outstanding used in calculating diluted income per common share	55,639								55,639

Notes to unaudited pro forma condensed combined financial statements

Note 1—Basis of pro forma presentation
The unaudited pro forma condensed combined financial statements and explanatory notes give effect to the acquisition of FMPI by us, and the related acquisition financing. The unaudited pro forma condensed combined financial statements reflect the consolidation of FMPI’s assets, liabilities, and results of operations into LIN Media. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred as of December 31, 2013. The unaudited pro forma condensed combined statement of operations is presented as if the Acquisition had occurred on January 1, 2013.
The Acquisition has been accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill.
The preparation of unaudited pro forma condensed combined financial statements requires management to make estimates and assumptions that affect the amounts reported in the unaudited pro forma condensed combined financial statements and the notes thereto. Estimates were applied herein to the valuation of goodwill, intangible assets, property and equipment, amortization of intangible assets, depreciation of property and equipment, and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.
The unaudited pro forma condensed combined financial statements are based on the historical financial statements of LIN Media and FMPI after giving effect to the Acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Acquisition was consummated as of January 1, 2013.
This information should be read in conjunction with the accompanying notes to the audited pro forma condensed combined financial statements and the historical consolidated financial statements and accompanying notes of LIN Media, included in our 10-K, and FMPI included in Exhibit 99.1 to this 8-K.
Note 2—Purchase price allocation
The following table summarizes, as of December 31, 2013, the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in the Acquisition, after giving effect to the Acquisition (in thousands):

Accounts receivable, less allowance for doubtful accounts	$10,687
Deferred income tax asset	18
Other current assets	443
Property and equipment	253
Definite-lived intangible assets	11,498
Other assets	192
Accounts payable	(4,708)
Income tax payable	(44)
Accrued expenses	(2,844)
Deferred income taxes	(30)
Other liabilities	(193)
Fair value of identifiable net assets acquired	15,272
Goodwill	7,033
Total	$22,305

The amount allocated to definite-lived intangible assets represents the estimated fair values of trademarks of $2.2 million, customer relationships of $1.2 million, publisher relationships of $4.2 million, and completed technology of $3.9 million. These intangible assets will be amortized over the estimated remaining useful lives of 7 years for trademarks, 4 years for customer relationships, 8 years for publisher relationships, and 3 years for completed technology.
The provisional purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the Acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the Acquisition could have a material impact on our future results of operations.
Goodwill of $7.0 million primarily represents the benefits of the incremental revenue we expect to generate from the Acquisition. All of the goodwill is deductible for tax purposes.
Note 3—Pro forma adjustments
The unaudited pro forma condensed combined financial statements include adjustments attributed to the Acquisition, and the borrowings and use of amounts to finance the Acquisition, which include $23 million of assumed revolving borrowings under our senior secured credit facility. The unaudited pro forma condensed combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of FMPI. The Acquisition includes working capital items such as accounts receivable, prepaid expenses, accounts payable, accrued liabilities, and also includes property and equipment. The Acquisition excludes obligations under FMPI’s line of credit and term loan because these liabilities were not assumed by LIN Media. Accordingly, the unaudited pro forma condensed combined financial statements include adjustments to reverse the assets and liabilities of FMPI that are not being acquired by us pursuant to the terms of the Purchase Agreement.
The unaudited pro forma condensed combined statement of operations does not include any costs that may result from acquisition and integration activities. The unaudited pro forma condensed combined statement of operations does not include any adjustments to eliminate operating expenses associated with FMPI’s former offices and related overhead, nor does it adjust for expected future incremental operating income as a result of synergies we expect to realize.
Adjustments to unaudited pro forma condensed combined balance sheet
The pro forma adjustments in the unaudited pro forma condensed combined balance sheet related to the Acquisition as of December 31, 2013 are as follows:

(a)
Reclassifications have been made to the historical presentation of the FMPI balance sheet to conform to the presentation used in our condensed combined balance sheet. The adjustments reclassify internally developed software costs, line of credit borrowings, income taxes payable, accrued compensation and benefits, deferred revenue, and deferred income taxes to the line items in which they would appear in the LIN Media balance sheet.

(b)
Reflects $21.9 million of cash that would have been paid had closing occurred on December 31, 2013, as well as $0.9 million which relates to obligations of the sellers assumed by LIN Media and a $.5 million net working capital adjustment owed to LIN Media by the sellers.

(c)
Reflects the reversal of FMPI's cash and obligations under its line of credit and term loans that were not assumed, pursuant to the terms of the Purchase Agreement, as described in further detail above.

(d)
Other intangible assets were adjusted by $6.6 million, to their estimated fair values as of the Acquisition date, as reflected in the purchase price allocation in Note 2. The excess of the aggregate purchase price over the estimated fair values of the assets acquired and liabilities assumed resulted in the recognition of $7.0 million of goodwill.

(e)
Reflects the elimination of the investment in FMPI by FMPL Holdings, Inc. reflected within equity, and a $0.6 million charge, net of tax, to accumulated deficit for accrued transaction fees and expenses.

(f)	Reflects the Acquisition financing of $23.0 million of revolving borrowings under our senior secured credit facility.
Adjustments to unaudited pro forma condensed combined statements of operations
The pro forma adjustments in the unaudited pro forma condensed combined statement of operations related to the Acquisition, including the related acquisition financing as of January 1, 2013 are as follows:

(g)	Reflects decreased amortization expense based on the estimated fair values and extended useful lives of the identifiable intangible assets.

(h)
Reclassifications have been made to the historical presentation of the FMPI statements of operations to conform to the presentation used in our condensed combined statement of operations. The adjustments 1) reclassify cost of revenues into direct operating, selling, general and administrative, and depreciation; 2) reclassify research and development to direct operating and selling, general and administrative; 3) reclassify sales and marketing to direct operating and selling, general and administrative; and 4) reclassify general and administrative to direct operating and selling, general and administrative.

(i)	Reflects the reversal of interest on FMPI’s debt that was not purchased or assumed, pursuant to the terms of the Purchase Agreement.

(j)	We applied an effective federal tax rate of 35%, and a state tax rate of 5.75%, net of federal benefit, for the full year ended December 31, 2013 to the pro forma adjustments.

(k)
Reflects the additional interest expense related to the $23.0 million of assumed revolving borrowings under our senior secured credit facility. Additional cash interest on the revolving credit facility and term loan is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at acquisition, as well as the reduction of the commitment fee on the undrawn portion of LIN Media's revolving credit facility, which was .375% at acquisition. The effect of a one-eighth percent variance in the interest rates on the annual incremental interest expense is $29 thousand.

(l)	Reflects the reversal of transaction fees and expenses incurred that are directly attributable to the Acquisition.

Annex J

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

Quarterly Report pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2014

Commission file number: 001-36032	Commission file number: 000-25206

LIN Media LLC	LIN Television Corporation
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

90-0935925	13-3581627
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800
Austin, Texas 78701
(Address of principal executive offices)

(512) 774-6110
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted to its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding twelve months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐  No ☒

This combined Form 10-Q is separately filed by (i) LIN Media LLC and (ii) LIN Television Corporation. LIN Television Corporation meets the conditions set forth in general instruction H (1) (a) and (b) of Form 10-Q and is, therefore, filing this form with the reduced disclosure format permitted by such instruction.

LIN Media LLC Class A common shares, outstanding as of May 7, 2014: 34,498,900 shares.
LIN Media LLC Class B common shares, outstanding as of May 7, 2014: 20,901,726 shares.
LIN Media LLC Class C common shares, outstanding as of May 7, 2014: 2 shares.
LIN Television Corporation common stock, $0.01 par value, outstanding as of May 7, 2014: 1,000 shares.

EXPLANATORY NOTE

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN Media LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV (“LIN LLC”), with LIN LLC as the surviving entity (the “ 2013 LIN LLC Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “2013 LIN LLC Merger Agreement”).  Entry into the 2013 LIN LLC Merger Agreement had previously been reported by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.

LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger.  Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor issuer to LIN TV, were deemed registered under Section 12(b) of the Exchange Act.  References to LIN LLC, we, us, or the Company in this Quarterly Report on Form 10-Q that include any period at and before the effectiveness of the 2013 LIN LLC Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC.  For more information concerning the effects of the 2013 LIN LLC Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

1

2

Part I. Financial Information
Item 1. Unaudited Consolidated Financial Statements

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LIN Media LLC
Consolidated Balance Sheets
(unaudited)

	March 31, 2014	December 31, 2013
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$20,887	$12,525
Accounts receivable, less allowance for doubtful accounts (2014 - $3,615; 2013 - $3,188)	138,517	145,309
Deferred income tax assets	8,229	6,898
Other current assets	13,781	15,201
Total current assets	181,414	179,933
Property and equipment, net	223,186	221,078
Deferred financing costs	15,647	16,448
Goodwill	210,627	203,528
Broadcast licenses	536,515	536,515
Other intangible assets, net	53,655	47,049
Other assets	16,191	12,299
Total assets (a)	$1,237,235	$1,216,850
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$18,925	$17,364
Accounts payable	15,263	14,002
Income taxes payable	1,686	1,420
Accrued expenses	56,112	51,696
Program obligations	7,030	7,027
Total current liabilities	99,016	91,509
Long-term debt, excluding current portion	931,531	927,328
Deferred income tax liabilities	58,815	64,686
Program obligations	3,945	4,146
Other liabilities	29,452	27,209
Total liabilities (a)	1,122,759	1,114,878
Commitments and Contingencies (Note 9)
Redeemable noncontrolling interest	9,820	12,845
LIN Media LLC shareholders’ equity:
Class A common shares, 100,000,000 shares authorized, Issued: 39,446,659 and 39,013,005 shares as of March 31, 2014 and December 31, 2013, respectively. Outstanding: 34,499,000 and 34,065,346 shares as of March 31, 2014 and December 31, 2013, respectively	635,810	624,564
Class B common shares, 50,000,000 shares authorized, 20,901,726 shares as of March 31, 2014 and December 31, 2013, respectively, issued and outstanding; convertible into an equal number of shares of class A common or class C common shares	518,395	518,395
Class C common shares, 50,000,000 shares authorized, 2 shares as of March 31, 2014 and December 31, 2013, issued and outstanding; convertible into an equal number of shares of class A common shares	—	—
Treasury shares, 4,947,659 shares of class A common shares as of March 31, 2014 and December 31, 2013, at cost	(21,984)	(21,984)
Accumulated deficit	(1,004,665)	(1,006,322)
Accumulated other comprehensive loss	(25,335)	(25,526)
Total LIN Media LLC shareholders’ equity	102,221	89,127
Noncontrolling interest	2,435	—
Total equity	104,656	89,127
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$1,237,235	$1,216,850
________________________________________________________________

(a)
Our consolidated assets as of March 31, 2014 and December 31, 2013 include total assets of: $55,024 and $56,056, respectively, of variable interest entities (“VIEs”) that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of: $44,118 and $44,677 and program rights of: $2,254 and $2,186 as of March 31, 2014 and December 31, 2013, respectively. Our consolidated liabilities as of March 31, 2014 and December 31, 2013 include $4,014 and $4,126, respectively, of total liabilities of the VIEs for which the VIEs’ creditors have no recourse to the Company, including $2,698 and $2,727, respectively, of program obligations.  See further description in Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies.”

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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LIN Media LLC
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per share data)
Net revenues	$166,241	$140,992

Operating expenses:
Direct operating	69,434	54,568
Selling, general and administrative	44,940	37,298
Amortization of program rights	6,593	7,785
Corporate	12,541	10,271
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Restructuring charge	—	2,132
Loss from asset dispositions	94	95
Operating income	16,382	11,776

Other expense:
Interest expense, net	14,209	13,871
Share of loss in equity investments	75	—
Other expense (income), net	18	(24)
Total other expense, net	14,302	13,847

Income (loss) before provision for (benefit from) income taxes	2,080	(2,071)
Provision for (benefit from) income taxes	1,021	(1,051)
Net income (loss)	1,059	(1,020)
Net loss attributable to noncontrolling interests	(598)	(164)
Net income (loss) attributable to LIN Media LLC	$1,657	$(856)

Basic net income (loss) per common share:
Net income (loss)	$0.03	$(0.02)

Weighted-average number of common shares outstanding used in calculating basic income (loss) per common share	53,669	51,910

Diluted net income (loss) per common share:
Net income (loss)	$0.03	$(0.02)

Weighted-average number of common shares outstanding used in calculating diluted income per common share	56,593	51,910

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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LIN Media LLC
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Net income (loss)	$1,059	$(1,020)
Amortization of pension net losses, net of tax of $124 and $169 for the three months ended March, 31, 2014 and 2013, respectively, reclassified	191	259
Comprehensive income (loss)	1,250	(761)
Comprehensive loss attributable to noncontrolling interest	(598)	(164)
Comprehensive income (loss) attributable to LIN Media LLC	$1,848	$(597)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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LIN Media LLC
Consolidated Statement of Shareholders’ Equity
(unaudited)
(in thousands)

						Accumulated
	Common Shares			Treasury		Other		Total
	Class A	Class B	Class C	Shares	Accumulated	Comprehensive	Noncontrolling	Shareholders'
	Amount	Amount	Amount	(at cost)	Deficit	Loss	Interest	Equity
Balance as of December 31, 2013	$624,564	$518,395	$—	$(21,984)	$(1,006,322)	$(25,526)	$—	$89,127
Pension liability adjustment, net of tax of $124	—	—	—	—	—	191	—	191
Issuance of class A common shares	1,163	—	—	—	—	—	—	1,163
Tax benefit from exercise of share options and vesting of restricted share awards	7,784	—	—	—	—	—	—	7,784
Share-based compensation	2,299	—	—	—	—	—	—	2,299
Net income attributable to LIN Media LLC	—	—	—	—	1,657	—	—	1,657
Reclassification from redeemable noncontrolling interest	—	—	—	—	—	—	2,435	2,435
Balance as of March 31, 2014	$635,810	$518,395	$—	$(21,984)	$(1,004,665)	$(25,335)	$2,435	$104,656

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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LIN Media LLC
Consolidated Statement of Stockholders’ Deficit
(unaudited)
(in thousands)

							Accumulated
	Common Stock			Treasury	Additional		Other	Total
	Class A	Class B	Class C	Stock	Paid-In	Accumulated	Comprehensive	Stockholders'
	Amount	Amount	Amount	(at cost)	Capital	Deficit	Loss	Deficit
Balance as of December 31, 2012	$313	$235	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $169	—	—	—	—	—	—	259	259
Stock-based compensation	2	—	—	—	2,419	—	—	2,421
Net loss attributable to LIN Media LLC	—	—	—	—	—	(856)	—	(856)
Balance as of March 31, 2013	$315	$235	$—	$(21,984)	$1,132,110	$(1,165,291)	$(35,125)	$(89,740)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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LIN Media LLC
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2014	2013
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$1,059	$(1,020)
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Amortization of financing costs and note discounts	907	896
Amortization of program rights	6,593	7,785
Cash payments for programming	(6,866)	(7,707)
Share of loss in equity investments	75	—
Share-based compensation	2,307	1,941
Deferred income taxes, net	456	(1,237)
Loss from asset dispositions	94	95
Other, net	985	428
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	16,315	11,020
Other assets	(3,174)	(710)
Accounts payable	(2,931)	(9,524)
Accrued interest expense	(416)	4,020
Other liabilities and accrued expenses	5,122	(1,222)
Net cash provided by operating activities	36,783	21,832

INVESTING ACTIVITIES:
Capital expenditures	(5,609)	(6,798)
Acquisition of broadcast towers	(7,257)	—
Payments for business combinations, net of cash acquired	(22,346)	—
Proceeds from the sale of assets	45	13
Contributions to equity investments	(75)	—
Capital contribution to joint venture with NBCUniversal	—	(100,000)
Net cash used in investing activities	(35,242)	(106,785)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,163	501
Proceeds from borrowings on long-term debt	40,000	85,000
Principal payments on long-term debt	(34,342)	(22,840)
Payment of long-term debt issue costs	—	(515)
Net cash provided by financing activities	6,821	62,146

Net increase (decrease) in cash and cash equivalents	8,362	(22,807)
Cash and cash equivalents at the beginning of the period	12,525	46,307
Cash and cash equivalents at the end of the period	$20,887	$23,500
The accompanying notes are an integral part of the unaudited consolidated financial statements.

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LIN Media LLC
Notes to Unaudited Consolidated Financial Statements

Note 1 — Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

LIN Media LLC (“LIN LLC”), together with its subsidiaries, including LIN Television Corporation, a Delaware corporation (“LIN Television”), is a local multimedia company operating in the United States. LIN LLC and its subsidiaries are affiliates of HM Capital Partners I LP (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN LLC and all subsidiaries included in our consolidated financial statements.

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “LIN LLC Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “2013 LIN LLC Merger Agreement”).  LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the 2013 LIN LLC Merger.  Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act.  References to "LIN LLC," "we," "us," or the "Company" in this Quarterly Report on Form 10-Q that include any period at and before the effectiveness of the 2013 LIN LLC Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC.  For more information concerning the effects of the 2013 LIN LLC Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany accounts and transactions have been eliminated.

In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments necessary to state fairly our financial position, results of operations and cash flows for the periods presented.  The interim results of operations are not necessarily indicative of the results to be expected for the full year.

The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and VIEs for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”), joint sales agreements (“JSAs”) and related agreements to evaluate whether consolidation of entities that are party to such arrangements is required under U.S. GAAP.

We conduct our business through LIN Television and its subsidiaries.  Prior to the 2013 LIN LLC Merger, LIN TV had no operations or assets other than its investments in its subsidiaries.  Subsequent to the 2013 LIN LLC Merger and consistent with its classification as a partnership for federal income tax purposes, LIN LLC has separate operations relating to the administration of the partnership.  The consolidated financial statements of LIN LLC represent its own operations and the consolidated operations of LIN Television, which remains a corporation after the 2013 LIN LLC Merger.

During the first quarter of 2014, as a result of the continued growth in our digital business, we reevaluated our organization and the nature of our business activities and began assessing and internally reporting financial information for our broadcast business and our digital business separately. As a result, we now have two reportable operating segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have restated prior period disclosures to reflect this change in our reportable operating segments. See Note 5 - “Segment Reporting” for further discussion.
On March 21, 2014, we filed a Current Report on Form 8-K for the purpose of announcing that LIN LLC entered into an Agreement and Plan of Merger with Media General, Inc., a Virginia corporation (“Media General”), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned

10

subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”) pursuant to which Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of New Holdco, and immediately following the consummation of the Media General Merger, Merger Sub 2 will merge with and into LIN LLC (the “LIN Merger” and together with the Media General Merger, the “Merger”), with LIN LLC surviving the LIN Merger as a wholly owned subsidiary of New Holdco.
As a result of the Merger, the combined company will own and operate or service 74 stations across 46 markets, reaching approximately 26.5 million households or 23% of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations). The transaction is currently expected to close during the first quarter of 2015. For more information concerning the Merger, refer to the Current Report on Form 8-K filed with the SEC on March 21, 2014.
 Joint Venture Sale Transaction and Merger

On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into an agreement whereby LIN Texas sold its 20.38% equity interest in Station Venture Holdings ("SVH"), a joint venture in which an affiliate of NBCUniversal ("NBC") held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”). Pursuant to the JV Sale Transaction, LIN Television made a $100 million capital contribution to SVH and in turn, was released from the guarantee of an $815.5 million note held by SVH ("GECC Guarantee") as well as any further obligations related to any shortfall funding agreements between LIN Television and SVH.

Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the 2013 LIN LLC Merger Agreement. The 2013 LIN LLC Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

For further discussion of the JV Sale Transaction and the 2013 LIN LLC Merger, refer to Item 1. "Business" and Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 (the "10-K").

Variable Interest Entities

In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.

We have a JSA and an SSA with WBDT Television, LLC (“WBDT”) for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”) for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), KWBQ-TV, KRWB-TV and KASY-TV in the Albuquerque, Santa-Fe NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations. We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.

An order that the Federal Communications Commission (“FCC”) adopted in March 2014, however, may require changes in our relationship with these entities going forward. In that order, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have two years from the date on which the rules become effective to amend or terminate those arrangements unless they are able to obtain a waiver of such rules. Accordingly, absent further developments or the grant of a waiver, we may be required to modify or terminate our existing JSAs to comply with FCC requirements.

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The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of March 31, 2014 and December 31, 2013 are as follows (in thousands):

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$303	$278
Accounts receivable, net	5,922	6,345
Other assets	927	927
Total current assets	7,152	7,550
Property and equipment, net	2,330	2,469
Broadcast licenses and other intangible assets, net	44,118	44,677
Other assets	1,424	1,360
Total assets	$55,024	$56,056

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,162
Accounts payable	57	63
Accrued expenses	1,259	1,336
Program obligations	1,241	1,303
Total current liabilities	3,719	3,864
Long-term debt, excluding current portion	2,715	3,005
Program obligations	1,457	1,424
Other liabilities	47,133	47,763
Total liabilities	$55,024	$56,056

The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.1 million and $47.8 million as of March 31, 2014 and December 31, 2013, respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of March 31, 2014 and December 31, 2013, LIN Television has an option that it may exercise if the FCC attribution rules change. The option would allow LIN Television to acquire the assets or member’s interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets. In an order adopted in March 2014, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. As a result of the changes announced by the FCC, these arrangements, including the options described above, will need to be modified or terminated unless a waiver can be obtained from the FCC.

Redeemable Noncontrolling Interest

The redeemable noncontrolling interest as of December 31, 2013 includes the interest of minority shareholders of HYFN, Dedicated Media and Nami Media. During the three months ended March 31, 2014, we have reclassified the interest of the minority shareholders of Nami Media to permanent equity, as the mandatory redemption feature of Nami Media's minority shareholders' interest lapsed in February 2014. Accordingly, the following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

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Redeemable Noncontrolling Interest
Balance as of December 31, 2013	$12,845
Net loss	(598)
Share-based compensation	8
Reclassification to noncontrolling interest (Nami Media)	(2,435)
Balance as of March 31, 2014	$9,820

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.

Net Earnings per Common Share

Basic earnings per share (“EPS”) is computed by dividing income attributable to common shareholders by the number of weighted-average outstanding common shares.  Diluted EPS reflects the effect of the assumed exercise of share options and vesting of restricted shares only in the periods in which such effect would have been dilutive.

The following table sets forth the computation of the common shares outstanding used in determining basic and diluted EPS (in thousands):

	Three Months Ended March 31,
Denominator for EPS calculation:	2014	2013
Weighted-average common shares, basic	53,669	51,910
Effect of dilutive securities:
Share options	2,924	—
Weighted-average common shares, diluted	56,593	51,910

We apply the treasury stock method to measure the dilutive effect of our outstanding share options and restricted share awards and include the respective common share equivalents in the denominator of our diluted EPS calculation.  Securities representing 0.1 million and 0.8 million common shares for the three months ended March 31, 2014 and 2013, respectively, were excluded from the computation of diluted EPS for these periods because their effect would have been anti-dilutive.  The net income per share amounts are the same for our class A, class B and class C common shares because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Note 2 — Acquisitions

Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc., which we subsequently converted into a Delaware limited liability company ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.3 million, net of cash, subject to post-closing adjustments, and was funded from cash on hand and amounts drawn on our revolving credit facility.
The following table summarizes the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

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Current assets	$9,811
Property and equipment	72
Non-current assets	196
Other intangible assets	11,497
Goodwill	7,099
Current liabilities	(6,368)
Total	$22,307

The amount allocated to definite-lived intangible assets represents the estimated fair values of publisher relationships of $4.2 million, customer relationships of $1.2 million, completed technology of $3.9 million, and trademarks of $2.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for publisher relationships, 4 years for customer relationships, 3 years for completed technology and 7 years for trademarks.

Goodwill of $7.1 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisition of Federated Media.  All of the goodwill recognized in connection with the acquisition of Federated Media is deductible for tax purposes.

Pro Forma Information

The following table sets forth unaudited pro forma results of operations for the three months ended March 31, 2014 and 2013 assuming that the above acquisition of Federated Media, along with transactions necessary to finance the acquisition, occurred on January 1, 2013 (in thousands):

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net revenue	$167,608	$149,069
Net income (loss)	$439	$(5,089)
Basic income (loss) per common share attributable to LIN Media LLC	$0.01	$(0.10)
Diluted income (loss) per common share attributable to LIN Media LLC	$0.01	$(0.10)

This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the business since January 1, 2013. The pro forma adjustments for the three months ended March 31, 2014 and 2013 reflect depreciation expense, amortization of intangibles related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transaction and the related tax effects of the adjustments.

In connection with the acquisition of Federated Media, we and Federated Media incurred a combined total of $0.8 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2014 pro forma amounts. The 2013 pro forma net loss was adjusted to include these costs, as they are directly attributable to the acquisition of Federated Media.

Net revenues and operating loss of Federated Media included in our consolidated statements of operations for the three months ended March 31, 2014 were $4 million and $(0.5) million, respectively.

Dedicated Media, Inc.

On April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company.  Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement.  The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit.  Our maximum potential obligation under the purchase agreement is $26 million.  If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

14

HYFN, Inc.

On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices.  Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements.  The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA.  Our maximum potential obligation under the terms of our agreement is approximately $62.4 million.  If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of March 31, 2014 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of March 31, 2014, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.

If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of this option is zero and no amounts related to these options are included in our consolidated financial statements as of March 31, 2014.

Note 3 — Intangible Assets

Goodwill totaled $210.6 million and $203.5 million at March 31, 2014 and December 31, 2013, respectively. The change in the carrying amount of goodwill during the three months ended March 31, 2014 was as follows (in thousands):

Goodwill
Broadcast:
Balance as of December 31, 2013	$185,237
Acquisitions	—
Balance as of March 31, 2014	$185,237
Digital:
Balance as of December 31, 2013	18,291
Acquisitions	7,099
Balance as of March 31, 2014	$25,390
Total:
Balance as of December 31, 2013	$203,528
Acquisitions	7,099
Balance as of March 31, 2014	$210,627

15

The following table summarizes the carrying amounts of intangible assets (in thousands):

	March 31, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Broadcast licenses	$536,515	$—	$536,515	$—
Intangible assets subject to amortization (1)	98,143	(44,488)	85,966	(38,917)
Total	$634,658	$(44,488)	$622,481	$(38,917)

(1)
Intangible assets subject to amortization are amortized on a straight line basis and primarily include network affiliations, acquired customer and publisher relationships, completed technology, brand names, non-compete agreements, internal-use software, favorable operating leases, and retransmission consent agreements.

Note 4— Debt

LIN LLC guarantees all of LIN Television’s debt.  All of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, the 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”), and the 6 3/8% Senior Notes due 2021 (the “6 3/8% Senior Notes”) on a joint-and-several basis.

Debt consisted of the following (in thousands):

	March 31, 2014	December 31, 2013
Senior Secured Credit Facility:
Revolving credit loans	$15,000	$5,000
$115,625 and $118,750 Term loans, net of discount of $322 and $345 as March 31, 2014 and December 31, 2013, respectively	115,303	118,405
$313,400 and $314,200 Incremental term loans, net of discount of $1,599 and $1,684 as of March 31, 2014 and December 31, 2013, respectively	311,801	312,516
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,477	14,604
Other debt	3,875	4,167
Total debt	950,456	944,692
Less current portion	18,925	17,364
Total long-term debt	$931,531	$927,328

During the three months ended March 31, 2014, we paid $3.9 million of principal on the term loans and incremental term loans related to mandatory quarterly payments under our senior secured credit facility.

In January and February 2014, we drew $40 million on our revolving credit facility to fund the acquisition of Federated Media as well as normal operating activities. We subsequently made payments against these borrowings in the amount of $30 million, resulting in an outstanding balance on our revolving credit facility of $15 million as of March 31, 2014.

In February 2013, pursuant to our existing credit agreement, we issued $60 million of new debt in the form of a tranche B-2 incremental term facility (the “Incremental Facility”).  The Incremental Facility is a five-year term loan facility and is subject to the terms of LIN Television’s existing credit agreement, dated as of October 26, 2011, as amended on December 24, 2012, by and among LIN Television, JP Morgan Chase Bank as Administrative Agent and the banks and other financial institutions party thereto (the “Credit Agreement”).  The proceeds of the Incremental Facility, as well as cash on hand and cash from revolving borrowings under the Credit Agreement, were used to fund the $100 million capital contribution made to SVH pursuant to the JV Sale Transaction.

16

The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy).  The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	March 31, 2014	December 31, 2013
Carrying amount	$935,979	$930,088
Fair value	966,967	954,255

Note 5 — Segment Reporting

During the first quarter of 2014, as a result of the continued growth in our digital business, we began assessing and internally reporting financial information for our broadcast business and our digital business separately. As a result, we now have two reportable operating segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media. Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Net revenues:
Broadcast	$141,715	$131,951
Digital	24,526	9,041
Total net revenues	$166,241	$140,992

The following table is a reconciliation of Adjusted EBITDA to consolidated pre-tax income (loss):

17

	Three Months Ended March 31,
	2014	2013
	(in thousands)

Segment Adjusted EBITDA:
Broadcast	$47,470	$40,595
Digital	(893)	164
Total segment Adjusted EBITDA	46,577	40,759
Unallocated corporate Adjusted EBITDA	(7,251)	(4,619)
Less:
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Amortization of program rights	6,593	7,785
Share-based compensation	2,307	1,941
Non-recurring and acquisition-related charges (1)	4,559	3,051
Restructuring charge	—	2,132
Loss on sale of assets	94	95
Add:
Cash payments for programming	6,866	7,707
Operating income	16,382	11,776
Other expense:
Interest expense, net	14,209	13,871
Share of loss in equity investments	75	—
Other expense (income), net	18	(24)
Total other expense, net	14,302	13,847
Consolidated pre-tax income (loss)	$2,080	$(2,071)
_______________________________
(1) Non-recurring charges for the three months ended March 31, 2014 and 2013 primarily consist of expenses related to the Merger and the 2013 LIN LLC Merger, respectively.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Operating income (loss):
Broadcast	$33,474	$24,158
Digital	(2,678)	(498)
Unallocated corporate	(14,414)	(11,884)
Total operating income	$16,382	$11,776

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Depreciation and amortization:
Broadcast	$14,136	$16,264
Digital	1,775	641
Unallocated corporate	346	162
Total depreciation and amortization	$16,257	$17,067

18

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Capital expenditures:
Broadcast	$3,937	$5,729
Digital	1,139	799
Unallocated corporate	533	270
Total capital expenditures	$5,609	$6,798

	March 31,	December 31,
	2014	2013
	(in thousands)
Assets:
Broadcast	$1,092,169	$1,100,343
Digital	86,594	69,690
Unallocated corporate	58,472	46,817
Total assets	$1,237,235	$1,216,850

Note 6 — Retirement Plans

The following table shows the components of the net periodic pension cost and the contributions to our 401(k) Plan and the retirement plans (in thousands):

	Three Months Ended March 31,
	2014	2013
Net periodic pension cost (benefit):
Interest cost	$1,498	$1,314
Expected return on plan assets	(1,758)	(1,670)
Amortization of net loss	315	428
Net periodic cost	$55	$72
Contributions:
401(k) Plan	$1,142	$1,332
Defined contribution retirement plans	39	49
Defined benefit retirement plans	1,347	1,297
Total contributions	$2,528	$2,678

See Note 10 — “Retirement Plans” in Item 15 of our 10-K for a full description of our retirement plans.

Note 7 — Restructuring

As of December 31, 2013, we had a restructuring accrual of $0.4 million related to severance and related costs as a result of the integration of the television stations acquired during 2012 as well as severance and related costs at some of our digital companies.  During the three months ended March 31, 2014, we made cash payments of $0.2 million related to these restructuring actions.  We expect to make cash payments of approximately $0.2 million during the remainder of the year with respect to such transactions.

The activity for these restructuring actions is as follows (in thousands):

19

	Broadcast	Digital	Corporate	Total Severance and Related
Balance as of December 31, 2013	$105	$315	$3	$423
Charges	—	—	—	—
Payments	89	111	3	203
Balance as of March 31, 2014	$16	$204	$—	$220

Note 8 — Income Taxes

We recorded a provision for income taxes of $1 million for the three months ended March 31, 2014 compared to a benefit from income taxes of $1.1 million for the three months ended March 31, 2013.  The provision for income taxes for the three months ended March 31, 2014 was primarily a result of our $2.1 million pre-tax income from continuing operations. Our effective income tax rate was 49.1% and 50.7% for the three months ended March 31, 2014 and March 31, 2013, respectively.  The decrease in the effective income tax rate was primarily a result of an increase in the proportionate share of losses from zero-rate entities that are excluded from the effective tax rate computation. We expect our effective income tax rate to range between 39% and 41% during the remainder of 2014.

During the first quarter of 2013, approximately $162.8 million of short term deferred tax liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the 2013 LIN LLC Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this liability during the fourth quarter of 2013.  For further discussion regarding the income tax effects of the JV Sale Transaction and the 2013 LIN LLC Merger, see Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies” and Note 13 — “Commitments and Contingencies.” to our consolidated financial statements in our 10-K.

Note 9 — Commitments and Contingencies

Contingencies

GECC Guarantee and the 2013 LIN LLC Merger

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," pursuant to the JV Sale Transaction, LIN Television made a $100 million capital contribution to SVH and in turn, was released from the GECC Guarantee as well as any further obligations related to any shortfall funding agreements between LIN Television and SVH.
In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment.

As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the 2013 LIN LLC Merger. We made state and federal tax payments to settle the remaining liability of $31.3 million during the fourth quarter of 2013.

For further discussion of the GECC Guarantee and the 2013 LIN LLC Merger, refer to Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our 10-K.

The Merger

During the next 12 months and through the completion of the Merger, we expect to incur approximately $4.5 - $5.5 million of legal and professional fees associated with the transaction and related financing.  Contingent upon the consummation of the Merger and dependent upon the price of Media General's Class A common stock on the date of consummation, we will incur an advisory fee of approximately $21.5 million payable to J.P. Morgan Securities LLC, which we expect will be funded from the proceeds of Media General’s transaction financing. We have not yet accrued for this advisory fee as of March 31, 2014, as we do not believe the obligation is probable.

20

Litigation

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Following the announcement on March 21, 2014 of the execution of the Merger Agreement, three complaints were filed in the Delaware Court of Chancery challenging the proposed acquisition of LIN LLC: Sciabacucchi v. Lin Media LLC, et al. (C.A. No. 9530CB), International Union of Operating Engineers Local 132 Pension Fund v. Lin Media LLC, et al. (C.A. No.9538CB), and Pryor v. Lin Media LLC, et al. (C.A. No. 9577CB). The litigations are putative class actions filed on behalf of the public stockholders of LIN LLC and name as defendants LIN LLC, its directors, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 and HM Capital Partners LLC and several of its alleged affiliates (Hicks, Muse, Tate & Furst Equity Fund III, L.P.; HM3 Coinvestors, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P.; HM4EQ Coinvestors, L.P.; Hicks, Muse & Co. Partners, L.P.; Muse Family Enterprises, Ltd.; and JRM Interim Investors, L.P. (together with HM Capital Partners LLC and individual director defendant John R. Muse, which we collectively refer to as “HMC”)).

On April 18, 2014, the plantiff in Engineers Local 132 Pension Fund voluntarily dismissed that action without prejudice and, on April 21, 2014, the Court approved the dismissal.

The operative complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the Merger, that the entity defendants aided and abetted those breaches and that individual director defendant Royal W. Carson III and HMC breached their fiduciary duties as controlling shareholders of LIN LLC by causing LIN LLC to enter into the Merger, which plaintiffs allege will provide disparate consideration to HMC. The complaints seek, among other things, declaratory and injunctive relief enjoining the Merger. On April 25, 2014, the plaintiff in the Sciabacucchi action filed an amended complaint, and the plaintiffs in the Sciabacucchi and Pryor actions each filed a motion for an expedited hearing on the plaintiff’s (yet-to-be filed) motion for a permanent injunction to enjoin the Merger, requesting, among other things, that the Court set a permanent injunction hearing for September 2014. On April 30, 2014, the plaintiffs in the Sciabacucchi and Pryor actions filed a stipulation to consolidate the two actions, which was approved by the Court on May 1, 2014.
The outcome of the two active lawsuits is uncertain and cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on our operations and liquidity. An adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.
Note 10 — Condensed Consolidating Financial Statements

LIN Television, a 100% owned subsidiary of LIN LLC, is the primary obligor of our senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes, which are further described in Note 4 — “Debt”.  LIN LLC fully and unconditionally guarantees all of LIN Television’s debt on a joint-and-several basis.  Additionally, all of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes on a joint-and-several basis, subject to customary release provisions.  There are certain contractual restrictions on LIN Television’s ability to obtain funds in the form of dividends or loans from the non-guarantor subsidiaries.

The following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows of LIN LLC, LIN Television, as the issuer, the guarantor subsidiaries, and the non-guarantor subsidiaries of LIN Television and the elimination entries necessary to consolidate or combine the issuer with the guarantor and non-guarantor subsidiaries.  These statements are presented in accordance with the disclosure requirements under SEC Regulation S-X Rule 3-10.

21

Condensed Consolidating Balance Sheet
As of March 31, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$979	$18,119	$688	$1,101	$—	$20,887
Accounts receivable, net	—	77,731	41,988	18,798	—	138,517
Deferred income tax assets	—	7,098	1,073	58	—	8,229
Other current assets	—	10,869	1,225	1,687	—	13,781
Total current assets	979	113,817	44,974	21,644	—	181,414
Property and equipment, net	—	183,831	34,770	4,585	—	223,186
Deferred financing costs	—	15,562	—	85	—	15,647
Goodwill	—	169,492	25,617	15,518	—	210,627
Broadcast licenses	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	27,728	12,759	13,168	—	53,655
Advances to consolidated subsidiaries	2,002	11,525	967,068	—	(980,595)	—
Investment in consolidated subsidiaries	99,240	1,547,069	—	—	(1,646,309)	—
Other assets	—	56,197	2,875	1,562	(44,443)	16,191
Total assets	$102,221	$2,125,221	$1,581,877	$99,263	$(2,671,347)	$1,237,235

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$17,680	$—	$1,245	$—	$18,925
Accounts payable	—	4,687	6,770	3,806	—	15,263
Income taxes payable	—	757	929	—	—	1,686
Accrued expenses	—	44,980	8,128	3,004	—	56,112
Program obligations	—	4,805	984	1,241	—	7,030
Total current liabilities	—	72,909	16,811	9,296	—	99,016
Long-term debt, excluding current portion	—	928,737	—	2,794	—	931,531
Deferred income tax liabilities	—	23,758	34,501	556	—	58,815
Program obligations	—	2,309	179	1,457	—	3,945
Intercompany liabilities	—	969,070	—	11,525	(980,595)	—
Other liabilities	—	29,198	168	44,529	(44,443)	29,452
Total liabilities	—	2,025,981	51,659	70,157	(1,025,038)	1,122,759

Redeemable noncontrolling interest	—	—	—	9,820	—	9,820

Total shareholders’ equity (deficit)	102,221	99,240	1,530,218	16,851	(1,646,309)	102,221
Noncontrolling interest	—	—	—	2,435	—	2,435
Total equity (deficit)	102,221	99,240	1,530,218	19,286	(1,646,309)	104,656

Total liabilities, redeemable noncontrolling interest and shareholders’ equity (deficit)	$102,221	$2,125,221	$1,581,877	$99,263	$(2,671,347)	$1,237,235

22

Condensed Consolidating Balance Sheet
As of December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$10,313	$3	$2,209	$—	$12,525
Accounts receivable, net	—	88,905	39,416	16,988	—	145,309
Deferred income tax assets	—	5,818	1,080	—	—	6,898
Other current assets	—	12,264	1,049	1,888	—	15,201
Total current assets	—	117,300	41,548	21,085	—	179,933
Property and equipment, net	—	180,480	35,752	4,846	—	221,078
Deferred financing costs	—	16,357	—	91	—	16,448
Goodwill	—	169,492	18,518	15,518	—	203,528
Broadcast licenses	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	31,303	1,840	13,906	—	47,049
Advances to consolidated subsidiaries	1,900	7,764	968,728	—	(978,392)	—
Investment in consolidated subsidiaries	87,227	1,534,600	—	—	(1,621,827)	—
Other assets	—	52,778	2,688	1,276	(44,443)	12,299
Total assets	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$16,112	$—	$1,252	$—	$17,364
Accounts payable	—	4,185	5,339	4,478	—	14,002
Income taxes payable	—	749	671	—	—	1,420
Accrued expenses	—	42,570	6,254	2,872	—	51,696
Program obligations	—	4,711	1,013	1,303	—	7,027
Total current liabilities	—	68,327	13,277	9,905	—	91,509
Long-term debt, excluding current portion	—	924,223	—	3,105	—	927,328
Deferred income tax liabilities	—	30,013	33,824	849	—	64,686
Program obligations	—	2,505	217	1,424	—	4,146
Intercompany liabilities	—	970,628	—	7,764	(978,392)	—
Other liabilities	—	27,151	58	44,443	(44,443)	27,209
Total liabilities	—	2,022,847	47,376	67,490	(1,022,835)	1,114,878

Redeemable noncontrolling interest	—	—	—	12,845	—	12,845

Total shareholders’ equity (deficit)	89,127	87,227	1,515,512	19,088	(1,621,827)	89,127

Total liabilities, redeemable noncontrolling interest and shareholders’ equity (deficit)	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850
23

Condensed Consolidating Statement of Operations
For the Three Months Ended March 31, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$102,502	$50,854	$17,325	$(4,440)	$166,241

Operating expenses:
Direct operating	—	38,723	22,168	11,367	(2,824)	69,434
Selling, general and administrative	—	27,983	12,172	4,913	(128)	44,940
Amortization of program rights	—	4,699	1,449	445	—	6,593
Corporate	352	12,156	33	—	—	12,541
Depreciation	—	8,720	1,653	313	—	10,686
Amortization of intangible assets	—	3,574	688	1,309	—	5,571
Restructuring charge	—	—	—	—	—	—
(Gain) loss from asset dispositions	—	(42)	136	—	—	94
Operating (loss) income	(352)	6,689	12,555	(1,022)	(1,488)	16,382

Other (income) expense:
Interest expense, net	—	14,169	—	40	—	14,209
Share of loss in equity investments	—	75	—	—	—	75
Intercompany fees and expenses	(270)	7,730	(7,826)	116	250	—
Other, net	—	14	4	—	—	18
Total other (income) expense, net	(270)	21,988	(7,822)	156	250	14,302

(Loss) income before (benefit from) provision for income taxes	(82)	(15,299)	20,377	(1,178)	(1,738)	2,080
(Benefit from) provision for income taxes	—	(6,779)	8,151	(351)	—	1,021
Net (loss) income	(82)	(8,520)	12,226	(827)	(1,738)	1,059
Equity in income (loss) from operations of consolidated subsidiaries	1,739	10,509	—	—	(12,248)	—
Net income (loss)	1,657	1,989	12,226	(827)	(13,986)	1,059
Net loss attributable to noncontrolling interests	—	—	—	(598)	—	(598)
Net income (loss) attributable to LIN Media LLC	$1,657	$1,989	$12,226	$(229)	$(13,986)	$1,657

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Condensed Consolidating Statement of Comprehensive Income
For the Three Months Ended March 31, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$1,657	$1,989	$12,226	$(827)	$(13,986)	$1,059
Amortization of pension net losses, net of tax of $124	191	191	—	—	(191)	191
Comprehensive income (loss)	1,848	2,180	12,226	(827)	(14,177)	1,250
Comprehensive loss attributable to noncontrolling interest	—	—	—	(598)	—	(598)
Comprehensive income (loss) attributable to LIN Media LLC	$1,848	$2,180	$12,226	$(229)	$(14,177)	$1,848

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Condensed Consolidating Statement of Operations
For the Three Months Ended March 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$97,648	$38,984	$6,431	$(2,071)	$140,992

Operating expenses:
Direct operating	—	35,350	17,237	3,038	(1,057)	54,568
Selling, general and administrative	—	26,032	9,789	1,571	(94)	37,298
Amortization of program rights	—	5,482	1,490	813	—	7,785
Corporate	—	10,271	—	—	—	10,271
Depreciation	—	9,515	1,829	294	—	11,638
Amortization of intangible assets	—	4,461	233	735	—	5,429
Restructuring charge	—	2,132	—	—	—	2,132
Loss (gain) from asset dispositions	—	107	(12)	—	—	95
Operating income (loss)	—	4,298	8,418	(20)	(920)	11,776

Other expense (income):
Interest expense, net	—	13,814	—	108	(51)	13,871
Intercompany fees and expenses	—	8,375	(8,375)	—	—	—
Other, net	—	(24)	—	—	—	(24)
Total other expense (income), net	—	22,165	(8,375)	108	(51)	13,847

(Loss) income before (benefit from) provision for income taxes	—	(17,867)	16,793	(128)	(869)	(2,071)
(Benefit from) provision for income taxes	—	(7,463)	6,717	(305)	—	(1,051)
Net (loss) income	—	(10,404)	10,076	177	(869)	(1,020)
Equity in (loss) income from operations of consolidated subsidiaries	(856)	9,548	—	—	(8,692)	—
Net (loss) income	(856)	(856)	10,076	177	(9,561)	(1,020)
Net loss attributable to noncontrolling interests	—	—	—	(164)	—	(164)
Net (loss) income attributable to LIN Media LLC	$(856)	$(856)	$10,076	$341	$(9,561)	$(856)

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Condensed Consolidating Statement of Comprehensive Loss
For the Three Months Ended March 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net (loss) income	$(856)	$(856)	$10,076	$177	$(9,561)	$(1,020)
Amortization of pension net losses, net of tax of $169	259	259	—	—	(259)	259
Comprehensive (loss) income	(597)	(597)	10,076	177	(9,820)	(761)
Comprehensive loss attributable to noncontrolling interest	—	—	—	(164)	—	(164)
Comprehensive (loss) income attributable to LIN Media LLC	$(597)	$(597)	$10,076	$341	$(9,820)	$(597)

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Condensed Consolidating Statement of Cash Flows
For the Three Months Ended March 31, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities	$(184)	$29,623	$9,102	$(1,508)	$(250)	$36,783

INVESTING ACTIVITIES:
Capital expenditures	—	(4,394)	(593)	(622)	—	(5,609)
Acquisition of broadcast towers	—	(7,257)	—	—	—	(7,257)
Payments for business combinations, net of cash acquired	—	(22,346)	—	—	—	(22,346)
Proceeds from the sale of assets	—	45	—	—	—	45
Contributions to equity investments	—	(75)	—	—	—	(75)
Receipt of dividend	—	19,503	—	—	(19,503)	—
Advances on intercompany borrowings	—	(1,340)	—	—	1,340	—
Payments from intercompany borrowings	—	—	11,679	—	(11,679)	—
Net cash (used in) provided by investing activities	—	(15,864)	11,086	(622)	(29,842)	(35,242)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,163	—	—	—	—	1,163
Proceeds from borrowings on long-term debt	—	40,000	—	—	—	40,000
Principal payments on long-term debt	—	(34,024)	—	(318)	—	(34,342)
Payment of dividend	—	(250)	(19,503)	—	19,753	—
Proceeds from intercompany borrowings	—	—	—	1,340	(1,340)	—
Payments on intercompany borrowings	—	(11,679)	—	—	11,679	—
Net cash provided by (used in)financing activities	1,163	(5,953)	(19,503)	1,022	30,092	6,821

Net increase (decrease) in cash and cash equivalents	979	7,806	685	(1,108)	—	8,362
Cash and cash equivalents at the beginning of the period	—	10,313	3	2,209	—	12,525
Cash and cash equivalents at the end of the period	$979	$18,119	$688	$1,101	$—	$20,887

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Condensed Consolidating Statement of Cash Flows
For the Three Months Ended March 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$—	$22,735	$18,889	$(289)	$(19,503)	$21,832

INVESTING ACTIVITIES:
Capital expenditures	—	(5,634)	(543)	(621)	—	(6,798)
Proceeds from the sale of assets	—	—	13	—	—	13
Capital contributions to joint venture with NBCUniversal	—	—	(100,000)	—	—	(100,000)
Advances on intercompany borrowings	—	(1,200)	—	—	1,200	—
Payments from intercompany borrowings	—	9,919	111,127	—	(121,046)	—
Net cash provided by (used in) investing activities	—	3,085	10,597	(621)	(119,846)	(106,785)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	—	501	—	—	—	501
Proceeds from borrowings on long-term debt	—	85,000	—	—	—	85,000
Principal payments on long-term debt	—	(22,465)	—	(375)	—	(22,840)
Payment of long-term debt issue costs	—	(521)	—	6	—	(515)
Payment of dividend	—	—	(19,503)	—	19,503	—
Proceeds from intercompany borrowings	—	—	—	1,200	(1,200)	—
Payments on intercompany borrowings	—	(111,127)	(9,919)	—	121,046	—
Net cash (used in) provided by financing activities	—	(48,612)	(29,422)	831	139,349	62,146

Net (decrease) increase in cash and cash equivalents	—	(22,792)	64	(79)	—	(22,807)
Cash and cash equivalents at the beginning of the period	—	44,625	573	1,109	—	46,307
Cash and cash equivalents at the end of the period	$—	$21,833	$637	$1,030	$—	$23,500

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LIN Media LLC
Management’s Discussion and Analysis

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Special Note about Forward-Looking Statements

This report contains certain forward-looking statements with respect to our financial condition, results of operations and business, including statements under this caption Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  All of these forward-looking statements are based on estimates and assumptions made by our management, which, although we believe them to be reasonable, are inherently uncertain.  Therefore, you should not place undue reliance upon such estimates and statements.  We cannot assure you that any of such estimates or statements will be realized and actual results may differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include those discussed under the caption Item 1A. “Risk Factors” of this Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2013 (the “10-K”).  Many of these factors are beyond our control.

Forward-looking statements contained herein speak only as of the date hereof.  We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Executive Summary

We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video and Top 25 Display market share, and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our operating revenues are primarily derived from the sale of advertising time to local, national and political advertisers. Less significant revenues are generated from our television station websites, retransmission consent fees, digital revenues and other revenues.
On March 21, 2014, we filed a Current Report on Form 8-K for the purpose of announcing that LIN Media LLC ("LIN LLC") entered into an Agreement and Plan of Merger with Media General, Inc., a Virginia corporation (“Media General”), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”) pursuant to which Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of New Holdco, and immediately following the consummation of the Media General Merger, Merger Sub 2 will merge with and into LIN LLC (the “LIN Merger” and together with the Media General Merger, the “Merger”), with LIN LLC surviving the LIN Merger as a wholly owned subsidiary of New Holdco. After the closing of the transaction, New Holdco will be named Media General, Inc. ("New Media General").
As a result of the Merger, the combined company will own and operate or service 74 stations across 46 markets, reaching approximately 26.5 million households or 23% of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations). The transaction is currently expected to close during the first quarter of 2015. For more information concerning the Merger, refer to the Current Report on Form 8-K filed with the SEC on March 21, 2014.
During the three months ended March 31, 2014, net revenues increased $25.2 million compared to the same period in 2013, primarily driven by an increase in our digital revenues.  During the three months ended March 31, 2014, digital revenues increased $15.5 million compared to the same period last year. In addition, local revenues, which include net local advertising sales, retransmission consent fees and television station website revenues, increased $8.7 million compared to the same period last year and national and political advertising sales increased $0.5 million and $0.8 million, respectively, during the three months ended March 31, 2014 compared to the same period last year.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc., which was subsequently converted into a Delaware limited liability company ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase

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price totaled $22.3 million, net of cash, subject to post-closing adjustments, and was funded from cash on hand and amounts drawn on our revolving credit facility. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.
During the first quarter of 2014, as a result of the continued growth in our digital business, we reevaluated our organization and the nature of our business activities and began assessing and internally reporting financial information for our broadcast business and our digital business separately. As a result, we now have two reportable operating segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media. Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have restated prior period disclosures to reflect this change in our reportable operating segments. See Note 5 — “Segment Reporting” to our consolidated financial statements for further discussion.
In March 2014, the Federal Communications Commission (“FCC”) adopted an order that may require changes in our relationship with entities with whom we have joint sales agreements (“JSAs”) and amended its rules governing “good faith” retransmission consent negotiations. We cannot predict what effect, if any, these new rules may have on our JSAs or future negotiations for retransmission consent agreements. For further discussion see Item 1A. Risk Factors.

Critical Accounting Policies and Estimates

Certain of our accounting policies, as well as estimates we make, are critical to the presentation of our financial condition and results of operations since they are particularly sensitive to our judgment. Some of these policies and estimates relate to matters that are inherently uncertain. The estimates and judgments we make affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent liabilities. On an on-going basis, we evaluate our estimates, including those used for allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and it is possible that such differences could have a material impact on our consolidated financial statements.

Valuation of long-lived intangible assets
During the first quarter of 2014, Nami Media experienced declines in its actual and projected operating results. The lower revenues and earnings projection prompted us to perform an interim goodwill impairment test of this reporting unit as of March 31, 2014.
Below is a table showing the amount by which the fair value of the Nami Media reporting unit exceeded its carrying value as of March 31, 2014 (in thousands):

	Goodwill Balance as of March 31, 2014	Reporting Unit Fair Value	Reporting Unit Carrying Value	Percent Above Carrying Value
Nami Media	$4,503	$4,404	3,107	42%
Nami Media passed the first step of the impairment test by a 42% margin, or $1.3 million. While we believe our assumptions regarding estimated future cash flows of our reporting units are reasonable, actual results may differ from our projections. To the extent projected results or cash flows are revised downward, we may write down all or a portion of this goodwill or the intangible assets attributable to Nami Media.
There were no events at any of our other reporting units during the three months ended March 31, 2014 and March 31, 2013 that warranted an interim impairment test of our indefinite-lived intangible assets, including goodwill.

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Consolidated Results of Operations

Set forth below are key components that contributed to our consolidated operating results (in thousands):

	Three Months Ended March 31,
	2014	2013	$ Change	% Change
Broadcast revenues:
Local revenues	$108,109	$99,418	$8,691	9%
National advertising sales	29,951	29,496	455	2%
Political advertising sales	1,314	509	805	158%
Other revenues	2,341	2,528	(187)	(7)%
Total Broadcast revenues	141,715	131,951	9,764	7%

Digital revenues	24,526	9,041	15,485	171%

Consolidated net revenues	166,241	140,992	25,249	18%

Direct operating	69,434	54,568	14,866	27%
Selling, general and administrative	44,940	37,298	7,642	20%
Amortization of program rights	6,593	7,785	(1,192)	(15)%
Corporate	12,541	10,271	2,270	22%
Depreciation	10,686	11,638	(952)	(8)%
Amortization of intangible assets	5,571	5,429	142	3%
Restructuring	—	2,132	(2,132)	100%
Loss from asset dispositions	94	95	(1)	(1)%
Total operating expenses	149,859	129,216	20,643	16%
Operating income	$16,382	$11,776	$4,606	39%

Period Comparison

Revenues

Broadcast Revenues consist of local revenues (which include net local advertising sales, retransmission consent fees and television station website revenues), net national advertising sales, and political advertising sales as well as other revenues, which include barter revenues, production revenues, tower rental income and station copyright royalties. During the three months ended March 31, 2014, broadcast revenues increased $9.8 million, or 7%, compared to the same period in the prior year. This increase was primarily due to an increase in local revenues of $8.7 million, or 9%, driven by an increase in our retransmission consent fee revenues as a result of contractual rate increases and renewals. Broadcast revenue also increased as a result of increases of $0.8 million and $0.5 million in political and national advertising sales, respectively.

During the three months ended March 31, 2014, the automotive category, which represented 25% of local and national advertising sales, increased by 4% as compared to the three months ended March 31, 2013.

Digital Revenues consist of revenues generated by our digital operations: LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media and Federated Media. During the three months ended March 31, 2014, digital revenues increased by $15.5 million, or 171% compared to the same period in the prior year, of which $13.4 million related to revenues generated by HYFN, Dedicated Media and Federated Media.  Excluding the impact of HYFN, Dedicated Media, and Federated Media, all of which were acquired in the most recent twelve months, digital revenues increased $2.1 million, or 23%, primarily due to growth in the volume of advertising delivered through our network.

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Operating Expenses

Consolidated operating expenses increased $20.6 million, or 16%, during the three months ended March 31, 2014, respectively, compared to the same periods in the prior year, of which $15 million of the increase related to HYFN, Dedicated Media and Federated Media.  The total increase was primarily due to an increase in direct operating and selling general and administrative expenses, which are described in more detail below.

Broadcast Segment

The following table presents the operating expenses for our Broadcast segment for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013	$ Change	% Change
Direct operating	$51,559	$47,345	$4,214	9%
Selling, general and administrative	35,821	36,303	(482)	(1)%
Amortization of program rights	6,593	7,785	(1,192)	(15)%
Depreciation	10,003	11,276	(1,273)	(11)%
Amortization of intangible assets	4,133	4,989	(856)	(17)%
Loss from asset dispositions	132	95	37	39%
Total operating expenses	$108,241	$107,793	$448	0.4%

Direct operating expenses in our Broadcast segment increased $4.2 million, or 9% during the three months ended March 31, 2014 compared to the same period last year. The increase was primarily a result of an increase in fees pursuant to network affiliation agreements and growth in employee compensation expense.

Amortization of program rights in our Broadcast segment decreased $1.2 million, or 15% during the three months ended March 31, 2014 as compared to the same period in the prior year primarily due to a conversion from cash basis programming contracts to barter basis programming contracts for several contracts during the fourth quarter 2013.

Depreciation expense in our Broadcast segment decreased $1.3 million, or 11% during the three months ended March 31, 2014 as compared to the same period in the prior year primarily due to an increase in fully depreciated fixed assets as of March 31, 2014.

Amortization of intangible assets in our Broadcast segment decreased $0.9 million, or 17% during the three months ended March 31, 2014 as compared to the same period in the prior year primarily as a result of an increase in the number of fully amortized intangible assets as of March 31, 2014.

Digital Segment

The following table presents the operating expenses for our Digital segment for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013	$ Change	% Change
Direct operating	$17,730	$7,141	$10,589	148%
Selling, general and administrative	7,694	1,756	5,938	338%
Depreciation	337	200	137	69%
Amortization of intangible assets	1,438	441	997	226%
Loss from asset dispositions	5	—	5	100%
Total operating expenses	$27,204	$9,538	$17,666	185%

Direct operating expenses in our Digital segment increased $10.6 million, or 148% during the three months ended March 31, 2014 compared to the same period last year primarily due to the acquisitions of the majority interests in HYFN and Dedicated

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Media in April 2013 as well as the acquisition of Federated Media in February 2014. Excluding the impact of these acquisitions, direct operating expenses increased $1 million or 14% primarily due to higher cost of sales at LIN Digital.

Selling, general and administrative expenses in our Digital segment increased $5.9 million, or 338% during the three months ended March 31, 2014 as compared to the same period in the prior year primarily as a result of the acquisitions of the majority interests in HYFN and Dedicated Media as well as the acquisition of Federated Media. Excluding the impact of these acquisitions, direct operating expenses increased $1.5 million or 83% primarily due to growth in employee benefit and compensation expense as a result of additional headcount and merit increases.

Depreciation and amortization expenses in our Digital segment increased $1.1 million, or 177% primarily as a result of the acquisitions of the majority interests in HYFN, Dedicated Media and the acquisition of Federated Media.

Corporate

Corporate expenses represent corporate executive management, accounting, legal and other costs associated with the centralized management of our stations and digital operations, and these costs increased $2.3 million, or 22% during the three months ended March 31, 2014 primarily due to an increase of $1.9 million of transaction costs primarily related to the Merger.

Adjusted EBITDA

The following table is a reconciliation of Adjusted EBITDA to consolidated pre-tax income:

	Three Months Ended March 31,
	2014	2013
	(in thousands)

Segment Adjusted EBITDA:
Broadcast	$47,470	$40,595
Digital	(893)	164
Total segment Adjusted EBITDA	46,577	40,759
Unallocated corporate Adjusted EBITDA	(7,251)	(4,619)
Consolidated Adjusted EBITDA	39,326	36,140
Less:
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Amortization of program rights	6,593	7,785
Share-based compensation	2,307	1,941
Non-recurring and acquisition-related charges (1)	4,559	3,051
Restructuring charge	—	2,132
Loss on sale of assets	94	95
Add:
Cash payments for programming	6,866	7,707
Operating income	16,382	11,776
Other expense:
Interest expense, net	14,209	13,871
Share of loss in equity investments	75	—
Other expense (income), net	18	(24)
Total other expense, net	14,302	13,847
Consolidated pre-tax income (loss)	$2,080	$(2,071)
____________________________________________
(1) Non-recurring charges for the three months ended March 31, 2014 and 2013 primarily consist of expenses related to the Merger and the 2013 LIN LLC Merger, respectively.

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Broadcast Segment

Adjusted EBITDA in our Broadcast segment increased $6.9 million during the three months ended March 31, 2014 as compared to the same period in the prior year, primarily as a result of an increase in revenue of $9.8 million, partially offset by an increase in direct operating and selling, general and administrative expenses of $3.7 million. Also contributing to the increase was a decrease in cash payments for programming of $0.8 million.

Digital Segment

Adjusted EBITDA in our Digital segment for the three months ended March 31, 2014 was $(0.9) million compared to $0.2 million for the three months ended March 31, 2013. The decrease was primarily due to the operating losses incurred by our most recent digital acquisitions.

Other Expense

The following summarizes the components of other expense, net (in thousands):

	Three months ended March 31,
	2014	2013
Components of other expense, net:
Interest expense, net	$14,209	$13,871
Share of loss in equity investments	75	—
Other expense (income) , net	18	(24)
Total other expense, net	$14,302	$13,847

Other expense, net increased $0.5 million, or 3%, during the three months ended March 31, 2014 compared to the same period last year, primarily due to an increase in interest expense as further described below.

Interest Expense

The following summarizes the components of interest expense, net (in thousands):

	Three Months Ended March 31,
	2014	2013
Components of interest expense:
Senior secured credit facility	$4,730	$4,059
8 3/8% Senior Notes	4,347	4,347
6 3/8% Senior Notes	4,875	4,873
Other interest costs	257	592
Total interest expense, net	$14,209	$13,871

Interest expense, net increased by $0.3 million, or 2%, during the three months ended March 31, 2014 compared to the same period last year, primarily as a result of an increase in amounts outstanding under our senior secured credit facility.

Income Taxes

Income taxes reflected a provision for (benefit from) income taxes of $1 million and $(1.1) million for the three months ended March 31, 2014 and 2013, respectively. The provision for income taxes during the three months ended March 31, 2014 was a result of our $2.1 million pre-tax income from continuing operations. The benefit from income taxes for the three months ended March 31, 2013 was primarily a result of our $2.1 million pre-tax loss for the three months ended March 31, 2013. Our effective income tax rate was 49.1% and 50.7% for the three months ended March 31, 2014 and March 31, 2013, respectively.  The decrease in the effective income tax rate was primarily a result of an increase in the proportionate share of losses from

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zero-rate entities that are excluded from the effective tax rate computation. We expect our effective income tax rate to range between 39% and 41% during the remainder of 2014.

Liquidity and Capital Resources

Our principal sources of funds for working capital have historically been cash from operations and borrowings under our senior secured credit facility.  As of March 31, 2014 we had unrestricted cash and cash equivalents of $20.9 million, and a $75 million revolving credit facility, $60 million of which was available, subject to certain covenant restrictions.  Our total outstanding debt as of March 31, 2014 was $950.5 million.

Our operating plan for the next 12 months anticipates that we generate cash from operations, utilize available borrowings, and make certain repayments of indebtedness, including mandatory repayments of term loans and incremental term loans under our senior secured credit facility. Our ability to borrow under our revolving credit facility is contingent on our compliance with certain financial covenants, which are measured, in part, by the level of earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) that we generate from our operations.  As of March 31, 2014, we were in compliance with all financial and nonfinancial covenants under our senior secured credit facility.

Our future ability to generate cash from operations and from borrowings under our senior secured credit facility could be adversely affected by a number of risks, which are discussed in the Liquidity and Capital Resources section within Item 7.  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Item 1A.  “Risk Factors” in this Form 10-Q and in our 10-K and elsewhere herein.

Our liquidity position during 2014 has been, and over the next 12 months and beyond will primarily be affected by, but is not limited to, the following:

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Continued growth in local and digital revenues.  Our local revenues increased 9% during the three months ended March 31, 2014 compared to the prior year.  Additionally, during the three months ended March 31, 2014, our digital revenues increased 171% as compared to the same period in the prior year.  Excluding the impact of HYFN, Dedicated Media, and Federated Media, our digital revenues increased 23% as compared to the same period in the prior year.  We expect further growth in our local and digital revenues, however, there can be no assurance that this will occur.

•
Cyclical fluctuations.  We experience significant fluctuations in our political advertising revenues since advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections.  During the three months ended March 31, 2014, our net political advertising sales were $1.3 million compared to $0.5 million for the three months ended March 31, 2013.  We anticipate increased advertising revenues during the remainder of 2014 as a result of these cyclical fluctuations.

•
Employee benefit contributions.  Our employee benefit plan contributions include contributions to our pension plan and the 401(k) Plan. Volatility in the debt and equity markets impacts the fair value of our pension plan assets and liabilities and ultimately the cash funding requirements of our pension plan. We expect to contribute $4.4 million to our pension plan and $3.2 million to our 401(k) Plan during the remainder of 2014.

•
Payments related to capital expenditures.  During the three months ended March 31, 2014, we incurred capital expenditures of $5.6 million. We expect to make cash payments of approximately $17 million - $21 million related to capital expenditures during the remainder of 2014, primarily as a result of improvements in news gathering and production at our television stations and software development costs at our digital companies.

•	Payments related to the acquisition of broadcast assets. During the three months ended March 31, 2014, we incurred $7.3 million related to the acquisition of broadcast towers in Savannah, GA.

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Acquisition of Federated Media.  On February 3, 2014, LIN Digital Media LLC acquired 100% of the capital stock of Federated Media. The purchase price totaled $22.3 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility. For further information see Note 2 — “Acquisitions."

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•
Other investments.  In connection with our acquisitions of Dedicated Media and HYFN, we may be required to purchase the remaining outstanding shares of these companies in 2015 and 2016, respectively, and pay amounts to certain employees of Dedicated Media and HYFN pursuant to long-term incentive compensation plans, if certain financial targets as defined in each applicable purchase agreement are met.  Our maximum potential obligation under the HYFN and Dedicated Media agreements, including employee incentive compensation payments, is $62.4 million, and $26 million, respectively.  However, we estimate that our total obligation will not exceed $45 million in the aggregate between 2015 and 2016. For further information see Note 2 — “Acquisitions” included in our 10-K.

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The Merger. During the next 12 months and through the completion of the Merger, we expect to incur approximately $4.5 - $5.5 million of legal and professional fees associated with the transaction and related financing.  Contingent upon the consummation of the Merger and dependent upon the price of Media General's Class A common stock on the date of consummation, we will incur an advisory fee of approximately $21.5 million payable to J.P. Morgan Securities LLC, which we expect will be funded from the proceeds of Media General’s transaction financing.

As of March 31, 2014, there were no material changes in our contractual obligations from those shown in Liquidity and Capital Resources within Item 7.  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 10-K.

Summary of Cash Flows

The following presents summarized cash flow information (in thousands):

	Three Months Ended March 31,
	2014	2013	2014 vs. 2013
Net cash provided by operating activities	$36,783	$21,832	$14,951
Net cash used in investing activities	(35,242)	(106,785)	71,543
Net cash provided by financing activities	6,821	62,146	(55,325)
Net increase (decrease) in cash and cash equivalents	$8,362	$(22,807)	$31,169

Net cash provided by operating activities increased $15.0 million to $36.8 million for the three months ended March 31, 2014, compared to net cash provided by operating activities of $21.8 million for the three months ended March 31, 2013.  The increase is primarily attributable to a $4.6 million increase in operating income as well as an increase in cash inflows related to working capital of $11.3 million.

Net cash used in investing activities was $35.2 million for the three months ended March 31, 2014, compared to net cash used in investing activities of $106.8 million for the three months ended March 31, 2013.  The net cash used in investing activities during the three months ended March 31, 2014 was primarily comprised of $22.3 million paid for acquisitions (net of cash acquired) as well as $7.3 million paid for the acquisition of broadcast towers and $5.6 million in capital expenditures. The net cash used in investing activities during the three months ended March 31, 2013 was primarily comprised of the $100 million capital contribution made to SVH in February 2013 and $6.8 million in capital expenditures.

Net cash provided by financing activities was $6.8 million for the three months ended March 31, 2014, compared to net cash provided by financing activities of $62.1 million during the three months ended March 31, 2013.  The cash provided by financing activities during the three months ended March 31, 2014 is primarily comprised of net proceeds of $10 million from our revolving line of credit, offset by $4.3 million of mandatory principal amortization of our term loans and other debt. Net cash provided by financing activities during the three months ended March 31, 2013 was primarily due to the new $60 million term loan entered into during the three months ended March 31, 2013 in connection with the JV Sale Transaction.

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Description of Indebtedness

LIN LLC guarantees all of LIN Television’s debt.  All of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, the 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”), and the 6 3/8% Senior Notes due 2021 (the 6 3/8% Senior Notes) on a joint-and-several basis.

Debt consisted of the following (in thousands):

	March 31, 2014	December 31, 2013
Senior Secured Credit Facility:
Revolving loans	$15,000	$5,000
$115,625 and $118,750 Term loans, net of discount of $322 and $345 as March 31, 2014 and December 31, 2013, respectively	115,303	118,405
$313,400 and $314,200 Incremental term loans, net of discount of $1,599 and $1,684 as of March 31, 2014 and December 31, 2013, respectively	311,801	312,516
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,477	14,604
Other debt	3,875	4,167
Total debt	950,456	944,692
Less current portion	18,925	17,364
Total long-term debt	$931,531	$927,328

Total debt	$950,456	$944,692
Cash and cash equivalents	(20,887)	(12,525)
Consolidated net debt(1)	$929,569	$932,167

(1)
Consolidated net debt is a non-GAAP financial measure, and is equal to total debt less cash and cash equivalents.  For the purpose of our debt covenant calculations, our senior secured credit facility permits a maximum of $45 million to be offset against total debt in arriving at consolidated net debt.  We believe consolidated net debt provides investors with useful information about our financial position, and is one of the financial measures used to evaluate compliance with our debt covenants.

During the three months ended March 31, 2014, we paid $3.9 million of principal on the term loans and incremental term loans related to mandatory quarterly payments under our senior secured credit facility.

See Note 7 — “Debt” included in Item 15 of our 10-K for a full description of our senior secured credit facility.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As of March 31, 2014, there has been no significant change in our exposure to market risk from those disclosed in our 10-K. For discussion of our exposure to market risk, refer to Item 7A. Quantitative and Qualitative Disclosures about Market Risk contained in our 10-K.

Item 4. Controls and Procedures

a)	Evaluation of disclosure controls and procedures.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2014. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial

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officers, as appropriate to allow timely decisions regarding required disclosure.  Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving its objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures.  Based on the evaluation of our disclosure controls and procedures as of March 31, 2014, our Chief Executive Officer and Chief Financial Officer concluded that, as of such date, our disclosure controls and procedures were effective at the reasonable assurance level.

b)	Changes in internal controls.

There were no changes in our internal control over financial reporting identified in connection with the evaluation that occurred during the quarter ended March 31, 2014 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Part II. Other Information

Item 1. Legal Proceedings

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No further estimates of possible losses or range of losses can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Following the announcement on March 21, 2014 of the execution of the Merger Agreement, three complaints were filed in the Delaware Court of Chancery challenging the proposed acquisition of LIN LLC: Sciabacucchi v. Lin Media LLC, et al. (C.A. No. 9530CB), International Union of Operating Engineers Local 132 Pension Fund v. Lin Media LLC, et al. (C.A. No.9538CB), and Pryor v. Lin Media LLC, et al. (C.A. No. 9577CB). The litigations are putative class actions filed on behalf of the public stockholders of LIN LLC and name as defendants LIN LLC, its directors, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 and HM Capital Partners LLC and several of its alleged affiliates (Hicks, Muse, Tate & Furst Equity Fund III, L.P.; HM3 Coinvestors, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P.; HM4EQ Coinvestors, L.P.; Hicks, Muse & Co. Partners, L.P.; Muse Family Enterprises, Ltd.; and JRM Interim Investors, L.P. (together with HM Capital Partners LLC and individual director defendant John R. Muse, which we collectively refer to as “HMC”)).

On April 18, 2014, the plantiff in Engineers Local 132 Pension Fund voluntarily dismissed that action without prejudice and, on April 21, 2014, the Court approved the dismissal.

The operative complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the Merger, that the entity defendants aided and abetted those breaches and that individual director defendant Royal W. Carson III and HMC breached their fiduciary duties as controlling shareholders of LIN LLC by causing LIN LLC to enter into the Merger, which plaintiffs allege will provide disparate consideration to HMC. The complaints seek, among other things, declaratory and injunctive relief enjoining the Merger. On April 25, 2014, the plaintiff in the Sciabacucchi action filed an amended complaint, and the plaintiffs in the Sciabacucchi and Pryor actions each filed a motion for an expedited hearing on the plaintiff’s (yet-to-be filed) motion for a permanent injunction to enjoin the Merger, requesting, among other things, that the Court set a permanent injunction hearing for September 2014. On April 30, 2014, the plaintiffs in the Sciabacucchi and Pryor actions filed a stipulation to consolidate the two actions, which was approved by the Court on May 1, 2014.
The outcome of the two active lawsuits is uncertain and cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on our operations and liquidity. An adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.

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Item 1A. Risk Factors

In addition to the other information in this report, you should carefully consider the factors discussed in Part I Item 1A.  “Risk Factors” in our 10-K as well as factors discussed below, which could materially affect our business, financial condition or future results.

LIN LLC shareholders cannot be certain of the form of merger consideration they will receive.

Under the terms of the Merger Agreement, in certain circumstances, a LIN LLC shareholder may receive a combination of cash and shares of common stock of New Media General in exchange for such shareholder’s LIN LLC common shares even if such shareholder made a valid election to receive either the cash consideration or the New Media General share consideration with respect to such shareholder’s LIN LLC common shares. The Merger Agreement provides that the total number of LIN LLC common shares that will be converted into the right to receive cash consideration is equal to 27,426,312, less the total number of LIN LLC common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the Merger (the "Cash Election Cap").
If LIN LLC shareholders elect to receive the cash consideration for a number of LIN LLC common shares in excess of the Cash Election Cap, then the shares for which an election was made to receive the cash consideration will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis instead of solely the cash consideration.

Similarly, if LIN LLC shareholders elect to receive the cash consideration for a number of LIN LLC common shares less than the Cash Election Cap, then the shares for which an election was made to receive the New Media General share consideration will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis instead of solely the New Media General share consideration. However, if the number of LIN LLC common shares for which no election is made is greater than the difference between the Cash Election Cap and the number of LIN LLC common shares for which an election is made to receive the cash consideration, then shares for which no election is made will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis, and shares for which an election is made will receive the form of consideration elected.

The number of shares of New Media General common stock that LIN LLC shareholders will receive in the Merger is based on a fixed exchange ratio. Because the market price of Media General’s voting common stock will fluctuate, Media General and LIN LLC shareholders cannot be certain of the value of the merger consideration that the LIN LLC shareholders will receive in the Merger.

Upon completion of the Merger, each outstanding LIN LLC common share (other than certain excluded shares and shares with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal) will be converted into the right to receive either the cash consideration or the New Media General share consideration subject to the proration and allocation procedures set forth in the Merger Agreement. The exchange ratio for determining the number of shares of New Media General common stock that LIN LLC shareholders will receive in the Merger is fixed and the New Media General share consideration will not be adjusted for changes in the market price of Media General’s voting common stock or LIN LLC’s Class A common shares. The market value of the New Media General voting common stock that the LIN LLC shareholders will be entitled to receive in the Merger will in part depend on the market value of Media General’s voting common stock immediately before that merger is completed and could vary significantly from the market value on the date of the announcement of the Merger Agreement or the date of the LIN LLC and Media General special meetings. The Merger Agreement does not provide for any adjustment to the New Media General share consideration based on fluctuations of the per share price of Media General’s voting common stock or LIN LLC’s Class A common shares. In addition, the market value of the New Media General voting common stock will likely fluctuate after the completion of the merger.

Fluctuations in the share price of Media General, or New Media General following the closing of the Merger, could result from changes in the business, operations or prospects of Media General or LIN LLC prior to the closing of the Merger or New Media General following the closing of the Merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Media General or LIN LLC. The Merger may be completed a considerable amount of time after the date of the Media General or LIN LLC special meetings. As such, at the time of the special meetings, Media General or LIN LLC shareholders will not know the value of the New Media General share consideration that the LIN LLC shareholders will receive in the Merger for each LIN LLC common share.

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After making an election with respect to their shares, LIN LLC shareholders will not be able to sell the LIN LLC common shares covered by such election, unless they revoke such election at or prior to the election deadline or unless the Merger Agreement is terminated.

The deadline for making cash elections and stock elections is 5:00 p.m., New York time, on the fifth business day prior to the closing date for the Merger (or such other date as Media General and LIN LLC mutually agree). Media General will seek to publicly announce the election deadline at least five business days prior to this election deadline. After LIN LLC shareholders make an election with respect to their LIN LLC common shares and prior to completion of the Merger, the trading price of LIN LLC Class A common shares or Media General’s voting common stock may decrease, and LIN LLC shareholders may otherwise want to sell their LIN LLC common shares to gain access to cash, make other investments, or eliminate the potential for a decrease in the value of the investment. However, once LIN LLC shareholders make an election with respect to their LIN LLC common shares, which includes delivering all proper transmittal documentation related to such shares, the LIN LLC shareholders will not be able to sell those shares, unless they properly revoke their election at or prior to the election deadline or the Merger Agreement is terminated.

Changes in FCC ownership rules through FCC action, judicial review or federal legislation may limit our ability to continue providing services to stations under sharing arrangements (such as local marketing agreements, joint sale agreements, shared services agreements and other similar agreements), may prevent us from obtaining ownership of the stations we currently provide services to under sharing arrangements, may require us to amend or terminate certain agreements and/or may preclude us from obtaining the full economic value of one or more of our duopoly, or two-station, operations upon a sale, merger or other similar transaction transferring ownership of such station or stations.

FCC ownership rules currently impose significant limitations on the ability of broadcast licensees to have attributable interests in multiple media properties. Federal law prohibits one company from owning broadcast television stations that collectively have service areas encompassing more than an aggregate 39% share of national television households. Ownership restrictions under FCC rules also include a variety of local limits on media ownership. The restrictions include an ownership limit of one television station in most medium and smaller television markets and two stations in most larger markets, known as the television duopoly rule. The regulations also include limits on the common ownership of a newspaper and television station in the same market (newspaper television cross ownership), limits on common ownership of radio and television stations in the same market (radio television station ownership) and limits on radio ownership of four to eight radio stations in a local market.

If the FCC should loosen its media ownership rules, attractive opportunities may arise for additional television station and other media acquisitions, but these changes also would create additional competition for us from other entities, such as national broadcast networks, large station groups, newspaper chains and cable operators, which may be better positioned to take advantage of such changes and benefit from the resulting operating synergies both nationally and in specific markets. On March 12, 2014, the FCC issued a public notice with respect to the processing of broadcast television applications proposing sharing arrangements and contingent interests. The public notice indicated that the FCC will closely scrutinize any application that proposes that two or more stations in the same market will enter into an agreement to share facilities, employees and/or services or to jointly acquire programming or sell advertising including through a JSA, LMA or similar agreement and enter into an option, right of first refusal, put/call arrangement or other similar contingent interest, or a loan guarantee. We cannot now predict what actions the FCC may require in connection with the processing of applications for FCC consent to the Merger. However, among other things, this may limit New Media General’s ability to create duopolies or other two station operations.

In an order adopted in March 2014, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have two years from the date on which the rules become effective to amend or terminate those arrangements, unless they are able to obtain a waiver of such rules. Accordingly, absent further developments, or the grant of waivers, we will be required to modify or terminate our existing JSAs within such two year period.

Concurrent with such March 2014 order, the FCC issued a notice of proposed rulemaking in which it initiated its Quadrennial Review of its ownership rules. The rulemaking proposes, among other things, (i) eliminating the newspaper/radio cross ownership rule and the radio/television cross ownership rule, (ii) retaining the newspaper/television cross ownership rule but allowing for waivers on a case by case basis, (iii) retaining the local television rules, and (iv) prohibiting two television stations in the same market from swapping network affiliations if it would result in a single owner having two top 4 network affiliations in a market where it could not otherwise own both stations. The proposed rulemaking also seeks comment on how to define a television shared services agreement and whether television stations should be required to disclose shared services agreements and how best to achieve disclosure.

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We may be unable to successfully negotiate future retransmission consent agreements and these negotiations may be further hindered by consolidation in that industry and the interests of networks with whom we are affiliated or by statutory or regulatory developments.
We may be unable to successfully negotiate retransmission consent agreements with MVPDs when the current terms of these agreements expire for various reasons, including consolidation within that industry. In addition, our affiliation agreements with some broadcast networks include certain terms that may affect our ability to permit MVPDs to retransmit our stations' signals containing network programming, and in some cases, we may lose the right to grant retransmission consent to such providers. If the broadcast networks withhold their consent to the retransmission of those portions of our stations' signals containing network programming we may be unable to successfully complete negotiations for new retransmission consent agreements. Certain networks require us to pay them compensation in exchange for permitting redistribution of network programming by MVPDs. Escalating payments to networks in connection with signal retransmission may adversely affect our operating results. If we lose the right to grant retransmission consent, we may be unable to satisfy certain obligations under our existing retransmission consent agreements with MVPDs and there could be a material adverse effect on our results of operations.

Several cable system and DBS operators jointly petitioned the FCC to initiate a rulemaking proceeding to consider amending its retransmission consent rules. The FCC solicited public comment on the petition and subsequently released a notice of proposed rule making seeking public comment on whether it should amend its rules to: (i) modify its standards for "good faith" negotiations of retransmission consent agreements; (ii) enhance consumer notice obligations; and (iii) eliminate the FCC's network non duplication and syndicated exclusivity rules. The proceeding is currently pending, and we cannot predict its outcome.

On January 10, 2014, the Supreme Court agreed to hear a case captioned American Broadcasting Companies, Inc., et al. v. Aereo, Inc. , which involves a challenge from several broadcasters of the Aereo service, which transmits to its subscribers broadcast television programs over the Internet for a monthly subscription fee. At issue is whether Aereo’s service violates copyright law and whether Aereo must obtain permission to retransmit broadcasters’ programming. Should Aereo and its competitors prevail in the pending litigation, and certain online video distributors and over the top video distributors become eligible for a statutory license that would enable them to stream broadcast programming over the Internet, it could have a negative impact on our retransmission consent negotiations with MVPDs, and our business and results of operations could be materially and adversely affected. We cannot predict the ultimate outcome of this proceeding.

The Merger is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis, if at all.

Consummation of the Merger is subject to certain closing conditions which make the completion and timing of the Merger uncertain. The conditions include, among others, the obtaining of the requisite approvals by the shareholders of Media General and LIN LLC for the consummation of the Merger, the expiration of the waiting period under the HSR Act, as amended, the grant by the FCC of consent to the transfer of control of the broadcast licensee subsidiaries of Media General and LIN LLC as a result of the Merger, the absence of any governmental order preventing the consummation of the Merger, the effectiveness of a registration statement on Form S-4 registering the shares of the new holding company to be issued in connection with the Merger, registering the shares of New Media General common stock to be issued in connection with the Merger, the listing of such shares on the NYSE and the receipt of third party consents under certain of Media General’s and LIN LLC’s material contracts.

Although Media General and LIN LLC have agreed in the Merger Agreement to use their commercially reasonable best efforts to obtain the requisite approvals and consents, there can be no assurance that these approvals and consents will be obtained, and these approvals and consents may be obtained later than anticipated. In addition, Media General’s and LIN LLC’s obligations to obtain the requisite consents and approvals from regulatory authorities are subject to certain limitations, including that Media General is not required to agree to take actions or to make divestitures that may be required by the regulatory authorities (both those expected to be divested and those expected not to be) if taking such actions or making such divestitures (whether or not in connection with the Merger) would reasonably be expected to result in the LIN LLC television stations (both those expected to be divested and those expected not to be) losing annual broadcast cash flow exceeding a specified amount.

The Merger Agreement contains provisions that restrict our ability to pursue alternatives to the Merger and, in specified circumstances, could require us to pay to Media General a termination fee.

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Under the Merger Agreement, we are restricted, subject to certain exceptions, from soliciting, initiating, knowingly facilitating or negotiating, or furnishing nonpublic information with regard to, any inquiry, proposal or offer for an alternative business combination transaction from any person. We may terminate the Merger Agreement and enter into an agreement with respect to a superior proposal only if specified conditions have been satisfied, including a determination by our Board of Directors (after consultation with a nationally recognized third party financial advisors and outside legal counsel) that such proposal is more favorable to the LIN LLC shareholders than the Merger from a financial point of view. A termination in this instance would result in us being required to pay Media General a termination fee of $57.3 million in the aggregate. In addition, if the Merger Agreement is terminated in certain circumstances, we will be required to pay to Media General a termination fee of $57.3 million in the aggregate. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of LIN LLC from considering or proposing an alternative business combination transaction with us, even if such third party were prepared to pay consideration with a higher value than the value of the Merger.

Failure to complete the Merger may negatively impact our stock price and our future business and financial results.

The Merger Agreement provides that either Media General or LIN LLC may terminate the Merger Agreement if the Merger is not consummated on or before March 21, 2015 (which may be automatically extended to June 21, 2015, in the event all closing conditions have been satisfied or waived or are then capable of being satisfied other than those closing conditions related to regulatory approvals). In addition, the Merger Agreement contains certain termination rights for both us and Media General including, among others, (i) by LIN LLC, in the event the LIN LLC Board of Directors determines to enter into a definitive agreement with respect to a LIN LLC Superior Offer (as defined in the Merger Agreement) and (ii) by Media General, if, as a result of regulatory actions or divestitures required by the regulatory authorities (whether or not in connection with the Merger), the LIN LLC television stations (both those expected to be divested and those expected not to be) would reasonably be expected to lose annual broadcast cash flow exceeding a specified amount. Upon termination of the Merger Agreement under specific circumstances, we will be required to pay Media General a termination fee of $57.3 million. The Merger Agreement also provides that Media General will be required to pay a termination fee to the holders of LIN LLC common shares of $55.1 million in the aggregate if the Merger Agreement is terminated under certain circumstances.

If the Merger is not completed on a timely basis, our ongoing businesses may be adversely affected. If the Merger is not completed at all, we will be subject to a number of risks, including the following:

•	being required to pay our costs and expenses relating to the Merger, such as legal, accounting, financial advisory and printing fees, whether or not the Merger is completed; and

•	time and resources committed by our management to matters relating to the Merger could otherwise have been devoted to pursuing other beneficial opportunities.

If the Merger is not completed, the price of our Class A Common Shares may decline to the extent that the current market price of that stock reflects a market assumption that the Merger will be completed and that the related benefits will be realized, or a market perception that the Merger was not consummated due to an adverse change in our business.

Uncertainties associated with the Merger may cause employees to leave us, Media General or New Media General and may otherwise affect the future business and operations of the combined company.

New Media General’s success after the Merger will depend in part upon its ability to retain key employees of Media General and LIN LLC. Prior to and following the Merger, current and prospective employees of Media General and LIN LLC may experience uncertainty about their future roles with Media General and LIN LLC and choose to pursue other opportunities, which could have an adverse effect on Media General or LIN LLC. If key employees depart, the integration of the two companies may be more difficult and New Media General’s business following the Merger could be adversely affected.

We and Media General may not be able to obtain the required approval from the FCC.

LIN LLC's and Media General’s obligation to consummate the Merger is subject to obtaining receipt from the FCC of consent to the transfers of control of broadcast licensee subsidiaries of LIN LLC and Media General in connection with the Merger. Under the Merger Agreement, we and Media General are each obligated to use commercially reasonable best efforts to obtain as promptly as practicable the necessary consents from the FCC to the Merger subject to certain limitations. Although we believe that we will be able to obtain the required approval from the FCC, we cannot be sure we will do so. Failure to obtain FCC clearance would prevent us from consummating the Merger.

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Media General has the right to terminate the Merger Agreement if changes to FCC regulations or transaction-related regulatory requirements would reasonably be expected to result in the LIN LLC television stations losing annual broadcast cash flow exceeding a specified amount.

The FCC may change or propose to change, its rules or the interpretation of its rules prior to the closing of the Merger in a manner that would be adverse to the manner in which we operate our television stations or provide certain services to television stations licensed to third parties. In addition, the FCC and other regulatory authorities may require that Media General and LIN LLC agree to take certain actions, such as divesting assets or otherwise limiting the rights of LIN LLC to provide certain services to television stations licensed to third parties, in order to obtain the approval or consent of such regulatory authorities to the Merger. Under the Merger Agreement, Media General is not required to agree to take actions to obtain the approval or consent of the regulatory authorities if such actions, together with any such changes to the FCC’s rules (whether or not in connection with the Merger), would result in the LIN LLC television stations (both those expected to be divested and those expected not to be) losing annual broadcast cash flow in excess of a specified amount. If it is determined that such actions, together with any such changes to the FCC’s rules (whether or not in connection with the Merger), would reasonably be expected to result in the LIN LLC television stations losing annual broadcast cash flow in excess of a specified amount, Media General has the right to terminate the Merger Agreement.

Media General and LIN LLC will be required to divest assets in certain markets in order to obtain approval from regulatory authorities and may not be able to realize the full benefit of the sold assets.

Media General and us both own television stations in the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets. We also own two television stations in each of the Norfolk, VA and Albuquerque, NM markets that are currently “top four” stations in their markets based on ratings. Regulatory authorities will require Media General and us to divest stations in these markets, and may require Media General and us to divest assets in other markets, or to accept other restrictions or conditions with respect to the operation of television stations in such markets, in order to obtain the approval or consent of such regulatory authorities for the Merger. Any such divestitures or other restrictions could diminish the anticipated benefits of the Merger to New Media General and its shareholders by adversely affecting the operations of New Media General after the completion of the Merger, and may result in additional Merger costs.

Furthermore, in certain of our television markets, we own more than one full power television broadcast station based on waivers that the FCC reevaluates in connection with review of an application for consent to a “substantial” transfer of control, such as the change of control that the our stations would undergo upon the consummation of the Merger. Pursuant to “satellite,” “failing station,” and similar waivers, we are permitted to own additional stations in the Austin, TX, Green Bay, WI, Hartford New Haven, CT, Honolulu, HI, and Wichita Hutchinson, KS markets. In assessing whether to consent to a “substantial” transfer of control of such a combination, the FCC will seek to determine whether the circumstances warrant continuation of these waivers.

The integration of Media General and LIN LLC following the Merger will present significant challenges that may reduce the anticipated potential benefits of the Merger.

We and Media General will face significant challenges in consolidating functions and integrating our organizations, procedures and operations in a timely and efficient manner, as well as retaining key personnel. The integration of Media General and LIN LLC will be complex and time consuming due to the locations of our corporate headquarters and the size and complexity of each organization. The principal challenges will include the following:

•	integrating information systems and internal controls over accounting and financial reporting;

•	integrating our and Media General’s existing businesses;

•	preserving significant business relationships;

•	consolidating corporate and administrative functions;

•	conforming standards, controls, procedures and policies, business cultures and compensation structures between us and Media General; and

•	retaining key employees.

44

The management of New Media General will have to dedicate substantial effort to integrating the businesses of Media General and LIN during the integration process. These efforts could divert management’s focus and resources from New Media General’s business, corporate initiatives or strategic opportunities. If New Media General is unable to integrate Media General’s and LIN LLC’s organizations, procedures and operations in a timely and efficient manner, or at all, the anticipated benefits and cost savings of the Merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of New Media General’s common stock may be affected adversely. An inability to realize the full extent of the anticipated benefits of the Merger, as well as any delays encountered in the integration process, could also have an adverse effect upon the revenues, level of expenses and operating results of New Media General.

We and Media General will incur significant transaction and merger-related integration costs in connection with the Merger.

We and Media General expect to pay significant transaction costs in connection with the Merger. These transaction costs include investment banking, legal and accounting fees and expenses, expenses associated with the new indebtedness that will be incurred in connection with the Merger, SEC filing fees, printing expenses, mailing expenses and other related charges. A portion of the transaction costs will be incurred regardless of whether the Merger is consummated. We and Media General will each generally pay our own costs and expenses in connection with the Merger, except that each is obligated to pay 50% of the FCC and antitrust filing fees relating to the Merger irrespective of whether the Merger is consummated. Media General will also reimburse our costs for assistance in connection with the financing Media General obtains in connection with the Merger. New Media General may also incur costs associated with integrating the operations of the two companies, and these costs could be significant and could have an adverse effect on New Media General’s future operating results if the anticipated cost savings from the Merger are not achieved. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, should allow New Media General to offset incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

While the Merger is pending, we and Media General will be subject to business uncertainties, as well as contractual restrictions under the Merger Agreement, that could have an adverse effect on our businesses.

Uncertainty about the effect of the Merger on our and Media General’s employees and business relationships may have an adverse effect on us and Media General and, consequently, on New Media General following the consummation of the Merger. These uncertainties could impair each of our and Media General's ability to retain and motivate key personnel until and after the consummation of the Merger and could cause third parties who deal with us and Media General to seek to change existing business relationships with Media General and LIN. If key employees depart or if third parties seek to change business relationships with us and Media General, New Media General’s business following the consummation of the Merger could be adversely affected. In addition, the Merger Agreement restricts us and Media General, without the other party’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the Merger closes or the Merger Agreement terminates. These restrictions may prevent us and Media General from pursuing otherwise attractive business opportunities that may arise prior to completion of the Merger or termination of the Merger Agreement, and from making other changes to our business.

Some of our directors and executive officers may have interests in the Merger that are different from the interests of our shareholders generally.

Some of our directors and executive officers may have interests in the Merger that are different from, or are in addition to, the interests of our shareholders generally. These interests include their designation as Directors or executive officers of New Media General following the completion of the Merger.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosure

None.

45

Item 5. Other Information

None.

46

Item 6. Exhibits

3.1
Certificate of Formation of LIN Media LLC, dated as of February 11, 2013 (filed as Exhibit 3.1 to the Registration Statement on Form S-4 of LIN Media LLC (File No. 333-188297)) and incorporated by reference herein.

3.2
Amended and Restated Limited Liability Company Agreement of LIN Media LLC, dated as of July 30, 2013 (filed as Exhibit 3.1 to the Current Report on Form 8-K12B of LIN Media LLC filed as of July 31, 2013 (File No. 001-36032)) and incorporated by reference herein.

3.3
Amendment to the Amended and Restated Limited Liability Company Agreement of LIN Media LLC, dated as of March 20, 2014 (filed as Exhibit 3.1 to the Current Report on Form 8-K of LIN Media LLC filed on March 21, 2014 (File No. 001-36032)) and incorporated by reference herein.

3.4
Restated Certificate of Incorporation of LIN Television Corporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q of LIN TV Corp. and LIN Television Corporation for the fiscal quarter ended September 30, 2003 (File No. 000-25206)) and incorporated by reference herein.

3.5
Restated Bylaws of LIN Television Corporation (filed as Exhibit 3.4 to the Registration Statement on Form S-1 of LIN Television Corporation and LIN Holding Corp. (File No. 333-54003)) and incorporated by reference herein.

4.1
Form of specimen share certificate for class A common shares representing limited liability company interests in LIN Media LLC (included as Exhibit A to Annex B to the proxy statement/prospectus that is part of the Registration Statement on Form S-4 of LIN Media LLC (File No. 333-188297)) and incorporated by reference herein.

10.1
Amended and Restated Employment Agreement, dated January 6, 2014, among LIN Media LLC, LIN Television Corporation and John A. Howell IV (Filed as Exhibit 10.1 to Current Report on Form 8-K of LIN Media LLC filed on January 7, 2014 (File No. 001-36032) and incorporated by reference herein.

10.2
Stock Purchase Agreement, dated January 27, 2014, between LIN Digital Media LLC and FMPL Holdings, Inc., the sole stockholder of Federated Media Publishing, Inc. (filed as Exhibit 10.23 to the Annual Report on Form 10-K of LIN Media LLC and LIN Television Corporation for the year ended December 31, 2013 (File No. 001-36032)) and incorporated by reference herein.

10.3
Agreement and Plan of Merger, dated as of March 21, 2014, by and among Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and LIN Media LLC (filed as Exhibit 2.1 to the Current Report on Form 8-K of LIN Media LLC. and LIN Television Corporation filed as of March 21, 2014 (File No. 001-36032)) and incorporated by reference herein.

10.4
Voting and Support Agreement, dated as of March 21, 2014, by and among LIN Media LLC, Media General, Inc., Mercury New Holdco, Inc., and the shareholder parties thereto (filed as Exhibit 10.1 to the Current Report on Form 8-K of LIN Media LLC and LIN Television Corporation filed as of March 21, 2014 (File No. 001-36032)) and incorporated by reference herein.

10.5
Voting and Support Agreement, dated as of March 21, 2014, by and among LIN Media LLC, Media General, Inc., Mercury New Holdco, Inc., and Carson LIN SBS L.P. (filed as Exhibit 10.2 to the Current Report on Form 8-K of LIN Media LLC and LIN Television Corporation filed as of March 21, 2014 (File No. 001-36032)) and incorporated by reference herein.

10.6
Voting and Support Agreement, dated as of March 21, 2014, by and among LIN Media LLC, Media General, Inc., Standard General Fund L.P., and Standard General Communications, LLC (filed as Exhibit 10.3 to the Current Report on Form 8-K of LIN Media LLC and LIN Television Corporation filed as of March 21, 2014 (File No. 001-36032)) and incorporated by reference herein.

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer of LIN Media LLC

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Financial Officer of LIN Media LLC

31.3	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer of LIN Television Corporation

31.4	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Financial Officer of LIN Television Corporation

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer of LIN Media LLC

47

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer of LIN Television Corporation

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

*
Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or Section 18, as amended, of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, each of LIN Media LLC and LIN Television Corporation, has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN Media LLC
LIN Television Corporation

Dated:	May 12, 2014
By:	/s/ Richard J. Schmaeling
Richard J. Schmaeling
Senior Vice President, Chief Financial Officer
(On behalf of each of the registrants and as Principal Financial Officer)

Dated:	May 12, 2014
By:	/s/ Nicholas N. Mohamed
Nicholas N. Mohamed
Vice President Controller
(Principal Accounting Officer)

49

50

LIN Television Corporation
Consolidated Balance Sheets
(unaudited)

	March 31, 2014	December 31, 2013
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$19,908	$12,525
Accounts receivable, less allowance for doubtful accounts (2014 - $3,615; 2013 - $3,188)	138,515	145,409
Deferred income tax assets	8,229	6,898
Other current assets	13,781	15,201
Total current assets	180,433	180,033
Property and equipment, net	223,186	221,078
Deferred financing costs	15,647	16,448
Goodwill	210,627	203,528
Broadcast licenses	536,515	536,515
Other intangible assets, net	53,655	47,049
Other assets	16,191	12,299
Total assets (a)	$1,236,254	$1,216,950
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDER'S EQUITY
Current liabilities:
Current portion of long-term debt	$18,925	$17,364
Accounts payable	15,263	14,002
Income taxes payable	1,686	1,420
Accrued expenses	56,112	51,696
Program obligations	7,030	7,027
Total current liabilities	99,016	91,509
Long-term debt, excluding current portion	933,531	929,328
Deferred income tax liabilities	58,815	64,686
Program obligations	3,945	4,146
Other liabilities	29,452	27,209
Total liabilities (a)	1,124,759	1,116,878
Commitments and Contingencies (Note 9)
Redeemable noncontrolling interest	9,820	12,845
LIN Television Corporation stockholder’s equity:
Common stock, $0.01 par value, 1,000 shares	—	—
Investment in parent company’s shares, at cost	(21,984)	(21,984)
Additional paid-in capital	1,150,453	1,140,370
Accumulated deficit	(1,003,894)	(1,005,633)
Accumulated other comprehensive loss	(25,335)	(25,526)
Total stockholder’s equity	99,240	87,227
Noncontrolling interest	2,435	—
Total equity	101,675	87,227
Total liabilities and equity	$1,236,254	$1,216,950

(a)
Our consolidated assets as of March 31, 2014 and December 31, 2013 include total assets of: $55,024 and $56,056, respectively, of variable interest entities (“VIEs”) that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of: $44,118 and $44,677 and program rights of: $2,351 and $2,060 as of March 31, 2014 and December 31, 2013, respectively. Our consolidated liabilities as of March 31, 2014 and December 31, 2013 include $4,014 and $4,577, respectively, of total liabilities of the VIEs for which the VIEs’ creditors have no recourse to the Company, including $2,698 and $2,727, respectively, of program obligations.  See further description in Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies.”

The accompanying notes are an integral part of the unaudited consolidated financial statements.

51

LIN Television Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per share data)
Net revenues	$166,241	$140,992

Operating expenses:
Direct operating	69,434	54,568
Selling, general and administrative	44,940	37,298
Amortization of program rights	6,593	7,785
Corporate	12,189	10,271
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Restructuring charge	—	2,132
Loss from asset dispositions	94	95
Operating income	16,734	11,776

Other expense:
Interest expense, net	14,229	13,871
Share of loss in equity investments	75	—
Other expense (income), net	18	(24)
Total other expense, net	14,322	13,847

Income (loss) before provision for (benefit from) income taxes	2,412	(2,071)
Provision for (benefit from) income taxes	1,021	(1,051)
Net income (loss)	1,391	(1,020)
Net loss attributable to noncontrolling interests	(598)	(164)
Net income (loss) attributable to LIN Television Corporation	$1,989	$(856)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

52

LIN Television Corporation
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Net income (loss)	$1,391	$(1,020)
Amortization of pension net losses, net of tax of $124 and $169 for the three months ended March, 31, 2014 and 2013, respectively, reclassified	191	259
Comprehensive income (loss)	1,582	(761)
Comprehensive loss attributable to noncontrolling interest	(598)	(164)
Comprehensive income (loss) attributable to LIN Television Corporation	$2,180	$(597)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

53

LIN Television Corporation
Consolidated Statement of Stockholder’s Equity
(unaudited)
(in thousands)

			Investment in
			Parent			Accumulated
			Company's	Additional		Other		Total
	Common Stock		Common	Paid-In	Accumulated	Comprehensive	Noncontrolling	Stockholder’s
	Shares	Amount	Shares, at cost	Capital	Deficit	Loss	Interest	Equity
Balance as of December 31, 2013	1,000	$—	$(21,984)	$1,140,370	$(1,005,633)	$(25,526)	$—	$87,227
Pension liability adjustment, net of tax of $124	—	—	—	—	—	191	—	191
Tax benefit from exercise of share options and vesting of restricted share awards	—	—	—	7,784	—	—	—	7,784
Share-based compensation	—	—	—	2,299	—	—	—	2,299
Dividends declared	—	—	—	—	(250)	—	—	(250)
Net income	—	—	—	—	1,989	—	—	1,989
Reclassification from redeemable noncontrolling interest	—	—	—	—	—	—	2,435	2,435
Balance as of March 31, 2014	1,000	$—	$(21,984)	$1,150,453	$(1,003,894)	$(25,335)	$2,435	$101,675

The accompanying notes are an integral part of the unaudited consolidated financial statements.

54

LIN Television Corporation
Consolidated Statement of Stockholder’s Deficit
(unaudited)
(in thousands)

			Investment in
			Parent			Accumulated
			Company's	Additional		Other	Total
	Common Stock		Common	Paid-In	Accumulated	Comprehensive	Stockholder's
	Shares	Amount	Stock, at cost	Capital	Deficit	Loss	Deficit
Balance as of December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $169	—	—	—	—	—	259	259
Stock-based compensation	—	—	—	2,421	—	—	2,421
Net loss	—	—	—	—	(856)	—	(856)
Balance as of March 31, 2013	1,000	$—	$(21,984)	$1,132,660	$(1,165,291)	$(35,125)	$(89,740)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

55

LIN Television Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2014	2013
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$1,391	$(1,020)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Amortization of financing costs and note discounts	907	896
Amortization of program rights	6,593	7,785
Cash payments for programming	(6,866)	(7,707)
Share of loss in equity investments	75	—
Stock-based compensation	2,307	1,941
Deferred income taxes, net	456	(1,237)
Loss from asset dispositions	94	95
Other, net	985	428
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	16,417	11,020
Other assets	(3,174)	(710)
Accounts payable	(2,931)	(9,524)
Accrued interest expense	(416)	4,020
Other liabilities and accrued expenses	5,122	(1,222)
Net cash provided by operating activities	37,217	21,832

INVESTING ACTIVITIES:
Capital expenditures	(5,609)	(6,798)
Acquisition of broadcast towers	(7,257)	—
Payments for business combinations, net of cash acquired	(22,346)	—
Proceeds from the sale of assets	45	13
Contributions to equity investments	(75)	—
Capital contribution to joint venture with NBCUniversal	—	(100,000)
Net cash used in investing activities	(35,242)	(106,785)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	501
Proceeds from borrowings on long-term debt	40,000	85,000
Payment of dividend	(250)	—
Principal payments on long-term debt	(34,342)	(22,840)
Payment of long-term debt issue costs	—	(515)
Net cash provided by financing activities	5,408	62,146

Net increase (decrease) in cash and cash equivalents	7,383	(22,807)
Cash and cash equivalents at the beginning of the period	12,525	46,307
Cash and cash equivalents at the end of the period	$19,908	$23,500
The accompanying notes are an integral part of the unaudited consolidated financial statements.

56

LIN Television Corporation
Notes to Unaudited Consolidated Financial Statements

Note 1 — Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

LIN Television Corporation, a Delaware corporation (“LIN Television”), together with its subsidiaries, is a local multimedia company operating in the United States. LIN Television and its subsidiaries are affiliates of HM Capital Partners I LP (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN Television and all subsidiaries included in our consolidated financial statements. LIN Television is a wholly-owned subsidiary of LIN Media LLC (“LIN LLC”).

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “LIN LLC Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “2013 LIN LLC Merger Agreement”).  LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the 2013 LIN LLC Merger.  Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act.  References to "LIN LLC," "we," "us," or the "Company" in this Quarterly Report on Form 10-Q that include any period at and before the effectiveness of the 2013 LIN LLC Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC.  For more information concerning the effects of the 2013 LIN LLC Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

LIN LLC has no independent assets or operations and guarantees all of our debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee our Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”) and 6 3/8% Senior Notes due 2021 (the “6 3/8% Senior Notes”) on a joint-and-several basis, subject to customary release provisions.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany accounts and transactions have been eliminated.

In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments necessary to state fairly our financial position, results of operations and cash flows for the periods presented.  The interim results of operations are not necessarily indicative of the results to be expected for the full year.

The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and VIEs for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”), joint sales agreements (“JSAs”) and related agreements, to evaluate whether consolidation of entities that are party to such arrangements is required under U.S. GAAP.

During the first quarter of 2014, as a result of the continued growth in our digital business, we reevaluated our organization and the nature of our business activities and began assessing and internally reporting financial information for our broadcast business and our digital business separately. As a result, we now have two reportable operating segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have restated prior period disclosures to reflect this change in our reportable operating segments. See Note 5 - “Segment Reporting” for further discussion.
On March 21, 2014, we filed a Current Report on Form 8-K for the purpose of announcing that LIN LLC entered into an Agreement and Plan of Merger with Media General, Inc., a Virginia corporation (“Media General”), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct,

57

wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”) pursuant to which Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of New Holdco, and immediately following the consummation of the Media General Merger, Merger Sub 2 will merge with and into LIN LLC (the “LIN Merger” and together with the Media General Merger, the “Merger”), with LIN LLC surviving the Merger as a wholly owned subsidiary of New Holdco.
As a result of the Merger, the combined company will own and operate or service 74 stations across 46 markets, reaching approximately 26.5 million households or 23% of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations). The transaction is currently expected to close during the first quarter of 2015. For more information concerning the Merger, refer to the Current Report on Form 8-K filed with the SEC on March 21, 2014.
Joint Venture Sale Transaction and Merger
On February 12, 2013, we, along with LIN TV and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into an agreement whereby LIN Texas sold its 20.38% equity interest in Station Venture Holdings ("SVH"), a joint venture in which an affiliate of NBCUniversal ("NBC"), held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”). Pursuant to the JV Sale Transaction, LIN Television caused a $100 million capital contribution to be made to SVH and in turn, LIN TV was released from the guarantee of an $815.5 million note held by SVH ("GECC Guarantee") as well as any further obligations related to any shortfall funding agreements between us and SVH.

Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the 2013 LIN LLC Merger Agreement. The 2013 LIN LLC Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

For further discussion of the JV Sale Transaction and the 2013 LIN LLC Merger, refer to Item 1. "Business," Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 (the "10-K").

Variable Interest Entities

In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.

We have a JSA and an SSA with WBDT Television, LLC (“WBDT”) for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”) for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), KWBQ-TV, KRWB-TV and KASY-TV in the Albuquerque, Santa-Fe NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations. We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.

An order that the Federal Communications Commission (“FCC”) adopted in March 2014, however, may require changes in our relationship with these entities going forward. In that order, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have two years from the date on which the rules become effective to amend or terminate those arrangements unless they are able to obtain a waiver of such rules. Accordingly, absent further developments or the grant of a waiver, we may be required to modify or terminate our existing JSAs to comply with FCC requirements.

The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of March 31, 2014 and December 31, 2013 are as follows (in thousands):

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	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$303	$278
Accounts receivable, net	5,922	6,345
Other assets	927	927
Total current assets	7,152	7,550
Property and equipment, net	2,330	2,469
Broadcast licenses and other intangible assets, net	44,118	44,677
Other assets	1,424	1,360
Total assets	$55,024	$56,056

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,162
Accounts payable	57	63
Accrued expenses	1,259	1,336
Program obligations	1,241	1,303
Total current liabilities	3,719	3,864
Long-term debt, excluding current portion	2,715	3,005
Program obligations	1,457	1,424
Other liabilities	47,133	47,763
Total liabilities	$55,024	$56,056

The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.1 million and $47.8 million as of March 31, 2014 and December 31, 2013, respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of March 31, 2014 and December 31, 2013, we have an option that we may exercise if the FCC attribution rules change. The option would allow us to acquire the assets or member’s interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets. In an order adopted in March 2014, the FCC concluded that JSAs should be "attributable" for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. As a result of the changes announced by the FCC, these arrangements, including the options described above, will need to be modified or terminated unless a waiver can be obtained from the FCC.

Redeemable Noncontrolling Interest

The redeemable noncontrolling interest as of December 31, 2013 includes the interest of minority shareholders of HYFN, Dedicated Media and Nami Media. During the three months ended March 31, 2014, we have reclassified the interest of the minority shareholders of Nami Media to permanent equity, as the mandatory redemption feature of Nami Media's minority shareholders' interest lapsed in February 2014. Accordingly, the following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

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Redeemable Noncontrolling Interest
Balance as of December 31, 2013	$12,845
Net loss	(598)
Share-based compensation	8
Reclassification to noncontrolling interest (Nami Media)	(2,435)
Balance as of March 31, 2014	$9,820

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.

Note 2 — Acquisitions

Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc., which we subsequently converted into a Delaware limited liability company ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.3 million, net of cash, subject to post-closing adjustments, and was funded from cash on hand and amounts drawn on our revolving credit facility.
The following table summarizes the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$9,811
Property and equipment	72
Non-current assets	196
Other intangible assets	11,497
Goodwill	7,099
Current liabilities	(6,368)
Total	$22,307

The amount allocated to definite-lived intangible assets represents the estimated fair values of publisher relationships of $4.2 million, customer relationships of $1.2 million, completed technology of $3.9 million, and trademarks of $2.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for publisher relationships, 4 years for customer relationships, 3 years for completed technology and 7 years for trademarks.

Goodwill of $7.1 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisition of Federated Media.  All of the goodwill recognized in connection with the acquisition of Federated Media is deductible for tax purposes.

Pro Forma Information

The following table sets forth unaudited pro forma results of operations for the three months ended March 31, 2014 and 2013 assuming that the above acquisition of Federated Media, along with transactions necessary to finance the acquisition, occurred on January 1, 2013 (in thousands):

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	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net revenue	$167,608	$149,069
Net income (loss)	$771	$(5,089)

This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the business since January 1, 2013. The pro forma adjustments for the three months ended March 31, 2014 and 2013 reflect depreciation expense, amortization of intangibles related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transaction and the related tax effects of the adjustments.

In connection with the acquisition of Federated Media, we and Federated Media incurred a combined total of $0.8 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2014 pro forma amounts. The 2013 pro forma net loss was adjusted to include these costs, as they are directly attributable to the acquisition of Federated Media.

Net revenues and operating loss of Federated Media included in our consolidated statements of operations for the three months ended March 31, 2014 were $4 million and $(0.5) million, respectively.

Dedicated Media, Inc.

On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company.  Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement.  The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit.  Our maximum potential obligation under the purchase agreement is $26 million.  If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

HYFN, Inc.

On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices.  Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements.  The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA.  Our maximum potential obligation under the terms of our agreement is approximately $62.4 million.  If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of March 31, 2014 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of March 31, 2014, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.

If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of this option is zero and no amounts related to these options are included in our consolidated financial statements as of March 31, 2014.

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Note 3 — Intangible Assets

Goodwill totaled $210.6 million and $203.5 million at March 31, 2014 and December 31, 2013, respectively. The change in the carrying amount of goodwill during the three months ended March 31, 2014 was as follows (in thousands):

Goodwill
Broadcast:
Balance as of December 31, 2013	$185,237
Acquisitions	—
Balance as of March 31, 2014	$185,237
Digital:
Balance as of December 31, 2013	18,291
Acquisitions	7,099
Balance as of March 31, 2014	$25,390
Total:
Balance as of December 31, 2013	$203,528
Acquisitions	7,099
Balance as of March 31, 2014	$210,627

The following table summarizes the carrying amounts of intangible assets (in thousands):

	March 31, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Broadcast licenses	$536,515	$—	$536,515	$—
Intangible assets subject to amortization (1)	98,143	(44,488)	85,966	(38,917)
Total	$634,658	$(44,488)	$622,481	$(38,917)

(1)
Intangible assets subject to amortization are amortized on a straight line basis and primarily include network affiliations, acquired customer and publisher relationships, completed technology, brand names, non-compete agreements, internal-use software, favorable operating leases, and retransmission consent agreements.

Note 4 — Debt

 Debt consisted of the following (in thousands):

	March 31, 2014	December 31, 2013
Senior Secured Credit Facility:
Revolving credit loans	$15,000	$5,000
$115,625 and $118,750 Term loans, net of discount of $322 and $345 as March 31, 2014 and December 31, 2013, respectively	115,303	118,405
$313,400 and $314,200 Incremental term loans, net of discount of $1,599 and $1,684 as of March 31, 2014 and December 31, 2013, respectively	311,801	312,516
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,477	14,604
Other debt	5,875	6,167
Total debt	952,456	946,692
Less current portion	18,925	17,364
Total long-term debt	$933,531	$929,328

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During the three months ended March 31, 2014, we paid $3.9 million of principal on the term loans and incremental term loans related to mandatory quarterly payments under our senior secured credit facility.

In January and February 2014, we drew $40 million on our revolving credit facility to fund the acquisition of Federated Media as well as normal operating activities. We subsequently made payments against these borrowings in the amount of $30 million, resulting in an outstanding balance on our revolving credit facility of $15 million as of March 31, 2014.

In February 2013, pursuant to our existing credit agreement, we issued $60 million of new debt in the form of a tranche B-2 incremental term facility (the “Incremental Facility”).  The Incremental Facility is a five-year term loan facility and is subject to the terms of our existing credit agreement, dated as of October 26, 2011, as amended on December 24, 2012, by and among LIN Television, JP Morgan Chase Bank as Administrative Agent and the banks and other financial institutions party thereto (the “Credit Agreement”).  The proceeds of the Incremental Facility, as well as cash on hand and cash from revolving borrowings under the Credit Agreement, were used to fund the $100 million capital contribution made to SVH pursuant to the JV Sale Transaction.

The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy).  The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	March 31, 2014	December 31, 2013
Carrying amount	$937,979	$932,088
Fair value	968,967	956,255

Note 5 — Segment Reporting

During the first quarter of 2014, as a result of the continued growth in our digital business, we began assessing and internally reporting financial information for our broadcast business and our digital business separately. As a result, we now have two reportable operating segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media. Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Net revenues:
Broadcast	$141,715	$131,951
Digital	24,526	9,041
Total net revenues	$166,241	$140,992

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The following table is a reconciliation of Adjusted EBITDA to consolidated pre-tax income (loss):

	Three Months Ended March 31,
	2014	2013
	(in thousands)

Segment Adjusted EBITDA:
Broadcast	$47,470	$40,595
Digital	(893)	164
Total segment Adjusted EBITDA	46,577	40,759
Unallocated corporate Adjusted EBITDA	(6,899)	(4,619)
Less:
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Amortization of program rights	6,593	7,785
Share-based compensation	2,307	1,941
Non-recurring and acquisition-related charges (1)	4,559	3,051
Restructuring charge	—	2,132
Loss on sale of assets	94	95
Add:
Cash payments for programming	6,866	7,707
Operating income	16,734	11,776
Other expense:
Interest expense, net	14,229	13,871
Share of loss in equity investments	75	—
Other expense (income), net	18	(24)
Total other expense, net	14,322	13,847
Consolidated pre-tax income (loss)	$2,412	$(2,071)
______________________________
(1) Non-recurring charges for the three months ended March 31, 2014 and 2013 primarily consist of expenses related to the Merger and the 2013 LIN LLC Merger, respectively.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Operating income (loss):
Broadcast	$33,474	$24,158
Digital	(2,678)	(498)
Unallocated corporate	(14,062)	(11,884)
Total operating income	$16,734	$11,776

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Depreciation and amortization:
Broadcast	$14,136	$16,264
Digital	1,775	641
Unallocated corporate	346	162
Total depreciation and amortization	$16,257	$17,067

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	Three Months Ended March 31,
	2014	2013
	(in thousands)
Capital expenditures:
Broadcast	$3,937	$5,729
Digital	1,139	799
Unallocated corporate	533	270
Total capital expenditures	$5,609	$6,798

	March 31,	December 31,
	2014	2013
	(in thousands)
Assets:
Broadcast	$1,092,169	$1,100,343
Digital	86,594	69,690
Unallocated corporate	57,491	46,917
Total assets	$1,236,254	$1,216,950

Note 6 — Retirement Plans

The following table shows the components of the net periodic pension cost and the contributions to our 401(k) Plan and the retirement plans (in thousands):

	Three Months Ended March 31,
	2014	2013
Net periodic pension cost (benefit):
Interest cost	$1,498	$1,314
Expected return on plan assets	(1,758)	(1,670)
Amortization of net loss	315	428
Net periodic cost	$55	$72
Contributions:
401(k) Plan	$1,142	$1,332
Defined contribution retirement plans	39	49
Defined benefit retirement plans	1,347	1,297
Total contributions	$2,528	$2,678

See Note 10 — “Retirement Plans” in Item 15 of our 10-K for a full description of our retirement plans.

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Note 7 — Restructuring

As of December 31, 2013, we had a restructuring accrual of $0.4 million related to severance and related costs as a result of the integration of the television stations acquired during 2012 as well as severance and related costs at some of our digital companies.  During the three months ended March 31, 2014, we made cash payments of $0.2 million related to these restructuring actions.  We expect to make cash payments of approximately $0.2 million during the remainder of the year with respect to such transactions.

The activity for these restructuring actions is as follows (in thousands):

	Broadcast	Digital	Corporate	Total Severance and Related
Balance as of December 31, 2013	$105	$315	$3	$423
Charges	—	—	—	—
Payments	89	111	3	203
Balance as of March 31, 2014	$16	$204	$—	$220

Note 8 — Income Taxes

We recorded a provision for income taxes of $1 million for the three months ended March 31, 2014 compared to a benefit from income taxes of $1.1 million for the three months ended March 31, 2013.  The provision for income taxes for the three months ended March 31, 2014 was primarily a result of our $2.4 million pre-tax income from continuing operations. Our effective income tax rate was 42.3% and 50.7% for the three months ended March 31, 2014 and March 31, 2013, respectively.  The decrease in the effective income tax rate was primarily a result of an increase in the proportionate share of losses from zero-rate entities that are excluded from the effective tax rate computation. We expect our effective income tax rate to range between 39% and 41% during the remainder of 2014.

During the first quarter of 2013, approximately $162.8 million of short term deferred tax liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the 2013 LIN LLC Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this liability during the fourth quarter of 2013.  For further discussion regarding the income tax effects of the JV Sale Transaction and the 2013 LIN LLC Merger, see Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies” and Note 13 — “Commitments and Contingencies.” to our consolidated financial statements in our 10-K.

Note 9 — Commitments and Contingencies

Contingencies

GECC Guarantee and the 2013 LIN LLC Merger

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," pursuant to the JV Sale Transaction, LIN Television made a $100 million capital contribution to SVH and in turn, was released from the GECC Guarantee as well as any further obligations related to any shortfall funding agreements between LIN Television and SVH.
In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment.

As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the 2013 LIN LLC Merger. We made state and federal tax payments to settle the remaining liability of $31.3 million during the fourth quarter of 2013.

For further discussion of the GECC Guarantee and the 2013 LIN LLC Merger, refer to Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our 10-K.

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The Merger

During the next 12 months and through the completion of the Merger, we expect to incur approximately $4.5 - $5.5 million of legal and professional fees associated with the transaction and related financing.  Contingent upon the consummation of the Merger and dependent upon the price of Media General's Class A common stock on the date of consummation, we will incur an advisory fee of approximately $21.5 million payable to J.P. Morgan Securities LLC, which we expect will be funded from the proceeds of Media General’s transaction financing. We have not yet accrued for this advisory fee as of March 31, 2014, as we do not believe the obligation is probable.

 Litigation

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Following the announcement on March 21, 2014 of the execution of the Merger Agreement, three complaints were filed in the Delaware Court of Chancery challenging the proposed acquisition of LIN LLC: Sciabacucchi v. Lin Media LLC, et al. (C.A. No. 9530CB), International Union of Operating Engineers Local 132 Pension Fund v. Lin Media LLC, et al. (C.A. No.9538CB), and Pryor v. Lin Media LLC, et al. (C.A. No. 9577CB). The litigations are putative class actions filed on behalf of the public stockholders of LIN LLC and name as defendants LIN LLC, its directors, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 and HM Capital Partners LLC and several of its alleged affiliates (Hicks, Muse, Tate & Furst Equity Fund III, L.P.; HM3 Coinvestors, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P.; HM4EQ Coinvestors, L.P.; Hicks, Muse & Co. Partners, L.P.; Muse Family Enterprises, Ltd.; and JRM Interim Investors, L.P. (together with HM Capital Partners LLC and individual director defendant John R. Muse, which we collectively refer to as “HMC”)).

On April 18, 2014, the plantiff in Engineers Local 132 Pension Fund voluntarily dismissed that action without prejudice and, on April 21, 2014, the Court approved the dismissal.

The operative complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the Merger, that the entity defendants aided and abetted those breaches and that individual director defendant Royal W. Carson III and HMC breached their fiduciary duties as controlling shareholders of LIN LLC by causing LIN LLC to enter into the Merger, which plaintiffs allege will provide disparate consideration to HMC. The complaints seek, among other things, declaratory and injunctive relief enjoining the Merger. On April 25, 2014, the plaintiff in the Sciabacucchi action filed an amended complaint, and the plaintiffs in the Sciabacucchi and Pryor actions each filed a motion for an expedited hearing on the plaintiff’s (yet-to-be filed) motion for a permanent injunction to enjoin the Merger, requesting, among other things, that the Court set a permanent injunction hearing for September 2014. On April 30, 2014, the plaintiffs in the Sciabacucchi and Pryor actions filed a stipulation to consolidate the two actions, which was approved by the Court on May 1, 2014.
The outcome of the two active lawsuits is uncertain and cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on our operations and liquidity. An adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.

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Annex K

_____________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 13, 2014
Date of Report
(Date of earliest event reported)
_________________

LIN Media LLC
(Exact name of registrant as specified in its governing document)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36032 (Commission File Number)	90-0935925 (I.R.S. Employer Identification No.)
LIN Television Corporation

(Exact name of registrant as specified in its governing document)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	000-25206 (Commission File Number)	13-3581627
(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)
(512) 774-6110
(Registrant’s telephone number, including area code)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

LIN Media LLC (the “Company”) and LIN Television Corporation are filing this Current Report on Form 8-K in order to recast certain segment information for all periods presented in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the "SEC") on March 3, 2014 (the "10-K"), as further described below.

As previously reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 9, 2014, effective January 1, 2014, as a result of the continued growth in its digital business, the Company began separately reporting financial information for its Broadcast and Digital segments. The Company's Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by the Company in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to the Company's television station companion websites. The Company's Digital segment includes the operating results of its digital companies: LIN Digital LLC, LIN Mobile, LLC, Nami Media, Inc., HYFN, Inc., Dedicated Media, Inc., and Federated Media Publishing LLC.

The information included in this Form 8-K is presented for informational purposes only in connection with the above-described segment reporting change and does not amend or restate the Company's audited consolidated financial statements, which were included in its 10-K. This Form 8-K does not reflect events occurring subsequent to the filing of the 10-K and does not modify or update the disclosures therein in any way, other than as required to reflect the change in segments as described above and set forth in the exhibits attached hereto. For information on developments regarding the Company since the filing of the 10-K, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP
99.1
Updated, where applicable, to Part I, Item 1. Business, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.2
Updated, where applicable, to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.3
Updated, where applicable, to Part IV, Item 15. Exhibits and Financial Statement Schedules, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN Media LLC

Date: June 13, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

LIN Television Corporation

Date: June 13, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

Exhibit Index
Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP
99.1
Updated, where applicable, to Part I, Item 1. Business, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.2
Updated, where applicable, to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.3
Updated, where applicable, to Part IV, Item 15. Exhibits and Financial Statement Schedules, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

Exhibit 99.1
Item 1.    Business
Note: The information contained in this Item has been updated for the change to reportable segments discussed in Note 1 and Note 21 of the Financial Statements included herein. This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (the "10-K”). For significant developments since the filing of the 10-K, refer to LIN Media LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the Securities Exchange Commission.
Overview
LIN Media LLC ("LIN LLC") is a local multimedia company that currently owns, operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of websites, apps and mobile products that make it more convenient to access our unique and relevant content on multiple screens. Our highly-rated television stations deliver superior local news, community service, and popular sports and entertainment programming to viewers, reaching 10.5% of U.S. television homes. All of our television stations are affiliated with a national broadcast network and are primarily located in the top 75 Designated Market Areas ("DMAs") as measured by Nielsen Media Research ("Nielsen"). Our digital media division operates from 31 markets across the country, including New York City, Los Angeles, San Francisco, Chicago, Atlanta, Dallas, Detroit and Washington D.C., and delivers measurable results to some of the nation's most respected agencies and companies. In this report, the terms "Company," "we," "us" or "our" mean LIN LLC and all subsidiaries included in our consolidated financial statements. Our class A common shares are traded on the New York Stock Exchange ("NYSE") under the symbol "LIN".
We provide free, over-the-air broadcasts of our programming 24 hours per day to the communities we are licensed to serve. We are committed to serving the public interest by making advertising time available to political candidates, by providing free daily local news coverage, making public service announcements and broadcasting children's programming.
We seek to have the largest local media presence in each of our local markets by combining strong network and syndicated programming with leading local news, and by pursuing our multi-channel strategy. We also deliver our content online and on mobile applications, which we believe could provide a significant revenue stream to the television broadcasting industry. Mobile digital broadcast television enables consumers to watch live television on their laptops, smartphones, tablet computers and other mobile devices. We expect over-the-air television delivered to mobile and out-of-home devices in our local markets to meet the growing demand of on-the-go consumers. Additionally, we invest in companies that focus on emerging media and interactive technologies to expand our local multi-platform and digital product offerings.
As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. Prior to January 1, 2014, we had one reporting segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. For additional information, see Note 1, "Basis of Presentation and Summary of Significant Accounting Policies" and Note, 21, "Segment Reporting" to our consolidated financial statements.
Development of Our Business
Ownership and organizational structure
Our Company (including its predecessors) has owned and operated television stations since 1966. LIN Television Corporation ("LIN Television"), our wholly-owned subsidiary, is a Delaware corporation and was incorporated on June 18, 1990. LIN TV Corp., a Delaware corporation ("LIN TV") was incorporated on February 11, 1998 and on May 3, 2002, completed its initial public offering and shares of LIN TV class A common stock began trading on the NYSE. On July 30, 2013, LIN TV merged with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”).
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
Our corporate offices are located at 701 Brazos Street, Suite 800, Austin, Texas 78701.
    We have three classes of common shares. The class A common shares and the class C common shares are both voting common shares, with the class C common shares having 70% of the aggregate voting power. The class B common shares are held by current and former affiliates of HMC and have no voting rights, except that without the consent of a majority of the class B common shares, we cannot enter into a wide range of corporate transactions.
This capital structure allowed us to issue voting shares while preserving the pre-existing ownership structure in which the class B shareholders did not have an attributable ownership interest in our television broadcast licenses pursuant to the rules of the FCC.
The following diagram summarizes our corporate structure as of February 27, 2014:

Class A Common Shares	Class B Common Shares	Class C Common Shares

34,495,067 shares outstanding listed on the NYSE under the symbol "LIN"	20,901,726 shares outstanding, all of which are currently held by affiliates or former affiliates of HMC	2 shares outstanding, 1 of which is held by affiliates of Mr. Royal W. Carson III, a director, and the other by HMC

30% voting power	Non-voting	70% voting power

LIN Media LLC

LIN Television Corporation

Television Stations and Digital Operations

All of the shares of our class B common shares are held by affiliates of HMC or former affiliates of HMC. The class B common shares are convertible into class A common shares or class C common shares in various circumstances. The class C common shares are also convertible into class A common shares in certain circumstances. If affiliates of HMC converted their shares of class B common shares into shares of class A common shares and the shares of class C common shares were converted into shares of class A common shares as of February 27, 2014, the holders of the converted shares of class C common shares would own less than .01% of the total outstanding shares of class A common shares and resulting voting power, and the affiliates of HMC would own 37.7% of the total outstanding shares of class A common shares and resulting voting power.
Our television stations
We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, including two affiliates and one digital channel pursuant to local marketing agreements, six affiliates pursuant to joint sales and shared services agreements, two affiliates pursuant to shared services agreements, and three low-power stations, which are affiliated with a national network and operate as a stand-alone affiliate. The following table lists the stations and digital channels that we own, operate or service:

Market (1)	DMA Rank (2)	Station	Affiliation(s)	Channel	Status (3)	FCC license expiration
Portland, OR	22	KOIN-TV(4)	CBS	40		2/1/2015
Indianapolis, IN	26	WISH-TV(4)	CBS	9		8/1/2013	(6)
		WNDY-TV	MNTV	32		8/1/2021
Hartford-New Haven, CT	30	WTNH-TV	ABC	10		4/1/2015
		WCTX-TV	MNTV	39		4/1/2015
Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOOD-TV(4)	NBC	7		10/1/2013	(6)
		WOTV-TV	ABC	20		10/1/2013	(6)
		WXSP-CD	MNTV	Various		10/1/2021
Austin, TX	40	KXAN-TV	NBC	21		8/1/2014
		KNVA-TV(4)	CW	49	LMA	8/1/2014
		KBVO-TV(5)	MNTV	27		8/1/2014
Birmingham, AL	44	WIAT-TV	CBS	30		4/1/2013	(6)
Norfolk-Portsmouth-Newport News, VA	45	WAVY-TV(4)	NBC	31		10/1/2012	(6)
		WVBT-TV	FOX	29		10/1/2012	(6)
Albuquerque-Santa Fe, NM	47	KRQE-TV(4)	CBS	13		10/1/2014
		KASA-TV(4)	FOX	27		10/1/2014
		KWBQ-TV(4)	CW	29	SSA	10/1/2014
		KASY-TV	MNTV	45	SSA	10/1/2014
Buffalo, NY	52	WIVB-TV	CBS	39		6/1/2015
		WNLO-TV	CW	32		6/1/2015
Providence, RI-New Bedford, MA	53	WPRI-TV	CBS	13		4/1/2015
		WNAC-TV	FOX	12	LMA	4/1/2007	(6)
		WNAC-TV-D2	MNTV	12.2	LMA	4/1/2007	(6)
Mobile, AL/Pensacola, FL	59	WALA-TV	FOX	9		4/1/2013	(6)
		WFNA-TV	CW	25		4/1/2013	(6)
Dayton, OH	64	WDTN-TV	NBC	50		10/1/2013	(6)
		WBDT-TV	CW	26	SSA/JSA	10/1/2013	(6)
Wichita-Hutchinson, KS	67	KSNW-TV(4)	NBC	45		6/1/2014	(6)
		KSNG-TV-D2	TEL	11.2		6/1/2014	(6)
Honolulu, HI	69	KHON-TV(4)	FOX	8		2/1/2015
		KHON-TV-D2	CW	8		2/1/2015
Green Bay-Appleton, WI	70	WLUK-TV(4)	FOX	11		12/1/2013	(6)
		WCWF-TV	CW	21		12/1/2021
Savannah, GA	92	WJCL-TV	ABC	22		12/31/2018
		WTGS-TV	FOX	28	SSA/JSA	12/1/2012	(6)
Fort Wayne, IN	109	WANE-TV	CBS	31		8/1/2013	(6)
Youngstown, OH	113	WYTV-DT	ABC	36	SSA/JSA	8/31/2013	(6)
		WKBN-TV	CBS	41		10/1/2013	(6)
		WYFX-LD	FOX	19		10/1/2013	(6)
		WYTV-DT2	MNTV	36.2	SSA/JSA	10/1/2013	(6)
Springfield-Holyoke, MA	114	WWLP-TV(4)	NBC	11		4/1/2015
Topeka, KS	134	KTKA-TV	ABC	49	SSA/JSA	6/1/2014	(6)
		KTKA-TV-D3	CW	49.3	SSA/JSA	6/1/2014	(6)
		KSNT-TV(4)	NBC	27		6/1/2014	(6)
		KTMJ-CD	FOX	43		6/1/2014	(6)
Mason City, IA	153	KIMT-TV	CBS	42		2/1/2022
		KIMT-TV-DT2	MNTV	42.2		2/1/2022
Terre Haute, IN	155	WTHI-TV(4)	CBS	10		8/1/2013	(6)
		WTHI-TV-D2	FOX	10.2		8/1/2013	(6)
Lafayette, IN	189	WLFI-TV	CBS	11		8/1/2021
_______________________________________________________________________________

(1)
On February 12, 2013, we sold our equity interest in a joint venture with NBCUniversal Media, LLC ("NBC"). The joint venture was a limited partner in a business that owns television stations KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego. For further information, see "Joint Venture Sale Transaction."

(2)
DMA estimates and rankings are taken from Nielsen Local Universe Estimates for the 2013-2014 Broadcast Season, effective September 28, 2013. There are 210 DMAs in the United States. All Nielsen data included in this report represents Nielsen's estimates, and Nielsen has neither reviewed nor approved the data included in this report.

(3)
We own and operate all of our stations and digital channels except for those (i) noted as "LMA" which indicates stations to which we provide services under a local marketing agreement (see "Distribution of Programming-Full-power television stations" for a description of these agreements), (ii) noted as "SSA" which indicates stations to which we provide technical, engineering, promotional, administrative and other operational support services under a shared services agreement (see "Distribution of Programming-Full-power television stations" for a description of these agreements), and (iii) noted as "JSA" which indicates stations to which we provide advertising sales services under a joint sales agreement (see "Principal Sources of Revenue-Other revenues" for a description of these agreements).

(4)
WISH-TV includes a low-power station, WIIH-CD. WOOD-TV, WAVY-TV, KNVA-TV, KRQE-TV, KASA-TV, KOIN-TV, KSNT-TV, WLUK-TV and WWLP-TV each includes a group of low-power stations. KRQE-TV includes two satellite stations, KBIM-TV and KREZ-TV. KWBQ-TV includes one satellite station KRWB-TV. KHON-TV includes two satellite stations, KHAW-TV and KAII-TV. KSNW-TV includes KSNC(TV), KSNG(TV) and KSNK(TV) as satellite stations and KSNL-LD as a translator. We own, operate or service all of these satellite stations and low-power stations, which broadcast either identical programming as the primary station or programming specific to such channel.

(5)	KBVO-TV is a full power satellite station of KXAN-TV and its primary affiliate is MyNetworkTV.

(6)	License renewal applications have been filed with the FCC and are currently pending. For further information on license renewals, see "Federal Regulation of Television Broadcasting-License Renewals".

Joint Venture Sale Transaction and Merger
On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”), entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas’s 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).
SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, LIN Television entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction, and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had an approximate $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
Recent Acquisitions
On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, Inc. ("HYFN"), a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices, for $7.2 million. Additionally, on April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, Inc. ("Dedicated Media"), a multi-channel advertisement buying and optimization company, for $5.8 million. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"), a digital content and conversational marketing company. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing, and was funded from cash on hand and amounts drawn on our revolving credit facility.
For additional information on these acquisitions, see Note 2, "Acquisitions" to our consolidated financial statements.
Description of Our Business
We own, operate or service 43 television stations, seven digital channels, websites and mobile apps in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video market share(1) and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our vision is to be the market-leading multimedia company and consumers' and advertisers' preferred choice for unique, innovative and relevant content on all screens.
The principal components of our strategy include:

•
Sustain our Local News Leadership & Extend the Reach of Our Brands.  The strength of our local news brands is a result of our ability to embrace changing media habits, focus on superior multiscreen content production and distribution, invest in localism, and commit to training and sharing best practices throughout our organization. In 2013, we launched high definition newscasts at five stations, which completes the transition of all of our television stations to high definition and enhances our competitive positions in our local markets. In addition, 11 of our television stations launched or expanded their local news products in 2013. Finally, in 2013, we launched live streaming of our local newscasts on all of our television station websites. We capitalized on our duopoly strategy and added or expanded morning news on several of our secondary stations when the big three networks are all airing network morning shows. Delivering the best and most relevant local content to viewers on multiple screens is an important part of our strategy. Regardless of the screen, viewers have instant and easy access to our unique local content, 24/7, and on any device. For example, we provide groundbreaking, in-depth investigative journalism that informs our viewers through on-air stories, interactive features and online special sections. We are focused on extending the reach of our local brands, which drives brand loyalty, and in turn, attracts advertising dollars. As a result of our strategy and efforts, the majority of our television, website and mobile screens consistently rank at the top of our local markets compared to our broadcast competitors.

__________________________________
(1) comScore Video Metrix data; December 2013. LIN Digital Video, Video Type; Ads, Media; Video Advertising Networks - Actual Reach.

•
Build Scale, Synergies & Efficiencies.  In 2013, we successfully integrated the largest acquired group of TV stations in our company’s history. We transitioned and trained employees on our news, sales and digital platforms; created more multiscreen, cross-selling opportunities; built a digital culture from the ground up; launched high definition in every market; and improved the quality of the stations’ newscasts and programming. The newly acquired or serviced television stations are providing significant opportunities to grow our digital business, increase our bargaining power with multichannel video programming distributors ("MVPDs"), networks and syndicators, and add greater scale to amortize digital media and technology investments, including our shared services capabilities. Also in 2013, we opened our third regional technology center, which provides engineering, operations, financial and administrative functions for several of our television stations in order to maximize operating synergies and reduced capital costs. We also continued to achieve company-wide operating efficiencies through economies of scale in the purchase of programming, ratings services, research services, national sales representation, capital equipment and other vendor services. Finally, in 2013, we continued to advance our "Accelerate" sales strategy in order to create cross-selling multiplatform opportunities; enhance the technical capabilities of our sales teams; improve synergies and streamline and standardize all sales support functions and operations to benefit our advertisers.

•
Grow and Differentiate Our Digital Media Business.   We are committed to building our digital media business in a smart and strategic way. In 2013, we expanded our portfolio with two companies that greatly enhance our digital marketing capabilities, increase our scale, deliver important synergies and differentiate us from the competition. HYFN is a full service digital agency that develops and implements award-winning mobile, social and web experiences for some of the world’s largest brands. In 2013, HYFN unveiled its new social media management platform called HYFN8 that allows marketers to listen and react to online consumer behavior in real-time. We also invested in Dedicated Media, an innovator in performance-based marketing, data targeting and analytics. Dedicated Media enables us to further optimize our clients’ digital marketing campaigns and deliver even greater return on investment. We remained ahead of the curve in 2013 through our continuous multiscreen product innovation and advertising solutions that reach target audiences and generate results. For example, LIN Mobile unveiled ONETM, its new suite of mobile marketing solutions that enable brands to truly become “mobile-first”; engaging consumers on the devices they use most frequently, with the intelligence required to effectively deliver unified brand messaging across screens. In 2013, we continued to build our national digital sales force, while, at the same time, leveraging the strong relationships we have in each of our markets to sell more multiscreen campaigns to large, local advertisers. Our portfolio of video, display, mobile and social platforms, including our recently launched Video Insights Platform (“VIP”), helps agencies and brands efficiently and effectively reach our targeted audiences at scale, leveraging the latest in conversational marketing, digital solutions and reporting across all platforms. As a result of our strategy, digital revenues have increased from 1% of total revenues in 2007, when our digital media business was launched, to 14% of total revenues in 2013.(2)

•
Secure Subscriber Fees from Pay-Television Operators.  According to Nielsen, cable, satellite television and telecommunications companies currently provide video program services to approximately 90% of total U.S. television households.(3) The surge of competition from satellite and telecommunications companies, combined with our strong local and national programming, provides us with compelling negotiating positions to obtain compensation for our channels. It is of critical importance to the broadcast industry that pay-television operators pay subscriber fees that are commensurate with the superior ratings our channels achieve relative to cable channels. In 2013, we successfully renewed agreements with pay television providers that account for nearly 20% of the subscribers in our markets, and over the next two years, we will work to negotiate renewals that represent more than 75% of the subscribers in our markets. This is an important revenue stream for broadcasters and we are focused on closing the gap between our highest-rated content the fees we receive.

•
Continue to Explore New Uses for our Spectrum.  We believe our spectrum has value beyond traditional television channels, and digital technology enables us to separate a portion of that spectrum for incremental services. We currently own or service seven digital sub-channels that utilize spectrum shared with another national network affiliate. In 2013, we launched Bounce TV, the nation’s first-ever over-the-air broadcast television network designed for African-American audiences, on our digital sub-channels in nine of our local markets in order to better serve minority communities. Our multi-channel strategy helps us appeal to a wider audience and market of advertisers while providing economies of scale to provide these additional programming services at a low incremental cost.

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(2) Digital revenues include revenues generated from our television websites, LIN Digital, LIN Mobile, Nami, as well as HYFN and Dedicated Media.

(3) Nielsen DMA Media Related TV Households as of 12/31/2013. All Nielsen data included in this report represents Nielsen's estimates, and Nielsen has neither reviewed nor approved the data included in this report.

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Provide Superior Community Service.  Our model of community service exemplifies broadcasting's great value and responsibility to the local community. We believe it is critically important to ensure the dynamic future of our industry, which is why we have been awarding two-year scholarships to ambitious students interested in a wide spectrum of fields in or relating to broadcast television since 1998, and digital media since 2011. In addition, we provide programming that is responsive to community needs, such as emergency alerts, closed captioning for hearing impaired viewers and childrens’ programming. We also support numerous non-profit organizations, programs, telethons and events that help make the communities we serve better, stronger and more vibrant places to live, work and do business.

Principal Sources of Revenue
Local, national and political advertising revenues
We generate local, national and political advertising revenues principally from advertising time sold in our local news, network and syndicated programming. In general, advertising rates are based upon a variety of factors, including:

•	size and demographic makeup of the market served by the television station;

•	a program's popularity among television viewers;

•	number of advertisers competing for the available time;

•	availability of alternative advertising media in the station's market area;

•	our overall ability to attract viewers;

•	our ability to attract viewers among particular demographic groups that an advertiser may be targeting; and

•	effectiveness of our advertising sales force.
Retransmission consent fees
We have retransmission consent agreements with cable, satellite and telecommunications providers from which we earn retransmission consent fees for the right to carry our signals in their pay-television services to consumers.
Television station website revenues
We generate revenues through advertisements on our television stations' websites and mobile applications.
Interactive revenues
We generate interactive revenues primarily by providing online advertising and media services through our online advertising and media services business, LIN Digital, Nami Media, HYFN and Dedicated Media.
Other revenues
Other revenues include barter of unsold advertising inventory for goods and services that are required to operate our television stations or are used in sales and marketing efforts. We also acquire certain syndicated programming by providing a portion of the available advertising inventory within the program, in lieu of cash payments.
Additionally, we receive other revenues from sources such as renting space on our television towers, renting our production facilities, copyright royalties and providing television production services. Finally, we earn fee income through shared services agreements for two stations located in the Albuquerque-Santa Fe market, under which we provide technical, engineering, promotional, administrative and other operational support services from our stations that we own and operate within the market. We also have shared services agreements and joint sales agreements for stations in the Dayton, Ohio, Savannah, Georgia, Topeka, Kansas and Youngstown, Ohio markets, pursuant to which we also provide advertising sales services.
Sources and Availability of Programming
We program our television stations from the following program sources:

•	News and general entertainment programming that is produced by our local television stations;

•	Network programming such as "CSI" or "Modern Family";

•	Syndicated programming: off-network programs, such as "Criminal Minds" or "How I Met Your Mother" and first-run programs, such as "Jeopardy", "Entertainment Tonight" or "Wheel of Fortune";

•	Paid programming: arrangements where a third party pays our stations for a block of time, generally in one-half hour or one hour time periods to air long-form advertising or "infomercials"; and

•	Digital subchannel content affiliations or agreements such as "Bounce TV" and "Antenna TV."
Locally produced news and general entertainment programming
Our television stations and digital channels produce an aggregate of approximately 882 hours of local news programming per week that we broadcast on all but seven of our stations. Local news programming also allows us greater control over our programming costs.
The number of weekly hours of network, local news and other local programming produced by our television stations and digital channels are as follows:

Network	DMA	DMA Rank	Station	Weekly Hours of Network Programming	Weekly Hours of Local News Programming	Weekly Hours of Other Local Programming	Network Affiliation End Date
ABC	Hartford-New Haven, CT	30	WTNH-TV	81	29	3	8/31/2017
	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOTV-TV	80	8	3	8/31/2017
	Savannah, GA	92	WJCL-TV	79	17	—	12/31/2018
	Youngstown, OH	113	WYTV-DT	78	20	—	8/31/2017
	Topeka, KS	134	KTKA-TV	78	19	—	12/31/2015
CBS	Portland, OR	22	KOIN-TV	95	31	1	9/18/2016
	Indianapolis, IN	26	WISH-TV	91	35	6	12/31/2014
	Birmingham, AL	44	WIAT-TV	96	22	1	12/31/2014
	Albuquerque-Santa Fe, NM	47	KRQE-TV	95	34	—	12/31/2014
	Buffalo, NY	52	WIVB-TV	87	30	1	12/31/2014
	Providence, RI-New Bedford, MA	53	WPRI-TV	92	32	6	12/31/2014
	Fort Wayne, IN	109	WANE-TV	96	24	—	12/31/2014
	Youngstown, OH	113	WKBN-TV	91	22	—	1/31/2017
	Mason City, IA	153	KIMT-TV	94	24	—	6/30/2015
	Terre Haute, IN	155	WTHI-TV	97	20	3	12/31/2014
	Lafayette, IN	189	WLFI-TV	95	23	—	12/31/2017
NBC	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOOD-TV	96	34	6	1/1/2017
	Norfolk-Portsmouth-Newport News, VA	45	WAVY-TV	95	35	5	1/1/2017
	Austin, TX	40	KXAN-TV	92	32	1	1/1/2017
	Dayton, OH	64	WDTN-TV	97	28	5	1/1/2017
	Wichita-Hutchinson, KS	67	KSNW-TV	96	30	—	1/1/2017
	Springfield-Holyoke, MA	114	WWLP-TV	95	34	6	1/1/2017
	Topeka, KS	134	KSNT-TV	96	24	—	1/1/2017
FOX	Norfolk-Portsmouth-Newport News, VA	45	WVBT-TV	26	14	—	12/31/2017
	Albuquerque-Santa Fe, NM	47	KASA-TV	26	19	5	12/31/2017
	Providence, RI-New Bedford, MA	53	WNAC-TV	26	16	—	12/31/2017
	Mobile, AL/Pensacola, FL	59	WALA-TV	26	34	5	12/31/2017
	Green Bay-Appleton, WI	70	WLUK-TV	26	43	7	12/31/2017
	Honolulu, HI	69	KHON-TV	27	27	—	12/31/2017
	Savannah, GA	92	WTGS-TV	26	7	—	12/31/2017
	Youngstown, OH	113	WYFX-LD	26	16	—	12/31/2017
	Topeka, KS	134	KTMJ-CD	26	15	—	12/31/2017
	Terre Haute, IN	155	WTHI-TV-D2	37	3	—	12/31/2017
CW	Austin, TX	40	KNVA-TV	20	14	—	9/17/2016
	Albuquerque-Santa Fe, NM	47	KWBQ-TV	20	—	—	9/17/2016
	Buffalo, NY	52	WNLO-TV	33	13	5	9/17/2016
	Mobile, AL/Pensacola, FL	59	WFNA-TV	20	—	3	9/17/2016
	Dayton, OH	64	WBDT-TV	20	14	—	9/17/2016
	Green Bay-Appleton, WI	70	WCWF-TV	20	—	1	9/17/2016
	Honolulu, HI	69	KHON-TV-D2	20	—	—	9/17/2020
	Topeka, KS	134	KTKA-TV-D2	20	—	—	9/17/2019
MyNetworkTV	Indianapolis, IN	26	WNDY-TV	13	9	1	9/28/2014
	Hartford-New Haven, CT	30	WCTX-TV	10	9	3	9/28/2014
	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WXSP-CD	10	4	—	9/28/2014
	Austin, TX	40	KBVO-TV	10	1	—	9/28/2014
	Albuquerque-Santa Fe, NM	47	KASY-TV	10	—	—	9/28/2014

Network	DMA	DMA Rank	Station	Weekly Hours of Network Programming	Weekly Hours of Local News Programming	Weekly Hours of Other Local Programming	Network Affiliation End Date
	Providence, RI-New Bedford, MA	53	WNAC-TV-D2	11	1	6	9/28/2014
	Youngstown, OH	113	WYTV-DT-D2	10	10	4	9/28/2014
	Mason City, IA	153	KIMT-TV-D2	10	6	—	9/28/2014
Telemundo	Wichita-Hutchinson, KS	67	KSNG-TV-D2	168	—	—	12/31/2014
				2,789	882	87
Network programming
All of our stations are affiliated with one of the national television networks. Our network affiliation agreements provide a local station certain exclusive rights and an obligation, subject to certain limited preemption rights, to carry the network programming. While the networks retain most of the advertising time within their programs for their own use, the local station also has the right to sell a limited amount of advertising time within the network programs. Other time periods, which are not programmed by the networks, are programmed by the local station, for which the local station retains substantially all of the advertising revenues. Networks also share certain of their programming with cable networks and make certain of their programming available through their website or on websites such as hulu.com, Netflix and Amazon Prime. These outlets compete with us for viewers in the communities served by our stations.
The programming strength of a particular national television network may affect a local station's competitive position. Our stations, however, are diversified among the various networks, reducing the potential impact of any one network's performance. We believe that national television network affiliations remain an efficient means of obtaining competitive programming, both for established stations with strong local news franchises and for newer stations with greater programming needs. Our affiliation agreements have terms with scheduled expiration dates ranging through September 17, 2020. These agreements are subject to earlier termination by the networks under specified circumstances, including a change of control of our Company, which would generally result from the acquisition of shares having 50% or more of the voting power of our Company.
Syndicated programming
We acquire the rights to programs for time periods in which we do not air our local news or network programs. These programs generally include first-run syndicated programs, such as "Jeopardy", "Entertainment Tonight" or "Wheel of Fortune", or reruns of current or former network programs, such as "Criminal Minds" or "How I Met Your Mother". We pay cash for these programs or exchange advertising time within the program for the cost of the program rights. We compete with other local television stations to acquire these programs. In addition, a television viewer can now choose to watch many of these programs on national cable networks or purchase these programs on DVDs or via downloads to computers, mobile video devices or web-based video players, which increases fragmentation of our local television audience.
Distribution of Programming
The programming that airs on our television stations can reach the television audience by one or more of the following distribution systems:

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Full-power television stations, including digital subchannels and stations we operate or service under local marketing agreements ("LMAs"), joint sales agreements ("JSAs"), shared services arrangements ("SSAs") or similar arrangements;

•	Cable television systems;

•	Satellite television systems;

•	Telecommunications systems;

•	Internet, mobile and other digital services; and

•	Low-power television stations.

Full-power television stations
We own, operate or service 40 full-power television stations that operate on over-the-air channels 7 through 50. Our full-power television stations include two full-power stations for which we provide programming, sales and other related services under grandfathered LMAs, six full-power stations and two digital channels for which we provide technical, engineering, promotional, administrative and other operational support services under SSAs (for four of these stations and the two digital channels we also provide advertising sales services under a JSA). See "Our television stations" for a listing of our full-power television stations.
The FCC television licenses for the two full-power television stations for which we provide programming, sales and other related services under LMAs are not owned by us. Revenues generated by these stations contributed 4% to our net revenues for the year ended December 31, 2013. We incur programming costs, operating costs and capital expenditures related to the operation of these stations, and retain all advertising revenues. In Providence and Austin, the two local markets where these stations are located, we own and operate at least one other station. These LMA stations are an important part of our multi-channel strategy. We have purchase options to acquire the FCC licenses for the LMA stations in Providence and Austin, which are exercisable if the legal requirements limiting ownership of these stations change.
The FCC television licenses for the six full-power television stations for which we provide technical, engineering, promotional, administrative and other operational support services under SSAs and other arrangements are also not owned by us. Revenues generated by these stations contributed 3% to our net revenues for the year ended December 31, 2013. In each of the five markets where these stations are located, we own and operate at least one other station. These SSA stations are also an important part of our multi-channel strategy. We have purchase options to acquire the FCC licenses for the SSA stations in Albuquerque, Dayton, Savannah, Youngstown, and Topeka, which are exercisable if the legal requirements limiting ownership of these stations change.
Cable, satellite television and telecommunications systems
According to Nielsen, cable, satellite television and telecommunications companies currently provide video program services to approximately 90% of total U.S. television households, with cable and telecommunications companies serving 59% of U.S. households and direct broadcast satellite ("DBS") providers serving 30%. As a result, cable, satellite television and telecommunications companies are not only primary competitors, but the primary means by which our television audience views our television stations. Most of our stations are distributed pursuant to retransmission consent agreements with MVPDs that operate in markets we serve. As of December 31, 2013, we had retransmission consent agreements with 159 distributors, including 154 Multiple System Operators ("MSOs") and regional telecommunications companies, the two major satellite television providers, and two national telecommunications providers. For an overview of FCC regulations governing carriage of television broadcast signals by MVPDs, see "Federal Regulation of Television Broadcasting-Cable and Satellite Carriage of Local Television Signals."
Internet, mobile and other digital services
We operate television station websites in 23 U.S. markets and offer a growing portfolio of Internet-based products and services that provide traditional and new audiences around-the-clock access to our trusted local news and information. We launched our mobile business in 2009 with iPhone and BlackBerry smartphone applications and we have since launched Android and iPad applications. In addition, we launched SMS/text messaging, video blogging and other advanced interactive features that further extend the distribution of our content.
Low-power television stations
We own and operate a number of low-power television stations. We operate these stations either as stand-alone or satellite stations. These low-power broadcast television stations are licensed by the FCC to provide service to substantially smaller areas than those of full-power stations.
In ten of our markets, Albuquerque, Austin, Grand Rapids, Green Bay, Indianapolis, Springfield, Norfolk-Portsmouth-Newport News, Portland, Wichita and Topeka, we use our low power stations to extend the geographic reach of our primary stations in these markets. In Grand Rapids, we affiliated WXSP-CD, a group of low-power television stations, with MyNetworkTV, to cover substantially all of the local market. In Topeka and Youngstown, we have also affiliated the low power stations, KTMJ-CD and WYFX-LD, with the FOX network.
Seasonality of Our Business
Our advertising revenues are generally highest in the second and fourth quarters of each calendar year, due to higher advertising in the Spring season and in the period leading up to and including the end-of-year holiday season. Our operating results are also significantly affected by annual cycles, as advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections, and incremental advertising revenues associated with Olympic broadcasts.
Our industry is cyclical in nature and affected by prevailing economic conditions. Since we rely on sales of advertising for a substantial majority of our revenues, our operating results are sensitive to general economic and regional conditions in each local market where we operate.

Competitive Conditions in the Television Industry
The television broadcast industry has become highly competitive as a result of new technologies and new program distribution systems. In most of our local markets, we compete directly against other local broadcast stations and cable networks carried on cable, satellite television and telecommunication systems for audience. We also compete with online video services, including local news websites and websites such as hulu.com, Netflix and Amazon Prime, which provide access to some of the same programming, including network programming that we provide, and other emerging technologies. Many of our current and potential competitors have greater financing, marketing, programming and broadcasting resources than we do. Technological innovation and the resulting proliferation of television entertainment alternatives, such as cable, satellite television and telecommunications video services, Internet, wireless, pay-per-view and video-on-demand, digital video recorders, DVDs and mobile video devices have fragmented television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. As a result, we are experiencing increased competition for viewing audience and advertisers.
Federal Regulation of Television Broadcasting
Overview of Regulatory Issues.    Our television operations are subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of broadcast stations except pursuant to licenses issued by the FCC and empowers the FCC, among other things, to issue, renew, revoke and modify broadcasting licenses; assign frequency bands; determine stations' frequencies, locations and power; regulate the equipment used by stations; and to impose penalties including monetary forfeitures, short-term renewal of licenses and, in especially egregious cases, license revocation or denial of license renewals for violations of its regulations.
The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without the FCC's prior approval. The FCC also regulates certain aspects of the operation of cable television systems, DBS systems and other electronic media that compete with broadcast stations. In addition, the FCC regulates matters such as television station ownership, affiliate relations with the networks, cable and DBS systems' carriage of television station signals, carriage of syndicated and network programming on distant stations, political advertising practices, children's programming and obscene and indecent programming.
Spectrum Allocation.    Pursuant to the Communications Act, the FCC bears responsibility for the allocation and licensing of all non-federal government spectrum. Subject to certain procedural, congressional, and judicial constraints, the FCC has the ability to reallocate entire spectrum bands to a new use or to modify individual licenses to a new use. An FCC license holder is entitled to a bundle of rights related to that license; however ownership of the underlying spectrum is retained by the federal government. As a part of its National Broadband Plan, the FCC requested additional authority from Congress to hold incentive spectrum auctions, whereby current users of particular bands or licenses would receive compensation for voluntarily relinquishing some or all rights to spectrum they are licensed to use. On February 17, 2012, Congress approved legislation authorizing the FCC to conduct voluntary incentive spectrum auctions. The legislation, which the President subsequently signed into law, includes some safeguards for broadcasters. In particular, the legislation requires the FCC to make all reasonable efforts to ensure that stations retain their existing coverage areas, prevents the FCC from forcing a broadcaster to move from a UHF to a VHF channel, and establishes a fund to reimburse broadcasters for reasonable relocation expenses relating to the spectrum repacking. On October 2, 2012, the FCC released a Notice of Proposed Rule Making to implement the incentive auction statute. That proceeding remains pending. The FCC Chairman has indicated that he anticipates that the FCC will adopt rules for the incentive auction in the first half of 2014 and that he believes that the FCC will conduct the incentive auction by the middle of 2015. We cannot predict the precise timing or scope of the incentive spectrum auctions, nor the impact, if any, that the reallocation of spectrum will have on our business.
License Renewals.    Under the Communications Act, the FCC generally may grant and renew broadcast licenses for terms of eight years, although licenses may be renewed for a shorter period under certain circumstances. The Communications Act requires the FCC to renew a broadcast license if the FCC finds that (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and (iii) there have been no other serious violations that taken together constitute a pattern of abuse. In making its determination, the FCC may consider petitions to deny but cannot consider whether the public interest would be better served by issuing the license to a person other than the renewal applicant. We are in good standing with respect to each of our FCC licenses. The table on pages 7 and 8 includes the expiration date of the primary broadcasting licenses for the stations that we own, as well as for the stations to which we provide services. As indicated in the table, the licenses for these stations have expiration dates ranging between 2007 and 2022. License renewal applications were timely filed for each of the stations for which the license is now expired. Once an application for renewal is filed, each station remains licensed while its application is pending, even after its license expiration date has passed. Action on many license renewal applications may have been delayed for reasons, such as, the pendency of complaints that programming provided by the various networks contained indecent material and complaints regarding alleged violations of sponsorship identification rules. We cannot predict when the FCC will act on pending renewal applications. We expect the FCC to renew each of these licenses but we make no assurance that it will do so.

Ownership Regulation.    The Communications Act and FCC rules limit the ability of individuals and entities to have ownership or other attributable interests in certain combinations of broadcast stations and other media. The Communications Act also requires the FCC to review its broadcast ownership rules every four years to determine whether they remain necessary in the public interest. In 1999, the FCC modified its local television ownership rules. In 2003, the FCC issued an order that would have liberalized most of the ownership rules, permitting us to acquire television stations in certain markets where we are currently prohibited from acquiring additional stations. In 2004, the Third Circuit Court of Appeals stayed and remanded several of the FCC's 2003 ownership rule changes. In 2006, as part of the FCC's statutorily required quadrennial review of its media ownership rules, the FCC sought comment on how to address the issues raised by the Third Circuit Court of Appeals' decision. In 2008, the FCC released an order that re-adopted its 1999 local television ownership rules, and those rules are currently in effect. Several parties appealed the FCC's 2008 decision, and in 2011, the United States Court of Appeals for the Third Circuit mostly denied those petitions. In 2011, the FCC issued its Notice of Proposed Rulemaking as part of its 2010 Quadrennial Review of the media ownership rules (the “2010 Quadrennial Review NPRM”). The 2010 Quadrennial Review NPRM indicates that the FCC intends to maintain the current local television ownership rules with only minor modifications. Despite the pending status of the 2010 Quadrennial Review, the FCC under the Communications Act, must commence a new quadrennial review proceeding in 2014. We cannot predict the effect that the commencement of the 2014 Quadrennial Review proceeding might have on the pending 2010 Quadrennial Review, nor can we predict whether either review proceeding may ultimately result in changes to the FCC’s broadcast ownership rules. The FCC's current ownership rules that are material to our operations are summarized below.
Local Television Ownership.    Under the FCC's current local television ownership (or "duopoly") rule, a party may own multiple television stations without regard to signal contour overlap provided they are located in separate Nielsen DMAs. In addition, the rules permit parties to own up to two TV stations in the same DMA so long as (i) at least one of the two stations is not among the top four-ranked stations in the market based on audience share at the time an application for approval of the acquisition is filed with the FCC, and (ii) at least eight independently owned and operating full-power commercial and non-commercial television stations would remain in the market after the acquisition. In addition, without regard to the number of remaining or independently owned television stations, the FCC currently permits television duopolies within the same DMA so long as the commonly owned stations' signal contours do not overlap, although the FCC proposed to remove this exception in the 2010 Quadrennial Review NPRM. Stations designated by the FCC as "satellite" stations are exempt from the local television ownership rule. Also, the FCC may grant a waiver of the local television ownership rule if one of the two television stations is a "failed" or "failing" station or if the proposed transaction would result in the construction of a new television station (an unbuilt-station waiver). We believe that we are currently in compliance with the local television ownership rule.
The FCC's 1999 ownership order established a rule attributing LMAs for ownership purposes. The FCC grandfathered LMAs that were entered into prior to November 5, 1996, permitting those stations to continue operations pursuant to such LMAs. The FCC, which retains the authority to review the status of grandfathered LMAs, stated it would conduct a case-by-case review of grandfathered LMAs and assess the appropriateness of extending the grandfathering periods. We do not know when, or if, the FCC will conduct any such review of grandfathered LMAs. Grandfathered LMAs can be freely transferred during the grandfather period, but duopolies may be transferred only where the two-station combination continues to qualify under the duopoly rule. We currently have grandfathered LMAs pursuant to which we provide programming to stations in Providence, Rhode Island and Austin, Texas.
From 2010 through 2012, we entered into SSAs and certain other arrangements for stations in Dayton, Ohio, Albuquerque, New Mexico, Savannah, Georgia, Topeka, Kansas, and Youngstown, Ohio. SSAs are currently permitted under the FCC's local television ownership rule and allow for technical, engineering, promotional, administrative and other operational support services. SSAs are different from LMAs in various respects, for example, only a limited amount of programming is permitted under an SSA. JSAs further permit us to sell advertising time on these stations. The FCC included in the 2010 Quadrennial Review NPRM a review of SSAs, JSAs and similar arrangements and seeks comment whether they should be attributable for purposes of the media ownership rules. If the FCC decides these arrangements are attributable, we may be required to restructure operations in these markets. We cannot predict whether the pending 2010 Quadrennial Review proceeding or the upcoming 2014 Quadrennial Review proceeding may ultimately result in changes to the FCC's rules regarding SSAs or JSAs.
National Television Ownership Cap.    The Communications Act, as amended in 2004, limits the number of television stations one entity may own nationally. Under the rule, no entity may have an attributable interest in television stations that reach, in the aggregate, more than 39% of all U.S. television households. The FCC currently discounts the audience reach of a station operating on an ultra-high frequency (“UHF”) channel by 50% when computing the national television ownership cap (the “UHF Discount”). Our stations reach is approximately 10.5% of U.S. households.
On September 26, 2013, the FCC issued a Notice of Proposed Rule Making (“UHF Discount NPRM”) proposing to eliminate the UHF Discount while grandfathering those existing station combinations that would exceed the 39% national ownership cap solely as a result of the elimination of the UHF Discount. The FCC also proposed, as of the date of the UHF Discount NPRM, to grandfather pending transactions that proposed station combinations that would exceed the 39% national ownership cap following the elimination of the UHF Discount. Further, and in recognition of the technical difficulties that certain television stations assigned to very-high frequency (“VHF”) channels encountered following the DTV transition, the FCC has also proposed to replace the UHF Discount with a similarly structured discounting of VHF television stations under which such stations would receive a discount of 50% of their audience reach for purposes of calculating compliance with the national ownership cap. We cannot predict whether the pending UHF Discount NPRM may ultimately result in changes to the FCC's national television ownership rule.
Attribution of Ownership.    Under the FCC's attribution policies, the following relationships and interests generally are attributable for purposes of the FCC's broadcast ownership restrictions:

•	holders of 5% or more of the licensee's voting stock, unless the holder is a qualified passive investor, in which case the threshold is a 20% or greater voting stock interest;

•	all officers and directors of a licensee and its direct or indirect parent(s);

•	any equity interest in a limited partnership or limited liability company, unless properly "insulated" from management activities; and

•
equity and/or debt interests which in the aggregate exceed 33% of a licensee's total assets, if the interest holder supplies more than 15% of the station's total weekly programming, or is a same-market broadcast company, cable operator or newspaper (the "equity/debt plus" standard).

Under the single majority shareholder exception to the FCC's attribution policies, otherwise attributable interests under 50% are not attributable if a corporate licensee is controlled by a single majority shareholder and the minority interest holder is not otherwise attributable under the "equity/debt plus" standard.
Because of these multiple ownership and cross-ownership rules, any person or entity that acquires an attributable interest in us may violate the FCC's rules if that purchaser also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such person or entity also may be restricted in the companies in which it may invest to the extent that those investments give rise to an attributable interest. If the holder of an attributable interest violates any of these ownership rules or if a proposed acquisition by us would cause such a violation, we may be unable to obtain from the FCC one or more authorizations needed to conduct our television station business and may be unable to obtain the FCC's consents for certain future acquisitions.
Foreign Ownership.    Under the Communications Act, foreign interests (defined to include foreign governments, representatives of foreign governments, aliens, representatives of aliens, and corporations or partnerships organized under the laws of a foreign nation) are prohibited from directly holding broadcast licenses. In addition, the Communications Act limits the aggregate investment of foreign interests in broadcast license holders and their corporate parents. Foreign interests may not own or vote more than 20% of the capital stock of a broadcast license holder or own or vote more than 25% of the capital stock of an entity that directly or indirectly controls a broadcast license holder (a “broadcast holding company”). Although the 20% limit may not be waived, the Communications Act permits the FCC to authorize aggregate foreign investment in a broadcast holding company to exceed the 25% threshold if the increased foreign ownership would be consistent with the public interest. On November 14, 2013, the FCC issued a declaratory ruling clarifying its foreign ownership policy by implementing a procedural framework to enable broadcasters to seek the FCC’s permission to exceed the 25% aggregate foreign ownership threshold. The 2013 declaratory ruling did not, however, establish specific criteria under which the FCC will review such requests. Although the declaratory ruling could permit us to seek FCC approval to issue shares to foreign interests in excess of 25% of our total outstanding shares, our LLC agreement does not currently permit us to issue shares to foreign interests in excess of 25%.
Digital Television.    We terminated all analog broadcasts on our full power stations on or before June 12, 2009 in connection with the national transition to digital television. Following the transition, each of our full power stations broadcasts a 19.4 megabit-per-second (Mbps) data stream, rather than a single analog program stream. FCC regulations permit substantial flexibility in how we use that data stream. For example, we are permitted to provide a mix of high definition and standard television program streams free-to-air, additional program-related data, subscription video or audio streams, and non-broadcast services. A new technical standard permits digital stations to provide video and data streams that can be more readily received on mobile devices (such as computers and smartphones), if those devices incorporate the technology. These digital channels remain subject to specific FCC regulations. For example, we are required to carry additional children's educational programming if we transmit multiple program streams, and we must pay the U.S. Treasury 5% of gross revenues for any non-broadcast services we provide using our digital signals. The FCC is evaluating whether to impose further public interest programming requirements on digital channels. The FCC's digital transition implementation plan maintained the secondary status of low-power television ("LPTV") stations but did not set a deadline for such stations to convert to digital operations. In 2011, the FCC set a firm deadline, and by September 1, 2015 LPTV stations must cease analog broadcasts and convert to digital operations.
Cable and Satellite Carriage of Local Television Signals.    Pursuant to FCC rules, full power television stations can obtain carriage of their primary channel signals by multi-channel video program distributors in one of two ways: via mandatory carriage or via "retransmission consent." Once every three years each station must formally elect either mandatory carriage ("must-carry")

or retransmission consent. The current elections were effective January 1, 2012 and extend through December 31, 2014. A mandatory carriage election invokes FCC rules that require the distributor to carry a single program stream designated by the station and that program stream's related data in the station's local market. Distributors may decline carriage for certain reasons specified in the rules, including a lack of channel capacity, the station's failure to deliver a good quality signal, the presence of a nearby affiliate of the same network or, in the case of satellite distributors, if the distributor does not carry any other local broadcast station in the electing station's market. Distributors do not pay a fee to stations that elect mandatory carriage.
A station that elects retransmission consent waives its mandatory carriage rights, and the station and the distributor must negotiate in good faith for carriage of the station's signal. Negotiated terms may include channel position, service tier carriage, carriage of multiple program streams, compensation and other consideration. If a station elects to negotiate retransmission terms, it is possible that the station and the distributor will not reach agreement and that the distributor will not carry the station's signal.
FCC rules govern which local television signals a satellite subscriber may receive. Congress has also imposed certain requirements relating to satellite distribution of local television signals to "unserved" households that do not receive a usable signal from a local station or that reside in a market without a local affiliate of the pertinent network. The Satellite Television Extension and Localism Act of 2010 ("STELA") updated the blanket license scheme previously enacted under the Satellite Home Viewer Extension and Reauthorization Act of 2004 ("SHVERA") by, among other things, extending for five years, until December 31, 2014, statutory licenses that allow satellite television companies to retransmit broadcast signals from distant markets to eligible customers. A satellite provider also is permitted to import the signal of an out-of-market station, with that station's consent, to the specific counties and communities within a local market in which the out-of-market station is deemed to be "significantly viewed," subject to certain conditions. Such carriage previously was governed by the distant signal provisions. Under STELA, it is now treated as a retransmission into the station's local market, which means that the statutory copyright for such carriage will not sunset at the end of 2014. STELA also eliminated the requirement that DBS operators carry the local affiliate of a particular network before they could import an out-of-market station deemed to be significantly viewed in a given county or community. At this time, we are monitoring developments in this area but cannot determine whether this new legislation will result in significant changes to the satellite distribution scheme or whether or how any of the other changes in STELA will impact our broadcast business.
Several cable system and DBS operators have jointly petitioned the FCC to initiate a rulemaking proceeding to consider amending its retransmission consent rules. The FCC solicited public comment on the petition and subsequently released a notice of proposed rule making in 2011 seeking public comment on whether it should amend its rules to (i) modify its standards for "good faith" negotiations of retransmission consent agreements, (ii) enhance consumer notice obligations; and (iii) eliminate the FCC's network non-duplication and syndicated exclusivity rules. The proceeding is currently pending, and we cannot predict its outcome.
On January 10, 2014, the Supreme Court agreed to hear a case captioned American Broadcasting Companies, Inc., et al. v. Aereo, which involves a challenge by several broadcasters of the Aereo service, which transmits its subscribers’ broadcast television programs over the Internet for a monthly subscription fee. At issue is whether Aereo’s service violates copyright law and whether Aereo must obtain permission to retransmit broadcasters’ programming. Should Aereo and its competitors prevail in the pending litigation, and certain online video distributors and over-the-top video distributors become eligible for a statutory license that would enable them to stream broadcast programming over the Internet, it could have a negative impact on our retransmission consent negotiations with MVPDs, and our business and results of operations could be materially and adversely affected. We cannot predict the ultimate outcome of this proceeding.
Programming and Station Operations.    The Communications Act requires broadcasters to serve the public interest. Broadcast station licensees are required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating such responsiveness. Stations must follow various rules that regulate, among other things, children's television programming and advertising, political advertising, sponsorship identification, closed captioning, and contest and lottery advertising. The FCC has also adopted requirements to require stations affiliated with certain networks and serving the nation's largest television markets to provide aural descriptions of video content for the benefit of visually impaired viewers. The FCC has proposed to re-establish a number of formalized procedures that it believes will improve television broadcasters' service to their local communities. These proposals include the establishment of community advisory boards, quantitative programming guidelines and maintenance of a main studio in a station's community of license. If the FCC adopts such proposals, the burden of complying with such requirements could impose additional costs on our stations.
The FCC is also charged with enforcing restrictions or prohibitions on the broadcast of obscene and indecent programs. In 2007, Congress increased the maximum monetary penalty for carriage of indecent programming tenfold to $325,000 per station per violation with a cap of $3 million for any "single act," and put the licenses of repeat offenders in jeopardy. At approximately the same time, the FCC increased its broadcast indecency enforcement activity and issued large fines against radio and television stations found to have carried indecent programming (even if originated by a third-party program supplier, such as a network). In 2010, the U.S. Court of Appeals for the Second Circuit found that the FCC's enforcement policy for broadcast indecency was unconstitutionally vague. The FCC successfully petitioned the United States Supreme Court to grant certiorari, and, on June 21, 2012, the Supreme Court set aside the specific FCC decisions at issue, finding that a lack of notice of a change to the FCC's enforcement of its broadcast indecency rules violated the broadcasters' due process rights. The Supreme Court did not reach the broadcasters' First Amendment challenge of the FCC's broadcast indecency regime. On April 1, 2013, the FCC’s Office of General Counsel and its Enforcement Bureau released a joint public notice in which they announced an interim policy directive to reduce the backlog of pending broadcast indecency complaints by focusing enforcement resources in egregious cases. The April 2013 public notice also sought public comment on whether the full Commission should alter or retain its existing broadcast indecency policies. The FCC has not taken further action related to the comments received in response to its April 1, 2013 public notice. In light of the Supreme Court’s decision not to address broadcasters’ First Amendment challenges of the FCC’s broadcast indecency policies, the FCC’s announcement of an interim “egregious case” policy, and the FCC’s request for public comment on the future of broadcast indecency regulation, we are unable to predict the extent to which future enforcement of the FCC's broadcast indecency rules may have a material adverse effect on our ability to provide competitive programming.
Recent Regulatory Developments, Proposed Legislation and Regulation.    Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of our stations. The foregoing discussion summarizes the federal statutes and regulations material to our operations, but does not purport to be a complete summary of all the provisions of the Communications Act or of other current or proposed statutes, regulations, and policies affecting our business. The summaries should be read in conjunction with the text of the statutes, rules, regulations, orders, and decisions described herein. We are unable at this time to predict the outcome of any of the pending FCC rule-making proceedings referenced above, the outcome of any reconsideration or appellate proceedings concerning any changes in FCC rules or policies noted above, the possible outcome of any proposed or pending Congressional legislation, or the impact of any of those changes on our stations.
Employees
As of December 31, 2013, we employed 2,786 full time employees, 331 of which were represented by labor unions. We believe that our relations with our employees are satisfactory.
Available Information
We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC") under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including our filings, which we file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.
We make available free-of-charge through our Internet website (at http://www.linmedia.com) copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We will also provide a physical copy of our Annual Report on Form 10-K free of charge upon the written request of any shareholder.
We also make available on our website our corporate governance guidelines, the charters for our audit committee, compensation committee, and nominating and corporate governance committee, our code of business conduct and ethics, and our code of ethics for senior financial officers. This information is available on our website to any stockholder who is interested in reviewing this information. In addition, we intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed pursuant to rules of the SEC and the NYSE.

Exhibit 99.2
Item 7.   Management's Discussion and Analysis of Financial Condition and Results of Operations
Note: The information contained in this Item has been updated for the change to reportable segments discussed in the Notes to Financial Statements. This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (the "10-K”). For significant developments since the filing of the 10-K, refer to LIN Media LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the Securities Exchange Commission.
Executive Summary
We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video market share and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our operating revenues are primarily derived from the sale of advertising time to local, national and political advertisers. Less significant revenues are generated from our television station websites, retransmission consent fees, interactive revenues and other revenues. We recorded net income (loss) of $156.6 million, $(7.6) million and $48.8 million for the years ended December 31, 2013, 2012, and 2011, respectively.
Our operating highlights for 2013 include the following:

•
Net revenues increased $98.9 million, or 18%, compared to 2012 primarily as a result of a $111.3 million, or 35%, increase in local revenues, which include net local advertising sales, retransmission consent fees and television station website revenues, as well as an increase of $35 million, or 85%, in interactive revenues, which include revenues from LIN Digital, Nami Media, HYFN, and Dedicated Media. Also contributing to the increase in net revenues was an increase in net national revenues of $23.6 million, or 22%. Excluding the impact of the television stations acquired in 2012 and the 2013 acquisitions of majority interests in HYFN and Dedicated Media, net revenues decreased approximately $31.8 million, or 6%, primarily the result of a decrease in political advertising revenues.

•
On February 12, 2013, we entered into and closed the JV Sale Transaction whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN Texas sold its interest in SVH, a joint venture with NBC, and LIN TV was released from the GECC Guarantee and any further obligations related to the shortfall funding agreements. The $100 million capital contribution was financed by a combination of cash on hand, borrowings under LIN Television's revolving credit facility, and a new $60 million incremental term facility under LIN Television's existing senior secured credit facility. The JV Sale Transaction resulted in a $100 million charge recognized in the fourth quarter of 2012 to accrue for our obligations related to the JV Sale Transaction, and the recognition of taxable gains from the JV Sale Transaction resulting in a $162.8 million short-term deferred federal and state tax liability. For further information, see Item 1. "Business—Joint Venture Sale Transaction," Note 1—"Basis of Presentation and Summary of Significant Accounting Policies," and Note 13—"Commitments and Contingencies" to our consolidated financial statements.

•
On July 30, 2013, we completed the merger of LIN TV with and into LIN LLC, with LIN LLC continuing as the surviving entity. As a result of the Merger, we realized a capital loss in the amount of approximately $343 million. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013. For further information, see Item 1. "Business—Joint Venture Sale Transaction," Note 1—"Basis of Presentation and Summary of Significant Accounting Policies," and Note 13—"Commitments and Contingencies" to our consolidated financial statements.

•
On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices, for $7.2 million.

•
On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company, for $5.8 million. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients.

•
As of January 1, 2014, we have two reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies: LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. See Note 21 — “Segment Reporting” to our consolidated financial statements for further discussion.

Critical Accounting Policies, Estimates and Recently Issued Accounting Pronouncements
Certain of our accounting policies, as well as estimates we make, are critical to the presentation of our financial condition and results of operations since they are particularly sensitive to our judgment. Some of these policies and estimates relate to matters that are inherently uncertain. The estimates and judgments we make affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent liabilities. On an on-going basis, we evaluate our estimates, including those used for allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and it is possible that such differences could have a material impact on our consolidated financial statements.
We believe the following critical accounting policies are those that are most important to the presentation of our consolidated financial statements, affect our more significant estimates and assumptions, and require the most subjective or complex judgments by management. We have discussed each of these critical accounting policies and related estimates with the Audit Committee of our Board of Directors. For additional information about these and other accounting policies, see Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" to our consolidated financial statements included elsewhere in this report.
Valuation of long-lived assets and intangible assets
Approximately $740 million, or 61% of our total assets as of December 31, 2013, consisted of indefinite-lived intangible assets. Intangible assets principally include broadcast licenses and goodwill. If the fair value of these assets is less than the carrying value, we may be required to record an impairment charge.
We test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a market-by-market basis using a discounted cash flow valuation method, assuming a hypothetical startup scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of our goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. Our reporting units are comprised of the markets in which our television stations operate, LIN Digital, Nami Media, HYFN and Dedicated Media. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing rates in the markets for broadcasters. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in the first step described above) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reduction, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors.

The assumptions used in the valuation testing have certain subjective components including anticipated future operating results and cash flows based on our own internal business plans as well as future expectations about general economic and local market conditions. The changes in the discount rate used for our broadcast licenses and goodwill reflected in the table below are primarily driven by changes in the average beta for the public equity of companies in the television and media sector and the average cost of capital in each of the periods. The changes in the market growth rates and operating profit margins for both our broadcast licenses and goodwill reflect changes in the outlook for advertising revenues in certain markets where our stations operate in each of the periods.
We based the valuation of broadcast licenses on the following average industry-based assumptions:

	December 31, 2013	December 31, 2012	December 31, 2011
Market revenue growth	2.7%	0.87%	1.2%
Operating cash flow margins	32.4%	30.9%	30.6%
Discount rate	11.0%	10.5%	10.5%
Tax rate	38.9%	38.3%	38.3%
Long-term growth rate	2.0%	1.8%	1.8%
As of December 31, 2013, we would incur an impairment charge of $1 million and $7.7 million if we were to decrease the market revenue growth rate by 1% and 2%, respectively. A 5% and 10% decrease in operating cash flow margins would result in an impairment charge of approximately $10.4 million and $88.7 million, respectively. An increase of 1% in the discount rate would result in an impairment charge of approximately $1.8 million and an increase of 2% would result in an impairment charge of approximately $10.8 million.
The valuation of goodwill for our television stations is based on the following assumptions, which take into account our internal projections and industry assumptions related to market revenue growth, operating cash flows and prevailing discount rates:

	December 31, 2013	December 31, 2012	December 31, 2011
Market revenue growth	2.7%	1.2%	1.8%
Operating cash flow margins	41.5%	48.2%	42.3%
Discount rate	12.5%	12.0%	12.0%
Tax rate	39.0%	38.4%	38.4%
Long-term growth rate	2.0%	1.8%	1.8%
As of December 31, 2013, if we were to decrease the market revenue growth by 1% and 2% of the projected growth rate, the enterprise value of our stations with goodwill would decrease by $41.2 million and $76.8 million, respectively. If we were to decrease the operating cash flow margins by 5% and 10% from the projected operating cash flow margins, the enterprise value of our stations with goodwill would decrease by $178.3 million and $355.8 million, respectively. If we were to increase the discount rate used in the valuation calculation by 1% and 2%, the enterprise value of our stations with goodwill would decrease by $103.6 million and $196.7 million, respectively.
Network affiliations
Other broadcast companies may use different assumptions in valuing acquired broadcast licenses and their related network affiliations than those that we use. These different assumptions may result in the use of valuation methods that can result in significant variances in the amount of purchase price allocated to these assets by these broadcast companies.
We believe that the value of a television station is derived primarily from the attributes of its broadcast license. These attributes have a significant impact on the audience for network programming in a local television market compared to the national viewing patterns of the same network programming. These attributes and their impact on audiences can include:

•	the scarcity of broadcast licenses assigned by the FCC to a particular market determines how many television networks and other program sources are viewed in a particular market;

•	the length of time the broadcast license has been broadcasting. Television stations that have been broadcasting since the late 1940s are viewed more often than newer television stations;

•	the quality of the broadcast signal and location of the broadcast station within a market (i.e. being licensed in the smallest city within a tri-city market has less value than being licensed in the largest city);

•
the audience acceptance of the local news programming and community involvement of the local television station. The local television station's news programming that attracts the largest audience in a market generally will provide a larger audience for its network programming; and

•
the quality of the other non-network programming carried by the television station. A local television station's syndicated programming that attracts the largest audience in a market generally will provide larger audience lead-ins to its network programming.

A local television station can be the top-rated station in a market, regardless of the national ranking of its affiliated network, depending on the factors or attributes listed above. ABC, CBS, FOX and NBC, each have affiliations with local television stations that have the largest primetime audience in the local market in which the station operates regardless of the network's primetime rating.
Some broadcasting companies believe that network affiliations are the most important component of the value of a station. These companies generally believe that television stations with network affiliations have the most successful local news programming and the network affiliation relationship enhances the audience for local syndicated programming. As a result, these broadcasting companies allocate a significant portion of the purchase price for any station that they may acquire to the network affiliation relationship.
We generally have acquired broadcast licenses in markets with a number of commercial television stations equal to or less than the number of television networks seeking affiliates. The methodology we used in connection with the valuation of the stations acquired is based on our evaluation of the broadcast licenses and the characteristics of the markets in which they operated. We believe that in substantially all our markets we would be able to replace a network affiliation agreement with little or no economic loss to our television station. As a result of this assumption, we ascribed no incremental value to the incumbent network affiliation in substantially all our markets in which we operate beyond the cost of negotiating a new agreement with another network and the value of any terms that were more favorable or unfavorable than those generally prevailing in the market. Other broadcasting companies have valued network affiliations on the basis that it is the affiliation and not the other attributes of the station, including its broadcast license, which contributes to the operating performance of that station. As a result, we believe that these broadcasting companies include in their network affiliation valuation amounts related to attributes that we believe are more appropriately reflected in the value of the broadcast license or goodwill.
In future acquisitions, the valuation of the broadcast licenses and network affiliations may differ from those attributable to our existing stations due to different facts and circumstances for each station and market being evaluated.
Valuation allowance for deferred tax assets
We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets at an amount that is more likely than not to be realized.
In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made.
As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites, mobile applications, or those of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.

Share-based compensation
We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the price volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for our class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.
Retirement plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our pension benefit obligations and related costs are calculated using actuarial concepts. Our defined benefit plan is a non-contributory plan under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ('Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP"). Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations.
We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to our pension plans in 2014.
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%
The discount rate for the years ended December 31, 2013, 2012 and 2011 was determined using a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the year ended December 31, 2013, our actual rate of return on plan assets was 12%.
As a result of the plan freeze during 2009, we have no further service cost or amortization of prior service cost related to the plans. In addition, because the plans are now frozen and participants became inactive during 2009, the net losses related to the plans included in accumulated other comprehensive income are now amortized over the average remaining life expectancy of the inactive participants instead of the average remaining service period. We expect to record a pension expense of approximately $0.2 million in 2014. For every 0.25% change in the actual return compared to the expected long-term return on pension plan assets and for every 0.25% change in the actual discount rate compared to the discount rate assumption for 2014, our 2014 pension expense would change by less than $0.2 million and less than $0.1 million, respectively.
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%
Segment reporting
As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our TV station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media. Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. Prior to January 1, 2014, we had one segment.
Recently issued accounting pronouncements
For a discussion of new accounting standards please read Note 1, "Basis of Presentation and Summary of Significant Accounting Policies" to our consolidated financial statements included in this report.
Results of Operations
Set forth below are the key operating areas that contributed to our results for the years ended December 31, 2013, 2012 and 2011. Our consolidated financial statements reflect the operations of WWHO-TV, in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. As a result, reported financial results may not be comparable to certain historical financial information.
Our results of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012		2012 vs. 2011
Local revenues	$427,819	$316,471	$255,478	$111,348	35%	$60,993	24%
National advertising sales	130,935	107,325	95,734	23,610	22%	11,591	12%
Political advertising sales	7,600	76,458	8,132	(68,858)	(90)%	68,326	840%
Other revenues	10,156	12,113	13,439	(1,957)	(16)%	(1,326)	(10)%
Total Broadcast revenues	576,510	512,367	372,783	64,143	13%	139,584	37%
Digital revenues	75,853	41,095	27,220	34,758	85%	13,875	51%
Consolidated net revenues	652,363	553,462	400,003	98,901	18%	153,459	38%
Operating expenses:
Direct operating	251,078	160,222	130,618	90,856	57%	29,604	23%
Selling, general and administrative	162,550	125,267	103,770	37,283	30%	21,497	21%
Amortization of program rights	29,242	23,048	21,406	6,194	27%	1,642	8%
Corporate	41,377	34,246	26,481	7,131	21%	7,765	29%
Depreciation	46,854	32,149	26,246	14,705	46%	5,903	22%
Amortization of intangible assets	22,826	6,364	1,199	16,462	259%	5,165	431%
Restructuring	3,895	1,009	707	2,886	286%	302	43%
Contract termination costs	3,887	—	—	3,887	100%	—	—%
Loss from asset dispositions	710	96	472	614	640%	(376)	(80)%
Total operating costs	562,419	382,401	310,899	180,018	47%	71,502	23%
Operating income	$89,944	$171,061	$89,104	$(81,117)	(47)%	81,957	92%

Three-Year Comparison
       Revenues
Broadcast revenues consist of local revenues (which include net local advertising sales, retransmission consent fees and television station website revenues), net national advertising sales, and political advertising sales as well as other revenues, which include barter revenues, production revenues, tower rental income and station copyright royalties.
Broadcast revenues during the year ended December 31, 2013 increased by $64.1 million, or 13% when compared to the prior year. Excluding the impact of the television stations acquired during 2012, Broadcast revenues decreased $41.2 million, or 9%, primarily due to a $61.5 million decrease in political revenues. This decrease was partially offset by a $23.2 million increase in local revenues, primarily due to a growth in retransmission consent fee revenues as a result of contractual rate increases and renewals.
Historically, our revenues related to political advertising are stronger during federal election years, typically years ending in an even number. In addition to federal elections, most state and local elections also occur on the same election cycle. Consequently, political advertising sales during the year ended December 31, 2012 were higher than political advertising sales during the year ended December 31, 2011 and 2013. We expect this trend of stronger political advertising sales during election years to continue in the future.
The automotive category represented 26% of our local and national advertising sales during each of the years ended December 31, 2013 and 2012.
Broadcast revenues during the year ended December 31, 2012 increased by $139.6 million, or 37% when compared with the prior year. The increase was primarily due to a $68.3 million increase in political advertising sales and a $61 million increase in local revenues. Also contributing to the increase was an $11.6 million increase in national advertising sales. Net revenues for the year ending December 31, 2012 include $40.5 million that is attributable to television stations acquired during the fourth quarter of 2012.
The automotive category, which represented 26% of our local and national advertising sales during the year ended December 31, 2012, was up 15% as compared to 2011, during which the automotive category represented 24% of our local and national advertising sales.
Digital Revenues consist of revenues generated by our digital operations: LIN Digital, LIN Mobile, Nami Media, HYFN, and Dedicated Media. Digital revenues during the year ended December 31, 2013 increased by $34.8 million, or 85% when compared to the prior year. Excluding the impact of the acquisition of majority interests in HYFN and Dedicated Media, digital revenues increased $10.5 million, or 26%, primarily due to growth in the volume of advertising delivered through our network.
Digital revenues during the year ended December 31, 2012 increased by $13.9 million when compared with the prior year. The increase was primarily due to growth in customer base and new product offerings.
Operating Expenses
Broadcast Segment
The following table presents the operating expenses for our Broadcast segment for the years ended December 31, 2013, 2012 and 2011 (in thousands).

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012		2012 vs. 2011
Direct operating	$194,788	$131,205	$109,098	$63,583	48%	$22,107	20%
Selling, general and administrative	144,199	115,073	97,983	29,126	25%	17,090	17%
Amortization of program rights	29,242	23,048	21,406	6,194	27%	1,642	8%
Depreciation	45,046	30,909	25,491	14,137	46%	5,418	21%
Amortization of intangible assets	19,843	4,612	269	15,231	330%	4,343	1,614%
Loss from asset dispositions	638	83	137	555	669%	(54)	(39)%
Total operating expenses	$433,756	$304,930	$254,384	$128,826	42%	$50,546	20%
  Direct operating expenses (excluding depreciation and amortization of intangible assets) in our Broadcast segment, which consist primarily of news, engineering, and programming expenses, increased $63.6 million, or 48%, for the year ended December 31, 2013 compared to the prior year and $22.1 million or 20%, for the year ended December 31, 2012, compared to the prior year. Excluding the impact of the stations acquired during the fourth quarter of 2012, direct operating expenses in our Broadcast segment increased $21.2 million, or 17% for the year ending December 31, 2013 and $12.7 million, or 12% for the year ending December 31, 2012 as compared to their respective prior years. The increase for both years is primarily the result of an increase in fees pursuant to network affiliation agreements and growth in employee compensation expense.
            Selling, general and administrative expenses in our Broadcast segment consist primarily of employee salaries, sales commissions, employee benefit costs, advertising, and promotional expenses. These costs increased $29.1 million, or 25%, for the year ended December 31, 2013, compared to the prior year. The increase was primarily a result of our 2012 television station acquisitions.
Selling, general and administrative expenses in our Broadcast segment increased $17.1 million, or 17%, for the year ended December 31, 2012, compared to the prior year. Television stations acquired during 2012 accounted for $9.7 million of the increase. The remainder of the increase was primarily due to higher variable costs attributable to the growth in revenue compared to the prior year.
Selling expenses in our Broadcast segment as a percentage of net revenues were 7%, 7% and 8% for the years ended December 31, 2013, 2012 and 2011, respectively.
 Amortization of program rights represents the recognition of expense associated with syndicated programming, features and specials, and these costs increased $6.2 million, or 27%, for the year ended December 31, 2013 and increased $1.6 million, or 8%, for the year ended December 31, 2012, compared to their respective prior years. The increases in both periods as compared to their respective prior periods were attributable to the amortization of programming rights associated with the television stations acquired during the fourth quarter of 2012.
Depreciation expense in our Broadcast segment increased $14.1 million, or 46%, for the year ended December 31, 2013 compared to the prior year and $5.4 million or 21%, for the year ended December 31, 2012, compared to the prior year. The increase in both periods was primarily attributable to the property and equipment associated with our acquisitions of television stations in the fourth quarter of 2012.

Amortization of intangible assets in our Broadcast segment increased $15.2 million, or 330%, for the year ended December 31, 2013 compared to the prior year and $4.3 million or 1,614%, for the year ended December 31, 2012, compared to the prior year. The increases in both periods was primarily attributable to the increase in finite-lived intangible assets from our television stations acquired in the fourth quarter of 2012
Digital Segment
The following table presents the operating expenses for our Digital segment for the years ended December 31, 2013, 2012 and 2011 (in thousands).

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012		2012 vs. 2011
Direct operating	$56,048	$28,595	$21,180	$27,453	96%	$7,415	35%
Selling, general and administrative	16,124	10,596	5,748	5,528	52%	4,848	84%
Depreciation	1,062	613	176	449	73%	437	248%
Amortization of intangible assets	2,984	1,752	930	1,232	70%	822	88%
Loss from asset dispositions	1	—	1	1	100%	(1)	(100)%
Total operating expenses	$76,219	$41,556	$28,035	$34,663	83%	$13,521	144%
            Direct operating expenses in our Digital segment, which consist primarily of cost of sales, increased $27.5 million, or 96%, for the year ended December 31, 2013 compared to the prior year and $7.4 million or 35%, for the year ended December 31, 2012, compared to the prior year. Excluding the impact of the acquisition of majority interests in HYFN and Dedicated Media, direct operating expenses in our Digital segment increased $7.1 million, or 25% for the year ending December 31, 2013 as compared to the prior year. The remainder of the increase for 2013 and the increase during 2012 is primarily the result of higher cost of sales.
            Selling, general and administrative expenses in our Digital segment consist primarily of employee salaries, sales commissions, employee benefit costs, advertising, and promotional expenses. These costs increased $5.5 million, or 52%, for the year ended December 31, 2013, compared to the prior year. The increase was primarily a result of the acquisition of majority interests in HYFN and Dedicated Media.
Selling, general and administrative expenses in our Digital segment increased $4.8 million, or 84%, for the year ended

December 31, 2012, compared to the prior year. The increase was primarily due to higher variable costs attributable to the growth in revenue compared to the prior year.
Selling expenses in our Digital segment as a percentage of net revenues were 6% for the years ended December 31, 2013, 2012 and 2011, respectively.
Amortization of intangible assets in our Digital segment increased $1.2 million, or 70%, for the year ended December 31, 2013 compared to the prior year and $0.8 million or 88%, for the year ended December 31, 2012, compared to the prior year. The increase for the year ended December 31, 2013 was due to the acquisition of the majority interests of HYFN and Dedicated Media during 2013. The increase in 2012 was primarily due to the acquisition of Nami Media during the fourth quarter of 2011.
            Corporate expenses represent corporate executive management, accounting, legal and other costs associated with the centralized management of our stations, and these costs increased $10.8 million, or 36%, to $41.2 million for the year ended December 31, 2013, compared to the prior year. The increase was primarily due to $5.7 million of expenses incurred related to the JV Sale Transaction and the Merger with LIN LLC, as well as an increase in employee compensation expense compared to the prior year. Corporate expenses increased $5.5 million, or 22% to $30.6 million for the year ended December 31, 2012, compared to the prior year. The increase was primarily due to increases in employee compensation and acquisition related expenses compared to the prior year.
           Impairment of goodwill and broadcast licenses related to discontinued operations in the amount of $1.6 million were recorded during the year ended December 31, 2011. For further information, see Note 6—"Intangible Assets" to our consolidated financial statements.
            Restructuring charges of $3.9 million, $1.0 million and, $0.7 million were recorded during the years ended December 31, 2013, 2012 and 2011, respectively. Restructuring charges incurred during the year ended December 31, 2013 were primarily due to severance and related costs as a result of the integration of the television stations acquired during 2012. Restructuring charges incurred during the years ended December 31, 2012 and 2011 primarily relate to the consolidation of certain activities at our stations and our corporate headquarters.
          Contract termination costs of $3.9 million in 2013 were due to costs incurred in 2013 to terminate our contract with a service provider that previously provided national sales representation. For further information, see Note 12 - "Restructuring and Contract Termination Costs" to our consolidated financial statements.
Adjusted EBITDA

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments. The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes:

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,966)	(24,268)	(18,514)
Consolidated Adjusted EBITDA	185,897	219,533	122,859
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	$89,944	$171,061	$89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,181	$22,491	$33,656
____________________________________________
(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the merger of LIN TV Corp with and into LIN Media LLC. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.
Broadcast Segment
Adjusted EBITDA in our Broadcast segment decreased $36 million for the year ended December 31, 2013 as compared to the year ended December 31, 2012 primarily due to an increase in revenue of $105.3 million as a result of the television stations acquired during 2012 as well as an increase in local revenue of $23.2 million primarily due to a growth in retransmission consent fee revenues as a result of contractual rate increases and renewals. These increases were offset by a decrease in political revenue of $61.5 million, an increase in cash payments for programming of $7.4 million and an increase in direct operating and selling, general and administrative expenses of $92.7 million primarily as a result of the television stations acquired during 2012. Adjusted EBITDA for the year ended December 31, 2012 increased $100.8 million as compared to 2011, primarily as a result of an increase in political revenue of $60.3 million as well as an increase in revenue of $40.5 million as a result of the television stations acquired during 2012.

Digital Segment

Adjusted EBITDA in our Digital segment increased $2.1 million for the year ended December 31, 2013 as compared to the prior year primarily as a result of an increase in revenue of $34.8 million, partially offset by an increase in direct operating and selling, general and administrative expenses of $33 million, primarily due to the acquisition of the majority interests of HYFN and Dedicated Media in April 2013. Adjusted EBITDA increased $1.7 million for the year ended December 31, 2012 as compared to the prior year, due to an increase in revenue of $13.9 million as a result of growth in customer base and new product offerings, partially offset by an increase in direct operating and selling, general and administrative expenses of $12.3 million due to an increase in cost of sales at LIN Digital.

Other Expense

	Year Ended December 31,
	2013	2012	2011
Components of other expense:
Interest expense, net	$56,607	$46,683	$50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	$58,763	$148,570	$55,448
        Interest expense, net increased $9.9 million, or 21%, for the year ended December 31, 2013 compared to the prior year primarily as a result of the interest incurred on our 6 3/8% Senior Notes, which were issued during the fourth quarter of 2012 to finance a portion of the consideration paid to acquire the former New Vision television stations. This increase was partially offset by a decrease in interest expense due to the redemption of our 6 1/2% Senior Subordinated Notes during the first quarter of 2012 as well as reductions in interest expense under our senior secured credit facility, primarily attributable to reductions in outstanding principal.
Interest expense, net decreased $4.0 million, or 8%, for the year ended December 31, 2012 compared to the prior year primarily as a result of the redemption of our 6 1/2% Senior Subordinated Notes during the first quarter of 2012. This decrease was partially offset by an increase in borrowings under our senior secured credit facility compared to the same period last year as well as new debt issued in connection with the acquisition of the former New Vision stations.
The following table summarizes our total interest expense, net (in thousands):

	For the year ended December 31,
	2013	2012	2011
Components of interest expense:
Senior secured credit facility	$18,751	$19,651	$2,389
8 3/8% Senior Notes	17,387	17,389	17,389
6 3/8% Senior Notes	19,396	4,401	—
6 1/2% Senior Subordinated Notes	—	595	18,002
6 1/2% Senior Subordinated Notes—Class B	—	306	10,505
Other	1,073	4,341	2,421
Total interest expense, net	$56,607	$46,683	$50,706
        Share of loss in equity investments decreased $98.3 million as compared to the prior year primarily due to a $100 million accrual recorded in 2012 related to the capital contribution made to SVH in connection with the JV Sale Transaction and corresponding release from the GECC Guarantee. That accrual was partially offset by the reversal of accrued shortfall funding liabilities that were extinguished pursuant to the terms of the JV Sale Agreement, as further described in Item 1. "Business—Joint Venture Sale Transaction" and in Note 13—"Commitments and Contingencies" to our consolidated financial statements.
Other expense, net increased $1.9 million as compared to the prior year primarily as a result of an impairment recorded during the third quarter of 2013 of a minority interest that we held in a website platform service provider.
        Gain on derivative instruments during 2011 was approximately $2 million, which represented the change in fair value of our interest rate hedge. The interest rate hedge was entered into during the second quarter of 2006 (the "2006 interest rate hedge") in order to hedge the variability in cash flows associated with a notional amount of the declining balances of our term loans under our previous senior secured credit facility. The 2006 interest rate hedge expired on November 4, 2011. Consequently, there is no impact to our statement of operations for the years ended December 31, 2013 or 2012. For additional information, refer to Note 8 - "Derivative Financial Instruments" to our consolidated financial statements.
        Loss on extinguishment of debt during the year ended December 31, 2012 was primarily a result of the redemption of our 6 1/2% Senior Subordinated Notes during January 2012 and the December 2012 amendment to our existing $75 million revolving credit loans. The loss on extinguishment of debt during the year ended December 31, 2011 included a write down of deferred financing fees as a result of the payment of principal on our revolving credit facility and term loans as further described in "Description of Indebtedness." Additionally, the loss on extinguishment of debt during the year ended December 31, 2011 included a write-down of deferred financing fees and unamortized discount due to the redemption of $109.1 million of our 6 1/2% Senior Subordinated Notes, and $55.9 million of our 6 1/2% Senior Subordinated Notes—Class B.
        Income taxes reflected a (benefit from) provision for income tax of $(125.4) million, $40.5 million and $(16.0) million for the years ended December 31, 2013, 2012, and 2011, respectively. Our effective tax rate on pre-tax income was (402.2)%, 179.9% and (47.7)% for the years ended December 31, 2013, 2012 and 2011, respectively.
Our effective tax rate fluctuates from year to year. The factors that most impact our effective tax rate are changes to our valuation allowance, changes in tax laws, allocation of income to the various state jurisdictions in which we operate, and acquisition and divestiture transactions, including the JV Sale Transaction and the Merger.
Our effective tax rate for the year ended December 31, 2013 decreased from 2012 primarily due to a $124.3 million tax benefit recognized as a result of the Merger as well as an $18.2 million tax benefit recognized as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as it was determined that we will more likely than not be able to realize these deferred tax assets.
The combined $142.5 million tax benefit described above was offset in part by a $12.8 million income tax provision as a result of generating income from continuing operations, as well as a $2.2 million tax provision relating to state net operating loss adjustments from apportionment changes and a $1.6 million tax provision for non-deductible acquisition related costs incurred during 2013.
Our effective tax rate for the year ended December 31, 2012 increased from 2011, primarily due to the recognition of $28.4 million of income tax expense related to the recognition of a taxable gain associated with the JV Sale Transaction, as further described in Item 1. "Business—Joint Venture Sale Transaction."
The 2011 tax benefit is primarily a result of the 2011 reversal of $35.1 million of our federal valuation allowance relating to 1999 to 2002 net operating losses and the 2011 reversal of $1.0 million of our state valuation allowance relating to 2002 to 2010 net operating losses. These valuation allowances were reversed primarily due to our recent history of taxable income, and our projected ability to generate sufficient taxable income prior to the expiration of those net operating loss carryforwards. Upon the reversal of the federal and state valuation allowances, as of December 31, 2011, we had a remaining valuation allowance of $23.4 million placed against our deferred tax assets primarily related to state net operating loss carryforwards.
The combined 2011 $36.1 million income tax benefit described above was offset in part by a $5.1 million discrete deferred income tax expense recognized in the second quarter of 2011, which resulted from state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, were no longer deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets.
Results of Discontinued Operations
Our consolidated financial statements reflect the operations, assets and liabilities of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH, as discontinued for all periods presented. The sale of WWHO-TV in Columbus, OH was completed on February 16, 2012. The sale of WUPW-TV in Toledo, OH was completed on April 21, 2012. As a result, loss from discontinued operations was $1.0 million and $0.9 million for the years ended December 31, 2012 and 2011, respectively. For further information see Note 3—"Discontinued Operations" to our consolidated financial statements.
Liquidity and Capital Resources
Our liquidity position depends on our ability to generate cash from operations and to utilize borrowings under our senior secured credit facility and/or obtain financing from other sources. Our ability to make use of the revolving credit facility and to access the capital markets is contingent on our compliance with certain financial covenants, which are measured, in part, by the level of EBITDA we generate from our operations. As of December 31, 2013, we were in compliance with all financial and non-financial covenants under our senior secured credit facility. As of December 31, 2013, we had unrestricted cash and cash equivalents of $12.5 million, and a $75 million revolving credit facility, of which $70 million and $45 million were available as of December 31, 2013 and as of the date of this report, respectively.
Joint Venture Sale Transaction
On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Texas entered into and closed the JV Sale Transaction with Comcast Corporation, affiliates of NBCUniversal, the GE Parties and SVH, a joint venture with NBCUniversal whereby LIN Texas sold its 20.38% equity interest in SVH for $1.00. In addition, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we issued a $60 million incremental term loan, and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution.
As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss (“NOL”) carryforwards to offset the taxable gain recognized in such transaction, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger as described below.
On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled LIN TV to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes, with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, as a result, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
We incurred approximately $5.7 million in transaction costs related to the JV Sale Transaction and the Merger during the year ended December 31, 2013. These costs are classified as corporate expense in our consolidated statement of operations.
Below is a discussion of other significant sources and uses of cash and should be read in conjunction with our consolidated statements of cash flows.
Operating activities
Cash provided by operating activities is primarily driven by our net revenues and changes in working capital as a result of the timing of collections and payments. Our total net revenues have primarily been, and will primarily be affected by, among other things, the following:

•
Continued growth in local and interactive revenues.  During the years ended December 31, 2013 and 2012, our local revenues, which include net local advertising sales, retransmission consent fees and revenues from our television station websites and mobile applications, increased 35% and 24%, respectively, compared to their respective prior years. Additionally, during the years ended December 31, 2013 and 2012, our interactive revenues, which are generated by LIN Digital, Nami Media, HYFN and Dedicated Media, increased 85% and 51%, respectively. We expect further growth in our local revenues and interactive revenues, however, there can be no assurance that this will occur.

•
Cyclical fluctuations.  We experience significant fluctuations in our political advertising revenues since advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections. Political advertising revenues were $7.6 million, $76.5 million, and $8.1 million for the years ended December 31, 2013, 2012, and 2011, respectively. We also experience incremental advertising revenues associated with Olympic broadcasts during even-numbered years. We experienced a significant decrease in advertising revenues during 2013 and expect an increase in advertising revenues during 2014 as a result of these cyclical fluctuations.

•
Employee benefit contributions.  Our employee benefit plan contributions include contributions to our pension plan and our 401(k) Plan. Volatility in the debt and equity markets impacts the fair value of our pension plan assets and ultimately the cash funding requirements of our pension plan. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plan during the years ended December 31, 2013, 2012 and 2011, respectively, and anticipate contributing $5.7 million to our pension plan during 2014. We contributed approximately $4.8 million, $3.9 million, and $3.6 million to our 401(k) Plan during the years ended December 31, 2013, 2012 and 2011, respectively, and expect to contribute approximately $4.3 million to the plan during 2014.

•
Payments related to certain restructuring activities.  We made cash payments related to certain restructuring initiatives of $4.2 million, $0.8 million and $1.1 million during the years ended December 31, 2013, 2012 and 2011, respectively. For further details on these restructuring initiatives see Note 12—"Restructuring and Contract Termination Costs" to our consolidated financial statements.

•
Cash requirements related to the acquisition of Red McCombs Media, LP. On October 2, 2009, LIN Television acquired Red McCombs Media, LP, an online advertising and media services company based in Austin, TX, which was rebranded as “LIN Digital” in the first quarter of 2013. In connection with the acquisition, we entered into an incentive compensation arrangement with certain key members of management. The arrangement provided payments to those employees based on a computation of EBITDA generated by LIN Digital during 2012. During the second quarter of 2013, we paid $8.9 million related to this incentive compensation arrangement.

•
Contract termination costs. In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits has been reflected as contract termination costs in our consolidated statement of operations for 2013.

Investing activities
Cash used in investing activities has primarily been, and will primarily be affected by, among other things, the following:

•
Acquisition of majority interest in Dedicated Media and HYFN.  In April 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media for $5.8 million and a 50.1% interest (calculated on a fully diluted basis) in HYFN for $7.2 million. In connection with these acquisitions, we may be required to purchase the remaining outstanding shares of Dedicated Media and HYFN in 2015 and 2016, respectively, if certain financial targets as defined in each applicable purchase agreement are met. Our maximum potential obligation under the Dedicated Media and HYFN agreements is $26 million, and $62.4 million, respectively. However, we estimate that our total obligation will not exceed $45 million in the aggregate between 2015 and 2016. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.

•
Capital expenditures.  Capital expenditures increased $1.1 million to $29.4 million, and increased $8.2 million to $28.2 million, for the years ended December 31, 2013 and 2012, respectively, compared to the respective prior year. We anticipate capital expenditures of approximately $25 million during the year ended December 31, 2014, which we expect to fund using cash flows from operations.

•
Acquisition of Federated Media. On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.

Financing activities
Cash used in financing activities was primarily affected by, among other things, the following:

•
Incremental Facility.  On February 12, 2013, we entered into a $60 million, 5 year incremental term loan pursuant to the Credit Agreement governing LIN Television's senior secured credit facility. The proceeds of the incremental facility, as well as cash on hand and cash from revolving borrowings, were used to fund the $100 million transferred to SVH in the JV Sale Transaction.

We believe that our cash flows from current operations, together with available borrowings under our senior secured credit facility, will be sufficient to meet our anticipated cash requirements for the next 12 months, and beyond. These cash requirements include working capital, state and federal income taxes, capital expenditures, and scheduled interest and principal payments. For our long-term liquidity needs, in addition to the sources described above, we may rely upon, among other things, the issuance of long-term debt, the issuance of equity, or other financing sources available to us. Volatility and disruption of the capital and credit markets could impact our ability to access such sources. Anticipated cash payments for our debt and related interest are described below.
Contractual Obligations
The following table summarizes our estimated future contractual cash obligations as of December 31, 2013 (in thousands)(1):

	2014	2015-2016	2017-2018	2019 and thereafter	Total
Principal payments and mandatory redemptions on debt(2)	$17,364	$53,484	$574,105	$301,768	$946,721
Cash interest on debt(3)	53,079	104,231	87,119	50,617	295,046
Program payments(4)	27,119	44,062	3,286	214	74,681
Operating leases(5)	3,860	6,076	4,284	7,062	21,282
Operating agreements(6)	41,216	43,994	9,473	77	94,760
Deferred compensation payments(7)	130	317	115	453	1,015
Total	$142,768	$252,164	$678,382	$360,191	$1,433,505
_______________________________________________________________________________

(1)
The amounts included in the table above do not include contingent payments for the remaining outstanding shares of Dedicated Media and HYFN. For additional information regarding these contingent payments, see Note 2 - "Acquisitions."

(2)
An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013. We are obligated to make mandatory quarterly principal payments and to use proceeds of asset sales not reinvested to pay-down the term loans under our senior secured credit facility. We are also obligated to repay in full our Senior Notes at maturity as described in Item 1A. "Risk Factors—We may not be able to refinance all or a portion of our indebtedness or obtain additional financing on satisfactory terms."

(3)
We have contractual obligations to pay cash interest on our senior secured credit facility and on our Senior Notes through April 15, 2018 and January 15, 2021, as well as commitment fees of 0.375% on our revolving credit facility, as described in "Description of Indebtedness".

(4)
We have entered into commitments for future syndicated news, entertainment, and sports programming. We have recorded $6.3 million of program obligations as of December 31, 2013 and have unrecorded commitments of $68.4 million for programming that is not available to air as of December 31, 2013.

(5)	We lease land, buildings, vehicles and equipment under non-cancelable operating lease agreements.

(6)
We have entered into a variety of agreements for services used in the operation of our stations including ratings services, consulting and research services, news video services, news weather services, marketing services and other contracts under non-cancelable operating agreements.

(7)	Includes scheduled payments to certain employees covered under our deferred compensation plans.
The above table excludes future payments for our defined benefit retirement plans, deferred taxes, uncertain tax positions, and executive compensation, with the exception of scheduled deferred compensation payments detailed above, because their future cash outflows are uncertain. For additional information regarding our financial commitments as of December 31, 2013 see Note 7—"Debt", Note 10 —"Retirement Plans" and Note 13 —"Commitments and Contingencies" to our consolidated financial statements.
Summary of Cash Flows
The following table presents summarized cash flow information (in thousands):

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012	2012 vs. 2011
Net cash provided by operating activities	$48,967	$146,699	$62,660	$(97,732)	$84,039
Net cash used in investing activities	(139,370)	(104,259)	(289,180)	(35,111)	184,921
Net cash provided by (used in) financing activities	56,621	(14,190)	232,929	70,811	(247,119)
Net (decrease) increase in cash and cash equivalents	$(33,782)	$28,250	$6,409	$(62,032)	$21,841
       Net cash provided by operating activities decreased $97.7 million to $49 million for the year ended December 31, 2013 compared to cash provided by operating activities of $146.7 million for the prior year. The decrease is primarily attributable to an $81.1 million decrease in operating income as well as an increase in cash outflows related to working capital of $9.2 million and an increase in cash interest expense of approximately $8.9 million.
Net cash provided by operating activities increased $84.0 million to $146.7 million for the year ended December 31, 2012, compared to cash provided by operating activities of $62.7 million for the prior year. The increase was primarily attributable to an $82 million increase in operating income as compared to the year ended December 31, 2011.
        Net cash used in investing activities increased $35.1 million to $139.4 million for year ended December 31, 2013, compared to cash used in investing activities of $104.3 million for the year ended December 31, 2012. Net cash used in investing activities during the year ended December 31, 2013 was comprised primarily of the $100 million capital contribution made to the joint venture in February 2013 in connection with the JV Sale Transaction as well as capital expenditures of $29.4 million and payments made for the acquisitions of HYFN and Dedicated Media of $10.1 million (net of cash acquired).
Cash used in investing activities for the year ended December 31, 2012 decreased $184.9 million to $104.3 million. The decrease was primarily attributable to a decrease in restricted cash that had been placed on irrevocable deposit as of December 31, 2011 and was subsequently used to fund the aggregate redemption price of our 6 1/2% Senior Subordinated Notes in January 2012. The decrease in restricted cash was partially offset by payments of $358.5 million (net of cash acquired) for the acquisition of the New Vision and ACME television stations in 2012.
        Net cash provided by financing activities was $56.6 million for the year ended December 31, 2013, compared to net cash used in financing activities of $14.2 million for the prior year. The difference is primarily attributable to an increase of $47.7 million in proceeds from long term debt, net of cash payments, as well as a decrease in cash outflows of $9.6 million and $11.4 million related to debt financing costs and the purchase of treasury stock, respectively, which occurred during the year ended December 31, 2012.
Net cash used in financing activities was $14.2 million for the year ended December 31, 2012, compared to net cash provided by financing activities of $232.9 million for the prior year. The increase is primarily attributable to the redemption of $252 million of our Senior Subordinated Notes during 2012, partially offset by a decrease in proceeds from borrowings under our senior secured credit facility as further described in "Description of Indebtedness".

Description of Indebtedness
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	4,167	5,401
Total debt	944,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$927,328	$879,471
Total debt	$944,692	$890,227
Cash and cash equivalents	(12,525)	(46,307)
Consolidated net debt(1)	$932,167	$843,920
_______________________________________________________________________________

(1)
Consolidated net debt is a non-GAAP financial measure, and is equal to total debt less cash and cash equivalents. Beginning in 2012, for the purpose of our debt covenant calculations, our senior credit facility permits a maximum of $45 million in unrestricted cash and cash equivalents to be offset against total debt in arriving at consolidated net debt. For purposes of the table above, we have subtracted the total balance of our cash and cash equivalents in arriving at consolidated net debt. Consolidated net debt provides investors with useful information about our financial position, and is one of the financial measures used to evaluate compliance with our debt covenants.

Senior Secured Credit Facility
Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% and will increase to 0.50% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the three months ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. LIN Television and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under the senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.
The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th

Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the acquisition of the New Vision stations as further described in Note 2—"Acquisitions" to our consolidated financial statements.
Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B
During the year ended December 31, 2012, we redeemed $252 million of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the year ended December 31, 2012, we recorded a loss on extinguishment of debt of $2.1 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," to our consolidated financial statements we assumed $15.1 million in capital lease obligations related to land, buildings, vehicles and equipment. These leases mature over a period of four to nineteen years and are payable in monthly installments. The amortization related to the capital lease obligations is recorded within depreciation. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.
Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the television stations from PBC that were acquired by Vaughan. This term loan matures in equal quarterly installments through October 2017. LIN Television fully and unconditionally guarantees this loan.

During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of KASY-TV, KRWB-TV, and KWBQ-TV. This term loan matures in equal quarterly installments through December 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. LIN Television fully and unconditionally guarantees this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	—	502,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$4,167	$946,721
_______________________________________________________________________________

(1)	An additional $25 million was drawn on our revolving credit facility during January and February 2014 and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 of the fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	4,167	4,167	5,401	5,401
Total	$930,088	$954,255	$875,346	$910,500
Future Program Rights Agreements
We record program rights agreements on our balance sheet on the first broadcast date the programs are available for air. As a result, we have commitments for future program rights agreements not recorded on our balance sheet as of December 31, 2013 of $68.4 million, as detailed in Note 13 —"Commitments and Contingencies" to our consolidated financial statements.

Exhibit 99.3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of LIN Media LLC:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Media LLC and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting (not presented herein) appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013 and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
March 3, 2014, except for Note 21, as to which the date is June 5, 2014

Part I. Financial Information
Item 1.    Consolidated Financial Statements
Note: The information contained in this Item has been updated for the change to reportable segments as of January 1, 2014. Specifically, the following notes to our consolidated financial statements have been updated to reflect this change: Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," Note 6 - "Intangible Assets," and Note 21 (Note 19 for LIN Television Corporation) - "Segment Reporting." This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (the "10-K”). For significant developments since the filing of the 10-K, refer to LIN Media LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the Securities Exchange Commission.

LIN Media LLC
Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,309	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	179,933	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,850	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	927,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,114,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Media LLC shareholders' equity (deficit):
Class A common shares, 100,000,000 shares authorized, Issued: 39,013,005 and 35,672,528 shares as of December 31, 2013 and 2012, respectively, Outstanding: 34,065,346 and 30,724,869 shares as of December 31, 2013 and 2012, respectively (b)	624,564	313
Class B common shares, 50,000,000 shares authorized, 20,901,726 and 23,401,726 shares as of December 31, 2013 and 2012, respectively, issued and outstanding; convertible into an equal number of shares of class A or class C common shares (b)	518,395	235
Class C common shares, 50,000,000 shares authorized, 2 shares as of December 31, 2013 and 2012, issued and outstanding; convertible into an equal number of shares of class A common shares	—	—
Treasury shares, 4,947,659 of class A common shares as of December 31, 2013 and 2012, at cost (b)	(21,984)	(21,984)
Additional paid-in capital (b)	—	1,129,691
Accumulated deficit	(1,006,322)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total shareholders' equity (deficit)	89,127	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$1,216,850	$1,241,414
_____________________________________________________________________

(a)
Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380, respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012, respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577, respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152, respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

(b)
In conjunction with the Merger of LIN TV with and into LIN LLC on July 30, 2013, LIN LLC was deemed the successor reporting entity to LIN TV. As such, the additional paid-in capital amount within LIN LLC's shareholders' equity as of December 31, 2013 has been allocated to the Class A and B share balances to conform to LIN LLC's basis of presentation as a limited liability company. For purposes of LIN TV's shareholders' deficit balance as of December 31, 2012, LIN TV's class A, B and C common shares had a par value of $0.01 per share that is not reflected as of December 31, 2013, as each share represents a limited liability interest in LIN LLC.

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	41,377	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	89,944	171,061	89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Income before (benefit from) provision for income taxes	31,181	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	156,601	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	156,601	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Media LLC	$158,113	$(7,045)	$48,577
Basic income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$3.02	$(0.32)	$0.89
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$3.02	$(0.13)	$0.87
Weighted-average number of common shares outstanding used in calculating basic income (loss) per common share	52,439	54,130	55,768
Diluted income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$2.84	$(0.32)	$0.87
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$2.84	$(0.13)	$0.85
Weighted-average number of common shares outstanding used in calculating diluted income (loss) per common share	55,639	54,130	57,079
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$156,601	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	166,459	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$(3,652)	$37,739
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statement of Shareholders' Equity
(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Shares (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	—	—	—	—	9,858	9,858
Issuance of class A common shares	840,477	395	—	—	—	—	—	1,450	—	—	1,845
Conversion of class B common shares to class A common shares	2,500,000	25	(2,500,000)	(25)	—	—	—		—	—	—
Tax benefit from exercise of share options	—	—	—	—	—	—	—	1,591	—	—	1,591
Share-based compensation	—	2,593	—	—	—	—	—	6,691	—	—	9,284
Net income	—	—	—	—	—	—	—	—	158,113	—	158,113
Effect of the Merger	—	621,238	—	518,185	—	—	—	(1,139,423)	—	—	—
Balance at December 31, 2013	39,013,005	$624,564	20,901,726	$518,395	2	$—	$(21,984)	$—	$(1,006,322)	$(25,526)	$89,127
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statement of Stockholders' Deficit
(in thousands, except share data)

	Common Shares
	Class A		Class B		Class C		Treasury Shares (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	—	—	—	—	3,393	3,393
Issuance of class A common stock	1,022,359	4	—	—	—	—	—	1,310	—	—	1,314
Stock-based compensation	—	—	—	—	—	—	—	6,792	—	—	6,792
Purchase of LIN TV class A common stock	—	—	—	—	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statement of Stockholders' Deficit
(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Stock (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2010	32,509,759	$294	23,502,059	$235	2	$—	$(7,869)	$1,109,814	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	—	—	—	—	(10,838)	(10,838)
Issuance of LIN TV Corp. class A common stock	1,150,000	12	—	—	—	—	—	4,761	—	—	4,773
Purchase of LIN TV Corp. class A common stock							(2,729)				(2,729)
Stock-based compensation	890,077	3	—	—	—	—	—	7,014	—	—	7,017
Conversion of class B common stock to class A common stock	100,333	—	(100,333)
Net income	—	—	—	—	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$156,601	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,958)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	48,967	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	48,967	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,845	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	139,000	328,333	417,695
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,621	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057
   The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Notes to Consolidated Financial Statements
Note 1—Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
LIN Media LLC ("LIN LLC"), together with its subsidiaries, including LIN Television Corporation ("LIN Television"), is a local multimedia company operating in the United States. LIN LLC and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. ("HMC"). In these notes, the terms "Company," "we," "us" or "our" mean LIN LLC and all subsidiaries included in our consolidated financial statements.
On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
We conduct our business through LIN Television and its subsidiaries. Prior to the Merger, LIN TV had no operations or assets other than its investments in its subsidiaries. Subsequent to the Merger and consistent with its classification as a partnership for federal income tax purposes, LIN LLC has separate operations relating to the administration of the partnership. The consolidated financial statements of LIN LLC represent its own operations and the consolidated operations of LIN Television, which remains a corporation after the Merger.
We guarantee all of LIN Television's debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television's Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the "8 3/8% Senior Notes") and 6 3/8% Senior Notes due 2021 (the "6 3/8% Senior Notes") on a joint-and-several basis, subject to customary release provisions.
Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—"Discontinued Operations" for further discussion of our discontinued operations.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.
The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements ("LMAs"), shared services agreements ("SSAs") or joint sales agreements ("JSAs"), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments.
As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. See Note 21 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.
Joint Venture Sale Transaction
On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”), entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas's 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).
SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, LIN Television entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Variable Interest Entities
In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.
We have a JSA and an SSA with WBDT Television, LLC (“WBDT”), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”), a third party licensee, for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.
We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.
The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380
The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012, respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012, LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.
Cash and cash equivalents
Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013.
Property and equipment
Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
Equity investments
Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.
Barter transactions
We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Advertising expense
Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million, $3.1 million and $2.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.
Intangible assets
Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.
We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6—"Intangible Assets."
Long-lived assets
We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.
Program rights
Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.
Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.
Share-based compensation
As of December 31, 2013, we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for our class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.
The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176
Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to equity.
Income taxes
Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an $18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."
When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.
Concentration of credit risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Earnings per share
Basic earnings per share ("EPS") is computed by dividing income attributable to common shareholders by the number of weighted-average outstanding common shares. Diluted EPS reflects the effect of the assumed exercise of share options and vesting of restricted shares only in the periods in which such effect would have been dilutive.
The following is a reconciliation of the weighted-average common shares outstanding for purposes of calculating basic and diluted income (loss) per common share (in thousands):

	Year Ended December 31,
	2013	2012	2011
Numerator for earnings per common share calculation:
Income (loss) from continuing operations	$156,601	$(17,972)	$49,701
Net (loss) income attributable to noncontrolling interest included in continuing operations	(1,512)	(556)	204
Income (loss) from continuing operations attributable to LIN LLC	158,113	(17,416)	49,497
Income (loss) from discontinued operations, including gain on sale	—	10,371	(920)
Net income (loss) attributable to LIN LLC	$158,113	$(7,045)	$48,577
Denominator for earnings per common share calculation:
Weighted-average common shares, basic	52,439	54,130	55,768
Effect of dilutive securities:
Share options and restricted shares	3,200	—	1,311
Weighted-average common shares, diluted	55,639	54,130	57,079

We apply the treasury stock method to measure the dilutive effect of our outstanding share options and restricted share awards and include the respective common share equivalents in the denominator of our diluted income per common share calculation. Potentially dilutive securities representing 0.1 million, 1.2 million, and 0.4 million weighted shares of common shares issuable for share options and restricted shares for the years ended December 31, 2013, 2012 and 2011, respectively, were excluded from the computation of diluted income (loss) per common share for these periods because their effect would have been anti-dilutive. The net income (loss) per share amounts are the same for our class A, class B and class C common shares because the holders of each class are legally entitled to equal per share amounts whether through distributions or in liquidation.
Fair value of financial instruments
Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Derivative financial instruments
Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
Retirement plans
We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Redeemable noncontrolling interest
The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845
Recently issued accounting pronouncements
In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.
Note 2—Acquisitions
Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"), which we subsequently converted into a Delaware limited liability company. Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.
Dedicated Media, Inc.
On April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million, which was funded from cash on hand at the time of the acquisition.
Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million. If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million, completed technology of $0.5 million, and trademarks of $0.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.
HYFN, Inc.
On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million, $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.
Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million. If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million, completed technology of $1.1 million, and trademarks of $0.1 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.
Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.
Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.
If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013.
Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million, respectively.
New Vision Acquisition
On October 12, 2012, LIN Television completed its acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million, subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").
LIN Television also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500
The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million, favorable leases of $8.6 million, advertiser relationships of $6.1 million, retransmission consent agreements of $7 million, and other intangible assets of $3.3 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 2 years for network affiliations, 32 years for favorable leases, 10 years for advertiser relationships, 5 years for retransmission consent agreements, and a weighted average life of 6 years for other intangible assets.
The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million, respectively.
Pro Forma Information
The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42
This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.
In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.
ACME Television Acquisition
On December 10, 2012, LIN Television acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million, of which we paid approximately $17.3 million and KASY paid approximately $1.7 million.
LIN Television also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995
Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the acquisitions of the television stations from New Vision and ACME, respectively.  All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.
During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.
Nami Media, Inc.
On November 22, 2011, LIN Television acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate LIN LLC to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.
Note 3—Discontinued Operations
WWHO-TV
On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ($0.3 million, net of tax).
WUPW-TV
On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ($11.7 million, net of tax).
The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)
Note 4—Investments
Joint Venture with NBCUniversal
As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January 1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013 (2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities(1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382
_______________________________________________________________________________

(1)
See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0. Subsequent to the reduction of the SVH carrying value to $0, and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.
During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million, respectively, for the amounts that LIN Television expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.
Note 5—Property and Equipment
Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491
We recorded depreciation expense of $46.9 million, $32.1 million and $26.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 6—Intangible Assets
The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

	Weighted-Average Remaining Useful Life (in years)	December 31,
		2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583
We recorded amortization expense of $22.8 million, $6.4 million and $1.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.
The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049
There were no events during 2013, 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Broadcast:
Balance as of January 1, 2013 and 2012, respectively	$185,237	$114,882
Acquisitions	—	70,355
Balance as of December 31, 2013 and 2012, respectively	$185,237	$185,237

Digital:
Balance as of January 1, 2013 and 2012, respectively	$7,277	$7,187
Acquisitions/Adjustments	11,014	90
Balance as of December 31, 2013 and 2012, respectively	$18,291	$7,277

Total:
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

Note 7—Debt
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	4,167	5,401
Total debt	944,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$927,328	$879,471
Senior Secured Credit Facility
Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. LIN Television and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th
Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."
Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B
During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million, respectively, of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million, respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4 to 19 years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.
Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. LIN Television fully and unconditionally guarantees this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	—	502,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$4,167	$946,721
_______________________________________________________________________________

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	4,167	4,167	5,401	5,401
Total	$930,088	$954,255	$875,346	$910,500

Note 8—Derivative Financial Instruments
We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010, the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.
The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.
As of December 31, 2013, we have no derivative contracts outstanding.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 9—Share-Based Compensation
We have several share-based compensation plans, including our 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in our class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.
Options granted under the Stock Plans vest over a four-year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of our class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013. Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.
The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176
We did not capitalize any share-based compensation expense for the years ended December 31, 2013, 2012 and 2011.
We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million, respectively, which will be recognized over a weighted-average future period of approximately 1.3 years and 1.7 years, respectively.
During the year ended December 31, 2013, we received $1.4 million from the exercise of share options and $0.4 million from the purchase of our class A common stock pursuant to our employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.
Share Options
The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79
As of December 31, 2013, the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1 years and 5.3 years, respectively. Additionally, as of December 31, 2013, the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million, respectively. The intrinsic value in the table

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013, which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.
The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

Year Ended December 31,
	2013	2012	2011
Expected term(1)	5 to 6 years	5 to 6 years	5 to 6 years
Expected volatility(2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate(3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%
_______________________________________________________________________________

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for our class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.
During the years ended December 31, 2013, 2012 and 2011, we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million, $0.1 million and $0.4 million, respectively, as a result of an exchange offer we completed in 2009.
Restricted Share Awards
The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37
The following table provides further information for both our restricted share awards and share option awards (in thousands):

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522
Employee Stock Purchase Plan
As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase our class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of our class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013, 2012 and 2011, employees purchased 42,734, 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05, $3.55 and $3.38, respectively.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 10—Retirement Plans
401(k) Plan
We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million, $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013, 2012 and 2011, respectively.
Supplemental Income Deferral Plan
Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million, $0.5 million and $0.2 million to this plan during the years ended December 31, 2013, 2012 and 2011, respectively.
The SIDP also allows eligible executive officers to defer 5%- 80% of their base salaries and 5%- 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.
Retirement Plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").
Effective April 1, 2009, these plan were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to the plans in 2014.
We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012, each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)

The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384
The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014, we expect to amortize net losses of $1.3 million, which are included in accumulated other comprehensive loss as of December 31, 2013.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)

Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)
Our expected future pension benefit payments for the next 10 years are as follows (in thousands):

Expected Future Pension Benefit Payments
For Years Ended December 31,
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

For the discount rate for the years ended December 31, 2013 and 2012, we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013, 2012 and 2011, our actual rate of return on plan assets was 12.0%, 15.4% and 4.0%.
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%
The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.
Note 11—Shareholders' Equity
During the year ended December 31, 2011, our Board of Directors approved a stock repurchase program that authorized us to repurchase up to $25 million of our class A common shares over a 12 month period. This program was extended by our Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, we terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012, we repurchased approximately 3.3 million shares of our class A common shares on the open market for an aggregate purchase price of $11.4 million. We did not repurchase any shares during the year ended December 31, 2013.
Our class B common shares are convertible into an equal number of shares of our class A or class C common shares in various circumstances. During the year ended December 31, 2013, 2.5 million shares of our class B common shares were converted into class A common shares. During the year ended December 31, 2012, none of our class B common shares were converted into class A common shares.
Note 12—Restructuring and Contract Termination Costs
During the year ended December 31, 2013, we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million, respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013, 2012 and 2011, we made cash payments of $4.2 million, $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014.
The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 13—Commitments and Contingencies
Commitments
We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming(1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723

_____________________________________________
(1)Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013.
Rent expense, resulting from operating leases, was $5.8 million, $2.5 million and $1.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Contingencies
GECC Guarantee and the Merger
GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.

On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast, and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements.  Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00.

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company.  In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
Litigation
We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.
Note 14—Income Taxes
Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)
The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%

During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.
The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.
The components of the net deferred tax liability are as follows (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775
We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.
As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million, expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in equity when realized.
Unrecognized Tax Benefits.
The Company's uncertain tax positions for the years ended December 31, 2013, 2012, and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million, $26.6 million and $26.4 million, respectively. As of December 31, 2013, 2012 and 2011, there are $0.9 million, $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.
We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013, 2012 and 2011, we did not recognize or accrue any amounts related to interest and penalties.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.
Note 15—Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246
Note 16—Subsequent Events
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"), which was subsequently converted into a Delaware limited liability company. Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”

Note 17—Condensed Consolidating Financial Statements
LIN Television, a 100% owned subsidiary of LIN LLC, is the primary obligor of our senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes, which are further described in Note 7 — “ Debt”. LIN LLC fully and unconditionally guarantees all of LIN Television’s debt on a joint-and-several basis. Additionally, all of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes on a joint-and-several basis, subject to customary release provisions. There are certain contractual restrictions on LIN Television’s ability to obtain funds in the form of dividends or loans from the non-guarantor subsidiaries.
The following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows of LIN LLC, LIN Television, as the issuer, the guarantor subsidiaries, and the non-guarantor subsidiaries of LIN Television and the elimination entries necessary to consolidate or combine the issuer with the guarantor and non-guarantor subsidiaries. These statements are presented in accordance with the disclosure requirements under SEC Regulation S-X Rule 3-10.
The condensed consolidating balance sheet as of December 31, 2012, has been revised to correct certain immaterial errors relating to intercompany balances. The revisions comprise a $4.3 million decrease in advances to subsidiaries lines in the LIN Television and the Guarantor Subsidiaries columns, a $4.3 million decrease in intercompany liabilities in the LIN Television and Non-Guarantor Subsidiaries columns, a $4.3 million decrease in the Total Shareholders’ (deficit) equity line of the Guarantor column, and a $4.3 million increase in the Total Shareholders’ (deficit) equity line of the Non-Guarantor column.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$10,313	$3	$2,209	$—	$12,525
Accounts receivable, net	—	88,905	39,416	16,988	—	145,309
Deferred income tax assets	—	5,818	1,080	—	—	6,898
Other current assets	—	12,264	1,049	1,888	—	15,201
Total current assets	—	117,300	41,548	21,085	—	179,933
Property and equipment, net	—	180,480	35,752	4,846	—	221,078
Deferred financing costs	—	16,357	—	91	—	16,448
Goodwill	—	169,492	18,518	15,518	—	203,528
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	31,303	1,840	13,906	—	47,049
Advances to consolidated subsidiaries	1,900	7,764	968,728	—	(978,392)	—
Investment in consolidated subsidiaries	87,227	1,534,600	—	—	(1,621,827)	—
Other assets	—	52,778	2,688	1,276	(44,443)	12,299
Total assets	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$16,112	$—	$1,252	$—	$17,364
Accounts payable	—	4,185	5,339	4,478	—	14,002
Income taxes payable	—	749	671	—	—	1,420
Accrued expenses	—	42,570	6,254	2,872	—	51,696
Program obligations	—	4,711	1,013	1,303	—	7,027
Total current liabilities	—	68,327	13,277	9,905	—	91,509
Long-term debt, excluding current portion	—	924,223	—	3,105	—	927,328
Deferred income tax liabilities	—	30,013	33,824	849	—	64,686
Program obligations	—	2,505	217	1,424	—	4,146
Intercompany liabilities	—	970,628	—	7,764	(978,392)	—
Other liabilities	—	27,151	58	44,443	(44,443)	27,209
Total liabilities	—	2,022,847	47,376	67,490	(1,022,835)	1,114,878
Redeemable noncontrolling interest	—	—	—	12,845	—	12,845
Total shareholders' equity (deficit)	89,127	87,227	1,515,512	19,088	(1,621,827)	89,127
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$44,625	$573	$1,109	$—	$46,307
Accounts receivable, net	—	87,103	31,144	7,903	—	126,150
Deferred income tax assets	—	67,412	—	97	(67,509)	—
Other current assets	—	4,850	554	1,459	—	6,863
Total current assets	—	203,990	32,271	10,568	(67,509)	179,320
Property and equipment, net	—	197,125	39,534	4,832	—	241,491
Deferred financing costs	—	19,020	—	115	—	19,135
Goodwill	—	169,492	18,518	4,504	—	192,514
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	48,897	2,775	7,882	—	59,554
Advances to consolidated subsidiaries	—	6,746	1,345,971	—	(1,352,717)	—
Investment in consolidated subsidiaries	—	1,554,903	—	—	(1,554,903)	—
Other assets	—	53,987	2,552	1,626	(45,280)	12,885
Total assets	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$9,243	$—	$1,513	$—	$10,756
Accounts payable	—	14,335	3,385	1,235	—	18,955
Income taxes payable	—	372	394	—	—	766
Accrued expenses	—	37,020	115,605	621	—	153,246
Deferred income tax liabilities	—	—	235,728	—	(67,509)	168,219
Program obligations	—	7,479	1,106	2,185	—	10,770
Total current liabilities	—	68,449	356,218	5,554	(67,509)	362,712
Long-term debt, excluding current portion	—	875,512	—	3,959	—	879,471
Deferred income tax liabilities	—	10,910	29,000	646	—	40,556
Program obligations	—	2,222	92	1,967	—	4,281
Intercompany liabilities	—	1,345,971	3,842	2,904	(1,352,717)	—
Accumulated losses in excess of investment in consolidated subsidiaries	91,564	—	—	—	(91,564)	—
Other liabilities	—	42,660	56	45,280	(45,280)	42,716
Total liabilities	91,564	2,345,724	389,208	60,310	(1,557,070)	1,329,736
Redeemable noncontrolling interest	—	—	—	3,242	—	3,242
Total shareholders' (deficit) equity	(91,564)	(91,564)	1,546,227	8,676	(1,463,339)	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$428,806	$181,678	$55,850	$(13,971)	$652,363
Operating expenses:
Direct operating	—	145,176	76,275	37,295	(7,668)	251,078
Selling, general and administrative	—	109,679	40,934	12,516	(579)	162,550
Amortization of program rights	—	21,452	5,690	2,100	—	29,242
Corporate	709	40,668	—	—	—	41,377
Depreciation	—	38,306	7,256	1,292	—	46,854
Amortization of intangible assets	—	17,594	935	4,297	—	22,826
Restructuring	—	3,633	—	262	—	3,895
Contract termination costs	—	3,887	—	—	—	3,887
Loss from asset dispositions	—	705	5	—	—	710
Operating (loss) income	(709)	47,706	50,583	(1,912)	(5,724)	89,944
Other (income) expense:
Interest expense, net	—	56,386	—	221	—	56,607
Share of loss in equity investments	—	56	—	—	—	56
Intercompany (income) expense	(20)	27,947	(28,243)	316	—	—
Other, net		2,097	—	3	—	2,100
Total other (income) expense, net	(20)	86,486	(28,243)	540	—	58,763
(Loss) income from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	(689)	(38,780)	78,826	(2,452)	(5,724)	31,181
(Benefit from) provision for income taxes	—	(155,975)	31,530	(975)	—	(125,420)
Net (loss) income from continuing operations	(689)	117,195	47,296	(1,477)	(5,724)	156,601
Equity in income (loss) from operations of consolidated subsidiaries	158,802	41,607	—	—	(200,409)	—
Net income (loss)	158,113	158,802	47,296	(1,477)	(206,133)	156,601
Net loss attributable to noncontrolling interests	—	—	—	(1,512)	—	(1,512)
Net income (loss) attributable to LIN Media LLC	$158,113	$158,802	$47,296	$35	$(206,133)	$158,113

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$158,113	$158,802	$47,296	$(1,477)	$(206,133)	$156,601
Pension net gain, net of tax of $5,705	8,738	8,738	—	—	(8,738)	8,738
Amortization of pension net losses, net of tax of $734	1,120	1,120	—	—	(1,120)	1,120
Comprehensive income (loss)	167,971	168,660	47,296	(1,477)	(215,991)	166,459
Comprehensive loss attributable to noncontrolling interest	—	—	—	(1,512)	—	(1,512)
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$168,660	$47,296	$35	$(215,991)	$167,971

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$369,779	$181,458	$9,571	$(7,346)	$553,462
Operating expenses:
Direct operating	—	96,504	62,352	5,201	(3,835)	160,222
Selling, general and administrative	—	85,638	37,917	2,152	(440)	125,267
Amortization of program rights	—	16,644	5,437	967	—	23,048
Corporate	—	30,357	3,889	—	—	34,246
Depreciation	—	24,061	7,635	453	—	32,149
Amortization of intangible assets	—	4,139	935	1,290	—	6,364
Restructuring	—	1,009	—	—	—	1,009
Loss (gain) from asset dispositions	—	111	(15)	—	—	96
Operating income (loss)	—	111,316	63,308	(492)	(3,071)	171,061
Other expense (income):
Interest expense, net	—	46,625	—	156	(98)	46,683
Share of loss in equity investments	—	153	98,156	—	—	98,309
Loss on extinguishment of debt	—	3,341	—	—	—	3,341
Intercompany fees and expenses	—	26,549	(26,548)	(1)	—	—
Other, net	—	237	—	—	—	237
Total other expense (income), net	—	76,905	71,608	155	(98)	148,570
Income (loss) from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	—	34,411	(8,300)	(647)	(2,973)	22,491
Provision for (benefit from) income taxes	—	44,298	(3,320)	(515)	—	40,463
Net loss from continuing operations	—	(9,887)	(4,980)	(132)	(2,973)	(17,972)
Loss from discontinued operations, net	—	(251)	(744)	—	(23)	(1,018)
(Loss) gain on the sale of discontinued operations, net	—	(289)	11,678	—	—	11,389
Equity in (loss) income from operations of consolidated subsidiaries	(7,045)	3,382	—	—	3,663	—
Net (loss) income	(7,045)	(7,045)	5,954	(132)	667	(7,601)
Net loss attributable to noncontrolling interests	—	—	—	(556)	—	(556)
Net (loss) income attributable to LIN Media LLC	$(7,045)	$(7,045)	$5,954	$424	$667	$(7,045)

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Loss
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net (loss) income	$(7,045)	$(7,045)	$5,954	$(132)	$667	$(7,601)
Pension net gain, net of tax of $1,523	2,424	2,424	—	—	(2,424)	2,424
Amortization of pension net losses, net of tax of $609	969	969	—	—	(969)	969
Comprehensive (loss) income	(3,652)	(3,652)	5,954	(132)	(2,726)	(4,208)
Comprehensive loss attributable to noncontrolling interest	—	—	—	(556)	—	(556)
Comprehensive (loss) income attributable to LIN Media LLC	$(3,652)	$(3,652)	$5,954	$424	$(2,726)	$(3,652)

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$263,958	$136,891	$1,745	$(2,591)	$400,003
Operating expenses:
Direct operating	—	78,492	53,877	604	(2,355)	130,618
Selling, general and administrative	—	69,018	34,825	491	(564)	103,770
Amortization of program rights	—	15,535	5,438	433	—	21,406
Corporate	—	24,838	1,643	—	—	26,481
Depreciation	—	19,169	7,030	47	—	26,246
Amortization of intangible assets	—	264	868	67	—	1,199
Restructuring	—	707	—	—	—	707
Loss from asset dispositions	—	351	121	—	—	472
Operating income	—	55,584	33,089	103	328	89,104
Other expense (income):
Interest expense, net	—	50,688	—	21	(3)	50,706
Share of loss in equity investments	—	260	4,697	—	—	4,957
Gain on derivative instruments	—	(1,960)	—	—	—	(1,960)
Loss on extinguishment of debt	—	1,694	—	—	—	1,694
Intercompany fees and expenses	—	57,931	(57,945)	14	—	—
Other, net	—	68	(4)	(13)	—	51
Total other expense (income), net	—	108,681	(53,252)	22	(3)	55,448
(Loss) income from continuing operations before taxes and equity in income (loss) from operations of consolidated subsidiaries	—	(53,097)	86,341	81	331	33,656
(Benefit from) provision for income taxes	—	(50,521)	34,536	(60)	—	(16,045)
Net (loss) income from continuing operations	—	(2,576)	51,805	141	331	49,701
(Loss) income from discontinued operations, net	—	(1,316)	544	—	(148)	(920)
Equity in income (loss) from operations of consolidated subsidiaries	48,577	52,469	—	—	(101,046)	—
Net income (loss)	48,577	48,577	52,349	141	(100,863)	48,781
Net loss attributable to noncontrolling interests	—	—	—	204	—	204
Net income (loss) attributable to LIN Media LLC	$48,577	$48,577	$52,349	$(63)	$(100,863)	$48,577

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$48,577	$48,577	$52,349	$141	$(100,863)	$48,781
Pension net loss, net of tax of $(7,291)	(11,212)	(11,212)	—	—	11,212	(11,212)
Amortization of pension net loss, net of tax of $379	374	374	—	—	(374)	374
Comprehensive income (loss)	37,739	37,739	52,349	141	(90,025)	37,943
Comprehensive income attributable to noncontrolling interest	—	—	—	—	204	204
Comprehensive income (loss) attributable to LIN Media LLC	$37,739	$37,739	$52,349	$141	$(90,229)	$37,739

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities, continuing operations	$(589)	$(1,986)	$50,612	$930	$—	$48,967
INVESTING ACTIVITIES:
Capital expenditures	—	(22,768)	(3,540)	(3,066)	—	(29,374)
Payments for business combinations, net of cash acquired	—	(10,082)	—	—	—	(10,082)
Proceeds from the sale of assets	—	66	20	—	—	86
Capital contribution to joint venture with NBCUniversal	—	—	(100,000)	—	—	(100,000)
Receipt of dividend	2,000	78,011	—	—	(80,011)	—
Advances on intercompany borrowings	(2,000)	(4,550)	—	—	6,550	—
Payments from intercompany borrowings	—	15,009	145,358	—	(160,367)	—
Net cash (used in) provided by investing activities, continuing operations	—	55,686	41,838	(3,066)	(233,828)	(139,370)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	589	1,256	—	—	—	1,845
Tax benefit from exercises of share options	—	1,591	—	—	—	1,591
Proceeds from borrowings on long-term debt	—	139,000	—	—	—	139,000
Principal payments on long-term debt	—	(83,846)	—	(1,314)	—	(85,160)
Payment of long-term debt issue costs	—	(655)	—	—	—	(655)
Payment of dividend	—	(2,000)	(78,011)	—	80,011	—
Proceeds from intercompany borrowings	—	2,000	—	4,550	(6,550)	—
Payments on intercompany borrowings	—	(145,358)	(15,009)	—	160,367	—
Net cash provided by (used in) financing activities	589	(88,012)	(93,020)	3,236	233,828	56,621
Net (decrease) increase in cash and cash equivalents	—	(34,312)	(570)	1,100	—	(33,782)
Cash and cash equivalents at the beginning of the period	—	44,625	573	1,109	—	46,307
Cash and cash equivalents at the end of the period	$—	$10,313	$3	$2,209	$—	$12,525

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$142,255	$4,998	$2,159	$23	$149,435
Net cash used in operating activities, discontinued operations	—	(471)	(2,242)	—	(23)	(2,736)
Net cash provided by operating activities	—	141,784	2,756	2,159	—	146,699
INVESTING ACTIVITIES:
Capital expenditures	—	(20,158)	(5,709)	(2,363)	—	(28,230)
Change in restricted cash	—	255,159	—	—	—	255,159
Payments for business combinations, net of cash acquired	—	(352,162)	—	(6,333)	—	(358,495)
Proceeds from the sale of assets	—	30	49	—	—	79
Shortfall loan to joint venture with NBCUniversal	—	(2,292)	—	—	—	(2,292)
Advances on intercompany borrowings	—	(2,400)	—	—	2,400	—
Payments from intercompany borrowings	—	20,382	—	—	(20,382)	—
Net cash used in investing activities, continuing operations	—	(101,441)	(5,660)	(8,696)	(17,982)	(133,779)
Net cash provided by investing activities, discontinued operations	—	6,314	23,206	—	—	29,520
Net cash (used in) provided by investing activities	—	(95,127)	17,546	(8,696)	(17,982)	(104,259)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	1,314	—	—	—	1,314
Proceeds from borrowings on long-term debt	—	322,000	—	6,333	—	328,333
Principal payments on long-term debt	—	(320,374)	—	(1,805)	—	(322,179)
Payment of long-term debt issue costs	—	(10,157)	—	(115)	—	(10,272)
Treasury stock purchased	—	(11,386)	—	—	—	(11,386)
Proceeds from intercompany borrowings	—	—	—	2,400	(2,400)	—
Payments on intercompany borrowings	—	—	(20,382)	—	20,382	—
Net cash (used in) provided by financing activities	—	(18,603)	(20,382)	6,813	17,982	(14,190)
Net increase (decrease) in cash and cash equivalents	—	28,054	(80)	276	—	28,250
Cash and cash equivalents at the beginning of the period	—	16,571	653	833	—	18,057
Cash and cash equivalents at the end of the period	$—	$44,625	$573	$1,109	$—	$46,307

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$52,012	$10,799	$103	$148	$63,062
Net cash (used in) provided by operating activities, discontinued operations	—	(1,180)	926	—	(148)	(402)
Net cash provided by operating activities	—	50,832	11,725	103	—	62,660
INVESTING ACTIVITIES:
Capital expenditures	—	(12,266)	(7,763)	(40)	—	(20,069)
Change in restricted cash	—	(255,159)	—	—	—	(255,159)
Payments for business combinations, net of cash acquired	—	(10,046)	—	1,013	—	(9,033)
Proceeds from the sale of assets	—	72	2	—	—	74
Payments on derivative instruments	—	(2,020)	—	—	—	(2,020)
Shortfall loan to joint venture with NBCUniversal	—	(2,483)	—	—	—	(2,483)
Other investments, net	—	(375)	—	—	—	(375)
Advances to consolidated subsidiaries	—	(400)	—	—	400	—
Payments from consolidated subsidiaries	—	3,750	—	—	(3,750)	—
Net cash (used in) provided by investing activities, continuing operations	—	(278,927)	(7,761)	973	(3,350)	(289,065)
Net cash used in investing activities, discontinued operations	—	(106)	(9)	—	—	(115)
Net cash (used in) provided by investing activities	—	(279,033)	(7,770)	973	(3,350)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	841	—	—	—	841
Proceeds from borrowings on long-term debt	—	417,695	—	—	—	417,695
Principal payments on long-term debt	—	(174,573)	—	(643)	—	(175,216)
Payment of long-term debt issue costs	—	(7,662)	—	—	—	(7,662)
Treasury stock purchased	—	(2,729)	—	—	—	(2,729)
Proceeds from intercompany borrowings	—	—	—	400	(400)	—
Payments on intercompany borrowings	—	—	(3,750)	—	3,750	—
Net cash provided by (used in) financing activities, continuing operations	—	233,572	(3,750)	(243)	3,350	232,929
Net cash provided by (used in) financing activities	$—	$233,572	$(3,750)	$(243)	$3,350	$232,929
Net increase in cash and cash equivalents	—	5,371	205	833	—	6,409
Cash and cash equivalents at the beginning of the period	—	11,200	448	—	—	11,648
Cash and cash equivalents at the end of the period	—	16,571	653	833	—	18,057

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 18—Unaudited Quarterly Data

	Quarter Ended
	March 31, 2013	June 30, 2013	September 30, 2013		December 31, 2013
	(in thousands, except per share data)
Net revenues	$140,992	$164,346	$163,110		$183,915
Operating income	$11,776	$26,916	$23,226		$28,026
(Loss) income from continuing operations	$(1,020)	$7,169	$146,508	(1)	$3,944
Net (loss) income attributable to LIN Media LLC	$(856)	$7,475	$146,938		$4,556
Basic (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Basic (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Diluted (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Diluted (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	51,910	52,278	52,791		52,879
Diluted	51,910	55,595	55,855		56,240

________________________________________
(1) During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. For further discussion, see Note 14 - "Income Taxes."

	Quarter Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
	(in thousands, except per share data)
Net revenues	$103,200	$121,016	$133,076	$196,170
Operating income	$20,460	$34,995	$44,367	$71,239
Income (loss) from continuing operations	$5,115	$15,457	$19,619	$(58,163)
(Loss) income from discontinued operations	$(1,231)	$11,602	$—	$—
Net income (loss) attributable to LIN Media LLC	$4,266	$27,118	$19,659	$(58,088)
Basic earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.28	$0.37	$(1.09)
Basic earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.49	$0.37	$(1.09)
Diluted earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.27	$0.36	$(1.09)
Diluted earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.48	$0.36	$(1.09)
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	56,184	55,174	53,066	53,169
Diluted	57,512	56,300	54,353	53,169

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 19—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—

Note 20—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged(Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

Note 21—Segment Reporting
Effective January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital,” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. All revenues are generated in the United States of America. All impacted sections of this filing have been updated to reflect this change in reportable segments.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Net revenues:
Broadcast	$576,510	$512,367	$372,783
Digital	75,853	41,095	27,220
Total net revenues	$652,363	$553,462	$400,003

The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes.

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,966)	(24,268)	(18,514)
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	89,944	171,061	89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,181	$22,491	$33,656
____________________________________________
(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the Merger. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Operating income (loss):
Broadcast	$142,753	$207,431	$118,399
Digital	(365)	(461)	(815)
Unallocated corporate	(52,444)	(35,909)	(28,480)
Total operating income	$89,944	$171,061	$89,104

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Depreciation and amortization:
Broadcast	$64,887	$35,521	$25,761
Digital	4,046	2,365	1,105
Unallocated corporate	747	627	579
Total depreciation and amortization	$69,680	$38,513	$27,445

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Capital expenditures:
Broadcast	$22,957	$23,342	$18,616
Digital	4,416	2,884	722
Unallocated corporate	2,001	2,004	731
Total capital expenditures	$29,374	$28,230	$20,069

	December 31,	December 31,
	2013	2012
	(in thousands)
Assets:
Broadcast	$1,100,343	$1,136,861
Digital	69,690	29,351
Unallocated corporate	46,817	75,202
Total assets	$1,216,850	$1,241,414

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of LIN Television Corporation:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Television Corporation and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting (not presented herein) appearing under Item 9A. Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013, and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
March 3, 2014 except for Note 19, as to which the date is June 5, 2014

LIN Television Corporation
Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,409	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	180,033	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,950	$1,241,414
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	929,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,116,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Television Corporation stockholder's deficit:
Common Stock, $0.01 par value, 1,000 shares	—	—
Investment in parent company's stock, at cost	(21,984)	(21,984)
Additional paid-in capital	1,140,370	1,130,239
Accumulated deficit	(1,005,633)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total stockholder's equity (deficit)	87,227	(91,564)
Total liabilities and deficit	$1,216,950	$1,241,414
_______________________________________________________________________________

(a)
Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380, respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012, respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577, respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152, respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	40,668	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	90,653	171,061	89,104
Other expense:
Interest expense, net	56,627	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,783	148,570	55,448
Income before (benefit from) provision for income taxes	31,870	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	157,290	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	157,290	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Television Corporation	$158,802	$(7,045)	$48,577
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$157,290	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	167,148	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Television Corporation	$168,660	$(3,652)	$37,739
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statement of Stockholder's Equity
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Shares (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Equity
	Shares	Amount
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	9,858	9,858
Issuance of LIN Media LLC class A common shares	—	—	—	1,256	—	—	1,256
Tax benefit from exercise of share options	—	—	—	1,591	—	—	1,591
Share-based compensation	—	—	—	9,284	—	—	9,284
Dividend declared	—	—	—	(2,000)	—	—	(2,000)
Net income	—	—	—	—	158,802	—	158,802
Balance at December 31, 2013	1,000	$—	$(21,984)	$1,140,370	$(1,005,633)	$(25,526)	$87,227
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statement of Stockholder's Deficit
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Stock (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	3,393	3,393
Stock-based compensation	—	—	—	8,106	—	—	8,106
Purchase of LIN TV Corp. class A common shares	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Stockholder's Deficit
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Stock (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2010	1,000	$—	$(7,869)	$1,110,343	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	(10,838)	(10,838)
Stock-based compensation	—	—	—	7,017	—	—	7,017
Issuance of LIN TV Corp. class A common stock			—	4,773			4,773
Purchase of LIN TV Corp. class A common stock	—	—	(2,729)	—	—	—	(2,729)
Net income	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$157,290	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,058)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	49,556	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	49,556	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,256	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	141,000	328,333	417,695
Payment of dividend	(2,000)	—	—
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,032	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057
   The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Notes to Consolidated Financial Statements
Note 1—Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
LIN Television Corporation, a Delaware corporation (“LIN Television”), together with its subsidiaries, is a local multimedia company operating in the United States. LIN Television and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN Television and all subsidiaries included in our consolidated financial statements. LIN Television is a wholly-owned subsidiary of LIN Media LLC, a Delaware limited liability company (“LIN LLC”).
On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
LIN LLC's assets, liabilities, and operations relate solely to the administration of the LIN LLC partnership. LIN LLC guarantees all of our debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee our Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”) and 6 3/8% Senior Notes due 2021 (the “6 3/8% Senior Notes”) on a joint-and-several basis, subject to customary release provisions.
Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—“Discontinued Operations” for further discussion of our discontinued operations.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.
The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”) or joint sales agreements (“JSAs”), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments.
As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes forty-three television stations and seven digital channels that are either owned, operated or serviced by us in twenty-three U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable operating segments. See Note 19 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.
Joint Venture Sale Transaction
On February 12, 2013, we, along with LIN TV and our wholly-owned subsidiary, LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into and closed the transactions contemplated by a transaction agreement (the

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

“Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas’s 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).
SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, we entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, LIN TV, after utilizing all of its available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes, and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
Variable Interest Entities
In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.
We have a JSA and an SSA with WBDT Television, LLC ("WBDT"), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC ("Vaughan"), a third party licensee, for

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC ("KASY"), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.
We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.
The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380
The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012, respectively, serve to reduce the carrying value of the entities and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012, LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.
Cash and cash equivalents
Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013.
Property and equipment
Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
Equity investments
Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.
Barter transactions
We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)
Advertising expense
Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million, $3.1 million and $2.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

Intangible assets
Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.
We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6 -"Intangible Assets."
Long-lived assets
We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.
Program rights
Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.
If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.
Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

Share-based compensation
As of December 31, 2013, we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for LIN LLC's class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.
The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176
Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to paid-in capital.
Income taxes
Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an$18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."
When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.
Concentration of credit risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.
Fair value of financial instruments
Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Derivative financial instruments
Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
Retirement plans
We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.
Redeemable noncontrolling interest
The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845
Recently issued accounting pronouncements
In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.
Note 2—Acquisitions
Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.
Dedicated Media, Inc.
On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million, which was funded from cash on hand at the time of the acquisition.
Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million. If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million, completed technology of $0.5 million, and trademarks of $0.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.
HYFN, Inc.
On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million, $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.

Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million. If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million, completed technology of $1.1 million, and trademarks of $0.1 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.
Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.
Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.
If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013.
Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million, respectively.
New Vision Acquisition
On October 12, 2012, we completed our acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million, subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").
We also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan

Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500
The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million, favorable leases of $8.6 million, advertiser relationships of $6.1 million, retransmission consent agreements of $7 million, and other intangible assets of $3.3 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 2 years for network affiliations, 32 years for favorable leases, 10 years for advertiser relationships, 5 years for retransmission consent agreements, and a weighted average life of 6 years for other intangible assets.
The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million, respectively.
Pro Forma Information
The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42
This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.
In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.
ACME Television Acquisition
On December 10, 2012, we acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million, of which we paid approximately $17.3 million and KASY paid approximately $1.7 million.

We also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995
Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the acquisitions of the television stations from New Vision and ACME, respectively. All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.
During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.
Nami Media, Inc.
On November 22, 2011, we acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate us to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.
Note 3—Discontinued Operations
WWHO-TV
On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ($0.3 million, net of tax).
WUPW-TV
On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ($11.7 million, net of tax).
The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)

Note 4—Investments
Joint Venture with NBCUniversal
As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.
As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal , and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013 (2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities(1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382

In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0. Subsequent to the reduction of the SVH carrying value to $0, and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.
During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million, respectively, for the amounts that we expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.
_______________________________________________________________________________

(1)
See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.
Note 5—Property and Equipment
Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491
We recorded depreciation expense of $46.9 million, $32.1 million and $26.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.
Note 6—Intangible Assets
The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

	Weighted-Average Remaining Useful Life (in years)	December 31,
		2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583
We recorded amortization expense of $22.8 million , $6.4 million and $1.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.
The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049
There were no events during 2013, 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Broadcast:
Balance as of January 1, 2013 and 2012, respectively	$185,237	$114,882
Acquisitions	—	70,355
Balance as of December 31, 2013 and 2012, respectively	$185,237	$185,237

Digital:
Balance as of January 1, 2013 and 2012, respectively	$7,277	$7,187
Acquisitions/Adjustments	11,014	90
Balance as of December 31, 2013 and 2012, respectively	$18,291	$7,277

Total:
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

Note 7—Debt
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	6,167	5,401
Total debt	946,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$929,328	$879,471
Senior Secured Credit Facility
Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. We and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.
The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th
Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."
Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B
During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million, respectively, of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million, respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4 to 19 years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.
Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. We fully and unconditionally guarantee this loan.
During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. We fully and unconditionally guarantee this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. We fully and unconditionally guarantee this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	2,000	504,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$6,167	$948,721
_______________________________________________________________________________

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	6,167	6,167	5,401	5,401
Total	$932,088	$956,255	$875,346	$910,500
Note 8—Derivative Financial Instruments
We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010, the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.
The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.
As of December 31, 2013, we have no derivative contracts outstanding.
Note 9—Share-Based Compensation
We have several share-based compensation plans, including the 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in LIN LLC's class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.

Options granted under the Stock Plans vest over a four-year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of LIN LLC's class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013. Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.

The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176
We did not capitalize any share-based compensation expense for the years ended December 31, 2013, 2012 and 2011.
We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million, respectively, which will be recognized over a weighted-average future period of approximately 1.3 years and 1.7 years, respectively.
During the year ended December 31, 2013, we received $1.4 million from the exercise of share options and $0.4 million from the purchase of LIN TV's class A common stock pursuant to the employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.
Share Options
The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79
As of December 31, 2013, the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1 years and 5.3 years, respectively. Additionally, as of December 31, 2013, the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million, respectively. The intrinsic value in the table above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013, which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.
The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

Year Ended December 31,
	2013	2012	2011
Expected term(1)	5 to 6 years	5 to 6 years	5 to 6 years
Expected volatility(2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate(3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%
_______________________________________________________________________________

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for LIN LLC class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.
During the years ended December 31, 2013, 2012 and 2011, we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million, $0.1 million and $0.4 million, respectively, as a result of an exchange offer we completed in 2009.
Restricted Share Awards
The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37
The following table provides further information for both our restricted share awards and share option awards (in thousands):

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522
Employee Stock Purchase Plan
As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase shares of LIN TV's class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of LIN TV's class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013, 2012 and 2011, employees purchased 42,734, 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05, $3.55 and $3.38, respectively.
Note 10—Retirement Plans
401(k) Plan
We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million, $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013, 2012 and 2011, respectively.
Supplemental Income Deferral Plan
Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million, $0.5 million and $0.2 million to this plan during the years ended December 31, 2013, 2012 and 2011, respectively.
The SIDP also allows eligible executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.

Retirement Plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").
Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to the plans in 2014.
We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012, each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)
The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384
The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014, we expect to amortize net losses of $1.3 million, which are included in accumulated other comprehensive loss as of December 31, 2013.
The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)
Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)
Our expected future pension benefit payments for the next 10 years are as follows (in thousands):

For Years Ended December 31,	Expected Future Pension Benefit Payments
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%
For the discount rate for the years ended December 31, 2013 and 2012, we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013, 2012 and 2011, our actual rate of return on plan assets was 12.0%, 15.4% and 4.0%.
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%
The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:			—
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:			—
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412
The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.
Note 11—Shareholders' Equity
During the year ended December 31, 2011, LIN TV's Board of Directors approved a stock repurchase program that authorized LIN TV to repurchase up to $25 million of LIN TV's class A common stock over a 12 month period. This program was extended by LIN TV's Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, LIN TV terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012, LIN TV repurchased approximately 3.3 million shares of LIN TV's class A common stock on the open market for an aggregate purchase price of $11.4 million. There were no shares repurchased during the year ended December 31, 2013.
LIN LLC's class B common shares are convertible into an equal number of shares of LIN LLC's class A or class C common shares in various circumstances. During the year ended December 31, 2013, prior to the Merger, 2.5 million shares of LIN TV's class B common stock were converted into shares of class A common stock. During the year ended December 31, 2012, none of LIN TV's class B common stock was converted into class A common stock.

Note 12—Restructuring and Contract Termination Costs
During the year ended December 31, 2013, we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million, respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013, 2012 and 2011, we made cash payments of $4.2 million, $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014.
The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

Note 13—Commitments and Contingencies
Commitments
We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming(1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723
(1)Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013
Rent expense, resulting from operating leases, was $5.8 million, $2.5 million and $1.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Contingencies
GECC Guarantee and the Merger
GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.
On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.
On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
Litigation
We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Note 14—Income Taxes
Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)
The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%
During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.
The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.
The components of the net deferred tax liability are as follows (in thousands):

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775
We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.
As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million, expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in additional paid-in capital when realized.
Unrecognized Tax Benefits.
The Company's uncertain tax positions for the years ended December 31, 2013, 2012, and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million, $26.6 million and $26.4 million, respectively. As of December 31, 2013, 2012 and 2011, there are $0.9 million, $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.
We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013, 2012 and 2011, we did not recognize or accrue any amounts related to interest and penalties.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381
We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.
Note 15—Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246
Note 16—Subsequent Events
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”
Note 17—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—

Note 18—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged (Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

Note 19—Segment Reporting
Effective January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. All revenues are generated in the United States of America. All impacted sections of this filing have been updated to reflect this change in reportable segments.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Net revenues:
Broadcast	$576,510	$512,367	$372,783
Digital	75,853	41,095	27,220
Total net revenues	$652,363	$553,462	$400,003

The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes.

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,257)	(24,268)	(18,514)
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	90,653	171,061	89,104
Other expense:
Interest expense, net	56,627	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,783	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,870	$22,491	$33,656
____________________________________________
(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the Merger. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Operating income (loss):
Broadcast	$142,753	$207,431	$118,399
Digital	(365)	(461)	(815)
Unallocated corporate	(51,735)	(35,909)	(28,480)
Total operating income	$90,653	$171,061	$89,104

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Depreciation and amortization:
Broadcast	$64,887	$35,521	$25,761
Digital	4,046	2,365	1,105
Unallocated corporate	747	627	579
Total depreciation and amortization	$69,680	$38,513	$27,445

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Capital expenditures:
Broadcast	$22,957	$23,342	$18,616
Digital	4,416	2,884	722
Unallocated corporate	2,001	2,004	731
Total capital expenditures	$29,374	$28,230	$20,069

	December 31,	December 31,
	2013	2012
	(in thousands)
Assets:
Broadcast	$1,100,343	$1,136,861
Digital	69,690	29,351
Unallocated corporate	46,917	75,202
Total assets	$1,216,950	$1,241,414

LIN Media LLC

IMPORTANT SPECIAL MEETING INFORMATION

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Special Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR the following proposals:

+

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of March 21, 2014, by and between Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and LIN Media LLC (as it may be amended from time to time, the "merger agreement"), attached as Annex A to the joint proxy statement/prospectus, and to approve the transactions contemplated by the merger agreement, including the merger of Mercury Merger Sub 2, LLC with and into LIN Media LLC, on the terms set forth in the merger agreement (the foregoing being referred to in the joint proxy statement/prospectus as the "LIN merger proposal").	☐	☐	☐
2. To approve, on a non-binding and advisory basis, certain executive compensation matters referred to in the joint proxy statement/prospectus as the "LIN compensation proposal."	☐	☐	☐

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1 U P X +

01VO6C

Special Meeting of
LIN Media LLC Shareholders
August 20, 2014, 9:00 a.m. Local Time
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, NY 10153

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — LIN Media LLC

Notice of Special Meeting of Shareholders

701 Brazos Street, Suite 800
Austin, TX 78701
Proxy Solicited by Board of Directors for Special Meeting – August 20, 2014

John A. Howell IV, Denise M. Parent and Richard J. Schmaeling, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of LIN Media LLC to be held at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, NY 10153 on August 20, 2014 at 9:00 am, local time, or any adjournment(s) or postponement(s) thereof.

Shares represented by this proxy will be voted by the shareholder as directed. If no such directions are indicated, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)